THIS FREE WRITING PROSPECTUS IS NOT REQUIRED TO CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THE SECURITIES OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                            Registration Statement No. 333-12998

                    SUBJECT TO COMPLETION, DATED MAY 5, 2006

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-129918) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.

       FREE WRITING PROSPECTUS TO ACCOMPANY PROSPECTUS DATED MARCH7, 2006

                                 $1,252,327,000
                                  (Approximate)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2
             CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2
                                 issuing entity

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                          sponsor/mortgage loan seller

                                   ----------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund to act as an issuing entity, which we refer to herein as the "issuing entity." The primary assets of that issuing entity will consist of 193 commercial and multifamily mortgage loans, with the characteristics described in this prospectus supplement. The issuing entity will issue 26 classes of certificates, six (6) of which are being offered by this prospectus supplement, as listed below. The issuing entity will pay interest and/or principal monthly, commencing in June 2006. The offered certificates represent obligations of the issuing entity only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of % of the total initial principal balance of the offered certificates plus accrued interest from May1, 2006. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     Investing in the offered certificates involves risks. See "Risk Factors" beginning on page S32 of this prospectus supplement.

                     APPROXIMATE TOTAL
                     INITIAL PRINCIPAL        INITIAL PASS-      ASSUMED FINAL         RATED FINAL     EXPECTED RATINGS
OFFERED CLASSES          BALANCE              THROUGH RATE     DISTRIBUTION DATE    DISTRIBUTION DATE     (MOODYS/S&P)
---------------      -----------------        -------------    -----------------    -----------------  ----------------
Class A1 ..........    $ 58,000,000                      %         March 2011           March 2039         Aaa/AAA
Class A2 ..........    $ 66,000,000                      %          July 2015           March 2039         Aaa/AAA
Class A3 ..........    $364,878,000                      %        February 2016         March 2039         Aaa/AAA
Class A1A .........    $518,741,000                      %        February 2016         March 2039         Aaa/AAA
Class AM ..........    $143,946,000                      %         March 2016           March 2039         Aaa/AAA
Class AJ ..........    $100,762,000                      %         March 2016           March 2039         Aaa/AAA

     Delivery of the offered certificates, in book-entry form only, will be made on or about May, 2006.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse Securities (USA) LLC will act as underwriter with respect to this offering. Credit Suisse Securities (USA) LLC will be the lead manager and the sole book running manager. Not every underwriter will be obligated to purchase offered certificates from us.

CREDIT SUISSE

                              RBS GREENWICH CAPITAL

                                                             WACHOVIA SECURITIES

           The date of this prospectus supplement is May    , 2006.

[CREDIT SUISSE FIRST BOSTON LOGO]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C2

[MAP OMITTED]

WASHINGTON                      NORTH CAROLINA
5 PROPERTIES                    19 PROPERTIES
2.0% OF TOTAL                   11.2% OF TOTAL

OREGON                          VIRGINIA
4 PROPERTIES                    6 PROPERTIES
1.4% OF TOTAL                   3.1% OF TOTAL

COLORADO                        DISTRICT OF COLUMBIA
3 PROPERTIES                    1 PROPERTY
0.9% OF TOTAL                   1.7% OF TOTAL

CALIFORNIA                      MARYLAND
32 PROPERTIES                   2 PROPERTIES
12.3% OF TOTAL                  0.9% OF TOTAL

NORTHERN CALIFORNIA             DELAWARE
4 PROPERTIES                    1 PROPERTY
1.2% OF TOTAL                   0.2% OF TOTAL

SOUTHERN CALIFORNIA             NEW JERSEY
28 PROPERTIES                   3 PROPERTIES
11.1% OF TOTAL                  2.6% OF TOTAL

NEVEDA                          PENNSYLVANIA
3 PROPERTIES                    2 PROPERTIES
0.9% OF TOTAL                   3.1% OF TOTAL

ARIZONA                         CONNECTICUT
5 PROPERTIES                    2 PROPERTIES
2.0% OF TOTAL                   0.4% OF TOTAL

HAWAII                          MASSACHUSETTS
2 PROPERTIES                    2 PROPERTIES
2.5% OF TOTAL                   1.0% OF TOTAL

TEXAS                           MAINE
25 PROPERTIES                   1 PROPERTY
15.4% OF TOTAL                  0.1% OF TOTAL

OKLAHOMA                        NEW YORK
2 PROPERTIES                    2 PROPERTIES
0.4% OF TOTAL                   5.6% OF TOTAL

ARKANSAS                        OHIO
1 PROPERTY                      13 PROPERTIES
0.2% OF TOTAL                   2.4% OF TOTAL

LOUISIANA                       MICHIGAN
4 PROPERTIES                    5 PROPERTIES
1.8% OF TOTAL                   1.4% OF TOTAL

MISSISSIPPI                     INDIANA
1 PROPERTY                      5 PROPERTIES
0.4% OF TOTAL                   1.5% OF TOTAL

ALABAMA                         ILLINOIS
5 PROPERTIES                    9 PROPERTIES
1.3% OF TOTAL                   2.8% OF TOTAL

FLORIDA                         MINNESOTA
16 PROPERTIES                   2 PROPERTIES
7.8% OF TOTAL                   0.4% OF TOTAL

GEORGIA                         IOWA
13 PROPERTIES                   4 PROPERTIES
7.0% OF TOTAL                   1.0% OF TOTAL

TENNESSEE                       IDAHO
3 PROPERTIES                    1 PROPERTY
1.4% OF TOTAL                   0.1% OF TOTAL

SOUTH CAROLINA
7 PROPERTIES
2.5% OF TOTAL

KENTUCKY
2 PROPERTIES
0.6% OF TOTAL

[CHART]

Self Storage     0.8%
Industrial       4.3%
Hotel            5.0%
Office          10.9%
Multifamily     36.8%
Retail          38.8%
Mixed Use        3.5%

[GRAPHIC OMITTED]

7.   ANDOVER HOUSE APARTMENTS
     WASHINGTON, DC

[GRAPHIC OMITTED]

24.  330 PHYSICIAN CENTER
     ROME, GA

[GRAPHIC OMITTED]

44.  TOWN PLACE SQUARE
     RANCHO CUCAMONGA, CA

[GRAPHIC OMITTED]

21.  PELICAN POINTE APARTMENTS
     SLIDELL, LA

[GRAPHIC OMITTED]

2B.  FORTUNOFF DEPARTMENT STORE NEW JERSEY
     WOODBRIDGE, NJ

[GRAPHIC OMITTED]

17.  LEGACY AT ABBINGTON PLACE APARTMENTS
     JACKSONVILLE, NC

[GRAPHIC OMITTED]

4.   GETTYSBURG VILLAGE
     GETTYSBURG, PA

[GRAPHIC OMITTED]

50.  HILTON GARDEN INN HILTON HEAD
     HILTON HEAD, SC

[GRAPHIC OMITTED]

25.  PACK SQUARE PORTFOLIO
     ASHEVILLE, NC

[GRAPHIC OMITTED]

46.  MAIN PLACE
     BELLEVUE, WA

[GRAPHIC OMITTED]

8.   PARC AT DULUTH
     DULUTH, GA

[GRAPHIC OMITTED]

19.  GLENGARY SHOPPES
     SARASOTA, FL

[GRAPHIC OMITTED]

1G.  FOXBORO
     HOUSTON, TX

[GRAPHIC OMITTED]

12.  WINERY ESTATES MARKETPLACE
     RANCHO CUCAMONGA, CA

                                   ----------

                               TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT
  AND THE ACCOMPANYING PROSPECTUS ...........................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM ...................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT ............................................S-6
RISK FACTORS ...............................................................S-32
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT .......................S-53
FORWARD-LOOKING STATEMENTS .................................................S-53
AFFILIATIONS ...............................................................S-53
DESCRIPTION OF THE ISSUING ENTITY ..........................................S-53
DESCRIPTION OF THE DEPOSITOR ...............................................S-55
DESCRIPTION OF THE SPONSOR .................................................S-55
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS ...............................S-56
DESCRIPTION OF THE OFFERED CERTIFICATES ...................................S-111
YIELD AND MATURITY CONSIDERATIONS .........................................S-137
THE SERIES 2006-C2 POOLING AND SERVICING
  AGREEMENT ...............................................................S-142
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
  FOR MORTGAGED PROPERTIES LOCATED IN
  TEXAS, CALIFORNIA AND NORTH CAROLINA ....................................S-172
FEDERAL INCOME TAX CONSEQUENCES ...........................................S-173
ERISA CONSIDERATIONS ......................................................S-176
LEGAL INVESTMENT ..........................................................S-179
LEGAL MATTERS .............................................................S-179
RATING ....................................................................S-179
GLOSSARY ..................................................................S-181

                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A1  --    CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE
                  RELATED MORTGAGED REAL PROPERTIES

EXHIBIT A2  --    MORTGAGE POOL INFORMATION

EXHIBIT B   --    FORM OF TRUSTEE REPORT

EXHIBIT C   --    DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D   --    SCHEDULE OF REFERENCE RATES

EXHIBIT E   --    GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION
  PRESENTED IN THIS PROSPECTUS ................................................3
AVAILABLE INFORMATION; INCORPORATION BY
  REFERENCE ...................................................................3
SUMMARY OF PROSPECTUS .........................................................4
RISK FACTORS .................................................................12
CAPITALIZED TERMS USED IN THIS PROSPECTUS ....................................31
CREDIT SUISSE FIRST BOSTON MORTGAGE
  SECURITIES CORP. ...........................................................31
THE SPONSOR ..................................................................32
USE OF PROCEEDS ..............................................................32
DESCRIPTION OF THE TRUST FUND ................................................33
YIELD AND MATURITY CONSIDERATIONS ............................................54
DESCRIPTION OF THE CERTIFICATES ..............................................59
DESCRIPTION OF THE GOVERNING DOCUMENTS .......................................70
DESCRIPTION OF CREDIT SUPPORT ................................................79
LEGAL ASPECTS OF MORTGAGE LOANS ..............................................81
FEDERAL INCOME TAX CONSEQUENCES ..............................................91
STATE AND OTHER TAX CONSEQUENCES ............................................124
ERISA CONSIDERATIONS ........................................................124
LEGAL INVESTMENT ............................................................126
PLAN OF DISTRIBUTION ........................................................128
LEGAL MATTERS ................................................................12
FINANCIAL INFORMATION .......................................................129
RATING ......................................................................129
GLOSSARY ....................................................................131

                                   ----------

     The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

     A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     - this prospectus supplement, which describes the specific terms of the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement (file no. 333-129918) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facility maintained by the SEC at its public reference room, 450Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the SECs internet web site (http://www.sec.gov).

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdoms Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A)if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i)are outside the United Kingdom, or (ii)have professional experience in matters relating to investments, or (iii)are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B)if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i)are outside the United Kingdom, or (ii)have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within

Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and, together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of Certificates to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Certificates to the public in that Relevant Member State:

     (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EURO 43,000,000 and (3) an annual net turnover of more than EURO 50,000,000, as shown in its last annual or consolidated accounts; or

     (d) at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     UNITED KINGDOM

     Each Underwriter has represented and agreed, and each further Underwriter appointed under the Programme will be required to represent and agree, that:

     - it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

     - it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-C2 Commercial Mortgage Pass-Through Certificates. The series 2006-C2 certificates will consist of 26 classes. The table below identifies and specifies various characteristics for 22 of those classes.

                                         APPROXIMATE %
                                           OF TOTAL
                                            INITIAL                                               ASSUMED                 ASSUMED
           EXPECTED     INITIAL TOTAL     CERTIFICATE                 PASS-THROUGH   INITIAL      WEIGHTED    ASSUMED      FINAL
           RATINGS    PRINCIPAL BALANCE    PRINCIPAL    APPROXIMATE       RATE     PASS-THROUGH AVERAGE LIFE PRINCIPAL  DISTRIBUTION
 CLASS  (MOODY'S/S&P) OR NOTIONAL AMOUNT    BALANCE    CREDIT SUPPORT  DESCRIPTION     RATE       (YEARS)      WINDOW      DATE
------- ------------- ------------------ ------------- -------------- ------------ ------------ ------------ --------- -------------
  A-1      Aaa/AAA    $       58,000,000     4.03%         30.00%                          %        3.2      6/06-3/11  March 2011
  A-2      Aaa/AAA    $       66,000,000     4.59%         30.00%                          %        7.0      3/11-7/15   July 2015
  A-3      Aaa/AAA    $      364,878,000    25.35%         30.00%                          %        9.6      7/15-2/16 February 2016
 A-1-A     Aaa/AAA    $      518,741,000    36.04%         30.00%                          %        9.1      6/06-2/16 February 2016
  A-M      Aaa/AAA    $      143,946,000    10.00%         20.00%                          %        9.8      2/16-3/16  March 2016
  A-J      Aaa/AAA    $      100,762,000     7.00%         13.00%                          %        9.8      3/16-3/16  March 2016
   B        Aa2/AA    $       30,588,000     2.12%         10.88%                          %        N/A         N/A         N/A
   C       Aa3/AA-    $       12,595,000     0.87%         10.00%                          %        N/A         N/A         N/A
   D         A2/A     $       23,391,000     1.62%          8.38%                          %        N/A         N/A         N/A
   E        A3/A-     $       17,994,000     1.25%          7.13%                          %        N/A         N/A         N/A
   F      Baa1/BBB+   $       16,193,000     1.12%          6.00%                          %        N/A         N/A         N/A
   G       Baa2/BBB   $       19,793,000     1.38%          4.63%                          %        N/A         N/A         N/A
   H      Baa3/BBB-   $       16,194,000     1.13%          3.50%                          %        N/A         N/A         N/A
   J       Ba1/BB+    $        5,398,000     0.38%          3.13%                          %        N/A         N/A         N/A
   K        Ba2/BB    $        5,398,000     0.38%          2.75%                          %        N/A         N/A         N/A
   L       Ba3/BB-    $        5,398,000     0.38%          2.38%                          %        N/A         N/A         N/A
   M        B1/B+     $        1,799,000     0.12%          2.25%                          %        N/A         N/A         N/A
   N         B2/B     $        7,197,000     0.50%          1.75%                          %        N/A         N/A         N/A
   O        B3/B-     $        5,398,000     0.38%          1.38%                          %        N/A         N/A         N/A
   P        NR/NR     $       19,793,352     1.38%          0.00%                          %        N/A         N/A         N/A
  A-X      Aaa/AAA    $    1,439,456,352      N/A            N/A       Variable IO         %        N/A         N/A         N/A
  A-SP     Aaa/AAA    $                       N/A            N/A       Variable IO         %        N/A         N/A         N/A

     In reviewing the foregoing table, please note that:

     - Only the class A-1, A-2, A-3, A-1-A, A-M and A-J certificates are offered by this prospectus supplement.

     - The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. "NR" means not rated.

     - Subject to the discussion under "Rating" in this prospectus supplement, the ratings on the offered certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. The rated final distribution date for each class of offered certificates is the distribution date in March 2039.

     - All of the classes in the table shown on page S-6, except the A-X and A-SP classes, will have principal balances. All of the classes shown in that table will bear interest. The series 2006-C2 certificates with principal balances constitute the series 2006-C2 principal balance certificates.

     - For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
          N, O and P certificates.

     - For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is calculated as set forth under "Description of the Offered Certificates--General" in this prospectus supplement.

     - The total initial principal balance or notional amount of any class shown in the table on page S-6 may be larger or smaller depending on, among other things, the actual initial mortgage pool balance. The initial mortgage pool balance may be 5% more or less than the amount shown in this prospectus supplement.

     - Each class identified in the table on page S-6 as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in that table.

     - Each class identified in the table on page S-6 as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - Each class identified in the table on page S-6 as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in that table, and

          (b) a weighted average coupon derived from net interest rates on the underlying mortgage loans.

     - The pass-through rate for the class A-SP certificates, for each interest accrual period through and including the interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2006-C2 principal balance certificates.

     - The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C2 principal balance certificates. See "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

     - The references to "net interest rates on the underlying mortgage loans" in the preceding bullets mean, as to any particular underlying mortgage loan, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of the annual rates at which the related master servicing fee, including the primary servicing fee, and the trustee fee are calculated; PROVIDED that, if the subject mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing rate for that mortgage loan will be converted to an annual rate that would produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.

     -    The initial pass-through rates shown in the table on page S-6 for the
          class   ,   ,   ,   , and certificates are approximate.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. any of the underlying mortgage loans with an anticipated repayment date will be repaid in full on that date,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the offered certificates and the payment of each dollar of principal on that class.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed principal window is the period during which holders of that class would receive distributions of principal.

     - As to any given class of offered certificates shown in the table on page S-6, the assumed final distribution date is the distribution date on which the last distribution of principal and interest is assumed to be made on that class.

     - The class R, LR, V-1 and V-2 certificates are not represented in the table on page S-6. They do not have principal balances (other than the class V-2 certificates, which has an initial principal balance of $100), notional amounts or pass-through rates.

     The document that will govern the issuance of the series 2006-C2 certificates, the creation of the related issuing entity and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of May 1, 2006, between us, as depositor, and a trustee, a master servicer and a special servicer.

     The series 2006-C2 certificates will evidence the entire beneficial ownership of the issuing entity that we intend to establish. The primary assets of that issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the issuing entity, from one mortgage loan seller.

     As of their respective due dates in May 2006, which we refer to herein as the "cut-off date," the mortgage loans that we intend to include in the issuing entity will have the general characteristics discussed under the heading "--The Underlying Mortgage Loans" below.

     For purposes of calculating distributions on the respective classes of the series 2006-C2 certificates, the underlying mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 141 mortgage loans, with an initial loan group no. 1 balance of $920,715,272 representing approximately 64.0% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of 52 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $518,741,081, representing approximately 36.0% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                            RELEVANT PARTIES/ENTITIES

ISSUING ENTITY......................... Credit Suisse Commercial Mortgage Trust 2006-C2, a New York
                                        common law trust, will issue the series 2006-C2 certificates. The primary assets of the issuing entity will be the mortgage loans that we are acquiring from the mortgage loan seller.

DEPOSITOR.............................. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation and an affiliate of the mortgage loan seller and one of the underwriters, will create the issuing entity and transfer the subject mortgage loans to it. Our principal executive office is located at Eleven Madison Avenue, New York, New York 10010. All references to
                                        "we," "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse First Boston Mortgage Securities Corp. See "Credit Suisse
                                        First Boston Mortgage Securities Corp." in the accompanying prospectus.

SPONSOR................................ Column Financial, Inc. a Delaware corporation, and an affiliate of the depositor will act as the sponsor and mortgage loan seller with respect to the issuing entity. It is also an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters. Column
                                        Financial, Inc. maintains an office at 3414 Peachtree Road, N.E., Suite 1140, Atlanta,
                                        Georgia 30326. See "The Sponsor" in the accompanying prospectus.

                                        See "Description of the Sponsor" and "Description of the Sponsor--The Mortgage Loan
                                        Seller" in this prospectus supplement.

MASTER SERVICER........................ Wachovia Bank, National Association, a national banking association, and an affiliate of one of the underwriters will act as master servicer with respect to the mortgage pool.
                                        The principal servicing offices of Wachovia Bank, National Association are located at NC
                                        1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. See "The Series 2006-C2
                                        Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER....................... If and when necessary, ARCap Servicing, Inc., a Delaware corporation and an affiliate of
                                        ARCap CMBS Fund II REIT, Inc., will act as special servicer with respect to the mortgage pool. Its servicing offices are located at 5221 N. O'Connor Blvd., Suite 600, Irving, TX
                                        75039. See "The Series 2006-C2 Pooling and Servicing Agreement--The Special Servicer" in
                                        this prospectus supplement.

                                        The special servicer will, in general, be responsible for servicing and administering:

                                        -    underlying mortgage loans that, in general, are in default or as to which default is reasonably foreseeable; and

                                        -    any real estate acquired by the issuing entity upon foreclosure of a defaulted underlying mortgage loan.

                                        The special servicer and its affiliates will be permitted to purchase series 2006-C2 certificates.

                                        The holders of a majority interest in the series 2006-C2 controlling class can replace the special servicer, with or without cause, in respect of the entire mortgage pool. In certain circumstances, the holder of the junior loan related to the Andover House
                                        Apartments Mortgage Loan will be entitled to replace the special servicer with respect to such loan.

                                        As consideration for servicing each underlying mortgage loan that is being specially serviced and each underlying mortgage loan as to which the corresponding mortgaged real property has become foreclosed upon, the special servicer will receive a special servicing fee that will accrue at a rate of 0.35% per annum on the stated principal balance of the underlying mortgage loan. Such fee is calculated on the same basis as interest on the underlying mortgage loan and will generally be payable to the special servicer monthly from collections on the mortgage loans. Additionally, the special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been returned to performing status. The work-out fee will be payable out of, and will generally be calculated by application of a work-out fee rate of 1.0% (except that such rate shall be
                                        0.75% with respect to the Andover House Apartments Mortgage Loan) to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower or which is repurchased by the mortgage loan seller upon the breach of a representation or warranty of such seller after the applicable cure period
                                        (and any applicable extension thereof). As to each specially serviced mortgage loan and
                                        REO property in the issuing entity, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (except that such rate shall be 0.75% with respect to the Andover House Apartments Mortgage Loan) to, the related payment or proceeds, exclusive of liquidation expenses.

                                        See "The Series 2006-C2 Pooling and Servicing Agreement--The Special Servicer" in this prospectus supplement.

TRUSTEE................................ Wells Fargo Bank, N.A., a national banking association, will act as trustee on behalf of the series 2006-C2 certificateholders. It maintains an office at 9062 Old Annapolis
                                        Road, Columbia, Maryland 21045-1951. As consideration for acting as trustee, Wells Fargo
                                        Bank, N.A. will receive a trustee fee of 0.0017% per annum on the stated principal balance of each underlying mortgage loan. See "The Series 2006-C2 Pooling and Servicing
                                        Agreement--The Trustee" in this prospectus supplement.

PARTIES................................ The following diagram illustrates the various parties involved in the transaction and their functions.

                                        ---------------------------------------
                                        |                                     |
                                        |         Column Financial Inc.       |
                                        |  (Originator, Mortgage Loan Seller  |
                                        |            and Sponsor)             |
                                        |                                     |
                                        ---------------------------------------
                                                           |
                                                           | Mortgage Loans
                                                           |                               -------------------------
                                                          \|/                              |                       |
                                        ---------------------------------------            |                       |
                                        |                                     |            |     Wachovia Bank,    |
                                        | Credit Suisse First Boston Mortgage |            |  National Association |
                                        |            Securities Corp.         |           /|    (Master Servicer)  |
                                        |              (Depositor)            |          / |                       |
                                        |                                     |         /  |                       |
                                        ---------------------------------------        /   -------------------------
                                                           |                          /
                                                           | Mortgage Loans          /
                                                           |                        /
                                                          \|/                      /
                                        ---------------------------------------   /        -------------------------
                                        |                                     |  /         |                       |
                                        | Credit Suisse Commercial Mortgage   | /          |                       |
                                        |         Trust Series 2006-C2        |/           |                       |
                                        |           (Issuing Entity)          |------------| ARCap Servicing, Inc. |
                                        |                                     |\           |  (Special Servicer)   |
                                        --------------------------------------- \          |                       |
                                                                                 \         |                       |
                                                                                  \        -------------------------
                                                                                   \
                                                                                    \
                                                                                     \
                                                                                      \
                                                                                       \   ---------------------------
                                                                                        \  |                         |
                                                                                         \ |                         |
                                                                                          \|  Wells Fargo Bank, N.A. |
                                                                                           |        (Trustee)        |
                                                                                           |                         |
                                                                                           |                         |
                                                                                           --------------------------

CONTROLLING CLASS OF SERIES 2006-C2
CERTIFICATEHOLDERS..................... At any time of determination, the controlling class of series 2006-C2 certificateholders will be the holders of the most subordinate class of series 2006-C2 certificates, exclusive of the A-X, A-SP, R, LR, V-1 and V-2 classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class.
                                        However, if no class of series 2006-C2 certificates, exclusive of the A-X, A-SP, R, LR,
                                        V-1 and V-2 classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2006-C2 certificateholders will be the holders of the most subordinate class of series 2006-C2 certificates, exclusive of the A-X, A-SP, R, LR, V-1 and V-2 classes, that has a total principal balance greater than zero. For purposes of determining and exercising the rights of the controlling class of series 2006-C2 certificateholders, the class A-1,
                                        A-2, A-3 and A-1-A certificateholders will be considered a single class. See "The Series
                                        2006-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2006-C2
                                        Controlling Class and Series 2006-C2 Directing Certificateholder" in this prospectus supplement.

SERIES 2006-C2 DIRECTING
CERTIFICATEHOLDER...................... The series 2006-C2 directing certificateholder will, in general, be a certificateholder or its designee (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C2 controlling class selected by holders (or beneficial owners) of series 2006-C2 certificates representing a majority interest in the series
                                        2006-C2 controlling class. It is anticipated that ARCap CMBS Fund II REIT, Inc. will serve as the initial series 2006-C2 directing certificateholder.

                                        As and to the extent described under "The Series 2006-C2 Pooling and Servicing
                                        Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement, the series 2006-C2 directing certificateholder may direct the special servicer with respect to various servicing matters involving each of the underlying mortgage loans.

UNDERWRITERS........................... Credit Suisse Securities (USA) LLC, Wachovia Capital Markets, LLC and Greenwich Capital
                                        Markets, Inc. are the underwriters with respect to this offering. Wachovia Capital
                                        Markets, LLC is an affiliate of Wachovia Bank, National Association, the master servicer. Credit Suisse Securities (USA) LLC will be lead and bookrunning manager.
                                        Credit Suisse Securities (USA) LLC is an affiliate of us and Column Financial, Inc., the sponsor.

                                                  SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE........................... The underlying mortgage loans will be considered part of the issuing entity as of their respective due dates in May 2006. All payments and collections received on each of the underlying mortgage loans after its due date in May 2006, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity. The respective due dates for the underlying mortgage loans in May 2006 are individually and collectively considered the cut-off date for the issuing entity.

ISSUE DATE............................. The date of initial issuance for the series 2006-C2 certificates will be on or about
                                        May       , 2006.

DUE DATES.............................. Subject, in some cases, to a next business day convention, monthly installments of principal and/or interest will be due on the underlying mortgage loans will be the 11th calendar day of each month.

DETERMINATION DATE..................... The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2006-C2 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with June 2006, or, if the 11th calendar day of any such month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE...................... Distributions of principal and/or interest on the series 2006-C2 certificates are scheduled to occur monthly, commencing in June 2006. During any given month, the distribution date will be the fourth business day following the determination date in that month.

RECORD DATE............................ The record date for each monthly distribution on a series 2006-C2 certificate will be the last business day of the prior calendar month. The registered holders of the series
                                        2006-C2 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date, except that the final distribution of principal and/or interest on any offered certificate will be made only upon presentation and surrender of that certificate at a designated location.

COLLECTION PERIOD...................... Amounts available for distribution on the series 2006-C2 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                        -    will relate to a particular distribution date,

                                        -    will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                                        -    will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD................ The amount of interest payable with respect to the interest-bearing classes of the series 2006-C2 certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATE........ For each class of certificates, the date set forth on the cover page.

RATED FINAL DISTRIBUTION DATE.......... The distribution date occurring in March 2039.

                                                    THE OFFERED CERTIFICATES

GENERAL................................ The series 2006-C2 certificates offered by this prospectus supplement are the class A-1,
                                        A-2, A-3, A-1-A, A-M and A-J certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page
                                        S-6 or otherwise described under "--Transaction Overview" above. There are no other securities offered by this prospectus supplement.

                                                         COLLECTIONS

GENERAL................................ The master servicer, the primary servicer, if any, or the special servicer, as applicable, will make reasonable efforts in accordance with the applicable servicing standards to collect all payments due under the terms and provisions of the underlying mortgage loans. Such payments will be deposited in the related master servicer's collection account within two (2) business days of receipt.

                                                          DISTRIBUTIONS

A. GENERAL                              Funds collected or advanced on the underlying mortgage loans will be distributed on each corresponding distribution date, net of specified issuing entity expenses including servicing fees, trustee fees and related compensation.

B. SUBORDINATION                        The chart below under "--C. Priority of Distributions" describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any underlying mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest (over the amount of interest that would have accrued if the interest rate did not increase) in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

C. PRIORITY OF DISTRIBUTIONS........... The following chart illustrates generally the distribution priorities and the subordination features applicable to the following classes of series 2006-C2 certificateholders:

                                                  |                           -------------------------------- /|\
                                                  |                           |                              |  |
                                                  |                           |    Class A-1, Class A-2,     |  |
                                                  |                           |   Class A-3, Class A-1-A,    |  |
                                                  |                           |  Class A-X and Class A-SP    |  |
                                                  |                           |                              |  |
                                                  |                           |------------------------------|  |
                                                  |                           |                              |  |
                                                  |                           |          Class A-M           |  |
                                                  |   Accrued certificate     |                              |  |
                                                  | interest, then principal  |------------------------------|  | Losses
                                                  |                           |                              |  |
                                                  |                           |          Class A-J           |  |
                                                  |                           |                              |  |
                                                  |                           |------------------------------|  |
                                                  |                           |                              |  |
                                                  |                           |    Non-Offered Certificates  |  |
                                                  |                           |     (other than Class A-X    |  |
                                                  |                           |        and Class A-SP)       |  |
                                                  |                           |                              |  |
                                                 \|/                          |------------------------------|  |

                                        No other form of credit enhancement will be available to you as a holder of offered certificates.

                                        Allocation of interest distributions among the class A-1, A-2, A-3, A-1-A, A-X and A-SP certificates are to be made concurrently:

                                        -    in the case of the A-1, A-2 and A-3 classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes of certificates, from available funds attributable to loan group no. 1;

                                        -    in the case of the A-1-A class, from available funds attributable to loan group no.
                                             2; and

                                        -    in the case of the A-X and A-SP classes, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to loan group no. 1 and/or loan group no. 2;

                                        PROVIDED that, if the foregoing would result in a shortfall in the interest distributions on any of the A-1, A-2, A-3, A-1-A, A-X and/or A-SP classes, then distributions of interest will be made on those classes of series 2006-C2 certificates, on a PRO RATA basis in accordance with the respective interest entitlements evidenced by those classes, from available funds attributable to the entire mortgage pool.

                                        Allocation of principal distributions among the A-1, A-2, A-3 and A-1-A classes is described under "--Distributions--E. Principal Distributions" below. The class A-X,
                                        A-SP, R, LR and V-1 certificates do not have principal balances and do not entitle holders to distributions of principal. The class V-2 certificates have an initial principal balance of $100, which will be distributed to the holders of such certificates on the first distribution date.

                                        See "Description of the Offered Certificates--Distributions--Priority of Distributions"
                                        in this prospectus supplement.

D. INTEREST DISTRIBUTIONS.............. Each class of series 2006-C2 certificates, other than the class R, class LR, class V-1 and class V-2 certificates, will bear interest. With respect to each interest-bearing class of series 2006-C2 certificates, that interest will accrue during each interest accrual period based upon:

                                        -    the pass-through rate with respect to that class for that interest accrual period;

                                        -    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                        -    the assumption that each year consists of twelve 30-day months.

                                        However, the class A-SP certificates will not accrue interest beyond the interest accrual period.

                                        A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of a full month's interest on the prepayment. These shortfalls (to the extent not covered by the master servicer as described under "The Series 2006-C2 Pooling and
                                        Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement) will be allocated, as described under "Description of the Offered
                                        Certificates--Distributions--Interest Distributions," to reduce the amount of accrued interest otherwise payable to the holders of one or more of the interest-bearing classes of series 2006-C2 certificates, including the offered certificates.

                                        On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                        See "Description of the Offered Certificates--Distributions--Interest Distributions" and
                                        "--Distributions--Priority of Distributions" in this prospectus supplement.

E. PRINCIPAL DISTRIBUTIONS............. Subject to--

                                        -    available funds,

                                        -    the distribution priorities described under "C. Priority of Distributions" above,
                                             and

                                        -    the reductions to principal balances described under "--Reductions of Certificate
                                             Principal Balances in Connection with Losses and Expenses" below,

                                        the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                        The total distributions of principal to be made on the series 2006-C2 certificates on any distribution date will, in general, be a function of--

                                             -    the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer and/or the trustee, as applicable, and

                                             -    the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                        However, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C2 certificates prior to being deemed reimbursed out of payments and other collections of interest otherwise distributable on the series 2006-C2 certificates.

                                        Additionally, in the event that any advance (including any interest accrued thereon)
                                        with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance
                                        (even though that advance is not deemed nonrecoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances and/or servicing advances as described in the prior paragraph (thereby reducing the amount of principal otherwise distributable on the series 2006-C2 certificates on the related distribution date). Notwithstanding the preceding sentence, if any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related underlying mortgage loan, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest. See "Description of the Offered
                                        Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

                                        The trustee must make principal distributions in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group
                                        no. 2, such that:

                                        -    no principal distributions will be made to the holders of any of the class B, C, D,
                                             E, F, G, H, J, K, L, M, N, O or P certificates until the total principal balance of the offered certificates is reduced to zero;

                                        -    no principal distributions will be made to the holders of the class A-M or class
                                             A-J certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                        -    except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 1 will be made to the holders of the class
                                             A-1-A certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                                        -    except as described in the paragraph following these bullets, no distributions of principal with respect to loan group no. 2 will be made

                                             to the holders of the class A-1, A-2 and/or A-3 certificates until the total principal balance of the class A-1-A certificates is reduced to zero;

                                        -    except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero; and

                                        -    except as described in the paragraph following these bullets, no distributions of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                        Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated issuing entity expenses, the total principal balance of the class A-M,
                                        A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates could be reduced to zero at a time when any two or more of the A-1, A-2, A-3 and A-1-A classes remain outstanding. Under those circumstances, any principal distributions on the A-1, A-2, A-3 and A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of the respective then outstanding total principal balances of those classes.

                                        The total distributions of principal to be made on the series 2006-C2 certificates on any distribution date will, in general, be a function of--

                                        -    the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                        -    the amount of any prepayments, including in the form of accelerated amortization on any underlying mortgage loan that remains outstanding past any applicable anticipated repayment date, and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                        The class A-X, A-SP, R, LR and V-1 certificates do not have principal balances. They do not entitle holders to any distributions of principal. The class V-2 certificates have an initial principal balance of $100, which will be distributed to the holders of such certificates on the first distribution date.

                                        See "Description of the Offered Certificates--Distributions--Principal Distributions"
                                        and "--Distributions--Priority of Distributions" in this prospectus supplement.

F. DISTRIBUTIONS OF YIELD MAINTENANCE
   CHARGES............................. Any yield maintenance charge (other than certain amounts collected on the Parc at Duluth mortgage loan in connection with a prepayment of such loan through the application of the unused portion of the related earnout reserve) collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under
                                        "Description of the Offered Certificates--Distributions--Distributions of Yield
                                        Maintenance Charges" in this prospectus supplement, as additional interest to the holders of the class A-X and/or A-SP certificates and/or as additional interest to any holders of class A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G or H certificates that are then entitled to receive principal distributions. Certain amounts collected on the
                                        Parc at Duluth mortgage loan in connection with a prepayment of such loan through the application of the unused portion of the related earnout reserve will be paid to the holders of the class V-2 certificates, as described herein under "Description of the
                                        Offered Certificates--Distributions of Yield Maintenance Charges."

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES.................... As and to the extent described under "Description of the Offered
                                        Certificates--Reductions of Certificate Principal Balances in Connection with Realized
                                        Losses and Additional Issuing Entity Expenses" in this prospectus supplement, losses on, and default-related or other unanticipated issuing entity expenses attributable to the underlying mortgage loans will, in general, be allocated to reduce the principal balances of the following classes of the series 2006-C2 principal balance certificates, sequentially, in the following order:

                                                     REDUCTION ORDER                                 CLASS
                                        ----------------------------------------   ------------------------------------------
                                                           1st                              Non-offered certificates
                                                           2nd                                        A-J
                                                           3rd                                        A-M
                                                           4th                              A-1, A-2, A-3 and A-1-A

                                        Any reduction of the principal balances as a result of losses of the A-1, A-2, A-3 and
                                        A-1-A classes will be made on a PRO RATA basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                        See "Description of the Offered Certificates--Reductions of Certificate Principal
                                        Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in
                                        this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS.................. Except as described below in this "--Advances of Delinquent Monthly Debt Service
                                        Payments" section, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than certain payments (including balloon payments), of principal and/or interest due on those underlying mortgage loans for which it is acting as master servicer. The master servicer will be required to make advances of assumed monthly payments for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer is required but fails to make. As described under "Description of the Offered
                                        Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                        Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or work-out fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be ultimately recoverable from proceeds of the related underlying mortgage loan. In addition, the trustee may conclusively rely on any determination of nonrecoverability made by the master servicer or the special servicer, and the master servicer will conclusively rely on any determination of nonrecoverability made by the special servicer.

                                        In addition, if any of the adverse events or circumstances that we refer to under "The
                                        Series 2006-C2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in some cases involving mortgage loans with principal balances of
                                        $2,000,000 or less, conduct an internal valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                        -    the principal balance of, and other delinquent amounts (which may include unpaid servicing fees, unreimbursed servicing advances and interest on advances) due under or with respect to, the subject mortgage loan, exceed

                                        -    an amount equal to--

                                             1.   90% of the new appraised/estimated value of that real property, minus

                                             2.   any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                             3.   the amount of related escrow payments, reserve funds and letters of credit which are posted as additional security for payments due on the subject mortgage loan,

                                        then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will generally be in the same proportion that (a) the excess, sometimes referred to in this prospectus supplement as an appraisal reduction amount, bears to (b) the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2006-C2 certificates outstanding.

                                        See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
                                        Service Payments" and "The Series 2006-C2 Pooling and Servicing Agreement--Required
                                        Appraisals" in this prospectus supplement. See also "Description of the
                                        Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.......... On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of
                                        Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2006-C2 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties. The trustee will also make available to the registered holders of the offered certificates, via its website initially located at "www.ctslink.com," any report at our request.

                                        You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties securing those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                        See "Description of the Offered Certificates--Reports to Certificateholders; Available
                                        Information" in this prospectus supplement.

SALE OF DEFAULTED LOANS................ If any mortgage loan in the issuing entity becomes delinquent as to any balloon payment or becomes 60 days delinquent as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non-monetary event of default, then the series 2006-C2 directing certificateholder or the special servicer may, at its option, purchase that underlying mortgage loan from the issuing entity at the price and on the terms described under "The Series 2006-C2 Pooling and Servicing Agreement--Realization Upon Mortgage
                                        Loans" in this prospectus supplement.

REPURCHASE OBLIGATION.................. If the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any foreclosure property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C2 certificates, then the mortgage loan seller will be required to either cure such breach or defect, repurchase the affected underlying mortgage loan from the issuing entity or substitute the affected underlying mortgage loan with another mortgage loan. If the mortgage loan seller opts to repurchase the affected underlying mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such underlying mortgage loan, except that such purchase will not be accompanied by any yield maintenance charge. See "Description of the Underlying Mortgage
                                        Loans--Representations and Warranties" in this prospectus supplement.

OPTIONAL TERMINATION................... Various parties will each in turn, according to the order listed in this prospectus supplement under "The Series 2006-C2 Pooling and Servicing Agreement--Termination," have the option to purchase all of the underlying mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total principal balance of the underlying mortgage loans from the perspective of the series 2006-C2 certificateholders, based on collections and advances of principal on those underlying mortgage loans previously distributed, and losses on those underlying mortgage loans previously allocated, to the series 2006-C2 certificateholders, is less than 1.0% of the initial mortgage pool balance.

                                        In the event that any party so entitled exercises this option, the issuing entity will terminate and all outstanding offered certificates will be retired, as described in more detail under "The Series 2006-C2 Pooling and Servicing Agreement--Termination" in this prospectus supplement.

DENOMINATIONS.......................... The offered certificates will be issuable in registered form, in the denominations set forth under "Description of the Offered Certificates--Registration and Denominations" in
                                        this prospectus supplement.

CLEARANCE AND SETTLEMENT............... You will initially hold your offered certificates through The Depository Trust Company, in the United States, or Clearstream Banking, Luxembourg or The Euroclear System, in
                                        Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                        Denominations" in this prospectus supplement and "Description of the
                                        Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

                                               LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES........ The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as multiple separate real estate mortgage investment conduits under sections 860A through 860G of the Code. There will be the following REMICs:

                                        -    REMIC I, which will consist of, among other things--

                                             1.   the mortgage loans that back the offered certificates, and

                                             2.   any mortgaged real properties that may be acquired by the issuing entity following a borrower default,

                                             but will exclude collections of additional interest accrued and deferred as to payment with respect to each underlying mortgage loan with an anticipated repayment date that remains outstanding past that date; and

                                        -    REMIC II, which will hold the regular interests in REMIC I.

                                        Any assets not included in a REMIC will constitute one or more grantor trusts for federal income tax purposes.

                                        The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

                                        For a description of the tax opinions that our counsel will be issuing on the closing date and a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS................... The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or to section 4975 of the Code, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                        We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                        -    Title I of ERISA, or

                                        -    Section 4975 of the Code

                                        will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse Securities (USA) LLC by the U.S. Department of Labor.

                                        If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Code or any materially similar provisions of applicable federal, state or local law, you should consult your own legal advisors to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section
                                        4975 of the Code or applicable similar law. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

RATINGS................................ It is a condition to the issuance of the offered certificates that they receive the following credit ratings from any and all of the following rating agencies:

                                                                              MOODY'S                      S&P
                                                                     -------------------------  -------------------------
                                        Class A-1                               Aaa                        AAA
                                        Class A-2                               Aaa                        AAA
                                        Class A-3                               Aaa                        AAA
                                        Class A-1-A                             Aaa                        AAA
                                        Class A-M                               Aaa                        AAA
                                        Class A-J                               Aaa                        AAA

                                        The rated final distribution date for each class of offered certificates is the distribution date occurring in March 2039. For a description of the limitations of the ratings of the offered certificates, see "Rating."

LEGAL INVESTMENT....................... The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                                        If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.

                                        You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.............. The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. Additionally, certain classes of offered certificates will be affected by the rate and timing of payments and collections of principal of the underlying mortgage loans.

                                        Holders of the class A-1, A-2 and A-3 certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 2.

                                        Holders of the class A-1-A certificates will be greatly affected by the rate and timing of payments and other collections of principal of the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in loan group no. 1.

                                        The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                        See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus. Consult your legal advisor as to the appropriate characterization of the offered certificates under any legal investment restrictions applicable to you.

                                                  THE UNDERLYING MORTGAGE LOANS

GENERAL................................ We intend to include 193 underlying mortgage loans identified on Exhibit A-1 to this prospectus supplement in the issuing entity for the offered certificates. In this section, "--The Underlying Mortgage Loans," we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                        -    "Description of the Underlying Mortgage Loans";

                                        -    "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                                        -    Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the Related
                                             Mortgaged Real Properties; and

                                        -    Exhibit A-2--Mortgage Pool Information.

                                        For purposes of calculating distributions on the respective classes of series 2006-C2 certificates, the pool of mortgage loans backing the offered certificates will be divided into the following two loan groups:

                                        -    Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 141 mortgage loans, with an initial loan group no. 1 balance of $920,715,272, representing approximately
                                             64.0% of the initial mortgage pool balance.

                                        -    Loan group no. 2, which will consist of 52 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $518,741,081, representing approximately 36.0% of the initial mortgage pool balance.

                                        Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

                                        When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that we intend to include in the issuing entity, please note that--

                                        -    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                        -    All weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the underlying mortgage loans to the issuing entity. We show the cut-off date principal balance for each of the underlying mortgage loans on
                                             Exhibit A-1 to this prospectus supplement.

                                        -    In calculating the respective cut-off date principal balances of the underlying mortgage loans, we have assumed that--

                                             1.   all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in May 2006 are timely made, and

                                             2.   there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in
                                                  April 2006 up to and including its due date in May 2006.

                                        -    Whenever we refer to the following terms in this prospectus supplement, we intend for them to have the respective meanings specified below:

                                             1.   initial mortgage pool balance-- the total cut-off date principal balance of the entire mortgage pool;

                                             2.   initial loan group no. 1 balance-- the total cut-off date principal balance of all of loan group no. 1; and

                                             3.   initial loan group no. 2 balance-- the total cut-off date principal balance of all of loan group no. 2.

                                        -    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

                                        -    In some cases, an individual underlying mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                             1.   relative appraised values,

                                             2.   relative underwritten net cash flow, or

                                             3.   prior allocations reflected in the related loan documents.

                                        -    In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts.

                                        -    If an underlying mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                        -    Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.
                                             Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

                                        -    Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                                        -    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each of those loan groups should also be analyzed when making an investment decision. See "--Additional Statistical Information" below.

SOURCE OF THE UNDERLYING MORTGAGE
LOANS.................................. We are not the originator of the underlying mortgage loans that we intend to include in the issuing entity. We will acquire those mortgage loans from one separate seller. Each of the underlying mortgage loans was originated by--

                                        -    the mortgage loan seller from whom we are acquiring the mortgage loan,

                                        -    an affiliate of the mortgage loan seller,

                                        -    a correspondent in the mortgage loan seller's or its affiliate's conduit lending program, or

                                        -    another third-party originator that sold such mortgage loan to the mortgage loan seller.

PAYMENT AND OTHER TERMS................ Each of the mortgage loans that we intend to include in the issuing entity is the obligation of a borrower to repay a specified sum with interest.

                                        Repayment of each of the underlying mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for certain limited permitted encumbrances that are described herein. See also "Description of the Underlying Mortgage Loans--General" in this prospectus supplement.

                                        With limited exceptions, the mortgage loans that we intend to include in the issuing entity are nonrecourse. Even where a mortgage loan that we intend to include in the issuing entity is fully or partially recourse, however, we have generally not evaluated the creditworthiness of the subject obligor. Accordingly, even fully or partially recourse mortgage loans that we will include in the issuing entity should be considered nonrecourse. None of the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                        Each of the underlying mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS.......................... One hundred ninety (190) of the mortgage loans that we intend to include in the issuing entity, representing 99.0% of the initial mortgage pool balance, of which 138 mortgage loans are in loan group no. 1, representing 98.5% of the initial loan group no. 1 balance, and 52 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance are balloon loans that provide for:

                                        -    an amortization schedule that is significantly longer than its remaining term to stated maturity or no amortization prior to stated maturity; and

                                        -    a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED
REPAYMENT DATES........................ Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 1.0% of the initial mortgage pool balance, all of which loans are in loan group no. 1, representing 1.5% of the initial loan group no. 1 balance, provide material incentives to, but do not require, the related borrower to pay its mortgage loan in full by a specified date prior to stated maturity. We consider each such specified date to be the anticipated repayment date for the related underlying mortgage loan. See
                                        "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the
                                        Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

FULLY AMORTIZING LOANS................. None of the mortgage loans that we intend to include in the issuing entity has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

MORTGAGE LOANS WITH
INTEREST ONLY PERIODS.................. Two (2) of the mortgage loans that we intend to include in the issuing entity, representing 5.1% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 5.3% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.8% of the initial loan group no. 2 balance, do not provide for any amortization prior to the maturity date or, in the case of the ARD Loans, the anticipated repayment date. Eighty (80) other mortgage loans that we intend to include in the issuing entity, representing 59.6% of the initial mortgage pool balance, of which 53 mortgage loans are in loan group no. 1, representing
                                        48.3% of the initial loan group no. 1 balance, and 27 mortgage loans are in loan group
                                        no. 2, representing 79.8% of the initial loan group no. 2 balance, provide for an interest only period of between 12 and 84 months following origination.

CROSSED MORTGAGE LOANS, CO-BORROWER
MORTGAGE LOANS, AND MULTI-PROPERTY
MORTGAGE LOANS......................... The issuing entity will include no mortgage loans that are cross-collateralized and cross-defaulted with each other, and loans made to borrowers that are affiliated.

                                        The issuing entity will also include four (4) mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property mortgage loans.

                                                                                                                % OF INITIAL
                                                                                                NUMBER OF         MORTGAGE
                                                     PROPERTY/PORTFOLIO NAME(S)                PROPERTIES       POOL BALANCE
                                        -------------------------------------------------    --------------   ----------------
                                        1. Babcock & Brown FX1..........................           13               10.9%
                                        2. Fortunoff Portfolio..........................            2                5.1%
                                        3. Spectra-Pool 1...............................            7                1.3%
                                        4. Hunter's Trail Apartments and
                                           Center Street Commons........................            2                0.3%

                                        In reviewing each of the foregoing two tables, you should note that some of the underlying mortgage loans referred to in those tables allow for the release of individual mortgaged real properties, whether through partial prepayment of a release price, through partial defeasance, through property substitution and/or upon the satisfaction of various underwriting criteria. See "Description of the Underlying
                                        Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
                                        Borrowers" in this prospectus supplement.

DEFEASANCE MORTGAGE LOANS.............. One hundred seventy-eight (178) of the mortgage loans that we intend to include in the issuing entity, representing 94.1% of the initial mortgage pool balance, of which 131 mortgage loans are in loan group no. 1, representing 94.8% of the initial loan group no.
                                        1 balance, and 47 mortgage loans are in loan group no. 2, representing 92.9% of the initial loan group no. 2 balance, permit the borrower

                                        to obtain the release of the related mortgaged real property - or, in the case of a multi-property mortgage loan, the release of one or more of the related mortgaged real properties - from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain non-callable U.S. government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note(s) (or in certain cases, payments due under the related mortgage note through and including the date that such mortgage note may be freely prepaid).

                                        In addition, one (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 1.1% of the initial loan group no. 1 balance, permit the borrower to obtain the release of the related mortgaged real property either through the defeasance described in the preceding sentence or prepayment in full with the payment of a yield maintenance premium.

                                        See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the
                                        Underlying Mortgage Loans--Defeasance Loans" in this prospectus supplement.

ADDITIONAL COLLATERAL MORTGAGE LOANS... Seventeen (17) of the mortgage loans that we intend to include in the issuing entity, representing 20.0% of the initial mortgage pool balance, of which 16 mortgage loans are in loan group no. 1, representing 28.6% of the initial loan group no. 1 balance, and one
                                        (1) mortgage loan is in loan group no. 2, representing 4.8% of the initial loan group
                                        no. 2 balance, are secured by letters of credit or cash reserves or a combination thereof in material amounts that in each such case:

                                        -    will be released to the related borrower in whole or in part, upon satisfaction by the related borrower of certain performance related conditions (e.g., meeting debt service coverage ratio levels and/or satisfying leasing conditions); and

                                        -    if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due, and any such prepayment consideration may in some cases be paid out of the related additional collateral).

                                        In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (I.E., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

                                        Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $23,558,320.

                                        See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the
                                        Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

LOCKBOX TERMS.......................... Forty-two (42) mortgage loans that we intend to include in the issuing entity, representing 49.4% of the initial mortgage pool balance, of which 31 mortgage loans are in loan group no. 1, representing 44.8% of the initial loan group no. 1 balance, and 11 mortgage loans are in loan group no. 2, representing 57.4% of the initial loan group no.
                                        2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the types of lockboxes described under "Description of the Underlying
                                        Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
                                        Loans--Lockboxes" in this prospectus supplement.

PREPAYMENT CHARACTERISTICS OF THE
MORTGAGE LOANS......................... Each underlying mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                        -    by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated; and/or

                                        -    by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the underlying mortgage loan may be defeased; and/or

                                        -    by prohibiting any voluntary prepayments for a specified period of time after the underlying mortgage loan is originated, and thereafter requiring that any voluntary principal prepayment made be accompanied by a yield maintenance charge.

                                        However, as described under "--Additional Collateral Mortgage Loans" above, some underlying mortgage loans may require partial principal prepayments during the related lock-out period due to failure of the related property to meet certain performance criteria.

                                        The purchase of any underlying mortgage loan by any party that has an option or is otherwise entitled to purchase that loan from the issuing entity following default generally would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any yield maintenance charge. In addition if the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, and required to repurchase the affected mortgage loan, it would have the same effect on the offered certificates as a prepayment, except that the required purchase price will not include or be accompanied by any yield maintenance charge.

                                        Set forth below is information regarding the remaining terms of the prepayment lock-out or prepayment lock-out/defeasance periods, as applicable, for the underlying mortgage loans that currently prohibit voluntary prepayments:

                                                                                    MORTGAGE      LOAN GROUP     LOAN GROUP
                                                                                      POOL           NO. 1          NO. 2
                                                                                  -------------  -------------  -------------
                                        Maximum remaining lock-out or
                                          lock-out/defeasance period............     118 months    118 months      117 months
                                        Minimum remaining lock-out or
                                          lock-out/defeasance period............       6 months      8 months        6 months
                                        Weighted average remaining lock-out
                                          or lock-out/defeasance period.........     107 months    108 months      104 months

                                        In general, the underlying mortgage loans that provide for a yield maintenance charge also provide that such yield maintenance charge will not be less than a fixed percentage of the amount prepaid. See "Description of the Underlying

                                        Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage
                                        Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS..................... None of the mortgage loans that we intend to include in the issuing entity was 30 days or more delinquent in respect of any monthly debt service payment as of the related due date in April 2006.

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL CHARACTERISTICS............. The mortgage loans that we intend to include in the mortgage pool, loan group no. 1 and loan group no. 2, respectively, will have the following general characteristics as of their respective due dates in May 2006:

                                                                           MORTGAGE          LOAN GROUP          LOAN GROUP
                                                                             POOL               NO. 1              NO. 2
                                                                       ---------------   ----------------   -----------------
Initial mortgage pool/loan group balance............................   $ 1,439,456,353      $ 920,715,272      $  518,741,081
Number of underlying mortgage loans.................................               193                141                  52
Number of mortgaged real properties.................................               213                148                  65

Greatest cut-off date principal balance.............................   $   157,440,000      $  73,687,843      $  157,440,000
Smallest cut-off date principal balance.............................   $       730,342      $     838,588      $      730,342
Average cut-off date principal balance..............................   $     7,458,323      $   6,529,896      $    9,975,790

Highest annual mortgage interest rate...............................            6.430%             6.430%              6.190%
Lowest annual mortgage interest rate................................            5.180%             5.180%              5.315%
Weighted average annual mortgage interest rate......................            5.686%             5.723%              5.622%

Longest original term to maturity or anticipated repayment date.....        122 months         122 months          122 months
Shortest original term to maturity or anticipated repayment date....         59 months          60 months           59 months
Weighted average original term to maturity or anticipated
  repayment date....................................................        118 months         119 months          116 months

Longest remaining term to maturity or anticipated repayment
  date..............................................................        121 months         121 months          121 months
Shortest remaining term to maturity or anticipated repayment
  date..............................................................         56 months          57 months           56 months
Weighted average remaining term to maturity or anticipated
  repayment date....................................................        115 months         116 months          113 months

Highest debt service coverage ratio, based on underwritten net
  cash flow.........................................................             2.21x              1.88x               2.21x
Lowest debt service coverage ratio, based on underwritten net
  cash flow.........................................................             1.19x              1.20x               1.19x
Weighted average debt service coverage ratio, based on
  underwritten net cash flow........................................             1.33x              1.32x               1.35x

Highest cut-off date loan-to-value ratio............................             80.0%              80.0%               80.0%
Lowest cut-off date loan-to-value ratio.............................             38.1%              38.1%               43.3%
Weighted average cut-off date loan-to-value ratio...................             73.0%              72.0%               74.9%

                                        In reviewing the foregoing table, please note that:

                                        -    The mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Andover House Apartments secures, on a subordinated basis, one junior mortgage loan, with a total cut-off date principal balance of $11,100,000, that will NOT be included in the issuing entity. Loan-to-value and debt service coverage information shown in this prospectus supplement, including in the table above, with respect to the Andover House Apartments underlying mortgage loan will be calculated, unless expressly indicated otherwise, without regard to the junior Andover House
                                             Apartments outside-the-issuing entity mortgage loan.

                                        -    In the case of six (6) of the underlying mortgage loans, representing 4.1% of the initial mortgage pool balance, each borrower has encumbered the related mortgaged real property with junior debt that is evidenced by a separate promissory note, but which junior debt is secured by the same mortgage or deed of trust that secures the related underlying mortgage loan. None of the statistical information regarding those six (6) underlying mortgage loans provided in this prospectus supplement includes any numerical information with respect to those junior loans. Those six
                                             (6) underlying mortgage loans are in addition to the Andover House Apartments underlying mortgage loan. For more information regarding these loans, see
                                             "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

                                        -    The underwritten net cash flow for any mortgaged real property is an estimated number based on numerous assumptions that may not necessarily reflect recent historical performance and may not ultimately prove to be an accurate prediction of future performance.

B. GEOGRAPHIC CONCENTRATION............ Mortgaged real properties representing more than 10% of the initial mortgage pool balance are located in each of Texas, California and North Carolina. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in these states:

                                                                                               NUMBER OF
                                                                                               MORTGAGED      % OF INITIAL
                                                                                                  REAL          MORTGAGE
                                                            STATE                              PROPERTIES     POOL BALANCE
                                        --------------------------------------------------   -------------   --------------
                                        Texas...........................................           25             15.4%
                                        California......................................           32             12.3%
                                        North Carolina..................................           19             11.2%

                                        The remaining mortgaged real properties with respect to the mortgage pool are located throughout 32 other states and the District of Columbia. No more than 7.8% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states. In circumstances where a particular underlying mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

                                        See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in Texas,
                                        California and North Carolina."

                                        Twenty-eight (28) of the California properties, securing 11.1% of the initial mortgage pool balance, are located in southern California - areas with zip codes of 93600 or below - and four (4) of the California properties, securing 1.2% of the initial mortgage pool balance, are located in northern California - areas with zip codes above 93600.

C. PROPERTY TYPES...................... The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                    % OF INITIAL MORTGAGE
                                                  PROPERTY TYPE             NUMBER OF PROPERTIES        POOL BALANCE
                                        -------------------------------   -----------------------  ------------------------
                                        Retail........................              88                      38.8%
                                        Multifamily(1)................              69                      36.8%
                                        Office........................              20                      10.9%
                                        Hotel.........................              14                       5.0%
                                        Industrial....................               9                       4.3%
                                        Mixed Use.....................               7                       3.5%
                                        Self Storage..................               6                       0.8%
                                        TOTAL.........................             213                     100.0%

                                        ----------
                                        (1)  Multifamily properties include conventional rental properties and manufactured housing properties.

                                        See  "Risk Factors" in this prospectus supplement.

D. ENCUMBERED INTERESTS ............... The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                             ENCUMBERED INTEREST IN THE                            % OF INITIAL MORTGAGE
                                              MORTGAGED REAL PROPERTY       NUMBER OF PROPERTIES        POOL BALANCE
                                        --------------------------------  -----------------------  ----------------------
                                        Fee...........................             206                      90.0%
                                        Fee/Leasehold.................               4                       6.3%
                                        Leasehold.....................               3                       3.7%
                                        TOTAL.........................             213                     100.0%

                                        In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E. SIGNIFICANT MORTGAGE LOANS.......... The 10 largest mortgage loans that we intend to include in the issuing entity represent
                                        33.3% of the initial mortgage pool balance. See "Description of the Underlying Mortgage
                                        Loans--Significant Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors," summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     COMMERCIAL AND MULTIFAMILY LENDING SUBJECTS YOUR INVESTMENT TO SPECIAL RISKS THAT ARE NOT ASSOCIATED WITH SINGLE-FAMILY RESIDENTIAL LENDING. The mortgage loans that we intend to include in the issuing entity are secured by the following income-producing property types:

     - multifamily properties, including conventional rental properties and manufactured housing properties;

     -    anchored, including shadow anchored, and unanchored retail properties;

     -    mixed use properties;

     -    office properties;

     -    limited service and full service hotel properties;

     -    self storage properties; and

     -    industrial properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the underlying mortgage loans. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     THE SOURCE OF REPAYMENT ON YOUR OFFERED CERTIFICATES WILL BE LIMITED TO PAYMENTS AND OTHER COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. The offered certificates will represent interests solely in the issuing entity. The primary assets of the issuing entity will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by:

     -    any governmental entity;

     -    any private mortgage insurer;

     -    us;

     -    the sponsor;

     -    the mortgage loan seller;

     -    the master servicer;

     -    the special servicer;

     -    any sub-servicer of a master servicer or a special servicer;

     -    the trustee; or

     -    any of their respective affiliates.

     With respect to certain of the underlying mortgage loans, the issuing entity will have the benefit of certain environmental insurance policies. See "Description of the Underlying Mortgage Loans--Underwriting
Matters--Environmental Insurance" in this prospectus supplement.

     REPAYMENT OF EACH OF THE UNDERLYING MORTGAGE LOANS WILL BE DEPENDENT ON THE CASH FLOW PRODUCED BY THE RELATED MORTGAGED REAL PROPERTY, WHICH CAN BE VOLATILE AND INSUFFICIENT TO ALLOW TIMELY DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES, AND ON THE VALUE OF THE RELATED MORTGAGED REAL PROPERTY, WHICH MAY FLUCTUATE OVER TIME. Except for certain underlying mortgage loans, the mortgage loans that we intend to include in the issuing entity are, or should be considered to be, nonrecourse. If there is a default with respect to any of the underlying mortgage loans (other than, in many (but not all) cases, a default resulting from voluntary bankruptcy, fraud or willful misconduct), there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if an underlying mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the issuing entity will ultimately recover any amounts in addition to the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily rental properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a mortgage loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each underlying mortgage loan may also depend on:

     - with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the underlying mortgage loan; and/or

     - in the event of a default under the underlying mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if an underlying mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred ninety (190) of the mortgage loans that we intend to include in the issuing entity, representing 99.0% of the initial mortgage pool balance, of which 138 mortgage loans are in loan group no. 1, representing 98.5% of the initial loan group no. 1 balance, and 52 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are balloon loans; and three (3) of the mortgage loans that we intend to include in the issuing entity, representing 1.0% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 1.5% of the initial loan group no. 1 balance provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred seventy-nine (179) of these mortgage loans, representing 94.0% of the initial mortgage pool balance, of which 132 mortgage loans are in loan group no. 1, representing 94.6% of the initial loan group no. 1 balance, and 47 mortgage loans are in loan group no. 2, representing 93.0% of the initial loan group no. 2 balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the 12-month period from January 1, 2016 through December 31, 2016, inclusive. Although an underlying mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     -    the ability to cover debt service;

     - the ability to pay an underlying mortgage loan in full with sales or refinance proceeds; and

     -    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     - national, regional and local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     - local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     -    increase in vacancy rates;

     - changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged real property;

     - the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     - increases in operating expenses at the mortgaged real property and in relation to competing properties;

     - the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     - a decline in rental rates as leases are renewed or entered into with new tenants;

     - the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     - creditworthiness of tenants, a decline in the financial condition of a major tenant or tenant defaults;

     - the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     - dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     -    demographic factors;

     - retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     - capable management and adequate maintenance for the related mortgaged real property;

     -    location of the related mortgaged real property;

     -    proximity and attractiveness of competing properties;

     - if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     -    in the case of rental properties, the rate at which new rentals occur;

     - perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     - the age, construction, quality and design of the related mortgaged real property; and

     - whether the related mortgaged real property is readily convertible to alternative uses.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY RETAIL PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF RETAIL PROPERTIES. Eighty-eight (88) mortgaged real properties, securing mortgage loans that represent 38.8% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    tenants' sales;

     -    the rights of certain tenants to terminate their leases;

     -    tenant mix;

     - the ability of the management team to effectively manage the subject property;

     -    whether the subject property is in a desirable location;

     - the physical condition and amenities of the subject building in relation to competing buildings;

     - competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

     - whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     -    the financial condition of the owner of the subject property.

     We consider 24 of the subject retail properties, securing mortgage loans that represent 22.0% of the initial mortgage pool balance, to be anchored; and 64 of the subject retail properties, securing mortgage loans that represent 16.8% of the initial mortgage pool balance, to be unanchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is important in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies and, therefore, that space is not part of the collateral.

     In those cases where the property owner does not control the space occupied by the anchor tenant, and in cases involving a shadow anchor, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as removing or replacing an ineffective anchor tenant. In some cases, an anchor tenant or shadow anchor may cease to operate at a retail property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY MULTIFAMILY RENTAL AND MANUFACTURED HOUSING, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF MULTIFAMILY RENTAL PROPERTIES AND MANUFACTURED HOUSING PROPERTIES. Sixty-nine (69) mortgaged real properties, securing mortgage loans that represent 36.8% of the initial mortgage pool balance, are primarily used for multifamily rental purposes or are manufactured housing properties. A number of factors may adversely affect the value and successful operation of a multifamily rental property or a manufactured housing property. Some of these factors include:

     - the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     - the physical condition and amenities, including access to transportation, of the subject property in relation to competing properties;

     -    the subject property's reputation;

     - in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing,

               (i) the reliance on the financial well-being of the college or university to which it relates,

               (ii) competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and

               (iii) that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     - applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     - the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     -    local factory or other large employer closings;

     - the location of the property, for example, a change in the neighborhood over time;

     - the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing;

     - the ability of the management team to effectively manage the subject property;

     - the ability of the management to provide adequate maintenance and insurance;

     - compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits and whether such subsidies or vouchers may be used at other properties;

     -    distance from employment centers and shopping areas;

     - adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payment or a reduction in occupancy level;

     -    the financial condition of the owner of the subject property; and

     - government agency rights to approve the conveyance of such mortgaged real properties could potentially interfere with the foreclosure or execution of a deed in lieu of foreclosure of such properties.

In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure mortgage loans that we intend to include in the issuing entity are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     Some of the mortgaged real properties have tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. There is no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Some of the mortgaged real properties that will secure mortgage loans that we intend to include in the issuing entity entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Code. Section 42 of the Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency. The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants.

     The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period," which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with such tax credit restrictions and limit the income derived from the related property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE REPRESENTED BY MORTGAGE LOANS SECURED BY OFFICE PROPERTIES, THEREBY MATERIALLY EXPOSING OFFERED CERTIFICATEHOLDERS TO RISKS ASSOCIATED WITH THE PERFORMANCE OF OFFICE PROPERTIES. Twenty (20) mortgaged real properties, securing mortgage loans that represent 10.9% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     -    the strength, stability, number and quality of the tenants;

     -    accessibility from surrounding highways/streets;

     - the ability of the management team to effectively manage the subject property;

     - the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system, parking and the subject building's compatibility with current business wiring requirements;

     - whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     -    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     THE BANKRUPTCY OF A DEPOSITOR OR THE SELLER MAY DELAY OR REDUCE COLLECTIONS ON THE UNDERLYING MORTGAGE LOANS. Although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity could be deemed to be a creditor of the mortgage loan seller rather than an owner of the underlying mortgage loans. See "Description of the Issuing Entity" in this prospectus supplement.

     PROPERTY MANAGEMENT IS IMPORTANT TO THE SUCCESSFUL OPERATION OF THE MORTGAGED REAL PROPERTY. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     -    operating the property and providing building services;

     -    establishing and implementing the rental structure;

     -    managing operating expenses;

     -    responding to changes in the local market; and

     - advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     We, the underwriters, the sponsor and the mortgage loan seller do not make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If an underlying mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     RELIANCE ON A SINGLE OR MAJOR TENANT MAY INCREASE THE RISK THAT CASH FLOW WILL BE INTERRUPTED. Seven (7) mortgaged real properties, securing 6.6% of the initial mortgage pool balance, are each leased by a single tenant. In addition, 13 other mortgaged real properties, securing 4.0% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 50% or more, but less than 100%, of the space at the particular property. In certain cases, the single tenant lease is a master lease or similar arrangement with a tenant who is an affiliate of the borrower under the subject mortgage loan. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan. In such circumstances, the deterioration of the financial condition of the tenant can be particularly significant, the impact to the financial condition of the borrower due to the absence or reduction in operating income or rental income may be severe, and an increased period of time may be required to re-lease the space or substantial costs may be incurred to modify the space to satisfy the needs of replacement tenants.

     OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH RESPECT TO MORTGAGED REAL PROPERTIES. With respect to certain of the underlying mortgage loans, the related borrower has given to one or more tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property or right of first offer to purchase all or a portion of the mortgaged real property or such rights may be conferred by statute. These tenant rights may impede the mortgagee's ability to sell the related mortgaged real property at foreclosure or after acquiring such property pursuant to foreclosure, or adversely affect the future proceeds from any sale of that mortgaged real property.

     CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS. Certain of the mortgage loans that we intend to include in the issuing entity are secured by a mortgaged real property that consists of the related borrower's interest in condominium interests in buildings and/or other improvements, the related percentage interests in the common areas and the related voting rights in the condominium association. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance, repair and, in the event of a casualty or condemnation, restoration of that building, may have a significant impact on the mortgage loans in the issuing entity that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default under the related mortgage loan will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. For example, a mortgaged real property may not be readily convertible due to restrictive covenants applicable to a mortgaged real property subject to a condominium regime. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. Certain transfers of condominium units may require filings with state agencies or other governmental authorities. In addition, in the event of a casualty with respect to such a mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering that mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2006-C2 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that is not a condominium.

     LOSSES ON LARGER LOANS MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR CERTIFICATES. Certain of the mortgage loans that we intend to include in the issuing entity have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten
(10) largest mortgage loans that are to be included in the issuing entity.

                           TEN LARGEST MORTGAGE LOANS

                                                                                                            % OF INITIAL
                                                                                   CUT-OFF DATE               MORTGAGE
                          PROPERTY/PORTFOLIO NAME                               PRINCIPAL BALANCE           POOL BALANCE
--------------------------------------------------------------------------   -----------------------    ----------------------
1.  Babcock & Brown FX1..................................................          $ 157,440,000                10.9%
2.  Fortunoff Portfolio..................................................          $  73,687,843                 5.1%
3.  Lincoln Road Retail..................................................          $  49,000,000                 3.4%
4.  Gettysburg Village...................................................          $  43,750,000                 3.0%
5.  75 Maiden Lane.......................................................          $  31,000,000                 2.2%
6.  Summit Hill..........................................................          $  27,175,000                 1.9%
7.  Andover House Apartments.............................................          $  25,000,000                 1.7%
8.  Park at Duluth.......................................................          $  25,000,000                 1.7%
9.  Stevenson Ranch Plaza - Phase I......................................          $  24,500,000                 1.7%
10. Lincoln Green Apartments.............................................          $  23,250,000                 1.6%

     MORTGAGE LOANS TO RELATED BORROWERS MAY RESULT IN MORE SEVERE LOSSES ON YOUR OFFERED CERTIFICATES. Certain groups of the mortgage loans that we intend to include in the issuing entity were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     - financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     - the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     See "Description of the Underlying Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The following chart lists the related borrower loans that are to be included in the issuing entity.

                             RELATED BORROWER LOANS

                                                                                                            % OF INITIAL
                                                                                                              MORTGAGE
                          PROPERTY/PORTFOLIO NAME                                CUT-OFF BALANCE            POOL BALANCE
--------------------------------------------------------------------------   -----------------------   ----------------------
1.  Lincoln Green Apartments, Cherry Creek Apartments and
    Arbor Hills Apartments...............................................         $  38,300,000                  2.7%
2.  Winery Estates Marketplace and Town Place Square.....................         $  28,718,086                  2.0%
3.  Cherokee Commons and Windlands Shopping Center.......................         $  17,489,000                  1.2%
4.  West Eagle Green Apartments, Chevy Chase
    and Chimney Hills Apartments.........................................         $  12,925,000                  0.9%
5.  Hampton Inn Indianapolis North Carmel and Residence Inn by
    Marriott Northwest...................................................         $  11,248,023                  0.8%
6.  Tinley Park Commons, Norgate Shoppes, Golf and Roselle Plaza
    and Archer Central Building..........................................         $  10,085,324                  0.7%
7.  Comar - North Lincoln Avenue and Comar - Kedzie Avenue...............         $   9,810,435                  0.7%
8.  Walgreen's Springfield and Walgreens Pasco...........................         $   6,851,336                  0.5%
9.  River Meadows Mobile Home Park and Orange Grove Mobile Home Park.....         $   5,526,566                  0.4%
10. Heritage Place and Clocktower Village Shopping Center................         $   4,780,000                  0.3%
11. East Broad Plaza Apartments and Briarcliff Plaza Apartments..........         $   3,189,446                  0.2%
12. Brookforest Apartments and Winterhaven Village Apartments............         $   2,648,674                  0.2%

     A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO OPERATE AND MAINTAIN THE RELATED MORTGAGED REAL PROPERTY OR MAY INTERFERE WITH THE ISSUING ENTITY'S RIGHTS UNDER THE RELATED UNDERLYING MORTGAGE LOAN, THEREBY ADVERSELY AFFECTING DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. As described under "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, some mortgaged real properties securing the underlying mortgage loans have been or may be encumbered by other subordinate or PARI PASSU debt. In addition, subject, in some cases, to certain limitations relating to maximum amounts, the borrowers generally may incur trade and operational debt or other unsecured debt, and enter into equipment and other personal property and fixture financing and leasing arrangements, in connection with the ordinary operation and maintenance of the related mortgaged real property. Furthermore, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for its mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw on the letter of credit by the lender.

     The existence of other debt could:

     - adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     - adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     -    complicate bankruptcy proceedings; and

     -    delay foreclosure on the related mortgaged real property.

     MEZZANINE DEBT CAN ACT AS A DISINCENTIVE TO THE PRINCIPALS OF A BORROWER. The principals of the borrowers under three (3) of the mortgage loans, which collectively represent 13.1% of the initial mortgage pool balance, have mezzanine debt. If any of the principals in a borrower under one of the mortgage loans that we intend to include in the issuing entity pledges its equity interest in that borrower to secure a debt, frequently called mezzanine debt, then:

     - depending on the use of the proceeds from that loan, the equity interest of that principal in that borrower will be reduced and, further, depending on its remaining equity interest, that principal could be less inclined to infuse that borrower with additional funds if the performance and/or value of the related mortgaged real property declines; and

     - if that equity interest is foreclosed upon following a default under the mezzanine debt, there could be a change in control of that borrower.

     As described under "Description of the Underlying Mortgage
Loans--Additional Loan and Property Information--Additional Secured Financing" in this prospectus supplement, we are aware of certain mortgage loans that we intend to include in the issuing entity as to which mezzanine financing exists or is permitted to be incurred.

     SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE LIMITED TO OWNING THEIR RESPECTIVE MORTGAGED REAL PROPERTIES, THEREBY INCREASING THE RISK OF BORROWER BANKRUPTCY. The business activities of some of the borrowers under mortgage loans that we intend to include in the issuing entity are not limited to owning their respective mortgaged real properties. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Moreover, some borrowers have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. Those other business activities and/or that additional debt increase the possibility that the borrower may become bankrupt or insolvent. See "Description of the Underlying Mortgage Loans--Additional Loan and Property Information--Non-Special Purpose Entity Borrowers" in this prospectus supplement.

     TENANCIES IN COMMON MAY HINDER RECOVERY. Ten (10) of the mortgage loans that we intend to include in the issuing entity, which represent 5.0% of the initial mortgage pool balance, have borrowers that own the related mortgaged real properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. Therefore, the related mortgage loan may be subject to prepayment.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. However, not all tenants-in-common for these mortgage loans are special purpose entities and, in some cases, the borrower is actually an individual. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a mortgagee commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. However, there can be no assurance that a court will consolidate all such cases. Also, there can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of these mortgage loans.

     CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT. If you purchase any class A-2, A-3, A-M and/or A-J certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics in loan group no. 1 than are persons who own class A-1 certificates.

     GEOGRAPHIC CONCENTRATION OF THE MORTGAGED REAL PROPERTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES. The concentration of mortgaged real properties in a specific state or region will make the performance of the mortgage loans that we intend to include in the issuing entity, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     -    economic conditions, including real estate market conditions;

     -    changes in governmental rules and fiscal policies;

     - regional factors such as earthquakes, floods, forest fires or hurricanes;

     -    acts of God, which may result in uninsured losses; and

     -    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 35 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 10.0%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                                               NUMBER OF             % OF INITIAL
                                                             MORTGAGED REAL            MORTGAGE
                              STATE                            PROPERTIES            POOL BALANCE
          --------------------------------------------    -------------------    --------------------
          Texas......................................              25                     15.4%
          California.................................              32                     12.3%
          North Carolina.............................              19                     11.2%

     See "Certain Legal Aspects of Mortgage Loans for Mortgaged Properties Located in Texas, California and North Carolina" in this prospectus supplement and "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     SOME REMEDIES MAY NOT BE AVAILABLE FOLLOWING A MORTGAGE LOAN DEFAULT. The mortgage loans that we intend to include in the issuing entity contain, subject to certain exceptions, "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of an underlying mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the related mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the issuing entity also include a debt-acceleration clause that permits the related lender to accelerate the debt upon specified monetary or non-monetary defaults of the related borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the issuing entity is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the issuing entity's rights to these rents will be limited because:

     - the issuing entity may not have a perfected security interest in the rent payments until the master servicer, special servicer, primary servicer or sub-servicer collects them;

     - the master servicer, special servicer, primary servicer or sub-servicer may not be entitled to collect the rent payments without court action; and

     - the bankruptcy of the related borrower could limit the ability of the master servicer, special servicer, primary servicer or sub-servicer to collect the rents.

     LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 46 mortgaged real properties, securing 6.1% of the initial mortgage pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in May 2006, except in the case of two (2) mortgaged real properties as to which the assessment was prepared within an 16-month period ending in May 2006. In the case of 167 mortgaged real properties, securing 93.9% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment (which may, in some instances in lieu of a Phase I environmental assessment, have been performed pursuant to a database or transaction screen meeting ASTM standards). In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the issuing entity or at a nearby property with potential to affect a mortgaged real property, then:

     - an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     - an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation;

     -    those conditions were remediated or abated prior to the closing date;

     - a letter was obtained from the applicable regulatory authority stating that no further action was required;

     - either the expenditure of funds reasonably estimated to be necessary to remediate the conditions is not more than the greater of (a) $50,000 and (b) 2% of the outstanding principal balance of the related mortgage loan or an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility or an indemnity from a responsible party other than the related borrower was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     - another responsible party has agreed to indemnify the holder of the mortgage loan from any losses that such party suffers as a result of such environmental conditions;

     - in those cases in which it was known that an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party other than the related borrower has been identified under applicable law, and generally one or more of the following are true--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the borrower or the mortgagee/lender, or

          3. an environmental insurance policy was obtained (which is not necessarily in all cases a secured creditor impaired property policy); or

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement, mitigation, removal or long-term testing program. In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair, mitigation or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the issuing entity, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan that we intend to include in the issuing entity required the related borrower generally:

     1.   to carry out the specific remedial measures prior to closing;

     2. to carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans that we intend to include in the issuing entity have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, asbestos-containing materials, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing. In general, testing was done for lead based paint only in the case of a multifamily property built prior to 1978, for asbestos containing materials only in the case of a property built prior to 1981 and for radon gas only in the case of a multifamily property located in an area determined by the Environmental Protection Agency to have a high concentration of radon gas or within a state or local jurisdiction requiring radon gas testing.

     There can be no assurance that--

     - the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     - the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     - any of the environmental escrows established or letters of credit obtained with respect to any of the mortgage loans that we intend to include in the issuing entity will be sufficient to cover the recommended remediation or other action, or

     - an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 46 mortgaged real properties, securing 6.1% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 46 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 46 mortgaged real properties are covered by a blanket secured creditor impaired property policy. The policy, however, does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not have been a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     APPRAISALS AND MARKET STUDIES MAY INACCURATELY REFLECT THE VALUE OF THE MORTGAGED REAL PROPERTIES. In connection with the origination of each of the mortgage loans that we intend to include in the issuing entity, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     - they represent the analysis and opinion of the appraiser at the time the appraisal is conducted and the value of the mortgaged real property may have fluctuated since the appraisal was performed;

     - there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     - appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES. In the case of many of the mortgage loans that we intend to include in the issuing entity, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     - a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     - affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS AND THE SUB-SERVICERS MAY EXPERIENCE CONFLICTS OF INTEREST. The master servicer, the special servicer, the primary servicers (if any) and the sub-servicers (if any) will service loans other than those included in the issuing entity in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the issuing entity. The mortgaged real properties securing these other loans may--

     - be in the same markets as mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - have owners and/or property managers in common with mortgaged real properties securing mortgage loans in the issuing entity, and/or

     - be sponsored by parties that also sponsor mortgaged real properties securing mortgage loans in the issuing entity.

     In these cases, the interests of the master servicer, a special servicer, a primary servicer or a sub-servicer, as applicable, and its other clients may differ from and compete with the interests of the issuing entity and these activities may adversely affect the amount and timing of collections on the mortgage loans in the issuing entity. Under the series 2006-C2 pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the issuing entity for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it and held as part of its own portfolio or the portfolios of third parties.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by the mortgage loan seller or an affiliate of the mortgage loan seller and the mortgage loan seller or its affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. The mortgage loan seller and its affiliates have made and/or may make or have preferential rights to make loans (including, in certain instances, subordinate loans secured by the related mortgaged property) to, or equity investments in, the borrower or affiliates of the borrowers under the mortgage loans.

     ENCUMBERED LEASEHOLD INTERESTS ARE SUBJECT TO TERMS OF THE GROUND LEASE AND ARE THEREFORE RISKIER THAN ENCUMBERED FEE ESTATES AS COLLATERAL. Seven (7) mortgaged real properties that we intend to include in the issuing entity, representing 10.0% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, or have each entered into a mortgage instrument encumbering their respective estates, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to Section 365(h) of the U.S. Bankruptcy Code, subject to the discussion in the next paragraph, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term thereof, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (PRECISION INDUS. V. QUALITECH STEEL SBQ, LLC, 327 F.3d 537
(2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     In those cases where the ground lessor has subjected its fee interest to the related mortgage instrument, we have identified the subject underlying mortgage loans as being secured by fee mortgages. However, a ground lessor's execution of a mortgage over its fee interest to secure the ground lessee's debt may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of any such lien may focus on the benefits realized by the ground lessor from the related mortgage loan. If a court concluded that the ground lessor's granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage over the ground lessor's fee interest.

     SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL NONCONFORMING STRUCTURES. Many of the underlying mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Underlying Mortgage Loans--Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     CHANGES IN ZONING LAWS MAY AFFECT ABILITY TO REPAIR OR RESTORE A MORTGAGED REAL PROPERTY. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     -    density;

     -    use;

     -    parking;

     -    height and set-back requirements; or

     -    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the related borrower to meet its mortgage loan obligations from cash flow. With some exceptions, the underlying mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or contain provisions under which the lender in its reasonable discretion may require, the borrower to maintain "law and ordinance" coverage which, subject to the terms and conditions of such coverage, will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the related mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the related mortgage loan and it may produce less revenue than before repair or restoration.

     LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY CONDITION. All of the mortgaged real properties, representing 100.0% of the initial mortgage pool balance, were inspected by engineers during the 17-month period ending May 2006. Two hundred nine (209) of those inspected mortgaged real properties, securing 99.1% of the initial mortgage pool balance, were inspected during the 12-month period ending May 2006.

     At five (5) of those properties representing 3.5% of the initial mortgage pool balance, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In many of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover all or a portion of these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections, or that all building code and other legal compliance issues have been identified through inspection or otherwise, or, if identified, adequately addressed by escrows or otherwise.

     THE ABSENCE OR INADEQUACY OF TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. After the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, on November 26, 2002, the President signed into law the Terrorism Risk Insurance Act of 2002, which established a three (3) year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. On December 22, 2005, this act was extended for an additional two (2) years. Pursuant to the provisions of the act as renewed, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% (in 2006) and 85% (in 2007) of amounts paid on claims, in excess of a specified deductible, PROVIDED that aggregate property and casualty insurance losses resulting from an act of terrorism exceed the following amounts during the respective time periods
(i) $5,000,000 from January 1, 2006 to March 31, 2006, (ii) $50,000,000 from
April 1, 2006 to December 31, 2006 and (iii) $100,000,000 from January 1, 2007 to December 31, 2007 (the new termination date for this act), (c) the government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and
(f) the federal program by its terms will terminate December 31, 2007. With regard to existing policies, the act provides that any terrorism exclusion in a property and casualty insurance contract currently in force is void if such exclusion exempts losses that would otherwise be subject to the act; PROVIDED, that an insurer may reinstate such a terrorism exclusion if the insured either
(a) authorized such reinstatement in writing or (b) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude losses resulting from terrorist acts not covered by the act from coverage under their policies. Moreover, the act still leaves insurers with high potential exposure for terrorism-related claims due to the deductible and co-payment provisions thereof. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage may still become high. Additionally, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     It is likely, particularly since the federal program trigger limits are increasing to $50,000,000 on April 1, 2006 and $100,000,000 on January 1, 2007,
that premiums for terrorism insurance coverage will increase and may not be available at commercially reasonable rates (and may not be available at the premium limits applicable to the related borrowers of the underlying mortgage loans) and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (possibly to the point where it is effectively not available). Further, since the federal program trigger will increase to $50,000,000 or $100,000,000, on April 1, 2006 and January 1, 2007, respectively, insurance companies may increase their deductibles for terrorism insurance coverage to counter the federal trigger amount. In such events, a borrower may be permitted under the terms of the applicable mortgage loan documents not to purchase terrorism insurance or to purchase a lower amount.

     The master servicer will use reasonable efforts to cause the borrower to maintain -- or, if the borrower does not so maintain, then the master servicer will maintain -- all-risk casualty insurance (the cost of which will be payable as a servicing advance), which does not contain any carve-out for terrorist or similar acts, to the extent not prohibited by the terms of the related mortgage loan documents. The cost of any such insurance so maintained by the master servicer will be reimbursable to it as a servicing advance. The master servicer will not be required to call a default under an underlying mortgage loan if the related borrower fails to maintain such insurance, and the master servicer will not be required to maintain insurance against property damage resulting from terrorist or similar acts, if the special servicer has determined in accordance with the servicing standard described in this prospectus supplement that either--

     - such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate,

PROVIDED that, for any underlying mortgage loan in respect of which the related loan documents contain express provisions requiring terrorism insurance, the master servicer will use reasonable efforts consistent with the servicing standard described in this prospectus supplement to enforce such express provisions.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, a default on the subject mortgage loan may result, and such damaged mortgaged real property may not provide adequate collateral to satisfy all amounts owing under such mortgage loan, which could result in losses on some classes of the series 2006-C2 certificates.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, property damage at the related mortgaged real property resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy. There can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate.

     THE ABSENCE OR INADEQUACY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES. The mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, certain of the mortgaged properties are located in Texas, California and Florida, states or territory, as applicable, that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states or territory, as applicable. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the costs of reconstruction and repair. As a result of any of these factors, the amount available to make distributions on the offered certificates could be reduced.

     COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL COSTS TO BORROWERS. Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

     CERTAIN LOANS MAY REQUIRE PRINCIPAL PAYDOWNS WHICH MAY REDUCE THE YIELD ON YOUR OFFERED CERTIFICATES. Some of the mortgage loans that we intend to include in the issuing entity may require the related borrower to make, or permit the lender to apply reserve funds or letter of credit proceeds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment, which may not include a yield maintenance premium, may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     ONE ACTION RULES MAY LIMIT REMEDIES. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the underlying mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

     TAX CONSIDERATIONS RELATED TO FORECLOSURE. Under the series 2006-C2 pooling and servicing agreement, the special servicer, on behalf of the issuing entity, among others, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property," within the meaning of section 856(d) of the Code, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to the series 2006-C2 certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels. The series 2006-C2 pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to the series 2006-C2 certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

     In addition, if the special servicer, on behalf of the issuing entity, among others, were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged real properties, it may be required in certain jurisdictions, particularly in California and New York, to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-C2 certificateholders.

RISKS RELATED TO THE OFFERED CERTIFICATES

     THE ISSUING ENTITY'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON YOUR OFFERED CERTIFICATES. If the assets of the issuing entity are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the issuing entity only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     THE CLASS A-M AND CLASS A-J CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, THE CLASS A-1, A-2, A-3, A-1-A, A-X AND A-SP CERTIFICATES. If you purchase class A-M or class A-J certificates, then your certificates will provide credit support to the other more senior classes of offered certificates, as well as the class A-X and A-SP certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other more senior classes of series 2006-C2 certificates.

     When making an investment decision, you should consider, among other things--

     - the distribution priorities of the respective classes of the series 2006-C2 certificates,

     - the order in which the principal balances of the respective classes of the series 2006-C2 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     -    the characteristics and quality of the underlying mortgage loans.

     THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY. The yield on your offered certificates will depend on, among other things--

     -    the price you paid for your offered certificates, and

     - the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     - the pass-through rate for, and the other payment terms of, your offered certificates,

     - the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-C2 certificates,

     - the collection and payment of yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans,

     - whether any underlying mortgage loan is repurchased due to a breach of any of its representations and warranties, and

     - servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     In the absence of significant events, holders of the class A-1, A-2 and A-3 certificates should be concerned with the factors described in the second, third, fourth, fifth and sixth bullets of the second preceding paragraph primarily insofar as they relate to the mortgage loans in loan group no. 1 and holders of the class A-1-A certificates should be concerned with those factors primarily insofar as they relate to the mortgage loans in loan group no. 2.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Holders of the class A-1, A-2 and A-3 certificates will be greatly affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2. Holders of the class A-1-A certificates will be affected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate of payments and other collections of principal on the mortgage loans in loan group no. 1.

     The yields on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher mortgage interest rates pay principal faster than the mortgage loans with relatively lower mortgage interest rates.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicer, the special servicer, any primary servicer or any sub-servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining underlying mortgage loans. Even if defaults are non-monetary, the special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2006-C2 certificateholders.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. In general, yield maintenance charges will be among the last items payable out of foreclosure proceeds. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2006-C2 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     THE RIGHT OF THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE TO RECEIVE INTEREST ON ADVANCES MAY RESULT IN ADDITIONAL LOSSES TO THE ISSUING ENTITY. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     IF THE MASTER SERVICER OR THE SPECIAL SERVICER PURCHASES SERIES 2006-C2 CERTIFICATES, A CONFLICT OF INTEREST COULD ARISE BETWEEN THEIR DUTIES AND THEIR INTERESTS IN THE SERIES 2006-C2 CERTIFICATES. The master servicer, the special servicer or an affiliate of either of them may purchase any of the series 2006-C2 certificates. In fact, it is anticipated that an affiliate of ARCap Servicing, Inc. will purchase some or all of several non-offered classes, including the initial controlling class, of series 2006-C2 certificates. The purchase of series 2006-C2 certificates by the master servicer or the special servicer could cause a conflict between its duties under the pooling and servicing agreement and its interest as a holder of a series 2006-C2 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2006-C2 certificates. However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or for the portfolios of third parties.

     THE INTERESTS OF THE SERIES 2006-C2 CONTROLLING CLASS CERTIFICATEHOLDERS MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS. The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2006-C2 certificates representing a majority interest in the controlling class of series 2006-C2 certificates will be entitled to designate a particular series 2006-C2 controlling class certificateholder (or beneficial owner of series 2006-C2 controlling class certificates), referred to in this prospectus supplement as the series 2006-C2 directing certificateholder, to exercise the various rights and powers in respect of the mortgage pool described under "The Series 2006-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Series 2006-C2 Controlling Class and Series 2006-C2 Directing Certificateholder" in this prospectus supplement. You should expect that the series 2006-C2 directing certificateholder will exercise those rights and powers on behalf of the series 2006-C2 controlling class certificateholders, and it will not be liable to any class of series 2006-C2 certificateholders for doing so. In addition, subject to the conditions described under "The Series 2006-C2 Pooling and Servicing Agreement--Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" in this prospectus supplement, the holders of series 2006-C2 certificates representing a majority interest in the controlling class of series 2006-C2 certificates may remove the special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2006-C2 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2006-C2 controlling class will be a non-offered class of series 2006-C2 certificates. The series 2006-C2 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES MAY REQUIRE YOU TO EXERCISE YOUR RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement.

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the Series 2006-C2 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-C2 CERTIFICATEHOLDERS. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2006-C2 certificates will be required to direct, consent to or approve certain actions, including amending the Series 2006-C2 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2006-C2 certificates.

     LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED CERTIFICATES. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

FUTURE TERRORIST ATTACKS AND MILITARY ACTIONS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE UNDERLYING MORTGAGE LOANS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington D.C. area and Pennsylvania. It is impossible to predict the extent to which future terrorist activities may occur in the United States.

     The United States military currently occupies Iraq and maintains a presence in Afghanistan, which may prompt further terrorist attacks against the United States.

     It is uncertain what effects the U.S. military occupation of Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Limited Liquidity of Your Certificates May Have An Adverse Impact on Your Ability To Sell Your Offered Certificates," "--The Market Value of Your Certificates Will Be Sensitive to Factors Unrelated to the Performance of Your Certificates and the Underlying Mortgage Assets" and "--Risks Associated with Commercial or Multifamily Mortgage Loans" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "likely," "estimates," and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                  AFFILIATIONS

     Column Financial, Inc., which is a sponsor and an originator of the underlying mortgage loans is an affiliate of Credit Suisse Securities (USA) LLC, an underwriter, and of the depositor. Wachovia Capital Markets, LLC, which is an underwriter, is an affiliate of Wachovia Bank, National Association, the master servicer. There are no additional relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates that are not otherwise described herein.

                        DESCRIPTION OF THE ISSUING ENTITY

     The entity issuing the offered certificates will be Credit Suisse Commercial Mortgage Trust Series 2006-C2, which we refer to herein as the "issuing entity." The issuing entity is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The pooling and servicing agreement will be filed on a current report form 8-K with the Securities and Exchange Commission after the closing date. The only activities that the issuing entity may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the offered certificates and making distributions and providing reports to certificateholders. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investment of funds in the collection accounts and other accounts maintained under the pooling and servicing agreement in certain short-term, high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer or trustee may make advances to the issuing entity only to the extent it deems such advances to be recoverable from the related underlying mortgage loan. Such advances are intended to be in the nature of a liquidity, rather than a credit facility. The pooling and servicing agreement may be amended as set forth under "The Series 2006-C2 Pooling and Servicing Agreement--Amendment" in this prospectus supplement. The issuing entity administers the underlying mortgage loans through the master servicer and the special servicer. A discussion of the duties of the servicers, including any discretionary activities performed by each of them, is set forth herein under "The Series 2006-C2 Pooling and Servicing Agreement" in this prospectus supplement.

     The only assets of the issuing entity other than the underlying mortgage loans and any REO Properties are the collection accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the collection accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, the master servicer and the special servicer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors. It acts through the trustee, the master servicer and the special servicer.

     The depositor is contributing the underlying mortgage loans to the issuing entity. The depositor is purchasing the underlying mortgage loans from the mortgage loan seller pursuant to a mortgage loan purchase agreement, as described herein under "Summary of Prospectus-The Underlying Mortgage Loans--Source of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Representations and Warranties." The mortgage loan purchase agreement will be filed with the Securities and Exchange Commission after the closing date on a current report form 8-K.

     Expenses related to the selection and acquisition of the underlying mortgage loans in the amount of $5,500,000 will be paid by the depositor from the proceeds of the offering of the certificates.

     As a common-law trust, it is anticipated that the issuing entity would not be subject to the United States Bankruptcy Code. The depositor has been formed as a special purpose bankruptcy remote entity. In connection with the formation of the depositor, a legal opinion was rendered that if the parent company of the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such opinion after full consideration of the relevant factors, would not disregard the separate corporate existence of the depositor so as to order substantive consolidation of the assets and liabilities of the depositor with those of such parent company. In addition, in connection with the sale of the underlying mortgage loans from the mortgage loan seller to the depositor and from the depositor to the issuing entity, legal opinions are required to be rendered to the effect that:

     - If such mortgage loan seller were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such mortgage loan seller under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case involving such mortgage loan seller are not applicable to payments on the certificates.

     - If the depositor were to become a debtor in a case under the United States Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of the estate of the depositor under Section 541 of the United States Bankruptcy Code and (ii) the automatic stay arising pursuant to Section 362 of the United States Bankruptcy Code upon the commencement of a bankruptcy case of the depositor is not applicable to payments on the certificates.

     Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the depositor has been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from the mortgage loan seller to the depositor and from the depositor to the issuing entity has been structured as a sale, there can be no assurance that the depositor will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or issuing entity is deemed to be a creditor of the related mortgage loan seller rather than an owner of the underlying mortgage loans. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Bankruptcy of a Depositor or the Seller May Delay or Reduce Collections on the Underlying Mortgage Loans" in this prospectus supplement.

                          DESCRIPTION OF THE DEPOSITOR

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the issuing entity and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000. See "Credit Suisse First Boston Mortgage Securities Corp." in the accompanying prospectus.

                           DESCRIPTION OF THE SPONSOR

THE MORTGAGE LOAN SELLER

     All of the underlying mortgage loans, representing 100.0% of the initial mortgage pool balance, were sold to us by the sponsor. Each of the mortgage loans sold by the related sponsor to us was purchased or originated by such sponsor or one of its affiliates and underwritten by the related sponsor's or affiliate's underwriters.

     OVERVIEW

     Column Financial, Inc. ("Column") is a sponsor of this securitization transaction. Column or an affiliate of Column originated all of the Column mortgage loans and underwrote all of the Column mortgage loans in this transaction. See "The Sponsor" in the accompanying prospectus.

     LITIGATION INVOLVING TRANSACTION PARTIES

     There are no legal proceedings pending against the sponsor, depositor, trustee, issuing entity, master servicer, special servicer, primary servicer or originator that is material to the certificateholders.

     COLUMN'S UNDERWRITING STANDARDS

     GENERAL. All of the Column mortgage loans were originated by Column, in each case, generally in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular underlying mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. This underwriting criteria is general, and there is no assurance that every loan will comply in all respects with the guidelines. Column originates mortgage loans principally for securitization.

     LOAN ANALYSIS. Column and its affiliates' credit underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged real property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower is examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. Generally, a member of the underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Column and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan. The underwriting criteria set forth in this section may be overridden as to any particular underlying mortgage loan to the extent that, in the professional judgment of senior real estate professionals of Column and its affiliates, there exist mitigating factors relating to the related mortgaged real property and/or borrower of such underlying mortgage loan. Certain characteristics of the mortgage loans in the issuing entity are set forth in Exhibit A-1 to this prospectus supplement, and such information indicates where certain underwriting criteria have been overridden.

     DEBT SERVICE COVERAGE RATIO AND LTV RATIO. Column's underwriting standards generally require that the underwritten debt service coverage ratio for each underlying mortgage loan is equal to or greater than 1.20x and the loan to value ratio for each underlying mortgage loan is less than or equal to 80%. Because the underwritten debt service coverage ratios are calculated based on anticipated Underwritten Net Cash Flow at the time of origination, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination.

     ESCROW REQUIREMENTS. In many cases, Column requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Often, the required escrows for mortgage loans originated by Column are as follows:

     - Taxes and Insurance-Typically, a pro-rated initial deposit and monthly deposits equal to one-twelfth of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     - Replacement Reserves-Monthly deposits generally based on recommended amounts pursuant to a property condition report prepared for Column.

     - Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, generally in an amount equal to at least 100% of the estimated costs of the recommended repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     - Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     SELECTION OF MORTGAGE LOANS

     The selection of mortgage loans for the series 2006-C2 securitization was made based on various considerations concerning the mortgage pool in an effort to maximize the execution of the series 2006-C2 certificates. Such considerations include, but are not limited to, the property types that serve as collateral for the mortgage loans, the geographic location of such properties and certain financial characteristics of the mortgage loans, such as debt service coverage ratios and loan-to-value ratios. Additionally, concentrations of each of the foregoing characteristics are evaluated to create a diverse mortgage pool. For a description of the types of underlying mortgage loans included in the issuing entity and a description of the material terms of such underlying mortgage loans, see "Description of the Underlying Mortgage Loans" and "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans," respectively, below.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The issuing entity will consist primarily of 193 fixed rate loans, secured by 213 multifamily and commercial properties, which we refer to collectively herein as the underlying mortgage loans. The underlying mortgage loans will have an initial total principal balance of approximately $1,439,456,353 as of May 11, 2006 (which we refer to herein as the "cut-off date"), subject to a variance of plus or minus 5%.

     For purposes of calculating distributions on the respective classes of the series 2006-C2 certificates, the mortgage loans will be divided into the following two loan groups:

     - Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 141 mortgage loans, with an initial loan group no. 1 balance of $920,715,272, representing approximately 64.0% of the initial mortgage pool balance.

     - Loan group no. 2, which will consist of 52 of the mortgage loans that are secured in whole or in part by multifamily and manufactured housing property types, with an initial loan group no. 2 balance of $518,741,081, representing approximately 36.0% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the initial loan group no. 1 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1, and the initial loan group no. 2 balance will equal the total cut-off date principal balance of the mortgage loans in loan group no. 2. The cut-off date principal balance of any underlying mortgage loan or any Companion Loan is equal to its unpaid principal balance as of its due date in May 2006, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Each of the mortgage loans that we intend to include in the issuing entity is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to certain permitted encumbrances.

     You should consider each of the mortgage loans that we intend to include in the issuing entity to be a nonrecourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans that we intend to include in the issuing entity will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the issuing entity. When reviewing this information, please note that--

     - All numerical information provided with respect to those mortgage loans is provided on an approximate basis.

     - All weighted average information provided with respect to those mortgage loans or any sub-group of those mortgage loans reflects a weighting by their respective cut-off date principal balances.

     - In calculating the cut-off date principal balances of the mortgage loans that we intend to include in the issuing entity, we have assumed that--

          1. all scheduled payments of principal and/or interest due on those mortgage loans on or before their respective due dates in May 2006, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of those mortgage loans during the period from its due date in April 2006 up to and including its due date in May 2006.

     - When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial mortgage pool balance, the initial loan group no. 1 balance, the initial loan group no. 2 balance, as the case may be, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans.

     - The general characteristics of the entire mortgage pool are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates will depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     - In some cases, multiple mortgaged real properties secure a single underlying mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     - In some cases, an individual mortgage loan is secured by additional collateral that will be released upon satisfaction of certain performance related criteria or, if not so satisfied, may be applied to prepayment of principal. In such cases, the annual debt service coverage and loan to value ratio may be calculated after netting out the letters of credit and/or holdback amounts

     - If multiple parcels of real property secure a single underlying mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     - Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by name, we mean the underlying mortgage loan secured by the mortgaged real property identified by that name on Exhibit A-1 to this prospectus supplement.

     - Statistical information regarding the mortgage loans that we intend to include in the issuing entity may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The table below identifies each group of mortgaged real properties that secures an individual multi-property mortgage loan that we intend to include in the issuing entity.

                                                                                 NUMBER OF STATES        % OF INITIAL
                                                                               WHERE THE PROPERTIES        MORTGAGE
                               PROPERTY NAME                                       ARE LOCATED           POOL BALANCE
---------------------------------------------------------------------------  ------------------------  ----------------
1.  Babcock & Brown FX1..................................................               3                    10.9%
2.  Fortunoff Portfolio..................................................               2                     5.1%
3.  Spectra - Pool 1.....................................................               5                     1.3%
4.  Hunter's Trail Apartments and Center Street Commons..................               1                     0.3%

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX1, which collectively represent 10.9% of the initial mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of one or more of the related mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) borrower has delivered to the lender defeasance collateral in an amount equal to 120% of the partial release price allocated to the related release property in accordance with the mortgage loan documents and (ii) the satisfaction of certain debt service coverage ratio tests and loan-to-value ratio tests for the remaining property after giving effect to the partial release.

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Spectra-Pool 1, which collectively represent 1.3% of the initial mortgage pool balance, from time to time, the related borrower has the right to obtain a partial release of one or more of the related mortgaged real properties in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) borrower has delivered to the lender defeasance collateral in an amount equal to 110% of the partial release price allocated to the related release property in accordance with the mortgage loan documents and (ii) the debt service coverage ratio for the remaining property after giving effect to the partial release is at least 1.25x, as determined by lender.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Hunter's Trail Apartments and Center Street Commons, which represents 0.3% of the initial mortgage pool balance, two separate tracts known as Hunter's Trail Apartments and Center Street Commons constitute the collateral for the loan. From time to time, the related borrower has the right to obtain a partial release of the designated release property, known as Center Street Commons, in connection with a partial defeasance of the underlying mortgage loan upon the satisfaction of various conditions, including: (i) borrower has prepared all necessary documents to restate the note and issued two substitute notes for the defeased and undefeased portion of the property, (ii) the defeased note cannot be subject to further defeasance and (iii) the amount of the defeased note must be equal to $1,200,000.

     The table below shows each group of mortgaged real properties that--

     -    has the same or affiliated borrowers, and

     - secures two (2) or more non-cross-collateralized mortgage loans or groups of mortgage loans that we intend to include in the issuing entity, which mortgage loans have a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                             RELATED BORROWER LOANS

                                                                                                       % OF INITIAL
                                                                                    NUMBER OF            MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                                 MORTGAGE LOANS       POOL BALANCE
------------------------------------------------------------------------------  -------------------  ----------------
1.  Lincoln Green Apartments, Cherry Creek Apartments and
    Arbor Hills Apartments...............................................               3                   2.7%
2.  Winery Estates Marketplace and Town Place Square.....................               2                   2.0%
3.  Cherokee Commons and Windlands Shopping Center.......................               2                   1.2%

SUBSTITUTION

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX1, which mortgage loan represents 10.9% of the initial mortgage pool balance, the related mortgage loan documents permit substitution of individual properties securing such mortgage loan PROVIDED that the borrower complies with certain conditions, including, without limitation: (i) no event of default exists under the mortgage loan documents, (ii) satisfaction of certain debt service coverage ratio and loan-to-value ratio tests and (iii) the appraised value of the substitute property is equal to or greater than the appraised value of the released property as of the closing date of the mortgage loan and as of the release date. The borrower's right to substitute will terminate once it has substituted individual properties with aggregate allocated loan amounts equal to 35% of the total original aggregate allocated loan amounts without prior written consent of lender, to be granted or denied in its sole discretion.

CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     DUE DATES. Subject, in some cases, to a next business day convention, monthly installments of principal and/or interest will be due on the underlying mortgage loans on the 11th calendar day of each month.

     MORTGAGE RATES; CALCULATIONS OF INTEREST. In general, each of the mortgage loans that we intend to include in the issuing entity bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the issuing entity is shown on Exhibit A-1 to this prospectus supplement.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the issuing entity provides for negative amortization or for the deferral of interest.

     All of the mortgage loans that we intend to include in the issuing entity accrue interest on an Actual/360 Basis.

     BALLOON LOANS. One hundred ninety (190) of the mortgage loans that we intend to include in the issuing entity, representing 99.0% of the initial mortgage pool balance, of which 138 mortgage loans are in loan group no. 1, representing 98.5% of the initial loan group no. 1 balance, and 52 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, are each characterized by--

     - either (a) an amortization schedule that is significantly longer than the actual term of the subject mortgage loan or (b) no amortization prior to the stated maturity of the subject mortgage loan, and

     - in either case, a substantial payment of principal on its stated maturity date.

     ARD LOANS. Three (3) of the mortgage loans that we intend to include in the issuing entity, representing 1.0% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 1.5% of the initial loan group no. 1 balance, are each characterized by the following features:

     - A maturity date that is generally 15 to 30 years following origination.

     - The designation of an anticipated repayment date that is generally 5 to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     - The ability of the related borrower to prepay the subject mortgage loan, without restriction, including without any obligation to pay a Yield Maintenance Charge, at any time on or after a date that is generally not later than the related anticipated repayment date.

     - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of one (1) ARD Loan, representing 0.5% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) 2.95 percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date, and

          2. in the case of 2 ARD Loans, representing 0.5% of the initial mortgage pool balance, the greater of (x) two percentage points over the initial mortgage interest rate, and (y) 3.05 percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     - The deferral of any additional interest accrued with respect to the subject mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to an ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full.

     - From and after its anticipated repayment date, the accelerated amortization of the subject mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to an ARD Loan.

     In the case of each of the ARD Loans that we intend to include in the issuing entity, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     ADDITIONAL AMORTIZATION CONSIDERATIONS. Two (2) of the mortgage loans that we intend to include in the issuing entity, representing 5.1% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 5.3% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.8% of the initial loan group no. 2 balance, provide for an interest-only period that extends to maturity, or in the case of the ARD Loans, the anticipated repayment date.

     Eleven (11) of the mortgage loans that we intend to include in the issuing entity, representing 7.7% of the initial mortgage pool balance, of which nine
(9) mortgage loans are in loan group no. 1, representing 9.3% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 5.0% of the initial loan group no. 2 balance, provide for an initial interest only period of 12 months or less.

     Twenty-nine (29) of the mortgage loans that we intend to include in the issuing entity, representing 13.3% of the initial mortgage pool balance, of which 20 mortgage loans are in loan group no. 1, representing 13.8% of the initial loan group no. 1 balance, and nine (9) mortgage loans are in loan group no. 2, representing 12.4% of the initial loan group no. 2 balance, provide for an initial interest only period of 18 to 24 months.

     Forty (40) of the mortgage loans that we intend to include in the issuing entity, representing 38.6% of the initial mortgage pool balance, of which 24 mortgage loans are in loan group no. 1, representing 25.2% of the initial loan group no. 1 balance, and 16 mortgage loans are in loan group no. 2, representing 62.4% of the initial loan group no. 2 balance, provide for an initial interest only period of 25 to 84 months.

     Some of the underlying mortgage loans will provide, in each case, for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     PREPAYMENT PROVISIONS.  As of origination:

     - One hundred seventy eight (178) of the mortgage loans that we intend to include in the issuing entity, representing 94.1% of the initial mortgage pool balance, of which 131 mortgage loans are in loan group no. 1, representing 94.8% of the initial loan group no. 1 balance, and 47 mortgage loans are in loan group no. 2, representing 92.9% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     - Fourteen (14) of the mortgage loans that we intend to include in the issuing entity, representing 5.2% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1 representing 4.1% of the initial loan group no. 1 balance, and five
          (5) mortgage loans are in loan group no. 2 representing 7.1% of the initial loan group no. 2 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. a prepayment consideration period during which voluntary principal prepayments must be accompanied by a Yield Maintenance Charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     - One (1) of the mortgage loans that we intend to include in the issuing entity, representing 0.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 1.1% of the initial loan group no. 1 balance, provided for--

          1. a prepayment lock-out period during which voluntary principal prepayments are prohibited, followed by

          2. beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, a defeasance period where the mortgage loan may be defeased, followed by

          3. beginning no sooner than the third anniversary of the date of initial issuance of the offered certificates, a period during which the mortgage loan may either be defeased or prepaid, with any prepayment accompanied by a Yield Maintenance Charge, followed by

          4. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any underlying mortgage loan will generally begin two (2) to seven (7) months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     The prepayment terms of the mortgage loans that we intend to include in the issuing entity are more particularly described in Exhibit A-1 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement--

     - the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     - it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a Yield Maintenance Charge.

     PREPAYMENT LOCK-OUT PERIODS. One hundred seventy-eight (178) of the mortgage loans that we intend to include in the issuing entity, representing 94.1% of the initial mortgage pool balance, of which 131 mortgage loans are in loan group no. 1, representing 94.8% of the initial loan group no. 1 balance, and 47 mortgage loans are in loan group no. 2, representing 92.9% of the initial loan group no. 2 balance, provide for prepayment lock-out/defeasance periods as of their respective due dates in May 2006. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the subject mortgage loan cannot be voluntarily prepaid:

     - the maximum remaining prepayment lock-out/defeasance period as of the related due date in May 2006 is 118 months with respect to the entire mortgage pool, 118 months with respect to loan group no. 1 and 117 months with respect to loan group no. 2;

     - the minimum remaining prepayment lock-out/defeasance period as of the related due date in May 2006 is 50 months with respect to the entire mortgage pool, 53 months with respect to loan group no. 1 and 50 months with respect to loan group no. 2; and

     - the weighted average remaining prepayment lock-out/defeasance period as of the respective related due dates in May 2006 is 112 months with respect to the entire mortgage pool, 112 months with respect to loan group no. 1 and 110 months with respect to loan group no. 2.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below, and partial prepayments of multi-property mortgage loans will be required under the circumstances described under "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" above.

     PREPAYMENT CONSIDERATION PERIODS. Fifteen (15) of the mortgage loans that we intend to include in the issuing entity, representing 5.9% of the initial mortgage pool balance, of which ten (10) mortgage loans are in loan group no. 1, representing 5.2% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 7.1% of the initial loan group no. 2 balance, provide for a prepayment consideration period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant prepayment consideration will generally consist of the following:

     - In the case of 14 of those mortgage loans, representing 5.2% of the initial mortgage pool balance, of which nine (9) mortgage loans are in loan group no. 1, representing 4.1% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 7.1% of the initial loan group no. 2 balance a Yield Maintenance Charge in an amount generally equal to the greater of the following: (1) a specified percentage of the principal balance of the subject mortgage loan being prepaid; and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) or, in the case of an ARD Loan, the anticipated repayment date (including the principal balance scheduled to be due on the related anticipated repayment date), determined by discounting such payments at the Discount Rate as defined in the related loan documents, less the amount of principal being prepaid. In certain cases, alternative methods of the calculation of yield maintenance charges are set forth in the loan documents.

     - In the case of one (1) of those mortgage loans, representing 0.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 1.1% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium.

     Unless a mortgage loan is relatively near its stated maturity date or anticipated repayment date, as applicable, or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the prepayment consideration may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The prepayment consideration provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan.

     The underlying mortgage loans generally provide that, in the event of an involuntary prepayment made after an event of default has occurred, a Yield Maintenance Charge will be due. The enforceability of provisions providing for payments comparable to the prepayment consideration upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a Yield Maintenance Charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that Yield Maintenance Charge will be enforceable under applicable state law. Furthermore, the series 2006-C2 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as prepayment consideration. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor the sponsor or the mortgage loan seller makes any representation as to the enforceability of the provision of any underlying mortgage loan requiring the payment of a Yield Maintenance Charge, or of the collectability of any Yield Maintenance Charge.

     CASUALTY AND CONDEMNATION. In the event of a condemnation or casualty at the mortgaged real property securing any of the underlying mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any prepayment consideration.

     Several of the mortgage loans that we intend to include in the issuing entity provide that, if casualty or condemnation proceeds are applied to the loan (usually above a specified amount or above a specified percentage of the value of the related mortgaged real property), then the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay all or a portion of the remaining principal balance of the subject mortgage loan without any prepayment consideration. Some mortgage loans that we intend to include in the issuing entity provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     MORTGAGE LOANS WHICH MAY REQUIRE PRINCIPAL PAYDOWNS. Seventeen (17) mortgage loans that we intend to include in the issuing entity, representing 20.0% of the initial mortgage pool balance, of which 16 mortgage loans are in loan group no. 1, representing 28.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 4.8% of the initial loan group no. 2 balance, are secured by letters of credit or cash reserves, or a combination of both, that in each such case:

     - will be released to the related borrower, in whole or in part, upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions (the borrowers under certain of the mortgage loans may have satisfied one or more of the conditions for such release); and

     - if not so released, will or, under certain mortgage loans, at the discretion of the lender, may prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods (any such prepayment may or may not require that additional prepayment consideration, such as a yield maintenance premium, also be due and any such prepayment consideration may in some cases be paid out of the related additional collateral).

See Exhibit A-1 to this prospectus supplement.

     In some instances such additional collateral is comprised of cash reserves specifically established for other uses benefiting the related property (i.e., including tenant improvements or capital needs), with the related borrower having the obligation to replenish such cash reserves or increase the amount of the related letter of credit as a condition to using the cash reserve for any such purpose. If such cash is used to prepay or defease the mortgage loan as described in the immediately preceding bullet point, there is no obligation on the part of the related borrower to replenish such cash.

     Based on the amount of such collateral at the time of closing of each such loan, the aggregate additional collateral is $23,558,320.

     DEFEASANCE LOANS. One hundred seventy-eight (178) of the mortgage loans that we intend to include in the issuing entity, representing 94.1% of the initial mortgage pool balance, of which 131 mortgage loans are in loan group no. 1, representing 94.8% of the initial loan group no. 1 balance, and 47 mortgage loans are in loan group no. 2, representing 92.9% of the initial loan group no. 2 balance, permit the borrower to deliver direct, non-callable U.S. government obligations as substitute collateral.

     One (1) of the mortgage loans, representing 0.7% of the initial mortgage pool balance, which mortgage loan is in loan group no. 1, representing 1.1% of the initial loan group no. 1 balance, permits the borrower to obtain the release of the related mortgaged real property either through the defeasance or prepayment in full with the payment of a yield maintenance premium.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the subject underlying mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any underlying mortgage loan must provide for a series of payments that--

     - will be made prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, the end of the lockout period), and

     - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, the subject underlying mortgage loan will be treated as if it was a balloon loan that matures on its anticipated repayment date.

     If fewer than all of the real properties securing any particular multi-property mortgage loan are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the issuing entity may be defeased prior to the second anniversary of the date of initial issuance of the offered certificates.

     Neither we nor the sponsor or the mortgage loan seller makes any representation as to the enforceability of the defeasance provisions of any of the underlying mortgage loans.

     LOCKBOXES. Forty-two (42) mortgage loans that we intend to include in the issuing entity, representing 49.4% of the initial mortgage pool balance, of which 31 mortgage loans are in loan group no. 1, representing 44.8% of the initial loan group no. 1 balance, and 11 mortgage loans are in loan group no. 2, representing 57.4% of the initial loan group no. 2 balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     - HARD LOCKBOX. Income (or some portion of income sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, except that with respect to multifamily rental properties, income (or some portion of income sufficient to pay monthly debt service) is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables will be deposited directly into a lockbox account.

     - SPRINGING LOCKBOX. Income is collected and retained by or is otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox or modified lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4. an event of default under the mortgage (in certain cases, only a monetary event of default); or

          5. certain specified events relating to the tenancy at the related mortgaged real property (i.e., termination of a major lease).

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower (but to be under the sole control of the lender) upon the occurrence of the triggering event.

     - MODIFIED LOCKBOX. Except in those cases involving multifamily rental properties and hospitality properties that are described under "Hard Lockbox" above, income is collected by the property manager of the mortgaged real property (or, in some cases, the borrower) and is deposited into a lender-controlled lockbox account on a regular basis.

The above-referenced 42 mortgage loans provide for the following types of lockbox accounts:

                                                                  % OF INITIAL
                                                NUMBER OF           MORTGAGE
                TYPE OF LOCKBOX               MORTGAGE LOANS      POOL BALANCE
          --------------------------------  ------------------  ----------------
          Springing......................           31                31.0%
          Hard...........................            8                16.2%
          Modified.......................            3                 2.1%
                                            ------------------  ----------------
          TOTAL                                     42                49.4%

     For any hard lockbox, income (or some portion of income sufficient to pay monthly debt service) deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager or borrower, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property, to the related borrower or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity.

     ESCROW AND RESERVE ACCOUNTS. Many of the mortgage loans that we intend to include in the issuing entity provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     -    taxes and insurance,

     -    capital improvements,

     -    furniture, fixtures and equipment, and/or

     -    various other purposes.

     As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer or a primary servicer pursuant to a subservicing agreement with the master servicer. In the case of most of the underlying mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     TAX ESCROWS. In the case of 184 of the mortgage loans that we intend to include in the issuing entity, representing 93.8% of the initial mortgage pool balance, of which 133 mortgage loans are in loan group no. 1, representing 93.0% of the initial loan group no. 1 balance, and 51 mortgage loans are in loan group no. 2, representing 95.2% of the initial loan group no. 2 balance, escrows were established for taxes. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments.

     If an escrow was established, the funds will be applied by the master servicer to pay for taxes and assessments at the related mortgaged real property.

     In some cases, no tax escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments.

     INSURANCE ESCROWS. In the case of 179 of the mortgage loans that we intend to include in the issuing entity, representing 90.5% of the initial mortgage pool balance, of which 128 mortgage loans are in loan group no. 1, representing 87.9% of the initial loan group no. 1 balance, and 51 mortgage loans are in loan group no. 2, representing 95.2% of the initial loan group no. 2 balance, escrows were established for insurance premiums. The related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for insurance premiums at the related mortgaged real property.

     Under some of the other mortgage loans that we intend to include in the issuing entity, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no insurance escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the insurance premiums directly or because the tenant has the right to self-insure.

     RECURRING REPLACEMENT RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable mortgage loan that we intend to include in the issuing entity the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     - capital replacements, repairs and furniture, fixtures and equipment, or

     -    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that secure a mortgage loan that we intend to include in the issuing entity, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage instrument and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the issuing entity, the related borrowers were permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts or may substitute letters of credit and obtain release of established reserve accounts.

     ENGINEERING RESERVES. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding underlying mortgage loans for deferred maintenance items that are required to be corrected within 12 months from origination. In most of those cases, the engineering reserve is 100% to 125% of the estimated cost to make the required repairs. However, in some of those cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     - the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     - various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. In the case of some mortgaged real properties acquired with the proceeds of the related mortgage loan to be included in the issuing entity, the related borrower escrowed an amount substantially in excess of the cost estimate set forth in the related inspection report because it contemplated completing repairs in addition to those shown in the related inspection report. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. Most of the mortgage loans that we intend to include in the issuing entity contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph and subject to the discussion under "--Additional Loan and Property Information--Additional Secured Financing" below, these clauses either--

     - permit the holder of the related mortgage instrument to accelerate the maturity of the subject mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage, or

     - prohibit the borrower from selling, transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the issuing entity permit one or more of the following types of transfers:

     -    -    transfers of the corresponding mortgaged real property if
          specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-C2 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     - a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the related borrower;

     - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     - transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related mortgage loan documents;

     - issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     -    a transfer of ownership interests for estate planning purposes;

     - changes in ownership between existing partners and members of the related borrower;

     - transfers permitting additional tenants-in-common to take title to the mortgaged real property subject to the terms of the related mortgage loan documents;

     - a transfer of non-controlling ownership interests in the related borrower;

     - a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower; or

     -    other transfers similar in nature to the foregoing.

     The depositor, the sponsor and the mortgage loan seller make no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any underlying mortgage loan.

     MORTGAGE PROVISIONS RELATING TO THE MORTGAGEE'S RIGHT TO TERMINATE MANAGEMENT AGREEMENTS. Most of the underlying mortgage loans permit the master servicer or special servicer, as applicable, to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Certain of the underlying mortgage loans may provide that if the DSCR for the applicable mortgage loan falls below a certain level, the master servicer or special servicer, as applicable, will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to such special servicer. In addition, certain of the underlying mortgage loans allow the master servicer or special servicer to cause the termination of the related management agreements upon the failure to meet certain performance triggers and/or the occurrence of certain events of default under the related loan agreements or mortgage documents or if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

     PROVISIONS RELATING TO CERTAIN UNDERLYING MULTI-PROPERTY MORTGAGE LOANS. Four (4) of the underlying mortgage loans, representing 17.7% of the initial mortgage pool balance, are "multi-property loans" that are evidenced by one mortgage note and secured by more than one mortgaged real property. Because certain states exact a mortgage recording or documentary stamp tax based on the principal amount of debt secured by a mortgage, the individual mortgages recorded with respect to certain multi-property loans may secure only a multiple (generally 100% to 150%) of the property release amount of the related mortgaged real property rather than the entire initial principal balance of the related mortgage note.

     HAZARD, LIABILITY AND OTHER INSURANCE. The loan documents for each of the mortgage loans that we intend to include in the issuing entity generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage, subject to exceptions in some cases for tenant insurance or for permitted self-insurance:

     - hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the related mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     - if any portion of the subject property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2. the replacement cost or the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, or the Flood Disaster Protection Act of 1978, as amended;

     - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue or maintenance income from the insured property for at least 12 months or, alternatively, in a specified dollar amount, subject to certain exceptions in the case of some underlying mortgage loans with respect to which such insurance may not be required or may be required for a shorter period.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the issuing entity are not insured against earthquake risks. In the case of those properties located in California and in seismic zones 3 and 4, other than those that are manufactured housing communities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     -    obtain earthquake insurance, or

     - establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the underlying mortgage loans, subject to the discussion below regarding insurance for acts of terrorism, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     -    the trustee has an insurable interest,

     - the insurance coverage is available at commercially reasonable rates, and

     - any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any mortgage loan in the issuing entity is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard.

     In addition, the master servicer must, to the extent it is not prohibited by the terms of the related mortgage loan documents, use reasonable efforts to cause the related borrower to maintain, and if the related borrower does not so maintain, the master servicer must maintain, all-risk casualty insurance or extended coverage insurance (with special form coverage) which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act; PROVIDED, HOWEVER, that the master servicer will not be obligated to require any borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the mortgage loan documents or by the related mortgage loan seller immediately prior to the date of initial issuance of the offered certificates, unless the master servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the date of initial issuance of the offered certificates (if less than what is required by the related loan documents) would not be commercially reasonable for property of the same type, size and/or location as the related mortgaged real property and the special servicer, with the consent of the Series 2006-C2 Directing Certificateholder, approves such determination; PROVIDED, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C2 directing certificateholder, if following any such direction of the series 2006-C2 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C2 directing certificateholder would violate the Servicing Standard. Notwithstanding the foregoing, the master servicer will not be required to call a default under a mortgage loan in the issuing entity if the related borrower fails to maintain such insurance, and the master servicer need not maintain such insurance, if the master servicer has determined after due inquiry (with the consent of the special servicer and the Series 2006-C2 Directing Certificateholder; PROVIDED, that the special servicer will not follow any such direction, or refrain from acting based upon the lack of any such direction, of the series 2006-C2 directing certificateholder, if following any such direction of the series 2006-C2 directing certificateholder or refraining from taking such action based upon the lack of any such direction of the series 2006-C2 directing certificateholder would violate the Servicing Standard), in accordance with the Servicing Standard, that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located; or

     -    such insurance is not available at any rate.

     If the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the issuing entity. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the issuing entity.

     The mortgage loans that we intend to include in the issuing entity generally provide that insurance and condemnation proceeds in excess of minimum thresholds specified in the related mortgage loan documents are to be applied either--

     - to restore the related mortgaged real property (with any balance to be paid to the borrower), or

     -    towards payment of the subject mortgage loan.

     If any mortgaged real property is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related underlying mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property or, at the special servicer's election with the Series 2006-C2 Directing Certificateholder's consent, coverage satisfying insurance requirements consistent with the Servicing Standard, PROVIDED that such coverage is available at commercially reasonable rates.

     Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master single interest insurance policy insuring against hazard losses on all of the mortgage loans and/or REO Properties in the issuing entity for which it is responsible. If any blanket insurance policy or master single interest insurance policy maintained by the master servicer or the special servicer contains a deductible clause, however, that master servicer or special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     -    are not paid because of the deductible clause, and

     - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

     There can be no assurance as regards the extent to which the mortgaged real properties securing the underlying mortgage loans will be insured against acts of terrorism.

     Some of the mortgage loans that we intend to include in the issuing entity specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or only with respect to foreign acts of terrorism covered by the Terrorism Risk Insurance Act of 2002.

     We are aware that in the case of at least one (1) mortgage loan that we intend to include in the issuing entity, representing 0.1% of the initial mortgage pool balance, property damage at the related mortgaged real properties resulting from acts of terrorism is not covered by the related property insurance or a separate terrorism insurance policy.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the issuing entity, and of the corresponding mortgaged real property, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     DELINQUENCIES. None of the mortgage loans that we intend to include in the issuing entity was as of its due date in May 2006, 30 days or more delinquent with respect to any monthly debt service payment.

     TENANT MATTERS. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the underlying mortgage loans--

     - Thirteen (13) mortgaged real properties, securing 4.0% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 6.3% of the initial loan group no. 1 balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupies at least 50%, but less than 100%, of the net rentable area of the particular property.

     - Seven (7) mortgaged real properties, securing 6.6% of the initial mortgage pool balance, which mortgage loans are in loan group no. 1, representing 10.3% of the initial loan group no. 1 balance, are either wholly owner-occupied or leased to a single tenant.

     - Some of the mortgaged real properties that are retail or office properties may have Dark Tenants.

     - A number of the anchor tenants at the mortgaged real properties that are retail properties are not subject to operating covenants, and shadow anchors are not generally subject to operating covenants.

     - A number of companies are Major Tenants at more than one of the mortgaged real properties.

     - Reserves were established with respect to certain of the underlying mortgage loans for tenants that have yet to take occupancy, tenants that have not yet begun to pay rent or to be held as additional security for the related underlying mortgage loan until a certain tenant has re-signed its lease at the related mortgaged real property.

     - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, may be significant to the success of the properties in the aggregate.

     - Tenant leases at some of the mortgaged retail properties may provide for tenant "exclusive use" provisions which may be linked to the limitation on use of an adjoining property over which the related mortgagor may not have control.

     GROUND LEASES. Seven (7) mortgaged real properties securing mortgage loans representing 10.0% of the initial mortgage pool balance, of which six (6) mortgaged real properties are in loan group no. 1 representing 12.9% of the initial loan group no. 1 balance, and one (1) mortgaged real property is in loan group no. 2 representing 4.8% of the initial loan group no. 2 balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. The following is true in each of those cases--

     - the related ground lease, after giving effect to all extension options, expires approximately ten (10) years or more after the amortization term of the related mortgage loan,

     - the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the ground lessee, and

     - in general, the ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     ADDITIONAL SECURED FINANCING. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the issuing entity generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property, other than financing for fixtures, equipment and other personal property.

     The CBA A-Note Mortgage Loans are secured by a mortgaged real property that also secures, on a subordinated basis, one other loan, the CBA B-Note Companion Loan, that is not included in the trust. The CBA A-Note Mortgage Loans represent 4.1% of the initial mortgage pool balance. See "--The CBA A/B Loan Pairs."

     In the case of the mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 330 Physician Center, which mortgage loan represents 1.0% of the initial mortgage pool balance, the borrower may incur additional debt secured by the related mortgaged real property in an amount not to exceed 5% of the mortgage loan amount. Such additional debt must be on a subordinate basis, and requires the written approval of the lender and the satisfaction of various specified conditions. Such requirements include, and the subordinate lender's execution and delivery of an acceptable standstill and subordination agreement.

     In the case of the underlying mortgage loan secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Springfield Commons Apartments, which mortgage loan represents 0.6% of the initial mortgage pool balance, the borrower may incur secured subordinate debt PROVIDED that, among other things: (a) the aggregate debt of the mortgage loan and such secured subordinate debt does not exceed a loan-to-value ratio of 80%,
(b) the related mortgaged real property satisfies a debt service coverage ratio of 1.20x or greater and (c) the subordinate lender shall enter into an intercreditor agreement reasonably acceptable to the lender.

     MEZZANINE DEBT. In the case of seven (7) mortgage loans that we intend to include in the issuing entity, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Further, many of the mortgage loans included in the issuing entity do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. Mezzanine lenders generally have the right to cure certain defaults occurring on the related mortgage loan and upon a default under the mezzanine debt, the mezzanine lender may foreclose upon the ownership interests in the related borrower. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding real mortgaged real property. Although the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Babcock & Brown FX1 Portfolio, which underlying mortgage loan represents 10.9% of the initial mortgage pool balance, a $13,128,568 mezzanine loan is secured by the ownership interests in the related borrower and its 0.1% general partner, Alliance PP2 FX1 GP, L.L.C. The lender of the subject underlying mortgage loan and the holder of the mezzanine financing, Babcock & Brown GPT - Alliance II, LLC, entered into an intercreditor agreement which, among other things, will (a) restrict the mezzanine lender's ability to transfer more than 49% of its interest in the mezzanine loan without the approval of the rating agencies unless the transfer is to an institutional lender (which includes certain affiliates of the mezzanine lender), (b) require the mezzanine lender to obtain rating agency approval of the new owner of the ownership interests unless such new owner is an institutional lender (which includes certain affiliates of the mezzanine lender) in the event of foreclosure on the pledge of the ownership interests, and (c) require the holder of the subject underlying mortgage loan to provide certain notices and cure rights under the subject underlying mortgage loan to the mezzanine lender. Additionally, if the holder of the subject underlying mortgage loan accelerates the loan, starts a foreclosure procedure or such loan becomes a specially serviced loan, then the mezzanine lender will have the right to purchase the subject underlying mortgage loan for its outstanding principal balance plus all accrued interest and other amounts due thereon.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Lincoln Green Apartments, one of the CBA A-Note Mortgage Loans, which underlying mortgage loan represents 1.6% of the initial mortgage pool balance, a $745,000 mezzanine loan secured by a pledge of interests in the related borrower was incurred.

     In the case of the underlying mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Gettysburg Village, Summit Creek, Radisson Plymouth and Jack's Suniland Center which collectively represent 4.7% of the initial mortgage pool balance, the members of the related borrowing entities may obtain mezzanine financing secured by such ownership interests upon the prior approval of the holder of the related mortgage and the satisfaction of various specified conditions, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor agreement by the mezzanine lender and receipt of rating agency confirmation.

     In the case of the underlying mortgage loans secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 34-38 Industrial Way East, a $550,000 mezzanine loan secured by a pledge of ownership interest in the related borrower was incurred.

     UNSECURED INDEBTEDNESS. The borrowers under some of the mortgage loans that we intend to include in the issuing entity have incurred or may incur unsecured indebtedness other than in the ordinary course of business which is or may be substantial in relation to the amount of the subject mortgage loan. Each unsecured debt creditor could cause the related borrower to seek protection under applicable bankruptcy laws. Additionally, in some instances, the borrower under a mortgage loan intended to be included in the issuing entity is required or allowed to post letters of credit as additional security for that mortgage loan, in lieu of reserves or otherwise, and the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     NON-SPECIAL PURPOSE ENTITY BORROWERS. The business activities of the borrowers under many mortgage loans that we intend to include in the issuing entity with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties or limited in their business activities, including incurring debt and other liabilities. In addition, even in the case of mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited to owning their respective mortgaged real properties nor limited in their business activities. In addition, the borrowers under some mortgage loans that we intend to include in the issuing entity have incurred or are permitted in the future to incur debt unrelated to operating the related mortgaged real property. The financial success of the borrowers under these mortgage loans may be affected by the performance of their respective business activities (other than owning their respective properties). These other business activities increase the possibility that these borrowers may become bankrupt or insolvent.

     TITLE, SURVEY AND SIMILAR ISSUES. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the issuing entity, the permanent improvements on the subject property encroach over an easement or a setback line or onto another property. In other instances, certain oil, gas or water estates affect a property. Generally in those cases, either
(i) the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment or (ii) the respective title and/or survey issue was analyzed by the originating lender and determined not to materially affect the respective mortgaged real property for its intended use. There is no assurance, however, that any such analysis in this regard is correct, or that such determination was made in each and every case.

CERTAIN MATTERS REGARDING THE ANDOVER HOUSE APARTMENTS MORTGAGE LOAN

     GENERAL. The mortgage loan identified on Exhibit A-1 to this prospectus supplement as Andover House Apartments (referred to herein as the "Andover House Apartments Mortgage Loan") is secured, on a senior basis with one other note (the "Andover House Apartments Companion Loan"), by the related mortgaged real property (the "Andover House Apartments Property"). The Andover House Apartments Mortgage Loan together with the Andover House Apartments Companion Loan is referred to herein as the "Andover House Apartments Total Loan" and the holder of the Andover House Apartments Companion Loan is referred to herein as the "Andover House Apartments Companion Lender."

     The Andover House Apartments Companion Loan is not included in the issuing entity. Column Financial, Inc. ("Column") is the current lender under the Andover House Apartments Companion Loan. Column and Metropolitan Life Insurance Company ("MetLife"), as the initial holder of the Andover House Apartments Companion Loan, have entered into an agreement among noteholders (the "Andover House Apartments Agreement Among Noteholders").

     ANDOVER HOUSE APARTMENTS AGREEMENT AMONG NOTEHOLDERS; ALLOCATION OF PAYMENTS BETWEEN THE ANDOVER HOUSE APARTMENTS MORTGAGE LOAN AND THE ANDOVER HOUSE APARTMENTS COMPANION LOAN - PAYMENTS PRIOR TO CERTAIN LOAN DEFAULTS. The right of the holders of the Andover House Apartments Companion Loan to receive payments with respect to the Andover House Apartments Total Loan is at all times junior to the right of the holder of the Andover House Apartments Mortgage Loan to receive payments of interest, principal and other amounts from amounts collected with respect to the Andover House Apartments Total Loan.

     If no default with respect to an obligation of the borrower to pay money due under the Andover House Apartments Total Loan and no other default which causes the Andover House Apartments Total Loan to become a specially serviced loan (each a "Triggering Loan Default") has occurred and is continuing, then all amounts tendered by the borrower or otherwise available for payment on the Andover House Apartments Total Loan (including amounts received by the master servicer or servicer), whether received in the form of monthly payments, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than any amounts for required reserves or escrows and other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by the Andover House Apartments Companion Lender) are (net of any amounts then due to the applicable master servicer, the applicable special servicer or the trustee with respect to the Andover House Apartments Total Loan under the series 2006-C2 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) to be applied in the following order of priority:

     - FIRST, to the issuing entity in an amount equal to unreimbursed advances and interest thereon due on the Andover House Apartments Mortgage Loan to the extent reimbursable under the pooling and servicing agreement;

     - SECOND, to the master servicer, the accrued and unpaid servicing fees, and then to the special servicer, any special servicing fees with respect to the Andover House Apartments Mortgage Loan;

     - THIRD, to the issuing entity, in an amount equal to the accrued and unpaid interest on the principal balance of the Andover House Apartments Mortgage Loan;

     - FOURTH, to the issuing entity in an amount equal to its PRO RATA portion of (i) any principal prepayment on the Andover House Apartments Total Loan in accordance with its percentage interest and
          (ii) scheduled principal payment (including any balloon payment) on the Andover House Apartments Total Loan in accordance with its percentage interest;

     - FIFTH, to the issuing entity, in an amount equal to the Realized Losses previously allocated to it with respect to the Andover House Apartments Mortgage Loan;

     - SIXTH, to the holder of the Andover House Apartments Companion Loan, up to the amount of any unreimbursed servicing advances with respect to the Andover House Apartments Companion Loan made by such holder and, servicing advances and interest payments paid (or advanced) by such holder with respect to the Andover House Apartments Mortgage Loan;

     - SEVENTH, to the holder of the Andover House Apartments Companion Loan, up to the amount of any unreimbursed advances and interest thereon, without duplication of any amounts paid pursuant to the immediately preceding paragraph, with respect to the Andover House Apartments Companion Loan made by such holder and, costs paid (or advanced) and any cure payments paid by such holder with respect to the Andover House Apartments Mortgage Loan;

     - EIGHTH, to the holder of the Andover House Apartments Mortgage Loan in an amount equal to the accrued and unpaid interest payments due on the Andover House Apartments Companion Loan;

     - NINTH, to the holder of the Andover House Apartments Companion Loan, in an amount equal to its PRO RATA portion of (i) any principal prepayment on the Andover House Apartments Total Loan in accordance with its percentage interest and (ii) its portion of any scheduled principal payment (including any balloon payment) on the Andover House Apartments Total Loan in accordance with its percentage interest;

     - TENTH, to the holder of the Andover House Apartments Companion Loan, up to the amount of any Realized Losses previously allocated to such holder;

     -    ELEVENTH, PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the Andover House Apartments Mortgage Loan and (b) to the holder of the Andover House Apartments Companion Loan, its portion of any default interest or penalty charges accrued on the Andover House Apartments Companion Loans;

     - TWELFTH, PRO RATA and PARI PASSU, to: (a) the issuing entity, its portion of any yield maintenance charges allocable to the Andover House Apartments Total Loan, to the extent actually paid by the borrower, and (b) the holder of the Andover House Apartments Companion Loan, its portion of any yield maintenance charges allocable to the Andover House Apartments Total Loan, to the extent actually paid by the borrower; and

     - THIRTEENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and the holder of the Andover House Apartments Companion Loan, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

     PAYMENTS FOLLOWING CERTAIN LOAN DEFAULTS. If a Triggering Loan Default has occurred and is continuing, the right of the holders of the Andover House Apartments Companion Loan to receive payments with respect to the Andover House Apartments Total Loan will be subordinated to the payment rights of the holder of the Andover House Apartments Mortgage Loan to receive payments from all amounts tendered by the borrower or otherwise available for payment of the Andover House Apartments Total Loan (including amounts received by the master servicer or the special servicer), whether received in the form of monthly payments, penalty charges, a balloon payment, liquidation proceeds, payment or prepayment of principal, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar eminent domain proceedings (other than proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower in accordance with the Servicing Standard or the related loan documents and proceeds of any title insurance policies obtained separately by the Andover House Apartments Companion Lender) are (net of any amounts then due to the master servicer, the special servicer or the trustee with respect to the Andover House Apartments Total Loan under the series 2006-C2 pooling and servicing agreement, including any trustee fees, servicing fees and special servicing fees) required to be applied in the following order of priority:

     - FIRST, to the issuing entity in an amount equal to unreimbursed servicing advances and interest payments due on the Andover House Apartments Mortgage Loan;

     - SECOND, to the master servicer, the accrued and unpaid servicing fees, and then to the special servicer, any special servicing fees;

     - THIRD, to the issuing entity, in an amount equal to the accrued and unpaid interest on the principal balance of the Andover House Apartments Mortgage Loan;

     - FOURTH, to the issuing entity, in an amount equal to the principal balance of the Andover House Apartments Mortgage Loan, until such principal balance has been paid in full;

     - FIFTH, to the issuing entity, in an amount equal to the Realized Losses previously allocated to it;

     - SIXTH, to the holder of the Andover House Apartments Companion Loan, up to the amount of any unreimbursed servicing advances with respect to the Andover House Apartments Companion Loan made by such holder and, servicing advances and interest payments paid (or advanced) by such holder with respect to the Andover House Apartments Mortgage Loan;

     - SEVENTH, to the holder of the Andover House Apartments Companion Loan, up to the amount of any unreimbursed advances and interest thereon, without duplication of any amounts paid pursuant to the immediately preceding paragraph, with respect to the Andover House Apartments Companion Loan made by such holder and, costs paid (or advanced) and any cure payments paid by such holder with respect to the Andover House Apartments Mortgage Loan;

     - EIGHTH, to the holder of the Andover House Apartments Companion Loan in an amount equal to its portion of accrued and unpaid interest payments due on the Andover House Apartments Companion Loans;

     - NINTH, to the holder of the Andover House Apartments Companion Loan, in an amount equal to its relative portion of the total principal balance of the Andover House Apartments Companion Loans until such principal balance has been paid in full;

     - TENTH, to the holder of the Andover House Apartments Companion Loan, up to the amount of any Realized Losses previously allocated to such holder;

     -    ELEVENTH, PRO RATA (based on percentage interest) and PARI PASSU to:
          (a) to the issuing entity, any default interest and penalty charges accrued on the Andover House Apartments Mortgage Loan and (b) to the holder of the Andover House Apartments Companion Loan, its portion of any default interest or penalty charges accrued on the Andover House Apartments Companion Loan;

     - TWELFTH, PRO RATA and PARI PASSU, to: (a) the issuing entity, its relative portion of any yield maintenance charges allocable to the Andover House Apartments Total Loan, to the extent actually paid by the borrower, and (b) the holder of the Andover House Apartments Companion Loan, its portion of any yield maintenance charges allocable to the Andover House Apartments Total Loan, to the extent actually paid by the borrower; and

     - THIRTEENTH, any excess amount not otherwise applied pursuant to the foregoing clauses will generally be applied as follows: to the issuing entity and the holder of the Andover House Apartments Mortgage Loan, on a PRO RATA and PARI PASSU basis, in accordance with their initial percentage interests.

     CERTAIN RIGHTS AND POWERS OF THE ANDOVER HOUSE APARTMENTS COMPANION LENDERS. If the Andover House Apartments Mortgage Loan becomes a specially serviced mortgage loan, then the special servicer under the series 2006-C2 pooling and servicing agreement is required to notify the Andover House Apartments Controlling Holders in writing of its intention to take, or consent to the taking by the applicable master servicer of, any Andover House Apartments Designated Servicer Action in respect of the Andover House Apartments Total Loan or any related REO Property. In its notification, the special servicer is required to prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the applicable special servicer made such determination and will be required to provide to the Andover House Apartments Controlling Holders copies of such summary no later than 45 days after the Andover House Apartments Mortgage Loan becomes a specially serviced mortgage loan. The Andover House Apartments Controlling Holders will have ten (10) business days following receipt of such notice to object to the special servicer's proposed course of action. Otherwise the action will be deemed to be approved by the Andover House Apartments Controlling Holders. In the event that any such proposed action is disapproved by the Andover House Apartments Controlling Holders, the applicable special servicer is required to propose an alternate action (based on any counterproposals received from the Andover House Apartments Controlling Holders to the extent such counterproposal is consistent with the next following paragraph or, if no such counterproposal is received, then based on any alternative course of action that the special servicer may deem appropriate) until the approval of the Andover House Apartments Controlling Holders is obtained; PROVIDED that in the event that the special servicer has not taken the recommended actions within 90 days of the Andover House Apartments Controlling Holders' receipt of the initial report, the applicable special servicer will take the recommended actions in the most recent report approved or deemed to have been approved by the Andover House Apartments Controlling Holders.

     The Andover House Apartments Controlling Holders will then have ten (10) business days following such notice, and having been provided with all reasonably requested information with respect to any particular Andover House Apartments Designated Servicer Action, in which to contact and consult with the special servicer regarding such particular action(s); PROVIDED, that if the Andover House Apartments Controlling Holders fail to notify the applicable special servicer of their response to any such proposed action(s) within ten
(10) business days following such notice, the response of the Andover House Apartments Controlling Holders shall be deemed to have been received by the applicable special servicer. Notwithstanding the foregoing, if the special servicer determines in accordance with the Servicing Standard that immediate action is necessary to protect the interests of the series 2006-C2 certificateholders as well as the holders of the Andover House Apartments Companion Loans, the special servicer shall be permitted to take the proposed action without waiting for a response from the Andover House Apartments Controlling Holder.

     Notwithstanding the foregoing, the applicable master servicer or special servicer may reject any advice, direction or objection by the Andover House Apartments Controlling Holders if such advice, direction or objection would--

     - require or cause the special servicer or master servicer to violate any law of any applicable jurisdiction;

     - require or cause the special servicer or master servicer to violate the provisions of the series 2006-C2 pooling and servicing agreement, including those requiring the special servicer or master servicer to act in accordance with the Servicing Standard under the series 2006-C2 pooling and servicing agreement and not to impair the status of any REMIC created under the series 2006-C2 pooling and servicing agreement as a REMIC; and

     - require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement.

     Neither the special servicer nor master servicer will follow any such direction or initiate any such actions.

     The "Andover House Apartments Controlling Holder(s)" means (i) the Andover House Apartments Companion Lender (acting through its designee) or (ii) the Series 2006-C2 Directing Certificateholder (as designee of the issuing entity as holder of the Andover House Apartments Mortgage Loan) under certain circumstances provided in the Andover House Apartments Agreement Among Noteholders. Pursuant to the Andover House Apartments Agreement Among Noteholders, the Andover House Apartments Controlling Holder will have the right to replace the special servicer with respect to such loan, subject to certain conditions set forth therein.

     PURCHASE OPTION. If any event of default with respect to an obligation of the related borrower to pay money due under the Andover House Apartments Total Loan, or any non-monetary event of default as to which the Andover House Apartments Total Loan becomes specially serviced, has occurred and is continuing, then each holder of the Andover House Apartments Companion Loan may purchase the Andover House Apartments Mortgage Loan at any time thereafter until the earliest to occur of (a) the cure of the subject event of default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the Andover House Apartments Property and (c) a waiver or modification of the related loan documents in accordance with the terms of the series 2006-C2 pooling and servicing agreement (subject to the approval rights of the Andover House Apartments Controlling Holders). In the case of the Andover House Apartments Mortgage Loan, the relevant purchase price will generally equal the related unpaid principal balance, plus accrued and unpaid interest thereon (exclusive of Default Interest), plus any related unreimbursed servicing advances together with interest on all advances, plus any unreimbursed costs arising from the Andover House Apartments Mortgage Loan, any interest payable on related advances, plus any related servicing or special servicing compensation payable under the series 2006-C2 pooling and servicing agreement.

     CURE RIGHTS. The master servicer or special servicer, as applicable, will be required to deliver to the designee of the Andover House Apartments Companion Lenders, notice of any monetary or, to the extent the applicable master servicer or special servicer, as the case may be, is aware of it, any non-monetary default with respect to the Andover House Apartments Mortgage Loan. The holder of the Andover House Apartments Companion Loan will have the right to cure defaults with respect to the Andover House Apartments Mortgage Loan; PROVIDED that the subject cure must be completed, in the case of a monetary default, within ten (10) business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods, and in the case of a non-monetary default, within 30 business days of receipt by that holder (or its designee) of notice of the continuation of the default beyond any applicable notice and grace periods; PROVIDED, HOWEVER, with respect to a non-monetary default, if such non-monetary default is susceptible to cure but cannot reasonably be cured within such 30 day period, and if corrective action was promptly commenced and is being diligently pursued by the holder of the Andover House Apartments Companion Loan then such holder shall be given an additional period of time not to exceed 45 days, as is reasonably necessary to enable it, in the exercise of reasonable diligence, to cure such non-monetary default, but only for so long as (i) such holder diligently and expeditiously proceeds to cure such non-monetary default, (ii) such holder makes all cure payments that it is permitted to make, (iii) such non-monetary default is not the result of an insolvency proceeding or other insolvency related event, and no insolvency proceeding or other such insolvency related event occurs during the period that the holder of the Andover House Apartments Companion Loan is otherwise permitted to cure a non-monetary default, and (iv) there is no material adverse effect on the Borrower, the Andover House Apartments Property or the value of the Andover House Apartments Mortgage Loan as a result of granting such additional time period; and PROVIDED, FURTHER, that, subject to obtaining the consent of the special servicer and the Series 2006-C2 Directing Certificateholder (as designee of the issuing entity as holder of the Andover House Apartments Mortgage Loan) to the contrary, the right to cure a monetary default or non-monetary default will be limited to nine (9) cure events over the life of the Andover House Apartments Total Loan and no single cure event may exceed three (3) consecutive months. For purposes of the foregoing, a cure event means the exercise of cure rights, whether for one (1) month or for consecutive months in the aggregate. In the event that the holder of the Andover House Apartments Companion Loan elects to cure a default that can be cured by the payment of money (each such payment, a "Andover House Apartments Cure Payment"), that holder is required to make such Andover House Apartments Cure Payment to the master servicer or special servicer, as applicable. The applicable servicer or special servicer, as applicable, is required to apply such funds to reimburse itself or the trustee for any advances, together with interest thereon, made in respect of the default so cured and any related issuing entity expenses of the issuing entity. The right of the curing party to be reimbursed for any Andover House Apartments Cure Payment (including the reimbursement of a previous advance and interest thereon made by the master servicer, the applicable special servicer or the trustee) will be subordinate to the payment of all other amounts due with respect to the Andover House Apartments Mortgage Loan.

THE CBA A/B LOAN PAIRS

     GENERAL. The CBA A-Note Mortgage Loans, which collectively represent 4.1% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Lincoln Green Apartments, Cherry Creek Apartments, Northshore Medical Park, Arbor Hills Apartments, Tarmigan at Wapato Creek and Upland Hills Shopping Center, respectively. In the case of each CBA A-Note Mortgage Loan, the related borrower has encumbered the related mortgaged real property with junior debt, which constitutes the related CBA B-Note Companion Loan. In each case, the aggregate debt consisting of the CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan, which two mortgage loans constitute a CBA A/B Loan Pair, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include the CBA A-Note Mortgage Loans in the issuing entity. The related CBA B-Note Companion Loans were sold immediately after origination to CBA-Mezzanine Capital Finance, LLC ("CBA"), and will not be included in the issuing entity.

     Each CBA A-Note Mortgage Loan and CBA B-Note Companion Loan comprising a CBA A/B Loan Pair are cross-defaulted. The outstanding principal balance of each CBA B-Note Companion Loan does not exceed 5% of the underwritten appraised value of the related mortgaged real property that secures the related CBA A/B Loan Pair. Lincoln Green Apartments CBA B-Note Companion Loan, Cherry Creek Apartments CBA B-Note Companion Loan, Northshore Medical Park CBA B-Note Companion Loan, Arbor Hills Apartments CBA B-Note Companion Loan, Tarmigan at Wapato Creek CBA B-Note Companion Loan and Upland Hills Shopping Center CBA B-Note Companion Loan have interest rates of 12.75%, 12.75%, 12.95%, 12.75% 12.75% and 12.95% per annum, respectively, and each has generally the same maturity date, amortization schedule and prepayment structure as the related CBA A-Note Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each CBA A-Note Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the CBA A-Note Mortgage Loan and does not take into account the related CBA B-Note Companion Loan.

     The trust, as the holder of each CBA A-Note Mortgage Loan, and the holder of the related CBA B-Note Companion Loan will be successor parties to a separate intercreditor agreement, which we refer to as a CBA A/B Intercreditor Agreement, with respect to each CBA A/B Loan Pair. Servicing and administration of each CBA A-Note Mortgage Loan (and, to the extent described below, each CBA B-Note Companion Loan) will be performed by the applicable master servicer on behalf of the trust (or, in the case of a CBA B-Note Companion Loan, on behalf of the holder of that loan). The applicable master servicer will provide certain information and reports related to each CBA A/B Loan Pair to the holder of the related CBA B-Note Companion Loan. The applicable master servicer will collect payments with respect to each CBA B-Note Companion Loan, but not until the occurrence of certain events of default with respect to the subject CBA A/B Loan Pair described in the related CBA A/B Intercreditor Agreement. The following describes certain provisions of the CBA A/B Intercreditor Agreements. The following does not purport to be complete and is subject, and qualified in its entirety by reference to the actual provisions of each CBA A/B Intercreditor Agreement.

     ALLOCATION OF PAYMENTS BETWEEN A CBA A-NOTE MORTGAGE LOAN AND THE RELATED CBA B-NOTE COMPANION LOAN. The right of the holder of each CBA B-Note Companion Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related CBA A-Note Mortgage Loan to receive such amounts. For each CBA A/B Loan Pair, an "CBA A/B Material Default" consists of the following events: (a) the acceleration of the CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan; (b) the existence of a continuing monetary default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the related borrower or the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a CBA A/B Material Default has not occurred or, if a CBA A/B Material Default has occurred, that CBA A/B Material Default is no longer continuing with respect to a CBA A/B Loan Pair, the related borrower under the CBA A/B Loan Pair will make separate payments of principal and interest to the respective holders of the related CBA A-Note Mortgage Loan and CBA B-Note Companion Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust (as the holder of the subject CBA A-Note Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of a CBA A/B Loan Pair (together with any applicable Yield Maintenance Charges), will generally be applied first to the principal balance of the subject CBA A-Note Mortgage Loan and then to the principal balance of the subject CBA B-Note Companion Loan. If a CBA A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair, then all amounts tendered by the related borrower or otherwise available for payment of such CBA A/B Loan Pair will be applied by the applicable master servicer (with any payments received by the holder of the subject CBA B-Note Companion Loan after and during such a CBA A/B Material Default to be forwarded to the applicable master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the related CBA A/B Intercreditor Agreement, which generally provides that all interest, principal, Yield Maintenance Charges and outstanding expenses with respect to the subject CBA A-Note Mortgage Loan will be paid in full prior to any application of payments to the subject CBA B-Note Companion Loan.

     If, after the expiration of the right of the holder of a CBA B-Note Companion Loan to purchase the related CBA A-Note Mortgage Loan (as described below), a CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan is modified in connection with a work-out so that, with respect to either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then all payments to the trust (as the holder of the subject CBA A-Note Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the subject CBA A-Note Mortgage Loan will remain the same. In that case, the holder of the subject CBA B-Note Companion Loan will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the subject CBA A-Note Mortgage Loan or the subject CBA B-Note Companion Loan attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the subject CBA B-Note Companion Loan).

     SERVICING OF THE CBA A/B LOAN PAIRS. Each CBA A-Note Mortgage Loan and the related mortgaged real property will be serviced and administered by the applicable master servicer pursuant to the series 2006-C2 pooling and servicing agreement. The applicable master servicer and/or applicable special servicer will service and administer each CBA B-Note Companion Loan to the extent described below. The servicing standard set forth in the series 2006-C2 pooling and servicing agreement will require the applicable master servicer and the applicable special servicer to take into account the interests of both the trust and the holder of the related CBA B-Note Companion Loan when servicing a CBA A/B Loan Pair, with a view to maximizing the realization for both the trust and such holder as a collective whole. Any holder of a CBA B-Note Companion Loan will be deemed a third-party beneficiary of the series 2006-C2 pooling and servicing agreement.

     The applicable master servicer and the applicable special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each CBA A/B Loan Pair, and (subject to certain limitations with respect to modifications and certain rights of the holder of the related CBA B-Note Companion Loan to purchase the corresponding CBA A-Note Mortgage Loan) the holder of the related CBA B-Note Companion Loan has no voting, consent or other rights whatsoever with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the subject CBA A/B Loan Pair.

     So long as a CBA A/B Material Default has not occurred with respect to a CBA A/B Loan Pair, the applicable master servicer will have no obligation to collect payments with respect to the related CBA B-Note Companion Loan. A separate servicer of each CBA B-Note Companion Loan will be responsible for collecting amounts payable in respect of such CBA B-Note Companion Loan. That servicer will have no servicing duties or obligations with respect to the related CBA A-Note Mortgage Loan or the related mortgaged real property. If a CBA A/B Material Default occurs with respect to a CBA A/B Loan Pair, the applicable master servicer or the applicable special servicer, as applicable, will (during the continuance of that CBA A/B Material Default) collect and distribute payments for both of the subject CBA A-Note Mortgage Loan and the related CBA B-Note Companion Loan pursuant to the sequential payment waterfall set forth in the related CBA A/B Intercreditor Agreement.

     ADVANCES. Neither the applicable master servicer nor the trustee is required to make any monthly debt service advances with respect to a CBA B-Note Companion Loan. Neither the holder of a CBA B-Note Companion Loan nor any related separate servicer is required to make any monthly debt service advance with respect to the related CBA A-Note Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The applicable master servicer, the applicable special servicer and, if applicable, the trustee will make servicing advances with respect to the mortgaged real properties securing each CBA A/B Loan Pair.

     MODIFICATIONS. The ability of the applicable master servicer or the applicable special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of a CBA B-Note Companion Loan, the related CBA A-Note Mortgage Loan or the related loan documents, is limited by the rights of the holder of the CBA B-Note Companion Loan to approve such modifications and other actions as set forth in the related CBA A/B Intercreditor Agreement; PROVIDED that the consent of the holder of a CBA B-Note Companion Loan will not be required in connection with any such modification or other action with respect to a CBA A/B Loan Pair after the expiration of such holder's right to purchase the related CBA A-Note Mortgage Loan. The holder of a CBA B-Note Companion Loan may not enter into any assumption, amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such CBA B-Note Companion Loan or the related loan documents without the prior written consent of the trustee, as holder of the related CBA A-Note Mortgage Loan.

     PURCHASE OF A CBA A-NOTE MORTGAGE LOAN BY THE HOLDER OF THE RELATED CBA B-NOTE COMPANION LOAN. Upon the occurrence of any one of certain defaults that are set forth in each CBA A/B Intercreditor Agreement, the holder of the subject CBA B-Note Companion Loan will have the right to purchase the related CBA A-Note Mortgage Loan at a purchase price determined under that CBA A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of such CBA A-Note Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the CBA A-Note Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject CBA A/B Loan Pair by the applicable master servicer or applicable special servicer, (e) any interest on any unreimbursed debt service advances made by the applicable master servicer or the trustee with respect to such CBA A-Note Mortgage Loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2006-C2 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee or the applicable master servicer with respect to the subject CBA A/B Loan Pair together with advance interest thereon. The holder of the CBA B-Note Companion Loan does not have any rights to cure any defaults with respect to the subject CBA A/B Loan Pair.

UNDERWRITING MATTERS

     GENERAL. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the issuing entity, the related originator or acquiror of the subject mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     ENVIRONMENTAL ASSESSMENTS. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the issuing entity, except for 46 mortgaged real properties, securing 6.1% of initial pool balance, as to which the related mortgage loan seller obtained environmental insurance. With respect to those mortgaged real properties as to which an environmental assessment was prepared, such environmental assessments were generally prepared during the 12-month period ending in May 2006, except in the case of two (2) mortgaged real properties as to which the assessment was prepared within an 16-month period ending in May 2006. In the case of 167 mortgaged real properties, securing 93.9% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment which may have been performed pursuant to a database or transaction screen performed in accordance with ASTM standards or an update of a previously conducted assessment, in some instances in lieu of a Phase I environmental assessment. In the case of 46 mortgaged real properties, securing 6.1% of the initial mortgage pool balance, which properties are covered by environmental insurance, that environmental investigation was limited to an assessment concerning asbestos-containing materials, lead based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     -    us,

     - any of the other parties to the series 2006-C2 pooling and servicing agreement,

     -    the mortgage loan seller,

     -    any of the underwriters, or

     -    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 46 mortgaged real properties, securing 6.1% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 46 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 46 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos, lead-based paint or, in some cases, microbial matter.

     In some cases, the originator of the related mortgage loan--

     - agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     - required an environmental insurance policy (which may not be a secured creditor impaired property policy) because of a specific environmental issue with respect to the particular mortgaged real property.

     See "--Environmental Insurance" below.

     The series 2006-C2 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2006-C2 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     ENVIRONMENTAL INSURANCE. As discussed above, some of the mortgaged real properties securing underlying mortgage loans will, in each case, be covered by an individual or a blanket environmental insurance policy. In general, those policies are secured creditor impaired property policies that provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

     1. if during the term of the policy, a borrower defaults under one of the subject mortgage loans and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards or, in some cases, if remediation has been ordered by a governmental authority, the insurer will indemnify the issuing entity for the lesser of clean up costs or the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

     2. if the issuing entity becomes legally obligated to pay as a result of a claim first made against the issuing entity and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

     3. if the issuing entity enforces the related mortgage or, in some cases, if remediation has been ordered by a governmental authority, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, PROVIDED that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the issuing entity report a loss as soon as possible and covers only losses reported during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos or, in some cases, microbial matter.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under those policies is Steadfast Insurance Co. or one of its member company. Steadfast Insurance Co. currently has an "A+" rating by S&P and an "A" rating by A.M. Best.

     PROPERTY CONDITION ASSESSMENTS. All of the mortgaged real properties securing the mortgage loans that we intend to include in the trust, representing 100.0% of the initial mortgage pool balance, were inspected during the 17-month period ending in May 2006 by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. Two hundred nine (209) of those mortgaged real properties, securing 99.1% of the initial mortgage pool balance, of which 147 mortgage loans are in loan group no. 1, representing 99.6% of the initial loan group no. 1 balance, and 62 mortgage loans are in loan group no. 2, representing 98.3% of the initial loan group no. 2 balance, were inspected during the 12-month period ending in May 2006.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended and deemed material by the related originator, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     APPRAISALS AND MARKET STUDIES. In the case of 212 mortgaged real properties, securing 99.9% of the initial mortgage pool balance, of which 148 mortgaged real properties secure mortgage loans which are in loan group no. 1, representing 100.0% of the initial loan group no. 1 balance, and 64 mortgaged real properties secure mortgage loans which are in loan group no. 2, representing 99.9% of the initial loan group no. 2 balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal during the 12-month period ending in May 2006, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither the sponsor nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     -    buyer and seller are motivated;

     - both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     -    a reasonable time is allowed to show the property in the open market;

     - payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     - the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we, the sponsor, any of the underwriters nor the mortgage loan seller has independently verified the accuracy of this statement.

     IN THE CASE OF ANY UNDERLYING MORTGAGE LOAN, THE RELATED BORROWER MAY HAVE ACQUIRED THE MORTGAGED REAL PROPERTY AT A PRICE LESS THAN THE APPRAISED VALUE ON WHICH THE SUBJECT MORTGAGE LOAN WAS UNDERWRITTEN.

     ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of each mortgage loan that we intend to include in the issuing entity, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications and other correspondence from government officials, title insurance endorsements, engineering or consulting reports, appraisals and/or representations by the related borrower. Where a material noncompliance was found or the property as currently operated is a permitted non-conforming use and/or structure, an analysis was generally conducted as to--

     - whether, in the case of material noncompliance, such noncompliance constitutes a permitted non-conforming use and/or structure, and if not, whether an escrow or other requirement was appropriate to secure the taking of necessary steps to remediate any material noncompliance or constitute the condition as a permitted non-conforming use or structure,

     - the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     - whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire subject mortgage loan, or

          2. taking into account the cost of repair, to pay down the subject mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

There is no assurance, however, that any such analysis in this regard is correct, or that the above determinations were made in each and every case.

     SMALL BALANCE LOANS. When originating mortgage loans under its "small balance loan" program, Column generally follows its standard underwriting procedures, subject to one or both of the following exceptions:

     - all third-party reports made on the related mortgaged real property are abbreviated; and

     - review and analysis of environmental conditions of the related mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property.

In addition, the related mortgage loan documents, in some cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower. In some cases the borrower is actually an individual. Sixty-five (65) of the underlying mortgage loans, representing 10.9% of the initial mortgage pool balance, of which 48 mortgage loans are in loan group no. 1, representing 13.0% of the initial loan group no. 1 balance, and 17 mortgage loans are in loan group no. 2, representing 7.2% of the initial loan group no. 2 balance, were originated under Column's "small balance loan" program.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten (10) largest mortgage loans, that we intend to include in the issuing entity.
(1)

                            BABCOCK & BROWN FX1 LOAN

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:              $157,440,000
CUT-OFF DATE PRINCIPAL BALANCE(1):       $157,440,000
FIRST PAYMENT DATE:                      February 11, 2006
MORTGAGE INTEREST RATE:                  5.548097158% per annum
AMORTIZATION TERM:                       364 months(2)
HYPERAMORTIZATION:                       N/A
ARD DATE:                                N/A
MATURITY DATE:                           January 11, 2016
MATURITY BALANCE:                        $151,289,294
INTEREST CALCULATION:                    Actual/360
CALL PROTECTION:                         Lockout/defeasance until the
                                         date that is six months prior
                                         to the Maturity Date.
LOAN PER UNIT:                           $31,551(1)
UP-FRONT RESERVES:                       Engineering Reserve:        $282,077
                                         Renovation Reserve:       $2,346,268
ONGOING RESERVES:                        Tax and Insurance Reserve:       Yes
    (MONTHLY)                            Replacement Reserve:          Yes(3)
LOCKBOX:                                 Hard
SUBORDINATE FINANCING:                   Yes(4)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:                  Portfolio
PROPERTY TYPE:                           Multifamily
PROPERTY SUB-TYPE:                       Conventional
LOCATION:                                Various(5)
YEAR BUILT/RENOVATED:                    Various(6)
UNITS:                                   4,990
OCCUPANCY AT U/W(7):                     92%
OWNERSHIP INTEREST:                      Fee
PROPERTY MANAGEMENT:                     Alliance Residential Management, L.L.C.

                                           12/31/2003      12/31/2004      1/31/2006          U/W
                                           ----------      ----------      ---------          ---
NET OPERATING INCOME:                    $  14,941,955   $  13,085,910   $  12,197,278  $  15,317,152
NET CASH FLOW:                                                                          $  14,818,152
DSCR:                                                                                   1.38x
APPRAISED VALUE:                                            $196,800,000
APPRAISAL DATE:                                             October 3, 2005
CUT-OFF DATE LTV RATIO(1):                                  80.0%
MATURITY/ARD LTV RATIO:                                     76.9%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The Babcock & Brown FX1 Loan has 84 interest-only payments.
(3) From and after July 11, 2007, the borrower is required to make monthly deposits of one-twelfth of an amount equal to $250 per unit into a replacement reserve to fund ongoing repairs and replacements.
(4) The sponsor of the Babcock & Brown FX1 Loan is an indirect owner of the mezzanine borrower under a $13,128,568 mezzanine loan secured by all of the partnership interests in the borrower. An affiliate of the sponsor is the lender under the mezzanine loan and has entered into a typical subordination and intercreditor agreement.
(5) The Babcock & Brown FX1 portfolio is comprised of thirteen properties. See "--The Babcock & Brown FX1 Property" below.
(6)  The Babcock & Brown FX1 Properties were constructed between 1965 and 1982.
(7)  Occupancy is based on the January 23, 2006 rent roll.

     THE LOAN. The largest loan was originated on January 9, 2006. The Babcock & Brown FX1 Loan is secured by first priority mortgages encumbering the fee interests in thirteen properties located in Anniston, Alabama, Greenville, South Carolina, Columbia, South Carolina, Irving, Texas and Houston, Texas (collectively, the "Babcock & Brown FX1 Properties").

     THE BORROWER. The borrower under the Babcock & Brown FX1 Loan is a Delaware limited partnership whose purpose is limited to owning and operating the Babcock & Brown FX1 Properties. The Babcock & Brown FX1 Borrower owns no material asset other than the Babcock & Brown FX1 Properties and related interests. The borrower is indirectly owned by a joint venture entity known as Alliance Babcock & Brown Holdings LLC (the "Joint Venture Entity"), in which Babcock & Brown Alliance Investor LLC, a newly formed, affiliate of Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, is a majority controlling member with 100% of the membership interest and Alliance Group PP, L.L.C. is a minority non-controlling member. Alliance Group PP, L.L.C. is owned by Alliance Holdings Investments II, L.L.C. and Alliance Holdings PP, L.L.C., which entities are owned by Anthony D. Ivankovich, M.D., Lisa Cutt Schor and Steven Ivankovich. No such party has guaranteed, and none is otherwise liable for, the Babcock & Brown FX1 Loan, however, Alliance Holdings Investments, L.L.C., Alliance Holdings Investments II, L.L.C. and Alliance Holdings Investments III, L.L.C., affiliates of Alliance Group PP, L.L.C., jointly and severally, have executed a guaranty for standard non-recourse carveouts and Babcock & Brown LP, an affiliate of Babcock & Brown Alliance Investor LLC, has executed a guaranty for standard non-recourse carveouts.

     THE BABCOCK & BROWN FX1 PROPERTY. The Babcock & Brown FX1 Properties consist of the thirteen multi-family residential properties set forth in the table below. The Babcock & Brown FX1 Properties were constructed between 1965 and

1982 and had an overall occupancy rate of 94%, 93%, 92%, 89% and 86% for the years 2001, 2002, 2003, 2004 and 2005, respectively. As of January 23, 2006, the Babcock & Brown FX1 Properties had an overall occupancy rate of 92%. The Babcock & Brown FX1 Properties were constructed between 1965 and 1982 and had an average monthly in place rent for the portfolio of $504, $515, $509, $496, $493 and $510 per unit for the years 2001, 2002, 2003, 2004, 2006 and U/W, respectively.

                                                          YEAR                                           ALLOCATED
                                                         BUILT/               ALLOCATED    % OF TOTAL   LOAN AMOUNT
        PROPERTY NAME              LOCATION            RENOVATED    UNITS    LOAN AMOUNT      LOAN       PER UNIT
   -------------------  -----------------------------  ---------   -------- -------------  ----------   -----------
   Ashton Park          Houston, Texas                 1982/2005      720   $  29,580,619      18.8%    $    41,084
   Sterling Point       Houston, Texas                 1978/2005      921   $  27,183,124      17.3%    $    29,515
   Westchase Ranch      Houston, Texas                 1978/2005      776   $  24,146,121      15.3%    $    31,116
   Somerset I & II      Houston, Texas                 1980/2003      516   $  13,629,266      8.7%     $    26,413
   Glen Arbor           Irving, Texas                  1981/2005      320   $  10,711,612       6.8%    $    33,474
   Hunter's Chase       Houston, Texas                 1969/2005      328   $  10,105,239       6.4%    $    30,809
   Foxboro              Houston, Texas                 1982/2005      220   $   8,298,000       5.3%    $    37,718
   The Park             Columbia, South Carolina       1976/2005      292   $   7,965,780       5.1%    $    27,280
   Braeburn Colony      Houston, Texas                 1965/2005      275   $   7,371,063       4.7%    $    26,804
   Country Walk         Columbia, South Carolina       1973/2005      200   $   5,781,552       3.7%    $    28,908
   Indian Hills         Anniston, Alabama              1973/2005      140   $   5,037,770       3.2%    $    35,984
   Rutland Ridge        Greenville, South Carolina     1972/2005      152   $   4,531,974       2.9%    $    29,816
   Hampton Forest       Greenville, South Carolina     1972/2005      130   $   3,097,880       2.0%    $    23,830

     OPERATING HISTORY. The following table shows certain information regarding the operating history of the Babcock & Brown FX1 Properties:

                             ADJUSTED NET CASH FLOW

                                                               TRAILING 12-MONTH       UNDERWRITTEN NET CASH
                           12/31/2003        12/31/2004      PERIOD ENDED 1/31/2006             FLOW
                         --------------    --------------    ----------------------    ---------------------
Revenues                 $   30,428,679    $   28,687,679       $   27,367,070             $   30,477,495
Expenses                 $  (15,486,724)   $  (15,601,769)      $  (15,169,792)            $  (15,160,343)
                         --------------    --------------    ----------------------    ---------------------
Net Operating Income     $   14,941,955    $   13,085,910       $   12,197,278             $   15,317,152
Underwritten Reserves    $     (499,000)   $     (499,000)      $     (499,000)            $     (499,000)
                         --------------    --------------    ----------------------    ---------------------
Adjusted Net Cash Flow   $   14,442,955    $   12,586,910       $   11,698,278             $   14,818,152
                         ==============    ==============    ======================    =====================

     PROPERTY MANAGEMENT. The Babcock & Brown FX1 Properties are managed by Alliance Residential Management, L.L.C. (the "Babcock & Brown FX1 Manager") pursuant to a management agreement dated March 16, 2006 (the "Babcock & Brown FX1 Management Agreement"). Under the terms of the Babcock & Brown FX1 Management Agreement, the Babcock & Brown FX1 Manager receives an annual management fee of 2.75% of total revenue (as calculated in accordance with the terms of the Babcock & Brown FX1 Management Agreement) and incentive management fees, PROVIDED such fees are expressly subordinated to the Babcock & Brown FX1 Loan.

     The management of the Babcock & Brown FX1 Properties is required to be performed by either Alliance Residential Management LLC or a substitute manager which, in the reasonable judgment of the lender, is a reputable and experienced management organization (which may be an affiliate of the borrower) possessing experience in managing properties similar in size, scope, use and value as the Babcock & Brown FX1 Properties, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates.

     PAYMENT TERMS; INTEREST RATE. The Babcock & Brown FX1 Loan has 84 Interest-Only payments. The Interest Rate with respect to the Babcock & Brown FX1 Loan is calculated on an Actual/360 basis and is equal to 5.548097158%. The Due Date under the Babcock & Brown FX1 Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Babcock & Brown FX1 Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower and the Manager under the Babcock & Brown FX1 Loan are required to deposit all rents in excess of $2,500 into local lockbox accounts held for the benefit of the lender. The rents will be transferred once every business day (subject to $1,000 minimum deposit amount) into a centralized cash management account under the control of the lender (and its servicer) from which all required payments and deposits to reserves under the Babcock & Brown FX1 Loan will be made. The payment of any excess amounts remaining after all required payments are made will be applied, PROVIDED no event of default has occurred and is continuing, to the mezzanine cash management account with respect to the Babcock & Brown FX1 Mezzanine Loan described below.

     OTHER FINANCING. Alliance PP2 FX1, L.L.C., a Delaware limited partnership ("Babcock & Brown FX1 Mezzanine Borrower"), is the 99.9% limited partner of the borrower, and is the borrower under a $13,128,568 mezzanine loan (the "Babcock & Brown FX1 Mezzanine Loan") secured by a pledge of the equity interests in the borrower and its 0.1% general partner, Alliance PP2 FX1 GP, L.L.C. The Babcock & Brown FX1 Mezzanine Loan was funded on January 9, 2006 by Column Financial, Inc. and was assigned to Babcock & Brown GPT - Alliance II LLC, a Delaware limited liability company, which is currently the holder of the Babcock & Brown FX1 Mezzanine Loan and an affiliate of the Babcock & Brown FX1 Borrower. The Babcock & Brown FX1 Mezzanine Loan has an interest rate of 10.25% per annum and has the same maturity date as the Babcock & Brown FX1 Loan. The lender and Babcock & Brown GPT - Alliance II LLC are parties to an Intercreditor Agreement dated March 16, 2006, which governs the relative rights of each with respect to the Babcock & Brown FX1 Loan and the Babcock & Brown FX1 Mezzanine Loan.

     PARTIAL RELEASE. The borrower under the Babcock & Brown FX1 Loan has the right to obtain a partial release of a designated release property subject to the satisfaction of certain conditions. See "Description of the Underlying Mortgage Loans--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers."

     SUBSTITUTION. The mortgage loan documents permit substitution of individual properties securing the Babcock & Brown FX1 Loan. See "--Description of the Underlying Mortgage Loans--Substitutions."

                               FORTUNOFF PORTFOLIO

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:           $74,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):    $73,687,843
FIRST PAYMENT DATE:                   February 11, 2006
MORTGAGE INTEREST RATE:               5.7350% per annum
AMORTIZATION TERM:                    360 months
HYPERAMORTIZATION:                    N/A
ARD DATE:                             N/A
MATURITY DATE:                        January 11, 2016
MATURITY BALANCE:                     $62,248,978
INTEREST CALCULATION:                 Actual/360
CALL PROTECTION:                      Lockout/defeasance until the date that is
                                      six months prior to the Maturity Date.
LOAN PER SQUARE FOOT:                 $206(1)
UP-FRONT RESERVES:                    Engineering Reserve:          $500,000(2)
ONGOING RESERVES:                     Tax and Insurance Reserve:         Yes(3)
  (MONTHLY)                           Replacement Reserve:               Yes(4)
LOCKBOX:                              Springing
SUBORDINATE FINANCING:                None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Westbury, New York and Woodbridge,
                                      New Jersey(5)
YEAR BUILT/RENOVATED:                 Various / 2004
SQUARE FEET:                          358,000
OCCUPANCY AT U/W(6):                  100%
OWNERSHIP INTEREST:                   Fee and Leasehold

                                                          LEASE
MAJOR TENANT(s)               NRSF    % OF TOTAL NRSF   EXPIRATION
---------------               ----    ---------------   ----------
Fortunoff Fine Jewelry &
Silverware, LLC and M.
Fortunoff of Westbury, LLC  208,000         100%        7/31/2025

Fortunoff Fine Jewelry &
Silverware, LLC and M.
Fortunoff of Westbury, LLC  150,000         100%        2/27/2024

PROPERTY MANAGEMENT:                  Self-Managed

                            12/31/2003      12/31/2004          U/W
                            ----------      ----------          ---
NET OPERATING INCOME:      $  7,331,186    $  7,101,276    $  6,680,978
NET CASH FLOW:                                             $  6,448,278
DSCR:                                                              1.25x
APPRAISED VALUE:                      $94,000,000
APPRAISAL DATE:                       September 1, 2005 and September 20, 2005
CUT-OFF DATE LTV RATIO(1):            78.4%
MATURITY/ARD LTV RATIO:               66.2%

(1)  Based on the May 2006 cut-off date principal balance.
(2) At closing, the borrower deposited with the lender a $500,000 letter of credit as security for the completion of immediate repairs at the Fortunoff Portfolio Property. The letter of credit is to be returned to the borrower upon evidence that the immediate repairs have been satisfactorily completed.
(3) If at any time, rather than paying the costs of taxes and insurance directly, the tenants at the Fortunoff Portfolio Property pay, as additional rent, a monthly amount to cover the cost of taxes and insurance premiums, the borrower will be required to make monthly payments into the tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies.
(4) The borrower is required to deposit $5,967 per month into a replacement reserve to fund ongoing repairs and replacements; PROVIDED that the borrower will not be required to make any payments into a replacement reserve if the balance of the reserve equals or exceeds $100,000.
(5)  The Fortunoff Portfolio is comprised of two retail properties.
(6)  Occupancy is based on the July22, 2005 rent roll.

     THE LOAN. The second largest loan was originated on December 12, 2005. The Fortunoff Portfolio Loan is secured by a first priority mortgage encumbering the fee interest in a property located in Westbury, New York and a first priority leasehold mortgage encumbering the leasehold interest in a property located in Woodbridge, New Jersey (collectively, the "Fortunoff Portfolio Property").

     THE BORROWER. The borrower under the Fortunoff Portfolio Loan is a New York limited liability company whose purpose is limited to owning and operating the Fortunoff Portfolio Property. The borrower owns no material asset other than the Fortunoff Portfolio Property and related interests. The borrower is ultimately owned by the Fortunoff and Mayrock families. The Fortunoff and Mayrock families have owned and managed the Westbury property since it was constructed in 1965 and have owned and managed the Woodbridge property since 1989.

     THE FORTUNOFF PORTFOLIO PROPERTY. The Fortunoff Portfolio Property is comprised of two retail properties located in two (2) different states. The Fortunoff Portfolio Properties were built in 1965 and 1978. See chart below:

                                                                                   ALLOCATED                LOAN AMOUNT
                                                            YEAR        SQUARE       LOAN      % OF TOTAL    PER SQUARE
          NAME                      LOCATION          BUILT/RENOVATED    FEET       AMOUNT        LOAN          FOOT
---------------------------  ----------------------   ---------------   -------   ----------   ----------   -----------
Fortunoff Department Store     Westbury, New York        1965/2004      208,000   49,600,000      67.0%         238
  New York
Fortunoff  Department Store  Woodbridge, New Jersey      1978/2004      150,000   24,400,000      33.0%         163
  New Jersey

     The borrower is to perform or cause Fortunoff Fine Jewelry & Silverware, LLC, a New York limited liability company, and M. Fortunoff of Westbury, LLC, a New York limited liability company, as tenants (collectively, the "Fortunoff Tenant") to perform certain renovations relating to the replacement of the roof membrane at the Woodbridge, New Jersey Property, to be completed within five years after closing of the loan. The borrower has deposited with the lender a letter of credit in the amount of $500,000 as security for payment of the estimated cost to complete the renovations.

     PROPERTY MANAGEMENT. The Fortunoff Portfolio Property is managed and operated by Fortunoff Tenant under leases with the borrower, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management company possessing at least five years of experience in managing properties similar in use as the Fortunoff Portfolio Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Fortunoff Portfolio Loan has the right to require termination of any management agreement following the occurrence of, among other circumstances, an event of default under the Fortunoff Portfolio Loan or a material default under any such management agreement.

     PAYMENT TERMS; INTEREST RATE. The borrower is required to make monthly payments of principal and interest on each payment date. The Interest Rate with respect to the Fortunoff Portfolio Loan is calculated on an Actual/360 Basis and is equal to 5.7350%. The Due Date under the Fortunoff Portfolio Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Fortunoff Portfolio Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Fortunoff Portfolio Loan will be made. Unless and until an event of default occurs under the Fortunoff Portfolio Loan, the borrower will have access to the remaining funds after all such required payments are made.

                               LINCOLN ROAD RETAIL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $49,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $49,000,000
FIRST PAYMENT DATE:                  April 11, 2006
MORTGAGE INTEREST RATE:              5.6350% per annum
AMORTIZATION TERM:                   Interest Only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       March 11, 2016
MATURITY BALANCE:                    $49,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER SQUARE FOOT:                $921(1)
UP-FRONT RESERVES:                   Replacement Reserve:      $31,920(3)
Rollover Reserve:                    $42,560
ONGOING RESERVES:                    Tax and Insurance Reserve:    Yes
  (MONTHLY)                          Replacement Reserve:          Yes(4)
                                     Rollover Reserve:             Yes(5)
Ground Lease Reserve:                $1,458
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Unanchored
LOCATION:                            Miami Beach, FL
YEAR BUILT/RENOVATED:                1924/2002
SQUARE FEET:                         53,200
OCCUPANCY AT U/W(6):                 100%
OWNERSHIP INTEREST:                  Fee and Leasehold(7)

                                     % OF TOTAL
MAJOR TENANT(s)          NRSF           NRSF      LEASE EXPIRATION
---------------          ----           ----      ----------------
Sobe Lincoln Road
Holdings                 6,000          11.3%        2/28/2008
Alfredo Gonzalez         5,655          10.6%        10/31/2012
PROPERTY MANAGEMENT:                 Continental Real Estate Companies (as
                                     to bookkeeping services)
                                     LL Clean Sweep, Inc.
                                     (as to day-to-day maintenance work)

                        12/31/2003      12/31/2004     12/31/2005         U/W
                        ----------      ----------     ----------         ---
NET OPERATING INCOME:  $  3,018,551    $  3,192,210   $  3,468,435   $ 3,594,328
NET CASH FLOW:                                                       $ 3,533,479
DSCR:                                                                       1.26x
APPRAISED VALUE:                     $71,200,000
APPRAISAL DATE:                      February1, 2006
CUT-OFF DATE LTV RATIO(1):           68.8%
MATURITY/ARD LTV RATIO:              68.8%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The Lincoln Road Retail Loan is interest-only for the entire term.
(3) The replacement reserve was established at closing to fund immediate repairs and maintenance.
(4) The borrower is required to deposit $665 per month into a replacement reserve to fund ongoing deposits and replacements, PROVIDED that the borrower will not be required to make any payments into a replacement reserve if the balance of the reserve equals or exceeds $31,920.
(5) The borrower is required to deposit $887 per month into a rollover reserve, PROVIDED that the borrower will not be required to make any payments into a rollover reserve if the balance of the reserve equals or exceeds $42,560.
(6)  Occupancy is based on the January20, 2006 rent roll.
(7) The Lincoln Road Retail Property consists of 3 parcels, 2 of which are owned in fee and 1 of which is leased.

     THE LOAN. The third largest loan was originated on February23, 2006. The Lincoln Road Retail Loan is secured by a first priority mortgage encumbering a retail property in Miami Beach, Florida.

     THE BORROWER. The borrower under the Lincoln Road Retail Loan is South Beach Tristar Capital, LLC. The borrower is a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Lincoln Road Retail Property. The sponsors are David Edelstein and Robert Futterman.

     THE LINCOLN ROAD RETAIL PROPERTY. The Lincoln Road Retail Property consists of the Lincoln Road Retail stores located in Miami Beach, Florida. The Lincoln Road Retail Property consists of approximately 53,200 square feet and includes 23 parking spaces. As of January20, 2006, the overall occupancy of the Lincoln Road Retail Property was 100%.

     PROPERTY MANAGEMENT. The Lincoln Road Retail Property is managed by two managers: (1) Continental Real Estate Companies ("CREC") (as to bookkeeping services) and LL Clean Sweep, Inc. ("LL Clean") (as to day-to-day maintenance work). The management agreement generally provides for a management fee of $4,500 per month for CREC and $10,450 per month for LL Clean, both of which are subordinated to the Lincoln Road Retail Loan. The management of the Lincoln Road Retail Property is required to be performed by either CREC and LL Clean, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Lincoln Road Retail Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Lincoln Road Retail Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Lincoln Road Retail Loan. LL Clean manages retail stores.

     PAYMENT TERMS; INTEREST RATE. The Lincoln Road Retail Loan is an Interest-Only Loan. The Interest Rate with respect to the Lincoln Road Retail Loan is calculated on an Actual/360 Basis and is equal to 5.6350%. The Due Date under the Lincoln Road Retail Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Lincoln Road Retail Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to borrower unless and until an event of default occurs under the Lincoln Road Retail Loan. The borrower under the Lincoln Road Retail Loan must cause the tenants of the Lincoln Road Retail Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Lincoln Road Retail Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                               GETTYSBURG VILLAGE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $43,750,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $43,750,000
FIRST PAYMENT DATE:                  January 11, 2006
MORTGAGE INTEREST RATE:              5.8700% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2016
MATURITY BALANCE:                    $37,698,177
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is six
                                     months prior to the Maturity Date.
LOAN PER SQUARE FOOT:                $141(1)
UP-FRONT RESERVES:                   Theatre Letter of Credit:       $5,500,000(3)
                                     Inducement Reserve:                $52,500(4)
ONGOING RESERVES:                    Tax and Insurance Reserve:                Yes
  (MONTHLY)                          Replacement Reserve:                   $3,458
                                     TI/LC Reserve:                         Yes(5)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               Permitted(6)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Gettysburg, PA
YEAR BUILT/RENOVATED:                2000 / N/A
SQUARE FEET:                         310,285
OCCUPANCY AT U/W(7):                 100%
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(s)         NRSF       % OF TOTAL NRSF         LEASE EXPIRATION
---------------         ----       ---------------         ----------------
Frank Theatres          35,000         11.3%                  12/31/2026
Old Navy                14,367          4.6%                   3/31/2011
Adidas Outlet           13,550          4.4%                   9/30/2010

PROPERTY MANAGEMENT:                 AMC Delancey Group, Inc.

                         12/31/2003     12/31/2004      12/31/2005          U/W
                         ----------     ----------      ----------          ---
NET OPERATING INCOME:   $  2,698,368   $  3,076,721    $  3,341,789      $ 4,204,214
NET CASH FLOW:                                                           $ 4,001,975
DSCR:                                                                           1.29x
APPRAISED VALUE:                     $56,500,000
APPRAISAL DATE:                      April1, 2006
CUT-OFF DATE LTV RATIO(1):           77.4%
MATURITY/ARD LTV RATIO:              66.7%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The Gettysburg Village Loan has 12 interest-only payments.
(3) The Theatre Letter of Credit was established at closing as additional security for the Gettysburg Village Loan to ensure completion of certain construction obligations under the Frank Theatres lease.
(4) The Inducement Reserve was established at closing to fund the borrower's obligation to provide allowances to three (3) tenants. The borrower is obligated to make future deposits into the Inducement Reserve as follows:
     (a) four (4) payments, each in the sum of $22,825, commencing on the Payment Date occurring in January 2006 and continuing on each Payment Date thereafter through and including the Payment Date occurring in April 2006;
     (b) five (5) payments, each in the sum of $5,760, commencing on the Payment Date occurring in May 2006 and continuing on each Payment Date thereafter through and including the Payment Date occurring in September 2006; and (c) twelve (12) payments, each in the sum of $2,400, commencing on the Payment Date occurring in October 2006 and continuing on each Payment Date thereafter through and including the Payment Date occurring in September 2007.
(5) The borrower is required to deposit $11,500 per month into a TI/LC reserve to fund tenant improvements and leasing commissions; PROVIDED that the borrower will not be required to make any payments into a TI/LC reserve if the balance of the reserve equals or exceeds $414,000.
(6) Future mezzanine financing is permitted so long as certain loan-to-value and debt service coverage ratio criteria are met and rating agency confirmation is received.
(7)  Occupancy is based on the January 1, 2006 rent roll.

     THE LOAN. The fourth largest loan was originated on December 8, 2005. The Gettysburg Village Loan is secured by a first priority mortgage encumbering a shopping center in Gettysburg, Pennsylvania.

     THE BORROWER. The borrower under the Gettysburg Village Loan is Delancey Gettysburg Associates, L.P. The borrower is a limited partnership organized under the laws of the State of Pennsylvania. The borrower is a special purpose entity, whose business is limited to owning and operating the Gettysburg Village Property. The sponsor Kenneth P. Balin, is the founder of AMC Delancey, which owns and manages 8 retail totaling 965,793 square feet.

     THE GETTYSBURG VILLAGE PROPERTY. The Gettysburg Village Property consists of the Gettysburg Village Shopping Center located in Gettysburg, Pennsylvania.

     The Gettysburg Village Property is primarily used for retail purposes. Anchors include Frank Theatres, Adidas Outlet, Carlson Country Inn (ground lease) and Old Navy.

     The borrower is presently constructing a movie theatre for Frank Theatres. The costs of these renovations, improvements and/or developments are estimated not to exceed $5,500,000, which costs will be shared by the borrower and Frank Theatres and secured by the delivery of the letter of credit delivered at closing to the Construction Reserve. The borrower and Frank Theatres are jointly responsible for the construction project. The borrower is responsible for the construction of the shell, which has been completed, and Frank Theatres is responsible for the interior buildout. The movie theater is expected to open in May 2006.

     PROPERTY MANAGEMENT. The Gettysburg Village Property is managed by AMC Delancey Group, Inc. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the Gettysburg Village Loan. The management of the Gettysburg Village Property is required to be performed by either AMC Delancey Group, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Gettysburg Village Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Gettysburg Village Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Gettysburg Village Loan. AMC Delancey Group, Inc manages four office properties consisting of 584,118 square feet, eight retail properties containing 965,793, two multifamily properties with 47 units, 3 hospitality buildings with 603 keys, and 15 flex industrial properties with 1,251,290 square feet of space in Pennsylvania, New Jersey, Delaware, Florida and Texas.

     PAYMENT TERMS; INTEREST RATE. The Gettysburg Village Loan has 12 Interest-Only payments. The Interest Rate with respect to the Gettysburg Village Loan is calculated on an Actual/360 Basis and is equal to 5.8700%. The Due Date under the Gettysburg Village Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Gettysburg Village Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Gettysburg Village Loan must deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Gettysburg Village Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds. After an event of default under the Gettysburg Village Loan or other trigger event, the rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Gettysburg Village Loan will be made.

     OTHER FINANCING. Future mezzanine financing is permitted, subject to among other things, the satisfaction of the following conditions: (i) execution of an intercreditor agreement by the mezzanine lender, (ii) the loan-to-value ratio of the underlying mortgage loan and such mezzanine debt shall not exceed 85%, (iii) the debt service coverage ratio of the underlying mortgage loan and such mezzanine debt shall be no less than 1.05x and (iv) the rating agencies shall have delivered a rating confirmation in connection with the mezzanine loan.

     PARTIAL RELEASE. The borrower under the Gettysburg Village Loan has the right to obtain a partial release of one or more of the condominium units to be built on a tract of vacant land upon the satisfaction of various conditions. See "Description of the Underlying Mortgage Loans--Partial Releases of Property."

                                 75 MAIDEN LANE

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $31,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $31,000,000
FIRST PAYMENT DATE:                  February 11, 2006
MORTGAGE INTEREST RATE:              5.5500% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       January 11, 2016
MATURITY BALANCE:                    $27,232,280
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     three months prior to the Maturity Date.
LOAN PER SQUARE FOOT:                $180(1)
UP-FRONT RESERVES:                   Engineering Reserve:            $13,500
                                     Tenant Holdback Reserve:        $30,340
                                     Tenant
                                     Improvement Reserve:            $21,300(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:          Yes
  (MONTHLY)                          Replacement Reserve:                Yes(4)
                                     Rollover Reserve:                   Yes(5)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Office
PROPERTY SUB-TYPE:                   Central Business District
LOCATION:                            New York, NY
YEAR BUILT/RENOVATED:                1921/2005
SQUARE FEET:                         172,040
OCCUPANCY AT U/W(6):                 95%
OWNERSHIP INTEREST:                  Fee

                                           % OF TOTAL         LEASE
MAJOR TENANT(s)                  NRSF         NRSF         EXPIRATION
---------------                  ----         ----         ----------
Boundless Equities Inc., IV     35,200        20.5%        12/31/2017
Trade Card, Inc.                19,355        11.3%         5/31/2007
The Gotham Companies            13,000         7.6%         8/31/2012

PROPERTY MANAGEMENT:                 A.M. Property Holding Corp.

                         12/31/2003     12/31/2004       10/31/2005         U/W
                         ----------     ----------       ----------         ---
NET OPERATING INCOME:   $  2,471,153   $  2,359,804     $  2,569,184     $ 3,023,632
NET CASH FLOW:                                                           $ 2,849,135
DSCR:                                                                           1.34x
APPRAISED VALUE:                     $41,500,000
APPRAISAL DATE:                      December9, 2005
CUT-OFF DATE LTV RATIO(1):           74.7%
MATURITY/ARD LTV RATIO:              65.6%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The 75 Maiden Lane Loan has 25 interest-only payments.
(3) The Tenant Improvement Reserve was established at closing to fund certain landlord obligations of the borrower under specified leases.
(4) The borrower is required to deposit $1,927 per month into a replacement reserve to fund ongoing repairs and replacements, PROVIDED that the borrower will not be required to make any payments into a replacement reserve if the balance of the reserve equals or exceeds $69,375.
(5) The borrower is required to deposit $3,584 per month into a rollover reserve to fund tenant improvements and leasing commissions, PROVIDED that the borrower will not be required to move any payments into a rollover reserve if the balance of the reserve equals or exceeds $215,050.
(6)  Occupancy is based on the November30, 2005 rent roll.

     THE LOAN. The fifth largest loan was originated on December 22, 2005. The 75 Maiden Lane Loan is secured by a first priority mortgage encumbering an office building in New York, New York.

     THE BORROWER. The borrower under the 75 Maiden Lane Loan is 75 Maiden Lane LLC, a limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the 75 Maiden Lane Property. The sponsor, Jeffery Wasserman, is the owner of A.M. Property Holding Corporation, currently owns/manages six office buildings in Manhattan and Long Island that contain 1,535,000 square feet.

     THE 75 MAIDEN LANE PROPERTY. The 75 Maiden Lane Property consists of 75 Maiden Lane located in New York, New York. The 75 Maiden Lane Property consists of approximately 172,040 square feet. As of November30, 2005, the overall occupancy of the 75 Maiden Lane Property was 95%.

     The 75 Maiden Lane Property is primarily used for office purposes with limited retail use on the ground and basement floors.

     PROPERTY MANAGEMENT. The 75 Maiden Lane Property is managed by A.M. Property Holdings Corp. The management agreement generally provides for a management fee of 4% of revenues per annum which is subordinated to the 75 Maiden Lane Loan. The management of the 75 Maiden Lane Property is required to be performed by either A.M. Property Holdings Corp., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the 75 Maiden Lane Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the 75 Maiden Lane Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the 75 Maiden Lane Loan.

     PAYMENT TERMS; INTEREST RATE. The 75 Maiden Lane Loan has 25 Interest-Only payments and then amortizes on based on a 30 year amortization schedule. The Interest Rate with respect to the 75 Maiden Lane Loan is calculated on an Actual/360 Basis and is equal to 5.5500%. The Due Date under the 75 Maiden Lane Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the 75 Maiden Lane Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into an account under the control of the borrower unless and until an event of default occurs under the 75 Maiden Lane Loan, in which case the borrower under the 75 Maiden Lane Loan must cause the tenants of the 75 Maiden Lane Property to deposit all rents directly into a lockbox account under the control of the lender.

                                   SUMMIT HILL

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $27,175,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $27,175,000
FIRST PAYMENT DATE:                  March 11, 2006
MORTGAGE INTEREST RATE:              5.5300% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2016
MATURITY BALANCE:                    $25,255,110
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     six months prior to the Maturity Date.
LOAN PER UNIT:                       $66,119(1)
UP-FRONT RESERVES:                   Engineering Reserve:               $30,690
                                     Scheduled Renovation Reserve:     $400,000(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:             Yes
  (MONTHLY)                          Replacement Reserve:                $8,563
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Chapel Hill, NC
YEAR BUILT/RENOVATED:                1990/1995
UNITS:                               411
OCCUPANCY AT U/W(4):                 94%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Westdale Asset Management, Ltd.

                         12/31/2003     12/31/2004     12/31/2005          U/W
                         ----------     ----------     ----------          ---
NET OPERATING INCOME:   $  2,343,040   $  2,116,528   $  2,150,587    $  2,284,737
NET CASH FLOW:                                                        $  2,221,854
DSCR:                                                                         1.20x
APPRAISED VALUE:                            $35,000,000
APPRAISAL DATE:                             December1, 2005
CUT-OFF DATE LTV RATIO(1):                  77.6%
MATURITY/ARD LTV RATIO:                     72.2%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The Summit Hill Loan has 60 interest-only payments.
(3) The Scheduled Renovation reserve was established at closing to fund certain scheduled renovations described below.
(4)  Occupancy is based on the February27, 2006 rent roll.

     THE LOAN. The sixth largest loan was originated on January 31, 2006. The Summit Hill Loan is secured by a first priority mortgage encumbering a multifamily apartment complex in Chapel Hill, North Carolina.

     THE BORROWER. The borrower and sponsor under the Summit Hill Loan is Farrington Lake Apartments NF L.P. The borrower is a limited partnership organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Summit Hill Property. The sponsor and borrower is controlled by Sterling American Property. Sterling is a national real estate organization that has purchased or developed over 25.5 million square feet of commercial space and 45,000 residential units.

     THE SUMMIT HILL PROPERTY. The Summit Hill Property consists of the Summit Hill Apartments located in Chapel Hill, North Carolina. The Summit Hill Property consists of approximately 411 units, is situated on approximately 38.90 acres and includes 722 parking spaces. As of February27, 2006, the overall occupancy of the Summit Hill Property was 94%.

     The Summit Hill Property is primarily used for multifamily apartment purposes. The borrower contemplates certain renovations, improvements and developments relating to the Summit Hill Property. Such renovations include interior renovations, carpentry, resurfacing of parking areas and exterior painting. The costs of these renovations, improvements and developments are estimated to be $400,000, which costs will be reimbursed to the borrower from funds deposited with lender at closing. Such renovations are expected to be completed within 18 months of closing.

     PROPERTY MANAGEMENT. The Summit Hill Property is managed by Westdale Asset Management, Ltd. The management agreement generally provides for a management fee of 3% of revenues per annum which is subordinated to the Summit Hill Loan. The management of the Summit Hill Property is required to be performed by either Westdale Asset Management, Ltd., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Summit Hill Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Summit Hill Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Summit Hill Loan. Westdale Asset Management, Ltd. manages 149 multifamily apartment complexes encompassing over 36,000 multifamily units. Westdale Asset Management, Ltd. is headquartered in Dallas, Texas.

     PAYMENT TERMS; INTEREST RATE. The Summit Hill Loan has 60 Interest-Only payments, thereafter the borrower will be required to pay an amount of interest and principal on each monthly payment date. The Interest Rate with respect to the Summit Hill Loan is calculated on an Actual/360 Basis and is equal to 5.5300%. The Due Date under the Summit Hill Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Summit Hill Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Summit Hill Loan must cause the manager of the Summit Hill Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default under the Summit Hill Loan or other trigger event occurs under the cash management agreement, the borrower will have access to those funds.

                            ANDOVER HOUSE APARTMENTS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $25,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $25,000,000
FIRST PAYMENT DATE:                  April 11, 2006
MORTGAGE INTEREST RATE:              5.582178% per annum
AMORTIZATION TERM:                   Interest-Only(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2011
MATURITY BALANCE:                    $25,000,000
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout until the date that is three months
                                     prior to the Maturity Date.(3) LOAN
PER UNIT:                            $146,199(1)
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    Replacement Reserve:             Yes(4)
  (MONTHLY)
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(5)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Washington, DC
YEAR BUILT/RENOVATED:                2004 / N/A
UNITS:                               171
OCCUPANCY AT U/W(6):                 100%
OWNERSHIP INTEREST:                  Leasehold
PROPERTY MANAGEMENT:                 LCOR Asset Management Limited Partnership

                            12/31/2003      12/31/2004     10/31/2005          U/W
                            ----------      ----------     ----------          ---
NET OPERATING INCOME:          N/A              N/A            N/A        $ 3,163,188
NET CASH FLOW:                                                            $ 3,128,988
DSCR:                                                                            2.21x(7)
APPRAISED VALUE:                     $57,700,000
APPRAISAL DATE:                      November18, 2005
CUT-OFF DATE LTV RATIO(7):           43.3%
MATURITY/ARD LTV RATIO:              43.3%

(1)  Based on the May 2006 cut-off date principal balance.
(2) The Andover House Apartments Mortgage Loan is interest-only for the entire term.
(3) The Andover House Apartments Mortgage Loan has a prepayment lock-out period until after the earlier of (i) six (6) months following securitization or
     (ii) March 11, 2007. Any prepayment made after this lock-out period, but prior to the open period three (3) months prior to maturity, requires the payment of required yield maintenance.
(4) The borrower is required to deposit $2,850 per month into a replacement reserve to fund ongoing repairs and replacements, PROVIDED that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $34,200.
(5) The $36,100,000 Andover House Apartments Total Loan includes the $25,000,000 Andover House Apartments Mortgage Loan and the $11,100,000 Andover House Apartments Companion Loan, which will be held outside the trust.
(6)  Occupancy based on the February27, 2006 rent roll.
(7) Based on the cut-off date principal balance of the Andover House Apartments Mortgage Loan. The U/W DSCR for the Andover House Apartments Total Loan is 1.48x and the cut-off date LTV ratio for the Andover House Apartments Total Loan is 62.6%.

     THE LOAN. The seventh largest loan was originated on February 15, 2006. The Andover House Apartments Mortgage Loan is secured by a first priority mortgage encumbering a multifamily 171 unit apartment complex in Washington, DC.

     THE BORROWER. The borrower under the Andover House Apartments Mortgage Loan is LCOR Thomas Circle LLC. The borrower is a single-member limited liability company organized under the laws of the State of Delaware. The borrower is a special purpose entity, whose business is limited to owning and operating the Andover House Apartments Property. LCOR Thomas Circle LLC is owned 100% by LCOR Property Company II LLC, which is a portfolio joint venture between LCOR Public/Private III LLC (a wholly-owned subsidiary of LCOR Holdings LLC) and PAMI Public/Private III LLC (an indirect subsidiary of Lehman Brothers Holdings Inc.) through which beneficial ownership of the property will be LCOR-55% and Lehman-45%.

     THE ANDOVER HOUSE APARTMENTS PROPERTY. The Andover House Apartments Property consists of the Andover House Apartments located in Washington, District of Columbia. The Andover House Apartments Property consists of 171 units and includes 195 parking spaces. As of February27, 2006, the overall occupancy of the Andover House Apartments was 100%.

     The Andover House Apartments Property is primarily used for multifamily purposes. The Andover House Apartments Property includes such amenities as an underground parking garage, a business center, a fitness center, a party room with an outdoor terrace, a conference room, and 24-hour concierge service.

     PROPERTY MANAGEMENT. The Andover House Apartments Property is managed by LCOR Asset Management Limited Partnership. The management agreement generally provides for a management fee equal to the greater of $5,000 or of 4% of gross revenues per month which is subordinated to the Andover House Apartments Mortgage Loan. The management of the Andover House Apartments Property is required to be performed by either LCOR Asset Management Limited Partnership, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing at least 7 years of experience in managing at least 5 properties similar in size, scope, use and value as the Andover House Apartment Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Andover House Apartments Mortgage Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Andover House Apartments Mortgage Loan. LCOR Inc., the parent company of the management company, provides development, renovation, property management, leasing and marketing services for 17 properties in VA, MD, DC, PA, NJ and NY totaling in excess of 2,000 multifamily units and 4.6 million square feet of commercial space.

     PAYMENT TERMS; INTEREST RATE. The Andover House Apartments Mortgage Loan is an Interest-Only loan. The Interest Rate with respect to the Andover House Apartments Mortgage Loan is calculated on an Actual/360 Basis and is equal to 5.582178%. The Due Date under the Andover House Apartments Mortgage Loan is the 11th day of each month (or, if such day is not a business day, the immediately succeeding business day).

     ESCROWS AND RESERVES. For reserves established for the Andover House Apartments Mortgage Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all rent from the Andover House Apartments Property to be deposited into a lockbox account under the control of the lender. Such collections will be transferred four times per calendar month from the lockbox account to a cash management account maintained by the lender from which all required payments and deposits to reserves under the Andover House Apartments Mortgage Loan will be made. Unless and until an event of default occurs under the Andover House Apartments Mortgage Loan, the borrower will have access to the remaining funds after all such required payments are made.

     ANDOVER HOUSE APARTMENTS AGREEMENT AMONG NOTEHOLDERS. The Andover House Apartments Property serves as security for both the Andover House Apartments Mortgage Loan (which has been designated as an "A-Loan") as well as for a "B-Loan" held by Metropolitan Life Insurance Company in the original principal amount of $11,100,000 with an interest rate of 6.1605% per annum. An Agreement Among Noteholders governs various matters regarding the respective rights and obligations of each holder, and provides, among other things, for the application of payments between the A-Loan and the B-Loan.

     LEASEHOLD ESTATE. The Andover House Apartments Property consists of a leasehold estate pursuant to a fully prepaid ground lease expiring December 31, 2101. The fee is not subordinated and the fee owner has provided assurances with respect to financing concerns pursuant to an estoppel letter delivered in anticipation of closing the Andover House Apartments Mortgage Loan.

                                 PARC AT DULUTH

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $25,000,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $25,000,000
FIRST PAYMENT DATE:                  February 11, 2006
MORTGAGE INTEREST RATE:              6.0800% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       January 11, 2016
MATURITY BALANCE:                    $21,735,526
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     six months prior to the Maturity Date.
LOAN PER UNIT:                       $151,515(1)
UP-FRONT RESERVES:                   Earnout Reserve :              $9,000,000(3)
ONGOING RESERVES:                    Tax and Insurance Reserve:            Yes
  (MONTHLY)                          Replacement Reserve:               $2,750
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            Duluth, GA
YEAR BUILT/RENOVATED:                2003 / N/A
UNITS:                               165
OCCUPANCY AT U/W(4):                 72%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 Parc Senior Communities, LLLP

                            12/31/2003      12/31/2004       12/31/2005       U/W
                            ----------      ----------       ----------       ---
NET OPERATING INCOME:          N/A              N/A              N/A      $ 2,286,199
NET CASH FLOW:                                                            $ 2,252,999
DSCR:                                                                            1.24x
APPRAISED VALUE:                     $34,400,000
APPRAISAL DATE:                      November1, 2005
CUT-OFF DATE LTV RATIO(1):           72.7%
MATURITY/ARD LTV RATIO:              63.2%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The Parc at Duluth Loan has 12 interest-only payments.
(3) $9,000,000 of the loan proceeds was placed at closing in an earnout reserve. The earnout reserve will be released to borrower quarterly, either June11, 2006, September11, 2006 or December11, 2006, PROVIDED, that the DSCR after such disbursement must equal or be greater than 1.20x. All funds remaining in the earnout reserve will be used to prepay the loan. The borrower will pay yield maintenance on the prepayment amount. Certain amounts collected in connection with a payment of yield maintenance charges will be paid to the holders of the Class V-2 certificates, as described herein under "Description of the Offered Certificates--Distributions of Yield Maintenance Charges."
(4)  Occupancy is based on the February14, 2006 rent roll.

     THE LOAN. The eighth largest loan was originated on December 14, 2005. The Parc at Duluth Loan is secured by a first priority mortgage encumbering a multifamily complex in Duluth, Georgia.

     THE BORROWER. The borrower under the Parc at Duluth Loan is Parc at Duluth, LLC. The borrower is a limited liability company organized under the laws of the State of Georgia. The borrower is a special purpose entity, whose business is limited to owning and operating the Parc at Duluth Property. The sponsor, Roy L. Dickson has been involved in the development of commercial real estate with an aggregate value in excess of $320,000,000.

     THE PARC AT DULUTH PROPERTY. The Parc at Duluth Property consists of the Parc at Duluth senior living facility located in Duluth, Georgia. The Parc at Duluth Property consists of approximately 165 units and is situated on approximately 8.43 acres and includes 206 parking spaces.

     PROPERTY MANAGEMENT. The Parc at Duluth Property is managed by Parc Senior Communities, LLLP. The management agreement generally provides for a management fee of the greater of (i) $5,000 per month, or (ii) 5% of revenues per annum which is subordinated to the Parc at Duluth Loan. The management of the Parc at Duluth Property is required to be performed by either Parc Senior Communities, LLLP, or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing experience in managing properties similar in size, scope, use and value as the Parc at Duluth Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Parc at Duluth Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Parc at Duluth Loan. Parc Senior Communities, LLLP manages one community in Atlanta in addition to the subject of comparable scope. Parc Senior Communities, LLLP is headquartered in Atlanta, Georgia.

     PAYMENT TERMS; INTEREST RATE. The Parc at Duluth Loan has 12 Interest-Only payments, and thereafter the Borrower is required to make payments of interest and principal on each payment date. The Interest Rate with respect to the Parc at Duluth Loan is calculated on a Actual/360 Basis and is equal to 6.0800% per annum. The Due Date under the Parc at Duluth Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Parc at Duluth Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited directly into a lockbox account. Unless and until an event of default under the Parc at Duluth Loan, the borrower will have access to those funds. After an event of default, all monies on deposit in the lockbox account will be swept into an account controlled by the Lender.

                         STEVENSON RANCH PLAZA - PHASE I

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $24,500,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $24,500,000
FIRST PAYMENT DATE:                  March 11, 2006
MORTGAGE INTEREST RATE:              5.5600% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       February 11, 2016
MATURITY BALANCE:                    $22,718,355
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     two months prior to the Maturity Date.
LOAN PER SQUARE FOOT:                $196(1)
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    Tax and Insurance Reserve:      Yes(3)
  (MONTHLY)                          TI/LC Reserve:                  Yes(4)
                                     Replacement Reserve:            Yes(5)
LOCKBOX:                             Springing
SUBORDINATE FINANCING:               None

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Retail
PROPERTY SUB-TYPE:                   Anchored
LOCATION:                            Stevenson Ranch, CA
YEAR BUILT/RENOVATED:                1996 / N/A
SQUARE FEET:                         124,835
OCCUPANCY AT U/W(6):                 100%(6)
OWNERSHIP INTEREST:                  Fee

MAJOR TENANT(s)          NRSF        % OF TOTAL NRSF        LEASE EXPIRATION
---------------          ----        ---------------        ----------------
Ralph's                 43,225            34.6%                  6/1/2022
Linens 'n Things        35,000            28.0%                 1/31/2012
PetsMart                26,040            20.9%                 1/31/2013
PROPERTY MANAGEMENT:                 DSB Properties, Inc.

                            12/31/2003      12/31/2004        10/31/2005           U/W
                            ----------      ----------        ----------           ---
NET OPERATING INCOME:      $  2,006,367    $  2,055,143      $  2,119,335      $ 2,092,891
NET CASH FLOW:                                                                 $ 2,051,833
DSCR:                                                                                 1.22x
APPRAISED VALUE:                     $33,800,000
APPRAISAL DATE:                      January 4, 2006
CUT-OFF DATE LTV RATIO(1):           72.5%
MATURITY/ARD LTV RATIO:              67.2%

(1)  Based on the May2006 cut-off date principal balance.
(2)  The Stevenson Ranch Plaza - Phase I Loan has 58 interest-only payments.
(3) Upon the occurrence of a "Trigger Event," the borrower is required to make monthly payments into a tax and insurance reserve to accumulate funds necessary to (a) pay all taxes prior to their respective due dates and (b) pay insurance premiums prior to the expiration of the related policies. A "Trigger Event" means (a) DSB Properties, Inc. is no longer the property manager of the Stevenson Ranch Plaza - Phase I Property, or (b) an event of default.
(4) The borrower is required to establish a TI/LC reserve for the payment of tenant improvements and leasing commissions for the Linens 'n Things lease which expires in 2012 and for the PetsMart lease which expires in 2013. The borrower is required to make two (2) deposits into the TI/LC reserve: one six (6) months prior to the expiration of the Linens 'n Things lease and one six (6) months prior to the expiration of the PetsMart lease. Each deposit is to be in an amount equal to $10.00 per square foot of the applicable premises which is not subject to either an existing lease which has been extended or renewed, or a new lease.
(5) If DSB Properties, Inc. no longer serves as the property manager of the Stevenson Ranch Plaza - Phase I Property, and if a licensed architect and/or engineer determines that repairs are required, the borrower is required to deposit an amount equal to $0.15 per rentable square foot month into a replacement reserve to fund such repairs, PROVIDED that the borrower will not be required to make any payments into the replacement reserve if the balance of the reserve equals or exceeds $56,000. In lieu of establishing the replacement reserve, the borrower may elect to deposit a letter of credit equal to $67,000.
(6)  Occupancy is based on the January1, 2006 rent roll.

     THE LOAN. The ninth largest loan was originated on January 31, 2006. The Stevenson Ranch Plaza - Phase I Loan is secured by a first priority mortgage encumbering an anchored neighborhood retail center in Stevenson Ranch, California.

     THE BORROWER. The borrower under the Stevenson Ranch Plaza - Phase I Loan is H.E. Danielli, LLC. The borrower is a limited liability company organized under the laws of the State of California. The borrower is a special purpose entity, whose business is limited to owning and operating the Stevenson Ranch Plaza - Phase I Property. The sponsors are Meyer Nugit and The Meyer and Trudy Nugit Family Trust.

     THE STEVENSON RANCH PLAZA - PHASE I PROPERTY. The Stevenson Ranch Plaza - Phase I Property consists of the Stevenson Ranch Plaza - Phase I Property located in Stevenson Ranch, California. The Stevenson Ranch Plaza - Phase I Property is situated on approximately 13.03 acres and includes 947 parking spaces. As of January1, 2006, the overall occupancy of the Stevenson Ranch Plaza
- Phase I Property was 100%.

     The Stevenson Ranch Plaza - Phase I Property is primarily used for retail purposes and is anchored by Ralph's, Linens 'n Things and PetsMart.

     PROPERTY MANAGEMENT. The Stevenson Ranch Plaza - Phase I Property is managed by DSB Properties, Inc. The management agreement generally provides for an asset management fee of 1% of gross income per month and a property management fee of 4% of gross income per month, which is subordinated to the Stevenson Ranch Plaza - Phase I Loan. The management of the Stevenson Ranch Plaza - Phase I Property is required to be performed by either DSB Properties, Inc., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization possessing a senior executive with at least 7 years' experience in managing properties in California and shall be the manager of at least five (5) projects similar in size, scope, use and value as the Stevenson Ranch Plaza - Phase I Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Stevenson Ranch Plaza - Phase I Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Stevenson Ranch Plaza - Phase I Loan. DSB Properties, Inc. manages 2.5 million square feet of retail space. DSB Properties, Inc. is headquartered in Westlake Village, California.

     PAYMENT TERMS; INTEREST RATE. The Stevenson Ranch Plaza - Phase I Loan has 58 Interest-Only payments, and thereafter the borrower will be required to pay an amount of principal and interest on each monthly payment date. The Interest Rate with respect to the Stevenson Ranch Plaza - Phase I Loan is calculated on an Actual/360 Basis and is equal to 5.5600%. The Due Date under the Stevenson Ranch Plaza - Phase I Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Stevenson Ranch Plaza - Phase I Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Stevenson Ranch Plaza - Phase I Loan must cause the tenants of the Stevenson Ranch Plaza - Phase I Property to deposit all rents directly into a lockbox account under the control of the lender. Unless and until an event of default, the borrower will have access to those funds.

                            LINCOLN GREEN APARTMENTS

                                LOAN INFORMATION

ORIGINAL PRINCIPAL BALANCE:          $23,250,000
CUT-OFF DATE PRINCIPAL BALANCE(1):   $23,250,000
FIRST PAYMENT DATE:                  February 11, 2006
MORTGAGE INTEREST RATE:              5.6300% per annum
AMORTIZATION TERM:                   360 months(2)
HYPERAMORTIZATION:                   N/A
ARD DATE:                            N/A
MATURITY DATE:                       January 11, 2016
MATURITY BALANCE:                    $20,429,174
INTEREST CALCULATION:                Actual/360
CALL PROTECTION:                     Lockout/defeasance until the date that is
                                     two months prior to the  Maturity Date.
LOAN PER UNIT:                       $34,191(1)
UP-FRONT RESERVES:                   None
ONGOING RESERVES:                    Tax and Insurance Reserve:        Yes
  (MONTHLY)                          Replacement Reserve:          $11,333
LOCKBOX:                             Hard
SUBORDINATE FINANCING:               Yes(3)

                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Single Asset
PROPERTY TYPE:                       Multifamily
PROPERTY SUB-TYPE:                   Conventional
LOCATION:                            San Antonio, TX
YEAR BUILT/RENOVATED:                1985/2003
UNITS:                               680
OCCUPANCY AT U/W(4):                 91%
OWNERSHIP INTEREST:                  Fee
PROPERTY MANAGEMENT:                 CNC Investments, Ltd., L.L.P.

                            12/31/2003       12/31/2004      12/31/2005           U/W
                            ----------       ----------      ----------           ---
NET OPERATING INCOME:           N/A         $  2,200,281    $  2,128,589      $ 2,178,446
NET CASH FLOW:                                                                $ 2,008,446
DSCR:                                                                                1.25x
APPRAISED VALUE:                     $30,100,000
APPRAISAL DATE:                      December 8, 2005
CUT-OFF DATE LTV RATIO(1):           77.2%
MATURITY/ARD LTV RATIO:              67.9%

(1)  Based on the May 2006 cut-off date principal balance.
(2)  The Lincoln Green Apartments Loan has 24 interest-only payments.
(3) The Lincoln Green Apartments Property also serves as collateral for a $1,505,000 B-Note currently held by CBA Mezzanine Finance, Inc. Additionally, the sponsor of the Lincoln Green Apartments Loan is the borrower under a $745,000 mezzanine loan from Mezz Cap REIT I, Inc. secured by all of the partnership interests in the borrower. Both the B-Note and the mezzanine loan are subject to standard subordination and intercreditor agreements.
(4)  Occupancy is based on the December9, 2005 rent roll.

     THE LOAN. The tenth largest loan was originated on December 30, 2005. The Lincoln Green Apartments Loan is secured by a first priority mortgage encumbering a multifamily in San Antonio, Texas.

     THE BORROWER. The borrower under the Lincoln Green Apartments Loan is Sadhu Limited Partnership. The borrower is a limited partnership organized under the laws of the State of Texas. The borrower is a special purpose entity, whose business is limited to owning and operating the Lincoln Green Apartments Property. The sponsor, Chowdary Yalamanchili, owns and manages 136 properties in seven (7) states throughout the United States.

     THE LINCOLN GREEN APARTMENTS PROPERTY. The Lincoln Green Apartments Property consists of the Lincoln Green Apartments located in San Antonio, Texas. The Lincoln Green Apartments Property consists of 680 garden-style apartment units, is situated on approximately 24.43 acres and includes 987 parking spaces. As of December9, 2005, the overall occupancy of the Lincoln Green Apartments Property was 91%.

     The Lincoln Green Apartments Property is primarily used for multifamily purposes. The Lincoln Green Apartments Property includes four (4) outdoor pools, a fitness center, and a laundry room.

     PROPERTY MANAGEMENT. The Lincoln Green Apartments Property is managed by CNC Investments, Ltd., L.L.P. The management agreement generally provides for a management fee of 3% of gross revenues per annum which is subordinated to the Lincoln Green Apartments Loan. The management of the Lincoln Green Apartments Property is required to be performed by either CNC Investments, Ltd., L.L.P., or a substitute manager which, in the reasonable judgment of the lender, is a reputable management organization having a senior executive possessing at least seven (7) years' experience in managing properties multifamily properties and shall be the manager of at least five (5) projects similar in size, scope, use and value as the Lincoln Green Apartments Property, PROVIDED that the borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management organization does not cause a downgrade, withdrawal or qualification of the then current ratings of the certificates. The lender under the Lincoln Green Apartments Loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default under the Lincoln Green Apartments Loan. CNC Investments, Ltd., L.L.P. manages 38,000 multifamily units and is headquartered in Houston, Texas.

     PAYMENT TERMS; INTEREST RATE. The Lincoln Green Apartments Loan has 24 Interest-Only payments. The Interest Rate with respect to the Lincoln Green Apartments Loan is calculated on an Actual/360 Basis and is equal to 5.6300%. The Due Date under the Lincoln Green Apartments Loan is the 11th day of each month (or, if such day is not a business day, the immediately preceding business day).

     ESCROWS AND RESERVES. For reserves established for the Lincoln Green Apartments Loan, see Exhibit A-1 to this prospectus supplement.

     CASH MANAGEMENT/LOCKBOX. The borrower or the property manager must cause all income to be deposited within one business day of receipt directly into a lockbox account under the control of the lender. The rents will be transferred once every business day to an account maintained by the lender from which all required payments and deposits to reserves under the Lincoln Green Apartments Loan will be made. Unless and until an event of default occurs under the cash management agreement, the borrower will have access to the remaining funds after all such required payments are made.

     LINCOLN GREEN APARTMENTS INTERCREDITOR AGREEMENT. The Lincoln Green Apartments Property serves as security for both the Lincoln Green Apartments Loan (the "A-Loan") as well as for a "B-Loan" which is currently held by CBA Mezzanine Finance, Inc. in the original principal amount of $1,505,000. The B-Loan has an interest rate of 12.75% per annum and a twenty-eight (28) year amortization schedule. A standard Intercreditor Agreement between Column Financial, LLC and CBA Mezzanine Finance, Inc. governs various matters regarding the respective rights and obligations of each holder, and provides, among other things, for the application of payments between the A-Loan and the B-Loan. See "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement.

     OTHER FINANCING. Contemporaneously with entering into the Lincoln Green Apartments Loan, the principals of the borrower have incurred mezzanine debt (the "C-Loan") in the amount of $745,000. The C-Loan is secured by a pledge of the equity interests in the borrower and its general partner. Mezz Cap REIT I, Inc. currently holds the C-Loan. The C-Loan is subject to the standard C-Loan Program Intercreditor Agreement between Column Financial, Inc. and Mezz Cap REIT I, Inc., which agreement governs the relative rights and obligations of the holder of the A-Loan and the holder of the C-Loan.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the mortgage loan seller will transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, at the closing or at such later date as is permitted under the series 2006-C2 pooling and servicing agreement, the mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     -    either--

     1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

     2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     - the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     - an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     - an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     - originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the related mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     - copies of letters of credit, if any, and amendments thereto which entitle the issuing entity to draw thereon; PROVIDED, HOWEVER, that originals of letters of credit will be delivered to and held by the master servicer;

     - copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties;

     - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     - in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series 2006-C2 certificateholders under the terms of the series 2006-C2 pooling and servicing agreement. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they appear regular on their face (handwritten additions, changes or corrections will not be considered irregularities if initialed by the borrower), that (if applicable) they appear to have been executed and that they purport to relate to a mortgage loan in the issuing entity. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     - any of the above-described documents required to be delivered by the mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     - that omission or defect materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2006-C2 certificateholders,

then the omission or defect will constitute a material document defect as to which the series 2006-C2 certificateholders will have the rights against the applicable mortgage loan seller as described under "--Cures, Repurchases and Substitutions" below.

     Within a specified period of time following the later of--

     -    the date on which the offered certificates are initially issued, and

     - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the issuing entity are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, the mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the issuing entity (except as described below), specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by the mortgage loan seller may not be identical and may be qualified by exceptions disclosed in the mortgage loan purchase agreement between the applicable mortgage loan seller and us. However, the representations and warranties to be made by the mortgage loan seller will generally include, among other things--

     - The information relating to the subject mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be accurate in all material respects as of the related due date in May 2006 or such other specific date as of which it is provided. That information will include various items of information regarding each of the underlying mortgage loans, including:

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the subject mortgage loan,

          3. the amount of the monthly debt service payment for the subject mortgage loan due on the related due date in June 2006,

          4. the mortgage interest rate for the subject mortgage loan as of the related due date in May 2006, and

          5. the original and remaining term to stated maturity for the subject mortgage loan.

     - The mortgage loan seller is transferring the mortgage loan free and clear of any and all pledges, liens and/or other security interests.

     - No scheduled payment of principal and interest under the mortgage loan was 30 days or more delinquent as of the cut-off date, and the mortgage loan has not been more than 30 days delinquent in the twelve-month period immediately preceding the cut-off date (or, if the mortgage loan was originated in that twelve-month period, since origination).

     - The related mortgage constitutes a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority mortgage lien (subject to the Permitted Encumbrances) upon the related mortgaged real property.

     - The assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment, except as enforcement thereof may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related assignment of leases and rents establishes and creates a valid and, subject to certain creditors' rights exceptions and general principles of equity, enforceable first priority lien (subject to certain Permitted Encumbrances) in the related borrower's interest in all leases of the mortgaged real property.

     - The mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, except as set forth in the related mortgage file, and the related mortgaged real property has not been released from the lien of such mortgage in any manner which materially interferes with the security intended to be provided by such mortgage.

     - Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the mortgage loan, the related mortgaged real property is, to the mortgage loan seller's knowledge, free of any material damage that would materially and adversely affect its value as security for the mortgage loan (normal wear and tear excepted) or reserves have been established to remediate such damage.

     - To the mortgage loan seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any mortgaged real property that would have a material adverse effect on the use or value of that property.

     - The related mortgaged real property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment or the equivalent thereof (for which the required premium has been paid) or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy, which evidences such title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged real property, subject only to (a)the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent, or accruing interest or penalties, (b)covenants, conditions and restrictions, rights of way, easements and other matters of public record, (c)the exceptions (general and specific) and exclusions set forth in that policy and (d)any other Permitted Encumbrances.

     - The proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto.

     - An environmental site assessment report was prepared with respect to the related mortgaged real property in connection with the mortgage loan, and the mortgage loan seller has no knowledge of any material noncompliance with environmental laws affecting such mortgaged real property that was not disclosed in such report; PROVIDED, HOWEVER, as previously described in this prospectus supplement, for certain mortgage loans an environmental insurance policy was obtained in lieu of an environmental site assessment.

     - Each mortgage note, mortgage and other agreement executed by or for the benefit of the borrower, any guarantor or their successors and assigns in connection with the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and, there is no valid defense, counterclaim or right of rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights and by general principles of equity.

     - The related mortgaged real property is, and is required pursuant to the related mortgage to be, insured by casualty and liability insurance policies of a type specified in the related mortgage.

     - There are no delinquent and unpaid taxes or assessments affecting the related mortgaged real property that are or may become a lien of priority equal to or higher than the lien of the related mortgage or an escrow of funds has been created for the payment of such taxes and assessments.

     - The related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     - For any mortgage loan where all or a material portion of the interest of the borrower is a leasehold estate, and the related mortgage does not also encumber the related lessor's fee interest in the mortgaged real property--

          (a) such ground lease or a memorandum thereof has been or will be duly recorded and the lessor permits the interest of the lessee thereunder to be encumbered by the related mortgage;

          (b) the borrower's interest in such ground lease is assignable to the mortgage loan seller and its assigns upon notice to, but without the consent of, the lessor thereunder;

          (c) to the knowledge of the mortgage loan seller, such ground lease is in full force and effect and, to the knowledge of the mortgage loan seller, no material default has occurred thereunder;

          (d) such ground lease, or an estoppel letter or other agreement related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage (PROVIDED any required notice of the lien is given to lessor);

          (e) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease so long as the holder is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and

          (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than 20 years beyond the scheduled maturity date of the mortgage loan.

     - Except as otherwise described in this prospectus supplement, the mortgage loan is not cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans in the issuing entity.

     - Except as disclosed in this prospectus supplement with respect to crossed loans and multi-property loans, no mortgage requires the holder thereof to release any material portion of the related mortgaged real property from the lien thereof except upon payment in full of the mortgage loan or defeasance, or in certain cases, (a)upon the satisfaction of certain legal and underwriting requirements, or
          (b)releases of unimproved out-parcels or (c)releases of portions which will not have a material adverse effect on the value of the collateral for the mortgage loan.

     - To such mortgage loan seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event -- other than payments due but not yet delinquent -- which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan or the related mortgaged real property; PROVIDED that this representation and warranty will not cover a default, breach, violation or event of acceleration arising out of any other representation and warranty made by the mortgage loan seller.

     The representations and warranties made by the mortgage loan seller as listed and described above will be assigned by us to the trustee under the series 2006-C2 pooling and servicing agreement.

     If--

     - there exists a breach of any of the above-described representations and warranties made by the mortgage loan seller), and

     - that breach materially and adversely affects the value of the subject mortgage loan, or the interests of any class of series 2006-C2 certificateholders,

then that breach will be a material breach of the representation and warranty. The rights of the series 2006-C2 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If the mortgage loan seller has been notified of a defect in any mortgage file or a breach of any of its representations and warranties, or, itself, has discovered any such defect or breach, which, in either case, materially and adversely affects the value of any mortgage loan (including any REO Property acquired in respect of any foreclosed mortgage loan) or any interests of the holders of any class of series 2006-C2 certificates, then that mortgage loan seller will be required to take one of the following courses of action:

     -    cure such breach or defect in all material respects; or

     - repurchase the affected mortgage loan at a price generally equal to the sum of--

     1. the outstanding principal balance of such mortgage loan as of the date of purchase, plus

     2. all accrued and unpaid interest on such mortgage loan at the related mortgage interest rate in effect from time to time in absence of a default, to but not including the due date in the collection period of purchase (which includes unpaid master servicing fees and primary servicing fees), but exclusive of Post-ARD Additional Interest, plus

     3. all related unreimbursed servicing advances plus, in general, accrued and unpaid interest on related advances at the reimbursement rate (as set forth in the series 2006-C2 pooling and servicing agreement), plus

     4. all expenses incurred (whether paid or then owing) by the master servicer, the special servicer, us and the trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, plus


     5. the amount of any special servicing fees accrued on such mortgage loan and, if the mortgage loan is repurchased following the expiration of the applicable cure period (as it may be extended as described below), the amount of the liquidation fee payable to the special servicer, plus

     6. if such mortgage loan is repurchased more than 90 days after such mortgage loan became a specially serviced mortgage loan, the amount of any liquidation fee payable to the special servicer; or

     - replace the affected mortgage loan with a Qualified Substitute Mortgage Loan; PROVIDED that in no event may a substitution occur later than the second anniversary of the date of initial issuance of series 2006-C2 certificates; or

     -    for certain breaches, reimburse the issuing entity for certain costs.

     If the mortgage loan seller replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the issuing entity the amount, if any, by which--

     - the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet of the preceding paragraph, exceeds

     - the Stated Principal Balance of the substitute mortgage loan as of the due date during the month that it is added to the issuing entity.

     The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the immediately preceding paragraph, will generally be limited to 90 days following its receipt of notice of the subject material breach or material document defect. However, if the subject material breach or material document defect is capable of being cured and if the applicable mortgage loan seller is diligently attempting to correct the material breach or material document defect, then it will be entitled to as much as an additional 90 days to complete that remedy, repurchase or substitution (unless such material breach or material document defect causes any mortgage loan to not be a "qualified mortgage" within the meaning of the REMIC provisions of the Code).

     Any of the following document defects shall be conclusively presumed to be a "Material Document Defect":

     - the absence from the mortgage file of the original signed mortgage note, unless the mortgage file contains a signed lost note affidavit and indemnity;

     - the absence from the mortgage file of the original signed mortgage, unless there is included in the mortgage file a certified copy of the recorded mortgage as recorded or a certified copy of the mortgage in the form sent for recording and a certificate stating that the original mortgage was sent for recordation or a copy of the mortgage and the related recording information;

     - the absence from the mortgage file of the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, executed escrow instructions, or a binding written commitment (including a pro forma or specimen title insurance policy) or interim binder that is marked as binding and countersigned by the title company, insuring the priority of the mortgage as a first lien on the related mortgaged real property relating to such mortgage loan;

     - the absence from the mortgage file of any intervening assignments required to create an effective assignment to the trustee on behalf of the issuing entity, unless there is included in the mortgage file a certified copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation;

     - the absence from the mortgage file of any original letter of credit; PROVIDED that such defect may be cured by any substitute letter of credit or cash reserve on behalf of the related borrower; or

     - the absence from the mortgage file of a copy of any required ground lease.

     The foregoing obligation to cure, repurchase, provide a substitute mortgage loan or loans or reimburse the issuing entity will constitute the sole remedies available to the certificateholders and the trustee for any defect in a mortgage file or any breach on the part of the related mortgage loan seller of its representations or warranties regarding the underlying mortgage loans.

     Any defect or any breach that, in either case, causes any mortgage loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code shall be deemed to materially and adversely affect the interests of certificateholders therein, requiring the related mortgage loan seller to purchase or substitute for the affected mortgage loan from the issuing entity within 90 days following the earlier of its receipt of notice or its discovery of the defect or breach at the applicable purchase price or in conformity with the mortgage loan purchase agreement.

     The mortgage loan seller has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any such party has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before their respective due dates in May 2006. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2006-C2 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2006-C2 certificates will be issued, on or about May , 2006 under a pooling and servicing agreement to be dated as of May 1, 2006 between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity will include:

     -    the underlying mortgage loans;

     - any and all payments under and proceeds of the underlying mortgage loans received after their respective due dates in May 2006, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     -    the loan documents for the underlying mortgage loans;

     -    our rights under each of the mortgage loan purchase agreements;

     - any REO Properties acquired by the issuing entity with respect to defaulted underlying mortgage loans; and

     - those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Series 2006-C2 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2006-C2 certificates will include the following classes:

     - the A-1, A-2, A-3, A-1-A, A-M and A-J classes, which are the classes of series 2006-C2 certificates that are offered by this prospectus supplement; and

     - the A-X, A-SP, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R, LR, V-1 and V-2 classes, which are the classes of series 2006-C2 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates are the series 2006-C2 certificates that will have principal balances. The series 2006-C2 certificates with principal balances (other than the class V-2 certificates) constitute the series 2006-C2 principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated issuing entity expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     The class A-X, A-SP, R, LR and V-1 certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. The class V-2 certificates will have an initial principal balance of $100 and will be distributed to the holders of such certificates on the first distribution date. However, each of the class A-X and A-SP certificates will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The class A-X and A-SP certificates are sometimes referred to in this prospectus supplement as the series 2006-C2 interest only certificates.

     For purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount that is, as of any date of determination, equal to the then total principal balance of the class A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates.

     For purposes of calculating the accrual of interest, the class A-SP certificates will have a total notional amount that is--

          (1) during the period from the date of initial issuance of the series 2006-C2 certificates through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time,
               (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , , and certificates outstanding from time to time;

          (2) during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , and certificates outstanding from time to time;

          (3) during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , and certificates outstanding from time to time;

          (4) during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , , , and certificates outstanding from time to time;

          (5) during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, and (c) the total principal balance of the class , , , , and certificates outstanding from time to time;

          (6) during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time and (c) the total principal balance of the class , , , and certificates outstanding from time to time;

          (7) during the period following the distribution date in through and including the distribution date in , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (c) the total principal balance of the class , and certificates outstanding from time to time and (d) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

          (8)  following the distribution date in      , $0.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2006-C2 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     GENERAL. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     - all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     - credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     - those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit F hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2006-C2 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     DTC has no knowledge of the actual certificate owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the beneficial owners of those certificates. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by participants to beneficial owners of offered certificates will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, us or any trustee, or servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, the beneficial owners of offered certificates may receive payments after the related distribution date.

     The only holder of the offered certificates will be the nominee of DTC, and the beneficial owners of the offered certificates will not be recognized as certificateholders under the series 2006-C2 pooling and servicing agreement. Beneficial owners of the offered certificates will be permitted to exercise the rights of certificateholders under the series 2006-C2 pooling and servicing agreement only indirectly through the participants, which in turn will exercise their rights through DTC.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2006-C2 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     Neither we nor any of the master servicer, the certificate registrar, the sponsor, the mortgage loan seller, the underwriters, the special servicer, or the trustee will have any liability for any actions taken by DTC or its nominee, including actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the offered certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     GENERAL. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2006-C2 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held in cash or, at the trustee's risk, invested in Permitted Investments. Subject to the limitations in the series 2006-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee as additional compensation.

     DEPOSITS. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     - All payments and other collections on the mortgage loans and any REO Properties in the issuing entity on deposit in the master servicer's collection account as of close of business on the second business day prior to such remittance date, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2006-C2 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, primary servicing fees, special servicing fees, work-out fees, liquidation fees, assumption fees, assumption application fees, modification fees, extension fees, consent fees, waiver fees, earnout fees and similar charges and, to the extent not otherwise applied to cover interest on advances and/or other Additional Issuing Entity Expenses with respect to the related underlying mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c) amounts payable with respect to other issuing entity expenses;

          4. net investment income on the funds in the master servicer's collection account;

          5. amounts deposited in the master servicer's collection account in error; and

          6.   any amounts payable to the holder of a Companion Loan.

     - Any advances of delinquent monthly debt service payments made by the master servicer with respect to that distribution date.

     - Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Series 2006-C2 Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during May, commencing in May 2006, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans in the issuing entity that accrue interest on an Actual/360 Basis.

     The trustee will be required to deposit in its distribution account the amount of any losses of principal arising from investments of funds held in the distribution account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the distribution account that meets the requirements set forth in the series 2006-C2 pooling and servicing agreement.

     WITHDRAWALS. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     - to pay itself a monthly fee which is described under "The Series 2006-C2 Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance has been determined not to be ultimately recoverable out of collections on the related underlying mortgage loans (any such advance, a "Nonrecoverable Advance"); PROVIDED that the trustee or the master servicer may choose in its sole discretion to be reimbursed in installments; and PROVIDED, FURTHER, that any such reimbursement would first be made out of payments and other collections of principal on the mortgage pool and second be made out of payments of interest on the mortgage pool;

     - to reimburse itself or the master servicer, as applicable, with interest thereon, for any unreimbursed advance made by that party as described under "--Advances of Delinquent Monthly Debt Service Payments" below and/or "The Series 2006-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, which advance remains unreimbursed following the time that the related underlying mortgage is modified in connection with a default and returned to performing status (and without regard to whether that advance would ultimately be recoverable out of collections on the related underlying mortgage loan), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for Nonrecoverable Advances;

     - to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and under "The Series 2006-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement;

     - to pay for the cost of recording the series 2006-C2 pooling and servicing agreement;

     - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-C2 pooling and servicing agreement;

     - to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Series 2006-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--REO Properties" in this prospectus supplement;

     - with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year (unless such distribution date is the final distribution date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis;

     - to pay itself interest and other investment income earned on funds held in the distribution account; and

     - to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2006-C2 certificates.

     For any distribution date, the Total Available Funds will consist of four separate components:

     - the portion of those funds that represent Yield Maintenance Charges (other than certain amounts payable with respect to a prepayment of the Parc at Duluth mortgage loan, as described below) collected on the underlying mortgage loans during the related collection period, which will be paid as additional interest to the holders of the class A-X, A-SP, A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G and/or H
          certificates, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the issuing entity during the related collection period, which will be paid to the holders of the class V-1 certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below;

     - the portion of those funds that represent Excess Parc at Duluth Earnout Yield Maintenance Charges (as defined below) collected on the Parc at Duluth Loan during the related collection period, which will be paid to the holders of the class V-2 certificates as described under "--Distributions--Distributions of Excess Parc at Duluth Earnout Yield Maintenance Charges" below; and

     - the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2006-C2 certificates, other than the class V-1 and class V-2 certificates, as described under "--Distributions--Priority of Distributions" below.

     In no event will any amounts allocable to any CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any pooled mortgage loan other than the related CBA A-Note Mortgage Loan. In addition, any amounts allocable to any CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA A-Note Mortgage Loan, only to the extent described under "Description of the Underlying Mortgage Loans--The A/B Loan Pairs" in this prospectus supplement.

INTEREST RESERVE ACCOUNT

     The trustee, on behalf of the trust, must maintain an account or sub-account in which it will hold the interest reserve amounts described in the next paragraph with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     During January, except in a leap year, and February of each calendar year, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related Net Mortgage Interest Rate on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year commencing in 2007 (or February if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

     The funds held in the trustee's interest reserve account may be held in cash or, at the risk of the trustee, invested in Permitted Investments. Subject to the limitations in the series 2006-C2 pooling and servicing agreement, any interest or other income earned on funds in the trustee's interest reserve account may be withdrawn from the interest reserve account and paid to the trustee as additional compensation.

     The trustee will be required to deposit in its interest reserve account the amount of any losses of principal arising from investments of funds held in the interest reserve account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the interest reserve account.

     FEES AND EXPENSES. The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

         TYPE/RECIPIENT                          AMOUNT                        FREQUENCY                SOURCE OF FUNDS
-------------------------------   ------------------------------------   ---------------------   -----------------------------
Servicing Fee / Master Servicer   the Stated Principal Balance of each   monthly                 interest payments on related
                                  Mortgage Loan multiplied by the                                loan
                                  Servicing Fee Rate (such fee is
                                  calculated using the same interest
                                  accrual basis of such mortgage loan)

Additional Servicing              -  all late payment fees and net       time to time            the related fee/ investment
  Compensation / Master              default interest (other than on                             income
  Servicer                           specially serviced mortgage
                                     loans) not used to pay interest
                                     on Advances

                                  -  loan modification and extension     time to time            the related fee/ investment
                                     fees as set forth in the series                             income
                                     2006-C2 pooling and servicing
                                     agreement, 50% of assumption fees
                                     on non-specially serviced
                                     mortgage loans

                                  -  all investment income earned on     monthly
                                     amounts on deposit in the
                                     Collection Account and certain
                                     Reserve Accounts

Special Servicing Fee /Special    the Stated Principal Balance of each   monthly                 general collections
  Servicer                        specially serviced mortgage loan
                                  multiplied by the Special Servicing
                                  Fee Rate (such fee is calculated
                                  using the same interest accrual
                                  basis of such mortgage loan)

Workout Fee / Special Servicer    1.00% (except that such rate shall     monthly                 the related collections of
                                  be 0.75% with respect to the Andover                           principal and interest
                                  House Apartments Mortgage Loan) of
                                  each collection of principal and
                                  interest on each Corrected Mortgage
                                  Loan

Liquidation Fee / Special         1.00% (except that such rate shall     upon receipt of         the related Liquidation
  Servicer                        be 0.75% with respect to the Andover   Liquidation Proceeds    Proceeds
                                  House Apartments Mortgage Loan) of
                                  each recovery of Liquidation
                                  Proceeds, except as specified under
                                  "The Series 2006-C2 Pooling and
                                  Servicing Agreement--Servicing and
                                  Other Compensation and Payment of
                                  Expenses

Additional Special Servicing      -  all late payment fees and net       from time to time       the related fee/ investment
  Compensation / Special             default interest (on specially                              income
  Servicer                           serviced mortgage loans) not used
                                     to pay interest on Advances

                                  -  loan modification and extension     from time to time
                                     fees as set forth in the series
                                     2006-C2 pooling and servicing
                                     agreement, 50% of assumption fees
                                     on non-specially serviced
                                     mortgage loans and 100% of such
                                     fees on specially serviced
                                     mortgage loans

                                  -  all investment income received on   from time to time
                                     funds in any REO Account

Trustee Fee / Trustee             the trustee fee rate multiplied by     monthly                 interest payments on the
                                  the Stated Principal Balance of the                            related loan
                                  Mortgage Loans (such fee is
                                  calculated using the same interest
                                  accrual basis of each mortgage loan)

         TYPE/RECIPIENT                          AMOUNT                        FREQUENCY                SOURCE OF FUNDS
-------------------------------   ------------------------------------   ---------------------   -----------------------------
EXPENSES

Servicing Advances / Master       to the extent of funds available,      time to time            collections on the related
  Servicer and Trustee            the amount of any Servicing Advances                           loan, or if not recoverable,
                                                                                                 from all collections on all
                                                                                                 loans

Interest on Servicing Advances    at Prime Rate                          when Advance is         first from default
  / Master Servicer and Trustee                                          reimbursed              interest/late payment fees,
                                                                                                 then from general collections

P&I Advances / Master Servicer    to the extent of funds available,      time to time            collections on the related
  and Trustee                     the amount of any P&I Advances                                 loan, or if not recoverable,
                                                                                                 from all collections on all
                                                                                                 loans

Interest on P&I Advances /        at Prime Rate                          when Advance is         first from default
  Master Servicer and Trustee                                            reimbursed              interest/late payment fees,
                                                                                                 then from general collections

Indemnification Expenses /        amounts for which the trustee, the                             general collections
  Trustee, Master Servicer and    master servicer and the special
  Special Servicer                servicer are entitled to
                                  indemnification

DISTRIBUTIONS

     GENERAL. For purposes of allocating payments on the respective classes of the series 2006-C2 certificates, the underlying mortgage loans will be divided into:

     1. Loan group no. 1, which will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home parks, together with four (4) underlying mortgage loans that are secured by multifamily and mobile home park property types. Loan group no. 1 will consist of 141 mortgage loans, with an initial loan group no. 1 balance of $920,715,272, representing approximately 64.0% of the initial mortgage pool balance.

     2. Loan group no. 2, which will consist of 52 of the underlying mortgage loans that are secured by the multifamily and mobile home park property types, with an initial loan group no. 2 balance of $518,741,081, representing approximately 36.0% of the initial mortgage pool balance.

Exhibit A-1 to this prospectus supplement identifies which underlying mortgage loans are included in each of loan group no. 1 and loan group no. 2.

     On each distribution date, the trustee will, subject to the applicable available funds and the exception described in the next sentence, make all distributions required to be made on the series 2006-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2006-C2 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2006-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     INTEREST DISTRIBUTIONS. All of the classes of the series 2006-C2 certificates will bear interest, except for the R, LR, V-1 and V-2 classes.

     With respect to each interest-bearing class of the series 2006-C2 certificates, that interest will accrue during each interest accrual period based upon:

     - the pass-through rate with respect to that class for that interest accrual period;

     - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     -    the assumption that each year consists of twelve 30-day months.

     However, no interest will accrue with respect to the class A-SP certificates following the interest accrual period.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described below, the holders of each interest-bearing class of the series 2006-C2 certificates will be entitled to receive--

     - the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (to not less than zero) by

     - the total portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2006-C2 certificates.

     If the holders of any interest-bearing class of the series 2006-C2 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to reduce the current accrued interest then payable with respect to any particular interest-bearing class of the series 2006-C2 will equal the product of:

     - in the case of the each interest-bearing class of series 2006-C2 certificates, the product of--

          1. the total amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          2. a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject interest-bearing class of series 2006-C2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall), and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2006-C2 certificates (calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall).

     CALCULATION OF PASS-THROUGH RATES. The pass-through rate applicable to each interest-bearing class of series 2006-C2 certificates for the initial interest accrual period is shown on page S-6.

     The pass-through rates applicable to the class and certificates for each interest accrual period will remain fixed at the initial pass-through rate for that class shown on page S-6.

     The pass-through rates applicable to the class , , and certificates for each interest accrual period will, in the case of each of those classes, equal the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rates applicable to the class , , , , , , , , , , , , , , , and certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     - the pass-through rate applicable to the particular class of series 2006-C2 certificates for the initial interest accrual period shown on page S-6, and

     - the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-SP certificates, for each interest
accrual period through and including the     interest accrual period, will equal
the weighted average of the respective strip rates, which we refer to as class A-SP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-SP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series of 2006-C2 principal balance certificates. If the entire total principal balance of any class of series 2006-C2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that total principal balance will, in its entirety, represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. If only part of the total principal balance of any class of series 2006-C2 principal balance certificates is identified as being part of the total notional balance of the class A-SP certificates immediately prior to any distribution date, then that particular portion of the total principal balance of that class of series 2006-C2 principal balance certificates will represent a separate component of the total notional amount of the class A-SP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period, on any particular component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, the applicable class A-SP strip rate will equal the excess, if any, of:

     - the lesser of (a) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date and (b) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over

     - the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C2 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the     interest accrual period, the class A-SP certificates will
cease to accrue interest. In connection therewith, the class A-SP certificates will have 0% pass-through rate for the interest accrual period and for each interest accrual period thereafter.

     The pass-through rate for the class A-X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class A-X strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class A-X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2006-C2 principal balance certificates. In general, the total principal balance of each class of series 2006-C2 principal balance certificates will constitute a separate component of the total notional amount of the class A-X certificates; PROVIDED that, if a portion, but not all, of the total principal balance of any such class of series 2006-C2 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class A-SP certificates immediately prior to any distribution date, then that identified portion of such total principal balance will represent one separate component of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period and the remaining portion of such total principal balance will represent one or more other separate components of the total notional amount of the class A-X certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any
interest accrual period, through and including the      interest accrual period,
on any particular component of the total notional amount of class A-X certificates immediately prior to the related distribution date, the applicable class A-X strip rate will be calculated as follows:

     - if such particular component consists of the entire total principal balance of any class of series 2006-C2 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of
          (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C2 principal balance certificates and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the reference rate specified on Exhibit D to this prospectus supplement with respect to the related distribution date;

     - if such particular component consists of the entire total principal balance of any class of series 2006-C2 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C2 principal balance certificates; and

     - if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2006-C2 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class A-SP certificates immediately prior to the related distribution date, then the applicable class A-X strip rate will equal the excess, if any, of (1) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over (2) the pass-through rate in effect during the subject interest accrual period for the subject class of series 2006-C2 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class A-X certificates during each interest accrual period subsequent to the interest accrual period, the total principal balance of each class of series 2006-C2 principal balance certificates will constitute a single separate component of the total notional amount of the class A-X certificates, and the applicable class A-X strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for the related distribution date, over
(b) the pass-through rate in effect during the subject interest accrual period for the class of series 2006-C2 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Net Mortgage Pass-Through Rate and the Net Mortgage Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R, class LR, class V-1 and class V-2 certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     PRINCIPAL DISTRIBUTIONS. Subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal payable with respect to the series 2006-C2 principal balance certificates on each distribution date will equal the Total Principal Distribution Amount for that date.

     In general, subject to the Available P&I Funds and the priority of distributions described below, the total amount of principal to which the holders of the class A-1, A-2, A-3 and A-1-A certificates will be entitled on each distribution date will, in the case of each of those classes, generally equal:

     - in the case of the class A-1-A certificates, an amount (not to exceed the total principal balance of the class A-1-A certificates outstanding immediately prior to the subject distribution date) equal to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to loan group no. 2;

     - in the case of the class A-1 certificates, an amount (not to exceed the total principal balance of the class A-1 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A certificates are entitled on the subject distribution date as described in the immediately preceding bullet);

     - in the case of the class A-2 certificates, an amount (not to exceed the total principal balance of the class A-2 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A and/or A-1 certificates are entitled on the subject distribution date as described in the immediately preceding two bullets); and

     - in the case of the class A-3 certificates, an amount (not to exceed the total principal balance of the class A-3 certificates outstanding immediately prior to the subject distribution date) equal to the Total Principal Distribution Amount for the subject distribution date (exclusive of any distributions of principal to which the holders of the class A-1-A, A-1 and/or A-2 certificates are entitled on the subject distribution date as described in the immediately preceding three bullets).

     In addition, if the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero before the total principal balance of the class A-1-A certificates is reduced to zero, then (subject to the Available P&I Funds and the priority of distributions described below) the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the portion of the Total Principal Distribution Amount for each distribution date attributable to loan group no. 1 (to the extent such portion of the Total Principal Distribution Amount was not otherwise applied, on such distribution date, to reduce the total principal balance of the class A-1, A-2 and/or A-3 certificates to zero).

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date, assuming that any two or more of the A-1, A-2, A-3 and A-1-A classes are outstanding at that time, distributions of principal on the A-1, A-2, A-3 and/or A-1-A classes, as applicable, will be made on a PRO RATA basis in accordance with the respective total principal balances of those classes then outstanding, up to the Total Principal Distribution Amount for the subject distribution date.

     While the class A-1, A-2, A-3 and A-1-A certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2006-C2 principal balance certificates.

     Following the retirement of the class A-1, A-2, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2006-C2 principal balance certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     - the portion of that Total Principal Distribution Amount that remains unallocated, and

     - the total principal balance of the subject class immediately prior to that distribution date.

                      ORDER OF ALLOCATION                 CLASS
                    -----------------------             ---------
                              1st                          A-M
                              2nd                          A-J
                              3rd                           B
                              4th                           C
                              5th                           D
                              6th                           E
                              7th                           F
                              8th                           G
                              9th                           H
                              10th                          J
                              11th                          K
                              12th                          L
                              13th                          M
                              14th                          N
                              15th                          O
                              16th                          P

     In no event will the holders of any class of series 2006-C2 principal balance certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2006-C2 principal balance certificates, if any, listed above it in the foregoing table is reduced to zero.

     If either master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the mortgage pool otherwise distributable on the series 2006-C2 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C2 certificates.

     Additionally, in the event that any advance (including any interest accrued thereon) with respect to a defaulted mortgage loan in the issuing entity remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for such advance (even though such advance is not deemed to be a Nonrecoverable Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C2 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     Reimbursements of the type described in the two preceding paragraphs would result in a reduction of the Total Principal Distribution Amount for the related distribution date.

     In addition, to the extent that reimbursements of any nonrecoverable and/or other advances relating to one or more underlying mortgage loans are deemed to be reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the second and third preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the nonrecoverable or other advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period.

     LOSS REIMBURSEMENT AMOUNTS. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below, the total principal balance of any class of series 2006-C2 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2006-C2 principal balance certificates, then, subject to the Available P&I Funds for each subsequent distribution date and the priority of distributions described below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to "loss reimbursement amount" in this prospectus supplement mean, in the case of any class of series 2006-C2 principal balance certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" below.

     PRIORITY OF DISTRIBUTIONS. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:

  ORDER OF        RECIPIENT
DISTRIBUTION   CLASS OR CLASSES                               TYPE AND AMOUNT OF DISTRIBUTION
------------   ----------------   ----------------------------------------------------------------------------------------
    1st          A-1, A-2 and     From the portion of the Available P&I Funds attributable to the underlying mortgage
                     A-3**        loans in loan group no. 1, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes

                    A-1-A*        From the portion of the Available P&I Funds attributable to the underlying mortgage loans in loan group no. 2, interest up to the total interest distributable on that class

                 A-X and A-SP*    From the entire Available P&I Funds, interest up to the total interest distributable on those classes, PRO RATA based on the respective interest entitlements of those classes, without regard to loan groups

    2nd          A-1, A-2 and     Principal up to the portion of the Total Principal Distribution Amount that is
                    A-3 **        attributable to loan group no. 1 (and, if the class A-1-A certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group
                                  no. 2), to class A-1, A-2 and A-3 certificates in that order, in each case until the total principal balance of that class has been reduced to zero

                    A-1-A**       Principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and, if the class A-3 certificates are retired, any portion of the Total Principal Distribution Amount that is attributable to loan group
                                  no. 1), until the total principal balance of that class has been reduced to zero

    3rd          A-1, A-2, A-3    Reimbursement up to the loss reimbursement amounts for those classes, PRO RATA based on
                   and A-1-A      the respective loss reimbursement amounts for those classes
--------------------------------------------------------------------------------------------------------------------------

    4th               A-M         Interest up to the total interest distributable on that class

    5th               A-M         Principal up to the total principal distributable on that class

    6th               A-M         Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    7th               A-J         Interest up to the total interest distributable on that class

    8th               A-J         Principal up to the total principal distributable on that class

    9th               A-J         Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    10th               B          Interest up to the total interest distributable on that class

    11th               B          Principal up to the total principal distributable on that class

    12th               B          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    13th               C          Interest up to the total interest distributable on that class

    14th               C          Principal up to the total principal distributable on that class

    15th               C          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    16th               D          Interest up to the total interest distributable on that class

    17th               D          Principal up to the total principal distributable on that class

    18th               D          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

----------
* If the portion of the Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-1-A, A-X and A-SP classes, as set forth in the table above, is insufficient for that purpose, then the Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlements.

**   Priority of principal distributions among the class A1, A2, A3 and A1A certificates are described above under DistributionsPrincipal Distributions.

--------------------------------------------------------------------------------------------------------------------------
    19th               E          Interest up to the total interest distributable on that class

    20th               E          Principal up to the total principal distributable on that class

    21st               E          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    22nd               F          Interest up to the total interest distributable on that class

    23rd               F          Principal up to the total principal distributable on that class

    24th               F          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    25th               G          Interest up to the total interest distributable on that class

    26th               G          Principal up to the total principal distributable on that class

    27th               G          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    28th               H          Interest up to the total interest distributable on that class

    29th               H          Principal up to the total principal distributable on that class

    30th               H          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    31st               J          Interest up to the total interest distributable on that class

    32nd               J          Principal up to the total principal distributable on that class

    33rd               J          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    34th               K          Interest up to the total interest distributable on that class

    35th               K          Principal up to the total principal distributable on that class

    36th               K          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    37th               L          Interest up to the total interest distributable on that class

    38th               L          Principal up to the total principal distributable on that class

    39th               L          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    40th               M          Interest up to the total interest distributable on that class

    41st               M          Principal up to the total principal distributable on that class

    42nd               M          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    43rd               N          Interest up to the total interest distributable on that class

    44th               N          Principal up to the total principal distributable on that class

    45th               N          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    46th               O          Interest up to the total interest distributable on that class

    47th               O          Principal up to the total principal distributable on that class

    48th               O          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    49th               P          Interest up to the total interest distributable on that class

    50th               P          Principal up to the total principal distributable on that class

    51st               P          Reimbursement up to the loss reimbursement amount for that class
--------------------------------------------------------------------------------------------------------------------------

    52nd           R and LR       Any remaining portion of the Available P&I Funds

     The class V-2 certificates will receive a payment of principal up to the total principal distributable on that class (on the first distribution date only) which will be payable from a separate reserve fund of $100 established by the depositor on the closing date.

     SUBORDINATION. As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the underlying mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical class designation, except that class A-J is subordinate to class A-M. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each distribution date, and the ultimate receipt by the holders of each class of the Senior Certificates of principal in an amount equal to the entire outstanding principal balance of the Senior Certificates.

     Similarly, but to decreasing degrees and in alphabetical order of class designation, except that class A-J is subordinate to class A-M, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any subordination, of the full amount of interest payable in respect of such classes of certificates on each distribution date, and the ultimate receipt by such holders of principal equal to, in each case, the entire outstanding principal balance of such class of certificates. This subordination will be accomplished by the application of the Available P&I Funds on each distribution date in accordance with the order of priority described above under "--Priority of Distributions" and by the allocation of Realized Losses and additional issuing entity expenses as described below under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses." No other form of credit support will be available for the benefit of the holders of the certificates.

     Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Total Principal Distribution Amount for each distribution date will generally have the effect of reducing the outstanding principal balance of those classes at a faster rate than would be the case if principal payments were allocated pro rata to all classes of certificates with outstanding principal balances. Thus, as principal is distributed to the holders of the Senior Certificates, the percentage interest in the trust evidenced by the Senior Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective outstanding principal balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     Following retirement of the Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of class designation, except that class A-J is subordinate to class A-M, in each case until such class is paid in full, of the entire Total Principal Distribution Amount for each distribution date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other classes of certificates with later alphabetical class designations.

     DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. If any Yield Maintenance Charge (other than any Excess Parc at Duluth Earnout Yield Maintenance Charge) is collected during any particular collection period in connection with the prepayment of any of the underlying mortgage loans, then the trustee will distribute that Yield Maintenance Charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     - the holders of any class A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G and H certificates that are then entitled to distributions of principal on that distribution date out of that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group (I.E., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of the subject Yield Maintenance Charge multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2006-C2 principal balance certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2006-C2 principal balance certificates, on the subject distribution date from that portion of the Total Principal Distribution Amount for that date that is attributable to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the Total Principal Distribution Amount for the subject distribution date that is attributable to the loan group that includes the prepaid mortgage loan; and

     - any portion of the subject Yield Maintenance Charge that may remain after any distribution(s) contemplated by the prior bullet will be distributed as follows:

          1. for each of the first distribution dates, if the class A-SP certificates are then outstanding, % of such amount to the holders of the class A-SP certificates and % of such amount to the holders of the class A-X certificates; and

          2.   otherwise, entirely to the holders of the class A-X certificates.

     The related lender has established an earnout reserve with respect to the Parc at Duluth mortgage loan. If the related borrower fails to satisfy the conditions set forth in the loan agreement to obtain a release of any portion of such reserve, the amounts remaining in the reserve on December 12, 2006 will be used to prepay the loan. In connection with such prepayment, the related borrower is required to pay a yield maintenance premium on the amount prepaid. We refer to the Excess Parc at Duluth Earnout Yield Maintenance Charge as the excess (if any) of (a) the yield maintenance amount calculated pursuant to the loan documents to be due on such earnout related prepayment, over (b) the yield maintenance amount which would be due in connection with this earnout related prepayment assuming that yield maintenance was equal to the present value, as of the earnout prepayment date, of the remaining scheduled payments of principal and interest from the earnout prepayment date through the maturity date, determined by discounting such payments at the same discount rate used in (a), less the amount of principal being prepaid. The Excess Parc at Duluth Earnout Yield Maintenance Charge will be paid to the holders of the class V-2 certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject Yield Maintenance Charge, exclusive of any applicable spread. However, in the case of any underlying mortgage loan that provides for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all prepayment consideration collected on the mortgage loans will be distributed to the holders of non-offered classes of the series 2006-C2 certificates.

     As described under "The Series 2006-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, liquidation fees may be paid from Yield Maintenance Charges. In such cases, the formulas described above for allocating any Yield Maintenance Charges to any particular class of series 2006-C2 certificates will be applied to the prepayment consideration in question, net of any liquidation fee payable therefrom.

     Neither we, the sponsor, the master servicer, the special servicer, nor any of the underwriters makes any representation as to--

     - the enforceability of any provision of the underlying mortgage loans requiring the payment of any prepayment consideration, or

     -    the collectability of that prepayment consideration.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     In no event will the holders of the offered certificates receive any Yield Maintenance Charge or other prepayment consideration in connection with any repurchase of an underlying mortgage loan as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement.

     DISTRIBUTIONS OF POST-ARD ADDITIONAL INTEREST. The holders of the class V-1 certificates will be entitled to all amounts, if any, collected on the ARD Loans in the issuing entity that are applied as Post-ARD Additional Interest (exclusive of any liquidation fees and/or work-out fees payable to the special servicer from that Post-ARD Additional Interest).

     DISTRIBUTIONS OF EXCESS PARC AT DULUTH EARNOUT YIELD MAINTENANCE CHARGES. The holders of the class V-2 certificates will be entitled to certain amounts that may be collected on the Parc at Duluth Loan. In the event that the related borrower fails to satisfy the conditions in the related loan agreement related to the earn-out reserve, and such amounts are used to prepay the Parc at Duluth Loan, the class V-2 certificates will be entitled to the Excess Parc at Duluth Yield Maintenance Charge as set forth under "Description of the Offered Certificates-Distributions of Yield Maintenance Charges".

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     -    distributions on the series 2006-C2 certificates,

     - allocations of Realized Losses and Additional Issuing Entity Expenses to the series 2006-C2 certificates, and

     - the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Net Mortgage Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     - FIRST, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     - THEREAFTER, as collections of principal, interest and other amounts due on the related underlying mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if that underlying mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL ISSUING ENTITY EXPENSES

     As a result of Realized Losses and Additional Issuing Entity Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2006-C2 principal balance certificates. If this occurs following the distributions made to the 2006-C2 certificateholders on any distribution date, then: the respective total principal balances of the following classes of the series 2006-C2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-C2 certificates equals the total Stated Principal Balance of the mortgage pool (which total Stated Principal Balance will be increased, for this purpose only, by amounts of principal previously used to reimburse nonrecoverable advances and certain advances related to rehabilitated mortgage loans, as described herein under "--Advances of Delinquent Monthly Debt Service Payments" and "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances," other than any such amounts previously used to reimburse advances with respect to mortgage loans that have since become liquidated loans) that will be outstanding immediately following that distribution date.

                        ORDER OF ALLOCATION              CLASS
                     ------------------------  ------------------------
                                1st                        P
                                2nd                        O
                                3rd                        N
                                4th                        M
                                5th                        L
                                6th                        K
                                7th                        J
                                8th                        H
                                9th                        G
                               10th                        F
                               11th                        E
                               12th                        D
                               13th                        C
                               14th                        B
                               15th                       A-J
                               16th                       A-M
                               17th            A-1, A-2, A-3 and A-1-A*

----------
* PRO RATA based on the respective total outstanding principal balances of the subject classes.

     The above-described reductions in the total principal balances of the respective classes of the series 2006-C2 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Issuing Entity Expenses that caused the particular mismatch in balances between the underlying mortgage loans and those classes of series 2006-C2 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted underlying mortgage loan, or related REO Property, held by the issuing entity, will be an amount generally equal to the excess, if any, of:

     - the outstanding principal balance of the subject mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the subject mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

     - all related unreimbursed servicing advances and unpaid liquidation expenses, over

     - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation that are available to pay interest (other than Default Interest and/or Post-ARD Additional Interest, if applicable) on and principal of the subject mortgage loan.

     If any portion of the debt due under any of the underlying mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post ARD Additional Interest, also will be treated as a Realized Loss.

     The following items, to the extent that they are paid out of collections on the mortgage pool (other than late payment charges and/or Default Interest collected on the underlying mortgage loans), are some examples of Additional Issuing Entity Expenses:

     - any special servicing fees, work-out fees and liquidation fees paid to the special servicer;

     - any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances;

     - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other assets of the issuing entity;

     - any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1. any reimbursements and indemnifications to the trustee and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus and "The Series 2006-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement,

          2. any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons and entities, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus and "The Series 2006-C2 Pooling and Servicing Agreement--Certain Indemnities" in this prospectus supplement, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the issuing entity, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-C2 pooling and servicing agreement or the related mortgage loan seller; and

     - any amounts expended on behalf of the issuing entity to remediate an adverse environmental condition at any mortgaged real property securing a defaulted underlying mortgage loan, as described under "The Series 2006-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     Late payment charges and Default Interest collected with respect to any underlying mortgage loan are to be applied to pay interest on any advances that have been or are being reimbursed with respect to that mortgage loan. In addition, late payment charges and Default Interest collected with respect to any underlying mortgage loan are also to be applied to reimburse the trust for any Additional Issuing Entity Expenses previously incurred by the trust with respect to that mortgage loan. Late payment charges and Default Interest collected with respect to any underlying mortgage loan that are not so applied to pay interest on advances or to reimburse the trust for previously incurred Additional Issuing Entity Expenses will be paid to the master servicer and/or the special servicer as additional servicing compensation.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments, Post-ARD Additional Interest, Default Interest and late payment charges, and assumed monthly debt service payments, in each case net of master servicing fees, primary servicing fees and work-out fees, that--

     - were due or deemed due, as the case may be, during the related collection period with respect to the underlying mortgage loans as to which it acts as master servicer, and

     - were not paid by or on behalf of the respective borrowers thereunder or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the issuing entity, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     - the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     -    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-C2 pooling and servicing agreement, out of funds held in the master servicer's collection account that are not required to be paid on the series 2006-C2 certificates on the related distribution date.

     Notwithstanding the foregoing, any reduction in advances with respect to the Andover House Apartments Mortgage Loan in accordance with the preceding paragraph will be based on the portion of any Appraisal Reduction Amount calculated with respect to the entire Andover House Apartments Total Loan that is allocable to the Andover House Apartments Mortgage Loan. The applicable master servicer or special servicer will calculate any Appraisal Reduction Amount with respect to the Andover House Apartments Total Loan in generally the same manner described in this prospectus supplement as if it were an individual underlying mortgage loan and will then allocate that Appraisal Reduction Amount, FIRST, to the Andover House Apartments Junior Companion Loans, PRO RATA, in accordance with their respective percentage interests, in each case up to the unpaid principal balance of the subject Andover House Apartments Junior Companion Loan, and THEN, to the Andover House Apartments Mortgage Loan.

     Neither the master servicer nor the trustee will be required to make any monthly debt service advances with respect to a Companion Loan. Neither the holder of a Companion Loan nor any related servicer or any party associated with a securitization of a Companion Loan is required to make any monthly debt service advance with respect to the related underlying mortgage loan or any servicing advance with respect to the related mortgaged real property.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related underlying mortgage loan and shall not make any monthly debt service advance that the special servicer determines would not be ultimately recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any monthly debt service advance with respect to any of the underlying mortgage loans that it or the special servicer subsequently determines will not be recoverable out of collections on that mortgage loan (such advance, a "Nonrecoverable P&I Advance"), it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the third succeeding paragraph, out of general collections on the mortgage pool. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Series 2006-C2 Pooling and Servicing Agreement--Collection Account" in this prospectus supplement. Any reimbursement of a Nonrecoverable P&I Advance (including interest accrued thereon) as described in the second preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage pool (thereby reducing the amount of principal otherwise distributable on the series 2006-C2 certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. The trustee may conclusively rely on the determination of the master servicer regarding the nonrecoverability of any monthly debt service advance, and the trustee and the master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any monthly debt service advance.

     Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the mortgage pool immediately for a Nonrecoverable P&I Advance, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 6 months without the consent of the Series 2006-C2 Directing Certificateholder or 12 months in any event), with interest continuing to accrue thereon at the prime rate as described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement for such Nonrecoverable P&I Advance from general collections on the mortgage pool (including, without limitation, interest collections) immediately. In general, such a reimbursement deferral will only be permitted under the series 2006-C2 pooling and servicing agreement if and to the extent that the subject Nonrecoverable P&I Advance, after taking into account other outstanding Nonrecoverable Advances, could not be reimbursed with interest out of payments and other collections of principal on the mortgage pool. The fact that a decision to recover a Nonrecoverable P&I Advance over time, or not to do so, benefits some classes of series 2006-C2 certificateholders to the detriment of other classes of 2006-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-C2 pooling and servicing agreement by any party thereto or a violation of any duty owed by any party thereto to the series 2006-C2 certificateholders.

     In addition, in the event that any monthly debt service advance (including interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such mortgage loan is modified and returned to performing status, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable P&I Advance), on a monthly basis, out of - but solely out of - payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, prior to any distributions of principal on the series 2006-C2 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement out of general collections as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     In addition, to the extent that reimbursements of any Nonrecoverable P&I Advances and/or other above-described monthly debt service advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Nonrecoverable P&I Advances and/or other monthly debt service advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding from the date made (or, if made prior to the end of the applicable grace period, from the end of that grace period), at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Subject to the discussion in the two preceding paragraphs, interest accrued with respect to any monthly debt service advance on an underlying mortgage loan will be payable out of general collections on the mortgage pool.

     A monthly debt service payment will be assumed to be due with respect to:

     - each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     - each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any underlying mortgage loan described in the prior sentence will equal, for its maturity date (if applicable) and for each successive due date following the relevant event that it or any related REO Property remains part of the issuing entity, the sum of (a) the principal portion, if any, of the monthly debt service payment that would have been due on the subject mortgage loan on the relevant date if the related balloon payment had not come due or the related mortgaged real property had not become an REO property, as the case may be, and the subject mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that event, plus (b) one month's interest on the Stated Principal Balance of the subject mortgage loan at the related mortgage interest rate (but not including Post-ARD Additional Interest or Default Interest).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     TRUSTEE REPORTS. Based solely on information provided on a one-time basis by the mortgage loan seller, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon written request, provide by first class mail, on each distribution date to each registered holder of a series 2006-C2 certificate, a reporting statement substantially in the form of, and containing substantially the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2006-C2 certificates on that distribution date and the performance, both in total and individually to the extent available, of the underlying mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     (a) Such statement (in the form of Exhibit B) will set forth, to the extent applicable:

          (i) the amount, if any, of such distributions to the holders of each class of principal balance certificates applied to reduce the aggregate certificate balance of such class;

          (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Yield Maintenance Charges;

          (iii) the number of outstanding underlying mortgage loans and the aggregate principal balance and scheduled principal balance of the underlying mortgage loans at the close of business on the related determination date, and any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments;

          (iv) the number and aggregate scheduled principal balance of underlying mortgage loans:

                  (A)    delinquent 30 to 59 days,

                  (B)    delinquent 60 to 89 days,

                  (C)    delinquent 90 days or more,

                  (D) as to which foreclosure proceedings have been commenced, or

                  (E)    as to which bankruptcy proceedings have been commenced;

          (v) with respect to any REO Property included in the issuing entity, the principal balance of the related underlying mortgage loan as of the date of acquisition of the REO Property and the scheduled principal balance of the related underlying mortgage loan;

          (vi)    as of the related determination date:

                  (A) as to any REO Property sold during the related collection period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the collection account, and

                  (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related collection period and credited to the collection account, in each case identifying such REO Property by the loan number of the related underlying mortgage loan;

          (vii) the aggregate certificate balance or notional amount of each class of certificates before and after giving effect to the distribution made on such distribution date;

          (viii) the aggregate amount of principal prepayments made during the related collection period;

          (ix) the pass-through rate applicable to each class of certificates for such distribution date;

          (x) the aggregate amount of servicing fees paid to the master servicer, any primary servicer and the special servicer and the holders of the rights to excess servicing fees;

          (xi) the amount of unpaid interest, realized losses or expense losses, if any, incurred with respect to the underlying mortgage loans, including a break out by type of such expense losses on an aggregate basis;

          (xii) the aggregate amount of advances outstanding, separately stated, that have been made by the master servicer, the special servicer and the trustee and the aggregate amount of advances made by the master servicer in respect of the non-specially serviced mortgage loans;

          (xiii) any Appraisal Reduction Amounts effected during the related collection period on a loan-by-loan basis and the total Appraisal Reduction Amounts in effect as of such distribution date;

          (xiv) the amount on deposit in certain accounts established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such distribution date;

          (xv)    the record date for such distribution date;

          (xvi) updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term;

          (xvii) material breaches of mortgage loan representations and warranties of which the trustee, master servicer or the special servicer has received written notice;

          (xviii) material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice; and

          (xix) such other information and in such form as will be specified in the pooling and servicing agreement.

     (b) A report containing information regarding the underlying mortgage loans as of the end of the related collection period, which report will contain substantially the categories of information regarding the underlying mortgage loans presented in Exhibit B and will be presented in a tabular format substantially similar to the format utilized in Exhibit B.

     The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

     In the case of information furnished pursuant to subclauses (a)(i), (a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable class.

     The master servicer will be required to provide the standard CMSA investor reporting package to the trustee on a monthly basis. However, due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly CMSA reports, other than the CMSA loan periodic update file, before the distribution date in July 2006; PROVIDED, that neither the master servicer nor the special servicer shall be required to prepare or deliver any of the files or reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the first business day after the third Determination Date following the closing date, and the trustee shall not be obligated to deliver any such report until provided by the master servicer.

     BOOK-ENTRY CERTIFICATES. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder; PROVIDED that you deliver a written certification to the trustee in the form attached to the series 2006-C2 pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential to the extent such information is not available to the general public. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2006-C2 certificateholders only those persons in whose names the series 2006-C2 certificates are registered on the books and records of the certificate registrar.

     INFORMATION AVAILABLE ELECTRONICALLY. The trustee will make the trustee's reports available each month via the trustee's internet website. In addition, the trustee will also make this prospectus supplement, the accompanying prospectus, the series 2006-C2 pooling and servicing agreement and certain underlying mortgage loan information as presented in the standard CMSA investor reporting package formats available to any registered holder or beneficial owner of an offered certificate and to certain other persons via the trustee's internet website in accordance with the terms and provisions of the series 2006-C2 pooling and servicing agreement. The trustee's internet website will initially be located at "http://www.ctslink.com." For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential and to indemnify the trustee, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2006-C2 pooling and servicing agreement.

     OTHER INFORMATION. The series 2006-C2 pooling and servicing agreement will obligate the trustee (or in the case of the items listed in the fifth, sixth and seventh bullet points below, the master servicer or the special servicer, as applicable) to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     1. the series 2006-C2 pooling and servicing agreement, including exhibits, and any amendments to the series 2006-C2 pooling and servicing agreement;

     2. all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-C2 certificateholders since the date of initial issuance of the offered certificates;

     3. all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     4. all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series 2006-C2 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     5. the most recent inspection report with respect to each mortgaged real property securing a mortgage loan prepared by the master servicer or the special servicer as described under "The Series 2006-C2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     6. the most recent appraisal, if any, with respect to each mortgaged real property securing a mortgage loan obtained by the master servicer or the special servicer;

     7. the most recent quarterly and annual operating statement and rent roll for each mortgaged real property securing a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer as described under "The Series 2006-C2 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     8. the mortgage files for the mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee, the master servicer or the special servicer upon request. However, the trustee, master servicer or special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above to registered holders, beneficial owners and prospective purchasers (or licensed or registered investment adviser acting on their behalf) of series 2006-C2 certificates, the trustee, the master servicer or the special servicer, as applicable, may require:

     - in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the series 2006-C2 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential and will indemnify the trustee, the master servicer and the special servicer; and

     - in the case of a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2006-C2 pooling and servicing agreement, generally to the effect that, among other things, the person or entity is a prospective purchaser (or licensed or registered investment adviser acting on their behalf) of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential and will indemnify the trustee, the master servicer and the special servicer.

VOTING RIGHTS

     The voting rights for the series 2006-C2 certificates will be allocated as follows:

     - 99% of the voting rights will be allocated to the class A-1, A-2, A-3, A-1-A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates, in proportion to the respective total principal balances of those classes;

     - 1% of the voting rights will be allocated to the class A-X and A-SP certificates, in proportion to the respective notional amounts of those classes; and

     - 0% of the voting rights will be allocated to the holders of the class R, LR, V-1 and V-2 certificates.

     Voting rights allocated to a class of series 2006-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     GENERAL. The yield on any offered certificate will depend on--

     -    the price at which the certificate is purchased by an investor, and

     -    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     -    the pass-through rate for the certificate,

     - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     - the rate, timing and severity of Realized Losses and Additional Issuing Entity Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     PASS-THROUGH RATES. The pass-through rates on the class , , , , , , , and certificates will be variable and will be equal to or limited by the Weighted Average Net Mortgage Pass-Through Rate from time to time. The Weighted Average Net Mortgage Pass-Through Rate would decline if the rate of principal payments on the underlying mortgage loans with higher Net Mortgage Pass-Through Rates was faster than the rate of principal payments on the underlying mortgage loans with lower Net Mortgage Pass-Through Rates. Accordingly, the yields on each of those classes of offered certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Net Mortgage Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of underlying mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the issuing entity.

     Prepayments and other early liquidations of the underlying mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the subject mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the subject mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Series 2006-C2 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance that mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be paid in full on its anticipated repayment date.

     As described in this prospectus supplement, the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 1 (and, after the class A-1-A certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 for each distribution date will be distributable entirely in respect of the class A-1, A-2 and A-3 certificates in that order), in each case until the total principal balance of that class is reduced to zero, and the principal up to the portion of the Total Principal Distribution Amount that is attributable to loan group no. 2 (and after the class A-3 certificates have been reduced to zero, any portion of the Total Principal Distribution Amount that is attributable to loan group no. 1) for each distribution date will be generally distributable to the class A-1-A certificates. Following retirement of the class A-1, A-2, A-3 and A-1-A certificates, the Total Principal Distribution Amount for each distribution date will be distributable entirely in respect of the remaining classes, sequentially in alphabetical order of class designation, except that class A-J is subordinate to class A-M, in each such case until the related certificate balance is reduced to zero.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     DELINQUENCIES AND DEFAULTS ON THE MORTGAGE LOANS. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

     -    the amount of distributions on your offered certificates,

     -    the yield to maturity of your offered certificates,

     -    the rate of principal distributions on your offered certificates, and

     -    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     - the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise distributable on the series 2006-C2 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-C2 certificates.

     In the event that any advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Advance), on a monthly basis, out of - but solely out of
- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance, as described in the preceding paragraph, prior to any distributions of principal on the series 2006-C2 certificates. If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest.

     THE EFFECT OF LOAN GROUPS. Because the mortgage pool has been divided into two loan groups for purposes of calculating distributions on the series 2006-C2 certificates, the holders of the class A-1, A-2 and A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. Similarly, the holders of the class A-1-A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, in the absence of significant events, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     RELEVANT FACTORS. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     -    prevailing interest rates;

     -    the terms of those mortgage loans, including--

          1. provisions that impose prepayment lock-out periods or require Yield Maintenance Charges, and

          2.   amortization terms that require balloon payments;

     - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     -    the quality of management of the mortgaged real properties;

     -    the servicing of those mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the issuing entity is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance that mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay that mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the subject mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the subject mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the issuing entity will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     In addition, certain of the mortgage loans have performance escrows or letters of credit pursuant to which the funds held in escrow or the proceeds of such letters of credit may be applied to reduce the principal balance of such mortgage loans if certain performance triggers are not satisfied. This circumstance would have the same effect on the offered certificate as a partial prepayment on such mortgage loans without payment of a yield maintenance charge. For more information regarding these escrows and letters of credit, see the footnotes to Exhibit A-1 to this prospectus supplement.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     -    the relative importance of those factors;

     - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     - the overall rate of prepayment or default on the underlying mortgage loans.

     DELAY IN DISTRIBUTIONS. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of May , 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     - multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     -    summing the results; and

     - dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount with regard to principal payable from loans in loan group no. 1, for each distribution date will be payable FIRST to the class A-1, A-2, A-3 and/or A-1-A certificates (allocated among those classes as described under "Description of the Offered Certificates--Distributions--Principal Distributions" in this prospectus supplement) until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3 and/or A-1-A certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the Total Principal Distribution Amount for each distribution date was being paid on a PRO RATA basis among the respective classes of series 2006-C2 principal balance certificates.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     -    the weighted average life of that class, and

     - the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the underlying mortgage loans will differ from the Modeling Assumption used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the Modeling Assumption used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     - the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     - all the underlying mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     - underlying mortgage loans that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, or prepayable with a Yield Maintenance Charge will not prepay as a result of involuntary liquidations upon default or otherwise during that period.

               THE SERIES 2006-C2 POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2006-C2 certificates will be issued, the issuing entity will be created and the underlying mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of May 1, 2006, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2006-C2 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents." The trustee will provide a copy of the series 2006-C2 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2006-C2 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2006-C2 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER

     Wachovia Bank, National Association, will be the master servicer under the series 2006-C2 pooling and servicing Agreement. The master servicer is a national banking association organized under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. The master servicer has been servicing commercial and multifamily mortgage loans in excess of ten years. The master servicer's primary servicing system runs on Enable US software. The master servicer reports to trustees in the CMSA format. The master servicer's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about the master servicer's portfolio of primary serviced commercial and multifamily mortgage loans as of the dates indicated:

      COMMERCIAL AND MULTIFAMILY
            MORTGAGE LOANS                 AS OF DECEMBER 31, 2003      AS OF DECEMBER 31, 2004       AS OF MARCH 31, 2006
---------------------------------------  ---------------------------  ---------------------------   ------------------------
By Approximate Number..................                 10,015                       15,531                     18,223
By Approximate Aggregate Unpaid                 $         88.6               $        141.3                $     197.8
   Principal Balance (in Billions).....

     Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans, with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage backed securities.

     In addition to servicing loans related to commercial mortgage-backed securities, the master servicer also services whole loans for itself and a variety of investors. The properties securing loans in the master servicer's servicing portfolio as of January 31, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     The master servicer utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows the master servicer to process mortgage servicing activities including but not limited to:
(i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by the master servicer on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations serviced by the master servicer and (ii) outstanding as of the dates indicated:

                     SECURITIZED MASTER SERVICED    OUTSTANDING ADVANCES (P&I AND
      DATE                 PORTFOLIO (UPB)*              SERVICING ADVANCES)*        OUTSTANDING ADVANCES AS % OF UPB
-----------------    ---------------------------    -----------------------------    --------------------------------
December 31, 2003         $    74,461,414,561             $        84,616,014                      0.1%
December 31, 2004         $   113,159,013,933             $       129,858,178                      0.1%
December 31, 2005         $   142,222,662,628             $       164,516,780                      0.1%

----------
* "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "SA" means servicing advances.

     The master servicer is rated by Fitch and S&P as a primary servicer and master servicer. The master servicer's ratings by each of these agencies is outlined below:

                                            FITCH                          S&P
                                       -----------------            ------------------
Primary Servicer                            CPS2+                         Strong
Servicer                                     CMS2                         Strong

     The short-term debt ratings of Wachovia Bank, National Association are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     The master servicer has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

     The master servicer's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in the master servicer's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. The master servicer may perform any of its obligations under the series 2006-C2 pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. The master servicer may engage third-party vendors to provide technology or process efficiencies. The master servicer monitors its third-party vendors in compliance with its internal procedures and applicable law. The master servicer has entered into contracts with third-party vendors for the following functions:

     - monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     -    provision of Strategy and Strategy CS software;

     -    identification, classification, imaging and storage of documents;

     - analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     - entry of rent roll information and property performance data from operating statements;

     -    tracking and reporting of flood zone changes;

     -    tracking, maintenance and payment of rents due under ground leases;

     -    abstracting of insurance requirements contained in loan documents;

     - comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     - abstracting of leasing consent requirements contained in loan documents;

     -    legal representation;

     - assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by the Master Servicer;

     -    maintenance and storage of letters of credit;

     -    tracking of anticipated repayment dates for loans with such terms;

     - reconciliation of deal pricing, tapes and annexes prior to securitization;

     -    entry of new loan data and document collection;

     -    initiation of loan payoff process and provision of payoff quotes;

     -    printing, imaging and mailing of statements to borrowers;

     -    performance of property inspections;

     - performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     -    review of financial spreads performed by sub-servicers;

     - review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to the Master Servicer for approval; and

     -    performance of UCC searches and filing of UCCs.

     The master servicer may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans.

     Generally, all amounts received by the master servicer on the underlying Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by the master servicer and are then allocated and transferred to the appropriate account as further described in this prospectus supplement.

     The master servicer will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, the master servicer may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent the master servicer performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard. Custodial functions will ordinarily be performed by the trustee as described herein.

     The information set forth herein regarding the master servicer has been provided by Wachovia Bank, National Association.

THE SPECIAL SERVICER

     ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. ASI is a corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. and an affiliate of ARCap CMBS Fund II REIT, Inc. ARCap CMBS Fund II REIT, Inc. is anticipated to be the directing certificateholder with respect to the transaction described in this prospectus supplement. The principal offices of ARCap Servicing, Inc. are located at 5221
N. O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

     Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth herein under "The Series 2006-C2 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents," "--Procedures with Respect to Defaulted Mortgage Loans," and "-- REO Properties." Certain terms of the pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described herein under "--Replacement of the Special Servicer." Certain limitations on special servicer's liability under the pooling and servicing agreement are described in the prospectus under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us." ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the pooling and servicing agreement and in accordance with the loan documents and applicable laws.

     ASI has a special servicer rating of CSS1 from Fitch. ASI is also on S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of March 31, 2006, ASI was the named special servicer in approximately 54 commercial mortgage-backed securities transactions representing approximately 8,190 loans, with an aggregate outstanding principal balance of approximately $59.6 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 61 assets with an outstanding principal balance of approximately $326.9 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through March 31, 2006, ASI has resolved 222 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.24 billion.

     The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan ). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the pooling and servicing agreement.

     ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with governing loan documents, applicable servicing agreements, applicable law, and the applicable servicing standard.

     ASI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 29 and 17 years respectively of industry experience. ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investment in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 54 transactions consisting of approximately 8,190 loans with an approximate outstanding aggregate principal balance of $59.6 billion as of March 31, 2006.

LIABILITY OF THE SERVICERS

     The underlying mortgage loans will not be an obligation of, or be insured or guaranteed by the master servicer or the special servicer. In addition, the master servicer and the special servicer will be under no liability to the issuing entity, the other parties thereto or the certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; PROVIDED, HOWEVER, that the master servicer and the special servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of negligent disregard of such obligations and duties. Moreover, the master servicer and the special servicer will be entitled to indemnification by the issuing entity against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement, the underlying mortgage loans or the certificates; PROVIDED, HOWEVER, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement, by reason of negligent disregard of such obligations or duties, or in the case of the depositor and any of its directors, officers, employees and agents, any violation by any of them of any state or federal securities law. The master servicer also will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the pooling and servicing agreement.

REMOVAL, RESIGNATION AND REPLACEMENT OF SERVICERS; TRANSFER OF SERVICING DUTIES

     If an event of default occurs and remains unremedied with respect to the master servicer or the special servicer under the pooling and servicing agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee, will be authorized, and at the written direction of certificateholders entitled to not less than 25% of the voting rights, to terminate all of the obligations and rights of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006-C2 certificateholder, or (b) accrued prior to such termination in respect of any unpaid servicing compensation, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the master servicer or the special servicer, as applicable, under the pooling and servicing agreement.

     If the trustee is unwilling or unable so to act in accordance with the foregoing procedures or is not approved by each rating agency, it may (or, at the written request of certificateholders entitled to not less than 51% of the voting rights, it will be required to), appoint, or petition a court of competent jurisdiction to appoint as successor to such master servicer or such special servicer, as applicable, any established mortgage loan servicing institution or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates by such rating agency.

     In connection with such appointment and assumption of a successor to the master servicer or the special servicer as described herein, subject to the right of the predecessor master servicer or special servicer to retain certain fees earned by it prior to the subject event of default, the trustee may make such arrangements for the compensation of such successor out of payments on the underlying mortgage loans as it and such successor agree. However, no such compensation with respect to a successor master servicer or successor special servicer, as the case may be, will be in excess of that paid to the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement. If no successor can be obtained for such compensation, then, subject to approval by the rating agencies, additional amounts will be paid to such successor and such amounts in excess of that paid to the terminated master servicer or special servicer, as the case may be, will be treated as Additional Issuing Entity Expenses. The trustee, the master servicer, the special servicer and such successor are required to take such action, consistent with the pooling and servicing agreement, as will be necessary to effectuate any such succession. Any reasonable costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause as described in the immediately succeeding paragraph) under the pooling and servicing agreement will be required to be borne by the predecessor master servicer or special servicer.

     If the master servicer or special servicer, as the case may be, is terminated pursuant to the terms of the pooling and servicing agreement, it is required to promptly provide the trustee with all documents and records requested by it to enable the trustee to assume the master servicer's or special servicer's, as the case may be, functions thereunder, and is required to reasonably cooperate with the trustee in effecting the termination of the master servicer's or special servicer's, as the case may be, responsibilities and rights under the pooling and servicing agreement, including, without limitation, the prompt transfer to the trustee for administration by it of all cash amounts which are at the time, or should have been, credited by the master servicer to the collection account or any other account held by it on account of the underlying mortgage loans or credited by the special servicer to an REO account, as the case may be, or which thereafter are received with respect to any underlying mortgage loan or any REO Property.

THE TRUSTEE

     Wells Fargo Bank, National Association ("Wells Fargo") will act as the trustee to the Credit Suisse Commercial Mortgage Trust Series 2006-C2 pursuant to the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo has provided corporate trust services since 1934. As of December 31, 2005, Wells Fargo was acting as trustee with respect to over 10,000 series of securities with an aggregate outstanding principal balance of approximately $800 billion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2005, Wells Fargo was acting as trustee on more than 260 series of commercial mortgage-backed securities with an aggregate principal balance of over $180 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     The trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the depositor, any master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, a master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the certificates.

     The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 2006-C2 certificateholders and pursuant the pooling and servicing agreement. Additionally, pursuant to the pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans and will be responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2005, Wells Fargo was acting as custodian of more than 3,000 commercial mortgage loan files. As consideration for performing these duties, Wells Fargo will receive a trustee fee of 0.0017% per annum on the stated principal balance of each underlying mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     Under the terms of the series 2006-C2 pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the REMICs and the preparation of monthly reports on Form 10-D and the filing of annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 300 series of commercial mortgage-backed securities, and, as of December 31, 2005, was acting as securities administrator with respect to more than $225 billion of outstanding commercial mortgage-backed securities.

     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

     The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

     See "--Rights Upon Event of Default," "--Matters Regarding the Trustee" and "--Certain Indemnities" in this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the mortgage loans acquired from the mortgage loan seller, without recourse, to the trustee for the benefit of the holders of the series 2006-C2 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the mortgage loans from the mortgage loan seller.

SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

     UNDERLYING MORTGAGE LOANS. The master servicer and the special servicer must service and administer the respective mortgage loans and any REO Properties owned by the issuing entity for which it is responsible under the series 2006-C2 pooling and servicing agreement, directly or through sub-servicers, in accordance with--

     -    any and all applicable laws,

     - the express terms of the series 2006-C2 pooling and servicing agreement,

     - the express terms of the respective underlying mortgage loans and any applicable intercreditor or co-lender agreements, and

     -    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of

     - all mortgage loans in the issuing entity as to which no Servicing Transfer Event has occurred, and

     - all worked-out mortgage loans in the issuing entity as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any mortgage loan in the issuing entity, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist.

     In general, subject to specified requirements and certain consultations, consents and approvals of the Series 2006-C2 Directing Certificateholder and/or the holder of any related CBA B-Note Companion Loan, as applicable, contained in the series 2006-C2 pooling and servicing agreement and the related intercreditor agreement, as applicable, the special servicer will be responsible for the servicing and administration of each mortgage loan in the issuing entity as to which a Servicing Transfer Event has occurred and is continuing. They will also be responsible for the administration of each REO Properties in the issuing entity.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer:

     - to continue to receive payments and, subject to the master servicers timely receipt of information from the special servicer, prepare all reports to the trustee required with respect to any specially serviced assets; and

     - otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the issuing entity.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of their respective obligations and duties under the series 2006-C2 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan in the issuing entity to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist and that mortgage loan has become a Corrected Mortgage Loan.

     In the case of a number of underlying mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor to the master servicer, except for cause.

     CBA BNOTE COMPANION LOAN. The CBA BNote Companion Loan will not be included in the issuing entity, and references in this prospectus supplement to "underlying mortgage loans" do not include the CBA BNote Companion Loan. the CBA BNote Companion Loan will, however, be serviced under the pooling and servicing agreement by the master servicer or special servicer, as applicable, if an A/B Material Default has occurred and is continuing under the related CBA A/B Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     THE MASTER SERVICING FEE. The principal compensation to be paid to the master servicer with respect to its master servicing activities in respect of the mortgage pool will be the master servicing fee.

     The master servicing fee:

     - will be earned with respect to each and every underlying mortgage loan, including

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan, if any, as to which defeasance has occurred;
               and

     -    in the case of each and every underlying mortgage loan, will

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a master servicing fee rate equal to 0.01% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable to the master servicer monthly from amounts received with respect to interest on that mortgage loan (or if not so paid, will remain outstanding).

     As of the date of initial issuance of the offered certificates, the weighted average master servicing fee for the mortgage pool will be 0.01% per annum.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees and, in some cases, correspondent fees. The master servicer will be the primary servicer for certain of the underlying mortgage loans. The underlying mortgage loans not primary serviced by the master servicer will be serviced by various other parties, who will be entitled to the related primary servicing fees.

     If Wachovia resigns or is terminated as master servicer, it will be entitled to the excess servicing strip, which is a portion of the master servicing fee. Wachovia will be paid such excess servicing strip unless those funds are required to compensate a successor master servicer for assuming Wachovias responsibilities as master servicer.

     PREPAYMENT INTEREST SHORTFALLS. The series 2006C2 pooling and servicing agreement provides that, if any Prepayment Interest Shortfall is incurred with respect to the mortgage pool by reason of the master servicers acceptance of any principal prepayment by the related borrower of any underlying mortgage loan during any collection period (other than Prepayment Interest Shortfalls resulting from a principal prepayment accepted by the master servicer (i) with respect to any specially serviced mortgage loan, (ii) as a result of the payment of insurance proceeds or condemnation proceeds, (iii)subsequent to a default under the related mortgage loan documents (PROVIDED that the master servicer or special servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), (iv) pursuant to applicable law or a court order, (v) at the request of or with the consent of the Series 2006C2 Directing Certificateholder or (vi) as permitted by the related loan documents), then the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to such Prepayment Interest Shortfall.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls with respect to the mortgage pool will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered CertificatesDistributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of

     - any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, and

     - any Prepayment Interest Excesses applied to offset those Prepayment Interest Shortfalls,

then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006C2 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     PRINCIPAL SPECIAL SERVICING COMPENSATION. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     -    the special servicing fee,

     -    the work-out fee, and

     -    the liquidation fee.

     SPECIAL SERVICING FEE. The special servicing fee:

     -    will be earned with respect to--

          1. each underlying mortgage loan, if any, that is being specially serviced, and

          2. each underlying mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     - in the case of each underlying mortgage loan described in the foregoing bullet, will--

          1. be calculated on the same interest accrual basis as that mortgage loan,

          2. accrue at a special servicing fee rate of 0.35% per annum (subject to a minimum of $4,000 per loan per month and, PROVIDED that such minimum amount may be reduced by the Series 2006-C2 Directing Certificateholder), and

          3. accrue on the Stated Principal Balance of that mortgage loan outstanding from time to time; and

     - will generally be payable to the special servicer monthly from general collections on the mortgage pool.

     WORK-OUT FEE. The special servicer will, in general, be entitled to receive a work-out fee with respect to each specially serviced mortgage loan in the issuing entity that has been worked-out by it. The work-out fee will be payable out of, and will be calculated by application of a work-out fee rate of 1% (except that such rate shall be 0.75% with respect to the Andover House Apartments Mortgage Loan) to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal (including scheduled payments, prepayments, balloon payments, payments at maturity and payments resulting from a partial condemnation) received on the subject underlying mortgage loan for so long as it remains a worked-out mortgage loan. The work-out fee with respect to any worked-out mortgage loan in the issuing entity will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new work-out fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all work-out fees payable with respect to underlying mortgage loans that were worked-out by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those work-out fees.

     Although work-out fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any work-out fee will reduce amounts payable to the series 2006C2 certificateholders.

     LIQUIDATION FEE. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the issuing entity for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the issuing entity as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. A liquidation fee will also be payable in connection with the repurchase or replacement of any worked-out mortgage loan in the issuing entity for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, if the repurchase or substitution occurs after the end of the applicable cure period (as that cure period may be extended). As to each underlying mortgage loan repurchased or replaced as contemplated by the immediately preceding sentence, and any specially serviced mortgage loan and REO Property in the issuing entity, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% (except that such rate shall be 0.75% with respect to the Andover House Apartments Mortgage Loan) to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     - the repurchase or replacement of any underlying mortgage loan for a material breach of representation or warranty or a material document defect as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement, within the applicable cure period (and any applicable extension thereof);

     - the purchase of any Defaulted Loan by the special servicer or the Series 2006C2 Directing Certificateholder, or any of their affiliates, as described under "--Realization Upon Mortgage Loans" below;

     - the purchase of any A-Note Mortgage Loan by the holder of the related B-Note Mortgage Loan, pursuant to the related A/B Intercreditor Agreement, as described under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" above, within 90 days of that A Note Mortgage Loan becoming specially serviced;

     - the purchase of an underlying mortgage loan by a mezzanine lender, pursuant to the related mezzanine loan intercreditor agreement within 60 days of such underlying mortgage loan becoming specially serviced to the extent not collected from the related mezzanine lender pursuant to the related intercreditor agreement and the pooling and servicing agreement; or

     - the purchase of all of the mortgage loans and REO Properties in the issuing entity by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2006C2 controlling class in connection with the termination of the issuing entity, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006C2 certificateholders. No liquidation fees in respect of the Andover House Apartments Junior Companion Loan will be payable in connection with, or out of, liquidations proceeds resulting from the purchase of the A-Note Mortgage Loan.

     SPECIAL SERVICING COMPENSATION WITH RESPECT TO THE CBA BNOTE COMPANION LOAN. The special servicer will be entitled to such compensation with respect to the CBA BNote Companion Loan as is provided under the CBA A/B Intercreditor Agreement; PROVIDED that in no such case will the payment of any such compensation reduce amounts otherwise payable to the series 2006C2 certificateholders with respect to the related CBA ANote Mortgage Loan.

     ADDITIONAL SERVICING COMPENSATION. The master servicer may retain, as additional compensation, any Prepayment Interest Excesses received with respect to the underlying mortgage loans as to which it is the master servicer, but only to the extent that such Prepayment Interest Excesses are not needed to offset Prepayment Interest Shortfalls, as described under "--Prepayment Interest Shortfalls" above.

     In addition, the following items collected on the mortgage loans in the issuing entity will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2006C2 pooling and servicing agreement:

     - any late payment charges and Default Interest actually collected on any particular underlying mortgage loan, to the extent that such late payment charges and Default Interest are not otherwise applied--

          1. to pay the master servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the issuing entity for any unreimbursed interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from collections on the mortgage pool other than late payment charges and Default Interest collected on that mortgage loan, or

          3. to reimburse the issuing entity for any other Additional Issuing Entity Expenses related to that mortgage loan, and

     - any extension fees, modification fees, assumption fees, assumption application fees, earnout fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "Collection Account" below. The master servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicers benefit.

     Generally, the master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, PROVIDED that it may be obligated if certain requirements in the series 2006C2 pooling and servicing agreement are not complied with.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Realization Upon Mortgage Loans--REO Account" below. The special servicer--

     - will generally be entitled to retain any interest or other income earned on those funds, and

     - will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for that special servicers benefit.

     Generally, the special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, PROVIDED that it may be obligated if certain requirements in the series 2006C2 pooling and servicing agreement are not complied with.

     SERVICING ADVANCES. With respect to each underlying mortgage loan, in accordance with the Servicing Standard, the master servicer will be obligated, if and to the extent necessary, to advance all such amounts as are necessary to pay, among other things, (a) ground rents, if applicable, with respect to the related mortgaged real property, (b) premiums on insurance policies with respect to the related mortgaged real property, (c) operating, leasing, managing and liquidation expenses for the related mortgaged real property after it has become an REO property, (d) the cost of environmental inspections with respect to the related mortgaged real property, (e) real estate taxes, assessments and other items that are or may become a lien on the related mortgaged real property, (f) the costs of any enforcement or judicial proceedings with respect to that mortgage loan, including foreclosure and similar proceedings, and (g) the cost of appraisals required under the series 2006C2 pooling and servicing agreement with respect to the related mortgaged real property.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses (including for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties) incurred by the master servicer or the special servicer in connection with the servicing of an underlying mortgage loan if a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property in the issuing entity, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular underlying mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     In general, the special servicer will not have any obligation to make servicing advances. The special servicer will be required to request the master servicer to make required servicing advances with respect to a specially serviced mortgage loan or REO Property on a monthly basis (except for servicing advances required on an emergency basis, for which requests may be made on a more frequent basis). The special servicer must make the request, in writing, at least five business days prior to when the subject servicing advance is required to be made (or, with respect to emergency servicing advances, within two business days of the special servicers receipt of notice that the emergency servicing advances are required). The master servicer must make the requested servicing advance within a specified number of days following the master servicers receipt of the request. The special servicer will be required to provide the master servicer any information in its possession as the master servicer may reasonably request to enable the master servicer to determine whether a requested servicing advance would be recoverable from expected collections on the related mortgage loan or REO Property. If the special servicer does not fulfill its obligation to provide the master servicer with notice and information regarding any servicing advance, the master servicer will have no obligation to make the subject servicing advance.

     If the master servicer fails to make a required servicing advance within the time required under the series 2006-C2 pooling and servicing agreement, then the trustee will be required:

     - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     - if the failure continues for three more business days after that notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance with respect to any mortgage loan or related REO Property that it subsequently determines is not recoverable from expected collections on that mortgage loan or REO Property (any such servicing advance, a "Nonrecoverable Servicing Advance"), it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicers collection account from time to time. The trustee will conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. The master servicer will conclusively rely on the determination of the special servicer regarding the nonrecoverability of any servicing advance. Any reimbursement of a Nonrecoverable Servicing Advance (including interest accrued thereon) as described in the preceding sentence will be deemed to be reimbursed first from payments and other collections of principal on the mortgage loans that are on deposit in the collection account (thereby reducing the amount of principal otherwise distributable on the series 2006-C2 certificates on the related distribution date) prior to application of such reimbursement against any other general collections on deposit therein.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related mortgage loan or REO Property in the issuing entity, and to the extent that principal collections are insufficient to fully reimburse the aggregate amount of such Nonrecoverable Servicing Advances, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a Nonrecoverable Servicing Advance over time, or not to do so, benefits some classes of series 2006-C2 certificateholders to the detriment of other classes of series 2006-C2 certificateholders will not constitute a violation of the Servicing Standard by the master servicer or the special servicer or a violation of any fiduciary duty owed by any party to the series 2006-C2 certificateholders.

     In addition, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted underlying mortgage loan remains unreimbursed following the time that such underlying mortgage loan is modified and returned to performing status, the master servicer, the special servicer or the trustee will be entitled to reimbursement for that advance (even though that advance is not deemed a Nonrecoverable Servicing Advance), on a monthly basis, out of -- but solely out of -- payments and other collections of principal on all the underlying mortgage loans after the application of those principal payments and collections to reimburse any party for any Nonrecoverable Advance (thereby reducing the amount of principal otherwise distributable on the series 2006-C2 certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be a Nonrecoverable Advance, then the master servicer, the special servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a Nonrecoverable Advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest, subject to the master servicers or trustees election to obtain reimbursement over time as described in the previous paragraph.

     In addition, to the extent that reimbursements of any Servicing Advances and/or other above-described servicing advances relating to one or more underlying mortgage loans are reimbursed out of payments and other collections of principal on all the underlying mortgage loans as described in the preceding paragraphs, the reimbursements will further be deemed to have been reimbursed, first, out of the payments and other collections of principal on the loan group that includes the respective mortgage loans for which the Servicing Advances and/or other servicing advances were incurred, until there are no remaining principal payments or other collections for that loan group for the related collection period, and then out of the payments and other collections of principal on the other loan group, until there are no remaining principal payments or other collections for that loan group for the related collection period. This would affect the relative portions of the Total Principal Distribution Amount that are attributable to the respective loan groups.

     The series 2006C2 pooling and servicing agreement will permit the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of its collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006C2 certificateholders and any holder of a related Companion Loan, as a collective whole.

     The master servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance made with respect to any underlying mortgage loan or the related mortgaged real property will be payable in connection with the reimbursement of that servicing advance--

     - FIRST, out of any Default Interest and late payment charges collected on that underlying mortgage loan subsequent to the accrual of that advance interest, and

     - THEN, at the time or after the advance has been reimbursed, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any amounts on deposit in the master servicers collection account.

REPLACEMENT OF THE SPECIAL SERVICER

     Subject to the discussion in the next paragraph, the holder or holders of series 2006-C2 certificates representing a majority interest in the series 2006-C2 controlling class may, upon not less than 10 business days prior written notice to the respective parties to the pooling and servicing agreement, remove the existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the certificateholders of the series 2006-C2 controlling class. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moodys and S&P, as applicable, that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-C2 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to, among other things:

     - payment out of the master servicers collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     - reimbursement by its successor for any outstanding servicing advances made by the terminated special servicer, together with interest;

     - continued rights to indemnification as described under "Description of the Governing DocumentsMatters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus; and

     - continued rights to some or all workout fees as described under "Servicing and Other Compensation and Payment of Expenses" above. Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-SALE PROVISIONS AND DUE-ON-ENCUMBRANCE

     In general, the master servicer may not, without the consent of the special servicer, waive any due-on-sale or due-on-encumbrance clause in, or consent to the assumption of, any mortgage loan in the issuing entity, or make any determination with respect to any mortgage loan, which by its terms permits transfer, assumption and/or further encumbrance without lenders consent PROVIDED certain conditions are satisfied, that such conditions have been satisfied. The master servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all performing mortgage loans in the issuing entity. The special servicer will handle waivers of due-on-sale and due-on-encumbrance clauses in, assumptions of, and determinations of the satisfaction of conditions described above for, all specially serviced mortgage loans in the issuing entity.

     The master servicer or the special servicer, as applicable, will be required to enforce (or waive the right to enforce) any such due-on-sale clause in, or refuse to consent to the assumption of, any mortgage loan in the issuing entity, unless the special servicer determines in accordance with the Servicing Standard, that

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater or equal recovery on a present value basis (discounting at a rate not less than the related mortgage interest rate), than would enforcement of such clause or the failure to grant such consent.

If the special servicer determines that

     -    not declaring an event of default under the related mortgage; or

     -    granting such consent,

would likely result in a greater or equal recovery, the master servicer or the special servicer, as applicable, is authorized to (or may authorize the master servicer or a primary servicer to) take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, PROVIDED that

     - the credit status of the proposed transferee complies with the Servicing Standard and the related loan documents; and

     - with respect to any underlying mortgage loan (1)the principal balance of which is $20,000,000 or more or (2)that by itself, or as part of a cross-collateralized group or a group of mortgage loans with affiliated borrowers, (a)represents a specified percentage (5% or more in the case of S&P) of the aggregate outstanding principal balance of all of the mortgage pool at such time or (b)is one of the ten largest mortgage loans by outstanding principal balance of all of the mortgage loans in the issuing entity at such time (treating any group of cross-collateralized mortgage loans or any group of mortgage loans with affiliated borrowers as a single mortgage loan), the master servicer or the special servicer, as applicable, has received written confirmation from Moodys and S&P that such assumption would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the series 2006-C2 certificates; PROVIDED that the master servicer or the special servicer representing the trust in the transaction must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

     Mortgage loans described in the second bullet point of the preceding sentence are referred to as "Significant Mortgage Loans."

     No assumption agreement may contain any terms that are different from any term of any mortgage or related mortgage note, except pursuant to the provisions described under "Modifications, Waivers, Amendments and Consents" below. The special servicer will provide notice to the rating agencies of any waiver of any due-on-sale clause in the event that rating agency confirmation is not required for such waiver.

     As long as the mezzanine lender is a mortgage loan seller or satisfies various institutional lender criteria, the consent of the special servicer and the receipt of a rating confirmation will generally not be required in the event that the holder of mezzanine debt related to a mortgage loan forecloses upon the equity in a borrower under a mortgage loan.

     The master servicer, with respect to all performing mortgage loans in the issuing entity, or the special servicer, with respect to all specially serviced mortgage loans in the issuing entity, will be required to enforce (or waive the right to enforce) any due-on-encumbrance clause in any mortgage loan in the issuing entity, and in connection therewith will be required to (1)accelerate payments thereon or (2)withhold its consent to such lien or encumbrance unless

     - the special servicer determines, in accordance with the Servicing Standard, that not accelerating such payments or granting such consent would produce a greater or equal recovery, on a present value basis, than taking those actions, and

     - with respect to any mortgage loan that (1)is a Significant Mortgage Loan, or (2)together with the proposed subordinate debt, would have either a combined debt service coverage ratio that is equal to or less than 1.20x or a combined loan-to-value ratio equal to or greater than 85%, the master servicer or the special servicer, as applicable, receives prior written confirmation from, as applicable, Moodys and S&P that either not accelerating payments on the related mortgage loan or granting such consent, whichever is applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the series 2006-C2 certificates; PROVIDED that the master servicer or the special servicer, as applicable, must use reasonable efforts to require the borrower to pay the cost of any such confirmation and any such costs not paid by the borrower shall be an expense of the issuing entity.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The series 2006-C2 pooling and servicing agreement will permit the master servicer or a primary servicer (in certain circumstances), or the special servicer, as applicable, to modify, waive or amend any term of any non-specially serviced mortgage loan if it determines, in accordance with the Servicing Standard, that it is appropriate to do so. However, except as described in the following paragraph and except as contemplated under "Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" above and under "Description of the Underlying Mortgage LoansCertain Terms and Conditions of the Underlying Mortgage LoansHazard, Liability and Other Insurance" in this prospectus supplement, no such modification, waiver or amendment of a non-specially serviced mortgage loan may

     - with limited exception generally involving the waiver of late payment charges and Default Interest, affect the amount or timing of any scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the mortgage loan;

     - affect the obligation of the related borrower to pay a Yield Maintenance Charge or permit a principal prepayment during the applicable lockout period;

     - except as expressly provided by the related mortgage or in connection with a defeasance, condemnation or a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related Mortgage on any material portion of the related mortgaged real property without a corresponding principal prepayment; or

     - in the judgment of the master servicer or the special servicer, as applicable, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x)the subject mortgage loan is in default or default is reasonably foreseeable or (y)the special servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Notwithstanding the second sentence of the preceding paragraph, the special servicer may

     - reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

     - reduce the amount of the monthly payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate;

     - forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a specially serviced mortgage loan;

     -    extend the maturity of any specially serviced mortgage loan;

     - waive Post-ARD Additional Interest if such waiver conforms to the Servicing Standard;

     - permit the release or substitution of collateral for a specially serviced mortgage loan; and/or

     -    accept a principal prepayment during any lockout period;

PROVIDED that the related borrower is in default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable and, in the judgment of the special servicer and in accordance with the Servicing Standard, the modification would increase or equal the recovery on the subject mortgage loan to series 2006-C2 certificateholders and any affected holder of a Companion Loan, as a collective whole, compared to liquidation of the specially serviced mortgage loan.

     However, in no event will the special servicer be permitted (or permit the master servicer) to

     (1) extend the maturity date of any underlying mortgage loan beyond a date that is three years prior to the rated final distribution date;

     (2) extend the maturity date of any underlying mortgage loan at an interest rate less than the lower of (a)the interest rate in effect prior to such extension or (b)the then prevailing interest rate for comparable mortgage loans;

     (3) extend the maturity date of any underlying mortgage loan beyond a date which is 10 years prior to the expiration of the term of such ground lease (after giving effect to all extension options) if the mortgage loan is secured by a ground lease; or

     (4) defer interest due on any underlying mortgage loan in excess of 5% of the Stated Principal Balance of such mortgage loan.

     With respect to clause (3) above, the special servicer is required to give due consideration to the term of the ground lease before extending the maturity date beyond a date which is 20 years prior to the expiration of the term of such ground lease (after giving effect to all extension options). Neither the master servicer nor the special servicer may permit or modify a loan to permit a voluntary prepayment of a mortgage loan, other than a specially serviced mortgage loan, on any day other than its due date, unless, among other things, the master servicer or the special servicer also collects interest thereon through the due date following the date of such prepayment or unless otherwise permitted under the related mortgage loan documents. Prepayments of specially serviced mortgage loans will be permitted to be made on any day without the payment of interest through the following due date.

     The master servicer and the special servicer will notify each other, the trustee and, in some cases, the rating agencies, of any modification, waiver or amendment of any term of a mortgage loan agreed to by the master servicer or the special servicer, as the case may be, and must deliver to the trustee (in the case of the special servicer, with a copy to the master servicer) for deposit in the related mortgage file an original counterpart of the agreement related to such modification, waiver or amendment, promptly following the execution thereof (and in any event within 10 business days). Copies of each agreement whereby any such modification, waiver or amendment of any term of any mortgage loan is effected are to be available for review during normal business hours, upon prior request, at the offices of the special servicer.

     The ability of the master servicer or the special servicer to agree to modify, waive or amend any of the terms of the pooled mortgage loans will be subject to the discussions under one or more of the following headings in this prospectus supplement: "Realization Upon Mortgage LoansSeries 2006-C2 Controlling Class and Series 2006-C2 Directing Certificateholder" below and "Description of the Underlying Mortgage LoansCertain Matters Regarding the Andover House Apartments Mortgage Loan" and "The CBA A/B Loan Pairs" in this prospectus supplement.

REQUIRED APPRAISALS

     Within 60 days following the occurrence of any Appraisal Reduction Event with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an MAI appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2006-C2 pooling and servicing agreement (PROVIDED that in no event shall the period to receive such appraisal exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event), unless

     - an appraisal had previously been obtained within the prior twelve months, and

     - there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject underlying mortgage loan is less than $2,000,000, then the special servicer will perform an internal valuation of the related mortgaged real property in lieu of an appraisal.

     As a result of any appraisal or internal valuation, the special servicer may determine that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan (or, if applicable, any CBA A/B Loan Pair or the Andover House Apartments Total Loan). If, with respect to underlying mortgage loans with a Stated Principal Balance of more than $2,000,000, such appraisal is not received, within the requisite time period or if, for any underlying mortgage loan with a Stated Principal Balance of $2,000,000 or less, the special servicer does not to obtain an appraisal or perform an internal valuation within the requisite time period, the Appraisal Reduction Amount for the related underlying mortgage loan (or, if applicable, any CBA A/B Loan Pair) will be 25% of its Stated Principal Balance as of the date of the related Appraisal Reduction Event. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered CertificatesAdvances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Reduction Event occurs with respect to any mortgage loan in the issuing entity, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Reduction Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when

     - the subject mortgage loan has become a worked-out mortgage loan as contemplated under "Servicing Under the Series 2006-C2 Pooling and Servicing Agreement" above and has remained current for three consecutive monthly payments under the terms of the workout, and

     - no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect to the subject mortgage loan.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

COLLECTION ACCOUNT

     GENERAL. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The collection account will contain sub-accounts that provide for the segregation of the amounts received with respect to the Companion Loans.

     The funds held in the master servicers collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2006C2 pooling and servicing agreement, any interest or other income earned on funds in the master servicers collection account will be paid to the master servicer as additional compensation.

     DEPOSITS. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the underlying mortgage loans, or as otherwise required under the series 2006C2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the underlying mortgage loans for which it is responsible, subsequent to the date of initial issuance of the offered certificates:

     -    all principal payments collected, including principal prepayments;

     - all interest payments collected, including late payment charges, Default Interest and Post-ARD Additional Interest (net of master servicing fees and primary servicing fees, and in respect of late payment charges and Default Interest, net of amounts used to offset interest on any advances);

     -    any Yield Maintenance Charges;

     - any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     - any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "Realization Upon Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     - any amounts paid by the mortgage loan seller in connection with the repurchase or replacement of, or the curing of any breach of representation and warranty with respect to, a mortgage loan by that party as described under "Description of the Underlying Mortgage LoansCures, Repurchases and Substitutions" in this prospectus supplement;

     - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in connection with the termination of the issuing entity as contemplated under "Termination" below;

     - any amounts paid by a holder of any Companion Loan or by a mezzanine lender in connection with any purchase option exercised or cure payment remitted pursuant to the terms of the related intercreditor agreement;

     - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in its collection account;

     - all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage LoansCertain Terms and Conditions of the Underlying Mortgage LoansHazard, Liability and Other Insurance" in this prospectus supplement; and

     - any amount transferred by a special servicer from its REO account with respect to the REO Properties.

     Upon its receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the issuing entity, each special servicer is required to remit those amounts within one business day to the master servicer for deposit in the master servicers collection account.

     Also, notwithstanding the foregoing, after the occurrence of an A/B Material Default with respect to any CBA A/B Loan Pair, for so long as such A/B Material Default is continuing, amounts received with respect to that CBA A/B Loan Pair or the related mortgaged real property will be deposited into an account maintained by the master servicer, which may be a subaccount of the collection account, solely with respect to that CBA A/B Loan Pair and thereafter amounts allocable to the related CBA ANote Mortgage Loan will be transferred to the collection account.

     WITHDRAWALS. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustees distribution account described under "Description of the Offered CertificatesDistribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the issuing entity that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received by or on behalf of the issuing entity after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2006C2 certificateholders in accordance with any of clauses 2. through
               20. below;

     2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party with respect to the mortgage pool, as described under "Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered CertificatesAdvances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

     3. to pay itself, any primary servicer or the trustee earned and unpaid master servicing fees, primary servicing fees or trustee fees, as applicable, with respect to each mortgage loan in the issuing entity, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

     4. to pay the special servicer out of related collections of interest, earned and unpaid special servicing fees with respect to each mortgage loan in the issuing entity that is either

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     5. to pay the special servicer or, if applicable, any predecessor to the special servicer, earned and unpaid work-out fees and liquidation fees to which it is entitled with respect to the mortgage pool, with that payment to be made from the sources described under "Servicing and Other Compensation and Payment of Expenses" above;

     6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for any unreimbursed advance made by that party as described under "Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered CertificatesAdvances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above and to reimburse itself, the special servicer or the trustee, as applicable, out of amounts on deposit that represent principal collections, for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status;

     7. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2006-C2 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular mortgage loan in the issuing entity as to which, or that relates to the mortgaged real property as to which, that advance was made;

     8. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity (but for any advance that relates to a defaulted mortgage loan and remains unreimbursed after such mortgage loan is returned to performing status, only out of general collections that represent collections of principal), any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

     9. to pay the master servicer or the special servicer, as the case may be, any items of additional servicing compensation on deposit in the collection account as discussed under "Servicing and Other Compensation and Payment of ExpensesAdditional Servicing Compensation" above;

     10. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the issuing entity;

     11. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, certain servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

     12. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for the unadvanced costs and expenses incurred by the issuing entity due to actions taken based upon an environmental assessment of any mortgaged real property, as well as for the unadvanced costs and expenses incurred by the issuing entity for certain additional environmental testing at any mortgaged real property;

     13. to pay itself, the special servicer, the trustee, us or any of their or our respective affiliates, directors, members, managers, shareholders, officers, employees and agents (including any primary servicer), as the case may be, out of general collections on the mortgage loans and any REO Properties in the issuing entity, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing DocumentsMatters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Matters Regarding the Trustee" in the accompanying prospectus;

     14. to pay, out of general collections on the mortgage loans and any REO Properties in the issuing entity, for (a)the costs of various opinions of counsel related to the servicing and administration of the mortgage loans in the issuing entity, (b)expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer or master servicer and (c)the fees of the master servicer and/or the trustee for confirming a fair value determination by the special servicer of a Defaulted Loan;

     15. to reimburse itself, the special servicer or the trustee, as the case may be, for any unreimbursed expenses reasonably incurred in respect of any breach or defect in respect of a mortgage loan giving rise to a repurchase obligation of a mortgage loan seller, or the enforcement of such obligation, under the related mortgage loan purchase agreement;

     16.  to pay for--

          (a) the cost of the opinions of counsel for purposes of REMIC administration or amending the series 2006-C2 pooling and servicing agreement to the extent payable out of the issuing entity; and

          (b) the cost of obtaining an extension from the Internal Revenue Service for the sale of any REO Property;

     17. to pay, out of general collections for any and all federal, state and local taxes imposed on any of the REMICs or their assets or transactions together with incidental expenses, as determined by the trustee;

     18. to pay any other items described in this prospectus supplement as being payable from the collection account;

     19. to pay to the applicable party amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the issuing entity;

     20. to pay any amount, in addition to normal remittances, allocable to the holder of a Companion Loan pursuant to the related intercreditor, co-lender or similar agreement;

     21.  to withdraw amounts deposited in the collection account in error; and

     22. to clear and terminate the collection account upon the termination of the series 2006-C2 pooling and servicing agreement.

     In no event will any amounts allocable to the CBA B-Note Companion Loan be available to cover any payments or reimbursements associated with any underlying mortgage loan other than the related CBA ANote Mortgage Loan. In addition, any amounts allocable to the CBA B-Note Companion Loan will be available to cover payments and/or reimbursements associated with the related CBA ANote Mortgage Loan only to the extent described under "Description of the Underlying Mortgage LoansThe CBA A/B Loan Pairs" in this prospectus supplement.

FAIR VALUE PURCHASE OPTION

     The series 2006-C2 pooling and servicing agreement grants the Series 2006-C2 Directing Certificateholder and the special servicer, in that order, an assignable option (a "Purchase Option") to purchase Defaulted Loans from the issuing entity in the manner and at the price described below. The Purchase Option held or assigned by a Series 2006-C2 Directing Certificateholder (if not earlier exercised or declined) will expire at such time as the related class of series 2006-C2 certificates is no longer the series 2006-C2 controlling class.

     Promptly after the determination that a mortgage loan in the issuing entity has become a Defaulted Loan, the special servicer will be required to notify the trustee, the master servicer and the Series 2006-C2 Directing Certificateholder of such determination.

     Within 60 days following the date the special servicer receives an appraisal after a mortgage loan becomes a Defaulted Loan, the special servicer will be required to determine the fair value of such mortgage loan in accordance with the Servicing Standard and consistent with the guidelines contained in the series 2006-C2 pooling and servicing agreement. The special servicer will be permitted to change from time to time thereafter, its determination of the fair value of a Defaulted Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. In the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any Defaulted Loan in the issuing entity, including as the Series 2006-C2 Directing Certificateholder or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicers determination as to the fair value of that mortgage loan is no less than the amount that the master servicer considers to be the fair value of that mortgage loan. In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicers possession, together with such other third-party reports and other information then in the special servicers possession that is relevant to the confirmation of the special servicers determination of fair value, including information regarding any change in circumstance regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicers fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent experts determination. The reasonable costs of all third-party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph will be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as, a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the master servicers collection account a fee, as specified in the pooling and servicing agreement, for each such confirmation of the special servicers fair value determination with respect to any particular specially serviced mortgage loan that is made by the master servicer or the trustee, as the case may be.

     Each holder of a Purchase Option may, at its option, purchase the subject Defaulted Loan from the issuing entity at a price (the "Option Price") equal to--

     - if the special servicer has not yet determined the fair value of that Defaulted Loan, the unpaid principal balance of that Defaulted Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances together with any unpaid interest on any advance owing to the party or parties that made them, and all accrued special servicing fees and additional trust expenses allocable to that Defaulted Loan whether paid or unpaid and all costs and expenses in connection with the sale, or

     - if the special servicer has made such fair value determination, the fair value of that Defaulted Loan as determined by the special servicer.

If the most recent fair value calculation was made more than 90 days prior to the exercise date of a Purchase Option, then the special servicer must confirm or revise the fair value determination, and the Option Price at which the Defaulted Loan may be purchased will be modified accordingly.

     Unless and until the Purchase Option with respect to a Defaulted Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2006C2 pooling and servicing agreement, including work-out and foreclosure, consistent with the Servicing Standard, but it will not be permitted to sell the Defaulted Loan other than pursuant to the exercise of the Purchase Option or in accordance with any applicable intercreditor or co-lender agreement.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Loan will automatically terminate upon--

     - the cure by the related borrower or a party with cure rights of all defaults that caused the subject underlying mortgage loan to be a Defaulted Loan,

     - the acquisition on behalf of the trust of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure, or

     - the modification or pay-off (full or discounted) of the Defaulted Loan in connection with a work-out.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     If a default on any underlying mortgage loan in the issuing entity has occurred, the special servicer, on behalf of the trustee, is permitted, in addition to the actions described under "Modifications, Waivers, Amendments and Consents" above, to take any of the following actions:

     -    institute foreclosure proceedings;

     -    exercise any power of sale contained in the related mortgage;

     -    obtain a deed in lieu of foreclosure; or

     - otherwise acquire title to the related mortgaged real property, by operation of law or otherwise;

PROVIDED that the series 2006-C2 pooling and servicing agreement imposes limitations on enforcement actions solely to recover Post-ARD Additional Interest on an ARD Loan.

     The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the holders of the series 2006-C2 certificates (or, in the case of the CBA A/B Loan Pair or the Andover House Apartments Total Loan, the holders of the series 2006-C2 certificates and the holder of the related Companion Loan), or any other specified person, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of certain federal environmental laws, unless--

     - the special servicer has, within the prior 12 months, received an environmental assessment report with respect to the particular real property prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity, and

     -    either:

          1.   the report indicates that

               (a) the particular real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the particular real property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1(b) above, is reasonably likely to produce a greater recovery for the holders of the series 2006-C2 certificates, as a collective whole (or, in the case of the CBA A/B Loan Pair or the Andover House Apartments Total Loan, for the holders of the series 2006-C2 certificates and the holder of the related Companion Loans, as a collective whole), on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the issuing entity, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     A borrowers failure to make required mortgage loan payments may mean that operating income from the related mortgaged real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payments of taxes or otherwise to maintain and insure the related mortgaged real property. In general, the special servicer will be required to monitor any specially serviced mortgage loan serviced by it, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged real property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged real property in lieu of foreclosure, on behalf of the holders of the series 2006-C2 certificates and, in the case of a CBA A/B Loan Pair or the Andover House Apartments Total Loan, the holder of the related Companion Loans, may vary considerably depending on the particular underlying mortgage loan, the related mortgaged real property, the borrower, the presence of an acceptable party to assume the subject mortgage loan and the laws of the jurisdiction in which the related mortgaged real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.

     If liquidation proceeds collected with respect to any defaulted mortgage loan in the issuing entity are less than the outstanding principal balance of the subject defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other party in connection with the subject defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer and/or master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of any portion of those liquidation proceeds to the holders of the series 2006-C2 certificates, for any and all amounts that represent unpaid servicing compensation in respect of the subject mortgage loan, unreimbursed servicing expenses incurred with respect to the subject mortgage loan and any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan. In addition, amounts otherwise payable on the series 2006-C2 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances with respect to the subject mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the issuing entity (or, in the case of the Andover House Apartments Total Loan or a CBA A/B Loan Pair, on behalf of the issuing entity and the holder(s) of the related Companion Loan(s)), the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless

     -    the IRS grants an extension of time to sell the property, or

     - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the issuing entity or cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC under the Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the issuing entity in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the issuing entity, retain an independent contractor to operate and manage any REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to any REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate that REO Property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity solely for the purpose of its prompt disposition and sale, in a manner that:

     - maintains its status as foreclosure property under the REMIC provisions of the Code; and

     - to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property held by the issuing entity and, in connection with that review, may consult with the trustee to determine the issuing entitys federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the issuing entity receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Any tax imposed on the issuing entitys income from an REO Property would reduce the amount available for payment to the series 2006-C2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicers collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity. The funds held in the REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicers REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property administered by it, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicers collection account the total of all amounts received in respect of each REO Property administered by it during that collection period, net of:

     - any withdrawals made out of those amounts, as described in the preceding sentence; and

     - any portion of those amounts that may be retained as reserves, as described in the next sentence;

PROVIDED that, if the subject REO Property relates to the Andover House Apartments Total Loan or any CBA A/B Loan Pair, the foregoing transfer of funds may be to a specific account relating thereto, with amounts allocable to the related underlying mortgage loan thereafter being transferred to the master servicers collection account. The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account such portion of the proceeds and collections on any REO Property administered by it, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

THE SERIES 2006-C2 DIRECTING CERTIFICATEHOLDER AND THE SERIES 2006-C2 CONTROLLING CLASS

     GENERAL. As of any date of determination, the controlling class of series 2006-C2 certificateholders will be the holders of the most subordinate class of series 2006-C2 certificates then outstanding, other than the Class AX, ASP, R, LR, V-1 and V-2 certificates, that has a total principal balance that is not less than 25% of that classs original total principal balance. However, if no class of series 2006-C2 certificates, exclusive of the Class AX, ASP, R, LR, V-1 and V-2 certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-C2 certificateholders will be the holders of the most subordinate class of series 2006-C2 certificates then outstanding, other than the Class AX, ASP, R, LR, V-1 and V-2 certificates, that has a total principal balance greater than zero. For purposes of determining the series 2006-C2 controlling class, the class A1, A2, A3 and A1A certificates will represent a single class. As of the closing date, the initial series 2006-C2 controlling class will be the class P certificates.

     The "Series 2006-C2 Directing Certificateholder" is a certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C2 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C2 controlling class, as certified by the certificate registrar from time to time; PROVIDED, HOWEVER, that until a Series 2006-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders of more than 50% of the total principal balance of the series 2006-C2 controlling class that a Series 2006-C2 Directing Certificateholder is no longer designated, the series 2006-C2 controlling class certificateholder that beneficially owns the largest aggregate principal balance of the series 2006-C2 controlling class certificates will be the Series 2006-C2 Directing Certificateholder.

     CERTAIN RIGHTS AND POWERS OF THE SERIES 2006-C2 DIRECTING CERTIFICATEHOLDER. The special servicer is, in general, required to notify the Series 2006-C2 Directing Certificateholder of its intention to take, or consent to the master servicers taking, any of the Specially Designated Servicing Actions in respect of the mortgage pool or any REO Property held by the issuing entity. The special servicer will, in general, not be permitted to take any Specially Designated Servicing Action with respect to the mortgage pool or any REO Property held by the Issuing Entity as to which the Series 2006-C2 Directing Certificateholder has objected in writing within 10 business days of having been notified in writing of, and having been provided with all reasonably requested information with respect to, the particular action (PROVIDED that, with respect to performing mortgage loans, this 10 business day period may not exceed the 10 business days during which the special servicer can object to the master servicer taking actions described under "Enforcement of Due-on-Sale Provisions and Due-on-Encumbrance" and "Modifications, Waivers, Amendments and Consents" above); and PROVIDED FURTHER that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2006-C2 certificateholders and the holder of any related Companion Loan (as a collective whole), the special servicer may take, or consent to the master servicers taking, a Specially Designated Servicing Action with respect to a mortgage loan or REO Property held by the Issuing Entity without waiting for the Series 2006-C2 Directing Certificateholders response.

     In addition, the Series 2006-C2 Directing Certificateholder may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage loans and REO properties in the issuing entity that the Series 2006-C2 Directing Certificateholder may consider advisable or as to which provision is otherwise made in the series 2006-C2 pooling and servicing agreement.

     Notwithstanding the foregoing, no such advice, direction or objection of the Series 2006-C2 Directing Certificateholder contemplated by the foregoing paragraphs may

     - require or cause the special servicer or master servicer to violate any applicable law;

     - require or cause the special servicer or master servicer to violate the provisions of the pooling and servicing agreement, including those requiring the special servicer and the master servicer to act in accordance with the Servicing Standard and not to impair the status of any REMIC created under the series 2006-C2 pooling and servicing agreement as a REMIC;

     - require or cause the special servicer or master servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement;

     - expose the master servicer, the special servicer, us, the mortgage loan seller, the issuing entity, the trustee or their or our affiliates, officers, directors, shareholders, members, managers, employees or agents to any claim, suit or liability for which the pooling and servicing agreement would not provide indemnification to such party; or

     - materially expand the scope of the master servicers or special servicers responsibilities under the series 2006-C2 pooling and servicing agreement; and

neither the master servicer nor the special servicer will follow any such direction if given by the Series 2006-C2 Directing Certificateholder or initiate any such actions.

     By its acceptance of a series 2006-C2 certificate, each series 2006-C2 certificateholder confirms its understanding that the Series 2006-C2 Directing Certificateholder may take actions that favor the interests of one or more classes of the series 2006-C2 certificates over other classes of the series 2006-C2 certificates and that the Series 2006-C2 Directing Certificateholder may have special relationships and interests that conflict with those of holders of some classes of the series 2006-C2 certificates and, absent willful misfeasance, bad faith, negligence or negligent disregard of obligations or duties on the part of the Series 2006-C2 Directing Certificateholder, each series 2006-C2 certificateholder agrees to take no action against the Series 2006-C2 Directing Certificateholder as a result of such a special relationship or conflict.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to physically inspect or cause a physical inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the issuing entity becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2007, the master servicer will be required, at its own expense, to physically inspect or cause a physical inspection of each mortgaged real property at least once per calendar year, PROVIDED that with respect to mortgage loans with the outstanding principal balances of less than $2,000,000, the master servicer will only be required to inspect the related mortgaged real property every other calendar year, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property.

     Most of the mortgages obligate the related borrower to deliver quarterly, and substantially all mortgages require annual, property operating statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     On or prior to March 15th of each year, commencing with March 15, 2007, each of the master servicer, the special servicer and the trustee will be required to deliver to the depositor a Servicer Compliance Statement, an Assessment of Compliance report and the related accountants Attestation Report, in each case, as described in the prospectus under

"Description of the Governing DocumentsEvidence as to Compliance." You may obtain copies of these statements and reports without charge upon written request to the depositor at the address provided in this prospectus supplement. EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions, among others, will be considered events of default under the pooling and servicing agreement:

     - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicers collection account or the special servicers REO account, as appropriate, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     - the master servicer fails to remit to the trustee for deposit in the trustees distribution account or to any holder of a Companion Loan any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     - the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which written notice has been given to the master servicer by the trustee or any other party to the series 2006-C2 pooling and servicing agreement;

     - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement and that failure continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by the Series 2006-C2 Directing Certificateholder, by certificateholders entitled to not less than 25% of the series 2006-C2 voting rights; PROVIDED, HOWEVER, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2006-C2 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-C2 certificateholders, and that breach continues unremedied for 30 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2006-C2 pooling and servicing agreement, by the Series 2006-C2 Directing Certificateholder or by certificateholders entitled to not less than 25% of the series 2006-C2 voting rights; PROVIDED, HOWEVER, that, with respect to any such breach that is not curable within such 30-day period the master servicer or the special servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as the master servicer or the special servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

     - a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days; PROVIDED, HOWEVER, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period the master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the master servicer or the special servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

     - the master servicer or the special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     - the master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     - Moodys has (a)qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2006-C2 certificates, or
          (b)placed any class of series 2006-C2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action; or

     - such master servicer is no longer listed on S&Ps Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or such special servicer is no longer listed on S&Ps Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and that master servicer or special servicer, as the case may be, is not reinstated to such status within 60 days.

     - The Master Servicer (or the special servicer, subject to certain cure periods as set forth in the series 2006-C2 pooling and servicing agreement) shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under the series 2006-C2 pooling and servicing agreement (other than the items required to be delivered by a loan seller sub-servicer) by the time required under the series 2006-C2 pooling and servicing agreement after any applicable notice or cure period (and with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity") retained by such Master Servicer (but excluding any loan seller sub-servicer) the Master Servicer will be in default if such Sub-Servicing Entity defaults (beyond the applicable grace period) in accordance with the provision of this clause.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "Events of Default" above occurs with respect to a master servicer or a special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2006C2 voting rights, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2006C2 pooling and servicing agreement and in and to the assets of the issuing entity, other than any rights the defaulting party may have (a) as a series 2006C2 certificateholder, or (b) in respect of any unpaid servicing compensation, including the Excess Servicing Strip, if applicable, unreimbursed advances and interest thereon or rights to indemnification. Upon any such termination, subject to the discussion in the next two paragraphs and under "Removal, Resignation and Replacement of Servicers; Transfer of Servicing Duties" above, the trustee must either:

     - succeed to all of the responsibilities, duties and liabilities of the defaulting party under the series 2006C2 pooling and servicing agreement; or

     - appoint an established mortgage loan servicing institution to act as successor to the defaulting party under the series 2006C2 pooling and servicing agreement.

     Certificateholders entitled to at least 51% of the series 2006C2 voting rights may require the trustee to appoint an established mortgage loan servicing institution, or other entity as to which the trustee has received written notice from each rating agency that such appointment would not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2006C2 certificates, to act as successor to the defaulting party rather than have the trustee act as that successor. It is expected that the master servicer will perform some or all of its servicing duties through primary servicers that cannot be terminated, including by a master servicer, except for cause.

     In general, certificateholders entitled to at least 66?% of the voting rights allocated to each class of series 2006C2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first bullet under "Events of Default" above may only be waived by all of the holders of the affected classes of series 2006C2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006C2 pooling and servicing agreement.

No series 2006C2 certificateholder will have the right under the series 2006C2 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     - that holder previously has given to the trustee written notice of default;

     - except in the case of a default by the trustee, series 2006C2 certificateholders representing at least 25% of a class have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2006C2 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     - the trustee for 60 days has neglected or refused to institute any such proceeding.

     The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2006C2 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2006C2 certificateholders, unless in the trustees opinion, those series 2006C2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, national bank, trust company or national banking association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times, among other things

     -    be authorized under those laws to exercise corporate trust powers,

     -    have a combined capital and surplus of at least $15,000,000, and

     - be subject to supervision or examination by federal or state authority.

     If the corporation, national bank, trust company or national banking association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, national bank or national banking association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2006C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the issuing entity. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0017% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated on the same basis as on the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

     The trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. It will be

     - entitled to retain any interest or other income earned on those funds, and

     - required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the series 2006C2 pooling and servicing agreement.

     See also "Description of the Governing DocumentsThe Trustee," "Duties of the Trustee," "Matters Regarding the Trustee" and "Resignation and Removal of the Trustee" in the accompanying prospectus.

CERTAIN INDEMNITIES

     We, the trustee, the master servicer, each special servicer and each of our and their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense that is incurred without negligence or willful misconduct on our or their respective parts, arising out of or in connection with the series 2006C2 pooling and servicing agreement and the series 2006C2 certificates. In addition, the trustee, the master servicer, the special servicer and each of their respective members, managers, shareholders, affiliates, directors, officers, employees, agents and controlling persons will be entitled to indemnification from the issuing entity against any loss, liability or expense incurred in connection with any legal action relating to any misstatement or omission or any alleged misstatement or omission in various reports to be filed with respect to the issuing entity under the Securities Exchange Act of 1934, as amended.

TERMINATION

     The obligations created by the series 2006C2 pooling and servicing agreement will terminate following the earlier of

     1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the issuing entity, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the issuing entity by any single certificateholder or group of certificateholders of a majority of the total outstanding principal balance of the series 2006C2 controlling class, the master servicer or the special servicer, in the order of preference discussed below.

     Written notice of termination of the series 2006C2 pooling and servicing agreement will be given to each series 2006C2 certificateholder. The final distribution with respect to each series 2006C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006C2 certificate registrar or at any other location specified in the notice of termination.

     The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the issuing entity on any distribution date on which the total Stated Principal Balance of the mortgage pool is less than 1.0% of the initial mortgage pool balance:

     - any single holder or group of holders of the controlling class of series 2006C2 certificates;

     -    the other master servicer; and

     -    the other special servicer.

     Any purchase by any single certificateholder or group of certificateholders of the series 2006C2 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the issuing entity is required to be made at a price equal to:

     -    the sum of

          1. the total Stated Principal Balance of all the mortgage loans then included in the issuing entity, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with

               - all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               - all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the issuing entity, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2006C2 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2006C2 certificates. However, the right of any single certificateholder or group of certificateholders of the series 2006C2 controlling class, of a master servicer or a special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006C2 certificateholders, will constitute part of the Available P&I Funds or the Class CCA Available P&I Funds, as applicable, for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2006C2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by those parties in connection with the purchase.

AMENDMENT

     In general, the series 2006C2 pooling and servicing agreement is subject to amendment as described under "Description of the Governing DocumentsAmendment" in the accompanying prospectus. However, no amendment of the series 2006C2 pooling and servicing agreement may significantly change the activities of the issuing entity without the consent of

     - the holders of the series 2006C2 certificates entitled to not less than 66?% of the series 2006C2 voting rights, not taking into account series 2006C2 certificates held by us or any of our affiliates or agents, and

     - all of the series 2006C2 certificateholders that will be adversely affected by the amendment in any material respect.

     Additionally, absent a material adverse effect on any certificateholder, the series 2006C2 pooling and servicing agreement may be amended by the parties thereto without the consent of any of the certificateholders to the extent necessary in order for the mortgage loan seller and its affiliates to obtain accounting "sale" treatment for the mortgage loans under FAS 140.

     Furthermore, no amendment of the series 2006C2 pooling and servicing agreement may adversely affect any holder of a Companion Loan without the consent of that person.

THE MASTER SERVICER AND THE SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The master servicer and the special servicer will be permitted to purchase any class of series 2006C2 certificates. Such a purchase by the master servicer or the special servicer could cause a conflict relating to the master servicers or the special servicers duties pursuant to the series 2006C2 pooling and servicing agreement and the master servicers or the special servicers interest as a holder of the series 2006C2 certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. Pursuant to the series 2006C2 pooling and servicing agreement, the master servicer or the special servicer is required to administer the relevant underlying mortgage loans in accordance with the Servicing Standard without regard to ownership of any series 2006C2 certificate by the master servicer or the special servicer or any affiliate thereof.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
      MORTGAGED PROPERTIES LOCATED IN TEXAS, CALIFORNIA AND NORTH CAROLINA

     The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties in Texas, California and North Carolina, which mortgage loans represent 15.4%, 12.3% and 11.2%, respectively, of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

TEXAS

     Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrowers defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

CALIFORNIA

     Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustees sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustees sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustees power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. Californias "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lenders right to have a receiver appointed under certain circumstances.

NORTH CAROLINA

     Mortgage loans in North Carolina are usually secured by deeds of trust. Under North Carolina law, deeds of trust are usually foreclosed pursuant to power of sale set forth in the instrument and governed by statute, but judicial foreclosure by action is also available. Power of sale foreclosure results in a hearing before the clerk of superior court, which can be waived pursuant to statute. The mortgage indebtedness can be paid at any time before the foreclosure sale is final (including the last resale in the event of an upset bid). There is no statutory or common law right of redemption after the foreclosure sale or last resale is final. The liens for ad valorem personal property taxes, ad valorem real property taxes, and municipal and county assessments have statutory priority over previously recorded deeds of trust. Pursuant to statutory power of sale rules, the security can be sold subject to or together with a subordinate lien, lease or other right or interest, instead of free and clear of the same, if the notice of sale so specifies. If a subordinate interest holder files a request for notice of foreclosure sale statutory notice must be given to the interest holder. Judgment can be rendered against the borrower for the debt, which judgment can be obtained in lieu of foreclosure, which can result in a statutory execution sale. A deficiency judgment can be obtained after foreclosure sale unless the deed of trust is to secure purchase money owed to the vendor.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006C2 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each REMIC created under the series 2006C2 pooling and servicing agreement, will qualify as a REMIC under the Code. In addition, the arrangement pursuant to which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include

     -    the underlying mortgage loans,

     - the issuing entitys interest in any REO Properties acquired on behalf of the series 2006C2 certificateholders with respect to the underlying mortgage loans,

     -    the master servicers collection account,

     -    the special servicers REO account, and

     -    the trustees distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     - The REMICs will be "tiered," meaning that REMIC II will hold as assets the regular interests issued by REMIC I. REMIC II will issue the class A-X, A-SP, A-1, A-2, A-3, A-1-A, AM, A-J, B, C, D, E, F, G, H, J, K,
          L, M, N, O, P and V-2 certificates. The class LR and R certificates will evidence the residual interest in REMIC I and REMIC II, respectively, for federal income tax purposes, and,

     - the class V-1 certificates will evidence interests in a portion of a grantor trust consisting of the Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

     Additional federal income tax consequences for United States Persons are described below. See also "Federal Income Tax ConsequencesREMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the class , , , , , , and certificates will be issued at a premium, that the class , , and certificates will be issued with a DE MINIMIS amount of original issue discount, and that the class certificates will be issued with original issue discount. The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Whether any holder of the classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholders purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax ConsequencesREMICsTaxation of Owners of REMIC Regular CertificatesPremium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount and market discount or the amortization of premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination

     - the ARD Loans in the issuing entity will be paid in full on their respective anticipated repayment dates,

     - no mortgage loan in the issuing entity will otherwise be prepaid prior to maturity, and

     - there will be no extension of maturity for any mortgage loan in the issuing entity.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
ConsequencesREMICsTaxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. Moreover, so long as 95% or more of the assets of the REMICs are "real estate assets," the offered certificates will be treated in their entirety as real estate assets.

     Most of the mortgage loans to be included in the issuing entity are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans that we intend to include in the issuing entity contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrowers pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that

     1. the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the mortgage loan documents allow that substitution,

     3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Code, respectively.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax ConsequencesREMICsCharacterization of Investments in REMIC Certificates" in the accompanying prospectus.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Code when the amount of a Yield Maintenance Charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report Yield Maintenance Charges as income to the holders of offered certificates entitled to those amounts only after the master servicers actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Yield Maintenance

Charges. If so, the projected Yield Maintenance Charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If any projected Yield Maintenance Charge was not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Yield Maintenance Charge had been projected to be received. It appears that Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Yield Maintenance Charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax ConsequencesREMICsCharacterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are

     -    a fiduciary of a Plan, or

     -    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets in the issuing entity will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA ConsiderationsPlan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans. This exception is tested, however, immediately after each acquisition of a series 2006C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006C2 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving assets in the issuing entity. If the issuing entity or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, however, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse Securities (USA) LLC identified as PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, specified transactions relating to, among other things

     - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     - FIRST, the acquisition of that certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party;

     - SECOND, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Moodys, S&P or Fitch;

     - THIRD, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

     -    FOURTH, the following must be true

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the issuing entity must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicers must represent not more than reasonable compensation for that persons services under the series 2006C2 pooling and servicing agreement and reimbursement of that persons reasonable expenses in connection therewith; and

     - FIFTH, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moodys and S&P. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plans authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     - the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

     - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moodys, S&P or Fitch for at least one year prior to the Plans acquisition of an offered certificate; and

     - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plans acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with

     - the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or the mortgage loan seller, the trustee, a master servicer, a special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is

     - on behalf of a Plan sponsored by any member of the Restricted Group, and

     - by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Code in connection with

     - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party, on the one hand, and a Plan, on the other hand, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is

          1. a borrower with respect to 5% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     -    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the assets of the issuing entity.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     -    providing services to the Plan, or

     -    having a specified relationship to this person,

solely as a result of the Plans ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law that is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     - the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     Except as to the status of certain classes of Offered Certificates, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                    CLASS          MOODYS          S&P
                  ---------      ---------       --------
                     A-1             Aaa           AAA
                     A-2             Aaa           AAA
                     A-3             Aaa           AAA
                    A-1-A            Aaa           AAA
                     A-M             Aaa           AAA
                     A-J             Aaa           AAA

     The ratings on the offered certificates address the likelihood of

     - the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     - the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     -    The ratings on the offered certificates take into consideration

     -    the credit quality of the mortgage pool,

     - structural and legal aspects associated with the offered certificates, and

     - the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of

     - the tax attributes of the offered certificates or of the issuing entity,

     - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     - whether and to what extent Default Interest, Post-ARD Additional Interest or Yield Maintenance Charges will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P and/or Moodys.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "0.0%/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the open period during which the loan is freely payable. "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ANOTE MORTGAGE LOAN" means (i) the underlying mortgage loan that is secured by the mortgaged real property identified on Exhibit A1 to this prospectus supplement as Andover House Apartments and (ii) the CBA A/B Loan Pair. The ANote Mortgage Loan will together with the corresponding BNote Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any underlying mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, as to which default neither the master servicer nor the special servicer is required to take enforcement action so long as the special servicer has determined in accordance with the Servicing Standard that either:

     - such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located, or

     -    such insurance is not available at any rate.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL COLLATERAL LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage LoansCertain Terms and Conditions of the Underlying Mortgage LoansMortgage Loans Which May Require Principal Paydowns" in this prospectus supplement.

     "ADDITIONAL ISSUING ENTITY EXPENSE" means an expense (other than master servicing fees and trustee fees) of the issuing entity that

     - arises out of a default on an underlying mortgage loan or an otherwise unanticipated event,

     - is not covered by a servicing advance or a corresponding collection from the related borrower, and

     - to the extent that it is allocable to a particular underlying mortgage loan, is not covered by late payment charges or Default Interest collected on that mortgage loan.

     We provide some examples of Additional Issuing Entity Expenses under "Description of the Offered CertificatesReductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE" means, with respect to any underlying mortgage loan, the sum of the annual rates at which the master servicing fee, any primary servicing fee and the trustee fee are calculated.

     "AIG" means American International Group, Inc.

     "ANDOVER HOUSE APARTMENTS AGREEMENT AMONG NOTEHOLDERS" has the meaning assigned to that term under "Description of the Underlying Mortgage LoansCertain Matters Regarding the Andover House Apartments Mortgage Loan" in this prospectus supplement.

     "ANDOVER HOUSE APARTMENTS CONTROLLING HOLDER(s)" has the meaning assigned to that term under "Description of the Underlying Mortgage Loans--Certain Matters Regarding the ANDOVER HOUSE APARTMENTS Mortgage Loan" in this prospectus supplement.

     "ANDOVER HOUSE APARTMENTS CURE PAYMENT" means any payment made by the holders of the ANDOVER HOUSE APARTMENTS Companion Loan to cure a default on the part of the borrower under the ANDOVER HOUSE APARTMENTS Total Loan.

     "ANDOVER HOUSE APARTMENTS DESIGNATED SERVICER ACTIONS" means any of the following actions with respect to the ANDOVER HOUSE APARTMENTS Mortgage Loan:

     - any modification, adjustment or waiver of a monetary term of the related mortgage loan and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the related note or the monthly debt service payment payable on the related note or a deferral or forgiveness of interest on or principal of the related note, and any modification or waiver of any other monetary term of the related note relating to the timing or amount of any payment of principal and interest (other than default interest) or any forbearance to enforce the foregoing terms and conditions;

     - any modification of, or waiver with respect to, the related mortgage loan that would result in a discounted pay-off of the related note;

     - any foreclosure upon or comparable conversion (which may include acquisition of a related REO Property) of the ownership of the Andover House Apartments Property or any acquisition of the Andover House Apartments Property by deed in lieu of foreclosure;

     - any acceleration of the Andover House Apartments Mortgage Loan or sale of the Andover House Apartments Mortgage Loan, the Andover House Apartments Property or related REO Property;

     - any release or waiver of the related borrower or any guarantor from liability with respect to the related mortgage loan;

     - any waiver of or determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     - any action to bring the Andover House Apartments Property or related REO Property into compliance with Environmental Laws (as defined in the Andover House Apartments Agreement Among Noteholders);

     - any substitution or release of collateral for the related mortgage loan, or subordination of any lien granted under the terms of the Andover House Apartments Mortgage Loan Documents, except in each case as permitted by the related mortgage loan documents;

     - any transfer of the Andover House Apartments Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in such borrower, except in each case as permitted by the related mortgage loan documents;

     - any incurrence of additional debt by the Borrower or any mezzanine financing by any beneficial owner of the borrower;

     - the voting on any plan of reorganization, restructuring or similar plan or agreement or stipulation in the bankruptcy of the borrower;

     - any proposed modification or waiver of any provision of the Andover House Apartments Mortgage Loan documentation governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower;

     - any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable mortgage loan documents);

     - the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related mortgage loan documents;

     - any releases, material reductions or waivers of reserve funds or related letters of credit or adjustment to the Andover House Apartments Mortgage Loan agreement with respect to the Andover House Apartments Property;

     - any material alterations or improvements to the Andover House Apartments Property (to the extent a lender's approval is required under the applicable mortgage loan documents);

     - the decision to apply insurance and/or condemnation awards to the extent the lender has discretion regarding such application under the applicable mortgage loan documents;

     - any approval of an annual budget and business plan of the Borrower, to the extent a lender's approval is provided for under the related mortgage loan documents;

     - any modification, extension or waiver of any material non-monetary term of the Andover House Apartments Mortgage Loan;

     - release of any escrow or reserves held in conjunction with the Andover House Apartments Mortgage Loan to the extent not expressly required by the terms thereof;

     - any amendment to any single purpose entity provision of the related mortgage loan documents; and

     - the execution, termination, renewal or material modification of any material lease, to the extent a lender's approval is provided for under the related mortgage loan documents.

such other events as may be expressly provided for in the series 2006-C2 pooling and servicing agreement. The Andover House Apartments Designated Servicer Actions are not intended to limit the Series 2006-C2 Directing Certificateholder's rights to consent to actions taken by the applicable master servicer in respect of the ANDOVER HOUSE APARTMENTS Mortgage Loan while such loan is a performing mortgage loan that such Series 2006-C2 Directing Certificateholder otherwise has pursuant to the series 2006-C2 pooling and servicing agreement.

     "ANDOVER HOUSE APARTMENTS COMPANION LENDERS" means the holders of the Andover House Apartments Companion Loan.

     "ANDOVER HOUSE APARTMENTS COMPANION LOAN" means the Andover House Apartments outside-the-issuing entity mortgage loan with a cut-off date principal balances of $11,100,000 that is secured by the Andover House Apartments Property, which mortgage loan will NOT be included in the issuing entity. The Andover House Apartments Companion Loan is subordinate in right of payment to the Andover House Apartments Mortgage Loan.

     "ANDOVER HOUSE APARTMENTS MORTGAGE LOAN" means the senior underlying mortgage loan secured by the Andover House Apartments Property.

     "ANDOVER HOUSE APARTMENTS PROPERTY" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as "Andover House Apartments."

     "ANDOVER HOUSE APARTMENTS TOTAL LOAN" means the Andover House Apartments Mortgage Loan and the Andover House Apartments Companion Loan, collectively.

     "APPRAISAL REDUCTION AMOUNT" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, subject to the discussion under "The Series 2006-C2 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, an amount equal to the excess, if any, of (1) the Stated Principal Balance of the subject mortgage loan over (2) the excess, if any, of (a) the sum of (i) 90% of the appraised value of the related mortgaged real property as determined (A) by one or more independent MAI appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the master servicer as a servicing advance) or (B) by an independent MAI appraisal (or an update of a prior appraisal) or an internal valuation performed by the special servicer with respect to any mortgage loan with an outstanding principal balance less than $2,000,000 plus (ii) any letter of credit, reserve, escrow or similar amount held by the master servicer which may be applied to payments on the subject mortgage loan over (b) the sum of (i) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the subject mortgage loan at a per annum rate equal to its mortgage rate, (ii) all unreimbursed advances in respect of the subject mortgage loan and interest thereon at the Prime Rate and (iii) all currently due and unpaid real estate taxes and assessments, insurance policy premiums, ground rents and all other amounts due and unpaid with respect to the subject mortgage loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an advance by the master servicer or the trustee and/or for which funds have not been escrowed).

     Notwithstanding the foregoing: in the case of any A-Note Mortgage Loan, any Appraisal Reduction Amount will be calculated in respect of the subject CBA A/B Loan Pair or the Andover House Apartments Total Loan, as applicable, as if it were a single underlying mortgage loan, and then allocated, FIRST, to the B-Note Companion Loan, up to the amount of its unpaid principal balance, and SECOND, to the subject A-Note Mortgage Loan.

     "APPRAISAL REDUCTION EVENT" means, with respect to any mortgage loan in the issuing entity, the earliest of any of the following events--

     - 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

     - the date on which a reduction in the amount of monthly payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity for a period of six months or less), becomes effective as a result of a modification of such mortgage loan by the special servicer;

     - 60 days after a receiver has been appointed for the related borrower or immediately after a receiver has been appointed for the related mortgaged real property;

     -    30 days after a borrower declares bankruptcy;

     - 60 days after the borrower becomes the subject of an undischarged and unstayed decree or order for a bankruptcy proceeding; and

     -    immediately after a mortgaged real property becomes an REO Property;

PROVIDED, HOWEVER, that there shall be no reduction in any advance for delinquent monthly debt service payments if an Appraisal Reduction Event shall occur at any time after the aggregate certificate balances of all classes of series 2006-C2 principal balance certificates (other than the class A-1, A-2, A-3 and A-1-A certificates) have been reduced to zero.

     "ARD" means, with respect to any ARD Loan, the related anticipated repayment date.

     "ARD LOAN" means any underlying mortgage loan that has the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such and described under, "The Series 2006-C2 Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Asset Status Report" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     -    Yield Maintenance Charges, or

     -    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-C2 certificates on that date.

     "CBA" means CBA Mezzanine Capital Finance, LLC.

     "CBA A/B INTERCREDITOR AGREEMENT" means, with respect to each CBA A/B Loan Pair, the related Intercreditor Agreement Among Note Holders (as amended, modified, supplemented and/or restated from time to time) by Column, as applicable, as the initial holder of the related CBA A-Note Mortgage Loan, and CBA, as the initial holder of the related CBA B-Note Companion Loan.

     "CBA A/B LOAN PAIR" shall mean any CBA A-Note Mortgage Loan, together with the related CBA B-Note Companion Loan.

     "CBA A/B MATERIAL DEFAULT" means, with respect to any CBA A/B Loan Pair, one of the following events: (a) either the related CBA A-Note Mortgage Loan or the related CBA B-Note Companion Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy or insolvency action has been filed by or against the related borrower.

     "CBA A-NOTE MORTGAGE LOAN" means any of the underlying mortgage loans that are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as the Lincoln Green Apartments, Cherry Creek Apartments, Northshore Medical Park, Arbor Hills Apartments, Tarmigan at Wapato Creek and Upland Hills Shopping Center, respectively. Each CBA A-Note Mortgage Loan will, together with the corresponding CBA B-Note Companion Loan, be secured by a single mortgage or deed of trust on a single mortgaged real property.

     "CBA B-NOTE COMPANION LOAN" shall mean, with respect to each CBA A-Note Mortgage Loan, the other mortgage loan that (i) is not included in the issuing entity, (ii) is subordinate in right of payment to such CBA A-Note Mortgage Loan to the extent set forth in the related CBA A/B Intercreditor Agreement and (iii) is secured by the same mortgage or deed of trust on the same mortgaged real property as such CBA A-Note Mortgage Loan.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMN" means Column Financial, Inc.

     "COMPANION LOANS" means the CBA B-Note Companion Loans the Andover House Apartments Total Loan, individually or collectively as the context may require.

     "CORRECTED MORTGAGE LOAN" means any specially serviced mortgage loan that has become a performing mortgage loan, in accordance with its original term or as modified in accordance with the series 2006-C2 pooling and servicing agreement, for three consecutive monthly payments and the servicing of which has been returned to the master servicer; PROVIDED that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the special servicer.

     "COST APPROACH" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV RATIO" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of--

          1. the cut-off-date principal balance of the subject mortgage loan (PROVIDED that with respect to some of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio), if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     with respect to any underlying mortgage loan that is secured by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the subject mortgage loan, (PROVIDED that with respect to certain of the mortgage loans that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1 hereto), the cut-off date principal balance is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a higher loan-to-value ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto), to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "DARK TENANT" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "DEFAULT INTEREST" means any interest that--

     - accrues on a defaulted underlying mortgage loan solely by reason of the subject default, and

     - is in excess of all interest at the regular mortgage interest rate for the subject mortgage loan.

     "DEFAULTED LOAN" means any underlying mortgage loan that is at least 60 days delinquent in respect of its monthly payments or delinquent in respect of its balloon payment, if any, in each case without giving effect to any grace period permitted by the related mortgage or mortgage note or if any non-monetary event of default occurs that results in the mortgage loan becoming a specially serviced mortgage loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "ESTIMATED ANNUAL OPERATING EXPENSES" means, for each of the mortgaged real properties securing an underlying mortgage loan, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect, among other things, any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing an underlying mortgage loan:

     - the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 2003, 2004 or a trailing 12-month period ended in 2004 or 2005,

          2. by annualizing the amount of expenses for partial 2004 or 2005 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     - the "expense modifications" made to the historical annual operating expenses for that property often include--

          1. assuming, in most cases, that a management fee, equal to approximately 2.5% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

          6. in the case of hospitality properties and some multifamily and commercial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing an underlying mortgage loan is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     - the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses generally do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses generally include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with longer than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     Estimated Annual Operating Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Estimated Annual Operating Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Operating Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Operating Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Estimated Annual Operating Expenses.

     "ESTIMATED ANNUAL REVENUES" generally means, for each of the mortgaged real properties securing an underlying mortgage loan, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing an underlying mortgage loan:

     - the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     - the "revenue modifications" made to the base estimated annual revenues for that property often include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, a stabilized occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     - for multifamily rental properties and manufactured housing communities, rental and other revenues,

     - for hospitality properties, room, food and beverage, telephone and other revenues, and

     - for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     - In the case of an owner-occupied property for which no leases exist, the Estimated Annual Revenues were--

     - determined on the assumption that the property was net leased to a single tenant at market rents, and

     - derived from rental rate and vacancy information for the surrounding real estate market.

     Estimated Annual Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Estimated Annual Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Estimated Annual Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Estimated Annual Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Estimated Annual Revenues.

     "EUROCLEAR" means The Euroclear System.

     "EXCESS SERVICING STRIP" means, as to the master servicer, a portion of the master servicing fees (but not including primary servicing fees) equal to fees accrued at a rate in excess of 0.01% per annum.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     -    Credit Suisse Securities (USA) LLC,

     - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse Securities (USA) LLC, and

     - any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to any particular class of the offered certificates.

     "FAIR VALUE" means the amount that, in the special servicer's judgment, exercised in accordance with the Servicing Standard, and taking into account the factors specified in the series 2006-C2 pooling and servicing agreement, is the fair value of a Defaulted Loan.

     "FF&E" means furniture, fixtures and equipment.

     "FITCH" means Fitch, Inc.

     "FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom.

     "GAAP" means generally accepted accounting principles.

     "INCOME APPROACH" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "IRS" means the Internal Revenue Service.

     "LEASABLE SQUARE FOOTAGE," "S.F." or "SQ. FT." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "LOCK/X" means, with respect to any of the underlying mortgage loans, a duration of x payments for the lock-out period during which prepayment is prohibited, including any defeasance period.

     "MAJOR TENANT" means the top three tenants of a commercial property, including ground leased space, based on the NRSF.

     "MATURITY/ARD BALANCE" or "MATURITY BALANCE" means, with respect to any underlying mortgage loan, the unpaid principal balance of the subject mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the subject mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "MATURITY/ARD LOAN-TO-VALUE RATIO" or "MATURITY/ARD LTV RATIO" means:

     - with respect to any underlying balloon mortgage loan or ARD Loan, other than an underlying mortgage loan referred to in the next bullet, the ratio of --

          1.   the Maturity/ARD Balance of the subject mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     - with respect to any underlying balloon mortgage loan or ARD Loan that is secured by multiple real properties, the ratio of--

          1.   the total Maturity/ARD Balance of the subject mortgage loan, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2006-C2 certificates and the underlying mortgage loans:

     - the underlying mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,439,456,353;

     - the total initial principal balance or notional amount, as the case may be, of each class of series 2006-C2 certificates is as described in this prospectus supplement;

     - the pass-through rate for each interest-bearing class of series 2006-C2 certificates is as described in this prospectus supplement;

     - there are no delinquencies or losses with respect to the underlying mortgage loans;

     - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     - there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     - each of the underlying mortgage loans provides monthly debt service payments to be due on the eleventh day of each month, regardless of whether the subject date is a business day or not;

     - monthly debt service payments on the underlying mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     - no voluntary or involuntary prepayments are received as to any underlying mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     - each ARD Loan in the issuing entity is paid in full on its anticipated repayment date;

     - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     -    all prepayments on the underlying mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest,

          (2) if received during a prepayment premium period, accompanied by the appropriate Yield Maintenance Charge, and

          (3)  received on the applicable due date of the relevant month;

     - no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Series 2006-C2 Pooling and Servicing Agreement--Termination";

     - none of the underlying mortgage loans is required to be repurchased or replaced by the related mortgage loan seller or any other person, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     - the only issuing entity expenses are the trustee fee, the master servicing fee and the primary servicing fees;

     -    there are no Additional Issuing Entity Expenses;

     - if there are any prepayments based on a CPR during any yield maintenance period, the loan identified as Parc at Duluth on Exhibit A to this prospectus supplement will be assumed to have such CPR applied toward the $9,000,000 earnout provision as disclosed in this prospectus supplement with such resulting prepayment occurring on the January 2007 payment date;

     - funds released from the interest reserve account for any underlying mortgage loan that has paid in full will be included in the calculation of net weighted average coupon of the remaining underlying mortgage loans;

     - payments on the offered certificates are made on the 15th day of each month, commencing in June 2006; and

     - the offered certificates are settled on an assumed settlement date of May , 2006.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOST RECENT APPRAISED VALUE" or "APPRAISED VALUE" means:

     - for any mortgaged real property securing an underlying mortgage loan in the issuing entity, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

          1.   the "as is" value set forth in the related appraisal, plus

          2. the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

     In some cases, where the related mortgaged real property is still in the lease-up phase, an "as stabilized" value has been used.

     In general, the amount of costs assumed by the appraiser for these purposes is based on--

     -    an estimate by the individual appraiser,

     -    an estimate by the related borrower,

     - the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     -    a combination of these estimates.

     "MOST RECENT DEBT SERVICE COVERAGE RATIO" or "MOST RECENT DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan referred to in the next bullets, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in May 2006; and

     - with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

          1.   the total Most Recent Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan due on the related due date in May 2006;

     - with respect to certain mortgage loans with holdback amounts or letters of credit, the ratio of--

          1. the Most Recent Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for the subject mortgage loan due on its due date in May 2006, based upon a principal balance that is net of applicable letters of credit and/or holdback amounts;

PROVIDED that, if the subject underlying mortgage loan or the subject group of cross-collateralized underlying mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2006 through and including the due date in April 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins, and PROVIDED, FURTHER, that with respect to certain of the mortgage loans (in addition to those listed in the third bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2. of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     The Most Recent DSCR is presented in this prospectus supplement for illustrative purposes only and is limited in its usefulness in assessing the current, or predicting the future, ability of a mortgaged real property to generate sufficient cash flow to repay the related mortgage loan. As a result, no assurance can be given, and no representation is made, that the Most Recent DSCR accurately reflects that ability. The Most Recent DSCR for the mortgage loans that have a partial interest-only period is based on the payment due after the initial interest-only period

     "MOST RECENT EXPENSES" means, for any mortgaged real property that secures an underlying mortgage loan, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     -    salaries and wages,

     -    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   marketing,

          4.   insurance,

          5.   management,

          6.   landscaping,

          7.   security, if provided at the property, and

     -    the amount of--

          1.   real estate taxes,

          2.   general and administrative expenses,

          3.   ground lease payments, and

          4.   other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property. Most Recent Expenses for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating expenses for such mortgaged real property to differ materially from the Most Recent Expenses set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including future expense levels, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Expenses for any mortgaged real property are lower, and may be materially lower, than the annual operating expenses for that mortgaged real property based on historical operating statements. In determining the Most Recent Expenses for a mortgaged real property, the mortgage loan seller in most cases relied on generally unaudited financial information provided by the respective borrowers.

No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Most Recent Expenses.

     "MOST RECENT NET CASH FLOW" or "MOST RECENT NCF" means, with respect to each mortgaged real property that secures an underlying mortgage loan in the issuing entity, the Most Recent Net Operating Income, less

          5.   underwritten replacement reserve amounts; and

          6. in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

          7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements; and

     "MOST RECENT NET OPERATING INCOME" or "MOST RECENT NOI" means, with respect to each of the mortgaged real properties that secures an underlying mortgage loan, the total cash flow derived from the property that was available for annual debt service on the related underlying mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property; and

     "MOST RECENT OPERATING STATEMENT DATE" means, with respect to each of the underlying mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to that mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "MOST RECENT REVENUES" generally means, for any mortgaged real property that secures an underlying mortgage loan, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     - for a multifamily rental property or a manufactured housing community, rental and other revenues;

     - for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     - for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Revenues for that property.

     Most Recent Revenues for each mortgaged real property are calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual revenues for such mortgaged real property to differ materially from the Most Recent Revenues set forth herein. Some assumptions and subjective judgments relate to future events, conditions and circumstances, including the re-leasing of vacant space and the continued leasing of occupied spaces, which will be affected by a variety of complex factors over which none of the depositor, the mortgage loan seller, the master servicer, the special servicer or the trustee have control. In some cases, the Most Recent Revenues for any mortgaged real property are higher, and may be materially higher, than the annual revenues for that mortgaged real property based on historical operating statements. In determining the Most Recent Revenues for a mortgaged real property, the mortgage loan seller in most cases relied on rent rolls and/or generally unaudited financial information provided by the respective borrowers. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of any procedures used by the mortgage loan seller in determining the Most Recent Revenues.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     - the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     -    the sum of--

          1. the total payments made by the master servicer to cover any Prepayment Interest Shortfalls incurred during the related collection period; and

          2. the total Prepayment Interest Excesses collected during the related collection period that are applied to offset Prepayment Interest Shortfalls incurred during the related collection period.

     "NET MORTGAGE INTEREST RATE" means with respect to any mortgage loan in the issuing entity, the related mortgage interest rate reduced by the sum of the annual rates at which the related master servicing fee, including any primary servicing fee, the trustee fee and, in the case of an ARD Loan following its anticipated repayment date, Post-ARD Additional Interest, are calculated.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     - with respect to any underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, a rate per annum equal to the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates; and

     - with respect to any underlying mortgage loan that accrues interest on an Actual/360 Basis, for any distribution date, a rate per annum equal to twelve times a fraction, expressed as a percentage--

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Interest Rate in effect for that mortgage loan as of the date of initial issuance of the offered certificates, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February (except when such distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March (or February, if the related distribution date is the final distribution date), then the amount of interest referred to in the fractional numerator described in clause 1. of the second and third bullets of the second preceding sentence will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "NONRECOVERABLE ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "NONRECOVERABLE P&I ADVANCE" has the meaning assigned to that term under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     "NONRECOVERABLE SERVICING ADVANCE" has the meaning assigned to that term under "The Series 2006-C2 Pooling and Servicing Agreement--Servicing and other Compensation and Payment of Expenses--Servicing Advances" in thiS prospectus supplement.

     "NRSF" means net rentable square footage.

     "OCCUPANCY RATE AT UNDERWRITING" or "OCCUPANCY RATE AT U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the issuing entity or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. The Occupancy Rate at Underwriting reflects Dark Tenants.

     "OPTION PERIOD" means the period during which the Purchase Option for any Defaulted Loan may be exercised, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "OPTION PRICE" means the cash price at which any Defaulted Loan may be purchased under the related Purchase Option, as described under "The Pooling and Servicing Agreement--Fair Value Purchase Option" in this prospectus supplement.

     "PARTY IN INTEREST" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in section 4975 of the Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the issuing entity, any and all of the following--

     - the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties,

     - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, which in either case is binding on the subject title insurance company,

     -    other matters to which like properties are commonly subject,

     - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

     - if the related mortgage loan is the A-Note Mortgage Loan, the portion of the lien of the related mortgage instrument that secures the related Companion Loan, and

     - if the subject mortgaged real property is a unit in a condominium, the related condominium declaration.

     "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2006-C2 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan in the issuing entity, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees and primary servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or any full or partial prepayment otherwise in connection with a casualty or condemnation during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees and primary servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PRIME RATE" means an annual rate equal to the prime rate as published in the "Money Rates" section of THE WALL STREET JOURNAL, as that prime rate may change from time to time.

     "PRINCIPAL DISTRIBUTION ADJUSTMENT AMOUNT" means, with respect to any distribution date, the sum of (i) the amount of any Nonrecoverable Advance (and interest thereon) that was reimbursed to the master servicer or the trustee that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2006-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable) and (ii) any advance that remained unreimbursed following the time that a defaulted mortgage loan is modified and returned to performing status, that (although not considered a Nonrecoverable Advance) was reimbursed to the master servicer or the trustee, with interest on such advance, and that was deemed to have been so reimbursed out of payments and other collections of principal (as described herein under "The Series 2006-C2 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments," as applicable), in each case, during the period since the preceding Distribution Date.

     "PTE" means prohibited transaction exemption.

     "PURCHASE OPTION" means, with respect to any Defaulted Loan, the purchase option described under "The Series 2006-C2 Pooling and Servicing
Agreement--Realization Upon Mortgage Loans" in this prospectus supplement.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a mortgage rate not less than the mortgage rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable purchase agreement; (h) have an environmental report with respect to the related mortgaged real property that indicates no material adverse environmental conditions with respect to the related mortgaged real property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan and a current debt service coverage ratio not less than the current debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of section 860G(a)(4) of the Code; (k) not have a maturity date after the date that is three years prior to the rated final distribution date; (l) not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each of S&P and Moody's that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by any of S&P or Moody's to any class of series 2006-C2 certificates then rated by Moody's or S&P, respectively; (m) have been approved by the Series 2006-C2 Directing Certificateholder in its sole discretion; (n) prohibit defeasance within two years of the date of initial issuance of the series 2006-C2 certificates; and
(o) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC created under the series 2006-C2 pooling and servicing agreement or the imposition of tax on any REMIC created under the series 2006-C2 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2006-C2 pooling and servicing agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller or other responsible party will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Issuing Entity Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" will have the meaning given to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in section 860D of the Code.

     "REMIC I" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REMIC II" means the REMIC identified as such, and described under, "Summary of Prospectus Supplement--Legal and Investment Considerations--Federal Income Tax Consequences" in this prospectus supplement.

     "REO PROPERTY" means any mortgaged real property that is acquired by the special servicer for the benefit of the series 2006-C2 certificateholders (or, if such property relates to any CBA A/B Loan Pair or the Andover House Apartments Total Loan, for the benefit of the series 2006-C2 certificateholders and the holder(s) of the related Companion Loan(s)), through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan in the issuing entity.

     "RESTRICTED GROUP" means, collectively, the following persons and entities--

     -    the trustee,

     -    the Exemption-Favored Parties,

     -    us,

     -    the master servicer,

     -    the special servicer,

     -    any sub-servicers,

     -    the mortgage loan seller,

     - each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     -    any and all affiliates of any of the aforementioned persons.

     "ROOMS" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SALES COMPARISON APPROACH" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "SENIOR CERTIFICATES" means the Class A-1, Class A-2, Class A-3, Class A-1-A, Class A-X and Class A-SP Certificates.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3 and A-1-A certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     -    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-SP, A-1, A-2, A-3 and A-1-A certificates have been made on that distribution date.

     "SERIES 2006-C2 DIRECTING CERTIFICATEHOLDER" means the certificateholder (or, in the case of a class of book-entry certificates, a beneficial owner) of the series 2006-C2 controlling class selected by the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C2 controlling class; PROVIDED, HOWEVER, that until a Series 2006-C2 Directing Certificateholder is so selected or after receipt of a notice from the holders (or beneficial owners) of more than 50% of the total principal balance of the series 2006-C2 controlling class that a Series 2006-C2 Directing Certificateholder is no longer designated, the person or entity that beneficially owns the largest aggregate principal balance of the series 2006-C2 controlling class certificates will be the Series 2006-C2 Directing Certificateholder.

     "SERVICING FUNCTION PARTICIPANT": means any person, other than the master servicer, the special servicer and the trustee, that is, within the meaning of
Item 1122 of Regulation AB, performing activities that address the servicing criteria, unless such person's activities relate only to 5% or less of the mortgage loans (calculated by Stated Principal Balance).

     "SERVICING STANDARD" means (subject to the discussion under "Description of the Underlying Mortgage Loans--The CBA A/B Loan Pairs" in this prospectus supplement) the standard by which the master servicer and the special servicer will service and administer the mortgage loans and/or REO Properties that it is obligated to service and administer pursuant to the series 2006-C2 pooling and servicing agreement on behalf of the trustee and in the best interests of and for the benefit of the series 2006-C2 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair or the Andover House Apartments Total Loan, for the benefit of the series 2006-C2 certificateholders and the holder(s) of the related Companion Loan (as a collective whole), which standard will be to perform such servicing and administration in accordance with applicable law, the terms of the series 2006-C2 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable intercreditor or co lender agreements and, to the extent not inconsistent with the foregoing, further as follows--

     - (a) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (b) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by it, whichever is higher;

     - with a view to the timely collection of all scheduled payments of principal and interest under the serviced mortgage loans and, in the case of the special servicer, if a serviced mortgage loan comes into and continues in default and if, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on that mortgage loan to the series 2006-C2 certificateholders (as a collective whole) or, in the case of any CBA A/B Loan Pair or the Andover House Apartments Total Loan, for the benefit of the series 2006-C2 certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole), on a net present value basis; but

     -    without regard to--

          (a) any relationship that the master servicer or the special servicer, as the case may be, or any affiliate thereof may have with the related borrower, the mortgage loan seller or any other party to the series 2006-C2 pooling and servicing agreement,

          (b) the ownership of any series 2006-C2 certificate, mezzanine loan or Companion Loan by the master servicer or special servicer, as the case may be, or by any affiliate thereof,

          (c)  the master servicer's obligation to make advances,

          (d) the special servicer's obligation to request that the master servicer make servicing advances,

          (e) the right of the master servicer (or any affiliate thereof) or the special servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

          (f) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the master servicer or special servicer, as the case may be, or any affiliate thereof, as applicable,

          (g) any obligation of the master servicer or any of its affiliates (in their capacity as a mortgage loan originator, if applicable) to cure a breach of a representation or warranty or repurchase the mortgage loan, or

          (h) any debt that the master servicer or special servicer, as the case may be, or any affiliate thereof has extended to any borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the issuing entity, any of the following events, among others:

     1. in the case of a balloon loan, a payment default has occurred at its maturity date, or if the master servicer has received evidence prior to the maturity date that the borrower has obtained a firm commitment to refinance, such default continues unremedied beyond the earlier of
          (i) 90 days after its maturity date or (ii) the expiration of such commitment;

     2.   any monthly payment is more than 60 or more days delinquent;

     3.   the related borrower has--

          (1) filed for, or consented to, bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding;

          (2) become the subject of a decree or order for such a proceeding which is not stayed or discharged within 60 days; or

          (3) has admitted in writing its inability to pay its debts generally as they become due;

     4. the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged real property;

     5. in the judgment of the master servicer or special servicer, a payment default or a material non-monetary default has occurred or, in each case, is imminent and is not likely to be cured by the borrower within 60 days (or in the case of a payment default or imminent payment default, for the time period described in clause 1. or 2., as applicable) and, in respect of a determination by the special servicer that a payment default or material non-monetary default is imminent, the Series 2006-C2 Directing Certificateholder has concurred with such determination; or

     6. any other default (exclusive of an Acceptable Insurance Default) has occurred under the related mortgage loan documents that, in the judgment of the master servicer or special servicer, has materially and adversely affected the value of the related mortgage loan and has continued unremedied for 60 days (irrespective of any grace period specified in the related mortgage note).

     A Servicing Transfer Event will cease to exist, if and when:

     - with respect to the circumstances described in clauses 1. and 2. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     - with respect to the circumstances described in clauses 3. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer;

     - with respect to the circumstances described in clause 4. of this definition, the proceedings are terminated; and

     - with respect to the circumstances described in clause 6. of this definition, the default is cured in the judgment of the special servicer.

     "SHADOW ANCHOR" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "SIGNIFICANT MORTGAGE LOANS" has the meaning given to that term under "The Series 2006-C2 Pooling and Servicing Agreement--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" in this prospectus supplement.

     "SPECIALLY DESIGNATED SERVICING ACTIONS" means any of the following actions with respect to any mortgage loan, mortgaged real property or REO Property that is being serviced and/or administered under the series 2006-C2 pooling and servicing agreement:

     - any modification, waiver or amendment of a monetary term (other than a waiver of Default Interest and/or late payment charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is covered below) of any specially serviced mortgage loan or any non-specially serviced mortgage loan with a principal balance of $2.5 million or more (or any non-specially serviced loan (without regard to balance) as to which the proposed modification is an extension of maturity);

     - any proposed or actual foreclosure or comparable conversion of the ownership of a mortgaged real property securing a specially serviced mortgage loan;

     - any proposed or actual sale of an REO Property, other than in connection with the termination of the trust fund as described in this prospectus supplement under "The Series 2006-C2 Pooling and Servicing Agreement--Termination";

     - any determination to bring a mortgaged real property or an REO Property into compliance with applicable environmental laws;

     - any acceptance of substitute or additional real property collateral for any mortgage loan (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is in accordance with the terms of the mortgage loan, in which event notice to the Series 2006-C2 Directing Certificateholder will be required);

     - any acceptance of a discounted payoff with respect to a specially serviced mortgage loan;

     - any waiver of a "due-on-sale" or "due-on-encumbrance" clause under any specially serviced mortgage loan or under any non-specially serviced mortgage loan with a principal balance of $2.5 million or more;

     - any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

     - any release of material real property collateral for a specially serviced mortgage loan or for any non-specially serviced mortgage loan with a principal balance of $2.5 million or more (other than, in each case, in accordance with the terms of, or upon satisfaction of, that mortgage loan or in connection with a defeasance or a pending or threatened condemnation action);

     - any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or in accordance with the terms of that mortgage loan, in which event notice to the Series 2006-C2 Directing Certificateholder will be required); and

     - such other events as may be expressly provided for in the series 2006-C2 pooling and servicing agreement.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the issuing entity, an amount that:

     - will initially equal its unpaid principal balance as of its due date in May 2006 or, in the case of a replacement mortgage loan, as of the date it is added to the issuing entity, after application of all payments of principal due during or prior to the month of such addition to the issuing entity, whether or not those payments have been received; and

     - will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any adjustments to that Total Principal Distribution Amount in accordance with the last paragraph of the definition of "Total Principal Distribution Amount" below), and

          2. any reduction in the outstanding principal balance of that mortgage loan pursuant to a modification or a bankruptcy proceeding during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the issuing entity will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "SUBORDINATE CERTIFICATES" means the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

     "TI/LC," "TI&LC" or "LC&TI" means tenant improvements and leasing commissions.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2006-C2 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" means:

     - for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the issuing entity with respect to the underlying mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related underlying mortgage loan in March 2006 or on a due date for the related underlying mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the issuing entity with respect to the underlying mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the issuing entity with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in May 2006, and

          4. all advances of principal made with respect to the underlying mortgage loans for that distribution date; and

     - for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     Notwithstanding the foregoing, the Total Principal Distribution Amount will be reduced on any distribution date by an amount equal to the Principal Distribution Adjustment Amount calculated with respect to such distribution date. The Total Principal Distribution Amount will be increased on any distribution date by the amount of any recovery occurring during the related collection period of an amount that was previously advanced with respect to any underlying mortgage loan, but only if and to the extent such advance was previously reimbursed from principal collections that would otherwise have constituted part of the Total Principal Distribution Amount for a prior distribution date in a manner that resulted in a Principal Distribution Adjustment Amount for such prior distribution date. In addition, if any insurance proceeds, condemnation proceeds or liquidation proceeds were received and/or a final recovery determination were made with respect to any underlying mortgage loan during any particular collection period, then the portion of the Total Principal Distribution Amount for the related distribution date that is otherwise allocable to that underlying mortgage loan will be reduced (to not less than zero) by any special servicing fees or liquidation fees payable in connection therewith.

     In no event will any payments or other collections of principal allocable to the Companion Loans be included in the calculation of the Total Principal Distribution Amount.

     "UNDERWRITER EXEMPTION" means PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO" or "U/W DSCR" means:

     - with respect to any underlying mortgage loan, other than an underlying mortgage loan secured by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in May 2006; and

     - with respect to any underlying mortgage loan that is secured by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan due on the related due date in May 2006;

PROVIDED that, if the subject mortgage loan or group of mortgage loans is currently in an interest-only period, then the amount in clause 2. of any of the foregoing bullets of this definition will be either (a) if that interest-only period extends to maturity or, in the case of an ARD Loan, to the related anticipated repayment date, the aggregate of the monthly debt service payments to be due thereon from and including the due date in May 2006 through and including the due date in April 2007 or (b) if that interest-only period ends prior to maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date, twelve times the monthly debt service payment to be due thereon on the first due date after amortization begins and PROVIDED FURTHER that with respect to certain of the mortgage loans (in addition to those listed in the first bullet above) that are additionally secured by letters of credit or earnout cash reserves (as identified on Exhibit A-1), the amount in clause 2 of any of the foregoing bullets of this definition is calculated assuming that the principal balance of such mortgage loan is reduced by the amount (or a portion of the amount) of such letter of credit and/or earnout cash reserve; such letters of credit or earnout cash reserves may be required to be released to the borrower instead of being applied to reduce the principal balance of the mortgage loan (and may result in a lower debt service coverage ratio) if certain conditions set forth in the applicable loan documents are met, including applicable loan-to-value ratio and debt service coverage ratio requirements described in Exhibit A-1 attached hereto.

     "UNDERWRITTEN EFFECTIVE GROSS INCOME" or "U/W EGI" means, with respect to any mortgaged real property securing an underlying mortgage loan, the Estimated Annual Revenues for that property.

     "UNDERWRITTEN NET CASH FLOW" or "U/W NCF" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     - was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     -    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the related underlying mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN NET OPERATING INCOME" or "U/W NOI" means, with respect to each of the mortgaged real properties securing an underlying mortgage loan in the issuing entity, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the Estimated Annual Operating Expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     -    underwritten recurring replacement reserve amounts;

     -    capital improvements, including recurring capital improvements;

     - in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     - in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "UNITED STATES PERSON" means--

     -    a citizen or resident of the United States,

     -    a domestic partnership,

     -    a domestic corporation,

     - any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Code, and

     -    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the issuing entity, and

          2. one or more United States Persons have the authority to control all substantial decisions of the issuing entity.

     "UNITS" means--

     - in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     - in the case of any mortgaged real property that is a manufactured housing community, the estimated number of Pads,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "U/W" means underwritten.

     "WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATE" means, for each distribution date, the weighted average of the respective Net Mortgage Pass-Through Rates with respect to the mortgage loans in the issuing entity for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WELLS FARGO" means Wells Fargo Bank, N.A.

     "YEAR BUILT" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YEAR RENOVATED" means, with respect to any mortgaged real property securing an underlying mortgage loan, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "YIELD MAINTENANCE CHARGE" means a form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated pursuant to a yield maintenance formula, including any minimum amount equal to a specified percentage of the amount prepaid.

     "YIELD MAINTENANCE MINIMUM AMOUNT" means with respect to a mortgage loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

     "YIELD MAINTENANCE PERIOD" means, with respect to any mortgage loan that at any time permits voluntary prepayments of principal, if accompanied by a Yield Maintenance Charge, the period during the loan term when such voluntary principal prepayments may be made if accompanied by such Yield Maintenance Charge.

     "YMX/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that will be no less than x% of the amount prepaid.

     "YM/Y" means, with respect to any of the underlying mortgage loans, a duration of y payments for the Yield Maintenance Period during which the loan may be prepaid with a Yield Maintenance Charge that does not have any minimum amount.

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
            MORTGAGE LOANS AND THE RELATED MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

                   Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Historical Performance of the Mortgaged Real Properties

                 Engineering, TI/LC, Tax and Insurance Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule

                        Recurring Reserve Cap Information


                                      A-1-1

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE         MORTGAGE
               LOAN                                                    PRINCIPAL            LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                    BALANCE (1)          SELLER
 -   -------  -----  -------------                                    -----------          ------
 1A             2    Ashton Park                                      $29,580,619  Column Financial, Inc.
 1B             2    Sterling Point                                    27,183,124  Column Financial, Inc.
 1C             2    Westchase Ranch                                   24,146,121  Column Financial, Inc.
 1D             2    Somerset I & II                                   13,629,266  Column Financial, Inc.
 1E             2    Glen Arbor                                        10,711,612  Column Financial, Inc.
 1F             2    Hunter's Chase                                    10,105,239  Column Financial, Inc.
 1G             2    Foxboro                                            8,298,000  Column Financial, Inc.
 1H             2    The Park                                           7,965,780  Column Financial, Inc.
 1I             2    Braeburn Colony                                    7,371,063  Column Financial, Inc.
 1J             2    Country Walk                                       5,781,552  Column Financial, Inc.
 1K             2    Indian Hills                                       5,037,770  Column Financial, Inc.
 1L             2    Rutland Ridge                                      4,531,974  Column Financial, Inc.
 1M             2    Hampton Forest                                     3,097,880  Column Financial, Inc.
 2A             1    Fortunoff Department Store New York               49,390,770  Column Financial, Inc.
 2B             1    Fortunoff Department Store New Jersey             24,297,073  Column Financial, Inc.
 3              1    Lincoln Road Retail                               49,000,000  Column Financial, Inc.
 4              1    Gettysburg Village                                43,750,000  Column Financial, Inc.
 5              1    75 Maiden Lane                                    31,000,000  Column Financial, Inc.
 6              2    Summit Hill                                       27,175,000  Column Financial, Inc.
 7              2    Andover House Apartments                          25,000,000  Column Financial, Inc.
 8              2    Parc at Duluth                                    25,000,000  Column Financial, Inc.
 9              1    Stevenson Ranch Plaza - Phase I                   24,500,000  Column Financial, Inc.
 10             2    Lincoln Green Apartments                          23,250,000  Column Financial, Inc.
 11             1    Breckenridge Shopping Center                      21,500,000  Column Financial, Inc.
 12             1    Winery Estates Marketplace                        21,476,511  Column Financial, Inc.
 13             1    Chino Spectrum Business Park                      21,200,000  Column Financial, Inc.
 14             2    Estates at Meridian - 1520 Magnolia Apartments    21,000,000  Column Financial, Inc.
 15             1    Parker Ranch Center                               20,000,000  Column Financial, Inc.
16A             1    Spectra Retail - Radcliff, KY                      4,325,717  Column Financial, Inc.
16B             1    Spectra Retail - Tyler, TX                         3,656,000  Column Financial, Inc.
16C             1    Spectra Retail - Ottumwa, IA                       3,360,000  Column Financial, Inc.
16D             1    Spectra Retail - Tell City, IN                     2,818,108  Column Financial, Inc.
16E             1    Spectra Retail - Alexandria, LA                    2,264,000  Column Financial, Inc.
16F             1    Spectra Retail - Keokuk, IA                        1,469,022  Column Financial, Inc.
16G             1    Spectra Retail - Pampa, TX                         1,320,738  Column Financial, Inc.
 17             2    Legacy at Abbington Place Apartments              17,500,000  Column Financial, Inc.
 18             1    Aberdeen Commons                                  17,300,000  Column Financial, Inc.
 19             1    Glengary Shoppes                                  17,150,000  Column Financial, Inc.
 20             2    Battle Creek Village                              17,000,000  Column Financial, Inc.
 21             2    Pelican Pointe Apartments                         15,900,000  Column Financial, Inc.
 22             1    Ewa Beach Center                                  15,700,000  Column Financial, Inc.
 23             1    6725 Sunset                                       14,500,000  Column Financial, Inc.
 24             1    330 Physician Center                              14,000,000  Column Financial, Inc.
 25             1    Pack Square Portfolio                             13,723,676  Column Financial, Inc.
 26             1    Northfield Plaza                                  13,600,000  Column Financial, Inc.
 27             2    Tarmigan at Wapato Creek                          13,484,702  Column Financial, Inc.
 28             2    Summit Creek                                      12,000,000  Column Financial, Inc.
 29             2    Kingsberry Apartments                             11,950,000  Column Financial, Inc.
 30             1    Brookfield I                                      11,000,000  Column Financial, Inc.
 31             1    Cherokee Commons                                  11,000,000  Column Financial, Inc.
 32             1    Crossroads Plaza                                  10,104,781  Column Financial, Inc.
 33             1    International Trade Center                         9,780,810  Column Financial, Inc.
 34             1    Anthem Medical Plaza                               9,750,000  Column Financial, Inc.
 35             1    Westwood Centre                                    9,420,207  Column Financial, Inc.
 36             2    Springfield Commons Apartments                     8,750,000  Column Financial, Inc.
 37             1    Ivanhoe Financial Building                         8,200,000  Column Financial, Inc.
 38             1    Shops at Hamilton Mill                             8,191,125  Column Financial, Inc.
 39             2    Cinnamon Trails Apartments                         8,150,000  Column Financial, Inc.
 40             2    Cherry Creek Apartments                            7,900,000  Column Financial, Inc.
 41             1    Radisson Plymouth                                  7,856,438  Column Financial, Inc.
 42             1    34-38 Industrial Way East                          7,850,000  Column Financial, Inc.
 43             2    Maguire Hill Apartments                            7,500,000  Column Financial, Inc.
 44             1    Town Place Square                                  7,241,575  Column Financial, Inc.
 45             2    Arbor Hills Apartments                             7,150,000  Column Financial, Inc.
 46             1    Main Place                                         7,100,000  Column Financial, Inc.
 47             1    Belmont Street Shopping Center                     7,000,000  Column Financial, Inc.
 48             1    Hilton Garden Inn - Lake Mary                      7,000,000  Column Financial, Inc.
 49             1    Washington Center                                  6,926,159  Column Financial, Inc.
 50             1    Hilton Garden Inn Hilton Head                      6,590,893  Column Financial, Inc.
 51             1    Creedmoor Commons                                  6,528,212  Column Financial, Inc.
 52             1    Citrus Falls Commons                               6,500,000  Column Financial, Inc.
 53             1    Windlands Shopping Center                          6,489,000  Column Financial, Inc.
 54             2    Plantation Homes                                   6,400,000  Column Financial, Inc.
 55             1    Holiday Inn Express Woodland                       6,133,295  Column Financial, Inc.
 56             1    Office Depot                                       6,000,000  Column Financial, Inc.
 57             2    American Heritage Place                            5,988,276  Column Financial, Inc.
 58             2    Royal Wildewood Manor Apartments                   5,979,766  Column Financial, Inc.
 59             1    Hampton Inn Indianapolis North Carmel              5,972,037  Column Financial, Inc.
 60             1    Maxim Pharmaceuticals                              5,619,390  Column Financial, Inc.
 61             1    Town Square (Foothill and Haven)                   5,545,000  Column Financial, Inc.
 62             1    Residence Inn by Marriott Northwest                5,275,985  Column Financial, Inc.
 63             1    Bonita Plaza                                       5,000,000  Column Financial, Inc.
 64             1    East Decatur Station                               4,983,650  Column Financial, Inc.
 65             1    Brick Professional Building                        4,983,254  Column Financial, Inc.
 66             1    Comar - North Lincoln Avenue                       4,970,141  Column Financial, Inc.
 67             1    Hampton Inn Nashville                              4,955,771  Column Financial, Inc.

 #   MANAGEMENT COMPANY                                          ADDRESS
 -   ------------------                                          -------
 1A  Alliance Residential Management LLC                         1910 Westmead Drive
 1B  Alliance Residential Management LLC                         6601 Dunlap Road
 1C  Alliance Residential Management LLC                         2101 Hayes Road
 1D  Alliance Residential Management LLC                         8000 and 8001 West Tidwell Road
 1E  Alliance Residential Management LLC                         4003 Belt Line Road
 1F  Alliance Residential Management LLC                         10000 Hammerly Boulevard
 1G  Alliance Residential Management LLC                         10411 South Drive
 1H  Alliance Residential Management LLC                         1601 Longcreek Drive
 1I  Alliance Residential Management LLC                         8917 South Gessner Drive
 1J  Alliance Residential Management LLC                         408 Foxfire Drive
 1K  Alliance Residential Management LLC                         1436 Nocoseka Trail
 1L  Alliance Residential Management LLC                         105 Cavalier Drive
 1M  Alliance Residential Management LLC                         2207 Wade Hampton Boulevard
 2A  Self Managed                                                1300 Old Country Road
 2B  Self Managed                                                441 Woodbridge Center Drive
 3   Continental Real Estate Companies and LL Clean Sweep, Inc.  719-739, 801-821 and 826 Lincoln Road
 4   AMC Delancey Group, Inc.                                    1836 Gettysburg Village Drive
 5   A.M. Property Holding Corp.                                 75 Maiden Lane
 6   Westdale Asset Management, Ltd.                             6123 Farrington Road
 7   LCOR Asset Management Limited Partnership                   1200 14th Street Northwest
 8   Parc Senior Communities, LLLP                               3315 Peachtree Industrial Boulevard
 9   DSB Properties, Inc.                                        24917-24945 and 24965-24975 Pico Canyon Road
 10  CNC Investments, Ltd. L.L.P.                                11800 Braesview Drive
 11  GFD Management Inc.                                         12700 Jefferson Davis Highway
 12  Marketplace Properties                                      7325, 7375, 7639 Day Creek Boulevard and 12235 Baseline Road
 13  BayHarbor Management Services, Inc.                         3811-3873 Schaefer Avenue and 13721-13851 Roswell Avenue
 14  Estates Management Company                                  1101 Exchange Place
 15  M&J Wilkow, Ltd.                                            67-1185 Mamalahoa Highway
16A  Schostak Brothers & Company, Inc.                           2001-2039 Wal-mart Way
16B  Schostak Brothers & Company, Inc.                           6731-6771 South Broadway Avenue
16C  Schostak Brothers & Company, Inc.                           1863-1899 Venture Drive
16D  Schostak Brothers & Company, Inc.                           617-647 U.S. Highway 66 East
16E  Schostak Brothers & Company, Inc.                           2071 North Mall Drive
16F  Schostak Brothers & Company, Inc.                           3360 Main Street
16G  Schostak Brothers & Company, Inc.                           301-317 West 30th Avenue
 17  Blue Ridge Property Management, LLC                         1025 Kensington Drive
 18  Security Management, Inc.                                   11088 US Highway 15-501
 19  DBR Asset Management, LLC                                   4000 South Tamiami Trail
 20  The Barrington Group Incorporated                           1174 Battle Creek Road
 21  Dial Equities, Inc.                                         3400 Pelican Pointe Drive
 22  Colliers Monroe Friedlander Management, Inc.                91-902 Fort Weaver Road and 91-919 Fort Weaver Road
 23  Crown Realty & Development, Inc.                            6725 Sunset Boulevard
 24  Meadows & Ohly, LLC                                         330 Turner McCall Boulevard
 25  Southeastern Development of NC, LLC                         9 Southwest Pack Square
 26  Midwest Realty Managers, LLC                                560-570 West Frontage Road
 27  Indigo Real Estate Services, Inc.                           3350 70th Avenue East
 28  Westdale Asset Management, Ltd.                             10310 Cedar Trail Lane
 29  ILP Corp.                                                   14290 Marjorie Lane
 30  Etkin Equities, L.L.C.                                      31500 Northwestern Highway
 31  Infinity Property Fund, Inc.                                6199 Highway 92
 32  Brookline Development Company, LLC                          450 North Berkeley Boulevard
 33  St. John Properties, Inc.                                   500, 502 and 504 McCormick Drive
 34  Plaza Del Rio Management Corp                               3618, 3624, 3648 and 3654 West Anthem Way
 35  First Southwest Properties Management Company               601-611 South Main Street and 206 East College Street
 36  Weinstein Management Co., Inc.                              9500 Brightway Court
 37  Southeastern Realty Group                                   604 Courtland Street
 38  The Shopping Center Group, LLC                              3535 Braselton Highway
 39  Orion Realty Advisors, LLC                                  3251 Knight Trails Circle
 40  CNC Investments, Ltd. L.L.P.                                5801 Hollister Road
 41  None                                                        180 Water Street
 42  Richter Organization, LLC                                   34-38 Industrial Way East
 43  James Associates Management Equity Services, LLC            207 North Maguire Avenue
 44  Marketplace Properties                                      9635 and 9659 Milliken Avenue
 45  CNC Investments, LTD., L.L.P.                               250 Heimer Road
 46  Vander Hoek Corporation                                     10245 Main Street
 47  Self Managed                                                575 Belmont Street
 48  Trans Inns Management, Inc                                  705 Currency Circle
 49  Jaylon, Inc.                                                11870-11928 Washington Street and 812-858 East 120th Avenue
 50  Soleil Group                                                1575 Fording Island Road
 51  Barnett Properties, LLC                                     2624 Wilton Avenue
 52  Ultima Property Management                                  11901 Sheldon Road
 53  Infinity Property Fund Incorporated                         3760 Nolensville Road
 54  Multi-South Management Services LLC                         11562 Old Highway 61 North
 55  Owner Managed                                               2070 Freeway Drive
 56  Self Managed                                                5665 Wilshire Boulevard
 57  Genesis Properties Inc.                                     1001 East Main Street
 58  RMI Property Management Texas, LP                           201 Dixie Drive
 59  Schahet Hotels, Inc.                                        12197 North Meridian Street
 60  Del Mar Partnership, Inc.                                   6650 Nancy Ridge Drive
 61  Pacific Century Investment, Inc.                            10399 Foothill Boulevard
 62  Schahet Hotels, Inc.                                        6220 Digital Way
 63  MDL Group                                                   3300-3310 South Jones Boulevard
 64  First Realty Advisors, Inc.                                 647 East College Avenue
 65  Owner Managed                                               1610 Route 88 West
 66  Self Managed                                                5341-5359 North Lincoln Avenue
 67  Self-managed                                                7815 Coley Davis Road

 #   CITY              COUNTY                      STATE  ZIP CODE
 -   ----              ------                      -----  --------
 1A  Houston           Harris                        TX     77077
 1B  Houston           Harris                        TX     77044
 1C  Houston           Harris                        TX     77077
 1D  Houston           Harris                        TX     77040
 1E  Irving            Dallas                        TX     75038
 1F  Houston           Harris                        TX     77080
 1G  Houston           Harris                        TX     77099
 1H  Columbia          Richland                      SC     29210
 1I  Houston           Harris                        TX     77074
 1J  Columbia          Lexington                     SC     29212
 1K  Anniston          Calhoun                       AL     36207
 1L  Greenville        Greenville                    SC     29607
 1M  Greenville        Greenville                    SC     29615
 2A  Westbury          Nassau                        NY     11590
 2B  Woodbridge        Middlesex                     NJ     07095
 3   Miami Beach       Miami-Dade                    FL     33139
 4   Gettysburg        Adams                         PA     17325
 5   New York          New York                      NY     10038
 6   Chapel Hill       Durham                        NC     27517
 7   Washington        District of Columbia          DC     20005
 8   Duluth            Gwinnett                      GA     30096
 9   Stevenson Ranch   Los Angeles                   CA     91381
 10  San Antonio       Bexar                         TX     78213
 11  Chester           Chesterfield                  VA     23831
 12  Rancho Cucamonga  San Bernardino                CA     91739
 13  Chino             San Bernardino                CA     91710
 14  Durham            Durham                        NC     27713
 15  Kamuela           Hawaii                        HI     96743
16A  Radcliff          Hardin                        KY     40160
16B  Tyler             Smith                         TX     75703
16C  Ottumwa           Wapello                       IA     52501
16D  Tell City         Perry                         IN     47586
16E  Alexandria        Rapides Parish                LA     71301
16F  Keokuk            Lee                           IA     52632
16G  Pampa             Gray                          TX     79065
 17  Jacksonville      Onslow                        NC     28546
 18  Aberdeen          Moore                         NC     28315
 19  Sarasota          Sarasota                      FL     34231
 20  Jonesboro         Clayton                       GA     30236
 21  Slidell           Saint Tammany                 LA     70458
 22  Ewa Beach         Honolulu                      HI     96706
 23  Los Angeles       Los Angeles                   CA     90028
 24  Rome              floyd                         GA     30165
 25  Asheville         Buncombe                      NC     28801
 26  Northfield        Cook                          IL     60093
 27  Fife              Pierce                        WA     98424
 28  Charlotte         Mecklenburg                   NC     28210
 29  Oregon City       Clackamas                     OR     97045
 30  Farmington Hills  Oakland                       MI     48334
 31  Acworth           Cherokee                      GA     30102
 32  Goldsboro         Wayne                         NC     27534
 33  Glen Burnie       Anne Arundel                  MD     21061
 34  Anthem            Maricopa                      AZ     85086
 35  Grapevine         Tarrant                       TX     76051
 36  Richmond          Henrico                       VA     23294
 37  Orlando           Orange                        FL     32804
 38  Dacula            Gwinnett                      GA     30019
 39  Memphis           Shelby                        TN     38115
 40  Houston           Harris                        TX     77040
 41  Plymouth          Plymouth                      MA     02360
 42  Eatontown         Monmouth                      NJ     07724
 43  Tucson            Pima                          AZ     85710
 44  Rancho Cucamonga  San Bernardino                CA     91730
 45  San Antonio       Bexar                         TX     78232
 46  Bellevue          King                          WA     98004
 47  Brockton          Plymouth                      MA     02301
 48  Lake Mary         Seminole                      FL     32746
 49  Northglenn        Adams                         CO     80233
 50  Hilton Head       Beaufort                      SC     29926
 51  Creedmoor         Granville                     NC     27522
 52  Tampa             Hillsborough                  FL     33626
 53  Nashville         Davidson                      TN     37211
 54  Robinsonville     Tunica                        MS     38664
 55  Woodland          Yolo                          CA     95776
 56  Los Angeles       Los Angeles                   CA     90036
 57  Richmond          Richmond City                 VA     23219
 58  Clute             Brazoria                      TX     77531
 59  Carmel            Hamilton                      IN     46032
 60  San Diego         San Diego                     CA     92121
 61  Rancho Cucamonga  San Bernardino                CA     91730
 62  Indianapolis      Marion                        IN     46278
 63  Las Vegas         Clark                         NV     89146
 64  Decatur           DeKalb                        GA     30030
 65  Brick             Ocean                         NJ     08724
 66  Chicago           Cook                          IL     60625
 67  Nashville         Davidson                      TN     37221

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                     CUT-OFF DATE         MORTGAGE
               LOAN                                                    PRINCIPAL            LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                    BALANCE (1)          SELLER
 -   -------  -----  -------------                                    -----------          ------
 68             2    Briarwood Estates                                  4,878,997  Column Financial, Inc.
 69             2    Campus Court Apartments                            4,850,000  Column Financial, Inc.
 70             1    Comar - Kedzie Avenue                              4,840,294  Column Financial, Inc.
 71             2    Adrian's Tower                                     4,779,618  Column Financial, Inc.
 72             2    West Eagle Green Apartments                        4,725,000  Column Financial, Inc.
 73             1    Centre at Louetta Road                             4,718,201  Column Financial, Inc.
 74             1    Spring Mountain Commerce Center                    4,700,000  Column Financial, Inc.
 75             1    The Campbell Building                              4,700,000  Column Financial, Inc.
 76             2    Northwood Hills Apartments                         4,695,285  Column Financial, Inc.
 77             1    Holiday Inn Express Hotel & Suites Waxahachie      4,678,575  Column Financial, Inc.
 78             1    Woodward Bluffs Mobile Home Park                   4,600,000  Column Financial, Inc.
 79             1    Wilton Center                                      4,516,331  Column Financial, Inc.
 80             2    Madison Woods Apartments                           4,504,600  Column Financial, Inc.
 81             2    Cielo Vista - Desert Palms Mobile Home Park        4,500,000  Column Financial, Inc.
 82             1    North Town Financial Plaza                         4,480,346  Column Financial, Inc.
 83             1    Jack's Suniland Center                             4,475,000  Column Financial, Inc.
 84             1    Melbourne Distribution Center                      4,435,423  Column Financial, Inc.
 85             1    Upland Industrial                                  4,320,561  Column Financial, Inc.
 86             1    Heritage Old Town                                  4,295,502  Column Financial, Inc.
 87             1    Hampton Inn Aiken                                  4,290,944  Column Financial, Inc.
 88             1    Arlington Square                                   4,229,304  Column Financial, Inc.
 89             2    Chevy Chase                                        4,200,000  Column Financial, Inc.
 90             2    Lakeside Mobile Home Park                          4,200,000  Column Financial, Inc.
 91             1    Holiday Inn Express & Suites Marion                4,193,883  Column Financial, Inc.
 92             1    Holiday Inn Express Spartanburg                    4,175,200  Column Financial, Inc.
93A             2    Hunter's Trail Apartments                          3,190,000  Column Financial, Inc.
93B             2    Center Street Commons                                960,000  Column Financial, Inc.
 94             1    Rutherfordton Square                               4,100,000  Column Financial, Inc.
 95             1    Santa Fe Palms                                     4,100,000  Column Financial, Inc.
 96             1    Stein Mart Plaza                                   4,092,146  Column Financial, Inc.
 97             2    Chimney Hills Apartments                           4,000,000  Column Financial, Inc.
 98             1    Lake Underhill Road                                3,982,790  Column Financial, Inc.
 99             1    Arbor Place Shopping Center                        3,982,465  Column Financial, Inc.
100             1    Rosewood Center                                    3,968,000  Column Financial, Inc.
101             1    Chagrin Professional Building                      3,858,761  Column Financial, Inc.
102             2    Fountain Valley Apartments                         3,834,713  Column Financial, Inc.
103             1    Tam Junction Shopping Center                       3,834,258  Column Financial, Inc.
104             2    Carlyle Place Apartments                           3,811,841  Column Financial, Inc.
105             1    Topsail Way Shopping Center                        3,800,000  Column Financial, Inc.
106             1    Hampton Inn - Bloomington West                     3,778,069  Column Financial, Inc.
107             1    Sumner Retail                                      3,750,000  Column Financial, Inc.
108             1    Fairfield Inn & Suites Atlanta Airport             3,728,025  Column Financial, Inc.
109             1    USA Storage                                        3,692,990  Column Financial, Inc.
110             1    Tinley Park Commons                                3,634,414  Column Financial, Inc.
111             1    Walgreens Springfield                              3,612,522  Column Financial, Inc.
112             1    Horizon Business Center                            3,600,000  Column Financial, Inc.
113             1    Upland Hills Shopping Center                       3,558,307  Column Financial, Inc.
114             1    Beach & Talbert Shopping Center                    3,493,041  Column Financial, Inc.
115             2    Brittany Square Apartments                         3,488,357  Column Financial, Inc.
116             2    Trailbridge Townhomes                              3,415,463  Column Financial, Inc.
117             1    Century Office Center                              3,400,000  Column Financial, Inc.
118             1    Oklahoma Retail                                    3,400,000  Column Financial, Inc.
119             1    Elk River Center - Phases I&II                     3,305,849  Column Financial, Inc.
120             1    Walgreens Pasco                                    3,238,813  Column Financial, Inc.
121             1    Parker Valley Center 5                             3,200,000  Column Financial, Inc.
122             1    St. Andrews Place                                  3,200,000  Column Financial, Inc.
123             1    Northshore Medical Park                            3,164,483  Column Financial, Inc.
124             2    Fox Haven Apartments                               3,100,000  Column Financial, Inc.
125             1    SMP Office                                         3,100,000  Column Financial, Inc.
126             1    Comfort Suites Southport NC                        3,091,492  Column Financial, Inc.
127             1    Beach Boulevard Retail                             3,086,637  Column Financial, Inc.
128             1    Norgate Shoppes                                    3,064,047  Column Financial, Inc.
129             1    Arcadia Plaza                                      3,000,000  Column Financial, Inc.
130             1    Kendall Square Shopping Center                     3,000,000  Column Financial, Inc.
131             1    Woodland Business Park                             3,000,000  Column Financial, Inc.
132             1    CVS - Spring, TX (Houston)                         2,993,891  Column Financial, Inc.
133             1    Freeman Center                                     2,924,162  Column Financial, Inc.
134             1    Hot Springs Plaza                                  2,900,000  Column Financial, Inc.
135             1    River Meadows Mobile Home Park                     2,887,755  Column Financial, Inc.
136             2    Ashton Woods Apartments                            2,880,000  Column Financial, Inc.
137             1    Wixom Industrial                                   2,858,962  Column Financial, Inc.
138             1    Dobson Medical Plaza                               2,818,775  Column Financial, Inc.
139             1    Heritage Place                                     2,780,000  Column Financial, Inc.
140             1    Liberty Station                                    2,700,000  Column Financial, Inc.
141             1    Sharon Lakes Plaza                                 2,689,250  Column Financial, Inc.
142             2    Catalina Apartments                                2,688,834  Column Financial, Inc.
143             1    Hayden Place                                       2,660,006  Column Financial, Inc.
144             2    Orange Grove Mobile Home Park                      2,638,811  Column Financial, Inc.
145             1    Merchant Square                                    2,609,637  Column Financial, Inc.
146             2    Heights Manor Apartments                           2,591,307  Column Financial, Inc.
147             1    Huntington Drive                                   2,500,000  Column Financial, Inc.
148             1    Streamwood Retail                                  2,500,000  Column Financial, Inc.
149             1    Clayton Court Mobile Home Park                     2,477,099  Column Financial, Inc.
150             2    Colonial Arms Apartments                           2,400,000  Column Financial, Inc.
151             1    Crawfordville Shopping Center                      2,245,604  Column Financial, Inc.
152             1    American Self-Storage                              2,222,835  Column Financial, Inc.

 #   MANAGEMENT COMPANY                                          ADDRESS
 -   ------------------                                          -------
 68  Asset Management Services, Inc.                             810 West Briarwood Way
 69  Evergreen Realty Advisors, Inc.                             9015-9135 University Avenue
 70  Self Managed                                                5821-5859 South Kedzie Avenue
 71  Westside Property Management                                360 Main Street
 72  Westdale Asset Management                                   249 Boy Scout Road
 73  Brazos Management Enterprises, Inc., a Texas corporation    8905 Louetta Road
 74  Weisler Property Management                                 5960-6020 Spring Mountain Road
 75  CB Richard Ellis                                            8002 Discovery Drive
 76  Capstone Real Estate Services, Inc.                         13980 Peyton Drive
 77  Self Managed                                                984 U.S. Highway 287 Bypass
 78  Waterhouse Management Corporation                           9360 North Blackstone Avenue
 79  Bradstone Corp dba Hunter Management Company                505 and 515 East Crossville Road
 80  Brown Investment Properties, Corp.                          5524 Tomahawk Drive
 81  Laguna Asset Management                                     1135 West Prince Road and 3450 North Flowing Wells Road
 82  Summit Team Inc.                                            2670 North Main Street
 83  Suchman Retail Group, Inc.                                  8181 Southwest 117 Street
 84  The Webb Companies                                          961 Primrose Court
 85  Nijjar Realty, Inc., dba Pama Management Company            1037 West 9th Street
 86  Owner Managed                                               137 West First Street
 87  RJAYR, LLC                                                  100 Tamil Drive
 88  Property Services Group, Inc.                               3300 Washtenaw Avenue
 89  BH Management Services, Inc.                                1710 Logansport Road
 90  Follett Investment Properties, Inc.                         3510 North 9th Street
 91  CWB Property Management, Inc.                               1842 Marion Mount Gilead Road
 92  Pinnacle Hospitality, LLC                                   895 Spartan Boulevard
93A  Karam Properties, I, L.L.C.                                 447 Northeast Avenue
93B  Karam Properties, I, L.L.C.                                 451 Center Avenue
 94  Palmetto Bay Realty Management, LLC                         169-197 Railroad Avenue
 95  Arcadia Management Group Inc.                               1712 East Guadalupe Road
 96  Owner Managed                                               25039 Center Ridge Road
 97  BH Management                                               5660 South Lakeshore Drive
 98  Self Managed                                                11501-11531 Lake Underhill Road
 99  Self-Managed                                                5479 U.S. Highway 280
100  RPM Realty Services, Inc.                                   1719-1773 West Fletcher Avenue
101  Beachwood Property Management, Ltd.                         24755 Chagrin Boulevard
102  Shelter Management Inc.                                     435 Fountain Valley Way Northeast
103  Owner Managed                                               247 Shoreline Highway
104  Parr Investments II, Inc.                                   2345 Carlyle Place Drive
105  Income Properties of Raleigh, Inc.                          965 Old Folkstone Road
106  Self Managed                                                906 Maple Hill Road
107  Glacier Management, Inc., a Washington corporation          15005 and 15007 East Main Street
108  Owner-Managed                                               1255 Walker Avenue
109  Omega Properties, Inc                                       5827 Old Shell Road
110  Heidner Properties Inc.                                     17101-17163 South Harlem Avenue
111  Powell Development Co.                                      5807 Main Street
112  W. C. Pinkard & Co., Inc. dba Colliers Pinkard              220 Horizon Drive
113  Self Managed                                                1125, 1225 and 1241 East 16th Street
114  SL Realty, LLC, a California limited liability company      17941-17971 Beach Boulevard and 7971 Talbert Avenue
115  Owner Managed                                               720 Brittany Square
116  Owner Managed                                               600 Lafayette Avenue
117  DEL Development Corporation                                 3322 South Memorial Parkway
118  Mid America Realty, Inc.                                    11234 East 71st Street and 7820 East 101st Street
119  Self-managed                                                18130 and 18200 Zane Street Northwest
120  Powell Development Co.                                      2005 West Court Street
121  Faestel Asset Management, LLC                               11290 South Twenty Mile Road
122  Self-Managed                                                19930 West Catawba Avenue
123  Marion B. Real Estate, Inc                                  370 Gateway Drive
124  Gundle Holdings, Inc.                                       7275 Hickory Street
125  Best LLC                                                    6420, 6450 and 6480 West Spring Mountain Road
126  Guests, Inc.                                                4963 Southport Supply Road Southeast
127  Owner-Managed                                               5411-5471 Beach Boulevard
128  Heidner Properties Inc.                                     7411 Keystone Avenue
129  Jim Mou                                                     711-725 West Duarte Road
130  1st Commercial Realty Group Inc                             1050 Kendall Drive
131  GHH property Management, LLC                                2621-2651 Woodland Drive and 1150-1178 Knollwood Circle
132  Gulf Coast GP, Inc.                                         8754 Spring Cypress
133  Self-Managed                                                1391 Southeast Maynard Road
134  Owner Managed                                               4043 Central Avenue
135  Owner Managed                                               427 Latson Court
136  Holiday Management Limited, LLC                             5281 East Forest Edge Drive
137  Zamler Roth                                                 50695 Varsity Court, 50685 Century Court and 50714 Century Court
138  Wessex Commercial Management                                2204 South Dobson Road
139  Hana International Realty, Inc.                             4450 Hugh Howell Road
140  Robyn Properties, Inc.                                      1532 Liberty Road
141  Metro Management Company                                    7631 and 7701 Sharon Lakes Road
142  J. Hester Properties, Inc.                                  815 West Abram Street
143  PMI Management, LLC                                         8669-8675 Hayden Place
144  Owner Managed                                               1600 Celis Street
145  N/A                                                         113-143 Ghent Road
146  Kaval-Levine Management Company, Inc.                       325 North Shadylane Drive
147  Anchor Management                                           1314-1318 Huntington Drive
148  Silrak LLC                                                  647-659 South Sutton Road
149  80/20 Corporation                                           1 Angola Circle
150  Brothers Management Company                                 5817 Edmond Avenue
151  Owner Managed                                               2613-2617 Crawfordville Highway
152  Self Managed                                                8601 Kern Canyon Road

 #   CITY              COUNTY                      STATE  ZIP CODE
 -   ----              ------                      -----  --------
 68  Greensburg        Decatur                       IN     47240
 69  Cedar Falls       Black Hawk                    IA     50613
 70  Chicago           Cook                          IL     60629
 71  Hartford          Hartford                      CT     06106
 72  Augusta           Richmond                      GA     30909
 73  Spring            Harris                        TX     77379
 74  Las Vegas         Clark                         NV     89146
 75  Richmond          Henrico                       VA     23229
 76  Dallas            Dallas                        TX     75240
 77  Waxahachie        Ellis                         TX     75165
 78  Fresno            Fresno                        CA     93720
 79  Roswell           Fulton                        GA     30076
 80  Greensboro        Guilford                      NC     27410
 81  Tucson            Pima                          AZ     85705
 82  Santa Ana         Orange                        CA     92705
 83  Pinecrest         Miami-Dade                    FL     33156
 84  Lexington         Fayette                       KY     40511
 85  Upland            San Bernardino                CA     91786
 86  Tustin            Orange                        CA     92780
 87  Aiken             Aiken                         SC     29803
 88  Ann Arbor         Washtenaw                     MI     48104
 89  Nacogdoches       Nacogdoches                   TX     75961
 90  Carter Lake       POTTAWATTAMIE                 IA     51510
 91  Marion            Marion                        OH     43302
 92  Spartanburg       Spartanburg                   SC     29301
93A  Tallmadge         Summit                        OH     44278
93B  Cuyahoga Falls    Summit                        OH     44221
 94  Rutherfordton     Rutherford                    NC     28139
 95  Tempe             Maricopa                      AZ     85283
 96  Westlake          Cuyahoga                      OH     44145
 97  Shreveport        Caddo                         LA     71119
 98  Orlando           Orange                        FL     92825
 99  Birmingham        Shelby                        AL     35242
100  Tampa             Hillsborough                  FL     33612
101  Beachwood         Cuyahoga                      OH     44122
102  Salem             Marion                        OR     97301
103  Mill Valley       Marin                         CA     94941
104  Winston-Salem     Forsyth                       NC     27103
105  Sneads Ferry      Onslow                        NC     28460
106  Bloomington       McLean                        IL     61704
107  Sumner            Pierce                        WA     98390
108  East Point        Fulton                        GA     30344
109  Mobile            Mobile                        AL     36608
110  Tinley Park       Cook                          IL     60477
111  Springfield       Lane                          OR     97478
112  Raleigh           Wake                          NC     27615
113  Upland            San Bernardino                CA     91784
114  Huntington Beach  Orange                        CA     92648
115  Grayslake         Lake                          IL     60030
116  Middletown        Butler                        OH     45044
117  Huntsville        Madison                       AL     35801
118  Tulsa             Tulsa                         OK     74133
119  Elk River         Sherburne                     MN     55330
120  Pasco             Franklin                      WA     99301
121  Parker            Douglas                       CO     80134
122  Cornelius         Mecklenburg                   NC     28031
123  Slidell           Saint Tammany                 LA     70461
124  Frisco            Collin                        TX     75034
125  Las Vegas         Clark                         NV     89146
126  Southport         Brunswick                     NC     28461
127  Buena Park        Orange                        CA     90621
128  Indianapolis      Marion                        IN     46240
129  Arcadia           Los Angeles                   CA     91007
130  San Bernardino    San Bernardino                CA     92407
131  Anaheim           Orange                        CA     92801
132  Spring            Harris                        TX     77379
133  Cary              Wake                          NC     27511
134  Hot Springs       Garland                       AR     71913
135  Glenwood Springs  Garfield                      CO     81601
136  Columbus          Franklin                      OH     43230
137  Wixom             Oakland                       MI     48393
138  Mesa              Maricopa                      AZ     85202
139  Tucker            DeKalb                        GA     30084
140  Eldersburg        Carroll                       MD     21784
141  Charlotte         Mecklenburg                   NC     28210
142  Arlington         Tarrant                       TX     76013
143  Culver City       Los Angeles                   CA     90232
144  San Fernando      Los Angeles                   CA     91340
145  Fairlawn          Summit                        OH     44333
146  East Liverpool    Columbiana                    OH     43920
147  South Pasadena    Los Angeles                   CA     91030
148  Streamwood        Cook                          IL     60107
149  Clayton           Kent                          DE     19938
150  Waco              McClennan                     TX     76710
151  Crawfordville     Wakulla                       FL     32327
152  Bakersfield       Kern                          CA     93306

                   LOCATIONS OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE         MORTGAGE
               LOAN                                                     PRINCIPAL            LOAN
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)          SELLER
 -   -------  -----  -------------                                     -----------          ------
153             1    Country Oaks Shopping Center                         2,160,000  Column Financial, Inc.
154             1    De La Cruz Business Center                           2,135,000  Column Financial, Inc.
155             1    Jasper Plaza                                         2,121,000  Column Financial, Inc.
156             1    Clocktower Village Shopping Center                   2,000,000  Column Financial, Inc.
157             1    Figueroa                                             1,998,020  Column Financial, Inc.
158             1    El Porto Building                                    1,997,951  Column Financial, Inc.
159             1    Bell Creek Town Center                               1,993,244  Column Financial, Inc.
160             2    Blue Skies Mobile Home Park                          1,990,147  Column Financial, Inc.
161             2    Quail Park Apartments                                1,896,392  Column Financial, Inc.
162             2    East Broad Plaza Apartments                          1,893,733  Column Financial, Inc.
163             1    Independence Village Center                          1,881,687  Column Financial, Inc.
164             1    Golf and Roselle Plaza                               1,842,100  Column Financial, Inc.
165             1    Quail Creek Self Storage                             1,831,522  Column Financial, Inc.
166             1    2585 Cruse Road Retail                               1,794,154  Column Financial, Inc.
167             1    Palmetto Plaza II                                    1,793,600  Column Financial, Inc.
168             1    Elk River Center - Phase III                         1,757,477  Column Financial, Inc.
169             1    Kendale Plaza                                        1,750,000  Column Financial, Inc.
170             1    Bay Vista Retail                                     1,694,403  Column Financial, Inc.
171             1    Outparcels Cula                                      1,694,296  Column Financial, Inc.
172             1    Alltel Building                                      1,545,152  Column Financial, Inc.
173             1    Archer Central Building                              1,544,764  Column Financial, Inc.
174             1    Handy Attic Self Storage                             1,542,763  Column Financial, Inc.
175             1    Flower Shopping Center                               1,497,018  Column Financial, Inc.
176             1    Shoppes at Wickham                                   1,450,000  Column Financial, Inc.
177             1    Hollywood and Quiznos Retail                         1,437,308  Column Financial, Inc.
178             1    Courtland Retail                                     1,397,382  Column Financial, Inc.
179             2    Brookforest Apartments                               1,354,225  Column Financial, Inc.
180             1    Yorba Riverside Plaza                                1,303,817  Column Financial, Inc.
181             2    Briarcliff Plaza Apartments                          1,295,712  Column Financial, Inc.
182             1    208th Street Station                                 1,294,745  Column Financial, Inc.
183             2    Winterhaven Village Apartments                       1,294,449  Column Financial, Inc.
184             1    Forest Village Shoppes                               1,117,929  Column Financial, Inc.
185             2    Foxridge Apartments                                    973,185  Column Financial, Inc.
186             1    Katy Road Self Storage                                 956,192  Column Financial, Inc.
187             1    Kennedy Mobile Home Park                               941,172  Column Financial, Inc.
188             2    Anclote Acres Mobile Home Park                         924,000  Column Financial, Inc.
189             1    Miller Road Retail                                     900,000  Column Financial, Inc.
190             1    Pioneer Stor & Lock                                    838,588  Column Financial, Inc.
191             2    Frederick Street Lofts                                 799,196  Column Financial, Inc.
192             2    Briarwood Mobile Home Park                             739,129  Column Financial, Inc.
193             2    Greenwood Gardens Apartments                           730,342  Column Financial, Inc.
                                                                     --------------
TOTAL/WEIGHTED AVERAGE:                                              $1,439,456,353
                                                                     ==============

 #   MANAGEMENT COMPANY                                          ADDRESS
 -   ------------------                                          -------
153  Chen Development, LLC                                       968 West Main Street
154  Portfolio Realty Management, Inc.                           2455-2485 De La Cruz Boulevard and 394-416 Martin Avenue
155  RCG Ventures, LLC                                           1200 U.S. Highway 78 West
156  Hana International Realty, Inc.                             999 Whitlock Avenue
157  G.E. Property Management                                    3010-3026 South Figueroa Street
158  Owner Managed                                               3616-3620 Highland Avenue, 302-314 Rosecrans Avenue and
                                                                 3617-3619 1/2 Crest Drive
159  Stanley Shield Development, LLC                             7610 Left Flank Road
160  J & H Property Management                                   1717 East Avenue I
161  Parklane Management Company, LLC                            9300 Glen Ellyn Lane
162  Plaza Properties, Inc.                                      4244 East Broad Street
163  Liss Property Group, LLC                                    2679-2755 Tussing Road
164  Heidner Properties Inc.                                     1225-1245 Roselle Road
165  Owner Managed                                               3030 West Memorial Road
166  America's Realty, Inc                                       2585 Cruse Road
167  M4 Management, Inc.                                         17284 Foothill Boulevard
168  Self-managed                                                18033 Zane Street Northwest
169  Get Management, Inc.                                        13740-13780 Southwest 84th Street
170  Ross Realty Group, Inc.                                     5501-5555 Roosevelt Boulevard
171  GVA Advantis                                                340 Oyster Point Road
172  N/A                                                         8201-8203 North Dale Mabry Highway
173  Heidner Properties, LLC                                     5813-5821 and 5833-5851 South Archer Avenue
174  Owner Managed                                               196 East Plaza Drive
175  Sandstone Properties, Inc.                                  902 West First Street
176  J. Wayne Miller Company                                     785 North Wickham Road
177  Owner Managed                                               4835-4841 Fairmont Parkway
178  E.F. Moore & Company                                        1401, 1411, 4121 and 1427 Grand Avenue
179  Owner Managed                                               8150 Jackman Road
180  Red Mountain West Properties                                4726 Riverside Drive
181  Plaza Properties Inc.                                       1365 and 1366 Briarcliff Plaza Road
182  Pacific Asset Advisors, Inc.                                10700 Southeast 208th Street
183  Owner Managed                                               3401-3411 West Alexis Road
184  Owner Managed                                               5023 Crawfordville Highway
185  VanKool Real Estate, LLC                                    5-13 Albough Road
186  Owner Managed                                               808 Katy Road
187  Interstate Properties, LLC                                  7120 Fairview Road
188  Self Managed                                                1210 Calvary Road
189  Management Diversified, Inc.                                3243 Miller Road
190  Avalon Properties                                           1444 Box Road
191  Progressive Property Management                             402 West Frederick Street
192  Sekor Partners                                              481 North Washington Avenue
193  HughesAssociates                                            202 Main Road

 #   CITY              COUNTY                      STATE  ZIP CODE
 -   ----              ------                      -----  --------
153  Rockwell          Rowan                         NC     28132
154  Santa Clara       Santa Clara                   CA     95050
155  Jasper            Walker                        AL     35501
156  Marietta          Cobb                          GA     30064
157  Los Angeles       Los Angeles                   CA     90007
158  Manhattan Beach   Los Angeles                   CA     90266
159  Mechanicsville    Hanover                       VA     23116
160  Lancaster         Los Angeles                   CA     93535
161  Boise             Ada                           ID     83704
162  Columbus          Franklin                      OH     43213
163  Columbus          Franklin                      OH     43068
164  Schaumburg        Cook                          IL     60195
165  Oklahoma City     Oklahoma                      OK     73120
166  Lawrenceville     Gwinnett                      GA     30044
167  Fontana           San Bernardino                CA     92335
168  Elk River         Sherburne                     MN     55330
169  Miami             Miami-Dade                    FL     33183
170  Clearwater        Pinellas                      FL     33760
171  Newport News      Newport News City             VA     23602
172  Tampa             Hillsborough                  FL     33614
173  Chicago           Cook                          IL     60638
174  Mooresville       Iredell                       NC     28115
175  Santa Ana         Orange                        CA     92703
176  Melbourne         Brevard                       FL     32935
177  Pasadena          Harris                        TX     77505
178  Arroyo Grande     San Luis Obispo-Atascadero    CA     93420
179  Temperance        Monroe                        MI     48182
180  Chino             San Bernardino                CA     91710
181  Reynoldsburg      Franklin                      OH     43068
182  Kent              King                          WA     98031
183  Toledo            Lucas                         OH     43623
184  Tallahassee       Leon                          FL     32305
185  Barkhamsted       Litchfield                    CT     06063
186  Keller            Tarrant                       TX     76248
187  Tillamook         Tillamook                     OR     97141
188  Holiday           Pasco                         FL     34691
189  Flint             Genesee                       MI     48503
190  Columbus          Muscogee                      GA     31907
191  Lancaster         Lancaster                     PA     17603
192  Titusville        Brevard                       FL     32796
193  Holden            Penobscot                     ME     04429

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE
               LOAN                                                     PRINCIPAL                           PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)   PROPERTY TYPE           SUB-TYPE
 -   -------  -----  -------------                                     -----------   -------------          ---------
 1A             2    Ashton Park                                        $29,580,619  Multifamily           Conventional
 1B             2    Sterling Point                                      27,183,124  Multifamily           Conventional
 1C             2    Westchase Ranch                                     24,146,121  Multifamily           Conventional
 1D             2    Somerset I & II                                     13,629,266  Multifamily           Conventional
 1E             2    Glen Arbor                                          10,711,612  Multifamily           Conventional
 1F             2    Hunter's Chase                                      10,105,239  Multifamily           Conventional
 1G             2    Foxboro                                              8,298,000  Multifamily           Conventional
 1H             2    The Park                                             7,965,780  Multifamily           Conventional
 1I             2    Braeburn Colony                                      7,371,063  Multifamily           Conventional
 1J             2    Country Walk                                         5,781,552  Multifamily           Conventional
 1K             2    Indian Hills                                         5,037,770  Multifamily           Conventional
 1L             2    Rutland Ridge                                        4,531,974  Multifamily           Conventional
 1M             2    Hampton Forest                                       3,097,880  Multifamily           Conventional
 2A             1    Fortunoff Department Store New York                 49,390,770  Retail                  Anchored
 2B             1    Fortunoff Department Store New Jersey               24,297,073  Retail                  Anchored
 3              1    Lincoln Road Retail                                 49,000,000  Retail                 Unanchored
 4              1    Gettysburg Village                                  43,750,000  Retail                  Anchored
 5              1    75 Maiden Lane                                      31,000,000  Office         Central Business District
 6              2    Summit Hill                                         27,175,000  Multifamily           Conventional
 7              2    Andover House Apartments                            25,000,000  Multifamily           Conventional
 8              2    Parc at Duluth                                      25,000,000  Multifamily           Conventional
 9              1    Stevenson Ranch Plaza - Phase I                     24,500,000  Retail                  Anchored
 10             2    Lincoln Green Apartments                            23,250,000  Multifamily           Conventional
 11             1    Breckenridge Shopping Center                        21,500,000  Retail                  Anchored
 12             1    Winery Estates Marketplace                          21,476,511  Retail                  Anchored
 13             1    Chino Spectrum Business Park                        21,200,000  Industrial                 N/A
 14             2    Estates at Meridian - 1520 Magnolia Apartments      21,000,000  Multifamily           Conventional
 15             1    Parker Ranch Center                                 20,000,000  Retail                  Anchored
16A             1    Spectra Retail - Radcliff, KY                        4,325,717  Retail                 Unanchored
16B             1    Spectra Retail - Tyler, TX                           3,656,000  Retail                 Unanchored
16C             1    Spectra Retail - Ottumwa, IA                         3,360,000  Retail                 Unanchored
16D             1    Spectra Retail - Tell City, IN                       2,818,108  Retail                 Unanchored
16E             1    Spectra Retail - Alexandria, LA                      2,264,000  Retail                 Unanchored
16F             1    Spectra Retail - Keokuk, IA                          1,469,022  Retail                 Unanchored
16G             1    Spectra Retail - Pampa, TX                           1,320,738  Retail                 Unanchored
 17             2    Legacy at Abbington Place Apartments                17,500,000  Multifamily           Conventional
 18             1    Aberdeen Commons                                    17,300,000  Retail                  Anchored
 19             1    Glengary Shoppes                                    17,150,000  Retail                  Anchored
 20             2    Battle Creek Village                                17,000,000  Multifamily           Conventional
 21             2    Pelican Pointe Apartments                           15,900,000  Multifamily           Conventional
 22             1    Ewa Beach Center                                    15,700,000  Mixed Use             Retail/Office
 23             1    6725 Sunset                                         14,500,000  Office                  Suburban
 24             1    330 Physician Center                                14,000,000  Office                  Suburban
 25             1    Pack Square Portfolio                               13,723,676  Mixed Use             Office/Retail
 26             1    Northfield Plaza                                    13,600,000  Office                  Suburban
 27             2    Tarmigan at Wapato Creek                            13,484,702  Multifamily           Conventional
 28             2    Summit Creek                                        12,000,000  Multifamily           Conventional
 29             2    Kingsberry Apartments                               11,950,000  Multifamily           Conventional
 30             1    Brookfield I                                        11,000,000  Office                  Suburban
 31             1    Cherokee Commons                                    11,000,000  Retail                  Anchored
 32             1    Crossroads Plaza                                    10,104,781  Retail                  Anchored
 33             1    International Trade Center                           9,780,810  Industrial                 N/A
 34             1    Anthem Medical Plaza                                 9,750,000  Office                  Suburban
 35             1    Westwood Centre                                      9,420,207  Office                  Suburban
 36             2    Springfield Commons Apartments                       8,750,000  Multifamily           Conventional
 37             1    Ivanhoe Financial Building                           8,200,000  Office                  Suburban
 38             1    Shops at Hamilton Mill                               8,191,125  Retail                 Unanchored
 39             2    Cinnamon Trails Apartments                           8,150,000  Multifamily           Conventional
 40             2    Cherry Creek Apartments                              7,900,000  Multifamily           Conventional
 41             1    Radisson Plymouth                                    7,856,438  Hotel                 Full Service
 42             1    34-38 Industrial Way East                            7,850,000  Industrial                 N/A
 43             2    Maguire Hill Apartments                              7,500,000  Multifamily           Conventional
 44             1    Town Place Square                                    7,241,575  Retail                 Unanchored
 45             2    Arbor Hills Apartments                               7,150,000  Multifamily           Conventional
 46             1    Main Place                                           7,100,000  Mixed Use      Multifamily/Retail/Office


     UNITS/SQ. FT./       FEE/       YEAR     YEAR     OCCUPANCY       DATE OF
 #     ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -     ----------      ---------    -----  ---------  -----------  --------------  ---------------
 1A         720           Fee        1982     2005        94%         1/23/2006        $35,100,000
 1B         921           Fee        1978     2005        88%         1/23/2006         35,400,000
 1C         776           Fee        1978     2005        92%         1/23/2006         29,800,000
 1D         516           Fee        1980     2003        91%         1/23/2006         16,700,000
 1E         320           Fee        1981     2005        97%         1/23/2006         15,100,000
 1F         328           Fee        1969     2005        90%         1/23/2006         13,400,000
 1G         220           Fee        1982     2005        97%         1/23/2006          9,800,000
 1H         292           Fee        1976     2005        94%         1/23/2006         10,500,000
 1I         275           Fee        1965     2005        93%         1/23/2006          8,800,000
 1J         200           Fee        1973     2005        94%         1/23/2006          7,300,000
 1K         140           Fee        1973     2005        97%         1/23/2006          5,900,000
 1L         152           Fee        1972     2005        83%         1/23/2006          5,500,000
 1M         130           Fee        1972     2005        98%         1/23/2006          3,500,000
 2A     208,000           Fee        1965     2004       100%         7/22/2005         62,400,000
 2B     150,000        Leasehold     1978     2004       100%         7/22/2005         31,600,000
 3       53,200      Fee/Leasehold   1924     2002       100%         1/20/2006         71,200,000
 4      310,285 (3)       Fee        2000      N/A       100%         1/1/2006          56,500,000
 5      172,040           Fee        1921     2005        95%        11/30/2005         41,500,000
 6          411           Fee        1990     1995        94%         2/27/2006         35,000,000
 7          171        Leasehold     2004      N/A       100%         2/27/2006         57,700,000
 8          165           Fee        2003      N/A        72%         2/14/2006         34,400,000
 9      124,835           Fee        1996      N/A       100%         1/1/2006          33,800,000
 10         680           Fee        1985     2003        91%         12/9/2005         30,100,000
 11     323,867           Fee        1991     2005        96%        12/31/2005         28,100,000
 12      73,932           Fee        2005      N/A        94%         2/27/2006         31,300,000
 13     213,693           Fee        1979     2005        97%         3/2/2006          32,000,000
 14         280           Fee        2001      N/A        95%         1/31/2006         27,000,000
 15     146,719 (4)       Fee        1968     2003        95%         10/1/2005         31,700,000
16A      36,900           Fee        2005      N/A        92%        12/27/2005          5,150,000
16B      35,840        Leasehold     2004      N/A       100%        12/27/2005          4,570,000
16C      22,200           Fee        2004      N/A       100%        12/27/2005          4,200,000
16D      27,000           Fee        2005      N/A        78%        12/27/2005          3,750,000
16E      20,400           Fee        2003      N/A       100%        12/27/2005          2,830,000
16F      10,160           Fee        2004      N/A        88%        12/27/2005          1,750,000
16G      16,160           Fee        2005      N/A        75%        12/27/2005          2,200,000
 17         240           Fee        2005      N/A        98%        12/14/2005         22,010,000
 18     122,032           Fee        2004      N/A       100%         3/31/2006         21,950,000
 19      99,182           Fee        1995     2005       100%         1/9/2006          22,300,000
 20         250           Fee        2003      N/A        94%         2/3/2006          25,300,000
 21         267           Fee        2000      N/A        96%         1/13/2006         21,500,000
 22      90,344           Fee        1961     2002        98%         2/28/2006         22,000,000
 23      72,613      Fee/Leasehold   1963     2002       100%         11/1/2005         21,000,000
 24     109,655      Fee/Leasehold   1987     2005        99%        11/15/2005         17,900,000
 25     128,616      Fee/Leasehold   1887     2002        96%         9/1/2005          18,200,000
 26     116,590           Fee        1980     2005        98%        12/29/2005         17,550,000
 27         151           Fee        2005      N/A        98%         3/29/2006         18,470,000
 28         260           Fee        1982     2006        97%         12/5/2005         15,000,000
 29         260           Fee        1995      N/A        93%         11/1/2005         17,400,000
 30      95,495           Fee        1986     2005       100%         12/1/2005         14,300,000
 31     103,736           Fee        1986     2005        95%         2/16/2006         14,000,000
 32     154,734           Fee        1969     2005        97%         11/1/2005         13,400,000
 33     124,200           Fee        1996      N/A       100%         3/8/2006          13,000,000
 34      49,898           Fee        2003      N/A       100%         2/17/2006         12,700,000
 35      44,748           Fee        1942     2002        97%         1/31/2006         12,100,000
 36         122           Fee        1999      N/A        98%         1/12/2006         11,300,000
 37      73,208           Fee        1984     2005        95%         2/28/2006         10,250,000
 38      43,412           Fee        2004      N/A        91%         2/24/2006         10,300,000
 39         208           Fee        1989     2004        98%         3/2/2006          10,800,000
 40         274           Fee        1980      N/A        98%        12/27/2005         10,100,000
 41         175           Fee        1985     2006        59%            N/A            12,000,000
 42     105,820           Fee        1987     2004       100%         3/1/2006          10,500,000
 43         192           Fee        1979     2003        99%         1/31/2006         10,855,000
 44      17,529           Fee        2005      N/A        93%         2/27/2006         10,000,000
 45         208           Fee        1984     1998        94%         1/26/2006          9,000,000
 46          30           Fee        2005      N/A        97%         3/2/2006          10,420,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE
               LOAN                                                     PRINCIPAL                           PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)   PROPERTY TYPE           SUB-TYPE
 -   -------  -----  -------------                                     -----------   -------------          ---------
 47             1    Belmont Street Shopping Center                       7,000,000  Retail                  Anchored
 48             1    Hilton Garden Inn - Lake Mary                        7,000,000  Hotel                 Full Service
 49             1    Washington Center                                    6,926,159  Retail                 Unanchored
 50             1    Hilton Garden Inn Hilton Head                        6,590,893  Hotel                 Full Service
 51             1    Creedmoor Commons                                    6,528,212  Retail                  Anchored
 52             1    Citrus Falls Commons                                 6,500,000  Retail                 Unanchored
 53             1    Windlands Shopping Center                            6,489,000  Retail                  Anchored
 54             2    Plantation Homes                                     6,400,000  Multifamily           Conventional
 55             1    Holiday Inn Express Woodland                         6,133,295  Hotel                Limited Service
 56             1    Office Depot                                         6,000,000  Retail                  Anchored
 57             2    American Heritage Place                              5,988,276  Multifamily           Conventional
 58             2    Royal Wildewood Manor Apartments                     5,979,766  Multifamily           Conventional
 59             1    Hampton Inn Indianapolis North Carmel                5,972,037  Hotel                Limited Service
 60             1    Maxim Pharmaceuticals                                5,619,390  Industrial                 n/a
 61             1    Town Square (Foothill and Haven)                     5,545,000  Retail                 Unanchored
 62             1    Residence Inn by Marriott Northwest                  5,275,985  Hotel                Limited Service
 63             1    Bonita Plaza                                         5,000,000  Retail                 Unanchored
 64             1    East Decatur Station                                 4,983,650  Mixed Use             Office/Retail
 65             1    Brick Professional Building                          4,983,254  Office                  Suburban
 66             1    Comar - North Lincoln Avenue                         4,970,141  Retail                 Unanchored
 67             1    Hampton Inn Nashville                                4,955,771  Hotel                Limited Service
 68             2    Briarwood Estates                                    4,878,997  Multifamily           Conventional
 69             2    Campus Court Apartments                              4,850,000  Multifamily           Conventional
 70             1    Comar - Kedzie Avenue                                4,840,294  Retail                 Unanchored
 71             2    Adrian's Tower                                       4,779,618  Multifamily           Conventional
 72             2    West Eagle Green Apartments                          4,725,000  Multifamily           Conventional
 73             1    Centre at Louetta Road                               4,718,201  Retail                 Unanchored
 74             1    Spring Mountain Commerce Center                      4,700,000  Retail                 Unanchored
 75             1    The Campbell Building                                4,700,000  Office                  Suburban
 76             2    Northwood Hills Apartments                           4,695,285  Multifamily           Conventional
 77             1    Holiday Inn Express Hotel & Suites Waxahachie        4,678,575  Hotel                Limited Service
 78             1    Woodward Bluffs Mobile Home Park                     4,600,000  Multifamily       Manufactured Housing
 79             1    Wilton Center                                        4,516,331  Office                  Suburban
 80             2    Madison Woods Apartments                             4,504,600  Multifamily           Conventional
 81             2    Cielo Vista - Desert Palms Mobile Home Park          4,500,000  Multifamily       Manufactured Housing
 82             1    North Town Financial Plaza                           4,480,346  Office                  Suburban
 83             1    Jack's Suniland Center                               4,475,000  Retail                 Unanchored
 84             1    Melbourne Distribution Center                        4,435,423  Industrial                 N/A
 85             1    Upland Industrial                                    4,320,561  Industrial                 N/A
 86             1    Heritage Old Town                                    4,295,502  Retail                 Unanchored
 87             1    Hampton Inn Aiken                                    4,290,944  Hotel                Limited Service
 88             1    Arlington Square                                     4,229,304  Mixed Use             Retail/Office
 89             2    Chevy Chase                                          4,200,000  Multifamily           Conventional
 90             2    Lakeside Mobile Home Park                            4,200,000  Multifamily       Manufactured Housing
 91             1    Holiday Inn Express & Suites Marion                  4,193,883  Hotel                Limited Service
 92             1    Holiday Inn Express Spartanburg                      4,175,200  Hotel                Limited Service
93A             2    Hunter's Trail Apartments                            3,190,000  Multifamily           Conventional
93B             2    Center Street Commons                                  960,000  Multifamily           Conventional
 94             1    Rutherfordton Square                                 4,100,000  Retail                  Anchored
 95             1    Santa Fe Palms                                       4,100,000  Retail                 Unanchored
 96             1    Stein Mart Plaza                                     4,092,146  Retail                  Anchored
 97             2    Chimney Hills Apartments                             4,000,000  Multifamily           Conventional
 98             1    Lake Underhill Road                                  3,982,790  Office                  Suburban
 99             1    Arbor Place Shopping Center                          3,982,465  Retail                 Unanchored
100             1    Rosewood Center                                      3,968,000  Retail                 Unanchored
101             1    Chagrin Professional Building                        3,858,761  Office                  Suburban
102             2    Fountain Valley Apartments                           3,834,713  Multifamily           Conventional
103             1    Tam Junction Shopping Center                         3,834,258  Retail                 Unanchored
104             2    Carlyle Place Apartments                             3,811,841  Multifamily           Conventional
105             1    Topsail Way Shopping Center                          3,800,000  Retail                  Anchored
106             1    Hampton Inn - Bloomington West                       3,778,069  Hotel                Limited Service
107             1    Sumner Retail                                        3,750,000  Retail                 Unanchored
108             1    Fairfield Inn & Suites Atlanta Airport               3,728,025  Hotel                Limited Service
109             1    USA Storage                                          3,692,990  Self Storage               N/A
110             1    Tinley Park Commons                                  3,634,414  Retail                  Anchored


     UNITS/SQ. FT./       FEE/       YEAR     YEAR     OCCUPANCY       DATE OF
 #     ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -     ----------      ---------    -----  ---------  -----------  --------------  ---------------
 47      71,672           Fee        1972     2005       100%         1/27/2006         11,150,000
 48         123           Fee        1998     2003        79%            N/A            12,500,000
 49      64,945           Fee        1972     2000        98%         11/1/2005          9,480,000
 50         104           Fee        2001      N/A        61%            N/A             9,900,000
 51      62,674           Fee        2005      N/A        90%         1/1/2006           8,300,000
 52      30,446           Fee        2005      N/A       100%         9/1/2005           9,000,000
 53     107,525           Fee        1976     2005        97%        11/30/2005          8,350,000
 54         160           Fee        2000      N/A        98%         1/11/2006          8,200,000
 55          70           Fee        2003      N/A        82%            N/A             9,600,000
 56      19,450           Fee        2005      N/A       100%         4/5/2004           9,100,000
 57          57           Fee        1903     2004        96%         2/13/2006          8,000,000
 58         260           Fee        1981     2005        92%        12/14/2005          7,750,000
 59         103           Fee        2000      N/A        71%            N/A            12,000,000
 60      23,501           Fee        1998     2001       100%         12/1/2005          8,240,000
 61      15,972           Fee        2005      N/A       100%         12/9/2005          8,200,000
 62          78           Fee        2003      N/A        74%            N/A             7,600,000
 63      28,407           Fee        1979     2005       100%         11/1/2005          7,200,000
 64      77,007           Fee        1945     2004       100%         2/20/2006          6,600,000
 65      39,763           Fee        2003      N/A       100%        11/21/2005          6,300,000
 66      25,263           Fee        1993      N/A       100%         12/1/2005          6,600,000
 67          86           Fee        1998      N/A        78%            N/A             7,150,000
 68         152           Fee        1994     1998        91%         1/19/2006          6,650,000
 69          60           Fee        1998      N/A       100%         5/7/2005           6,420,000
 70      24,045           Fee        1996      N/A       100%         12/1/2005          6,600,000
 71         100           Fee        1972     2004        96%        12/12/2005          6,800,000
 72         165           Fee        1973     2001        92%         2/24/2006          6,000,000
 73      22,738           Fee        2005      N/A       100%         3/1/2006           5,960,000
 74      24,860           Fee        1986     2004       100%         1/1/2006           7,150,000
 75      55,024           Fee        1980     2004        78%         3/10/2006          6,000,000
 76         192           Fee        1963     2003        97%         2/1/2006           6,100,000
 77          70           Fee        2003      N/A        77%            N/A             6,800,000
 78         170           Fee        1974      N/A       100%        11/18/2005          6,260,000
 79      47,808           Fee        2001      N/A        79%         2/1/2006           6,150,000
 80         180           Fee        1969     2005        88%         12/5/2005          7,240,000
 81         185           Fee        1960     2005        96%         1/1/2006           6,220,000
 82      40,065           Fee        1986     2004        92%         12/1/2005          8,900,000
 83      14,558           Fee        1967     1998       100%         12/1/2005          5,800,000
 84     184,000           Fee        1974     2005        83%         1/6/2006           6,200,000
 85      63,063           Fee        1970     2005       100%         3/13/2006          6,300,000
 86      14,696           Fee        2005      N/A       100%         2/16/2006          6,920,000
 87          67           Fee        1995     2005        75%            N/A             6,300,000
 88      45,661           Fee        1990      N/A        98%         1/18/2006          7,200,000
 89         120           Fee        1983     2003        99%         2/14/2006          5,350,000
 90         329           Fee        1973     2004        80%         2/1/2006           7,100,000
 91          81           Fee        2001      N/A        72%            N/A             5,900,000
 92          88           Fee        2002      N/A        77%            N/A             6,300,000
93A          40           Fee        2005      N/A        98%         1/1/2006           4,000,000
93B          14           Fee        2005      N/A        86%         1/1/2006           1,200,000
 94      42,529           Fee        2005      N/A        97%         2/1/2006           5,150,000
 95      21,749           Fee        1999      N/A        92%         1/3/2006           6,080,000
 96      97,944           Fee        1975     2003        93%         2/6/2006           6,200,000
 97          90           Fee        1980     2000        94%         2/20/2006          5,000,000
 98      33,700           Fee        2003      N/A        94%         12/2/2005          5,500,000
 99      26,474           Fee        2004      N/A        81%        11/30/2005          5,900,000
100      32,006           Fee        1986     2004       100%        11/21/2005          5,150,000
101      37,306           Fee        1983     2003        82%        12/12/2005          5,200,000
102          88           Fee        1997      N/A        93%        12/31/2005          4,900,000
103      14,391           Fee        1981     2004       100%         9/1/2005           5,900,000
104          84           Fee        2005      N/A        95%         11/1/2005          4,860,000
105      63,750           Fee        1986     1999       100%         11/2/2005          5,200,000
106          73           Fee        2001      N/A        75%            N/A             5,600,000
107      14,006           Fee        2005      N/A       100%         11/1/2005          6,380,000
108          85           Fee        2001     2004        87%            N/A             5,050,000
109      57,820           Fee        2004      N/A        87%         2/28/2006          5,300,000
110      36,289           Fee        1972     2004       100%         8/23/2005          5,500,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE
               LOAN                                                     PRINCIPAL                           PROPERTY
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)   PROPERTY TYPE           SUB-TYPE
 -   -------  -----  -------------                                     -----------   -------------          ---------
111             1    Walgreens Springfield                                3,612,522  Retail                  Anchored
112             1    Horizon Business Center                              3,600,000  Office                  Suburban
113             1    Upland Hills Shopping Center                         3,558,307  Retail                 Unanchored
114             1    Beach & Talbert Shopping Center                      3,493,041  Retail                 Unanchored
115             2    Brittany Square Apartments                           3,488,357  Multifamily           Conventional
116             2    Trailbridge Townhomes                                3,415,463  Multifamily           Conventional
117             1    Century Office Center                                3,400,000  Office                  Suburban
118             1    Oklahoma Retail                                      3,400,000  Retail                 Unanchored
119             1    Elk River Center - Phases I&II                       3,305,849  Retail                 Unanchored
120             1    Walgreens Pasco                                      3,238,813  Retail                  Anchored
121             1    Parker Valley Center 5                               3,200,000  Retail                 Unanchored
122             1    St. Andrews Place                                    3,200,000  Retail                 Unanchored
123             1    Northshore Medical Park                              3,164,483  Office                  Suburban
124             2    Fox Haven Apartments                                 3,100,000  Multifamily           Conventional
125             1    SMP Office                                           3,100,000  Office                  Suburban
126             1    Comfort Suites Southport NC                          3,091,492  Hotel                Limited Service
127             1    Beach Boulevard Retail                               3,086,637  Retail                 Unanchored
128             1    Norgate Shoppes                                      3,064,047  Retail                 Unanchored
129             1    Arcadia Plaza                                        3,000,000  Retail                 Unanchored
130             1    Kendall Square Shopping Center                       3,000,000  Retail                 Unanchored
131             1    Woodland Business Park                               3,000,000  Industrial                 N/A
132             1    CVS - Spring, TX (Houston)                           2,993,891  Retail                  Anchored
133             1    Freeman Center                                       2,924,162  Retail                 Unanchored
134             1    Hot Springs Plaza                                    2,900,000  Retail                 Unanchored
135             1    River Meadows Mobile Home Park                       2,887,755  Multifamily       Manufactured Housing
136             2    Ashton Woods Apartments                              2,880,000  Multifamily           Conventional
137             1    Wixom Industrial                                     2,858,962  Industrial                 N/A
138             1    Dobson Medical Plaza                                 2,818,775  Office                  Suburban
139             1    Heritage Place                                       2,780,000  Retail                 Unanchored
140             1    Liberty Station                                      2,700,000  Retail                 Unanchored
141             1    Sharon Lakes Plaza                                   2,689,250  Mixed Use             Retail/Office
142             2    Catalina Apartments                                  2,688,834  Multifamily           Conventional
143             1    Hayden Place                                         2,660,006  Office                  Suburban
144             2    Orange Grove Mobile Home Park                        2,638,811  Multifamily       Manufactured Housing
145             1    Merchant Square                                      2,609,637  Retail                 Unanchored
146             2    Heights Manor Apartments                             2,591,307  Multifamily           Conventional
147             1    Huntington Drive                                     2,500,000  Retail                 Unanchored
148             1    Streamwood Retail                                    2,500,000  Retail                 Unanchored
149             1    Clayton Court Mobile Home Park                       2,477,099  Multifamily       Manufactured Housing
150             2    Colonial Arms Apartments                             2,400,000  Multifamily           Conventional
151             1    Crawfordville Shopping Center                        2,245,604  Retail                 Unanchored
152             1    American Self-Storage                                2,222,835  Self Storage               N/A
153             1    Country Oaks Shopping Center                         2,160,000  Retail                  Anchored
154             1    De La Cruz Business Center                           2,135,000  Industrial                 N/A
155             1    Jasper Plaza                                         2,121,000  Retail                  Anchored
156             1    Clocktower Village Shopping Center                   2,000,000  Retail                 Unanchored
157             1    Figueroa                                             1,998,020  Retail                 Unanchored
158             1    El Porto Building                                    1,997,951  Mixed Use      Retail/Multifamily/Office
159             1    Bell Creek Town Center                               1,993,244  Retail                 Unanchored
160             2    Blue Skies Mobile Home Park                          1,990,147  Multifamily       Manufactured Housing
161             2    Quail Park Apartments                                1,896,392  Multifamily           Conventional
162             2    East Broad Plaza Apartments                          1,893,733  Multifamily           Conventional
163             1    Independence Village Center                          1,881,687  Retail                 Unanchored
164             1    Golf and Roselle Plaza                               1,842,100  Retail                 Unanchored
165             1    Quail Creek Self Storage                             1,831,522  Self Storage               N/A
166             1    2585 Cruse Road Retail                               1,794,154  Retail                 Unanchored
167             1    Palmetto Plaza II                                    1,793,600  Retail                 Unanchored
168             1    Elk River Center - Phase III                         1,757,477  Retail                 Unanchored
169             1    Kendale Plaza                                        1,750,000  Retail                 Unanchored
170             1    Bay Vista Retail                                     1,694,403  Retail                 Unanchored
171             1    Outparcels Cula                                      1,694,296  Retail                 Unanchored
172             1    Alltel Building                                      1,545,152  Retail                 Unanchored
173             1    Archer Central Building                              1,544,764  Retail                 Unanchored
174             1    Handy Attic Self Storage                             1,542,763  Self Storage               N/A
175             1    Flower Shopping Center                               1,497,018  Retail                 Unanchored


     UNITS/SQ. FT./       FEE/       YEAR     YEAR     OCCUPANCY       DATE OF
 #     ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -     ----------      ---------    -----  ---------  -----------  --------------  ---------------
111      14,490           Fee        2004      N/A       100%        12/30/2005          5,680,000
112      31,257           Fee        2000      N/A       100%         1/1/2006           4,500,000
113      20,301           Fee        2002      N/A       100%         3/1/2006           5,860,000
114      10,492           Fee        1964     2005       100%         3/15/2006          5,900,000
115          83           Fee        1976     2005        95%         1/6/2006           5,000,000
116         110           Fee        1973     2000        94%         9/30/2005          4,330,000
117      89,140           Fee        1961     2005        83%         1/1/2006           4,450,000
118      26,050           Fee        1995     1999       100%         1/9/2006           4,300,000
119      15,359           Fee        2002     2004       100%         2/15/2006          4,250,000
120      14,438           Fee        2004      N/A       100%        10/20/2005          5,420,000
121      10,205           Fee        2005      N/A       100%        11/15/2005          4,350,000
122      20,872           Fee        2000      N/A       100%         8/1/2005           4,100,000
123      27,189           Fee        1988     1998        87%         2/1/2006           3,990,000
124          96           Fee        1985     2005        88%         2/9/2006           5,200,000
125      23,893           Fee        1998      N/A        90%         1/31/2006          4,800,000
126          70           Fee        2002      N/A        70%            N/A             4,200,000
127      15,526           Fee        1977     1999       100%         11/9/2005          5,330,000
128      14,820           Fee        2005      N/A       100%         10/1/2005          3,900,000
129      15,305           Fee        1959     1987       100%         1/27/2006          4,800,000
130      15,647           Fee        1987      N/A       100%         1/1/2006           4,300,000
131      53,343           Fee        1976     2005       100%         12/1/2005          4,900,000
132      13,013           Fee        2005      N/A       100%        11/15/2005          3,860,000
133      26,983           Fee        1999      N/A       100%         2/14/2006          3,700,000
134      24,000           Fee        2002      N/A        93%        12/15/2005          3,625,000
135          71           Fee        1980     2003        94%         10/1/2005          4,100,000
136          72           Fee        1987     2003        97%         1/5/2006           3,600,000
137     129,450           Fee        1999     2005       100%         1/1/2006           6,600,000
138      16,431           Fee        1985     2003       100%         1/27/2006          3,850,000
139      30,136           Fee        1987      N/A        82%         1/10/2006          3,900,000
140      20,004           Fee        1983     2005       100%        12/19/2005          4,000,000
141      48,737           Fee        1989     1996        87%         2/1/2006           5,000,000
142         120           Fee        1969     2000        98%         12/1/2005          3,500,000
143      23,428           Fee        1977     2000        67%         9/19/2005          4,950,000
144          77           Fee        1953     2003        97%         10/1/2005          3,700,000
145      20,017           Fee        1981     2005        94%         11/1/2005          3,400,000
146         146           Fee        1974     2002        98%        10/30/2005          3,350,000
147       6,904           Fee        2004      N/A       100%         6/1/2005           4,500,000
148       7,118           Fee        2005      N/A       100%         3/1/2006           3,570,000
149         115           Fee        1980      N/A        98%        10/28/2005          4,000,000
150         123           Fee        1962     1999        89%         12/9/2005          3,000,000
151      19,450           Fee        1998      N/A       100%         3/1/2006           3,000,000
152      69,040           Fee        1989     2003        94%         3/1/2006           3,340,000
153      42,480           Fee        1984     2005       100%         12/1/2005          2,875,000
154      31,920           Fee        1973     2004        86%         3/1/2006           4,420,000
155      78,140           Fee        1984     2005       100%        12/19/2005          2,700,000
156      29,280           Fee        1987      N/A       100%         11/3/2005          2,800,000
157       8,517           Fee        1988      N/A       100%         3/30/2006          4,100,000
158      10,692           Fee        1953     2000       100%         8/31/2005          4,800,000
159      15,150           Fee        2005      N/A       100%         11/1/2005          2,925,000
160         102           Fee        1953     2006       100%         11/1/2005          3,000,000
161          69           Fee        1982     2005        93%         2/28/2006          2,950,000
162         114           Fee        1963     2000        96%         9/26/2005          2,500,000
163      25,018           Fee        1990     2003        93%         11/1/2005          2,450,000
164       6,000           Fee        2003      N/A       100%         8/23/2005          2,700,000
165      51,325           Fee        1995      N/A        90%        12/31/2005          2,450,000
166      12,319           Fee        1997      N/A       100%         8/29/2005          2,600,000
167      10,121           Fee        2005      N/A       100%         7/1/2005           3,000,000
168       7,899           Fee        2005      N/A       100%         2/15/2006          2,250,000
169      17,156           Fee        1983     2001       100%         3/6/2006           3,000,000
170      17,828           Fee        1987     2005       100%        12/13/2005          2,250,000
171      12,357           Fee        2005      N/A        89%         1/1/2006           2,420,000
172      14,631           Fee        1983     2004       100%         1/26/2006          2,200,000
173      11,367           Fee        1984      N/A       100%         1/11/2006          2,300,000
174      37,235           Fee        1995      N/A        93%         12/1/2005          2,170,000
175       4,808           Fee        1986     2004       100%         1/24/2006          2,350,000

                  DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES

                                                                          CUT-OFF DATE
                                   LOAN                                     PRINCIPAL                           PROPERTY
 #                       CROSSED  GROUP  PROPERTY NAME                     BALANCE (1)   PROPERTY TYPE           SUB-TYPE
 -                       -------  -----  -------------                     ------------  -------------          ---------
176                                 1    Shoppes at Wickham                   1,450,000  Retail                 Unanchored
177                                 1    Hollywood and Quiznos Retail         1,437,308  Retail                 Unanchored
178                                 1    Courtland Retail                     1,397,382  Retail                 Unanchored
179                                 2    Brookforest Apartments               1,354,225  Multifamily           Conventional
180                                 1    Yorba Riverside Plaza                1,303,817  Retail                 Unanchored
181                                 2    Briarcliff Plaza Apartments          1,295,712  Multifamily           Conventional
182                                 1    208th Street Station                 1,294,745  Retail                 Unanchored
183                                 2    Winterhaven Village Apartments       1,294,449  Multifamily           Conventional
184                                 1    Forest Village Shoppes               1,117,929  Retail                 Unanchored
185                                 2    Foxridge Apartments                    973,185  Multifamily           Conventional
186                                 1    Katy Road Self Storage                 956,192  Self Storage               N/A
187                                 1    Kennedy Mobile Home Park               941,172  Multifamily       Manufactured Housing
188                                 2    Anclote Acres Mobile Home Park         924,000  Multifamily       Manufactured Housing
189                                 1    Miller Road Retail                     900,000  Retail                 Unanchored
190                                 1    Pioneer Stor & Lock                    838,588  Self Storage               N/A
191                                 2    Frederick Street Lofts                 799,196  Multifamily           Conventional
192                                 2    Briarwood Mobile Home Park             739,129  Multifamily       Manufactured Housing
193                                 2    Greenwood Gardens Apartments           730,342  Multifamily           Conventional
                                                                         --------------
TOTAL/WEIGHTED AVERAGE:                                                  $1,439,456,353
                                                                         ==============

                         MAXIMUM:
                         Minimum:


                         UNITS/SQ. FT./       FEE/       YEAR     YEAR     OCCUPANCY       DATE OF
 #                         ROOMS/PADS      LEASEHOLD    BUILT  RENOVATED  RATE AT U/W  OCCUPANCY RATE  APPRAISED VALUE
 -                         ----------      ---------    -----  ---------  -----------  --------------  ---------------
176                          10,240           Fee        2005      N/A       100%         10/1/2005          2,100,000
177                           6,656           Fee        1999      N/A       100%         4/19/2006          2,175,000
178                           6,500           Fee        2004      N/A       100%        10/23/2005          1,775,000
179                              40           Fee        1978     1999        98%         11/1/2005          1,700,000
180                           7,399           Fee        1990      N/A       100%        11/10/2005          1,900,000
181                             116           Fee        1968     2000        94%         12/8/2005          2,440,000
182                          15,936           Fee        1986     2005        88%         12/8/2005          3,400,000
183                              62           Fee        1976     2000        95%         12/1/2005          1,660,000
184                           7,000           Fee        2004      N/A       100%         1/1/2006           1,480,000
185                              20           Fee        1970     2004       100%        10/31/2005          1,250,000
186                          40,065           Fee        1991     1998        90%         1/31/2006          1,290,000
187                              40           Fee        1953     1998        95%         1/1/2006           1,230,000
188                              38           Fee        1971     2000       100%         9/6/2005           1,290,000
189                           4,500           Fee        2005      N/A       100%         12/1/2005          1,380,000
190                          41,075           Fee        1978     2000        87%         1/20/2006          1,225,000
191                              11           Fee        1910     1995       100%         1/12/2006          1,000,000
192                              38           Fee        1955     2000       100%        11/10/2005          1,100,000
193                              22           Fee        1978     2004        95%         3/1/2006             960,000
                                                         -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                  1983     2003        96% (2)                   $1,999,735,000
                                                         =============================================================

                         MAXIMUM:                        2005     2006       100%                       $   71,200,000
                         Minimum:                        1887     1987        59%                       $      960,000

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) HOTEL PROPERTIES ARE NOT INCLUDED IN THE WEIGHTED AVERAGE OCCUPANCY RATE AT U/W.

(3) THE 310,285 SQUARE FEET FOR GETTYSBURG VILLAGE INCLUDES 23,210 SF OF GROUND LEASED PAD SPACE.

(4) THE 146,719 SQUARE FEET FOR PARKER RANCH CENTER INCLUDES 35,148 SF OF GROUND LEASED PAD SPACE.

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE
                                                                                                               OF
                                                                             ORIGINAL      CUT-OFF DATE      INITIAL
               LOAN                                                          PRINCIPAL       PRINCIPAL      MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                                BALANCE       BALANCE (1)   POOL BALANCE
 -   -------  -----  ---------                                                -------       -----------   ------------
 1              2    Babcock & Brown FX 1                                 $  157,440,000  $  157,440,000      10.94%
 2              1    Fortunoff Portfolio                                      74,000,000      73,687,843       5.12%
 3              1    Lincoln Road Retail                                      49,000,000      49,000,000       3.40%
 4              1    Gettysburg Village                                       43,750,000      43,750,000       3.04%
 5              1    75 Maiden Lane                                           31,000,000      31,000,000       2.15%
 6              2    Summit Hill                                              27,175,000      27,175,000       1.89%
 7              2    Andover House Apartments                                 25,000,000      25,000,000       1.74%
 8              2    Parc at Duluth                                           25,000,000      25,000,000       1.74%
 9              1    Stevenson Ranch Plaza - Phase I                          24,500,000      24,500,000       1.70%
 10             2    Lincoln Green Apartments                                 23,250,000      23,250,000       1.62%
 11             1    Breckenridge Shopping Center                             21,500,000      21,500,000       1.49%
 12             1    Winery Estates Marketplace                               21,500,000      21,476,511       1.49%
 13             1    Chino Spectrum Business Park                             21,200,000      21,200,000       1.47%
 14             2    Estates at Meridian - 1520 Magnolia Apartments           21,000,000      21,000,000       1.46%
 15             1    Parker Ranch Center                                      20,000,000      20,000,000       1.39%
 16             1    Spectra - POOL 1                                         19,213,585      19,213,585       1.33%
 17             2    Legacy at Abbington Place Apartments                     17,500,000      17,500,000       1.22%
 18             1    Aberdeen Commons                                         17,300,000      17,300,000       1.20%
 19             1    Glengary Shoppes                                         17,150,000      17,150,000       1.19%
 20             2    Battle Creek Village                                     17,000,000      17,000,000       1.18%
 21             2    Pelican Pointe Apartments                                15,900,000      15,900,000       1.10%
 22             1    Ewa Beach Center                                         15,700,000      15,700,000       1.09%
 23             1    6725 Sunset                                              14,500,000      14,500,000       1.01%
 24             1    330 Physician Center                                     14,000,000      14,000,000       0.97%
 25             1    Pack Square Portfolio                                    13,750,000      13,723,676       0.95%
 26             1    Northfield Plaza                                         13,600,000      13,600,000       0.94%
 27             2    Tarmigan at Wapato Creek                                 13,500,000      13,484,702       0.94%
 28             2    Summit Creek                                             12,000,000      12,000,000       0.83%
 29             2    Kingsberry Apartments                                    11,950,000      11,950,000       0.83%
 30             1    Brookfield I                                             11,000,000      11,000,000       0.76%
 31             1    Cherokee Commons                                         11,000,000      11,000,000       0.76%
 32             1    Crossroads Plaza                                         10,125,000      10,104,781       0.70%
 33             1    International Trade Center                                9,800,000       9,780,810       0.68%
 34             1    Anthem Medical Plaza                                      9,750,000       9,750,000       0.68%
 35             1    Westwood Centre                                           9,460,000       9,420,207       0.65%
 36             2    Springfield Commons Apartments                            8,750,000       8,750,000       0.61%
 37             1    Ivanhoe Financial Building                                8,200,000       8,200,000       0.57%
 38             1    Shops at Hamilton Mill                                    8,200,000       8,191,125       0.57%
 39             2    Cinnamon Trails Apartments                                8,150,000       8,150,000       0.57%
 40             2    Cherry Creek Apartments                                   7,900,000       7,900,000       0.55%
 41             1    Radisson Plymouth                                         7,890,000       7,856,438       0.55%
 42             1    34-38 Industrial Way East                                 7,850,000       7,850,000       0.55%
 43             2    Maguire Hill Apartments                                   7,500,000       7,500,000       0.52%
 44             1    Town Place Square                                         7,250,000       7,241,575       0.50%
 45             2    Arbor Hills Apartments                                    7,150,000       7,150,000       0.50%
 46             1    Main Place                                                7,100,000       7,100,000       0.49%
 47             1    Belmont Street Shopping Center                            7,000,000       7,000,000       0.49%
 48             1    Hilton Garden Inn - Lake Mary                             7,000,000       7,000,000       0.49%
 49             1    Washington Center                                         6,950,000       6,926,159       0.48%
 50             1    Hilton Garden Inn Hilton Head                             6,600,000       6,590,893       0.46%
 51             1    Creedmoor Commons                                         6,550,000       6,528,212       0.45%
 52             1    Citrus Falls Commons                                      6,500,000       6,500,000       0.45%
 53             1    Windlands Shopping Center                                 6,489,000       6,489,000       0.45%
 54             2    Plantation Homes                                          6,400,000       6,400,000       0.44%
 55             1    Holiday Inn Express Woodland                              6,150,000       6,133,295       0.43%
 56             1    Office Depot                                              6,000,000       6,000,000       0.42%
 57             2    American Heritage Place                                   6,000,000       5,988,276       0.42%
 58             2    Royal Wildewood Manor Apartments                          6,000,000       5,979,766       0.42%
 59             1    Hampton Inn Indianapolis North Carmel                     6,000,000       5,972,037       0.41%
 60             1    Maxim Pharmaceuticals                                     5,625,000       5,619,390       0.39%
 61             1    Town Square (Foothill and Haven)                          5,545,000       5,545,000       0.39%
 62             1    Residence Inn by Marriott Northwest                       5,300,000       5,275,985       0.37%
 63             1    Bonita Plaza                                              5,000,000       5,000,000       0.35%
 64             1    East Decatur Station                                      5,000,000       4,983,650       0.35%
 65             1    Brick Professional Building                               5,000,000       4,983,254       0.35%
 66             1    Comar - North Lincoln Avenue                              4,980,000       4,970,141       0.35%
 67             1    Hampton Inn Nashville                                     5,000,000       4,955,771       0.34%
 68             2    Briarwood Estates                                         4,900,000       4,878,997       0.34%
 69             2    Campus Court Apartments                                   4,850,000       4,850,000       0.34%
 70             1    Comar - Kedzie Avenue                                     4,850,000       4,840,294       0.34%
 71             2    Adrian's Tower                                            4,800,000       4,779,618       0.33%
 72             2    West Eagle Green Apartments                               4,725,000       4,725,000       0.33%
 73             1    Centre at Louetta Road                                    4,727,000       4,718,201       0.33%
 74             1    Spring Mountain Commerce Center                           4,700,000       4,700,000       0.33%
 75             1    The Campbell Building                                     4,700,000       4,700,000       0.33%
 76             2    Northwood Hills Apartments                                4,700,000       4,695,285       0.33%
 77             1    Holiday Inn Express Hotel & Suites Waxahachie             4,700,000       4,678,575       0.33%
 78             1    Woodward Bluffs Mobile Home Park                          4,600,000       4,600,000       0.32%
 79             1    Wilton Center                                             4,525,000       4,516,331       0.31%
 80             2    Madison Woods Apartments                                  4,525,000       4,504,600       0.31%
 81             2    Cielo Vista - Desert Palms Mobile Home Park               4,500,000       4,500,000       0.31%
 82             1    North Town Financial Plaza                                4,500,000       4,480,346       0.31%
 83             1    Jack's Suniland Center                                    4,475,000       4,475,000       0.31%
 84             1    Melbourne Distribution Center                             4,450,000       4,435,423       0.31%
 85             1    Upland Industrial                                         4,325,000       4,320,561       0.30%
 86             1    Heritage Old Town                                         4,300,000       4,295,502       0.30%
 87             1    Hampton Inn Aiken                                         4,300,000       4,290,944       0.30%
 88             1    Arlington Square                                          4,250,000       4,229,304       0.29%
 89             2    Chevy Chase                                               4,200,000       4,200,000       0.29%
 90             2    Lakeside Mobile Home Park                                 4,200,000       4,200,000       0.29%
 91             1    Holiday Inn Express & Suites Marion                       4,200,000       4,193,883       0.29%
 92             1    Holiday Inn Express Spartanburg                           4,200,000       4,175,200       0.29%
 93             2    Hunter's Trail Apartments and Center Street Commons       4,150,000       4,150,000       0.29%
 94             1    Rutherfordton Square                                      4,100,000       4,100,000       0.28%

                                                                    INITIAL
      ORIGINATION    REMAINING       ORIGINAL        REMAINING     INTEREST
      AMORTIZATION  AMORTIZATION      TERM TO         TERM TO         ONLY     MORTGAGE                   FIRST
          TERM          TERM         MATURITY        MATURITY        PERIOD    INTEREST     MONTHLY      PAYMENT    MATURITY
 #      (MONTHS)      (MONTHS)     (MONTHS) (2)  (MONTHS) (1) (2)  (MONTHS)      RATE     PAYMENT (3)     DATE        DATE
 -      --------      --------     ------------  ----------------  ---------     ----     -----------     ----        ----
 1        364            364            120             116            84       5.548%     $  895,151   2/11/2006   1/11/2016
 2        360            356            120             116             0       5.735%        431,139   2/11/2006   1/11/2016
 3   Interest Only  Interest Only       120             118           120       5.635%        233,292   4/11/2006   3/11/2016
 4        360            360            122             117            12       5.870%        258,658   1/11/2006   2/11/2016
 5        360            360            120             116            25       5.550%        176,988   2/11/2006   1/11/2016
 6        360            360            120             117            60       5.530%        154,809   3/11/2006   2/11/2016
 7   Interest Only  Interest Only        59              57            59       5.582%        117,911   4/11/2006   2/11/2011
 8        360            360            120             116            12       6.080%        151,176   2/11/2006   1/11/2016
 9        360            360            120             117            58       5.560%        140,032   3/11/2006   2/11/2016
 10       360            360            120             116            24       5.630%        133,914   2/11/2006   1/11/2016
 11       360            360            120             116            24       5.790%        126,015   2/11/2006   1/11/2016
 12       360            359            118             117             0       5.510%        122,210   5/11/2006   2/11/2016
 13       360            360            120             119            48       5.785%        124,189   5/11/2006   4/11/2016
 14       360            360            121             117            36       5.540%        119,763   2/11/2006   2/11/2016
 15       360            360            120             116            60       5.560%        114,312   2/11/2006   1/11/2016
 16       360            360            120             118            60       5.860%        113,471   4/11/2006   3/11/2016
 17       360            360            120             116            36       5.560%        100,023   2/11/2006   1/11/2016
 18       360            360            120             120             0       5.690%        100,300   6/11/2006   5/11/2016
 19       360            360            122             121            24       5.750%        100,083   5/11/2006   6/11/2016
 20       360            360            121             118            60       5.550%         97,058   3/11/2006   3/11/2016
 21       360            360            120             116            60       5.700%         92,284   2/11/2006   1/11/2016
 22       360            360            120             117            36       5.430%         88,455   3/11/2006   2/11/2016
 23       360            360            121             116            36       5.763%         84,738   1/11/2006   1/11/2016
 24       360            360            120             116            24       5.610%         80,459   2/11/2006   1/11/2016
 25       360            358            120             118             0       5.793%         80,617   4/11/2006   3/11/2016
 26       360            360            120             119            36       5.930%         80,928   5/11/2006   4/11/2016
 27       360            359            120             119             0       5.315%         75,092   5/11/2006   4/11/2016
 28       360            360            121             117            60       5.580%         68,738   2/11/2006   2/11/2016
 29       360            360            121             117            36       5.540%         68,151   2/11/2006   2/11/2016
 30       360            360            120             118            48       5.480%         62,319   4/11/2006   3/11/2016
 31       360            360            120             114            12       5.660%         63,565  12/11/2005  11/11/2015
 32       360            358            120             118             0       5.600%         58,125   4/11/2006   3/11/2016
 33       360            358            120             118             0       5.690%         56,817   4/11/2006   3/11/2016
 34       360            360            120             118            24       5.600%         55,973   4/11/2006   3/11/2016
 35       360            356            120             116             0       5.750%         55,206   2/11/2006   1/11/2016
 36       360            360            120             118            36       5.710%         50,841   4/11/2006   3/11/2016
 37       360            360            121             117            24       5.660%         47,385   2/11/2006   2/11/2016
 38       360            359            119             118             0       5.560%         46,868   5/11/2006   3/11/2016
 39       360            360            120             119            48       5.680%         47,199   5/11/2006   4/11/2016
 40       360            360            120             116            24       5.630%         45,502   2/11/2006   1/11/2016
 41       300            297             60              57             0       6.430%         52,929   3/11/2006   2/11/2011
 42       360            360            120             116            60       5.640%         45,263   2/11/2006   1/11/2016
 43       360            360            120             118            36       5.580%         42,961   4/11/2006   3/11/2016
 44       360            359            115             114             0       5.180%         39,721   5/11/2006  11/11/2015
 45       360            360            120             117            24       5.720%         41,589   3/11/2006   2/11/2016
 46       360            360            119             119            24       5.840%         41,840   6/11/2006   4/11/2016
 47       360            360            121             118            12       5.330%         39,002   3/11/2006   3/11/2036
 48       300            300             60              57            35       6.318%         46,469   3/11/2006   2/11/2011
 49       360            357            120             117             0       5.540%         39,636   3/11/2006   2/11/2016
 50       300            299            120             119             0       6.290%         43,702   5/11/2006   4/11/2016
 51       360            357            120             117             0       5.720%         38,099   3/11/2006   2/11/2016
 52       360            360            121             117            24       5.480%         36,825   2/11/2006   2/11/2016
 53       360            360            120             118            12       5.800%         38,074   4/11/2006   3/11/2016
 54       360            360            120             118            24       5.500%         36,338   4/11/2006   3/11/2016
 55       300            298            120             118             0       6.020%         39,700   4/11/2006   3/11/2016
 56       360            360            112             110            24       5.490%         34,030   4/11/2006   7/11/2015
 57       360            358            120             118             0       5.700%         34,824   4/11/2006   3/11/2016
 58       360            357            120             117             0       5.640%         34,596   3/11/2006   2/11/2016
 59       300            297            120             117             0       5.783%         37,866   3/11/2006   2/11/2016
 60       360            359            120             119             0       5.990%         33,689   5/11/2006   4/11/2016
 61       360            360            121             117            48       5.653%         32,018   2/11/2006   2/11/2016
 62       300            297            120             117             0       5.983%         34,093   3/11/2006   2/11/2016
 63       360            360            120             116            24       5.700%         29,020   2/11/2006   1/11/2016
 64       360            357            119             116             0       5.820%         29,401   3/11/2006   1/11/2016
 65       360            357            120             117             0       5.680%         28,957   3/11/2006   2/11/2016
 66       360            358            119             117             0       5.640%         28,715   4/11/2006   2/11/2016
 67       240            236            121             117             0       5.880%         35,476   2/11/2006   2/11/2016
 68       360            356            120             116             0       5.650%         28,285   2/11/2006   1/11/2016
 69       360            360            122             120            36       5.780%         28,396   4/11/2006   5/11/2016
 70       360            358            119             117             0       5.590%         27,812   4/11/2006   2/11/2016
 71       360            356            120             116             0       5.700%         27,859   2/11/2006   1/11/2016
 72       360            360             60              56            24       5.850%         27,875   2/11/2006   1/11/2011
 73       360            358            120             118             0       5.920%         28,098   4/11/2006   3/11/2016
 74       360            360            121             118            48       5.610%         27,011   3/11/2006   3/11/2016
 75       360            360            120             119            24       5.780%         27,518   5/11/2006   4/11/2016
 76       360            359            120             119             0       5.960%         28,058   5/11/2006   4/11/2016
 77       300            297            120             117             0       5.940%         30,110   3/11/2006   2/11/2016
 78       360            360            121             117            12       5.730%         26,786   2/11/2006   2/11/2016
 79       360            358            120             118             0       5.790%         26,522   4/11/2006   3/11/2016
 80       360            356            120             116             0       5.380%         25,353   2/11/2006   1/11/2016
 81       360            360            121             117            24       5.760%         26,289   2/11/2006   2/11/2016
 82       360            356            120             116             0       5.550%         25,692   2/11/2006   1/11/2016
 83       360            360            120             117            61       5.770%         26,172   3/11/2006   2/11/2016
 84       360            357            120             117             0       5.810%         26,139   3/11/2006   2/11/2016
 85       360            359            120             119             0       5.840%         25,487   5/11/2006   4/11/2016
 86       360            359            120             119             0       5.740%         25,066   5/11/2006   4/11/2016
 87       240            239            120             119             0       6.230%         31,380   5/11/2006   4/11/2016
 88       300            297            120             117             0       5.470%         26,023   3/11/2006   2/11/2016
 89       360            360            120             119            60       5.990%         25,154   5/11/2006   4/11/2016
 90       360            360            120             119            24       5.800%         24,644   5/11/2006   4/11/2016
 91       300            299            120             119             0       5.940%         26,907   5/11/2006   4/11/2016
 92       300            296            120             116             0       5.900%         26,805   2/11/2006   1/11/2016
 93       360            360            120             117            36       5.460%         23,459   3/11/2006   2/11/2016
 94       360            360            120             119            12       5.570%         23,460   5/11/2006   4/11/2016




                PREPAYMENT PROVISION (5)      DEFEASANCE
 #    ARD (4)       AS OF ORIGINATION           OPTION
 -    -------       -----------------           ------
 1      N/A     Lock/113_0.0%/7                   Yes
 2      N/A     Lock/113_0.0%/7                   Yes
 3      N/A     Lock/116_0.0%/4                   Yes
 4      N/A     Lock/115_0.0%/7                   Yes
 5      N/A     Lock/116_0.0%/4                   Yes
 6      N/A     Lock/113_0.0%/7                   Yes
 7      N/A     Lock/8_YM1/47_0.0%/4              No
 8      N/A     Lock/113_0.0%/7                   Yes
 9      N/A     Lock/117_0.0%/3                   Yes
 10     N/A     Lock/117_0.0%/3                   Yes
 11     N/A     Lock/117_0.0%/3                   Yes
 12     N/A     Lock/115_0.0%/3                   Yes
 13     N/A     Lock/117_0.0%/3                   Yes
 14     N/A     Lock/117_0.0%/4                   Yes
 15     N/A     Lock/117_0.0%/3                   Yes
 16     N/A     Lock/117_0.0%/3                   Yes
 17     N/A     Lock/117_0.0%/3                   Yes
 18     N/A     Lock/117_0.0%/3                   Yes
 19     N/A     Lock/119_0.0%/3                   Yes
 20     N/A     Lock/118_0.0%/3                   Yes
 21     N/A     Lock/117_0.0%/3                   Yes
 22     N/A     Lock/117_0.0%/3                   Yes
 23     N/A     Lock/115_0.0%/6                   Yes
 24     N/A     Lock/114_0.0%/6                   Yes
 25     N/A     Lock/117_0.0%/3                   Yes
 26     N/A     Lock/116_0.0%/4                   Yes
 27     N/A     Lock/117_0.0%/3                   Yes
 28     N/A     Lock/113_0.0%/8                   Yes
 29     N/A     Lock/118_0.0%/3                   Yes
 30     N/A     Lock/117_0.0%/3                   Yes
 31     N/A     Lock/114_0.0%/6                   Yes
 32     N/A     Lock/117_0.0%/3                   Yes
 33     N/A     Lock/38_YM1/79_0.0%/3    (6)      Yes
 34     N/A     Lock/117_0.0%/3                   Yes
 35     N/A     Lock/117_0.0%/3                   Yes
 36     N/A     Lock/114_0.0%/6                   Yes
 37     N/A     Lock/118_0.0%/3                   Yes
 38     N/A     Lock/116_0.0%/3                   Yes
 39     N/A     Lock/37_YM1/79_0.0%/4             No
 40     N/A     Lock/117_0.0%/3                   Yes
 41     N/A     Lock/11_YM1/46_0.0%/3             No
 42     N/A     Lock/117_0.0%/3                   Yes
 43     N/A     Lock/117_0.0%/3                   Yes
 44     N/A     Lock/112_0.0%/3                   Yes
 45     N/A     Lock/117_0.0%/3                   Yes
 46     N/A     Lock/36_YM1/77_0.0%/6             No
 47  3/11/2016  Lock/118_0.0%/3                   Yes
 48     N/A     Lock/56_0.0%/4                    Yes
 49     N/A     Lock/117_0.0%/3                   Yes
 50     N/A     Lock/117_0.0%/3                   Yes
 51     N/A     Lock/117_0.0%/3                   Yes
 52     N/A     Lock/115_0.0%/6                   Yes
 53     N/A     Lock/114_0.0%/6                   Yes
 54     N/A     Lock/117_0.0%/3                   Yes
 55     N/A     Lock/117_0.0%/3                   Yes
 56     N/A     Lock/109_0.0%/3                   Yes
 57     N/A     Lock/117_0.0%/3                   Yes
 58     N/A     Lock/117_0.0%/3                   Yes
 59     N/A     Lock/117_0.0%/3                   Yes
 60     N/A     Lock/37_YM1/80_0.0%/3             No
 61     N/A     Lock/118_0.0%/3                   Yes
 62     N/A     Lock/117_0.0%/3                   Yes
 63     N/A     Lock/114_0.0%/6                   Yes
 64     N/A     Lock/116_0.0%/3                   Yes
 65     N/A     Lock/117_0.0%/3                   Yes
 66     N/A     Lock/116_0.0%/3                   Yes
 67     N/A     Lock/118_0.0%/3                   Yes
 68     N/A     Lock/117_0.0%/3                   Yes
 69     N/A     Lock/119_0.0%/3                   Yes
 70     N/A     Lock/116_0.0%/3                   Yes
 71     N/A     Lock/114_0.0%/6                   Yes
 72     N/A     Lock/54_0.0%/6                    Yes
 73     N/A     Lock/117_0.0%/3                   Yes
 74     N/A     Lock/118_0.0%/3                   Yes
 75     N/A     Lock/117_0.0%/3                   Yes
 76     N/A     Lock/117_0.0%/3                   Yes
 77     N/A     Lock/117_0.0%/3                   Yes
 78     N/A     Lock/118_0.0%/3                   Yes
 79     N/A     Lock/117_0.0%/3                   Yes
 80     N/A     Lock/117_0.0%/3                   Yes
 81     N/A     Lock/115_0.0%/6                   Yes
 82     N/A     Lock/114_0.0%/6                   Yes
 83     N/A     Lock/117_0.0%/3                   Yes
 84     N/A     Lock/117_0.0%/3                   Yes
 85     N/A     Lock/117_0.0%/3                   Yes
 86     N/A     Lock/114_0.0%/6                   Yes
 87     N/A     Lock/117_0.0%/3                   Yes
 88     N/A     Lock/117_0.0%/3                   Yes
 89     N/A     Lock/114_0.0%/6                   Yes
 90     N/A     Lock/117_0.0%/3                   Yes
 91     N/A     Lock/117_0.0%/3                   Yes
 92     N/A     Lock/40_YM1/76_0.0%/4             No
 93     N/A     Lock/117_0.0%/3                   Yes
 94     N/A     Lock/117_0.0%/3                   Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                                                                                           PERCENTAGE
                                                                                                               OF
                                                                             ORIGINAL      CUT-OFF DATE      INITIAL
               LOAN                                                          PRINCIPAL       PRINCIPAL      MORTGAGE
 #   CROSSED  GROUP  LOAN NAME                                                BALANCE       BALANCE (1)   POOL BALANCE
 -   -------  -----  ---------                                                -------       -----------   ------------
 95             1    Santa Fe Palms                                            4,100,000       4,100,000       0.28%
 96             1    Stein Mart Plaza                                          4,100,000       4,092,146       0.28%
 97             2    Chimney Hills Apartments                                  4,000,000       4,000,000       0.28%
 98             1    Lake Underhill Road                                       4,000,000       3,982,790       0.28%
 99             1    Arbor Place Shopping Center                               4,000,000       3,982,465       0.28%
100             1    Rosewood Center                                           3,968,000       3,968,000       0.28%
101             1    Chagrin Professional Building                             3,875,000       3,858,761       0.27%
102             2    Fountain Valley Apartments                                3,855,000       3,834,713       0.27%
103             1    Tam Junction Shopping Center                              3,850,000       3,834,258       0.27%
104             2    Carlyle Place Apartments                                  3,825,000       3,811,841       0.26%
105             1    Topsail Way Shopping Center                               3,800,000       3,800,000       0.26%
106             1    Hampton Inn - Bloomington West                            3,800,000       3,778,069       0.26%
107             1    Sumner Retail                                             3,750,000       3,750,000       0.26%
108             1    Fairfield Inn & Suites Atlanta Airport                    3,750,000       3,728,025       0.26%
109             1    USA Storage                                               3,700,000       3,692,990       0.26%
110             1    Tinley Park Commons                                       3,650,000       3,634,414       0.25%
111             1    Walgreens Springfield                                     3,625,000       3,612,522       0.25%
112             1    Horizon Business Center                                   3,600,000       3,600,000       0.25%
113             1    Upland Hills Shopping Center                              3,573,000       3,558,307       0.25%
114             1    Beach & Talbert Shopping Center                           3,500,000       3,493,041       0.24%
115             2    Brittany Square Apartments                                3,500,000       3,488,357       0.24%
116             2    Trailbridge Townhomes                                     3,430,000       3,415,463       0.24%
117             1    Century Office Center                                     3,400,000       3,400,000       0.24%
118             1    Oklahoma Retail                                           3,400,000       3,400,000       0.24%
119             1    Elk River Center - Phases I&II                            3,320,000       3,305,849       0.23%
120             1    Walgreens Pasco                                           3,250,000       3,238,813       0.23%
121             1    Parker Valley Center 5                                    3,200,000       3,200,000       0.22%
122             1    St. Andrews Place                                         3,200,000       3,200,000       0.22%
123             1    Northshore Medical Park                                   3,192,000       3,164,483       0.22%
124             2    Fox Haven Apartments                                      3,100,000       3,100,000       0.22%
125             1    SMP Office                                                3,100,000       3,100,000       0.22%
126             1    Comfort Suites Southport NC                               3,100,000       3,091,492       0.21%
127             1    Beach Boulevard Retail                                    3,100,000       3,086,637       0.21%
128             1    Norgate Shoppes                                           3,080,000       3,064,047       0.21%
129             1    Arcadia Plaza                                             3,000,000       3,000,000       0.21%
130             1    Kendall Square Shopping Center                            3,000,000       3,000,000       0.21%
131             1    Woodland Business Park                                    3,000,000       3,000,000       0.21%
132             1    CVS - Spring, TX (Houston)                                3,000,000       2,993,891       0.21%
133             1    Freeman Center                                            2,930,000       2,924,162       0.20%
134             1    Hot Springs Plaza                                         2,900,000       2,900,000       0.20%
135             1    River Meadows Mobile Home Park                            2,900,000       2,887,755       0.20%
136             2    Ashton Woods Apartments                                   2,880,000       2,880,000       0.20%
137             1    Wixom Industrial                                          2,900,000       2,858,962       0.20%
138             1    Dobson Medical Plaza                                      2,830,000       2,818,775       0.20%
139             1    Heritage Place                                            2,780,000       2,780,000       0.19%
140             1    Liberty Station                                           2,700,000       2,700,000       0.19%
141             1    Sharon Lakes Plaza                                        2,700,000       2,689,250       0.19%
142             2    Catalina Apartments                                       2,700,000       2,688,834       0.19%
143             1    Hayden Place                                              2,665,000       2,660,006       0.18%
144             2    Orange Grove Mobile Home Park                             2,650,000       2,638,811       0.18%
145             1    Merchant Square                                           2,622,000       2,609,637       0.18%
146             2    Heights Manor Apartments                                  2,600,000       2,591,307       0.18%
147             1    Huntington Drive                                          2,500,000       2,500,000       0.17%
148             1    Streamwood Retail                                         2,500,000       2,500,000       0.17%
149             1    Clayton Court Mobile Home Park                            2,500,000       2,477,099       0.17%
150             2    Colonial Arms Apartments                                  2,400,000       2,400,000       0.17%
151             1    Crawfordville Shopping Center                             2,250,000       2,245,604       0.16%
152             1    American Self-Storage                                     2,225,000       2,222,835       0.15%
153             1    Country Oaks Shopping Center                              2,160,000       2,160,000       0.15%
154             1    De La Cruz Business Center                                2,135,000       2,135,000       0.15%
155             1    Jasper Plaza                                              2,125,000       2,121,000       0.15%
156             1    Clocktower Village Shopping Center                        2,000,000       2,000,000       0.14%
157             1    Figueroa                                                  2,000,000       1,998,020       0.14%
158             1    El Porto Building                                         2,000,000       1,997,951       0.14%
159             1    Bell Creek Town Center                                    2,000,000       1,993,244       0.14%
160             2    Blue Skies Mobile Home Park                               2,000,000       1,990,147       0.14%
161             2    Quail Park Apartments                                     1,900,000       1,896,392       0.13%
162             2    East Broad Plaza Apartments                               1,900,000       1,893,733       0.13%
163             1    Independence Village Center                               1,888,000       1,881,687       0.13%
164             1    Golf and Roselle Plaza                                    1,850,000       1,842,100       0.13%
165             1    Quail Creek Self Storage                                  1,837,500       1,831,522       0.13%
166             1    2585 Cruse Road Retail                                    1,800,000       1,794,154       0.12%
167             1    Palmetto Plaza II                                         1,800,000       1,793,600       0.12%
168             1    Elk River Center - Phase III                              1,765,000       1,757,477       0.12%
169             1    Kendale Plaza                                             1,750,000       1,750,000       0.12%
170             1    Bay Vista Retail                                          1,700,000       1,694,403       0.12%
171             1    Outparcels Cula                                           1,700,000       1,694,296       0.12%
172             1    Alltel Building                                           1,550,000       1,545,152       0.11%
173             1    Archer Central Building                                   1,550,000       1,544,764       0.11%
174             1    Handy Attic Self Storage                                  1,550,000       1,542,763       0.11%
175             1    Flower Shopping Center                                    1,500,000       1,497,018       0.10%
176             1    Shoppes at Wickham                                        1,450,000       1,450,000       0.10%
177             1    Hollywood and Quiznos Retail                              1,440,000       1,437,308       0.10%
178             1    Courtland Retail                                          1,400,000       1,397,382       0.10%
179             2    Brookforest Apartments                                    1,360,000       1,354,225       0.09%
180             1    Yorba Riverside Plaza                                     1,308,000       1,303,817       0.09%
181             2    Briarcliff Plaza Apartments                               1,300,000       1,295,712       0.09%
182             1    208th Street Station                                      1,300,000       1,294,745       0.09%
183             2    Winterhaven Village Apartments                            1,300,000       1,294,449       0.09%
184             1    Forest Village Shoppes                                    1,120,000       1,117,929       0.08%
185             2    Foxridge Apartments                                         975,000         973,185       0.07%
186             1    Katy Road Self Storage                                      960,000         956,192       0.07%
187             1    Kennedy Mobile Home Park                                    945,000         941,172       0.07%

                                                                    INITIAL
      ORIGINATION    REMAINING       ORIGINAL        REMAINING     INTEREST
      AMORTIZATION  AMORTIZATION      TERM TO         TERM TO         ONLY     MORTGAGE                   FIRST
          TERM          TERM         MATURITY        MATURITY        PERIOD    INTEREST     MONTHLY      PAYMENT    MATURITY
 #      (MONTHS)      (MONTHS)     (MONTHS) (2)  (MONTHS) (1) (2)  (MONTHS)      RATE     PAYMENT (3)     DATE        DATE
 -      --------      --------     ------------  ----------------  ---------     ----     -----------     ----        ----
 95       360            360            120             117            24       5.670%         23,719   3/11/2006   2/11/2016
 96       360            358            120             118             0       5.790%         24,031   4/11/2006   3/11/2016
 97       360            360             60              56            24       5.800%         23,470   2/11/2006   1/11/2011
 98       360            356            120             116             0       5.630%         23,039   2/11/2006   1/11/2016
 99       360            356            121             117             0       5.530%         22,787   2/11/2006   2/11/2016
100       360            360            120             118            36       5.870%         23,460   4/11/2006   3/11/2016
101       360            356            120             116             0       5.770%         22,663   2/11/2006   1/11/2016
102       360            355            122             117             0       5.600%         22,131   1/11/2006   2/11/2016
103       360            356            122             118             0       5.900%         22,836   2/11/2006   3/11/2016
104       360            357            120             117             0       5.523%         21,773   3/11/2006   2/11/2016
105       360            360            120             118            48       5.730%         22,128   4/11/2006   3/11/2016
106       300            296            120             116             0       6.050%         24,600   2/11/2006   1/11/2016
107       360            360            121             117            12       5.460%         21,198   2/11/2006   2/11/2016
108       300            296            122             118             0       5.950%         24,047   2/11/2006   3/11/2016
109       360            358            121             119             0       5.840%         21,804   4/11/2006   4/11/2016
110       360            356            120             116             0       5.670%         21,115   2/11/2006   1/11/2016
111       360            357            120             117             0       5.520%         20,628   3/11/2006   2/11/2036
112       360            360            120             118            30       5.590%         20,644   4/11/2006   3/11/2016
113       360            356            121             117             0       5.870%         21,124   2/11/2006   2/11/2016
114       360            358            120             118             0       5.620%         20,137   4/11/2006   3/11/2016
115       360            357            120             117             0       5.720%         20,358   3/11/2006   2/11/2016
116       360            356            120             116             0       5.710%         19,929   2/11/2006   1/11/2016
117       360            360            120             117            24       6.210%         20,846   3/11/2006   2/11/2016
118       360            360            120             117            36       5.720%         19,777   3/11/2006   2/11/2016
119       360            356            120             116             0       5.680%         19,227   2/11/2006   1/11/2016
120       360            357            120             117             0       5.520%         18,494   3/11/2006   2/11/2036
121       360            360            122             118            37       5.550%         18,270   2/11/2006   3/11/2016
122       360            360            120             117            12       5.800%         18,776   3/11/2006   2/11/2016
123       360            352            120             112             0       5.480%         18,084  10/11/2005   9/11/2015
124       360            360            120             118            36       5.820%         18,229   4/11/2006   3/11/2016
125       360            360            120             118            60       5.420%         17,446   4/11/2006   3/11/2016
126       300            298            120             118             0       5.960%         19,898   4/11/2006   3/11/2016
127       360            356            120             116             0       5.620%         17,836   2/11/2006   1/11/2016
128       360            355            120             115             0       5.680%         17,837   1/11/2006  12/11/2015
129       360            360            120             119            36       5.760%         17,526   5/11/2006   4/11/2016
130       360            360            122             119            24       5.850%         17,698   3/11/2006   4/11/2016
131       360            360            120             116            24       5.690%         17,393   2/11/2006   1/11/2016
132       360            358            115             113             0       5.510%         17,052   4/11/2006  10/11/2015
133       360            358            120             118             0       5.610%         16,839   4/11/2006   3/11/2016
134       360            360            120             118            36       5.690%         16,813   4/11/2006   3/11/2016
135       360            356            120             116             0       5.730%         16,887   2/11/2006   1/11/2016
136       360            360            121             117            36       5.570%         16,479   2/11/2006   2/11/2016
137       180            176            120             116             0       5.750%         24,082   2/11/2006   1/11/2016
138       360            356            120             116             0       6.060%         17,077   2/11/2006   1/11/2016
139       360            360            120             116            24       5.600%         15,959   2/11/2006   1/11/2016
140       360            360            121             117            24       5.662%         15,606   2/11/2006   2/11/2016
141       360            356            120             116             0       6.040%         16,257   2/11/2006   1/11/2016
142       360            356            121             117             0       5.840%         15,911   2/11/2006   2/11/2016
143       360            358            120             118             0       5.890%         15,790   4/11/2006   3/11/2016
144       360            356            120             116             0       5.730%         15,431   2/11/2006   1/11/2016
145       300            297            120             117             0       5.700%         16,416   3/11/2006   2/11/2016
146       360            357            120             117             0       5.690%         15,074   3/11/2006   2/11/2016
147       360            360            120             116            24       5.870%         14,780   2/11/2006   1/11/2016
148       360            360            120             119            36       6.030%         15,037   5/11/2006   4/11/2016
149       240            236            121             117             0       5.580%         17,310   2/11/2006   2/11/2016
150       360            360            120             116            24       5.540%         13,687   2/11/2006   1/11/2016
151       360            358            121             119             0       5.700%         13,059   4/11/2006   4/11/2016
152       360            359            120             119             0       6.120%         13,512   5/11/2006   4/11/2016
153       360            360            120             117            24       5.720%         12,564   3/11/2006   2/11/2016
154       360            360            120             117            60       5.610%         12,270   3/11/2006   2/11/2016
155       360            358            120             118             0       5.870%         12,563   4/11/2006   3/11/2016
156       360            360            120             116            24       5.600%         11,482   2/11/2006   1/11/2016
157       360            359            120             119             0       6.030%         12,030   5/11/2006   4/11/2016
158       360            359            120             119             0       5.850%         11,799   5/11/2006   4/11/2016
159       360            357            120             117             0       5.630%         11,519   3/11/2006   2/11/2016
160       360            355            120             115             0       5.930%         11,901   1/11/2006  12/11/2015
161       360            358            120             118             0       5.830%         11,185   4/11/2006   3/11/2016
162       360            357            120             117             0       5.770%         11,112   3/11/2006   2/11/2016
163       360            357            121             118             0       5.690%         10,946   3/11/2006   3/11/2016
164       360            356            120             116             0       5.670%         10,702   2/11/2006   1/11/2016
165       360            357            120             117             0       5.850%         10,840   3/11/2006   2/11/2016
166       360            357            120             117             0       5.860%         10,630   3/11/2006   2/11/2016
167       360            357            117             114             0       5.330%         10,029   3/11/2006  11/11/2015
168       360            356            120             116             0       5.680%         10,222   2/11/2006   1/11/2016
169       360            360            120             119            24       5.960%         10,447   5/11/2006   4/11/2016
170       360            357            120             117             0       5.780%          9,953   3/11/2006   2/11/2016
171       360            357            120             117             0       5.670%          9,835   3/11/2006   2/11/2016
172       360            357            120             117             0       6.080%          9,373   3/11/2006   2/11/2016
173       360            357            120             117             0       5.630%          8,928   3/11/2006   2/11/2016
174       300            297            121             118             0       5.770%          9,770   3/11/2006   3/11/2016
175       360            358            121             119             0       5.620%          8,630   4/11/2006   4/11/2016
176       360            360            120             118            12       5.850%          8,554   4/11/2006   3/11/2016
177       360            358            120             118             0       5.900%          8,541   4/11/2006   3/11/2016
178       360            358            120             118             0       5.900%          8,304   4/11/2006   3/11/2016
179       360            356            120             116             0       5.700%          7,893   2/11/2006   1/11/2016
180       360            357            120             117             0       5.950%          7,800   3/11/2006   2/11/2016
181       360            357            120             117             0       5.770%          7,603   3/11/2006   2/11/2016
182       360            356            120             116             0       5.960%          7,761   2/11/2006   1/11/2016
183       360            356            122             118             0       5.670%          7,521   2/11/2006   3/11/2016
184       360            358            120             118             0       5.950%          6,679   4/11/2006   3/11/2016
185       360            358            120             118             0       5.920%          5,796   4/11/2006   3/11/2016
186       360            356            120             116             0       6.060%          5,793   2/11/2006   1/11/2016
187       360            356            120             116             0       5.950%          5,635   2/11/2006   1/11/2016




                PREPAYMENT PROVISION (5)      DEFEASANCE
 #    ARD (4)   AS OF ORIGINATION               OPTION
 -    -------   -----------------               ------
 95     N/A     Lock/117_0.0%/3                   Yes
 96     N/A     Lock/117_0.0%/3                   Yes
 97     N/A     Lock/54_0.0%/6                    Yes
 98     N/A     Lock/117_0.0%/3                   Yes
 99     N/A     Lock/118_0.0%/3                   Yes
100     N/A     Lock/114_0.0%/6                   Yes
101     N/A     Lock/117_0.0%/3                   Yes
102     N/A     Lock/116_0.0%/6                   Yes
103     N/A     Lock/116_0.0%/6                   Yes
104     N/A     Lock/117_0.0%/3                   Yes
105     N/A     Lock/117_0.0%/3                   Yes
106     N/A     Lock/117_0.0%/3                   Yes
107     N/A     Lock/40_YM1/78_0.0%/3             No
108     N/A     Lock/119_0.0%/3                   Yes
109     N/A     Lock/38_YM1/80_0.0%/3             No
110     N/A     Lock/114_0.0%/6                   Yes
111  2/11/2016  Lock/117_0.0%/3                   Yes
112     N/A     Lock/117_0.0%/3                   Yes
113     N/A     Lock/118_0.0%/3                   Yes
114     N/A     Lock/117_0.0%/3                   Yes
115     N/A     Lock/114_0.0%/6                   Yes
116     N/A     Lock/114_0.0%/6                   Yes
117     N/A     Lock/117_0.0%/3                   Yes
118     N/A     Lock/117_0.0%/3                   Yes
119     N/A     Lock/117_0.0%/3                   Yes
120  2/11/2016  Lock/117_0.0%/3                   Yes
121     N/A     Lock/119_0.0%/3                   Yes
122     N/A     Lock/117_0.0%/3                   Yes
123     N/A     Lock/114_0.0%/6                   Yes
124     N/A     Lock/117_0.0%/3                   Yes
125     N/A     Lock/117_0.0%/3                   Yes
126     N/A     Lock/117_0.0%/3                   Yes
127     N/A     Lock/114_0.0%/6                   Yes
128     N/A     Lock/114_0.0%/6                   Yes
129     N/A     Lock/117_0.0%/3                   Yes
130     N/A     Lock/116_0.0%/6                   Yes
131     N/A     Lock/114_0.0%/6                   Yes
132     N/A     Lock/112_0.0%/3                   Yes
133     N/A     Lock/117_0.0%/3                   Yes
134     N/A     Lock/114_0.0%/6                   Yes
135     N/A     Lock/114_0.0%/6                   Yes
136     N/A     Lock/118_0.0%/3                   Yes
137     N/A     Lock/114_0.0%/6                   Yes
138     N/A     Lock/114_0.0%/6                   Yes
139     N/A     Lock/114_0.0%/6                   Yes
140     N/A     Lock/118_0.0%/3                   Yes
141     N/A     Lock/117_0.0%/3                   Yes
142     N/A     Lock/118_0.0%/3                   Yes
143     N/A     Lock/114_0.0%/6                   Yes
144     N/A     Lock/114_0.0%/6                   Yes
145     N/A     Lock/114_0.0%/6                   Yes
146     N/A     Lock/114_0.0%/6                   Yes
147     N/A     Lock/40_YM1/77_0.0%/3             No
148     N/A     Lock/117_0.0%/3                   Yes
149     N/A     Lock/115_0.0%/6                   Yes
150     N/A     Lock/117_0.0%/3                   Yes
151     N/A     Lock/115_0.0%/6                   Yes
152     N/A     Lock/117_0.0%/3                   Yes
153     N/A     Lock/114_0.0%/6                   Yes
154     N/A     Lock/117_0.0%/3                   Yes
155     N/A     Lock/117_0.0%/3                   Yes
156     N/A     Lock/114_0.0%/6                   Yes
157     N/A     Lock/114_0.0%/6                   Yes
158     N/A     Lock/37_YM1/80_0.0%/3             No
159     N/A     Lock/114_0.0%/6                   Yes
160     N/A     Lock/114_0.0%/6                   Yes
161     N/A     Lock/117_0.0%/3                   Yes
162     N/A     Lock/39_YM1/78_0.0%/3             No
163     N/A     Lock/115_0.0%/6                   Yes
164     N/A     Lock/114_0.0%/6                   Yes
165     N/A     Lock/114_0.0%/6                   Yes
166     N/A     Lock/114_0.0%/6                   Yes
167     N/A     Lock/111_0.0%/6                   Yes
168     N/A     Lock/117_0.0%/3                   Yes
169     N/A     Lock/117_0.0%/3                   Yes
170     N/A     Lock/114_0.0%/6                   Yes
171     N/A     Lock/114_0.0%/6                   Yes
172     N/A     Lock/114_0.0%/6                   Yes
173     N/A     Lock/114_0.0%/6                   Yes
174     N/A     Lock/115_0.0%/6                   Yes
175     N/A     Lock/118_0.0%/3                   Yes
176     N/A     Lock/114_0.0%/6                   Yes
177     N/A     Lock/114_0.0%/6                   Yes
178     N/A     Lock/114_0.0%/6                   Yes
179     N/A     Lock/114_0.0%/6                   Yes
180     N/A     Lock/39_YM1/78_0.0%/3             No
181     N/A     Lock/39_YM1/78_0.0%/3             No
182     N/A     Lock/117_0.0%/3                   Yes
183     N/A     Lock/116_0.0%/6                   Yes
184     N/A     Lock/114_0.0%/6                   Yes
185     N/A     Lock/114_0.0%/6                   Yes
186     N/A     Lock/114_0.0%/6                   Yes
187     N/A     Lock/114_0.0%/6                   Yes

                CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS



                                                                                                 ORIGINAL      CUT-OFF DATE
                                   LOAN                                                          PRINCIPAL       PRINCIPAL
 #                       CROSSED  GROUP  LOAN NAME                                                BALANCE       BALANCE (1)
 -                       -------  -----  ---------                                                -------       -----------
188                                 2    Anclote Acres Mobile Home Park                              924,000         924,000
189                                 1    Miller Road Retail                                          900,000         900,000
190                                 1    Pioneer Stor & Lock                                         840,000         838,588
191                                 2    Frederick Street Lofts                                      800,000         799,196
192                                 2    Briarwood Mobile Home Park                                  742,000         739,129
193                                 2    Greenwood Gardens Apartments                                740,000         730,342
                                                                                              ------------------------------
TOTAL/WEIGHTED AVERAGE:                                                                       $1,441,084,085  $1,439,456,353
                                                                                              ==============================
MAXIMUM:                                                                                      $  157,440,000  $  157,440,000
MINIMUM:                                                                                      $      740,000  $      730,342

                          PERCENTAGE                                                                  INITIAL
                              OF        ORIGINATION    REMAINING       ORIGINAL        REMAINING     INTEREST
                            INITIAL     AMORTIZATION  AMORTIZATION      TERM TO         TERM TO         ONLY     MORTGAGE
                           MORTGAGE         TERM          TERM         MATURITY        MATURITY        PERIOD    INTEREST
 #                       POOL BALANCE     (MONTHS)      (MONTHS)     (MONTHS) (2)  (MONTHS) (1) (2)  (MONTHS)      RATE
 -                       ------------     --------      --------     ------------  ----------------  ---------     ----
188                           0.06%         360            360            122             120            12       5.920%
189                           0.06%         360            360            119             119             0       5.850%
190                           0.06%         360            358            120             118             0       6.370%
191                           0.06%         360            359            122             121             0       5.950%
192                           0.05%         360            356            120             116             0       6.190%
193                           0.05%         300            291            119             110             0       5.850%
                            -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     100.00%         356            355            118             115                     5.686%
                            ===========================================================================================
MAXIMUM:                     10.94%         364            364            122             121                     6.430%
MINIMUM:                      0.05%         180            176             59              56                     5.180%



                                         FIRST
                           MONTHLY      PAYMENT    MATURITY              PREPAYMENT PROVISION (5)      DEFEASANCE
 #                       PAYMENT (3)     DATE        DATE      ARD (4)       AS OF ORIGINATION           OPTION
 -                       -----------     ----        ----      -------       -----------------           ------
188                            5,492   4/11/2006   5/11/2016     N/A     Lock/116_0.0%/6                   Yes
189                            5,309   6/11/2006   4/11/2016     N/A     Lock/113_0.0%/6                   Yes
190                            5,238   4/11/2006   3/11/2016     N/A     Lock/114_0.0%/6                   Yes
191                            4,771   5/11/2006   6/11/2016     N/A     Lock/116_0.0%/6                   Yes
192                            4,540   2/11/2006   1/11/2016     N/A     Lock/40_YM1/77_0.0%/3             No
193                            4,700   9/11/2005   7/11/2015     N/A     Lock/113_0.0%/6                   Yes
                          ----------------------------------
TOTAL/WEIGHTED AVERAGE:   $8,327,624    3/9/2006   2/19/2016
                          ==================================
MAXIMUM:                  $  895,151   6/11/2006   3/11/2036
MINIMUM:                  $    4,540   9/11/2005   1/11/2011

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3) FOR MORTGAGE LOANS CLASSIFIED AS INTEREST ONLY, THE MONTHLY PAYMENTS REPRESENT THE AVERAGE OF ONE FULL YEAR OF INTEREST PAYMENTS. FOR MORTGAGE LOANS WITH AN INITIAL INTEREST ONLY TERM, THE MONTHLY PAYMENTS REPRESENT THE PRINCIPAL AND INTEREST PAYMENTS DUE AFTER THE INITIAL INTEREST ONLY TERM.

(4)  ANTICIPATED REPAYMENT DATE.

(5)  PREPAYMENT PROVISION AS OF ORIGINATION:

     LOCK/(X) = LOCKOUT OR DEFEASANCE FOR (X) PAYMENTS

     YMA/(Y) = GREATER OF YIELD MAINTENANCE PREMIUM AND A% PREPAYMENT FOR (Y) PAYMENTS

     0.0%/(X) = PREPAYABLE AT PAR FOR (X) PAYMENTS

(6) THE BORROWER UNDER THE MORTGAGE LOAN DOCUMENTS HAS THE OPTION TO DEFEASE THE LOAN OR PAY THE REQUIRED YIELD MAINTENANCE PREMIUM.

                      ADDITIONAL MORTGAGE LOAN INFORMATION


                                                                           CUT-OFF DATE
               LOAN                                                          PRINCIPAL       APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                              BALANCE (1)        VALUE      LTV RATIO (1) (3)
 -   -------  -----  ---------                                              -----------        -----      -----------------
 1              2    Babcock & Brown FX 1                                 $  157,440,000  $  196,800,000        80.0%
 2              1    Fortunoff Portfolio                                      73,687,843      94,000,000        78.4%
 3              1    Lincoln Road Retail                                      49,000,000      71,200,000        68.8%
 4              1    Gettysburg Village                                       43,750,000      56,500,000        77.4%
 5              1    75 Maiden Lane                                           31,000,000      41,500,000        74.7%
 6              2    Summit Hill                                              27,175,000      35,000,000        77.6%
 7              2    Andover House Apartments                                 25,000,000      57,700,000        43.3%
 8              2    Parc at Duluth                                           25,000,000      34,400,000        72.7%
 9              1    Stevenson Ranch Plaza - Phase I                          24,500,000      33,800,000        72.5%
10              2    Lincoln Green Apartments                                 23,250,000      30,100,000        77.2%
11              1    Breckenridge Shopping Center                             21,500,000      28,100,000        76.5%
12              1    Winery Estates Marketplace                               21,476,511      31,300,000        68.6%
13              1    Chino Spectrum Business Park                             21,200,000      32,000,000        66.3%
14              2    Estates at Meridian - 1520 Magnolia Apartments           21,000,000      27,000,000        77.8%
15              1    Parker Ranch Center                                      20,000,000      31,700,000        63.1%
16              1    Spectra - POOL 1                                         19,213,585      24,450,000        78.6%
17              2    Legacy at Abbington Place Apartments                     17,500,000      22,010,000        79.5%
18              1    Aberdeen Commons                                         17,300,000      21,950,000        78.8%
19              1    Glengary Shoppes                                         17,150,000      22,300,000        76.9%
20              2    Battle Creek Village                                     17,000,000      25,300,000        67.2%
21              2    Pelican Pointe Apartments                                15,900,000      21,500,000        74.0%
22              1    Ewa Beach Center                                         15,700,000      22,000,000        71.4%
23              1    6725 Sunset                                              14,500,000      21,000,000        69.0%
24              1    330 Physician Center                                     14,000,000      17,900,000        78.2%
25              1    Pack Square Portfolio                                    13,723,676      18,200,000        75.4%
26              1    Northfield Plaza                                         13,600,000      17,550,000        77.5%
27              2    Tarmigan at Wapato Creek                                 13,484,702      18,470,000        73.0%
28              2    Summit Creek                                             12,000,000      15,000,000        80.0%
29              2    Kingsberry Apartments                                    11,950,000      17,400,000        68.7%
30              1    Brookfield I                                             11,000,000      14,300,000        76.9%
31              1    Cherokee Commons                                         11,000,000      14,000,000        78.6%
32              1    Crossroads Plaza                                         10,104,781      13,400,000        75.4%
33              1    International Trade Center                                9,780,810      13,000,000        75.2%
34              1    Anthem Medical Plaza                                      9,750,000      12,700,000        76.8%
35              1    Westwood Centre                                           9,420,207      12,100,000        77.9%
36              2    Springfield Commons Apartments                            8,750,000      11,300,000        77.4%
37              1    Ivanhoe Financial Building                                8,200,000      10,250,000        80.0%
38              1    Shops at Hamilton Mill                                    8,191,125      10,300,000        79.5%
39              2    Cinnamon Trails Apartments                                8,150,000      10,800,000        75.5%
40              2    Cherry Creek Apartments                                   7,900,000      10,100,000        78.2%
41              1    Radisson Plymouth                                         7,856,438      12,000,000        65.5%
42              1    34-38 Industrial Way East                                 7,850,000      10,500,000        74.8%
43              2    Maguire Hill Apartments                                   7,500,000      10,855,000        69.1%
44              1    Town Place Square                                         7,241,575      10,000,000        72.4%
45              2    Arbor Hills Apartments                                    7,150,000       9,000,000        79.4%
46              1    Main Place                                                7,100,000      10,420,000        68.1%
47              1    Belmont Street Shopping Center                            7,000,000      11,150,000        62.8%
48              1    Hilton Garden Inn - Lake Mary                             7,000,000      12,500,000        56.0%
49              1    Washington Center                                         6,926,159       9,480,000        73.1%
50              1    Hilton Garden Inn Hilton Head                             6,590,893       9,900,000        66.6%
51              1    Creedmoor Commons                                         6,528,212       8,300,000        78.7%
52              1    Citrus Falls Commons                                      6,500,000       9,000,000        72.2%
53              1    Windlands Shopping Center                                 6,489,000       8,350,000        77.7%
54              2    Plantation Homes                                          6,400,000       8,200,000        78.0%
55              1    Holiday Inn Express Woodland                              6,133,295       9,600,000        63.9%
56              1    Office Depot                                              6,000,000       9,100,000        65.9%
57              2    American Heritage Place                                   5,988,276       8,000,000        74.9%
58              2    Royal Wildewood Manor Apartments                          5,979,766       7,750,000        77.2%
59              1    Hampton Inn Indianapolis North Carmel                     5,972,037      12,000,000        49.8%
60              1    Maxim Pharmaceuticals                                     5,619,390       8,240,000        68.2%
61              1    Town Square (Foothill and Haven)                          5,545,000       8,200,000        67.6%
62              1    Residence Inn by Marriott Northwest                       5,275,985       7,600,000        69.4%
63              1    Bonita Plaza                                              5,000,000       7,200,000        69.4%
64              1    East Decatur Station                                      4,983,650       6,600,000        75.5%
65              1    Brick Professional Building                               4,983,254       6,300,000        79.1%
66              1    Comar - North Lincoln Avenue                              4,970,141       6,600,000        75.3%
67              1    Hampton Inn Nashville                                     4,955,771       7,150,000        69.3%
68              2    Briarwood Estates                                         4,878,997       6,650,000        73.4%
69              2    Campus Court Apartments                                   4,850,000       6,420,000        75.5%
70              1    Comar - Kedzie Avenue                                     4,840,294       6,600,000        73.3%
71              2    Adrian's Tower                                            4,779,618       6,800,000        70.3%
72              2    West Eagle Green Apartments                               4,725,000       6,000,000        78.8%
73              1    Centre at Louetta Road                                    4,718,201       5,960,000        79.2%
74              1    Spring Mountain Commerce Center                           4,700,000       7,150,000        65.7%
75              1    The Campbell Building                                     4,700,000       6,000,000        78.3%
76              2    Northwood Hills Apartments                                4,695,285       6,100,000        77.0%

                    MATURITY/
                     ARD LTV
      MATURITY/ARD    RATIO         U/W           U/W         U/W    ADMINISTRATIVE
 #       BALANCE    (2)(3)(4)       NOI         NCF (5)    DSCR (6)       FEES
 -       -------    ---------       ---         -------    --------       ----
 1   $151,289,294     76.9%     $15,317,152   $14,818,152    1.38x       0.0217%
 2     62,248,978     66.2%       6,680,978     6,448,278    1.25        0.0217%
 3     49,000,000     68.8%       3,594,328     3,533,479    1.26        0.0217%
 4     37,698,177     66.7%       4,204,214     4,001,975    1.29        0.0217%
 5     27,232,280     65.6%       3,023,632     2,849,135    1.34        0.0217%
 6     25,255,110     72.2%       2,284,737     2,221,854    1.20        0.0217%
 7     25,000,000     43.3%       3,163,188     3,128,988    2.21        0.0217%
 8     21,735,526     63.2%       2,286,199     2,252,999    1.24        0.0217%
 9     22,718,355     67.2%       2,092,891     2,051,833    1.22        0.0217%
10     20,429,174     67.9%       2,178,446     2,008,446    1.25        0.0317%
11     18,962,300     67.5%       2,108,031     1,922,037    1.27        0.0217%
12     18,047,391     57.7%       1,845,382     1,781,488    1.21        0.0217%
13     19,438,327     60.7%       2,058,626     1,920,244    1.29        0.0217%
14     18,769,363     69.5%       1,792,714     1,729,714    1.20        0.0217%
15     18,595,579     58.7%       1,819,245     1,762,548    1.28        0.0317%
16     17,943,952     73.4%       1,770,569     1,666,059    1.22        0.0817%
17     15,672,602     71.2%       1,521,056     1,473,056    1.23        0.0217%
18     14,539,762     66.2%       1,488,592     1,446,224    1.20        0.0217%
19     15,059,239     67.5%       1,492,043     1,439,189    1.20        0.0217%
20     15,777,022     62.4%       1,543,288     1,493,288    1.28        0.0617%
21     14,812,418     68.9%       1,458,009     1,404,609    1.27        0.0217%
22     14,022,257     63.7%       1,389,898     1,320,855    1.24        0.0217%
23     13,019,889     62.0%       1,440,751     1,329,859    1.31        0.0217%
24     12,295,628     68.7%       1,306,214     1,204,542    1.25        0.0617%
25     11,592,556     63.7%       1,377,732     1,244,646    1.29        0.0617%
26     12,273,942     69.9%       1,457,108     1,325,493    1.36        0.0317%
27     11,213,784     60.7%       1,128,434     1,098,034    1.22        0.0217%
28     11,145,376     74.3%       1,045,129       986,629    1.20        0.0217%
29     10,680,662     61.4%       1,086,885     1,021,885    1.25        0.0217%
30     10,033,903     70.2%       1,046,353       933,396    1.25        0.0217%
31      9,458,703     67.6%         986,210       941,458    1.23        0.0217%
32      8,486,280     63.3%       1,078,436       965,361    1.38        0.0217%
33      8,236,560     63.4%       1,060,461       940,944    1.38        0.0217%
34      8,561,918     67.4%         886,733       816,717    1.22        0.0217%
35      7,961,380     65.8%         915,415       849,937    1.28        0.0817%
36      7,862,891     69.6%         751,868       727,468    1.19        0.0217%
37      7,197,978     70.2%         772,461       716,897    1.26        0.0217%
38      6,877,660     66.8%         789,241       717,308    1.28        0.0217%
39      7,459,510     69.1%         796,292       744,292    1.31        0.0317%
40      6,941,526     68.7%         728,784       660,284    1.21        0.0317%
41      7,179,045     59.8%       1,087,958       889,509    1.40        0.0217%
42      7,306,955     69.6%         691,179       655,483    1.21        0.0217%
43      6,721,876     61.9%         698,081       650,081    1.26        0.0217%
44      6,062,929     60.6%         617,334       591,303    1.24        0.0217%
45      6,295,353     69.9%         660,098       608,098    1.22        0.0417%
46      6,281,100     60.3%         622,026       605,796    1.21        0.0217%
47      5,951,005     53.4%         719,975       674,220    1.44        0.0217%
48      6,757,694     54.1%       1,159,941     1,017,982    1.83        0.0217%
49      5,811,096     61.3%         746,649       690,961    1.45        0.0217%
50      5,161,726     52.1%         892,907       807,332    1.54        0.0217%
51      5,506,818     66.3%         592,624       574,357    1.26        0.0217%
52      5,681,063     63.1%         665,518       630,485    1.43        0.0217%
53      5,603,104     67.1%         600,292       549,339    1.20        0.0217%
54      5,606,747     68.4%         674,239       634,239    1.45        0.0217%
55      4,767,251     49.7%         929,628       835,442    1.75        0.0217%
56      5,330,151     58.6%         610,373       588,049    1.44        0.0217%
57      5,044,328     63.1%         554,188       540,508    1.29        0.0217%
58      5,032,174     64.9%         590,540       525,540    1.27        0.0417%
59      4,610,420     38.4%         910,735       804,325    1.77        0.0217%
60      4,769,878     57.9%         592,797       552,801    1.37        0.0617%
61      5,064,191     61.8%         473,441       459,163    1.20        0.0217%
62      4,100,280     54.0%         654,580       575,143    1.41        0.0217%
63      4,400,604     61.1%         494,683       462,015    1.33        0.0617%
64      4,224,570     64.0%         556,505       492,974    1.40        0.0217%
65      4,198,586     66.6%         494,160       448,433    1.29        0.0217%
66      4,188,808     63.5%         440,368       416,714    1.21        0.0217%
67      3,242,947     45.4%         727,464       650,816    1.53        0.0217%
68      4,111,271     61.8%         474,893       436,893    1.29        0.1117%
69      4,350,328     67.8%         425,379       407,379    1.20        0.0217%
70      4,073,251     61.7%         437,359       412,269    1.24        0.0217%
71      4,033,495     59.3%         446,998       420,998    1.26        0.0217%
72      4,548,132     75.8%         502,041       460,791    1.38        0.0217%
73      4,000,507     67.1%         444,659       423,058    1.25        0.0217%
74      4,287,719     60.0%         456,530       427,875    1.32        0.0617%
75      4,144,453     69.1%         490,006       410,328    1.24        0.0217%
76      3,981,964     65.3%         464,801       416,801    1.24        0.0217%

                      ADDITIONAL MORTGAGE LOAN INFORMATION


                                                                           CUT-OFF DATE
               LOAN                                                          PRINCIPAL       APPRAISED       CUT-OFF DATE
 #   CROSSED  GROUP  LOAN NAME                                              BALANCE (1)        VALUE      LTV RATIO (1) (3)
 -   -------  -----  ---------                                              -----------        -----      -----------------
 77             1    Holiday Inn Express Hotel & Suites Waxahachie             4,678,575       6,800,000         68.8%
 78             1    Woodward Bluffs Mobile Home Park                          4,600,000       6,260,000         73.5%
 79             1    Wilton Center                                             4,516,331       6,150,000         73.4%
 80             2    Madison Woods Apartments                                  4,504,600       7,240,000         62.2%
 81             2    Cielo Vista - Desert Palms Mobile Home Park               4,500,000       6,220,000         72.3%
 82             1    North Town Financial Plaza                                4,480,346       8,900,000         50.3%
 83             1    Jack's Suniland Center                                    4,475,000       5,800,000         77.2%
 84             1    Melbourne Distribution Center                             4,435,423       6,200,000         71.5%
 85             1    Upland Industrial                                         4,320,561       6,300,000         68.6%
 86             1    Heritage Old Town                                         4,295,502       6,920,000         62.1%
 87             1    Hampton Inn Aiken                                         4,290,944       6,300,000         68.1%
 88             1    Arlington Square                                          4,229,304       7,200,000         58.7%
 89             2    Chevy Chase                                               4,200,000       5,350,000         78.5%
 90             2    Lakeside Mobile Home Park                                 4,200,000       7,100,000         59.2%
 91             1    Holiday Inn Express & Suites Marion                       4,193,883       5,900,000         71.1%
 92             1    Holiday Inn Express Spartanburg                           4,175,200       6,300,000         66.3%
 93             2    Hunter's Trail Apartments and Center Street Commons       4,150,000       5,200,000         79.8%
 94             1    Rutherfordton Square                                      4,100,000       5,150,000         79.6%
 95             1    Santa Fe Palms                                            4,100,000       6,080,000         67.4%
 96             1    Stein Mart Plaza                                          4,092,146       6,200,000         66.0%
 97             2    Chimney Hills Apartments                                  4,000,000       5,000,000         80.0%
 98             1    Lake Underhill Road                                       3,982,790       5,500,000         72.4%
 99             1    Arbor Place Shopping Center                               3,982,465       5,900,000         67.5%
100             1    Rosewood Center                                           3,968,000       5,150,000         77.0%
101             1    Chagrin Professional Building                             3,858,761       5,200,000         74.2%
102             2    Fountain Valley Apartments                                3,834,713       4,900,000         78.3%
103             1    Tam Junction Shopping Center                              3,834,258       5,900,000         65.0%
104             2    Carlyle Place Apartments                                  3,811,841       4,860,000         78.4%
105             1    Topsail Way Shopping Center                               3,800,000       5,200,000         73.1%
106             1    Hampton Inn - Bloomington West                            3,778,069       5,600,000         67.5%
107             1    Sumner Retail                                             3,750,000       6,380,000         58.8%
108             1    Fairfield Inn & Suites Atlanta Airport                    3,728,025       5,050,000         73.8%
109             1    USA Storage                                               3,692,990       5,300,000         69.7%
110             1    Tinley Park Commons                                       3,634,414       5,500,000         66.1%
111             1    Walgreens Springfield                                     3,612,522       5,680,000         63.6%
112             1    Horizon Business Center                                   3,600,000       4,500,000         80.0%
113             1    Upland Hills Shopping Center                              3,558,307       5,860,000         60.7%
114             1    Beach & Talbert Shopping Center                           3,493,041       5,900,000         59.2%
115             2    Brittany Square Apartments                                3,488,357       5,000,000         69.8%
116             2    Trailbridge Townhomes                                     3,415,463       4,330,000         78.9%
117             1    Century Office Center                                     3,400,000       4,450,000         76.4%
118             1    Oklahoma Retail                                           3,400,000       4,300,000         79.1%
119             1    Elk River Center - Phases I&II                            3,305,849       4,250,000         77.8%
120             1    Walgreens Pasco                                           3,238,813       5,420,000         59.8%
121             1    Parker Valley Center 5                                    3,200,000       4,350,000         73.6%
122             1    St. Andrews Place                                         3,200,000       4,100,000         78.0%
123             1    Northshore Medical Park                                   3,164,483       3,990,000         79.3%
124             2    Fox Haven Apartments                                      3,100,000       5,200,000         59.6%
125             1    SMP Office                                                3,100,000       4,800,000         64.6%
126             1    Comfort Suites Southport NC                               3,091,492       4,200,000         73.6%
127             1    Beach Boulevard Retail                                    3,086,637       5,330,000         57.9%
128             1    Norgate Shoppes                                           3,064,047       3,900,000         78.6%
129             1    Arcadia Plaza                                             3,000,000       4,800,000         62.5%
130             1    Kendall Square Shopping Center                            3,000,000       4,300,000         69.8%
131             1    Woodland Business Park                                    3,000,000       4,900,000         61.2%
132             1    CVS - Spring, TX (Houston)                                2,993,891       3,860,000         77.6%
133             1    Freeman Center                                            2,924,162       3,700,000         79.0%
134             1    Hot Springs Plaza                                         2,900,000       3,625,000         80.0%
135             1    River Meadows Mobile Home Park                            2,887,755       4,100,000         70.4%
136             2    Ashton Woods Apartments                                   2,880,000       3,600,000         80.0%
137             1    Wixom Industrial                                          2,858,962       6,600,000         43.3%
138             1    Dobson Medical Plaza                                      2,818,775       3,850,000         73.2%
139             1    Heritage Place                                            2,780,000       3,900,000         71.3%
140             1    Liberty Station                                           2,700,000       4,000,000         67.5%
141             1    Sharon Lakes Plaza                                        2,689,250       5,000,000         53.8%
142             2    Catalina Apartments                                       2,688,834       3,500,000         76.8%
143             1    Hayden Place                                              2,660,006       4,950,000         53.7%
144             2    Orange Grove Mobile Home Park                             2,638,811       3,700,000         71.3%
145             1    Merchant Square                                           2,609,637       3,400,000         76.8%
146             2    Heights Manor Apartments                                  2,591,307       3,350,000         77.4%
147             1    Huntington Drive                                          2,500,000       4,500,000         55.6%
148             1    Streamwood Retail                                         2,500,000       3,570,000         70.0%
149             1    Clayton Court Mobile Home Park                            2,477,099       4,000,000         61.9%
150             2    Colonial Arms Apartments                                  2,400,000       3,000,000         80.0%
151             1    Crawfordville Shopping Center                             2,245,604       3,000,000         74.9%
152             1    American Self-Storage                                     2,222,835       3,340,000         66.6%

                     MATURITY/
                      ARD LTV
      MATURITY/ARD     RATIO         U/W           U/W         U/W    ADMINISTRATIVE
 #       BALANCE     (2)(3)(4)       NOI         NCF (5)    DSCR (6)       FEES
 -       -------     ---------       ---         -------    --------       ----
 77       3,630,826    53.4%         612,828       545,369    1.51        0.0217%
 78       3,955,580    63.2%         398,854       390,354    1.21        0.1117%
 79       3,814,659    62.0%         463,804       419,821    1.32        0.0217%
 80       3,765,062    52.0%         564,744       519,744    1.71        0.0217%
 81       3,959,474    63.7%         395,038       385,788    1.22        0.0217%
 82       3,764,102    42.3%         533,119       482,938    1.57        0.0217%
 83       4,180,878    72.1%         414,055       390,679    1.24        0.0217%
 84       3,751,419    60.5%         485,415       422,369    1.35        0.0217%
 85       3,651,173    58.0%         404,270       375,008    1.23        0.0217%
 86       3,619,141    52.3%         423,754       406,854    1.35        0.0217%
 87       2,844,772    45.2%         567,137       512,391    1.36        0.0217%
 88       3,230,499    44.9%         542,099       490,526    1.57        0.0617%
 89       3,929,203    73.4%         391,676       361,676    1.20        0.0217%
 90       3,705,271    52.2%         478,086       461,636    1.56        0.0217%
 91       3,246,470    55.0%         571,428       504,028    1.56        0.0217%
 92       3,240,590    51.4%         676,641       600,796    1.87        0.0217%
 93       3,708,818    71.3%         347,635       336,835    1.20        0.0317%
 94       3,518,087    68.3%         386,104       373,163    1.33        0.0217%
 95       3,605,702    59.3%         406,044       379,722    1.33        0.0217%
 96       3,456,377    55.7%         549,843       477,855    1.66        0.0617%
 97       3,848,750    77.0%         361,837       339,337    1.20        0.0217%
 98       3,354,092    61.0%         394,829       355,359    1.29        0.0217%
 99       3,336,940    56.6%         383,740       360,871    1.32        0.0217%
100       3,577,102    69.5%         385,820       352,214    1.25        0.0217%
101       3,263,102    62.8%         391,648       360,096    1.32        0.0617%
102       3,216,711    65.6%         341,374       323,774    1.22        0.0217%
103       3,240,981    54.9%         357,482       340,932    1.24        0.0217%
104       3,196,516    65.8%         358,133       339,233    1.30        0.0217%
105       3,481,170    66.9%         412,657       379,094    1.43        0.0217%
106       2,946,835    52.6%         571,319       510,169    1.73        0.0217%
107       3,200,869    50.2%         373,998       357,010    1.40        0.0217%
108       2,878,890    57.0%         483,804       409,325    1.42        0.0217%
109       3,117,772    58.8%         363,598       355,106    1.36        0.0817%
110       3,064,342    55.7%         361,498       321,620    1.27        0.0217%
111       3,029,098    53.3%         335,883       333,709    1.35        0.0217%
112       3,193,071    71.0%         385,194       342,366    1.38        0.0217%
113       3,011,946    51.4%         329,966       308,566    1.22        0.0617%
114       2,935,333    49.8%         360,744       344,676    1.43        0.0217%
115       2,942,574    58.9%         388,539       367,789    1.51        0.0217%
116       2,883,142    66.6%         360,332       325,132    1.36        0.0217%
117       3,027,064    68.0%         375,692       310,952    1.24        0.0617%
118       3,054,636    71.0%         326,455       302,676    1.28        0.0317%
119       2,788,140    65.6%         300,778       284,162    1.23        0.0617%
120       2,715,742    50.1%         320,646       318,480    1.44        0.0217%
121       2,859,636    65.7%         279,290       266,501    1.22        0.0217%
122       2,761,637    67.4%         301,441       283,399    1.26        0.0217%
123       2,664,348    66.8%         309,078       277,811    1.28        0.0217%
124       2,791,844    53.7%         315,595       291,595    1.33        0.0217%
125       2,877,355    59.9%         335,205       307,143    1.47        0.0217%
126       2,398,131    57.1%         405,149       355,212    1.49        0.0217%
127       2,598,626    48.8%         280,975       263,120    1.23        0.0217%
128       2,586,846    66.3%         288,388       271,247    1.27        0.0217%
129       2,698,393    56.2%         301,410       283,809    1.35        0.0217%
130       2,639,780    61.4%         274,819       259,568    1.22        0.0617%
131       2,639,744    53.9%         319,122       286,999    1.38        0.0217%
132       2,534,013    65.6%         260,295       258,994    1.27        0.0217%
133       2,456,539    66.4%         297,941       270,623    1.34        0.0217%
134       2,604,937    71.9%         290,753       275,171    1.36        0.0217%
135       2,439,118    59.5%         281,261       277,711    1.37        0.1117%
136       2,575,683    71.5%         277,659       259,659    1.31        0.0217%
137       1,277,948    19.4%         502,411       444,158    1.54        0.0217%
138       2,403,701    62.4%         272,378       249,374    1.22        0.0217%
139       2,440,982    62.6%         292,613       257,412    1.34        0.0217%
140       2,370,179    59.3%         287,561       264,158    1.41        0.0817%
141       2,291,943    45.8%         303,994       246,396    1.26        0.0817%
142       2,273,973    65.0%         273,475       237,475    1.24        0.0217%
143       2,253,399    45.5%         376,903       353,241    1.86        0.0217%
144       2,228,849    60.2%         245,412       241,562    1.30        0.1117%
145       2,009,021    59.1%         286,358       268,342    1.36        0.0617%
146       2,183,927    65.2%         272,745       236,245    1.31        0.0617%
147       2,208,990    49.1%         243,171       233,115    1.31        0.0217%
148       2,260,638    63.3%         223,720       216,559    1.20        0.0317%
149       1,602,428    40.1%         313,233       307,483    1.48        0.0217%
150       2,104,322    70.1%         236,972       206,222    1.26        0.0217%
151       1,887,849    62.9%         220,081       204,049    1.30        0.0217%
152       1,893,958    56.7%         223,390       216,486    1.34        0.0617%

                      ADDITIONAL MORTGAGE LOAN INFORMATION


                                                                              CUT-OFF DATE
                                   LOAN                                         PRINCIPAL       APPRAISED       CUT-OFF DATE
           #             CROSSED  GROUP  LOAN NAME                             BALANCE (1)        VALUE      LTV RATIO (1) (3)
           -             -------  -----  ---------                             -----------        -----      -----------------
153                                 1    Country Oaks Shopping Center             2,160,000       2,875,000        75.1%
154                                 1    De La Cruz Business Center               2,135,000       4,420,000        48.3%
155                                 1    Jasper Plaza                             2,121,000       2,700,000        78.6%
156                                 1    Clocktower Village Shopping Center       2,000,000       2,800,000        71.4%
157                                 1    Figueroa                                 1,998,020       4,100,000        48.7%
158                                 1    El Porto Building                        1,997,951       4,800,000        41.6%
159                                 1    Bell Creek Town Center                   1,993,244       2,925,000        68.1%
160                                 2    Blue Skies Mobile Home Park              1,990,147       3,000,000        66.3%
161                                 2    Quail Park Apartments                    1,896,392       2,950,000        64.3%
162                                 2    East Broad Plaza Apartments              1,893,733       2,500,000        75.7%
163                                 1    Independence Village Center              1,881,687       2,450,000        76.8%
164                                 1    Golf and Roselle Plaza                   1,842,100       2,700,000        68.2%
165                                 1    Quail Creek Self Storage                 1,831,522       2,450,000        74.8%
166                                 1    2585 Cruse Road Retail                   1,794,154       2,600,000        69.0%
167                                 1    Palmetto Plaza II                        1,793,600       3,000,000        59.8%
168                                 1    Elk River Center - Phase III             1,757,477       2,250,000        78.1%
169                                 1    Kendale Plaza                            1,750,000       3,000,000        58.3%
170                                 1    Bay Vista Retail                         1,694,403       2,250,000        75.3%
171                                 1    Outparcels Cula                          1,694,296       2,420,000        70.0%
172                                 1    Alltel Building                          1,545,152       2,200,000        70.2%
173                                 1    Archer Central Building                  1,544,764       2,300,000        67.2%
174                                 1    Handy Attic Self Storage                 1,542,763       2,170,000        71.1%
175                                 1    Flower Shopping Center                   1,497,018       2,350,000        63.7%
176                                 1    Shoppes at Wickham                       1,450,000       2,100,000        69.0%
177                                 1    Hollywood and Quiznos Retail             1,437,308       2,175,000        66.1%
178                                 1    Courtland Retail                         1,397,382       1,775,000        78.7%
179                                 2    Brookforest Apartments                   1,354,225       1,700,000        79.7%
180                                 1    Yorba Riverside Plaza                    1,303,817       1,900,000        68.6%
181                                 2    Briarcliff Plaza Apartments              1,295,712       2,440,000        53.1%
182                                 1    208th Street Station                     1,294,745       3,400,000        38.1%
183                                 2    Winterhaven Village Apartments           1,294,449       1,660,000        78.0%
184                                 1    Forest Village Shoppes                   1,117,929       1,480,000        75.5%
185                                 2    Foxridge Apartments                        973,185       1,250,000        77.9%
186                                 1    Katy Road Self Storage                     956,192       1,290,000        74.1%
187                                 1    Kennedy Mobile Home Park                   941,172       1,230,000        76.5%
188                                 2    Anclote Acres Mobile Home Park             924,000       1,290,000        71.6%
189                                 1    Miller Road Retail                         900,000       1,380,000        65.2%
190                                 1    Pioneer Stor & Lock                        838,588       1,225,000        68.5%
191                                 2    Frederick Street Lofts                     799,196       1,000,000        79.9%
192                                 2    Briarwood Mobile Home Park                 739,129       1,100,000        67.2%
193                                 2    Greenwood Gardens Apartments               730,342         960,000        76.1%
                                                                             ------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      $1,439,456,353  $1,999,735,000        73.0%
                                                                             ==========================================

   MAXIMUM:                                                                  $  157,440,000  $  196,800,000        80.0%
   MINIMUM:                                                                  $      730,342  $      960,000        38.1%

                                         MATURITY/
                                          ARD LTV
                          MATURITY/ARD     RATIO         U/W           U/W         U/W    ADMINISTRATIVE
           #                BALANCE     (2)(3)(4)       NOI         NCF (5)    DSCR (6)       FEES
           -                -------     ---------       ---         -------    --------       ----
153                           1,901,813    66.2%         215,925       196,809    1.31        0.0217%
154                           1,986,397    44.9%         214,378       189,026    1.28        0.0217%
155                           1,795,726    66.5%         224,481       194,610    1.29        0.0617%
156                           1,756,103    62.7%         244,359       217,305    1.58        0.0217%
157                           1,697,957    41.4%         228,292       214,640    1.49        0.0217%
158                           1,688,910    35.2%         222,687       213,935    1.51        0.0217%
159                           1,676,880    57.3%         223,404       205,952    1.49        0.0217%
160                           1,692,429    56.4%         190,839       185,739    1.30        0.0217%
161                           1,603,666    54.4%         197,248       179,998    1.34        0.0217%
162                           1,599,807    64.0%         195,075       166,575    1.25        0.0217%
163                           1,582,190    64.6%         196,493       171,374    1.30        0.0217%
164                           1,553,161    57.5%         174,681       165,370    1.29        0.0217%
165                           1,550,895    63.3%         203,523       195,824    1.51        0.0217%
166                           1,519,696    58.4%         197,495       175,690    1.38        0.0217%
167                           1,504,853    50.2%         195,248       183,609    1.53        0.0217%
168                           1,482,249    65.9%         161,772       153,072    1.25        0.0617%
169                           1,549,542    51.7%         204,803       186,476    1.49        0.0217%
170                           1,431,838    63.6%         168,630       151,922    1.27        0.0217%
171                           1,427,086    59.0%         169,893       155,682    1.32        0.0217%
172                           1,317,134    59.9%         160,842       142,846    1.27        0.0217%
173                           1,299,581    56.5%         158,676       145,766    1.36        0.0217%
174                           1,186,259    54.7%         171,057       165,202    1.41        0.0217%
175                           1,255,458    53.4%         149,556       141,623    1.37        0.0217%
176                           1,253,706    59.7%         153,209       144,747    1.41        0.0217%
177                           1,217,960    56.0%         135,897       128,243    1.25        0.0217%
178                           1,184,128    66.7%         130,493       123,995    1.24        0.0217%
179                           1,142,823    67.2%         150,050       140,050    1.48        0.0217%
180                           1,107,264    58.3%         120,037       113,227    1.21        0.0217%
181                           1,094,606    44.9%         194,410       165,410    1.81        0.0217%
182                           1,100,936    32.4%         194,403       175,156    1.88        0.0217%
183                           1,086,672    65.5%         143,312       127,812    1.42        0.0217%
184                             948,714    64.1%         103,225        96,575    1.20        0.0217%
185                             825,153    66.0%          98,808        93,468    1.34        0.0217%
186                             815,389    63.2%         126,306       120,296    1.73        0.0217%
187                             800,060    65.0%          87,359        85,409    1.26        0.0217%
188                             797,427    61.8%          81,215        79,315    1.20        0.0217%
189                             761,668    55.2%         101,566        96,391    1.51        0.0217%
190                             720,266    58.8%         113,403       107,310    1.71        0.0217%
191                             674,863    67.5%          73,748        70,448    1.23        0.0217%
192                             632,608    57.5%          74,296        72,446    1.33        0.0217%
193                             571,915    59.6%          80,857        74,857    1.33        0.0217%
                         -------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  $1,274,476,519    64.7%    $141,031,963  $132,612,339    1.33X
                         =============================================================

   MAXIMUM:              $  151,289,294    77.0%    $ 15,317,152  $ 14,818,152    2.21X
   MINIMUM:              $      571,915    19.4%    $     73,748  $     70,448    1.19X

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) AT MATURITY WITH RESPECT TO BALLOON LOANS OR AT THE ARD IN THE CASE OF ARD LOANS, THERE CAN BE NO ASSURANCE THAT THE VALUE OF ANY PARTICULAR MORTGAGED PROPERTY WILL NOT HAVE DECLINED FROM THE ORIGINAL APPRAISAL VALUE.

(3) IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS, THE COMBINED LTV IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

(4) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(5) U/W NCF REFLECTS THE NET CASH FLOW AFTER U/W REPLACEMENT RESERVES, U/W LC'S AND TI'S AND U/W FF&E.

(6) U/W DSCR IS BASED ON THE AMOUNT OF THE MONTHLY PAYMENTS PRESENTED. IN THE CASE OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED UNDERLYING MORTGAGE LOANS THE COMBINED U/W DSCR IS PRESENTED FOR EACH AND EVERY RELATED UNDERLYING MORTGAGE LOAN.

              HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE       MOST          MOST         MOST
              LOAN                                                      PRINCIPAL       RECENT        RECENT       RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)      REVENUE      EXPENSES       NOI
 -   -------  -----  -------------                                     -----------      -------      --------       ---
1A                2  Ashton Park                                     $   29,580,619  $  4,201,871  $ 2,272,455  $ 1,929,416
1B                2  Sterling Point                                      27,183,124     4,679,801    2,559,870    2,119,931
1C                2  Westchase Ranch                                     24,146,121     3,947,890    2,374,825    1,573,065
1D                2  Somerset I & II                                     13,629,266     2,674,817    1,597,170    1,077,647
1E                2  Glen Arbor                                          10,711,612     1,871,119      962,076      909,043
1F                2  Hunter's Chase                                      10,105,239     1,872,433    1,056,743      815,690
1G                2  Foxboro                                              8,298,000     1,318,433      653,322      665,111
1H                2  The Park                                             7,965,780     1,557,564      792,181      765,383
1I                2  Braeburn Colony                                      7,371,063     1,568,217      893,517      674,700
1J                2  Country Walk                                         5,781,552     1,317,072      792,316      524,756
1K                2  Indian Hills                                         5,037,770       829,565      344,532      485,033
1L                2  Rutland Ridge                                        4,531,974       832,413      472,356      360,057
1M                2  Hampton Forest                                       3,097,880       695,875      398,429      297,446
2A                1  Fortunoff Department Store New York                 49,390,770     4,701,276          N/A    4,701,276
2B                1  Fortunoff Department Store New Jersey               24,297,073     2,768,879      368,879    2,400,000
 3                1  Lincoln Road Retail                                 49,000,000     4,303,504      835,069    3,468,435
 4                1  Gettysburg Village                                  43,750,000     5,698,531    2,356,742    3,341,789
 5                1  75 Maiden Lane                                      31,000,000     4,453,028    1,883,844    2,569,184
 6                2  Summit Hill                                         27,175,000     3,365,567    1,214,980    2,150,587
 7                2  Andover House Apartments                            25,000,000           N/A          N/A          N/A
 8                2  Parc at Duluth                                      25,000,000           N/A          N/A          N/A
 9                1  Stevenson Ranch Plaza - Phase I                     24,500,000     2,702,739      583,404    2,119,335
10                2  Lincoln Green Apartments                            23,250,000     4,050,910    1,922,321    2,128,589
11                1  Breckenridge Shopping Center                        21,500,000           N/A          N/A          N/A
12                1  Winery Estates Marketplace                          21,476,511           N/A          N/A          N/A
13                1  Chino Spectrum Business Park                        21,200,000     2,442,124      637,532    1,804,592
14                2  Estates at Meridian - 1520 Magnolia Apartments      21,000,000     2,419,772    1,054,066    1,365,706
15                1  Parker Ranch Center                                 20,000,000     2,757,782    1,126,166    1,631,616
16A               1  Spectra Retail - Radcliff, KY                        4,325,717           N/A          N/A          N/A
16B               1  Spectra Retail - Tyler, TX                           3,656,000           N/A          N/A          N/A
16C               1  Spectra Retail - Ottumwa, IA                         3,360,000           N/A          N/A          N/A
16D               1  Spectra Retail - Tell City, IN                       2,818,108           N/A          N/A          N/A
16E               1  Spectra Retail - Alexandria, LA                      2,264,000       285,576       51,574      234,002
16F               1  Spectra Retail - Keokuk, IA                          1,469,022           N/A          N/A          N/A
16G               1  Spectra Retail - Pampa, TX                           1,320,738           N/A          N/A          N/A
17                2  Legacy at Abbington Place Apartments                17,500,000     1,759,927      631,778    1,128,149
18                1  Aberdeen Commons                                    17,300,000           N/A          N/A          N/A
19                1  Glengary Shoppes                                    17,150,000     1,913,814      435,781    1,478,033
20                2  Battle Creek Village                                17,000,000     2,280,486      988,667    1,291,819
21                2  Pelican Pointe Apartments                           15,900,000     2,221,357    1,050,122    1,171,235
22                1  Ewa Beach Center                                    15,700,000     1,881,457      618,404    1,263,053
23                1  6725 Sunset                                         14,500,000           N/A          N/A          N/A
24                1  330 Physician Center                                14,000,000           N/A          N/A          N/A
25                1  Pack Square Portfolio                               13,723,676     2,114,926      785,321    1,329,605
26                1  Northfield Plaza                                    13,600,000     2,828,413    1,248,080    1,580,333
27                2  Tarmigan at Wapato Creek                            13,484,702           N/A          N/A          N/A
28                2  Summit Creek                                        12,000,000     1,757,553      817,293      940,260
29                2  Kingsberry Apartments                               11,950,000     1,867,831      769,826    1,098,005
30                1  Brookfield I                                        11,000,000           N/A          N/A          N/A
31                1  Cherokee Commons                                    11,000,000     1,289,281      278,177    1,011,104
32                1  Crossroads Plaza                                    10,104,781           N/A          N/A          N/A
33                1  International Trade Center                           9,780,810     1,204,905      194,958    1,009,947
34                1  Anthem Medical Plaza                                 9,750,000           N/A          N/A          N/A
35                1  Westwood Centre                                      9,420,207     1,439,921      422,143    1,017,778
36                2  Springfield Commons Apartments                       8,750,000     1,091,748      336,245      755,503
37                1  Ivanhoe Financial Building                           8,200,000     1,538,451      503,830    1,034,621
38                1  Shops at Hamilton Mill                               8,191,125           N/A          N/A          N/A
39                2  Cinnamon Trails Apartments                           8,150,000     1,461,088      665,360      795,728
40                2  Cherry Creek Apartments                              7,900,000     1,583,202    1,057,423      525,779
41                1  Radisson Plymouth                                    7,856,438     6,588,131    5,508,783    1,079,348
42                1  34-38 Industrial Way East                            7,850,000           N/A          N/A          N/A
43                2  Maguire Hill Apartments                              7,500,000           N/A          N/A          N/A
44                1  Town Place Square                                    7,241,575           N/A          N/A          N/A
45                2  Arbor Hills Apartments                               7,150,000     1,321,534      752,587      568,947
46                1  Main Place                                           7,100,000           N/A          N/A          N/A
47                1  Belmont Street Shopping Center                       7,000,000     1,054,174      384,582      669,592
48                1  Hilton Garden Inn - Lake Mary                        7,000,000     3,548,923    2,297,366    1,251,557
49                1  Washington Center                                    6,926,159     1,052,356      299,171      753,185
50                1  Hilton Garden Inn Hilton Head                        6,590,893     2,139,113    1,246,728      892,385

         MOST RECENT         2ND MOST     2ND MOST     2ND MOST     2ND MOST RECENT      3RD MOST      3RD MOST     3RD MOST
     OPERATING STATEMENT      RECENT       RECENT       RECENT    OPERATING STATEMENT     RECENT        RECENT       RECENT
 #          DATE             REVENUE      EXPENSES       NOI             DATE             REVENUE      EXPENSES       NOI
 -          ----             -------      --------       ---             ----             -------      --------       ---
1A         1/31/2006      $  4,663,014  $ 2,292,295  $ 2,370,719       12/31/2004      $  5,069,420  $ 2,290,690  $ 2,778,730
1B         1/31/2006         5,059,953    2,758,060    2,301,893       12/31/2004         5,404,457    2,758,853    2,645,604
1C         1/31/2006         4,283,697    2,380,401    1,903,296       12/31/2004         4,661,881    2,369,602    2,292,279
1D         1/31/2006         2,780,662    1,669,254    1,111,408       12/31/2004         2,964,330    1,668,322    1,296,008
1E         1/31/2006         1,876,117      956,809      919,308       12/31/2004         1,980,249      981,493      998,756
1F         1/31/2006         2,079,890    1,010,410    1,069,480       12/31/2004         2,109,259      986,402    1,122,857
1G         1/31/2006         1,303,973      691,533      612,440       12/31/2004         1,463,880      674,613      789,267
1H         1/31/2006         1,488,179      821,741      666,438       12/31/2004         1,570,080      833,097      736,983
1I         1/31/2006         1,608,994      941,867      667,127       12/31/2004         1,693,582      901,805      791,777
1J         1/31/2006         1,258,548      828,996      429,552       12/31/2004         1,290,317      805,348      484,969
1K         1/31/2006           776,402      357,774      418,628       12/31/2004           776,036      383,439      392,597
1L         1/31/2006           840,295      477,929      362,366       12/31/2004           820,913      470,619      350,294
1M         1/31/2006           667,955      414,700      253,255       12/31/2004           624,275      362,441      261,834
2A        12/31/2004         4,931,186            -    4,931,186       12/31/2003               N/A          N/A          N/A
2B        12/31/2004         2,774,000      374,000    2,400,000       12/31/2003               N/A          N/A          N/A
 3        12/31/2005         3,942,894      750,684    3,192,210       12/31/2004         3,718,090      699,539    3,018,551
 4         8/31/2005         5,461,963    2,385,242    3,076,721       12/31/2004         4,994,460    2,296,092    2,698,368
 5        10/31/2005         4,143,784    1,783,980    2,359,804       12/31/2004         4,033,094    1,561,941    2,471,153
 6        12/31/2005         3,247,790    1,131,262    2,116,528       12/31/2004         3,454,886    1,111,846    2,343,040
 7            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
 8            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
 9        10/31/2005         2,687,556      632,413    2,055,143       12/31/2004         2,623,269      616,902    2,006,367
10        12/31/2005         4,142,720    1,942,439    2,200,281       12/31/2004               N/A          N/A          N/A
11            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
12            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
13        12/31/2005         2,247,967      680,014    1,567,953       12/31/2004               N/A          N/A          N/A
14        12/31/2005         1,944,632    1,025,018      919,614       12/31/2004         1,992,741    1,027,465      965,276
15         9/30/2005         2,528,640    1,154,292    1,374,348       12/31/2004               N/A          N/A          N/A
16A           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
16B           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
16C           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
16D           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
16E       12/31/2005           263,941       54,023      209,918       12/31/2004               N/A          N/A          N/A
16F           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
16G           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
17        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
18            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
19        12/31/2005         1,866,319      399,290    1,467,029       12/31/2004         1,843,638      390,285    1,453,353
20        12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
21        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
22        12/31/2005         1,945,563      594,026    1,351,537       12/31/2004               N/A          N/A          N/A
23            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
24            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
25         9/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
26        12/31/2005         2,711,970    1,246,797    1,465,173       12/31/2004         2,711,643    1,255,080    1,456,563
27            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
28        10/31/2005         1,691,615      774,441      917,174       12/31/2004         1,678,170      732,283      945,887
29        12/31/2005         1,800,183      766,802    1,033,381       12/31/2004         1,853,635      725,208    1,128,427
30            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
31        12/31/2005         1,225,949      239,426      986,523       12/31/2004         1,176,840      253,388      923,452
32            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
33        10/31/2005         1,238,915      185,611    1,053,304       12/31/2004         1,201,228      214,859      986,369
34            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
35        11/30/2005         1,304,682      433,513      871,169       12/31/2004         1,093,825      339,842      753,983
36        12/31/2005         1,074,827      354,397      720,430       12/31/2004         1,037,279      322,772      714,507
37        12/31/2004         1,363,561      475,196      888,365       12/31/2003               N/A          N/A          N/A
38            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
39        12/31/2005         1,569,282      649,917      919,365       12/31/2004         1,469,185      686,811      782,374
40        11/30/2005         1,549,316      958,244      591,072       12/31/2004         1,655,748      966,090      689,658
41        10/31/2005         6,382,831    5,343,878    1,038,953       12/31/2004         6,494,246    5,692,613      801,633
42            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
43            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
44            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
45        12/31/2005         1,405,357      729,927      675,430       12/31/2004         1,387,847      742,553      645,294
46            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
47        12/31/2005           933,511      305,556      627,955       12/31/2004               N/A          N/A          N/A
48        12/31/2005         3,033,324    2,066,430      966,894       12/31/2004               N/A          N/A          N/A
49        12/31/2005           931,846      279,079      652,767       12/31/2004           933,588      231,937      701,651
50        12/31/2005         1,997,516    1,237,507      760,009       12/31/2004         1,678,441    1,165,108      513,333

       3RD MOST RECENT
     OPERATING STATEMENT
 #          DATE             U/W NOI     U/W NCF (2)
 -          ----             -------     -----------
1A        12/31/2003      $  2,383,144  $  2,311,144
1B        12/31/2003         2,662,661     2,570,561
1C        12/31/2003         2,315,459     2,237,859
1D        12/31/2003         1,490,361     1,438,761
1E        12/31/2003           971,603       939,603
1F        12/31/2003         1,079,932     1,047,132
1G        12/31/2003           804,874       782,874
1H        12/31/2003           834,334       805,134
1I        12/31/2003           921,989       894,489
1J        12/31/2003           566,812       546,812
1K        12/31/2003           542,645       528,645
1L        12/31/2003           412,734       397,534
1M        12/31/2003           330,604       317,604
2A            N/A            4,539,307     4,404,107
2B            N/A            2,141,671     2,044,171
 3        12/31/2003         3,594,328     3,533,479
 4        12/31/2003         4,204,214     4,001,975
 5        12/31/2003         3,023,632     2,849,135
 6        12/31/2003         2,284,737     2,221,854
 7            N/A            3,163,188     3,128,988
 8            N/A            2,286,199     2,252,999
 9        12/31/2003         2,092,891     2,051,833
10            N/A            2,178,446     2,008,446
11            N/A            2,108,031     1,922,037
12            N/A            1,845,382     1,781,488
13            N/A            2,058,626     1,920,244
14        12/31/2003         1,792,714     1,729,714
15            N/A            1,819,245     1,762,548
16A           N/A              389,601       366,258
16B           N/A              335,640       313,172
16C           N/A              300,947       286,904
16D           N/A              260,976       243,966
16E           N/A              202,882       191,881
16F           N/A              133,195       126,809
16G           N/A              147,328       137,069
17            N/A            1,521,056     1,473,056
18            N/A            1,488,592     1,446,224
19        12/31/2003         1,492,043     1,439,189
20            N/A            1,543,288     1,493,288
21            N/A            1,458,009     1,404,609
22            N/A            1,389,898     1,320,855
23            N/A            1,440,751     1,329,859
24            N/A            1,306,214     1,204,542
25            N/A            1,377,732     1,244,646
26        12/31/2003         1,457,108     1,325,493
27            N/A            1,128,434     1,098,034
28        12/31/2003         1,045,129       986,629
29        12/31/2003         1,086,885     1,021,885
30            N/A            1,046,353       933,396
31        12/31/2003           986,210       941,458
32            N/A            1,078,436       965,361
33        12/31/2003         1,060,461       940,944
34            N/A              886,733       816,717
35        12/31/2003           915,415       849,937
36        12/31/2003           751,868       727,468
37            N/A              772,461       716,897
38            N/A              789,241       717,308
39        12/31/2003           796,292       744,292
40        12/31/2003           728,784       660,284
41        12/31/2003         1,087,958       889,509
42            N/A              691,179       655,483
43            N/A              698,081       650,081
44            N/A              617,334       591,303
45        12/31/2003           660,098       608,098
46            N/A              622,026       605,796
47            N/A              719,975       674,220
48            N/A            1,159,941     1,017,982
49        12/31/2003           746,649       690,961
50        12/31/2003           892,907       807,332

              HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE       MOST          MOST         MOST
              LOAN                                                      PRINCIPAL       RECENT        RECENT       RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)      REVENUE      EXPENSES       NOI
 -   -------  -----  -------------                                     -----------      -------      --------       ---
51                1  Creedmoor Commons                                    6,528,212           N/A          N/A          N/A
52                1  Citrus Falls Commons                                 6,500,000           N/A          N/A          N/A
53                1  Windlands Shopping Center                            6,489,000       543,783      175,196      368,587
54                2  Plantation Homes                                     6,400,000       969,637      407,131      562,506
55                1  Holiday Inn Express Woodland                         6,133,295     2,360,654    1,400,821      959,833
56                1  Office Depot                                         6,000,000           N/A          N/A          N/A
57                2  American Heritage Place                              5,988,276           N/A          N/A          N/A
58                2  Royal Wildewood Manor Apartments                     5,979,766     1,184,538      654,625      529,913
59                1  Hampton Inn Indianapolis North Carmel                5,972,037     2,662,032    1,716,799      945,233
60                1  Maxim Pharmaceuticals                                5,619,390       742,020      110,968      631,052
61                1  Town Square (Foothill and Haven)                     5,545,000           N/A          N/A          N/A
62                1  Residence Inn by Marriott Northwest                  5,275,985     1,983,567    1,335,286      648,281
63                1  Bonita Plaza                                         5,000,000       320,026      139,749      180,277
64                1  East Decatur Station                                 4,983,650           N/A          N/A          N/A
65                1  Brick Professional Building                          4,983,254       350,002      151,376      198,626
66                1  Comar - North Lincoln Avenue                         4,970,141       515,657      146,207      369,450
67                1  Hampton Inn Nashville                                4,955,771     2,044,449    1,109,478      934,971
68                2  Briarwood Estates                                    4,878,997       852,584      418,561      434,023
69                2  Campus Court Apartments                              4,850,000       678,063      208,001      470,062
70                1  Comar - Kedzie Avenue                                4,840,294       680,441      150,277      530,164
71                2  Adrian's Tower                                       4,779,618       650,042      362,023      288,019
72                2  West Eagle Green Apartments                          4,725,000       926,030      420,568      505,462
73                1  Centre at Louetta Road                               4,718,201           N/A          N/A          N/A
74                1  Spring Mountain Commerce Center                      4,700,000       405,330      124,641      280,689
75                1  The Campbell Building                                4,700,000       609,181      276,537      332,644
76                2  Northwood Hills Apartments                           4,695,285     1,199,524      789,172      410,352
77                1  Holiday Inn Express Hotel & Suites Waxahachie        4,678,575     1,686,526    1,071,596      614,930
78                1  Woodward Bluffs Mobile Home Park                     4,600,000       762,892      369,540      393,352
79                1  Wilton Center                                        4,516,331       518,658      149,212      369,446
80                2  Madison Woods Apartments                             4,504,600     1,214,167      632,759      581,408
81                2  Cielo Vista - Desert Palms Mobile Home Park          4,500,000       567,334      275,672      291,662
82                1  North Town Financial Plaza                           4,480,346       859,770      281,882      577,888
83                1  Jack's Suniland Center                               4,475,000           N/A          N/A          N/A
84                1  Melbourne Distribution Center                        4,435,423       769,959      221,059      548,900
85                1  Upland Industrial                                    4,320,561           N/A          N/A          N/A
86                1  Heritage Old Town                                    4,295,502           N/A          N/A          N/A
87                1  Hampton Inn Aiken                                    4,290,944     1,455,249      835,573      619,676
88                1  Arlington Square                                     4,229,304       918,070      324,965      593,105
89                2  Chevy Chase                                          4,200,000       717,767      341,453      376,314
90                2  Lakeside Mobile Home Park                            4,200,000       877,682      404,043      473,639
91                1  Holiday Inn Express & Suites Marion                  4,193,883     1,675,411    1,107,923      567,488
92                1  Holiday Inn Express Spartanburg                      4,175,200     1,899,918    1,227,021      672,897
93A               2  Hunter's Trail Apartments                            3,190,000           N/A          N/A          N/A
93B               2  Center Street Commons                                  960,000           N/A          N/A          N/A
94                1  Rutherfordton Square                                 4,100,000           N/A          N/A          N/A
95                1  Santa Fe Palms                                       4,100,000       477,065       81,818      395,247
96                1  Stein Mart Plaza                                     4,092,146       821,019      282,975      538,044
97                2  Chimney Hills Apartments                             4,000,000       696,230      369,824      326,406
98                1  Lake Underhill Road                                  3,982,790           N/A          N/A          N/A
99                1  Arbor Place Shopping Center                          3,982,465       357,511       72,283      285,228
100               1  Rosewood Center                                      3,968,000       536,241      134,701      401,540
101               1  Chagrin Professional Building                        3,858,761       613,332      249,110      364,222
102               2  Fountain Valley Apartments                           3,834,713       594,317      192,519      401,798
103               1  Tam Junction Shopping Center                         3,834,258       490,611       96,486      394,125
104               2  Carlyle Place Apartments                             3,811,841           N/A          N/A          N/A
105               1  Topsail Way Shopping Center                          3,800,000       472,493       68,081      404,412
106               1  Hampton Inn - Bloomington West                       3,778,069     1,548,830      973,607      575,223
107               1  Sumner Retail                                        3,750,000           N/A          N/A          N/A
108               1  Fairfield Inn & Suites Atlanta Airport               3,728,025     1,861,936    1,392,136      469,800
109               1  USA Storage                                          3,692,990       401,601      210,046      191,555
110               1  Tinley Park Commons                                  3,634,414       757,218      272,776      484,442
111               1  Walgreens Springfield                                3,612,522           N/A          N/A          N/A
112               1  Horizon Business Center                              3,600,000           N/A          N/A          N/A
113               1  Upland Hills Shopping Center                         3,558,307       352,304       98,692      253,612
114               1  Beach & Talbert Shopping Center                      3,493,041           N/A          N/A          N/A
115               2  Brittany Square Apartments                           3,488,357       675,510      244,990      430,520
116               2  Trailbridge Townhomes                                3,415,463       655,771      270,923      384,848
117               1  Century Office Center                                3,400,000       697,479      356,893      340,586
118               1  Oklahoma Retail                                      3,400,000       423,643       96,520      327,123

         MOST RECENT         2ND MOST     2ND MOST     2ND MOST     2ND MOST RECENT      3RD MOST      3RD MOST     3RD MOST
     OPERATING STATEMENT      RECENT       RECENT       RECENT    OPERATING STATEMENT     RECENT        RECENT       RECENT
 #          DATE             REVENUE      EXPENSES       NOI             DATE             REVENUE      EXPENSES       NOI
 -          ----             -------      --------       ---             ----             -------      --------       ---
51            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
52            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
53         9/30/2005           605,016      178,716      426,300       12/31/2004           717,109      190,422      526,687
54        12/31/2005           886,184      392,048      494,136       12/31/2004           954,998      409,960      545,038
55        11/30/2005         2,182,580    1,342,203      840,377       12/31/2004               N/A          N/A          N/A
56            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
57            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
58        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
59        10/31/2005         2,540,371    1,658,945      881,426       12/31/2004         2,368,184    1,621,999      746,185
60         9/30/2005           720,737      105,427      615,310       12/31/2004           706,494      111,595      594,899
61            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
62        11/30/2005         1,763,616    1,227,111      536,505       12/31/2004               N/A          N/A          N/A
63        10/31/2005           188,499       84,464      104,035       12/31/2004               N/A          N/A          N/A
64            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
65        10/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
66        12/31/2005           459,919      155,708      304,211       12/31/2004               N/A          N/A          N/A
67         9/30/2005         1,844,077    1,027,701      816,376       12/31/2004         1,716,257      981,516      734,741
68        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
69        12/31/2005           700,175      215,951      484,224       12/31/2004           756,645      220,202      536,443
70        12/31/2005           699,586      153,584      546,002       12/31/2004           649,701      157,392      492,309
71        12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
72        10/31/2005           939,232      430,114      509,118       12/31/2004           964,296      425,083      539,213
73            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
74        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
75        12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
76        12/31/2005         1,238,315      845,202      393,113       12/31/2004               N/A          N/A          N/A
77        11/30/2005         1,467,248      967,233      500,015       12/31/2004               N/A          N/A          N/A
78        10/31/2005           752,403      383,546      368,857       12/31/2004               N/A          N/A          N/A
79        12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
80        10/31/2005         1,192,226      655,930      536,296       12/31/2004         1,216,494      717,118      499,376
81         9/30/2005           558,388      293,247      265,141       12/31/2004               N/A          N/A          N/A
82        11/30/2005           661,255      281,882      379,373        8/31/2005           749,459      294,341      455,118
83            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
84        11/30/2005           721,453      230,134      491,319       12/31/2004           790,334      233,146      557,188
85            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
86            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
87        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
88        12/31/2005           879,899      333,369      546,530       12/31/2004           909,134      334,224      574,910
89        12/31/2005           691,163      357,096      334,067       12/31/2004               N/A          N/A          N/A
90        12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
91        11/30/2005         1,748,740    1,099,708      649,032       12/31/2004         1,633,328    1,065,447      567,881
92         9/30/2005         1,793,977    1,182,558      611,419       12/31/2004         1,579,994    1,144,625      435,369
93A           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
93B           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
94            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
95         9/1/2005            430,429       85,531      344,898       12/31/2004           561,076      141,458      419,618
96        12/31/2005           732,227      264,977      467,250       12/31/2004           777,251      247,087      530,164
97         1/31/2006           736,573      356,985      379,588       12/31/2004               N/A          N/A          N/A
98            N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
99        11/30/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
100       12/31/2005           458,916      126,579      332,337       12/31/2004           426,625      126,719      299,906
101       12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
102        8/30/2005           568,528      254,486      314,042       12/31/2004           530,306      265,997      264,309
103        8/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
104           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
105       11/30/2005           477,225       59,294      417,931       12/31/2004           464,555       61,655      402,900
106        8/31/2005         1,368,427      946,420      422,007       12/31/2004         1,388,362      954,220      434,142
107           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
108       11/30/2005         1,522,821    1,240,306      282,515       12/31/2004               N/A          N/A          N/A
109        2/28/2006           319,395      217,724      101,671       12/31/2005               N/A          N/A          N/A
110       10/31/2005           735,334      282,924      452,410       12/31/2004           700,492      267,068      433,424
111           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
112           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
113       12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
114           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
115       10/31/2005           630,725      259,394      371,331       12/31/2004           628,317      217,245      411,072
116        9/30/2005           625,832      301,903      323,929       12/31/2004           613,550      289,668      323,882
117       11/30/2005           727,353      348,826      378,527       12/31/2004               N/A          N/A          N/A
118        9/30/2005           396,414       97,668      298,746       12/31/2004               N/A          N/A          N/A

       3RD MOST RECENT
     OPERATING STATEMENT
 #          DATE             U/W NOI     U/W NCF (2)
 -          ----             -------    ------------
51            N/A              592,624       574,357
52            N/A              665,518       630,485
53        12/31/2003           600,292       549,339
54        12/31/2003           674,239       634,239
55            N/A              929,628       835,442
56            N/A              610,373       588,049
57            N/A              554,188       540,508
58            N/A              590,540       525,540
59        12/31/2003           910,735       804,325
60        12/31/2003           592,797       552,801
61            N/A              473,441       459,163
62            N/A              654,580       575,143
63            N/A              494,683       462,015
64            N/A              556,505       492,974
65            N/A              494,160       448,433
66            N/A              440,368       416,714
67        12/31/2003           727,464       650,816
68            N/A              474,893       436,893
69        12/31/2003           425,379       407,379
70        12/31/2003           437,359       412,269
71            N/A              446,998       420,998
72        12/31/2003           502,041       460,791
73            N/A              444,659       423,058
74            N/A              456,530       427,875
75            N/A              490,006       410,328
76            N/A              464,801       416,801
77            N/A              612,828       545,369
78            N/A              398,854       390,354
79            N/A              463,804       419,821
80        12/31/2003           564,744       519,744
81            N/A              395,038       385,788
82        12/31/2004           533,119       482,938
83            N/A              414,055       390,679
84        12/31/2003           485,415       422,369
85            N/A              404,270       375,008
86            N/A              423,754       406,854
87            N/A              567,137       512,391
88        12/31/2003           542,099       490,526
89            N/A              391,676       361,676
90            N/A              478,086       461,636
91        12/31/2003           571,428       504,028
92        12/31/2003           676,641       600,796
93A           N/A              280,774       272,774
93B           N/A               66,861        64,061
94            N/A              386,104       373,163
95        12/31/2003           406,044       379,722
96        12/31/2003           549,843       477,855
97            N/A              361,837       339,337
98            N/A              394,829       355,359
99            N/A              383,740       360,871
100       12/31/2003           385,820       352,214
101           N/A              391,648       360,096
102       12/31/2003           341,374       323,774
103           N/A              357,482       340,932
104           N/A              358,133       339,233
105       12/31/2003           412,657       379,094
106       12/31/2003           571,319       510,169
107           N/A              373,998       357,010
108           N/A              483,804       409,325
109           N/A              363,598       355,106
110       12/31/2003           361,498       321,620
111           N/A              335,883       333,709
112           N/A              385,194       342,366
113           N/A              329,966       308,566
114           N/A              360,744       344,676
115       12/31/2003           388,539       367,789
116       12/31/2003           360,332       325,132
117           N/A              375,692       310,952
118           N/A              326,455       302,676

              HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE       MOST          MOST         MOST
              LOAN                                                      PRINCIPAL       RECENT        RECENT       RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)      REVENUE      EXPENSES       NOI
 -   -------  -----  -------------                                     -----------      -------      --------       ---
119               1  Elk River Center - Phases I&II                       3,305,849       446,652      148,156      298,496
120               1  Walgreens Pasco                                      3,238,813           N/A          N/A          N/A
121               1  Parker Valley Center 5                               3,200,000           N/A          N/A          N/A
122               1  St. Andrews Place                                    3,200,000       336,059       64,963      271,096
123               1  Northshore Medical Park                              3,164,483       451,153       22,649      428,504
124               2  Fox Haven Apartments                                 3,100,000           N/A          N/A          N/A
125               1  SMP Office                                           3,100,000       430,389       84,540      345,849
126               1  Comfort Suites Southport NC                          3,091,492     1,247,632      922,180      325,452
127               1  Beach Boulevard Retail                               3,086,637       368,650       80,313      288,337
128               1  Norgate Shoppes                                      3,064,047           N/A          N/A          N/A
129               1  Arcadia Plaza                                        3,000,000       384,976       84,003      300,973
130               1  Kendall Square Shopping Center                       3,000,000       322,620       24,379      298,241
131               1  Woodland Business Park                               3,000,000       483,498      101,947      381,551
132               1  CVS - Spring, TX (Houston)                           2,993,891           N/A          N/A          N/A
133               1  Freeman Center                                       2,924,162           N/A          N/A          N/A
134               1  Hot Springs Plaza                                    2,900,000       297,529       52,244      245,285
135               1  River Meadows Mobile Home Park                       2,887,755       382,254      127,620      254,634
136               2  Ashton Woods Apartments                              2,880,000       449,416      185,227      264,189
137               1  Wixom Industrial                                     2,858,962       608,600       68,508      540,092
138               1  Dobson Medical Plaza                                 2,818,775       409,452      137,516      271,936
139               1  Heritage Place                                       2,780,000       345,680       77,027      268,653
140               1  Liberty Station                                      2,700,000           N/A          N/A          N/A
141               1  Sharon Lakes Plaza                                   2,689,250       568,984      243,308      325,676
142               2  Catalina Apartments                                  2,688,834       800,818      531,022      269,796
143               1  Hayden Place                                         2,660,006       346,112       62,001      284,111
144               2  Orange Grove Mobile Home Park                        2,638,811       380,549      150,547      230,002
145               1  Merchant Square                                      2,609,637       370,662       99,288      271,374
146               2  Heights Manor Apartments                             2,591,307       788,698      520,926      267,772
147               1  Huntington Drive                                     2,500,000       245,364       28,573      216,791
148               1  Streamwood Retail                                    2,500,000           N/A          N/A          N/A
149               1  Clayton Court Mobile Home Park                       2,477,099       395,237      129,050      266,187
150               2  Colonial Arms Apartments                             2,400,000       662,193      403,426      258,767
151               1  Crawfordville Shopping Center                        2,245,604       287,302       15,560      271,742
152               1  American Self-Storage                                2,222,835       393,609      185,369      208,240
153               1  Country Oaks Shopping Center                         2,160,000       320,412       69,850      250,562
154               1  De La Cruz Business Center                           2,135,000           N/A          N/A          N/A
155               1  Jasper Plaza                                         2,121,000           N/A          N/A          N/A
156               1  Clocktower Village Shopping Center                   2,000,000       341,534       42,131      299,403
157               1  Figueroa                                             1,998,020       291,610       60,592      231,018
158               1  El Porto Building                                    1,997,951       320,325       66,014      254,311
159               1  Bell Creek Town Center                               1,993,244       163,560       32,142      131,418
160               2  Blue Skies Mobile Home Park                          1,990,147       424,667      191,041      233,626
161               2  Quail Park Apartments                                1,896,392       422,069      243,430      178,639
162               2  East Broad Plaza Apartments                          1,893,733       525,782      272,931      252,851
163               1  Independence Village Center                          1,881,687       276,082      103,599      172,483
164               1  Golf and Roselle Plaza                               1,842,100       260,032       79,673      180,359
165               1  Quail Creek Self Storage                             1,831,522       300,718       90,949      209,769
166               1  2585 Cruse Road Retail                               1,794,154       253,239       56,569      196,670
167               1  Palmetto Plaza II                                    1,793,600           N/A          N/A          N/A
168               1  Elk River Center - Phase III                         1,757,477           N/A          N/A          N/A
169               1  Kendale Plaza                                        1,750,000       321,969      104,551      217,418
170               1  Bay Vista Retail                                     1,694,403       286,295       95,178      191,117
171               1  Outparcels Cula                                      1,694,296           N/A          N/A          N/A
172               1  Alltel Building                                      1,545,152       226,465       59,728      166,737
173               1  Archer Central Building                              1,544,764       256,678       91,103      165,575
174               1  Handy Attic Self Storage                             1,542,763       243,124       56,225      186,899
175               1  Flower Shopping Center                               1,497,018       194,648       43,658      150,990
176               1  Shoppes at Wickham                                   1,450,000       193,757       34,634      159,123
177               1  Hollywood and Quiznos Retail                         1,437,308       190,832       38,641      152,191
178               1  Courtland Retail                                     1,397,382       188,086       59,797      128,289
179               2  Brookforest Apartments                               1,354,225       237,824       55,628      182,196
180               1  Yorba Riverside Plaza                                1,303,817       321,130      132,327      188,803
181               2  Briarcliff Plaza Apartments                          1,295,712       502,370      327,677      174,693
182               1  208th Street Station                                 1,294,745       368,283      121,968      246,315
183               2  Winterhaven Village Apartments                       1,294,449       241,540       86,829      154,711
184               1  Forest Village Shoppes                               1,117,929           N/A          N/A          N/A
185               2  Foxridge Apartments                                    973,185       160,391       55,833      104,558
186               1  Katy Road Self Storage                                 956,192       217,672       93,787      123,885
187               1  Kennedy Mobile Home Park                               941,172       165,217       69,939       95,278

         MOST RECENT         2ND MOST     2ND MOST     2ND MOST     2ND MOST RECENT      3RD MOST      3RD MOST     3RD MOST
     OPERATING STATEMENT      RECENT       RECENT       RECENT    OPERATING STATEMENT     RECENT        RECENT       RECENT
 #          DATE             REVENUE      EXPENSES       NOI             DATE             REVENUE      EXPENSES       NOI
 -          ----             -------      --------       ---             ----             -------      --------       ---
119       12/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
120           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
121           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
122       12/31/2005           301,436       58,204      243,232       12/31/2004               N/A          N/A          N/A
123        3/31/2006           374,465       50,871      323,594        5/31/2005           367,998       51,268      316,730
124           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
125       12/31/2005           438,655       80,275      358,380       12/31/2004           445,069       78,174      366,895
126       12/31/2005         1,033,980      743,735      290,245       12/31/2004               N/A          N/A          N/A
127        8/31/2005           361,171       84,538      276,633       12/31/2004           322,606       76,297      246,309
128           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
129       12/31/2005           339,733       79,484      260,249       12/31/2004               N/A          N/A          N/A
130       12/31/2005           270,686       32,147      238,539       12/31/2004           303,518       25,206      278,312
131        9/30/2005           475,515      148,357      327,158       12/31/2004           467,237      145,806      321,431
132           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
133           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
134       12/31/2005           288,106       43,564      244,542       12/31/2004           307,313       43,659      263,654
135       10/31/2005           338,691      126,033      212,658       12/31/2004           337,339      107,932      229,407
136       11/30/2005           458,886      197,252      261,634       12/31/2004           452,623      243,100      209,523
137        8/1/2005            384,609       14,038      370,571       12/31/2004           322,692       12,181      310,511
138        9/30/2005           383,209      113,410      269,799       12/31/2004           418,946      122,061      296,885
139       10/31/2005           384,816      101,700      283,116       12/31/2004           449,233       89,499      359,734
140           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
141       11/30/2005           508,081      237,529      270,552       12/31/2004               N/A          N/A          N/A
142       10/31/2005           812,188      510,410      301,778       12/31/2004           867,198      498,553      368,645
143       12/31/2005           384,332       62,676      321,656       12/31/2004           414,135       87,413      326,722
144       10/31/2005           361,590      139,865      221,725       12/31/2004           337,247      131,151      206,096
145       10/31/2005           427,918       92,670      335,248       12/31/2004           373,994       99,570      274,424
146        9/30/2005           778,356      517,813      260,543       12/31/2004           715,344      514,322      201,022
147       10/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
148           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
149       10/31/2005           377,115      147,936      229,179       12/31/2004           354,095       56,497      297,598
150       11/30/2005           645,059      417,339      227,720       12/31/2004           668,961      408,893      260,068
151       12/31/2005           287,757       79,011      208,746       12/31/2004               N/A          N/A          N/A
152       12/31/2005           359,269      157,723      201,546       12/31/2004               N/A          N/A          N/A
153       10/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
154           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
155           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
156       10/31/2005           310,587       61,352      249,235       12/31/2004           307,782       56,358      251,424
157       12/31/2005           302,760       48,509      254,251       12/31/2004           282,650       56,907      225,743
158        8/30/2005           306,259       70,451      235,808       12/31/2004           297,841       60,804      237,037
159       11/15/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
160        9/30/2005           377,731      226,695      151,036       12/31/2004           332,399      199,148      133,251
161       12/31/2005           409,587      226,424      183,163       12/31/2004           440,763      231,849      208,914
162       11/30/2005           520,228      309,652      210,576       12/31/2004           495,530      309,188      186,342
163       10/31/2005           294,186       95,690      198,496       12/31/2004           270,301       96,370      173,931
164       10/31/2005           249,400       70,698      178,702       12/31/2004               N/A          N/A          N/A
165       12/31/2005           284,444       81,077      203,367       12/31/2004           283,495       88,276      195,219
166        9/30/2005           252,955       59,757      193,198       12/31/2004           247,192       49,486      197,706
167           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
168           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
169       12/31/2005           341,650      104,849      236,801       12/31/2004           291,394      102,803      188,591
170       10/31/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
171           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
172        9/30/2005           227,031       58,769      168,262       12/31/2004           221,582       59,750      161,832
173       12/31/2005           229,266       78,562      150,704       12/31/2004               N/A          N/A          N/A
174       11/30/2005           239,739       54,875      184,864       12/31/2004           233,734       54,729      179,005
175       12/31/2005           193,099       43,284      149,815       12/31/2004           174,391       37,383      137,008
176        10/1/2005               N/A          N/A          N/A           N/A                  N/A          N/A          N/A
177       11/22/2005           171,338       32,870      138,468       12/31/2004               N/A          N/A          N/A
178       10/31/2005            74,440       41,707       32,733       12/31/2004               N/A          N/A          N/A
179       10/31/2005           228,611       54,928      173,683       12/31/2004           228,785       56,181      172,604
180        9/30/2005           311,868       95,699      216,169       12/31/2004               N/A          N/A          N/A
181       11/30/2005           502,375      322,239      180,136       12/31/2004               N/A          N/A          N/A
182       11/30/2005           317,673      106,815      210,858       12/31/2004           304,370       92,024      212,346
183       10/31/2005           240,425       74,265      166,160       12/31/2004           217,000       64,162      152,838
184           N/A                  N/A          N/A          N/A           N/A                  N/A          N/A          N/A
185        9/30/2005           157,135       52,675      104,460       12/31/2004               N/A          N/A          N/A
186       10/31/2005           208,152       91,518      116,634       12/31/2004           207,075       96,914      110,161
187       12/31/2005           158,178       73,643       84,535       12/31/2004           142,552       64,930       77,622

       3RD MOST RECENT
     OPERATING STATEMENT
 #          DATE             U/W NOI     U/W NCF (2)
 -          ----             -------    ------------
119           N/A              300,778       284,162
120           N/A              320,646       318,480
121           N/A              279,290       266,501
122           N/A              301,441       283,399
123       12/31/2004           309,078       277,811
124           N/A              315,595       291,595
125       12/31/2003           335,205       307,143
126           N/A              405,149       355,212
127       12/31/2003           280,975       263,120
128           N/A              288,388       271,247
129           N/A              301,410       283,809
130       12/31/2003           274,819       259,568
131       12/31/2003           319,122       286,999
132           N/A              260,295       258,994
133           N/A              297,941       270,623
134       12/31/2003           290,753       275,171
135       12/31/2003           281,261       277,711
136       12/31/2003           277,659       259,659
137       12/31/2003           502,411       444,158
138       12/31/2003           272,378       249,374
139       12/31/2003           292,613       257,412
140           N/A              287,561       264,158
141           N/A              303,994       246,396
142       12/31/2003           273,475       237,475
143       12/31/2003           376,903       353,241
144       12/31/2003           245,412       241,562
145       12/31/2003           286,358       268,342
146       12/31/2003           272,745       236,245
147           N/A              243,171       233,115
148           N/A              223,720       216,559
149       12/31/2003           313,233       307,483
150       12/31/2003           236,972       206,222
151           N/A              220,081       204,049
152           N/A              223,390       216,486
153           N/A              215,925       196,809
154           N/A              214,378       189,026
155           N/A              224,481       194,610
156       12/31/2003           244,359       217,305
157       12/31/2003           228,292       214,640
158       12/31/2003           222,687       213,935
159           N/A              223,404       205,952
160       12/31/2003           190,839       185,739
161       12/31/2003           197,248       179,998
162       12/31/2003           195,075       166,575
163       12/31/2003           196,493       171,374
164           N/A              174,681       165,370
165       12/31/2003           203,523       195,824
166       12/31/2003           197,495       175,690
167           N/A              195,248       183,609
168           N/A              161,772       153,072
169       12/31/2003           204,803       186,476
170           N/A              168,630       151,922
171           N/A              169,893       155,682
172       12/31/2003           160,842       142,846
173           N/A              158,676       145,766
174       12/31/2003           171,057       165,202
175       12/31/2003           149,556       141,623
176           N/A              153,209       144,747
177           N/A              135,897       128,243
178           N/A              130,493       123,995
179       12/31/2003           150,050       140,050
180           N/A              120,037       113,227
181           N/A              194,410       165,410
182       12/31/2003           194,403       175,156
183       12/31/2003           143,312       127,812
184           N/A              103,225        96,575
185           N/A               98,808        93,468
186       12/31/2003           126,306       120,296
187       12/31/2003            87,359        85,409

              HISTORICAL PERFORMANCE OF THE MORTGAGED REAL PROPERTIES

                                                                      CUT-OFF DATE       MOST          MOST         MOST
              LOAN                                                      PRINCIPAL       RECENT        RECENT       RECENT
 #   CROSSED  GROUP  PROPERTY NAME                                     BALANCE (1)      REVENUE      EXPENSES       NOI
 -   -------  -----  -------------                                     -----------      -------      --------       ---
188               2  Anclote Acres Mobile Home Park                         924,000       120,830       41,518       79,312
189               1  Miller Road Retail                                     900,000       118,259       38,152       80,107
190               1  Pioneer Stor & Lock                                    838,588       181,830       68,823      113,007
191               2  Frederick Street Lofts                                 799,196       115,025       54,125       60,900
192               2  Briarwood Mobile Home Park                             739,129       106,433       22,157       84,276
193               2  Greenwood Gardens Apartments                           730,342       131,811       59,461       72,350
                                                                     ------------------------------------------------------
Total/Weighted Average:                                              $1,439,456,353  $178,484,010  $78,972,490  $99,511,520
                                                                     ======================================================
                     Maximum:                                                        $  6,588,131  $ 5,508,783  $ 4,701,276
                     Minimum:                                                        $    106,433  $    15,560  $    60,900

                             MOST RECENT         2ND MOST     2ND MOST     2ND MOST     2ND MOST RECENT      3RD MOST
                         OPERATING STATEMENT      RECENT       RECENT       RECENT    OPERATING STATEMENT     RECENT
 #                              DATE             REVENUE      EXPENSES       NOI             DATE             REVENUE
 -                              ----             -------      --------       ---             ----             -------
188                            8/30/2005           121,090       36,593       84,497       12/31/2004           113,705
189                           12/31/2005               N/A          N/A          N/A           N/A                  N/A
190                           12/31/2005           176,775       65,277      111,498       12/31/2004           175,698
191                            1/31/2006               N/A          N/A          N/A           N/A              106,709
192                           10/31/2005           100,410       22,672       77,738       12/31/2004            99,393
193                           12/31/2005           143,683       57,572       86,111       12/31/2004           143,683
                         ------------------------------------------------------------------------------------------------
Total/Weighted Average:                       $154,223,275  $69,955,764  $84,267,511                       $112,807,065
                         ================================================================================================
                                              $  6,382,831  $ 5,343,878  $ 4,931,186                       $  6,494,246
                                              $     74,440  $        --  $    32,733                       $     99,393

                           3RD MOST     3RD MOST     3RD MOST RECENT
                            RECENT       RECENT    OPERATING STATEMENT
 #                         EXPENSES       NOI             DATE             U/W NOI     U/W NCF (2)
 -                         --------       ---             ----             -------    ------------
188                           34,730       78,975       12/31/2003            81,215        79,315
189                              N/A          N/A           N/A              101,566        96,391
190                           63,252      112,446       12/31/2003           113,403       107,310
191                           63,122       43,587       12/31/2003            73,748        70,448
192                           23,873       75,520       12/31/2003            74,296        72,446
193                           41,389      102,294       12/31/2003            80,857        74,857
                         -------------------------------------------------------------------------
Total/Weighted Average:  $51,792,735  $61,014,330                       $141,031,963  $132,612,339
                         =========================================================================
                         $ 5,692,613  $ 3,018,551                       $  4,539,307  $  4,404,107
                         $    12,181  $    43,587                       $     66,861  $     64,061

(1)  Assumes a Cut-off Date in May 2006.

(2) U/W NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                  CONTRACTUAL       U/W
                                                                    ENGINEERING    RECURRING     RECURRING     LC & TI
              LOAN                                                   RESERVE AT   REPLACEMENT   REPLACEMENT   RESERVE AT
 #  CROSSED  GROUP  LOAN NAME                                       ORIGINATION  RESERVE/FF&E  RESERVE/FF&E  ORIGINATION
 -  -------  -----  ---------                                       -----------  ------------  ------------  -----------
 1             2    Babcock & Brown FX 1                               $282,077      $      0      $499,000     $      0
 2             1    Fortunoff Portfolio                                $      0      $ 71,600      $ 53,700     $      0
 3             1    Lincoln Road Retail                                $      0      $  7,980      $  7,980     $ 42,560
 4             1    Gettysburg Village                                 $      0      $ 41,500      $ 46,543     $      0
 5             1    75 Maiden Lane                                     $ 13,500      $ 23,125      $ 25,806     $      0
 6             2    Summit Hill                                        $ 30,690      $102,750      $ 62,883     $      0
 7             2    Andover House Apartments                           $      0      $ 34,200      $ 34,200     $      0
 8             2    Parc at Duluth                                     $      0      $ 33,000      $ 33,200     $      0
 9             1    Stevenson Ranch Plaza - Phase I                    $      0      $      0      $ 18,725     $      0
10             2    Lincoln Green Apartments                           $      0      $136,000      $170,000     $      0
11             1    Breckenridge Shopping Center                       $ 45,594      $      0      $ 64,774     $      0
12             1    Winery Estates Marketplace                         $      0      $ 11,100      $ 11,090     $      0
13             1    Chino Spectrum Business Park                       $ 56,250      $ 22,214      $ 32,054     $      0
14             2    Estates at Meridian - 1520 Magnolia Apartments     $      0      $      0      $ 63,000     $      0
15             1    Parker Ranch Center                                $  5,094      $ 11,100      $ 16,736     $ 83,871
16             1    Spectra - POOL 1                                   $      0      $ 25,299      $ 25,299     $      0
17             2    Legacy at Abbington Place Apartments               $      0      $      0      $ 48,000     $      0
18             1    Aberdeen Commons                                   $      0      $ 12,203      $ 12,203     $      0
19             1    Glengary Shoppes                                   $      0      $ 14,880      $ 14,877     $      0
20             2    Battle Creek Village                               $      0      $ 50,004      $ 50,000     $      0
21             2    Pelican Pointe Apartments                          $      0      $ 53,200      $ 53,400     $      0
22             1    Ewa Beach Center                                   $235,625      $ 13,551      $ 14,455     $      0
23             1    6725 Sunset                                        $108,500      $  4,152      $ 10,892     $      0
24             1    330 Physician Center                               $      0      $      0      $ 16,448     $      0
25             1    Pack Square Portfolio                              $  1,875      $ 12,672      $ 19,292     $150,000
26             1    Northfield Plaza                                   $      0      $ 11,700      $ 18,910     $      0
27             2    Tarmigan at Wapato Creek                           $      0      $ 30,400      $ 30,400     $      0
28             2    Summit Creek                                       $114,963      $ 65,000      $ 58,500     $      0
29             2    Kingsberry Apartments                              $      0      $ 52,000      $ 65,000     $      0
30             1    Brookfield I                                       $      0      $  9,000      $ 14,324     $      0
31             1    Cherokee Commons                                   $112,500      $ 15,561      $ 15,560     $      0
32             1    Crossroads Plaza                                   $      0      $ 22,800      $ 23,210     $180,000
33             1    International Trade Center                         $      0      $ 18,636      $ 18,630     $      0
34             1    Anthem Medical Plaza                               $      0      $  7,485      $  7,485     $      0
35             1    Westwood Centre                                    $  2,750      $  6,720      $  6,651     $      0
36             2    Springfield Commons Apartments                     $      0      $ 24,400      $ 24,400     $      0
37             1    Ivanhoe Financial Building                         $      0      $      0      $  7,321     $      0
38             1    Shops at Hamilton Mill                             $      0      $  6,528      $  6,512     $      0
39             2    Cinnamon Trails Apartments                         $      0      $ 52,200      $ 52,000     $      0
40             2    Cherry Creek Apartments                            $  3,750      $ 68,500      $ 68,500     $      0
41             1    Radisson Plymouth                                  $503,047           3.0%     $198,449     $      0
42             1    34-38 Industrial Way East                          $ 36,000      $ 10,601      $ 10,582     $      0
43             2    Maguire Hill Apartments                            $  1,875      $ 48,000      $ 48,000     $      0
44             1    Town Place Square                                  $      0      $      0      $  2,629     $      0
45             2    Arbor Hills Apartments                             $      0      $ 52,000      $ 52,000     $      0
46             1    Main Place                                         $      0      $  7,333      $ 16,230     $      0
47             1    Belmont Street Shopping Center                     $ 20,625      $ 10,752      $ 10,751     $      0
48             1    Hilton Garden Inn - Lake Mary                      $      0           4.0%     $141,959     $      0
49             1    Washington Center                                  $ 59,375      $ 11,688      $ 11,688     $      0
50             1    Hilton Garden Inn Hilton Head                      $      0           4.0%     $ 85,575     $      0
51             1    Creedmoor Commons                                  $      0      $      0      $  6,267     $      0
52             1    Citrus Falls Commons                               $      0      $      0      $  4,567     $      0
53             1    Windlands Shopping Center                          $      0      $ 16,128      $ 16,129     $      0
54             2    Plantation Homes                                   $      0      $ 39,996      $ 40,000     $      0
55             1    Holiday Inn Express Woodland                       $  6,250           4.0%     $ 94,186     $      0
56             1    Office Depot                                       $      0      $      0      $  2,918     $      0
57             2    American Heritage Place                            $      0      $      0      $ 13,680     $      0
58             2    Royal Wildewood Manor Apartments                   $      0      $ 65,004      $ 65,000     $      0
59             1    Hampton Inn Indianapolis North Carmel              $      0           4.0%     $106,410     $      0
60             1    Maxim Pharmaceuticals                              $      0      $  4,700      $  4,700     $      0
61             1    Town Square (Foothill and Haven)                   $      0      $  2,278      $  2,278     $      0
62             1    Residence Inn by Marriott Northwest                $      0           4.0%     $ 79,437     $      0
63             1    Bonita Plaza                                       $    625      $      0      $  4,261     $      0
64             1    East Decatur Station                               $ 21,875      $ 11,633      $ 11,551     $ 50,000
65             1    Brick Professional Building                        $    625      $      0      $  5,964     $      0
66             1    Comar - North Lincoln Avenue                       $    250      $  4,548      $  4,547     $ 40,000
67             1    Hampton Inn Nashville                              $      0           4.0%     $ 76,648     $      0


    CONTRACTUAL                 TAX &
     RECURRING         U/W    INSURANCE
 #    LC & TI        LC & TI   ESCROWS
 -    -------        -------   -------
1       $     0     $      0     Both
2       $     0     $179,000     Both
3       $   887     $ 52,869     Both
4       $11,500     $155,696     Both
5       $ 3,584     $148,691     Both
6       $     0     $      0     Both
7       $     0     $      0     None
8       $     0     $      0     Both
9       $     0     $ 22,333     None
10      $     0     $      0     Both
11      $     0     $121,220     Both
12      $ 3,600     $ 52,804     Both
13      $ 8,904     $106,328     Tax
14      $     0     $      0     Both
15      $ 2,000     $ 39,961     Both
16      $ 6,294     $ 79,211     Both
17      $     0     $      0     Both
18      $ 2,597 (1) $ 30,165     Both
19      $ 4,133     $ 37,977     None
20      $     0     $      0     Both
21      $     0     $      0     Both
22      $ 4,233     $ 54,588     Both
23      $ 8,333     $100,000     Both
24      $     0     $ 85,224     Both
25      $ 2,000     $113,794     Both
26      $ 4,900     $112,705     Both
27      $     0     $      0     Both
28      $     0     $      0     Both
29      $     0     $      0     Both
30      $     0     $ 98,633     Both
31      $     0     $ 29,192     Both
32      $ 7,500     $ 89,865     Both
33      $ 4,167     $100,887     Both
34      $ 2,703     $ 62,531     Tax
35      $ 4,757     $ 58,827     Both
36      $     0     $      0     Both
37      $     0     $ 48,243     Both
38      $     0     $ 65,421     Both
39      $     0     $      0     Both
40      $     0     $      0     Both
41      $     0     $      0     Both
42      $     0     $ 25,114     Both
43      $     0     $      0     Both
44      $ 1,461 (2) $ 23,402     Both
45      $     0     $      0     Both
46      $   740     $      0     Both
47      $ 2,917     $ 35,004     Both
48      $     0     $      0     Both
49      $ 3,667     $ 44,000     Both
50      $     0     $      0     Both
51      $ 1,000     $ 12,000     Both
52      $ 1,597     $ 30,466     Both
53      $ 2,522     $ 34,824     Both
54      $     0     $      0     Both
55      $     0     $      0     Both
56      $     0     $ 19,406     None
57      $     0     $      0     Both
58      $     0     $      0     Both
59      $     0     $      0     Both
60      $     0     $ 35,296     Tax
61      $ 1,000     $ 12,000     Tax
62      $     0     $      0     Both
63      $ 2,367     $ 28,407     Both
64      $ 4,167     $ 51,980     Both
65      $     0     $ 39,763     Both
66      $ 1,833     $ 19,107     Both
67      $     0     $      0     Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                                        CONTRACTUAL       U/W
                                                                          ENGINEERING    RECURRING     RECURRING     LC & TI
               LOAN                                                        RESERVE AT   REPLACEMENT   REPLACEMENT   RESERVE AT
 #   CROSSED  GROUP  LOAN NAME                                            ORIGINATION  RESERVE/FF&E  RESERVE/FF&E  ORIGINATION
 -   -------  -----  ---------                                            -----------  ------------  ------------  -----------
 68             2    Briarwood Estates                                       $  1,438       $38,000       $38,000     $      0
 69             2    Campus Court Apartments                                 $      0       $15,000       $18,000     $      0
 70             1    Comar - Kedzie Avenue                                   $    250       $ 4,404       $ 4,569     $ 40,000
 71             2    Adrian's Tower                                          $ 45,438       $26,000       $26,000     $      0
 72             2    West Eagle Green Apartments                             $108,273       $41,250       $41,250     $      0
 73             1    Centre at Louetta Road                                  $      0       $ 3,411       $ 3,411     $      0
 74             1    Spring Mountain Commerce Center                         $  5,468       $ 3,795       $ 3,795     $ 50,000
 75             1    The Campbell Building                                   $115,000       $ 8,286       $ 8,287     $213,968
 76             2    Northwood Hills Apartments                              $129,020       $48,000       $48,000     $      0
 77             1    Holiday Inn Express Hotel & Suites Waxahachie           $      0           4.0%      $67,459     $      0
 78             1    Woodward Bluffs Mobile Home Park                        $  3,375       $     0       $ 8,500     $      0
 79             1    Wilton Center                                           $    500       $ 7,171       $ 7,171     $      0
 80             2    Madison Woods Apartments                                $      0       $     0       $45,000     $      0
 81             2    Cielo Vista - Desert Palms Mobile Home Park             $      0       $     0       $ 9,250     $      0
 82             1    North Town Financial Plaza                              $      0       $     0       $ 6,010     $140,000
 83             1    Jack's Suniland Center                                  $      0       $ 2,184       $ 2,184     $      0
 84             1    Melbourne Distribution Center                           $ 15,113       $27,600       $27,600     $ 50,000
 85             1    Upland Industrial                                       $ 82,031       $10,250       $10,250     $      0
 86             1    Heritage Old Town                                       $      0       $     0       $ 2,204     $      0
 87             1    Hampton Inn Aiken                                       $  5,000           4.0%      $54,746     $      0
 88             1    Arlington Square                                        $  1,250       $     0       $ 6,849     $      0
 89             2    Chevy Chase                                             $      0       $30,000       $30,000     $      0
 90             2    Lakeside Mobile Home Park                               $      0       $     0       $16,450     $      0
 91             1    Holiday Inn Express & Suites Marion                     $  5,625           4.0%      $67,400     $      0
 92             1    Holiday Inn Express Spartanburg                         $      0           4.0%      $75,845     $      0
 93             2    Hunter's Trail Apartments and Center Street Commons     $      0       $13,500       $10,800     $      0
 94             1    Rutherfordton Square                                    $      0       $     0       $ 6,379     $      0
 95             1    Santa Fe Palms                                          $  4,375       $ 3,263       $ 3,262     $      0
 96             1    Stein Mart Plaza                                        $ 26,250       $14,800       $14,692     $162,900
 97             2    Chimney Hills Apartments                                $  1,875       $22,500       $22,500     $      0
 98             1    Lake Underhill Road                                     $      0       $ 5,055       $ 5,055     $      0
 99             1    Arbor Place Shopping Center                             $  3,125       $ 3,972       $ 3,971     $      0
100             1    Rosewood Center                                         $  1,250       $     0       $ 4,801     $ 75,000
101             1    Chagrin Professional Building                           $      0       $     0       $ 5,596     $      0
102             2    Fountain Valley Apartments                              $      0       $17,600       $17,600     $      0
103             1    Tam Junction Shopping Center                            $  3,750       $     0       $ 2,159     $ 30,000
104             2    Carlyle Place Apartments                                $      0       $     0       $18,900     $      0
105             1    Topsail Way Shopping Center                             $ 33,437       $     0       $ 9,563     $      0
106             1    Hampton Inn - Bloomington West                          $      0           4.0%      $61,150     $      0
107             1    Sumner Retail                                           $      0       $     0       $ 2,101     $      0
108             1    Fairfield Inn & Suites Atlanta Airport                  $      0           4.0%      $74,479     $      0
109             1    USA Storage                                             $  1,687       $ 5,661       $ 8,492     $      0
110             1    Tinley Park Commons                                     $      0       $     0       $ 7,621     $100,000
111             1    Walgreens Springfield                                   $      0       $     0       $ 2,174     $      0
112             1    Horizon Business Center                                 $      0       $ 3,126       $ 3,126     $      0
113             1    Upland Hills Shopping Center                            $  2,500       $ 3,120       $ 3,123     $ 10,356
114             1    Beach & Talbert Shopping Center                         $      0       $ 1,572       $ 1,574     $      0
115             2    Brittany Square Apartments                              $    625       $20,750       $20,750     $      0
116             2    Trailbridge Townhomes                                   $128,350       $35,200       $35,200     $      0
117             1    Century Office Center                                   $      0       $ 9,000       $22,285     $      0
118             1    Oklahoma Retail                                         $  3,500       $ 2,700       $ 3,908     $ 60,000
119             1    Elk River Center - Phases I&II                          $      0       $ 1,536       $ 1,536     $      0
120             1    Walgreens Pasco                                         $      0       $     0       $ 2,166     $      0
121             1    Parker Valley Center 5                                  $      0       $     0       $ 1,021     $      0
122             1    St. Andrews Place                                       $      0       $ 2,112       $ 3,131     $      0
123             1    Northshore Medical Park                                 $      0       $     0       $ 4,078     $      0
124             2    Fox Haven Apartments                                    $ 42,238       $24,000       $24,000     $      0
125             1    SMP Office                                              $      0       $     0       $ 3,584     $      0
126             1    Comfort Suites Southport NC                             $      0           4.0%      $49,937     $      0
127             1    Beach Boulevard Retail                                  $  4,063       $     0       $ 2,329     $      0
128             1    Norgate Shoppes                                         $      0       $     0       $ 2,223     $ 50,000
129             1    Arcadia Plaza                                           $      0       $ 2,296       $ 2,296     $      0
130             1    Kendall Square Shopping Center                          $    625       $     0       $ 3,442     $ 65,000
131             1    Woodland Business Park                                  $      0       $     0       $ 8,001     $ 30,000
132             1    CVS - Spring, TX (Houston)                              $      0       $     0       $ 1,301     $      0
133             1    Freeman Center                                          $      0       $ 4,044       $ 4,047     $      0
134             1    Hot Springs Plaza                                       $  8,871       $     0       $ 3,600     $ 10,000
135             1    River Meadows Mobile Home Park                          $      0       $     0       $ 3,550     $      0
136             2    Ashton Woods Apartments                                 $      0       $18,000       $18,000     $      0
137             1    Wixom Industrial                                        $      0       $     0       $19,418     $      0


     CONTRACTUAL                 TAX &
      RECURRING         U/W    INSURANCE
 #     LC & TI        LC & TI   ESCROWS
 -     -------        -------   -------
 68       $    0      $     0     Both
 69       $    0      $     0     Both
 70       $2,000      $20,521     Both
 71       $    0      $     0     Both
 72       $    0      $     0     Both
 73       $1,516      $18,190     Both
 74       $2,072      $24,860     Tax
 75       $6,000      $71,391     Both
 76       $    0      $     0     Both
 77       $    0      $     0     Both
 78       $    0      $     0     Both
 79       $3,073      $36,812     Both
 80       $    0      $     0     Both
 81       $    0      $     0     Both
 82       $    0      $44,171     Both
 83       $  833      $21,192     Both
 84       $2,083      $35,446     Both
 85       $    0      $19,012     Both
 86       $1,225      $14,696     Both
 87       $    0      $     0     Both
 88       $1,903      $44,724     None
 89       $    0      $     0     Both
 90       $    0      $     0     Both
 91       $    0      $     0     Both
 92       $    0      $     0     Both
 93       $    0      $     0     Both
 94       $    0      $ 6,562     Both
 95       $2,167      $23,060     Both
 96       $4,525      $57,296     Both
 97       $    0      $     0     Both
 98       $1,000      $34,415     Both
 99       $  750      $18,898     Both
100       $    0      $28,805     Both
101       $  833      $25,956     Both
102       $    0      $     0     Both
103       $1,199      $14,391     Both
104       $    0      $     0     Both
105       $2,000      $24,000     Both
106       $    0      $     0     Both
107       $1,167 (3)  $14,887     Both
108       $    0      $     0     Both
109       $    0      $     0     Both
110       $    0      $32,257     Both
111       $    0      $     0     None
112       $3,333      $39,702     Both
113       $1,100      $18,277     Both
114       $  834      $14,494     Both
115       $    0      $     0     Both
116       $    0      $     0     Both
117       $1,000      $42,455     Both
118       $1,650      $19,871     Both
119       $1,276      $15,080     Both
120       $    0      $     0     None
121       $  850      $11,768     Both
122       $1,667      $14,911     Both
123       $2,266      $27,189     Both
124       $    0      $     0     Both
125       $    0      $24,478     None
126       $    0      $     0     Both
127       $1,294      $15,526     Both
128       $    0      $14,918     Both
129       $1,275      $15,305     Both
130       $  978      $11,809     Both
131       $    0      $24,122     Both
132       $    0      $     0     None
133       $2,000      $23,271     Both
134       $1,700      $11,982     Both
135       $    0      $     0     Both
136       $    0      $     0     Both
137       $    0      $38,835     Both

                 ENGINEERING, TI/LC, TAX AND INSURANCE RESERVES

                                                                       CONTRACTUAL       U/W
                                                         ENGINEERING    RECURRING     RECURRING     LC & TI    CONTRACTUAL
               LOAN                                       RESERVE AT   REPLACEMENT   REPLACEMENT   RESERVE AT   RECURRING
 #   CROSSED  GROUP  LOAN NAME                           ORIGINATION  RESERVE/FF&E  RESERVE/FF&E  ORIGINATION    LC & TI
 -   -------  -----  ---------                           -----------  ------------  ------------  -----------    -------
138             1    Dobson Medical Plaza                   $      0       $     0       $ 4,108     $      0       $1,575
139             1    Heritage Place                         $  1,875       $     0       $11,150     $100,000       $    0
140             1    Liberty Station                        $      0       $ 6,750       $ 3,001     $      0       $1,667
141             1    Sharon Lakes Plaza                     $  8,250       $ 7,488       $ 7,579     $      0       $4,167
142             2    Catalina Apartments                    $      0       $36,000       $36,000     $      0       $    0
143             1    Hayden Place                           $ 65,000       $     0       $ 4,920     $      0       $    0
144             2    Orange Grove Mobile Home Park          $  3,125       $     0       $ 3,850     $      0       $    0
145             1    Merchant Square                        $  1,250       $ 3,003       $ 3,003     $      0       $1,250
146             2    Heights Manor Apartments               $126,575       $36,500       $36,500     $      0       $    0
147             1    Huntington Drive                       $    813       $     0       $ 1,036     $      0       $  719 (4)
148             1    Streamwood Retail                      $      0       $   720       $   712     $      0       $  450
149             1    Clayton Court Mobile Home Park         $  1,250       $ 5,750       $ 5,750     $      0       $    0
150             2    Colonial Arms Apartments               $ 52,250       $30,750       $30,750     $      0       $    0
151             1    Crawfordville Shopping Center          $      0       $     0       $ 2,918     $ 75,000       $2,083
152             1    American Self-Storage                  $  4,375       $10,356       $ 6,904     $      0       $    0
153             1    Country Oaks Shopping Center           $      0       $     0       $ 6,372     $ 70,000       $1,000
154             1    De La Cruz Business Center             $ 12,500       $     0       $ 6,852     $      0       $    0
155             1    Jasper Plaza                           $      0       $11,721       $11,721     $      0       $1,500
156             1    Clocktower Village Shopping Center     $ 35,625       $     0       $ 7,027     $ 75,000       $    0
157             1    Figueroa                               $ 17,375       $     0       $ 1,533     $ 35,000       $  708
158             1    El Porto Building                      $      0       $ 1,750       $ 2,163     $      0       $    0
159             1    Bell Creek Town Center                 $  1,250       $     0       $ 2,273     $      0       $  675
160             2    Blue Skies Mobile Home Park            $  1,875       $     0       $ 5,100     $      0       $    0
161             2    Quail Park Apartments                  $      0       $17,256       $17,250     $      0       $    0
162             2    East Broad Plaza Apartments            $      0       $28,500       $28,500     $      0       $    0
163             1    Independence Village Center            $  5,375       $     0       $ 6,505     $ 25,000       $1,500
164             1    Golf and Roselle Plaza                 $      0       $     0       $   900     $ 20,000       $    0
165             1    Quail Creek Self Storage               $  1,988       $     0       $ 7,699     $      0       $    0
166             1    2585 Cruse Road Retail                 $ 19,375       $     0       $ 1,848     $ 20,000       $1,667
167             1    Palmetto Plaza II                      $      0       $     0       $ 1,518     $      0       $  688
168             1    Elk River Center - Phase III           $      0       $   792       $   790     $      0       $  658
169             1    Kendale Plaza                          $      0       $ 2,580       $ 2,573     $      0       $  715
170             1    Bay Vista Retail                       $ 64,063       $     0       $ 2,674     $      0       $  729
171             1    Outparcels Cula                        $      0       $     0       $ 1,854     $      0       $1,000
172             1    Alltel Building                        $    312       $ 3,954       $ 3,950     $ 70,500       $1,167
173             1    Archer Central Building                $ 42,626       $     0       $ 2,387     $ 35,000       $    0
174             1    Handy Attic Self Storage               $      0       $     0       $ 5,855     $      0       $    0
175             1    Flower Shopping Center                 $ 16,375       $   962       $   721     $ 20,000       $  601
176             1    Shoppes at Wickham                     $      0       $     0       $ 1,536     $ 10,000       $    0
177             1    Hollywood and Quiznos Retail           $  2,068       $     0       $   998     $      0       $  555
178             1    Courtland Retail                       $      0       $     0       $   975     $ 25,000       $    0
179             2    Brookforest Apartments                 $    625       $10,000       $10,000     $      0       $    0
180             1    Yorba Riverside Plaza                  $      0       $     0       $ 1,110     $      0       $  475
181             2    Briarcliff Plaza Apartments            $  1,531       $29,000       $29,000     $      0       $    0
182             1    208th Street Station                   $ 27,437       $     0       $ 2,390     $      0       $    0
183             2    Winterhaven Village Apartments         $      0       $15,500       $15,500     $      0       $    0
184             1    Forest Village Shoppes                 $      0       $     0       $ 1,050     $ 40,000       $  583
185             2    Foxridge Apartments                    $ 21,400       $ 5,349       $ 5,340     $      0       $    0
186             1    Katy Road Self Storage                 $      0       $     0       $ 6,010     $      0       $    0
187             1    Kennedy Mobile Home Park               $  4,313       $ 1,950       $ 1,950     $      0       $    0
188             2    Anclote Acres Mobile Home Park         $      0       $     0       $ 1,900     $      0       $    0
189             1    Miller Road Retail                     $      0       $     0       $   675     $      0       $  375
190             1    Pioneer Stor & Lock                    $  1,250       $     0       $ 6,093     $      0       $    0
191             2    Frederick Street Lofts                 $      0       $ 3,300       $ 3,300     $      0       $    0
192             2    Briarwood Mobile Home Park             $      0       $     0       $ 1,850     $      0       $    0
193             2    Greenwood Gardens Apartments           $ 23,625       $ 6,000       $ 6,000     $      0       $    0


                TAX &
       U/W    INSURANCE
 #   LC & TI   ESCROWS
 -   -------   -------
138  $18,896     Both
139  $24,051     Both
140  $20,402     Both
141  $50,019     Both
142  $     0     Both
143  $18,742     Both
144  $     0     Both
145  $15,013     Both
146  $     0     Both
147  $ 9,020     Both
148  $ 6,449     Both
149  $     0     Both
150  $     0     Both
151  $13,114     Both
152  $     0     Both
153  $12,744     Both
154  $18,500     Both
155  $18,150     Both
156  $20,027     Both
157  $12,119     Both
158  $ 6,589     Both
159  $15,179     Both
160  $     0     Both
161  $     0     Both
162  $     0     Both
163  $18,614     Both
164  $ 8,411     Both
165  $     0     Both
166  $19,957     Both
167  $10,121     Both
168  $ 7,910     Both
169  $15,754     Both
170  $14,034     Both
171  $12,357     Both
172  $14,046     Both
173  $10,523     Both
174  $     0     Both
175  $ 7,212     Both
176  $ 6,926     Both
177  $ 6,656     Both
178  $ 5,523     Both
179  $     0     Both
180  $ 5,700     Both
181  $     0     Both
182  $16,857     Both
183  $     0     Both
184  $ 5,600     Both
185  $     0     Both
186  $     0     Both
187  $     0     Both
188  $     0     Both
189  $ 4,500     Both
190  $     0     Both
191  $     0     Both
192  $     0     Both
193  $     0     Both

(1) COMMENCING ON JUNE 11, 2010, BORROWER SHALL MAKE MONTHLY PAYMENTS OF $2,596.50 INTO A TI/LC RESERVE, SUBJECT TO A $100,000 CAP.

(2) COMMENCING ON APRIL 11, 2015, BORROWER'S OBLIGATION TO MAKE MONTHLY PAYMENTS INTO THE TI/LC RESERVE SHALL INCREASE TO $2,992.

(3) COMMENCING IN JANUARY 2011, THE BORROWER SHALL BE OBLIGATED TO MAKE MONTHLY PAYMENTS OF $1,167.25 INTO A TI/LC RESERVE.

(4) COMMENCING IN JANUARY 2009, THE BORROWER SHALL BE OBLIGATED TO MAKE MONTHLY PAYMENTS OF $719.17 INTO A TI/LC RESERVE.

                   MAJOR TENANTS OF THE COMMERCIAL PROPERTIES

                                                         CUT-OFF
                                                     DATE PRINCIPAL   PROPERTY
 #   CROSSED  PROPERTY NAME                            BALANCE (1)      TYPE     SQ. FT.
 -   -------  -------------                            -----------      ----     ------
 2A           Fortunoff Department Store New York       $49,390,770  Retail      208,000
 2B           Fortunoff Department Store New Jersey     $24,297,073  Retail      150,000
  3           Lincoln Road Retail                       $49,000,000  Retail       53,200
  4           Gettysburg Village                        $43,750,000  Retail      310,285 (2)
  5           75 Maiden Lane                            $31,000,000  Office      172,040
  9           Stevenson Ranch Plaza - Phase I           $24,500,000  Retail      124,835
 11           Breckenridge Shopping Center              $21,500,000  Retail      323,867
 12           Winery Estates Marketplace                $21,476,511  Retail       73,932
 13           Chino Spectrum Business Park              $21,200,000  Industrial  213,693
 15           Parker Ranch Center                       $20,000,000  Retail      146,719 (5)
16A           Spectra Retail - Radcliff, KY             $ 4,325,717  Retail       36,900
16B           Spectra Retail - Tyler, TX                $ 3,656,000  Retail       35,840
16C           Spectra Retail - Ottumwa, IA              $ 3,360,000  Retail       22,200
16D           Spectra Retail - Tell City, IN            $ 2,818,108  Retail       27,000
16E           Spectra Retail - Alexandria, LA           $ 2,264,000  Retail       20,400
16F           Spectra Retail - Keokuk, IA               $ 1,469,022  Retail       10,160
16G           Spectra Retail - Pampa, TX                $ 1,320,738  Retail       16,160
 18           Aberdeen Commons                          $17,300,000  Retail      122,032
 19           Glengary Shoppes                          $17,150,000  Retail       99,182
 22           Ewa Beach Center                          $15,700,000  Mixed Use    90,344
 23           6725 Sunset                               $14,500,000  Office       72,613
 24           330 Physician Center                      $14,000,000  Office      109,655
 25           Pack Square Portfolio                     $13,723,676  Mixed Use   128,616
 26           Northfield Plaza                          $13,600,000  Office      116,590
 30           Brookfield I                              $11,000,000  Office       95,495
 31           Cherokee Commons                          $11,000,000  Retail      103,736
 32           Crossroads Plaza                          $10,104,781  Retail      154,734
 33           International Trade Center                $ 9,780,810  Industrial  124,200
 34           Anthem Medical Plaza                      $ 9,750,000  Office       49,898
 35           Westwood Centre                           $ 9,420,207  Office       44,748
 37           Ivanhoe Financial Building                $ 8,200,000  Office       73,208
 38           Shops at Hamilton Mill                    $ 8,191,125  Retail       43,412
 42           34-38 Industrial Way East                 $ 7,850,000  Industrial  105,820
 44           Town Place Square                         $ 7,241,575  Retail       17,529
 47           Belmont Street Shopping Center            $ 7,000,000  Retail       71,672
 49           Washington Center                         $ 6,926,159  Retail       64,945
 51           Creedmoor Commons                         $ 6,528,212  Retail       62,674
 52           Citrus Falls Commons                      $ 6,500,000  Retail       30,446
 53           Windlands Shopping Center                 $ 6,489,000  Retail      107,525
 56           Office Depot                              $ 6,000,000  Retail       19,450
 60           Maxim Pharmaceuticals                     $ 5,619,390  Industrial   23,501
 61           Town Square (Foothill and Haven)          $ 5,545,000  Retail       15,972
 63           Bonita Plaza                              $ 5,000,000  Retail       28,407
 64           East Decatur Station                      $ 4,983,650  Mixed Use    77,007
 65           Brick Professional Building               $ 4,983,254  Office       39,763
 66           Comar - North Lincoln Avenue              $ 4,970,141  Retail       25,263
 70           Comar - Kedzie Avenue                     $ 4,840,294  Retail       24,045
 73           Centre at Louetta Road                    $ 4,718,201  Retail       22,738
 74           Spring Mountain Commerce Center           $ 4,700,000  Retail       24,860
 75           The Campbell Building                     $ 4,700,000  Office       55,024
 79           Wilton Center                             $ 4,516,331  Office       47,808
 82           North Town Financial Plaza                $ 4,480,346  Office       40,065
 83           Jack's Suniland Center                    $ 4,475,000  Retail       14,558
 84           Melbourne Distribution Center             $ 4,435,423  Industrial  184,000
 85           Upland Industrial                         $ 4,320,561  Industrial   63,063
 86           Heritage Old Town                         $ 4,295,502  Retail       14,696
 88           Arlington Square                          $ 4,229,304  Mixed Use    45,661
 94           Rutherfordton Square                      $ 4,100,000  Retail       42,529
 95           Santa Fe Palms                            $ 4,100,000  Retail       21,749
 96           Stein Mart Plaza                          $ 4,092,146  Retail       97,944
 98           Lake Underhill Road                       $ 3,982,790  Office       33,700
 99           Arbor Place Shopping Center               $ 3,982,465  Retail       26,474
100           Rosewood Center                           $ 3,968,000  Retail       32,006
101           Chagrin Professional Building             $ 3,858,761  Office       37,306
103           Tam Junction Shopping Center              $ 3,834,258  Retail       14,391
105           Topsail Way Shopping Center               $ 3,800,000  Retail       63,750
107           Sumner Retail                             $ 3,750,000  Retail       14,006
110           Tinley Park Commons                       $ 3,634,414  Retail       36,289
111           Walgreens Springfield                     $ 3,612,522  Retail       14,490
112           Horizon Business Center                   $ 3,600,000  Office       31,257
113           Upland Hills Shopping Center              $ 3,558,307  Retail       20,301
114           Beach & Talbert Shopping Center           $ 3,493,041  Retail       10,492
117           Century Office Center                     $ 3,400,000  Office       89,140
118           Oklahoma Retail                           $ 3,400,000  Retail       26,050
119           Elk River Center - Phases I&II            $ 3,305,849  Retail       15,359
120           Walgreens Pasco                           $ 3,238,813  Retail       14,438
121           Parker Valley Center 5                    $ 3,200,000  Retail       10,205
122           St. Andrews Place                         $ 3,200,000  Retail       20,872
123           Northshore Medical Park                   $ 3,164,483  Office       27,189
125           SMP Office                                $ 3,100,000  Office       23,893
127           Beach Boulevard Retail                    $ 3,086,637  Retail       15,526
128           Norgate Shoppes                           $ 3,064,047  Retail       14,820
129           Arcadia Plaza                             $ 3,000,000  Retail       15,305
130           Kendall Square Shopping Center            $ 3,000,000  Retail       15,647
131           Woodland Business Park                    $ 3,000,000  Industrial   53,343
132           CVS - Spring, TX (Houston)                $ 2,993,891  Retail       13,013
133           Freeman Center                            $ 2,924,162  Retail       26,983
134           Hot Springs Plaza                         $ 2,900,000  Retail       24,000
137           Wixom Industrial                          $ 2,858,962  Industrial  129,450
138           Dobson Medical Plaza                      $ 2,818,775  Office       16,431
139           Heritage Place                            $ 2,780,000  Retail       30,136
140           Liberty Station                           $ 2,700,000  Retail       20,004
141           Sharon Lakes Plaza                        $ 2,689,250  Mixed Use    48,737
143           Hayden Place                              $ 2,660,006  Office       23,428
145           Merchant Square                           $ 2,609,637  Retail       20,017

                                                      MAJOR           MAJOR
                                                    TENANT # 1  TENANT # 1 LEASE
 #               MAJOR TENANT # 1 NAME               SQ. FT.     EXPIRATION DATE
 -               ---------------------               -------     ---------------
 2A      Fortunoff Department Store- New York          208,000      7/31/2025
 2B      Fortunoff Department Store-New Jersey         150,000      2/27/2024
  3           Sobe Lincoln Road Holdings                 6,000      2/28/2008
  4              Frank Theatres                         35,000     12/31/2026
  5           Boundless Equities Inc., IV               35,200     12/31/2017    (3)
  9                     Ralph's                         43,225       6/1/2022
 11                      Kmart                         104,231      7/31/2016
 12                     Henry's                         27,500      1/31/2021
 13                The Bridge Church                    13,132     10/31/2008
 15           Foodland Super Market                     36,238      5/31/2022
16A                   Dollar Tree                       12,000      1/31/2011
16B                   Dollar Tree                       16,940      5/31/2014
16C                   Fashion Bug                        6,000      3/31/2010
16D                   Dollar Tree                        8,000      9/30/2010
16E                   Dollar Tree                       10,000      4/30/2008
16F                     Cato's                           4,160      1/31/2010
16G                   Dollar Tree                        8,000      1/31/2011
 18               Ross Dress For Less                   30,114      1/31/2016
 19                    Best Buy                         45,720      1/31/2012
 22                Star Market, Ltd.                    34,852      1/31/2020
 23                 TMD Productions                     10,200      4/30/2010
 24                  Harbin Clinic                      55,209      4/30/2020
 25               Mission St. Joseph                     9,262         MTM
 26         Execuspace Office Center, Inc.              15,711      2/28/2016
 30             Ramco-Greshenson, Inc.                  36,295      8/31/2014
 31                     Kroger                          66,918      3/31/2011
 32                    Michael's                        23,715      2/28/2011
 33          Air Cargo Transport Services               28,200      1/31/2010
 34         John C. Lincoln Health Network               9,768     11/30/2013
 35            Westwood Business Centre                 14,382      1/18/2018
 37             Ivanhoe Financial, Inc                  24,242       3/9/2011
 38                   Fieldhouse                         5,000     12/31/2009
 42                      Algen                          36,139      5/31/2007
 44                   Dono Sushi                         2,160     11/14/2015
 47                     Staples                         20,000      9/30/2013
 49                 Salvation Army                      16,000      7/31/2010
 51                    Food Lion                        38,274      9/27/2025
 52           Harry's of America Seafood                 5,964     11/21/2015
 53          Oak Factory Furniture Outlet               38,046      3/31/2008
 56                  Office Depot                       19,450       4/4/2019
 60           Maxim Pharmaceuticals, Inc.               23,501     10/31/2008
 61                   Activeride                         7,500      9/30/2015
 63             The Orient Asian Market                  3,040      9/30/2010
 64              All Soul's Fellowship                  12,400      9/30/2006
 65               Specialty Insurance                    8,259     10/15/2010
 66                  Garden Buffet                       8,232      4/11/2008
 70                   Dollar & Up                        4,000     10/31/2006
 73             Core Health and Fitness                  4,800      6/30/2012
 74              Mediterranean Market                    6,950       2/1/2020
 75  Henrico Doctors' Hospital & Diagnostic Clinic      12,229     11/30/2010
 79            Apex Mortgage Group, Inc.                 5,976      1/31/2009
 82        Insurance Educational Association             6,709      5/31/2010
 83              Florida Savings Bank                    8,190      9/30/2006
 84              Arnold Moving Company                  26,000     12/31/2008    (6)
 85                       NBR                           33,077      11/1/2010
 86                  Salon and Spa                       4,082      7/14/2010
 88           Video Watch/Hollywood Video                7,992     12/31/2008
 94                 Food Lion, LLC                      34,929     12/13/2025
 95          Pinnacle Education-Tempe Inc.               4,966      3/31/2010
 96                   Stein Mart                        36,000      2/28/2009
 98           The Harrington Group, Inc.                 8,500     12/31/2012
 99              Zapata Mexican Grill                    4,500      1/31/2010
100                       RMC                            7,429      3/31/2009
101             Carlislye, Rini, Kramer                 12,951      5/31/2012
103               O'Neill's Surf Shop                    4,201      5/13/2006
105                 Food Lion, Inc.                     33,800      1/26/2017
107                Farrelli's Pizza                      5,200      7/31/2015
110                 Hollywood Video                      6,061      5/31/2007
111                    Walgreens                        14,490      9/30/2079
112                     Xilinx                           7,446      1/31/2011
113            Coldwell Banker Foothill                  9,302     10/31/2007
114                    7-Eleven                          2,376      6/30/2015
117                 Gan Corporation                      6,052      9/30/2008
118            The Crossing Liquor Store                 4,994     12/31/2006
119                  Panera Bread                        4,600       4/7/2013
120                    Walgreens                        14,438      8/31/2080
121                  Panera Bread                        4,920      1/31/2016
122                Dancing Leaf Spa                      4,594      7/31/2008
123                      V.A.                            6,600      12/1/2007
125           American Home Mortgage Cor                 2,604      6/30/2008
127                  King's Garden                       5,046     12/31/2012
128                 Hollywood Video                      5,200      5/31/2015
129                U.S. Post Office                      4,850     11/30/2009
130                    Auto Zone                         3,960      9/30/2007
131                    Lacy Sign                         6,936      3/31/2007
132                  CVS Pharmacy                       13,013      9/20/2025
133                   ShapeXpress                        4,120      5/31/2010
134                Family Christian                      5,000      8/31/2012
137                   Frimo, Inc.                       59,500      3/31/2012
138             Clinica Adelante, Inc.                   5,520     10/31/2011
139            Aldo's Italian Restaurant                 4,971      7/31/2007
140      Cynthina Enterprises/Little Professor           4,500     10/31/2010
141         Yellow Rose Cafe and Billiards               4,701      9/30/2007
143                   Trunk, LTD                         8,700      4/30/2007
145                     KeyCorp                          2,506      3/31/2021    (4)

                                                           MAJOR            MAJOR
                                                        TENANT # 2     TENANT # 2 LEASE
 #                 MAJOR TENANT # 2 NAME                  SQ. FT.       EXPIRATION DATE           MAJOR TENANT # 3 NAME
 -                 ---------------------                  -------       ---------------           ---------------------
 2A                         N/A                             N/A               N/A                          N/A
 2B                         N/A                             N/A               N/A                          N/A
  3                    Alfredo Gonzalez                    5,655          10/31/2012            World Resources Cafe, Inc.
  4                       Old Navy                        14,367           3/31/2011                  Adidas Outlet
  5                   TradeCard, Inc.                     19,355           5/31/2007              The Gotham Companies
  9                   Linens 'n Things                    35,000           1/31/2012                    PetsMart
 11                        Kohl's                         88,408           1/31/2026                     Kroger
 12                      Prudential                        8,174          12/11/2015                 Bank of America
 13              Fortress Community Church                 8,960           3/31/2008           U.S. Relays and Technology
 15                  KM Seed Co., Inc.                    11,392   (4)     5/31/2017                 Campbell & Sims
16A                      Hibbett's                         5,000           1/31/2009                      Cato
16B                        Cato's                          3,900           1/31/2009                Payless Shoesource
16C                    Payless Shoes                       2,800          12/31/2009                   Gamestop
16D                        Cato's                          3,900           1/31/2010                    Shoe Show
16E                     Los Portales                       3,200           7/31/2008                   Radio Shack
16F                       Gamestop                         2,000           8/31/2010                    Quizno's
16G                        Cato's                          4,160           1/31/2011                       N/A
 18                  Bed Bath & Beyond                    23,050           1/31/2016                    PetSmart
 19              Barnes and Noble Bookstore               30,679            5/1/2011             Edwin Watts Golf Shops
 22             Ewa Beach Enterprises, Inc.                9,843           7/31/2010                 McDonald's Corp.
 23                   Catalina Seafood                     8,992          10/31/2013              Outlook Amusements
 24                 Floyd Medical Center                  32,909           6/30/2014      Floyd Medical Center - Surgery Center
 25             Long, Parker, Warren & Jones               7,164           6/30/2006     Veterans Administration Medical Center
 26                      Advanstar                        15,437           8/31/2008              Kaufman Hall & Assoc
 30                       RouteOne                        23,247           6/30/2012        Kleinman Carney & Greenbaum, P.C.
 31                     Dollar Tree                        4,800           4/30/2009                The Green Tomato
 32                     Fred's Bed's                      14,722           6/30/2010                Rugged Warehouse
 33                    Airpack, Inc.                      16,200          11/30/2013         Mediq/PRN Life Support Service
 34               Dept. of Veteran Affairs                 5,725          10/31/2009                Angel Pediatrics
 35            The Law Firm of Gregory Jones               4,422           6/30/2007          Westwood Group Development II
 37                    Interplan LLC                      16,049            6/1/2011             Adventist Health System
 38                   Mellow Mushroom                      4,800           1/31/2010                  Nature's 5th
 42                    Z&Z Johnstone                      13,993           6/30/2006                 Meridian Health
 44                      Tan Lines                         2,080           1/23/2011                  Corner Bagels
 47                       PetSmart                        19,856           7/31/2014                     Eblens
 49                      Golden Cue                        5,136           6/30/2007               Quality Auto Sound
 51                    Family Dollar                       8,800           6/30/2015                 Premiere Video
 52                   Mellow Mushroom                      5,035           8/13/2015                   Feet First
 53                      AJ Wrights                       27,545          10/31/2015                    Aldi, Inc
 56                         N/A                             N/A               N/A                          N/A
 60                         N/A                             N/A               N/A                          N/A
 61                      Golf Etc.                         3,448          10/31/2015              Rancho Beauty Supply
 63                    Wireless Toyz                       2,276          12/31/2009             Fiesta Filipina Cuisine
 64                Paste Media Group, LLC                 10,000           9/30/2009                Push Push Theater
 65            Ocean Partnership for Children              6,465            9/1/2010           BankersLife & Casualty Co.
 66                     PWS Laundry                        4,500          12/31/2014                Washington Mutual
 70                    Yale Insurance                      2,885          12/31/2008                   La Baguette
 73               Fiesta Azteca Restaurant                 4,505           7/14/2015                Orient Cafe No. 8
 74                  KJ Chinese Kitchen                    3,000           6/30/2010                  Nana Gloria's
 75           United Government Services, LLC              6,162           1/31/2010        Atlantic Financial Group, L.L.C.
 79                Qual-Serv Corporation                   4,482           4/30/2010            Prompt Productions, Inc.
 82             Goodwill Industries of Oran                5,922          12/14/2006            Phoenix Group Information
 83             Lawrence Plumbing & Fixtures               2,550           4/30/2010                  Scarlett Vine
 84                 Thiel Audio Products                  25,000              MTM                   John H. Peterman
 85                       Caltrop                         29,986           11/1/2010                       N/A
 86                     Coin Laundry                       3,456           9/25/2015                   Paula Inc.
 88               The Edward Surovell Co.                  5,160          12/31/2007               Conlin Travel, Inc.
 94                     Flick Video                        2,000           1/31/2007                American Nail Spa
 95                    Cactus Flower                       2,970           3/30/2007                    Pizza Hut
 96                     Midwest Baby                      22,050           8/31/2010                       EPA
 98            Exit Real Estate Professionals              8,400           7/31/2010            Re/Max Of Central Florida
 99                    Mattress King                       3,500          10/31/2009              Starz Karaoke Lounge
100                     Rice Realty                        4,654           3/31/2009                   Dr. Feldman
101                Premier Women's Health                  2,927          12/31/2006                     Neo Pet
103                Starbucks Coffee Shop                   1,734           3/31/2012                 Art Broker Inc.
105              Variety Wholesalers, Inc.                14,300          10/28/2011               Advance Auto Parts
107  Joe's Cigarland Corp dba Hot Iron Mongolian Grill     1,887           7/24/2015                   Starbuck's
110              VIP (Goodyear) Tire Corp.                 5,550           5/31/2010                   McDonald's
111                         N/A                             N/A               N/A                          N/A
112                   NetCentrics Corp                     4,503           4/30/2010               Crawford & Company
113               Fernando M. Munguia, DDS                 2,649          11/30/2006               The Finishing Touch
114              The Coffee Bean & Tea Leaf                1,681           5/31/2010               Malibu Fish Grille
117              North Central Therapeutic                 3,957           2/28/2007             Kaleidoscope Counseling
118                     J's Hallmark                       4,550           2/28/2010           Seventy First Wine & Spirts
119                   Anytime Fitness                      3,960           8/31/2009                   Aveda Salon
120                         N/A                             N/A               N/A                          N/A
121                Cheeburger Cheeburger                   2,523            6/7/2010                    Snip-Its
122                      McAlisters                        3,786           8/31/2007              American Mortgage Co.
123                  Dr. H.E. Stevenson                    4,349           6/30/2008              Tenant Health Systems
125                     Best Company                       2,556           1/31/2018              Todtrese R. Williams
127                Sara's World of Beauty                  3,650           4/30/2009              Joseph Medical Group
128                     Sun City Tan                       4,660           5/31/2010                      Qdoba
129                    TLC Investment                      2,150              MTM                   Arcadia Cleaners
130                 Martial Arts Studio                    2,145              MTM                     JJ's Clothing
131                       Feedback                         5,184           1/31/2007                  SCC Products
132                         N/A                             N/A               N/A                          N/A
133                 Tortilleria Tarascos                   2,188           2/28/2009           Beneficial Finance Company
134                    Movie Gallery                       4,500           8/31/2007                      Cato
137                 Inalfa Sunroofs, LLC                  41,300           1/31/2011                Rampf Group, Inc.
138             Pediatric Dental Specialists               3,046            5/3/2007             Southwest Women's Care
139                    Moe's SW Grill                      3,531          11/30/2012           Int'l Alternative Medicine
140                In Step Leather, Inc.                   3,468          10/30/2010             Sykesville Tae Kwon Do
141                         NCCI                           2,781           2/28/2009             Ballroom International
143                    Masterterminal                      7,028          10/15/2007                       N/A
145                     D'Ora, Inc.                        2,304           2/28/2008                   Sole Desire

        MAJOR          MAJOR
     TENANT # 3  TENANT # 3 LEASE
 #     SQ. FT.    EXPIRATION DATE
 --    -------    ---------------
 2A      N/A            N/A
 2B      N/A            N/A
  3     4,200       12/31/2013
  4    13,550        9/30/2010
  5    13,000        8/31/2012
  9    26,040        1/31/2013
 11    64,000       12/31/2025    (4)
 12     4,400       12/31/2030
 13     4,480        8/31/2008
 15     8,029        5/31/2017    (4)
16A     3,900        1/31/2011
16B     2,800        5/31/2009
16C     2,000        1/31/2010
16D     3,500        9/30/2010
16E     2,400        5/31/2008
16F     1,600        2/28/2016
16G      N/A            N/A
 18    22,729        6/30/2015
 19     6,750       10/31/2010
 22     4,700        7/26/2014
 23     8,134        1/31/2011
 24    15,228        5/31/2020
 25     5,800        6/30/2006
 26    10,628       10/31/2006
 30    15,904        9/30/2011
 31     3,600       12/31/2010
 32    12,254        1/31/2011
 33     7,500        1/31/2007
 34     5,224        5/31/2013
 35     3,741        1/31/2008
 37     8,320        7/31/2008
 38     4,000        8/31/2009
 42    12,000        6/30/2012
 44     1,950        6/6/2016
 47     5,500        5/31/2009
 49     5,000       11/30/2010
 51     3,600       12/31/2010
 52     2,408        12/6/2010
 53    15,368        2/28/2015
 56      N/A            N/A
 60      N/A            N/A
 61     2,753       10/31/2015
 63     2,263       12/31/2009
 64     5,050       12/31/2008
 65     4,001        8/4/2009
 66     3,600        6/30/2014
 70     2,800        3/31/2008
 73     3,400        5/31/2015
 74     1,920        3/31/2008
 75     5,598       12/31/2007
 79     2,988           MTM
 82     5,077        3/31/2010
 83     1,477       12/31/2008
 84    15,000        5/31/2007
 85      N/A            N/A
 86     2,304        9/18/2010
 88     5,146        9/30/2006
 94     1,200        1/31/2007
 95     2,057        9/30/2006
 96    14,445        8/31/2007
 98     4,200        8/31/2008
 99     2,300        9/30/2010
100     4,190        3/31/2010
101     2,880        5/30/2010
103     1,721        5/31/2007
105     8,450       12/31/2006
107     1,800        6/30/2015
110     4,032           MTM
111      N/A            N/A
112     4,253        1/31/2008
113     1,721        1/31/2010
114     1,538        8/31/2015
117     3,636        2/28/2008
118     4,050        7/31/2010
119     2,836        7/31/2014
120      N/A            N/A
121     1,400       11/30/2010
122     3,600       12/31/2007
123     3,300        3/31/2010
125     1,472        5/31/2008
127     3,000        4/30/2009
128     2,160        3/31/2010
129     1,425        3/31/2008
130     1,850        1/31/2008
131     5,184        2/28/2009
132      N/A            N/A
133     2,167        7/31/2011
134     3,900        1/31/2011
137    28,650       12/31/2010
138     3,013        1/31/2008
139     3,140        2/28/2007
140     3,468        7/31/2010
141     2,600       12/31/2007
143      N/A            N/A
145     2,258           MTM

                                                      CUT-OFF
                                                  DATE PRINCIPAL   PROPERTY
 #   CROSSED  PROPERTY NAME                         BALANCE (1)      TYPE     SQ. FT.       MAJOR TENANT # 1 NAME
 --  -------  -------------                         -----------      ----     -------       ---------------------
147           Huntington Drive                       $ 2,500,000  Retail        6,904             T-Mobile
148           Streamwood Retail                      $ 2,500,000  Retail        7,118            Starbuck's
151           Crawfordville Shopping Center          $ 2,245,604  Retail       19,450           Family Dollar
153           Country Oaks Shopping Center           $ 2,160,000  Retail       42,480             Food Lion
154           De La Cruz Business Center             $ 2,135,000  Industrial   31,920          Wi-Fi Alliance
155           Jasper Plaza                           $ 2,121,000  Retail       78,140             Marvin's
156           Clocktower Village Shopping Center     $ 2,000,000  Retail       29,280               Remax
157           Figueroa                               $ 1,998,020  Retail        8,517            Fat Burger
158           El Porto Building                      $ 1,997,951  Mixed Use    10,692            Yoga Studio
159           Bell Creek Town Center                 $ 1,993,244  Retail       15,150           Nacho Mama's
163           Independence Village Center            $ 1,881,687  Retail       25,018    Kindercare Learning Centers
164           Golf and Roselle Plaza                 $ 1,842,100  Retail        6,000             7-Eleven
166           2585 Cruse Road Retail                 $ 1,794,154  Retail       12,319      Avalon Animal Hospital
167           Palmetto Plaza II                      $ 1,793,600  Retail       10,121           Tortas Sinola
168           Elk River Center - Phase III           $ 1,757,477  Retail        7,899           Brinza Meats
169           Kendale Plaza                          $ 1,750,000  Retail       17,156        Miami Banquet Hall
170           Bay Vista Retail                       $ 1,694,403  Retail       17,828  Eastern Financial Credit Union
171           Outparcels Cula                        $ 1,694,296  Retail       12,357          Bonefish Grill
172           Alltel Building                        $ 1,545,152  Retail       14,631           Alltel Corp.
173           Archer Central Building                $ 1,544,764  Retail       11,367          Jean's Hallmark
175           Flower Shopping Center                 $ 1,497,018  Retail        4,808           The Southland
176           Shoppes at Wickham                     $ 1,450,000  Retail       10,240          20/20 Eyeglass
177           Hollywood and Quiznos Retail           $ 1,437,308  Retail        6,656          Hollywood Video
178           Courtland Retail                       $ 1,397,382  Retail        6,500           Panda Express
180           Yorba Riverside Plaza                  $ 1,303,817  Retail        7,399          99 Cent + Store
182           208th Street Station                   $ 1,294,745  Retail       15,936         Sidetrack Eatery
184           Forest Village Shoppes                 $ 1,117,929  Retail        7,000              Subway
189           Miller Road Retail                     $   900,000  Retail        4,500            Quiznos Sub

       MAJOR           MAJOR                                       MAJOR         MAJOR
     TENANT # 1  TENANT # 1 LEASE                               TENANT # 2  TENANT # 2 LEASE
 #    SQ. FT.     EXPIRATION DATE     MAJOR TENANT # 2 NAME       SQ. FT.    EXPIRATION DATE
 --   -------     ---------------     ---------------------       -------    ---------------
147       2,391      1/27/2010                 KFC                 1,819        2/18/2014
148       2,206      6/30/2016      Nextel Retail Stores, LLC      2,153       11/30/2010
151       8,000     12/31/2007            Movie Gallery            3,250        9/30/2009
153      30,280      7/19/2011                 CVS                 8,450        7/31/2006
154       2,700      5/31/2006          Melehan Family LLC         2,700        1/31/2011
155      36,140       6/1/2010            Tractor Supply          26,000        5/15/2015
156       9,935      1/31/2009            Clocktower Inn           4,670        6/30/2018
157       2,591      4/30/2008         Mikoshi Noodle House        2,000        8/31/2009
158       2,350         MTM         Japanese Sushi Restaurant      1,091        5/15/2009
159       3,400      4/30/2015           Chens Restaurant          2,650         1/7/2014
163       7,325     12/31/2007        Thirsty Turtle Lounge        4,400        3/10/2008
164       3,000      9/30/2013          Cellular Advantage         1,800       10/31/2008
166       3,446     10/31/2007           Amoco-Food Store          2,000       12/31/2011
167       3,968      1/31/2010     Beneficial California, Inc.     1,887        2/28/2010
168       2,500      8/31/2012               Gamestop              2,240        1/31/2011
169       3,669     11/14/2008            El Plato, Inc.           2,788        4/30/2009
170       4,164     10/31/2008     DialAmerica Marketing, Inc.     3,553        4/30/2008
171       5,600      4/30/2010              Starbucks              1,506        5/31/2015
172      11,000      3/31/2009            Suko Thai Inc.           3,631        4/30/2011
173       2,400         MTM                Archer Bank             1,728       10/31/2007
175       3,008     11/30/2006             QC Financial              900        6/30/2008
176       5,184      6/30/2020        Executive Details Plus       1,280        6/30/2008
177       5,000      8/25/2014             Quizno's Sub            1,656        1/22/2007
178       2,250      6/27/2014                Subway               1,500        6/29/2009
180       2,320      8/31/2010           PWS Launderland           2,026        9/30/2011
182       2,500      5/31/2010         Baldwin Chiropractic        2,090       11/30/2007
184       1,500      4/30/2010             Red Snapper             1,500       12/31/2011
189       1,500      3/31/2010            Wireless Toyz            1,500        4/30/2010

                                     MAJOR          MAJOR
                                  TENANT # 3  TENANT # 3 LEASE
 #      MAJOR TENANT # 3 NAME       SQ. FT.    EXPIRATION DATE
 --     ---------------------       -------    ---------------
147       Starbucks Coffee             1,494      3/25/2014
148            Quiznos                 1,741     11/30/2015
151        Wakulla Clinic              3,100      2/28/2007
153            Subway                  1,875      9/30/2009
154         Deco Designs               2,460      8/31/2006
155        Burke's Outlet             16,000      4/30/2012
156   Real Result Fitness, Inc.        3,100      7/31/2010
157           H&R Block                1,000      4/30/2007
158  Eleanor's North Beach Salon         740         MTM
159  Mechanicsville Raceways LLC       2,500      6/14/2008
163        Minutemen Pizza             2,925      3/31/2009
164           EB Games                 1,200      1/31/2009
166       Papa John's Pizza            1,300     12/31/2007
167        Jathias Bridal              1,164      1/31/2010
168          Taco John's               2,225      7/31/2015
169      Nassa International           1,688     12/31/2008
170  Life Support Systems, Inc.        3,181      3/31/2008
171           Supercuts                1,320      7/31/2010
172              N/A                    N/A          N/A
173            K Nails                 1,515         MTM
175          Donut Star                 900       6/30/2008
176       Space Coast Nails            1,280     10/30/2009
177              N/A                    N/A          N/A
178          Starbuck's                1,500      10/1/2014
180         Pam's Donuts               1,092     12/31/2010
182     Starbucks Corporation          1,720      2/28/2009
184        Advance America             1,000      2/28/2009
189     Starbucks Corporation          1,500      3/31/2015

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) THE 310,285 SQUARE FEET FOR GETTYSBURG VILLAGE INCLUDES 23,210 SF OF GROUND LEASED PAD SPACE.

(3) 9,200 SF EXPIRE ON 12/31/2017 AND THE REMAINING 26,000 SF EXPIRE ON 12/31/2018.

(4)  TENANT OCCUPIES ITS SPACE PURSUANT TO A GROUND LEASE.

(5) THE 146,719 SQUARE FEET FOR PARKER RANCH CENTER INCLUDES 35,148 SF OF GROUND LEASED PAD SPACE.

(6) 4,000 SF IS MONTH-TO-MONTH AND THE REMAINING 21,000 SF EXPIRES ON OCTOBER 31, 2006.

                              MULTIFAMILY SCHEDULE

                                                                                                 UTILITIES
                                                                                                  TENANT               #
 #   CROSSED  PROPERTY NAME                                       PROPERTY SUB-TYPE                PAYS            ELEVATORS
 -   -------  -------------                                       -----------------                ----            ---------
 1A           Ashton Park                                            Conventional        Electric/Gas/Water/Sewer          0
 1B           Sterling Point                                         Conventional          Electric/Water/Sewer           12
 1C           Westchase Ranch                                        Conventional          Electric/Water/Sewer            0
 1D           Somerset I & II                                        Conventional          Electric/Water/Sewer            0
 1E           Glen Arbor                                             Conventional             Electric/Water               0
 1F           Hunter's Chase                                         Conventional          Electric/Water/Sewer            0
 1G           Foxboro                                                Conventional          Electric/Water/Sewer            0
 1H           The Park                                               Conventional          Electric/Water/Sewer            0
 1I           Braeburn Colony                                        Conventional                Electric                  0
 1J           Country Walk                                           Conventional        Electric/Gas/Water/Sewer          0
 1K           Indian Hills                                           Conventional        Electric/Gas/Water/Sewer          0
 1L           Rutland Ridge                                          Conventional          Electric/Water/Sewer            0
 1M           Hampton Forest                                         Conventional          Electric/Water/Sewer            0
 6            Summit Hill                                            Conventional          Electric/Water/Sewer            0
 7            Andover House Apartments                               Conventional        Electric/Gas/Water/Sewer          2
 8            Parc at Duluth                                         Conventional                Electric                  3
 10           Lincoln Green Apartments                               Conventional          Electric/Water/Sewer            0
 14           Estates at Meridian - 1520 Magnolia Apartments         Conventional          Electric/Water/Sewer            0
 17           Legacy at Abbington Place Apartments                   Conventional        Electric/Gas/Water/Sewer          0
 20           Battle Creek Village                                   Conventional             Electric/Water               0
 21           Pelican Pointe Apartments                              Conventional             Electric/Water               0
 27           Tarmigan at Wapato Creek                               Conventional          Electric/Water/Sewer            0
 28           Summit Creek                                           Conventional          Electric/Water/Sewer            0
 29           Kingsberry Apartments                                  Conventional                  None                    0
 36           Springfield Commons Apartments                         Conventional          Electric/Water/Sewer            0
 39           Cinnamon Trails Apartments                             Conventional                  None                    0
 40           Cherry Creek Apartments                                Conventional             Electric/Water               0
 43           Maguire Hill Apartments                                Conventional                Electric                  0
 45           Arbor Hills Apartments                                 Conventional             Electric/Water               0
 46           Main Place                                      Multifamily/Retail/Office  Electric/Gas/Water/Sewer          1
 54           Plantation Homes                                       Conventional              Electric/Gas                0
 57           American Heritage Place                                Conventional        Electric/Gas/Water/Sewer          3
 58           Royal Wildewood Manor Apartments                       Conventional                Electric                  0
 68           Briarwood Estates                                      Conventional           Electric/Gas/Water             0
 69           Campus Court Apartments                                Conventional           Electric/Gas/Water             0
 71           Adrian's Tower                                         Conventional                Electric                  2
 72           West Eagle Green Apartments                            Conventional          Electric/Water/Sewer            0
 76           Northwood Hills Apartments                             Conventional                Electric                  0
 78           Woodward Bluffs Mobile Home Park                  Manufactured Housing                N/A                  N/A
 80           Madison Woods Apartments                               Conventional                  None                    0
 81           Cielo Vista - Desert Palms Mobile Home Park       Manufactured Housing                N/A                  N/A
 89           Chevy Chase                                            Conventional                Electric                  0
 90           Lakeside Mobile Home Park                         Manufactured Housing                N/A                  N/A
93A           Hunter's Trail Apartments                              Conventional        Electric/Gas/Water/Sewer          0
93B           Center Street Commons                                  Conventional        Electric/Gas/Water/Sewer          0
 97           Chimney Hills Apartments                               Conventional                Electric                  0
102           Fountain Valley Apartments                             Conventional              Electric/Gas                0
104           Carlyle Place Apartments                               Conventional        Electric/Gas/Water/Sewer          0
115           Brittany Square Apartments                             Conventional                Electric                  0
116           Trailbridge Townhomes                                  Conventional              Electric/Gas                0
124           Fox Haven Apartments                                   Conventional                Electric                  0
135           River Meadows Mobile Home Park                    Manufactured Housing                N/A                  N/A
136           Ashton Woods Apartments                                Conventional        Electric/Gas/Water/Sewer          0
142           Catalina Apartments                                    Conventional                Electric                  0
144           Orange Grove Mobile Home Park                     Manufactured Housing                N/A                  N/A
146           Heights Manor Apartments                               Conventional              Electric/Gas                0
149           Clayton Court Mobile Home Park                    Manufactured Housing                N/A                  N/A
150           Colonial Arms Apartments                               Conventional              Electric/Gas                0
160           Blue Skies Mobile Home Park                       Manufactured Housing                N/A                  N/A
161           Quail Park Apartments                                  Conventional                Electric                  0
162           East Broad Plaza Apartments                            Conventional              Electric/Gas                0
179           Brookforest Apartments                                 Conventional              Electric/Gas                0
181           Briarcliff Plaza Apartments                            Conventional              Electric/Gas                0
183           Winterhaven Village Apartments                         Conventional                Electric                  0
185           Foxridge Apartments                                    Conventional                Electric                  0
187           Kennedy Mobile Home Park                          Manufactured Housing                N/A                  N/A
188           Anclote Acres Mobile Home Park                    Manufactured Housing                N/A                  N/A
191           Frederick Street Lofts                                 Conventional                 Electric                 0
192           Briarwood Mobile Home Park                        Manufactured Housing                N/A                 N/A
193           Greenwood Gardens Apartments                           Conventional                 Electric                 0

     SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT   SUBJECT   SUBJECT    SUBJECT
      STUDIO    STUDIO     STUDIO     1 BR      1 BR       1 BR      2 BR     2 BR       2 BR       3 BR      3 BR      3 BR
 #    UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT   UNITS   AVG. RENT  MAX. RENT
 -    -----   ---------  ---------   -----   ---------  ---------   -----   ---------  ---------   -----   ---------  ---------
 1A       72     $  435     $  560      384     $  522     $  655      264     $  676     $  900        0          0          0
 1B        0          0          0      678     $  436     $  605      243     $  609     $  775        0          0          0
 1C      144     $  411     $  535      344     $  477     $  545      232     $  637     $  780       56     $  829     $  870
 1D        0          0          0      412     $  419     $  585      104     $  426     $  680        0          0          0
 1E        0          0          0      272     $  448     $  545       48     $  642     $  730        0          0          0
 1F        0          0          0      168     $  402     $  505      112     $  488     $  630       48     $  596     $  745
 1G        0          0          0      171     $  517     $  680       49     $  702     $  790        0          0          0
 1H        0          0          0      172     $  408     $  519      120     $  496     $  600        0          0          0
 1I        0          0          0      117     $  461     $  515      114     $  589     $  685       44     $  763     $  880
 1J        0          0          0       24     $  465     $  545      120     $  537     $  628       56     $  644     $  715
 1K        0          0          0       40     $  430     $  500       80     $  514     $  575       20     $  621     $  700
 1L        0          0          0       32     $  429     $  495       92     $  495     $  547       28     $  600     $  629
 1M        0          0          0       60     $  416     $  498       70     $  489     $  577        0          0          0
 6         0          0          0      171     $  606     $  875      174     $  739     $  915       66     $  877     $1,025
 7        21     $1,409     $1,450      114     $1,976     $3,550       36     $3,181     $4,525        0          0          0
 8        24     $2,119     $2,300       90     $2,720     $3,401       51     $3,886     $5,720        0          0          0
 10        0          0          0      544     $  487     $  638      136     $  691     $  800        0          0          0
 14        0          0          0      110     $  789     $  870      146     $1,078     $1,225       24     $1,302     $1,305
 17        0          0          0       60     $  639     $  650      120     $  752     $  780       60     $  844     $  850
 20        0          0          0        0          0          0      150     $  820     $  910      100     $  906     $  985
 21        0          0          0       89     $  723     $  775      114     $  867     $  890       64     $1,059     $1,120
 27        0          0          0       36     $  782     $  825       82     $  902     $  985       33     $1,117     $1,235
 28        0          0          0      100     $  506     $  600      120     $  620     $  750       40     $  726     $  915
 29        0          0          0       44     $  550     $  555      123     $  658     $  660       93     $  757     $  760
 36        0          0          0        0          0          0      122     $  766     $  860        0          0          0
 39        0          0          0      148     $  584     $  680       60     $  769     $  869        0          0          0
 40        0          0          0      224     $  504     $  560       50     $  659     $  750        0          0          0
 43        0          0          0      112     $  449     $  500       80     $  579     $  625        0          0          0
 45        0          0          0      136     $  511     $  665       72     $  673     $  755        0          0          0
 46        6     $1,256     $1,305       18     $1,394     $1,725        6     $1,923     $2,130        0          0          0
 54        0          0          0       48     $  592     $  700      104     $  689     $  695        8     $  790     $  795
 57        0          0          0       23     $  814     $1,083       33     $1,061     $1,590        1     $1,800     $1,800
 58        0          0          0      212     $  434     $  580       48     $  592     $  675        0          0          0
 68        0          0          0       43     $  407     $  795       69     $  504     $  795       20     $  646     $  675
 69        0          0          0        0          0          0        0          0          0       60     $  913     $1,080
 71       20     $  548     $  675       72     $  644     $  775        8     $  790     $  945        0          0          0
 72        0          0          0       66     $  463     $  493       90     $  562     $  599        9     $  667     $  669
 76        0          0          0       76     $  505     $  750       73     $  641     $  777       43     $  795     $1,031
 78        0          0          0        0          0          0        0          0          0        0          0          0
 80        0          0          0        2     $  560     $  560      125     $  627     $  697       53     $  752     $  790
 81        0          0          0        0          0          0        0          0          0        0          0          0
 89        0          0          0       80     $  491     $  980       40     $  623     $  640        0          0          0
 90        0          0          0        0          0          0        0          0          0        0          0          0
93A        0          0          0       10     $  672     $  695       30     $  904     $  975        0          0          0
93B        0          0          0       14     $  667     $  735        0          0          0        0          0          0
 97        0          0          0        0          0          0       90     $  710     $  725        0          0          0
102        0          0          0       28     $  508     $  550       52     $  619     $  735        8     $  730     $  740
104        0          0          0       36     $  545     $  645       48     $  647     $  650        0          0          0
115        0          0          0       71     $  723     $  800       12     $  813     $  900        0          0          0
116        0          0          0       20     $  411     $  411       28     $  483     $  483       50     $  576     $  576
124        0          0          0        0          0          0       96     $  668     $  745        0          0          0
135        0          0          0        0          0          0        0          0          0        0          0          0
136        0          0          0       36     $  562     $  590       36     $  657     $  690        0          0          0
142        0          0          0       62     $  457     $  515       58     $  534     $  615        0          0          0
144        0          0          0        0          0          0        0          0          0        0          0          0
146        0          0          0       32     $  164     $  399       92     $   82     $  469       22     $  138     $  508
149        0          0          0        0          0          0        0          0          0        0          0          0
150        0          0          0       51     $  394     $  415       63     $  521     $  600        9     $  642     $  675
160        0          0          0        0          0          0        0          0          0        0          0          0
161        0          0          0        0          0          0       69     $  578     $  650        0          0          0
162        3     $  350     $  360      106     $  396     $  440        5     $  498     $  505        0          0          0
179        0          0          0       22     $  467     $  535       18     $  578     $  620        0          0          0
181        0          0          0       88     $  389     $  450       28     $  464     $  505        0          0          0
183        2     $  325     $  325       60     $  375     $  500        0          0          0        0          0          0
185        0          0          0       12     $  634     $  665        8     $  756     $  785        0          0          0
187        0          0          0        0          0          0        0          0          0        0          0          0
188        0          0          0        0          0          0        0          0          0        0          0          0
191        0          0          0        2     $  695     $  695        4     $1,048     $1,065        5     $1,121     $1,280
192        0          0          0        0          0          0        0          0          0        0          0          0
193        0          0          0       18     $  543     $  635        4     $  725     $  750        0          0          0

     SUBJECT   SUBJECT    SUBJECT
       4 BR      4 BR       4 BR
 #    UNITS   AVG. RENT  MAX. RENT
 -    -----   ---------  ---------
 1A        0          0          0
 1B        0          0          0
 1C        0          0          0
 1D        0          0          0
 1E        0          0          0
 1F        0          0          0
 1G        0          0          0
 1H        0          0          0
 1I        0          0          0
 1J        0          0          0
 1K        0          0          0
 1L        0          0          0
 1M        0          0          0
 6         0          0          0
 7         0          0          0
 8         0          0          0
 10        0          0          0
 14        0          0          0
 17        0          0          0
 20        0          0          0
 21        0          0          0
 27        0          0          0
 28        0          0          0
 29        0          0          0
 36        0          0          0
 39        0          0          0
 40        0          0          0
 43        0          0          0
 45        0          0          0
 46        0          0          0
 54        0          0          0
 57        0          0          0
 58        0          0          0
 68       20       $595     $1,095
 69        0          0          0
 71        0          0          0
 72        0          0          0
 76        0          0          0
 78        0          0          0
 80        0          0          0
 81        0          0          0
 89        0          0          0
 90        0          0          0
93A        0          0          0
93B        0          0          0
 97        0          0          0
102        0          0          0
104        0          0          0
115        0          0          0
116       12       $615     $  615
124        0          0          0
135        0          0          0
136        0          0          0
142        0          0          0
144        0          0          0
146        0          0          0
149        0          0          0
150        0          0          0
160        0          0          0
161        0          0          0
162        0          0          0
179        0          0          0
181        0          0          0
183        0          0          0
185        0          0          0
187        0          0          0
188        0          0          0
191        0          0          0
192        0          0          0
193        0          0          0

                        Recurring Reserve Cap Information

                                                                                        CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                                          CUT-OFF DATE   RECURRING    RECURRING    RECURRING
              LOAN                                                         PRINCIPAL    REPLACEMENT  REPLACEMENT    LC & TI
 #   CROSSED  GROUP  LOAN NAME                                             BALANCE (1)    RESERVE    RESERVE CAP    RESERVE
 -   -------  -----  ---------                                             -----------    -------    -----------    -------
  2             1    Fortunoff Portfolio                                   $73,687,843    $71,600      $100,000      $     0
  3             1    Lincoln Road Retail                                   $49,000,000    $ 7,980      $ 31,920      $   887
  4             1    Gettysburg Village                                    $43,750,000    $41,500         N/A        $11,500
  5             1    75 Maiden Lane                                        $31,000,000    $23,125      $ 69,375      $ 3,584
  7             2    Andover House Apartments                              $25,000,000    $34,200      $ 34,200      $     0
 12             1    Winery Estates Marketplace                            $21,476,511    $11,100         N/A        $ 3,600
 13             1    Chino Spectrum Business Park                          $21,200,000    $22,214         N/A        $ 8,904
 15             1    Parker Ranch Center                                   $20,000,000    $11,100      $ 35,000      $ 2,000
 16             1    Spectra - POOL 1                                      $19,213,585    $25,299      $ 75,897      $ 6,294
 18             1    Aberdeen Commons                                      $17,300,000    $12,203         N/A        $ 2,597
 19             1    Glengary Shoppes                                      $17,150,000    $14,880      $ 20,000      $ 4,133
 20             2    Battle Creek Village                                  $17,000,000    $50,004      $100,000      $     0
 22             1    Ewa Beach Center                                      $15,700,000    $13,551         N/A        $ 4,233
 23             1    6725 Sunset                                           $14,500,000    $ 4,152         N/A        $ 8,333
 25             1    Pack Square Portfolio                                 $13,723,676    $12,672         N/A        $ 2,000
 26             1    Northfield Plaza                                      $13,600,000    $11,700      $ 35,000      $ 4,900
 29             2    Kingsberry Apartments                                 $11,950,000    $52,000      $104,000      $     0
 30             1    Brookfield I                                          $11,000,000    $ 9,000      $  9,000      $     0
 31             1    Cherokee Commons                                      $11,000,000    $15,561         N/A        $     0
 32             1    Crossroads Plaza                                      $10,104,781    $22,800      $ 68,400      $ 7,500
 33             1    International Trade Center                            $ 9,780,810    $18,636      $ 25,000      $ 4,167
 34             1    Anthem Medical Plaza                                  $ 9,750,000    $ 7,485      $ 22,455      $ 2,703
 35             1    Westwood Centre                                       $ 9,420,207    $ 6,720         N/A        $ 4,757
 36             2    Springfield Commons Apartments                        $ 8,750,000    $24,400      $ 48,800      $     0
 39             2    Cinnamon Trails Apartments                            $ 8,150,000    $52,200      $156,600      $     0
 42             1    34-38 Industrial Way East                             $ 7,850,000    $10,601      $ 36,000      $     0
 44             1    Town Place Square                                     $ 7,241,575    $     0          N/A       $ 1,461
 46             1    Main Place                                            $ 7,100,000    $ 7,333      $ 20,000      $   740
 47             1    Belmont Street Shopping Center                        $ 7,000,000    $10,752      $ 32,253      $ 2,917
 49             1    Washington Center                                     $ 6,926,159    $11,688      $ 24,000      $ 3,667
 51             1    Creedmoor Commons                                     $ 6,528,212    $     0         N/A        $ 1,000
 52             1    Citrus Falls Commons                                  $ 6,500,000    $     0         N/A        $ 1,597
 53             1    Windlands Shopping Center                             $ 6,489,000    $16,128         N/A        $ 2,522
 54             2    Plantation Homes                                      $ 6,400,000    $39,996      $ 80,000      $     0
 61             1    Town Square (Foothill and Haven)                      $ 5,545,000    $ 2,278         N/A        $ 1,000
 63             1    Bonita Plaza                                          $ 5,000,000    $     0         N/A        $ 2,367
 64             1    East Decatur Station                                  $ 4,983,650    $11,633         N/A        $ 4,167
 65             1    Brick Professional Building                           $ 4,983,254    $     0         N/A        $     0
 66             1    Comar - North Lincoln Avenue                          $ 4,970,141    $ 4,548      $  9,100      $ 1,833
 70             1    Comar - Kedzie Avenue                                 $ 4,840,294    $ 4,404      $  8,000      $ 2,000
 73             1    Centre at Louetta Road                                $ 4,718,201    $ 3,411         N/A        $ 1,516
 74             1    Spring Mountain Commerce Center                       $ 4,700,000    $ 3,795         N/A        $ 2,072
 75             1    The Campbell Building                                 $ 4,700,000    $ 8,286      $ 24,861      $ 6,000
 79             1    Wilton Center                                         $ 4,516,331    $ 7,171         N/A        $ 3,073
 83             1    Jack's Suniland Center                                $ 4,475,000    $ 2,184      $  6,500      $   833
 84             1    Melbourne Distribution Center                         $ 4,435,423    $27,600         N/A        $ 2,083
 86             1    Heritage Old Town                                     $ 4,295,502    $     0         N/A        $ 1,225
 88             1    Arlington Square                                      $ 4,229,304    $     0         N/A        $ 1,903
 91             1    Holiday Inn Express & Suites Marion                   $ 4,193,883        4.0%     $133,166      $     0
 93             2    Hunter's Trail Apartments and Center Street Commons   $ 4,150,000    $13,500      $ 27,000      $     0
 95             1    Santa Fe Palms                                        $ 4,100,000    $ 3,263         N/A        $ 2,167
 96             1    Stein Mart Plaza                                      $ 4,092,146    $14,800         N/A        $ 4,525
 98             1    Lake Underhill Road                                   $ 3,982,790    $ 5,055         N/A        $ 1,000
 99             1    Arbor Place Shopping Center                           $ 3,982,465    $ 3,972      $ 12,000      $   750
101             1    Chagrin Professional Building                         $ 3,858,761    $     0         N/A        $   833
103             1    Tam Junction Shopping Center                          $ 3,834,258    $     0         N/A        $ 1,199
105             1    Topsail Way Shopping Center                           $ 3,800,000    $     0         N/A        $ 2,000
109             1    USA Storage                                           $ 3,692,990    $ 5,661      $ 16,983      $     0
112             1    Horizon Business Center                               $ 3,600,000    $ 3,126         N/A        $ 3,333
113             1    Upland Hills Shopping Center                          $ 3,558,307    $ 3,120         N/A        $ 1,100
117             1    Century Office Center                                 $ 3,400,000    $ 9,000         N/A        $ 1,000
118             1    Oklahoma Retail                                       $ 3,400,000    $ 2,700      $  8,000      $ 1,650
119             1    Elk River Center - Phases I&II                        $ 3,305,849    $ 1,536      $  7,680      $ 1,276
121             1    Parker Valley Center 5                                $ 3,200,000    $     0         N/A        $   850
122             1    St. Andrews Place                                     $ 3,200,000    $ 2,112         N/A        $ 1,667
123             1    Northshore Medical Park                               $ 3,164,483    $     0         N/A        $ 2,266
126             1    Comfort Suites Southport NC                           $ 3,091,492        4.0%        N/A        $     0
127             1    Beach Boulevard Retail                                $ 3,086,637    $     0         N/A        $ 1,294
130             1    Kendall Square Shopping Center                        $ 3,000,000    $     0         N/A        $   978
133             1    Freeman Center                                        $ 2,924,162    $ 4,044         N/A        $ 2,000

     CONTRACTUAL
      RECURRING      CONTRACTUAL                           CONTRACTUAL                        CONTRACTUAL
       LC & TI          OTHER                             OTHER RESERVE                      OTHER RESERVE
 #   RESERVE CAP       RESERVE                             DESCRIPTION                            CAP
 -   -----------       -------                             -----------                            ---
  2       N/A           $    0                                 N/A                                N/A
  3    $ 42,560         $1,458       Ground Lease Reserve - monthly amount paid in advance.       N/A
  4    $414,000         $    0                                 N/A                                N/A
  5    $215,050         $    0                                 N/A                                N/A
  7       N/A           $    0                                 N/A                                N/A
 12    $300,000         $    0                                 N/A                                N/A
 13    $200,000         $    0                                 N/A                                N/A
 15    $ 70,000         $    0                                 N/A                                N/A
 16    $226,590         $    0                                 N/A                                N/A
 18    $100,000         $    0                                 N/A                                N/A
 19    $100,000         $    0                                 N/A                                N/A
 20       N/A           $    0                                 N/A                                N/A
 22    $152,376         $    0                                 N/A                                N/A
 23    $300,000         $    0                                 N/A                                N/A
 25    $150,000 (2)     $    0                                 N/A                                N/A
 26    $225,000         $    0                                 N/A                                N/A
 29       N/A           $    0                                 N/A                                N/A
 30       N/A           $    0                                 N/A                                N/A
 31    $ 26,079         $    0                                 N/A                                N/A
 32    $180,000         $    0                                 N/A                                N/A
 33    $150,000         $    0                                 N/A                                N/A
 34    $100,000         $    0                                 N/A                                N/A
 35    $150,000         $    0                                 N/A                                N/A
 36       N/A           $    0                                 N/A                                N/A
 39       N/A           $    0                                 N/A                                N/A
 42       N/A           $    0                                 N/A                                N/A
 44    $150,000         $    0                                 N/A                                N/A
 46    $ 26,652         $    0                                 N/A                                N/A
 47    $105,000         $    0                                 N/A                                N/A
 49    $120,000         $    0                                 N/A                                N/A
 51    $ 24,000         $    0                                 N/A                                N/A
 52    $115,000         $    0                                 N/A                                N/A
 53    $ 30,264         $    0                                 N/A                                N/A
 54       N/A           $    0                                 N/A                                N/A
 61    $ 36,000         $    0                                 N/A                                N/A
 63    $ 85,000         $    0                                 N/A                                N/A
 64    $ 50,000         $    0                                 N/A                                N/A
 65    $200,000         $    0                                 N/A                                N/A
 66    $100,000         $    0                                 N/A                                N/A
 70    $100,000         $    0                                 N/A                                N/A
 73    $ 36,380         $    0                                 N/A                                N/A
 74    $ 50,000         $    0                                 N/A                                N/A
 75    $140,000         $    0                                 N/A                                N/A
 79    $ 73,756         $    0                                 N/A                                N/A
 83    $ 20,000         $    0                                 N/A                                N/A
 84    $ 75,000         $    0                                 N/A                                N/A
 86    $ 73,840         $    0                                 N/A                                N/A
 88    $ 45,607         $    0                                 N/A                                N/A
 91       N/A           $    0                                 N/A                                N/A
 93       N/A           $    0                                 N/A                                N/A
 95    $ 52,000         $    0                                 N/A                                N/A
 96    $162,900         $    0                                 N/A                                N/A
 98    $ 30,000         $    0                                 N/A                                N/A
 99    $ 36,000         $    0                                 N/A                                N/A
101    $ 50,000         $    0                                 N/A                                N/A
103    $ 60,000         $    0                                 N/A                                N/A
105    $ 48,000         $    0                                 N/A                                N/A
109       N/A           $    0                                 N/A                                N/A
112    $ 50,000         $    0                                 N/A                                N/A
113    $ 39,600         $    0                                 N/A                                N/A
117    $ 50,000         $    0                                 N/A                                N/A
118    $ 75,000         $    0                                 N/A                                N/A
119    $ 76,560         $    0                                 N/A                                N/A
121    $ 40,000         $    0                                 N/A                                N/A
122    $ 60,000         $    0                                 N/A                                N/A
123    $ 68,000         $    0                                 N/A                                N/A
126       N/A           $10,000 (3)                    Seasonality Reserve                      $60,000
127    $ 31,052         $    0                                 N/A                                N/A
130    $ 80,000         $    0                                 N/A                                N/A
133    $ 96,000         $    0                                 N/A                                N/A

                                                                                        CONTRACTUAL  CONTRACTUAL  CONTRACTUAL
                                                                          CUT-OFF DATE   RECURRING    RECURRING    RECURRING
              LOAN                                                         PRINCIPAL    REPLACEMENT  REPLACEMENT    LC & TI
 #   CROSSED  GROUP  LOAN NAME                                             BALANCE (1)    RESERVE    RESERVE CAP    RESERVE
 -   -------  -----  ---------                                             -----------    -------    -----------    -------
134             1    Hot Springs Plaza                                     $ 2,900,000    $     0         N/A        $ 1,700
136             2    Ashton Woods Apartments                               $ 2,880,000    $18,000      $ 54,000      $     0
138             1    Dobson Medical Plaza                                  $ 2,818,775    $     0         N/A        $ 1,575
139             1    Heritage Place                                        $ 2,780,000    $     0         N/A        $     0
140             1    Liberty Station                                       $ 2,700,000    $ 6,750         N/A        $ 1,667
145             1    Merchant Square                                       $ 2,609,637    $ 3,003      $  9,008      $ 1,250
147             1    Huntington Drive                                      $ 2,500,000    $     0         N/A        $   719
148             1    Streamwood Retail                                     $ 2,500,000    $   720      $  2,160      $   450
151             1    Crawfordville Shopping Center                         $ 2,245,604    $     0         N/A        $ 2,083
153             1    Country Oaks Shopping Center                          $ 2,160,000    $     0         N/A        $ 1,000
155             1    Jasper Plaza                                          $ 2,121,000    $11,721         N/A        $ 1,500
157             1    Figueroa                                              $ 1,998,020    $     0         N/A        $   708
159             1    Bell Creek Town Center                                $ 1,993,244    $     0         N/A        $   675
163             1    Independence Village Center                           $ 1,881,687    $     0         N/A        $ 1,500
166             1    2585 Cruse Road Retail                                $ 1,794,154    $     0         N/A        $ 1,667
168             1    Elk River Center - Phase III                          $ 1,757,477    $   792        $3,960      $   658
169             1    Kendale Plaza                                         $ 1,750,000    $ 2,580         N/A        $   715
170             1    Bay Vista Retail                                      $ 1,694,403    $     0         N/A        $   729
171             1    Outparcels Cula                                       $ 1,694,296    $     0         N/A        $ 1,000
172             1    Alltel Building                                       $ 1,545,152    $ 3,954         N/A        $ 1,167
175             1    Flower Shopping Center                                $ 1,497,018    $   962         N/A        $   601
177             1    Hollywood and Quiznos Retail                          $ 1,437,308    $     0         N/A        $   555
179             2    Brookforest Apartments                                $ 1,354,225    $10,000      $ 20,000      $     0
180             1    Yorba Riverside Plaza                                 $ 1,303,817    $     0         N/A        $   475
184             1    Forest Village Shoppes                                $ 1,117,929    $     0         N/A        $   583
189             1    Miller Road Retail                                    $   900,000    $     0         N/A        $   375

     CONTRACTUAL
      RECURRING      CONTRACTUAL                           CONTRACTUAL                        CONTRACTUAL
       LC & TI          OTHER                             OTHER RESERVE                      OTHER RESERVE
 #   RESERVE CAP       RESERVE                             DESCRIPTION                            CAP
 -   -----------       -------                             -----------                            ---
134    $ 50,000         $    0                                 N/A                                N/A
136       N/A           $    0                                 N/A                                N/A
138    $ 56,688         $    0                                 N/A                                N/A
139       N/A           $2,667                       Roof Replacement Reserve                   $100,000
140    $100,000         $    0                                 N/A                                N/A
145    $ 40,000         $    0                                 N/A                                N/A
147    $ 25,890         $    0                                 N/A                                N/A
148    $ 25,000         $    0                                 N/A                                N/A
151    $100,000         $    0                                 N/A                                N/A
153    $130,000         $    0                                 N/A                                N/A
155    $ 75,000         $    0                                 N/A                                N/A
157    $ 60,000         $    0                                 N/A                                N/A
159    $ 45,000         $    0                                 N/A                                N/A
163    $ 58,000         $    0                                 N/A                                N/A
166    $100,000         $    0                                 N/A                                N/A
168    $ 39,480         $    0                                 N/A                                N/A
169    $ 25,000         $    0                                 N/A                                N/A
170    $ 35,000         $    0                                 N/A                                N/A
171    $ 70,000         $    0                                 N/A                                N/A
172    $130,000         $    0                                 N/A                                N/A
175    $ 20,000         $    0                                 N/A                                N/A
177    $ 75,000         $    0                                 N/A                                N/A
179       N/A           $    0                                 N/A                                N/A
180    $ 35,000         $    0                                 N/A                                N/A
184    $ 75,000         $    0                                 N/A                                N/A
189    $ 35,000         $    0                                 N/A                                N/A


(1)  Assumes a Cut-off Date in May 2006.

(2) The contractual ongoing TI/LC Reserve shall be subject to a $150,000 cap through the third anniversary of loan closing and subject to a $100,000 cap thereafter.

(3) On only the payment dates occurring in May, June, July, August, September and October of each calendar year, borrower shall be obligated to deposit $10,000 into the Seasonality Reserve.

                                  EXHIBIT A-2

                           MORTGAGE POOL INFORMATION

                      SEE THIS EXHIBIT FOR TABLES TITLED:

                       Large Mortgage Loan Concentrations

                            Mortgage Interest Rates

                        Cut-off Date Principal Balances

                          Original Amortization Terms

                       Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                          Years Built/Years Renovated

                        Occupancy Rates at Underwriting

                   Underwritten Debt Service Coverage Ratios

                       Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                     Underlying Mortgage Loans by Loan Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                    Prepayment Provision as of Cut-off Date

                               Prepayment Option

           Underlying Mortgaged Real Properties by Ownership Interest

NOTE 1: The above-referenced tables in this Exhibit A-2 are presented in respect of the Mortgage Pool, Loan Group No. 1 and Loan Group No. 2.


                                     A-2-1

                       LARGE MORTGAGE LOAN CONCENTRATIONS

                                                                  WEIGHTED
                                                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE   CUT-OFF DATE
         CONCENTRATION             BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------
Top 1                            $  157,440,000        10.9%       5.548%      1.38x        80.0%
Top 3                               280,127,843        19.5%       5.612%      1.32         77.6%
Top 5                               354,877,843        24.7%       5.639%      1.32         77.3%
Top 7                               407,052,843        28.3%       5.628%      1.37         75.3%
Top 10                              479,802,843        33.3%       5.648%      1.35         75.1%
-----------------------------------------------------------------------------------------------------
ENTIRE POOL                      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
=====================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                             MORTGAGE INTEREST RATES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
    MORTGAGE INTEREST RATES         LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
5.180% - 5.250%                        1      $    7,241,575         0.5%       5.180%      1.24x        72.4%
5.251% - 5.500%                       14          90,776,690         6.3%       5.425%      1.35         70.4%
5.501% - 5.750%                       93         918,764,283        63.8%       5.615%      1.32         74.1%
5.751% - 6.000%                       68         342,316,225        23.8%       5.847%      1.33         72.1%
6.001% - 6.430%                       17          80,357,580         5.6%       6.160%      1.42         67.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                 =================================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.430%
MINIMUM MORTGAGE INTEREST RATE:     5.180%
WTD. AVG. MORTGAGE INTEREST RATE:   5.686%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   RANGE OF CUT-OFF DATE          MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  PRINCIPAL BALANCES (1)            LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
$    730,342 -    1,000,000            9      $    7,801,804         0.5%       6.003%       1.41x       73.1%
   1,000,001 -    1,500,000           10          13,442,584         0.9%       5.823%       1.43        67.0%
   1,500,001 -    2,000,000           19          34,441,407         2.4%       5.769%       1.39        66.8%
   2,000,001 -    3,000,000           27          71,382,927         5.0%       5.753%       1.34        68.8%
   3,000,001 -    4,000,000           32         113,175,337         7.9%       5.715%       1.34        71.1%
   4,000,001 -    5,000,000           34         154,318,026        10.7%       5.755%       1.36        71.2%
   5,000,001 -    6,000,000            7          40,380,455         2.8%       5.743%       1.39        67.5%
   6,000,001 -    7,000,000            9          59,567,559         4.1%       5.776%       1.48        69.8%
   7,000,001 -    8,000,000            7          52,598,013         3.7%       5.722%       1.25        72.5%
   8,000,001 -   10,000,000            7          62,242,142         4.3%       5.665%       1.27        77.4%
  10,000,001 -   12,000,000            5          56,054,781         3.9%       5.571%       1.26        75.9%
  12,000,001 -   15,000,000            5          69,308,378         4.8%       5.684%       1.29        74.6%
  15,000,001 -   20,000,000            8         139,763,585         9.7%       5.641%       1.24        73.6%
  20,000,001 -   40,000,000           10         241,101,511        16.7%       5.652%       1.35        70.7%
  40,000,001 -   65,000,000            2          92,750,000         6.4%       5.746%       1.27        72.9%
  65,000,001 -  100,000,000            1          73,687,843         5.1%       5.735%       1.25        78.4%
 100,000,001 - $157,440,000            1         157,440,000        10.9%       5.548%       1.38        80.0%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193      $1,439,456,353       100.0%       5.686%       1.33X       73.0%
                                 =================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $157,440,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    730,342
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $  7,458,323

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                           ORIGINAL AMORTIZATION TERMS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION        MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS)              LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Interest Only                          2      $   74,000,000         5.1%       5.617%      1.58x        60.2%
180 - 300                             20          86,168,714         6.0%       6.004%      1.57         64.8%
301 - 364                            171       1,279,287,639        88.9%       5.669%      1.30         74.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                 =================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):   356

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                WEIGHTED
                                  NUMBER OF                     PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING     CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS TO          MORTGAGE        PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)       LOANS        BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-------------------------------------------------------------------------------------------------------------------
 59 -  84                              5       $   48,581,438         3.4%       5.869%      1.86x        55.2%
 85 - 120                            152        1,149,162,738        79.8%       5.678%      1.32         73.8%
121 - 122                             36          241,712,177        16.8%       5.689%      1.28         73.0%
                                 ----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193       $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                 ==================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      59
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   118

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                          REMAINING AMORTIZATION TERMS

                                                                           WEIGHTED
                                 NUMBER OF                  PERCENTAGE OF   AVERAGE                WEIGHTED
          RANGE OF              UNDERLYING    CUT-OFF DATE     INITIAL     MORTGAGE   WEIGHTED     AVERAGE
   REMAINING AMORTIZATION        MORTGAGE       PRINCIPAL   MORTGAGE POOL  INTEREST    AVERAGE   CUT-OFF DATE
    TERMS (MONTHS) (1)             LOANS       BALANCE (1)     BALANCE       RATE     U/W DSCR  LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------
Interest Only                         2     $   74,000,000        5.1%      5.617%      1.58x       60.2%
176 - 299                            19         79,168,714        5.5%      5.976%      1.55        65.6%
300 - 364                           172      1,286,287,639       89.4%      5.673%      1.30        74.2%
                                -----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             193     $1,439,456,353      100.0%      5.686%      1.33X       73.0%
                                =============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS)(1)(2):     364
MINIMUM REMAINING AMORTIZATION TERM (MONTHS)(1)(2):     176
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS)(1)(2):   355

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                              WEIGHTED
                                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
            RANGE OF            UNDERLYING     CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
   REMAINING TERMS TO STATED     MORTGAGE        PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
   MATURITY (MONTHS) (1)(2)        LOANS        BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
 56 - 116                            59      $  618,830,560        43.0%       5.671%      1.36x        73.7%
117 - 121                           134         820,625,792        57.0%       5.698%      1.30         72.5%
                                ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             193      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                =================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     121
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   115

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                              WEIGHTED
                                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS             REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (1)       PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
1974 - 1985                           4      $   16,521,863         1.1%       5.650%      1.26x        73.4%
1986 - 1994                           8          23,281,282         1.6%       5.694%      1.37         66.5%
1995 - 1998                          21         127,454,920         8.9%       5.632%      1.27         73.9%
1999 - 2000                          27         138,748,394         9.6%       5.757%      1.34         73.6%
2001 - 2002                          18         170,833,755        11.9%       5.720%      1.32         71.6%
2003 - 2006                         135         962,616,138        66.9%       5.678%      1.33         73.2%
                                ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             213      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                =================================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):   2006
OLDEST YEAR BUILT/RENOVATED (1):        1974
WTD. AVG. YEAR BUILT/RENOVATED (1):     2002

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                              WEIGHTED
                                 NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF                REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)    PROPERTIES     BALANCE (2)       BALANCE        RATE     U/W DSCR   LTV RATIO (2)
-----------------------------------------------------------------------------------------------------------------
67% - 85%                            13      $   68,203,807        4.7%        5.886%      1.32x        72.2%
86% - 90%                            18          77,647,262        5.4%        5.625%      1.39         73.9%
91% - 93%                            19         140,416,678        9.8%        5.593%      1.33         75.6%
94% - 95%                            24         238,009,817       16.5%        5.581%      1.29         74.6%
96% - 97%                            20         172,960,770       12.0%        5.711%      1.29         75.1%
98% - 100%                          105         670,497,412       46.6%        5.682%      1.32         72.2%
                                ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             199      $1,367,735,746       95.0%        5.666%      1.31X        73.4%
                                =================================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      67%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    96%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
RANGE OF U/W DSCRS                  LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
1.19x - 1.22                          33      $  287,361,480        20.0%       5.649%      1.21x        75.4%
1.23 - 1.26                           36         350,885,686        24.4%       5.694%      1.25         74.7%
1.27 - 1.30                           29         234,660,672        16.3%       5.720%      1.28         73.2%
1.31 - 1.35                           27         126,442,653         8.8%       5.676%      1.33         71.1%
1.36 - 1.40                           20         249,092,792        17.3%       5.653%      1.38         77.3%
1.41 - 1.45                           14          59,349,235         4.1%       5.602%      1.43         69.5%
1.46 - 1.50                            7          15,764,080         1.1%       5.739%      1.48         65.0%
1.51 - 1.80                           21          74,474,092         5.2%       5.826%      1.61         62.4%
1.81 - 2.21x                           6          41,425,663         2.9%       5.776%      2.07         48.6%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                 =================================================================================

MAXIMUM U/W DSCR:     2.21X
MINIMUM U/W DSCR:     1.19X
WTD. AVG. U/W DSCR:   1.33X

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF   AVERAGE                  WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
RANGE OF CUT-OFF                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
DATE LOAN-TO-VALUE RATIOS (1)       LOANS       BALANCE (1)        BALANCE       RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
38.1% - 60.0%                         22      $   90,523,426         6.3%       5.722%      1.73x        51.3%
60.1% - 65.0%                         14          67,908,993         4.7%       5.628%      1.40         63.0%
65.1% - 70.0%                         44         273,454,090        19.0%       5.749%      1.33         68.0%
70.1% - 73.0%                         18         128,636,473         8.9%       5.650%      1.27         72.1%
73.1% - 75.0%                         18         112,030,428         7.8%       5.672%      1.32         74.1%
75.1% - 78.0%                         40         328,391,735        22.8%       5.717%      1.27         76.9%
78.1% - 80.0%                         37         438,511,209        30.5%       5.641%      1.30         79.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193      $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                 =================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     38.1%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   73.0%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Texas                                 25      $  221,570,041        15.4%        5.628%     1.33x        78.6%
California                            32         177,019,011        12.3%        5.690%     1.31         66.2%
   Southern California (2)            28         160,316,458        11.1%        5.672%     1.30         66.3%
   Northern California (2)             4          16,702,552         1.2%        5.860%     1.42         64.8%
North Carolina                        19         160,755,775        11.2%        5.621%     1.27         76.9%
Florida                               16         111,742,007         7.8%        5.729%     1.30         71.2%
Georgia                               13         100,556,873         7.0%        5.771%     1.29         74.1%
New York                               2          80,390,770         5.6%        5.664%     1.28         77.0%
Virginia                               6          44,625,817         3.1%        5.749%     1.27         76.0%
Pennsylvania                           2          44,549,196         3.1%        5.871%     1.29         77.4%
Illinois                               9          40,198,139         2.8%        5.806%     1.35         72.8%
New Jersey                             3          37,130,326         2.6%        5.708%     1.25         77.7%
South Carolina                         7          36,434,223         2.5%        5.803%     1.46         74.6%
Hawaii                                 2          35,700,000         2.5%        5.503%     1.26         66.8%
Ohio                                  13          34,156,778         2.4%        5.713%     1.40         74.5%
Washington                             5          28,868,260         2.0%        5.515%     1.30         66.9%
Arizona                                5          28,668,775         2.0%        5.675%     1.25         72.4%
Louisiana                              4          25,328,483         1.8%        5.703%     1.26         76.0%
District of Columbia                   1          25,000,000         1.7%        5.582%     2.21         43.3%
Indiana                                5          22,009,175         1.5%        5.797%     1.44         67.4%
Michigan                               5          20,342,491         1.4%        5.547%     1.38         68.1%
Oregon                                 4          20,338,408         1.4%        5.567%     1.26         70.0%
Tennessee                              3          19,594,771         1.4%        5.770%     1.33         74.7%
Alabama                                5          18,234,225         1.3%        5.764%     1.33         74.3%
Massachusetts                          2          14,856,438         1.0%        5.912%     1.42         64.2%
Iowa                                   4          13,879,022         1.0%        5.814%     1.32         71.6%
Colorado                               3          13,013,914         0.9%        5.585%     1.38         72.6%
Nevada                                 3          12,800,000         0.9%        5.599%     1.36         66.9%
Maryland                               2          12,480,810         0.9%        5.684%     1.39         73.5%
Kentucky                               2           8,761,140         0.6%        5.835%     1.29         75.0%
Mississippi                            1           6,400,000         0.4%        5.500%     1.45         78.0%
Connecticut                            2           5,752,803         0.4%        5.737%     1.27         71.6%
Oklahoma                               2           5,231,522         0.4%        5.766%     1.36         77.6%
Minnesota                              2           5,063,327         0.4%        5.680%     1.24         77.9%
Arkansas                               1           2,900,000         0.2%        5.690%     1.36         80.0%
Delaware                               1           2,477,099         0.2%        5.580%     1.48         61.9%
Idaho                                  1           1,896,392         0.1%        5.830%     1.34         64.3%
Maine                                  1             730,342         0.1%        5.850%     1.33         76.1%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              213      $1,439,456,353       100.0%        5.686%     1.33X        73.0%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                 UNDERLYING    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE       PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS       BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
----------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term         79      $  851,509,585        59.2%       5.665%      1.29x        75.0%            41
Balloons without IO Term             109         500,095,432        34.7%       5.741%      1.35         71.9%            N/A
Interest Only Balloon Loans            2          74,000,000         5.1%       5.617%      1.58         60.2%            97
ARD Loans with IO Periods              1           7,000,000         0.5%       5.330%      1.44         62.8%             9
ARD Loans without IO Periods           2           6,851,336         0.5%       5.520%      1.39         61.8%            N/A
                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              193      $1,439,456,353       100.0%       5.686%      1.33X        73.0%            N/A
                                 =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Retail                               88       $  558,644,818        38.8%       5.686%      1.28x        72.9%
Multifamily                          69          529,647,108        36.8%       5.624%      1.34         74.8%
Office                               20          156,734,954        10.9%       5.676%      1.32         74.6%
Hotel                                14           71,720,607         5.0%       6.078%      1.59         65.4%
Industrial                            9           61,200,145         4.3%       5.763%      1.32         67.6%
Mixed Use                             7           50,423,831         3.5%       5.678%      1.30         69.2%
Self Storage                          6           11,084,890         0.8%       5.947%      1.45         70.4%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             213       $1,439,456,353       100.0%       5.686%      1.33X        73.0%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                          WEIGHTED
                                               NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                               MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  PROPERTY       REAL        PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                     SUB-TYPE    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-----------------------------------------------------------------------------------------------------------------------------
RETAIL
                                 Anchored         24       $316,239,133       22.0%        5.688%      1.27x         74.6%
                                 Unanchored       64        242,405,685       16.8%        5.683%      1.30          70.7%
                                              -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           88       $558,644,818       38.8%        5.686%      1.28X         72.9%
                                              ===============================================================================

                                                                                            WEIGHTED
                                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                                 MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                   PROPERTY        REAL        PRINCIPAL    MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      SUB-TYPE     PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                                 Conventional       59       $503,748,994       35.0%        5.616%      1.35x        75.1%
                                 Manufactured
                                    Housing         10         25,898,113        1.8%        5.775%      1.33         68.6%
                                                -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             69       $529,647,108       36.8%        5.624%      1.34X        74.8%
                                                ===============================================================================

                                                                                               WEIGHTED
                                                    NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                                    MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                     PROPERTY         REAL       PRINCIPAL     MORTGAGE POOL   INTEREST   AVERAGE    CUT-OFF DATE
PROPERTY TYPE                        SUB-TYPE      PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------------------------
HOTEL
                                 Limited Service       11        $50,273,275        3.5%        5.961%      1.59x        66.6%
                                 Full Service           3         21,447,332        1.5%        6.350%      1.58         62.7%
                                                   -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                14        $71,720,607        5.0%        6.078%      1.59X        65.4%
                                                   ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                                            WEIGHTED
                                                                                                             AVERAGE
                                                                               WEIGHTED      WEIGHTED       REMAINING
                                                                               AVERAGE        AVERAGE        LOCKOUT      WEIGHTED
                                                              PERCENTAGE OF   REMAINING      REMAINING        PLUS         AVERAGE
           Range of              NUMBER OF    CUT-OFF DATE       INITIAL       LOCKOUT        LOCKOUT      PREPAYMENT     REMAINING
      Remaining Terms to          MORTGAGE      PRINCIPAL     MORTGAGE POOL     PERIOD    PLUS YM PERIOD     PERIOD       MATURITY
 Stated Maturity (Months) (1)      LOANS       BALANCE (2)       BALANCE       (MONTHS)      (MONTHS)       (MONTHS)    (MONTHS) (1)
------------------------------------------------------------------------------------------------------------------------------------
56  - 116                            59      $  618,830,560        43.0%         102            106            102           111
117 - 121                           134         820,625,792        57.0%         110            114            110           118
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             193      $1,439,456,353       100.0%         107            110            107           115
                                 ===================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                                PREPAYMENT OPTION

                                                                                                            WEIGHTED
                                                                                                             AVERAGE
                                                                               WEIGHTED      WEIGHTED       REMAINING
                                                                               AVERAGE        AVERAGE        LOCKOUT      WEIGHTED
                                                              PERCENTAGE OF   REMAINING      REMAINING        PLUS         AVERAGE
                                 NUMBER OF    CUT-OFF DATE       INITIAL       LOCKOUT        LOCKOUT      PREPAYMENT     REMAINING
                                  MORTGAGE      PRINCIPAL     MORTGAGE POOL     PERIOD    PLUS YM PERIOD     PERIOD       MATURITY
       PREPAYMENT OPTION           LOANS       BALANCE (1)       BALANCE       (MONTHS)      (MONTHS)       (MONTHS)    (MONTHS) (2)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                178      $1,354,601,183        94.1%         112            112            112           116
Lockout / Yield Maintenance
   (3)                               15          84,855,169         5.9%         (25)           (91)           (25)          (94)
                                 ---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             193      $1,439,456,353       100.0%         107            110            107           115
                                 ===================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) INCLUDES THE INTERNATIONAL TRADE CENTER MORTGAGE LOAN; HOWEVER, THE BORROWER MAY ALSO DEFEASE THE LOAN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL     MORTGAGE POOL   INTEREST    AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                    PROPERTIES     BALANCE (1)       BALANCE       RATES     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Fee                                 206       $1,295,279,604        90.0%       5.688%      1.32x         73.6%
Fee/Leasehold                         4           91,223,676         6.3%       5.675%      1.27          71.3%
Leasehold                             3           52,953,073         3.7%       5.671%      1.70          61.8%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             213       $1,439,456,353       100.0%       5.686%      1.33X         73.0%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                             MORTGAGE INTEREST RATES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
    MORTGAGE INTEREST RATES        LOANS       BALANCE (1)       BALANCE       RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
5.180% - 5.250%                        1      $  7,241,575       0.8%         5.180%      1.24x        72.4%
5.251% - 5.500%                       10        62,237,388       6.8%         5.442%      1.36         69.1%
5.501% - 5.750%                       64       501,763,460      54.5%         5.641%      1.28         73.0%
5.751% - 6.000%                       51       294,854,398      32.0%         5.847%      1.34         72.0%
6.001% - 6.430%                       15        54,618,451       5.9%         6.196%      1.50         65.0%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272     100.0%         5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.430%
MINIMUM MORTGAGE INTEREST RATE:     5.180%
WTD. AVG. MORTGAGE INTEREST RATE:   5.723%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
    PRINCIPAL BALANCES (1)          LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
$   838,588 -   1,000,000             4       $  3,635,952         0.4%       6.051%      1.55x        71.2%
  1,000,001 -   1,500,000             7          9,498,198         1.0%       5.869%      1.37         65.7%
  1,500,001 -   2,000,000            16         28,661,135         3.1%       5.754%      1.41         66.5%
  2,000,001 -   3,000,000            22         58,183,976         6.3%       5.771%      1.36         66.9%
  3,000,001 -   4,000,000            26         91,524,963         9.9%       5.720%      1.34         70.2%
  4,000,001 -   5,000,000            24        108,834,525        11.8%       5.764%      1.38         70.5%
  5,000,001 -   6,000,000             5         28,412,412         3.1%       5.774%      1.44         64.0%
  6,000,001 -   7,000,000             8         53,167,559         5.8%       5.810%      1.49         68.8%
  7,000,001 -   8,000,000             4         30,048,013         3.3%       5.783%      1.27         70.2%
  8,000,001 -  10,000,000             5         45,342,142         4.9%       5.654%      1.29         77.7%
 10,000,001 -  12,000,000             3         32,104,781         3.5%       5.579%      1.28         77.0%
 12,000,001 -  15,000,000             4         55,823,676         6.1%       5.773%      1.30         75.0%
 15,000,001 -  20,000,000             5         89,363,585         9.7%       5.663%      1.23         73.6%
 20,000,001 -  40,000,000             5        119,676,511        13.0%       5.630%      1.27         72.0%
 40,000,001 -  65,000,000             2         92,750,000        10.1%       5.746%      1.27         72.9%
 65,000,001 - $73,687,843             1         73,687,843         8.0%       5.735%      1.25         78.4%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             141       $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $73,687,843
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $   838,588
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $ 6,529,896

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                           ORIGINAL AMORTIZATION TERMS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL AMORTIZATION        MORTGAGE     PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS)              LOANS     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Interest Only                          1      $ 49,000,000        5.3%         5.635%     1.26x        68.8%
180 - 300                             19        85,438,372        9.3%         6.005%     1.57         64.7%
301 - 360                            121       786,276,900       85.4%         5.698%     1.29         73.0%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272      100.0%         5.723%     1.32X        72.0%
                                 ===============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     180
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):   353

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
       ORIGINAL TERMS TO          MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)       LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
 60 -  84                              2      $ 14,856,438         1.6%       6.377%      1.60x        61.0%
 85 - 120                            115       747,867,848        81.2%       5.707%      1.31         72.1%
121 - 122                             24       157,990,986        17.2%       5.738%      1.31         72.3%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   119

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                          REMAINING AMORTIZATION TERMS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
            RANGE OF             UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
       TERMS (MONTHS) (1)           LOANS      BALANCE (1)       BALANCE       RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Interest Only                          1      $ 49,000,000         5.3%       5.635%      1.26x        68.8%
176 - 299                             18        78,438,372         8.5%       5.977%      1.55         65.5%
300 - 360                            122       793,276,900        86.2%       5.703%      1.30         72.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     176
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):   352

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
          RANGE OF               UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
  REMAINING TERMS TO STATED       MORTGAGE     PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
   MATURITY (MONTHS) (1)(2)         LOANS      BALANCE (2)       BALANCE       RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
 57 - 116                             40      $310,684,229        33.7%       5.712%      1.32x        72.3%
117 - 121                            101       610,031,043        66.3%       5.728%      1.32         71.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     121
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      57
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
        RANGE OF YEARS              REAL       PRINCIPAL      LOAN GROUP 1   INTEREST   AVERAGE     CUT-OFF DATE
      BUILT/RENOVATED (1)        PROPERTIES    BALANCE (2)       BALANCE       RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
1974 - 1985                            3      $  8,621,863         0.9%       5.669%      1.31x        69.0%
1986 - 1994                            8        23,281,282         2.5%       5.694%      1.37         66.5%
1995 - 1998                           14        66,817,014         7.3%       5.666%      1.31         72.3%
1999 - 2000                           14        87,692,848         9.5%       5.791%      1.37         72.3%
2001 - 2002                           15       142,517,448        15.5%       5.743%      1.33         70.3%
2003 - 2006                           94       591,784,816        64.3%       5.716%      1.31         72.5%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              148      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):   2006
OLDEST YEAR BUILT/RENOVATED (1):        1974
WTD. AVG. YEAR BUILT/RENOVATED (1):     2002

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
                                 MORTGAGED    CUT-OFF DATE     INITIAL       MORTGAGE   WEIGHTED     AVERAGE
           RANGE OF                 REAL        PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)     PROPERTIES    BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
67% - 85%                             10      $ 34,471,833        3.7%        5.801%      1.34x        72.5%
86% - 90%                             12        29,394,299        3.2%        5.751%      1.37         68.7%
91% - 93%                              9        38,755,360        4.2%        5.582%      1.36         71.6%
94% - 95%                             10       104,320,702       11.3%        5.591%      1.28         71.7%
96% - 97%                              8        93,637,664       10.2%        5.760%      1.28         73.6%
98% - 100%                            85       548,414,808       59.6%        5.699%      1.29         72.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              134      $848,994,665       92.2%        5.693%      1.30X        72.5%
                                 ===============================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      67%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    97%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
          U/W DSCRS                 LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
1.20x - 1.22                          19      $163,443,065        17.8%       5.694%      1.21x        73.8%
1.23  - 1.26                          25       248,429,019        27.0%       5.675%      1.25         74.7%
1.27  - 1.30                          21       176,472,834        19.2%       5.746%      1.28         73.5%
1.31  - 1.35                          19       105,382,299        11.4%       5.664%      1.33         70.8%
1.36  - 1.40                          17        83,512,329         9.1%       5.838%      1.38         72.2%
1.41  - 1.45                          12        51,654,786         5.6%       5.613%      1.43         68.2%
1.46  - 1.50                           6        14,409,855         1.6%       5.743%      1.48         63.6%
1.51  - 1.80                          18        62,281,134         6.8%       5.866%      1.61         62.2%
1.81  - 1.88x                          4        15,129,950         1.6%       6.097%      1.85         56.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM U/W DSCR:     1.88X
MINIMUM U/W DSCR:     1.20X
WTD. AVG. U/W DSCR:   1.32X

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING   CUT-OFF DATE     INITIAL        MORTGAGE  WEIGHTED      AVERAGE
    RANGE OF CUT-OFF DATE         MORTGAGE     PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
38.1% - 60.0%                         18      $ 56,927,713         6.2%       5.771%      1.55x        53.7%
60.1% - 65.0%                         12        61,508,001         6.7%       5.640%      1.38         63.0%
65.1% - 70.0%                         38       230,786,457        25.1%       5.777%      1.34         68.0%
70.1% - 73.0%                         12        77,309,342         8.4%       5.553%      1.30         71.9%
73.1% - 75.0%                         15        85,263,154         9.3%       5.665%      1.33         74.1%
75.1% - 78.0%                         25       207,969,834        22.6%       5.770%      1.28         76.7%
78.1% - 80.0%                         21       200,950,771        21.8%       5.712%      1.25         78.7%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     38.1%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   72.0%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
California                            30      $172,390,053        18.7%       5.686%      1.31x        66.1%
   Southern California (2)            26       155,687,501        16.9%       5.668%      1.30         66.3%
   Northern California (2)             4        16,702,552         1.8%       5.860%      1.42         64.8%
Florida                               14       110,078,878        12.0%       5.724%      1.30         71.2%
New York                               2        80,390,770         8.7%       5.664%      1.28         77.0%
North Carolina                        13        74,764,334         8.1%       5.718%      1.30         76.1%
Georgia                               10        53,831,873         5.8%       5.690%      1.31         76.5%
Pennsylvania                           1        43,750,000         4.8%       5.870%      1.29         77.4%
New Jersey                             3        37,130,326         4.0%       5.708%      1.25         77.7%
Illinois                               8        36,709,781         4.0%       5.814%      1.34         73.1%
Hawaii                                 2        35,700,000         3.9%       5.503%      1.26         66.8%
Virginia                               4        29,887,540         3.2%       5.771%      1.28         75.9%
Texas                                  8        29,181,112         3.2%       5.820%      1.31         76.0%
Michigan                               4        18,988,266         2.1%       5.536%      1.38         67.2%
Indiana                                4        17,130,178         1.9%       5.839%      1.48         65.7%
Arizona                                3        16,668,775         1.8%       5.695%      1.25         73.9%
Ohio                                   5        16,636,114         1.8%       5.798%      1.47         72.1%
Washington                             4        15,383,558         1.7%       5.690%      1.36         61.6%
South Carolina                         3        15,057,037         1.6%       6.165%      1.58         66.9%
Massachusetts                          2        14,856,438         1.6%       5.912%      1.42         64.2%
Alabama                                4        13,196,455         1.4%       5.847%      1.31         72.2%
Colorado                               3        13,013,914         1.4%       5.585%      1.38         72.6%
Nevada                                 3        12,800,000         1.4%       5.599%      1.36         66.9%
Maryland                               2        12,480,810         1.4%       5.684%      1.39         73.5%
Tennessee                              2        11,444,771         1.2%       5.835%      1.34         74.1%
Kentucky                               2         8,761,140         1.0%       5.835%      1.29         75.0%
Louisiana                              2         5,428,483         0.6%       5.638%      1.25         79.0%
Oklahoma                               2         5,231,522         0.6%       5.766%      1.36         77.6%
Minnesota                              2         5,063,327         0.5%       5.680%      1.24         77.9%
Iowa                                   2         4,829,022         0.5%       5.860%      1.22         78.6%
Oregon                                 2         4,553,695         0.5%       5.609%      1.33         66.3%
Arkansas                               1         2,900,000         0.3%       5.690%      1.36         80.0%
Delaware                               1         2,477,099         0.3%       5.580%      1.48         61.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              148      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES LOCATED IN CALIFORNIA WITH ZIP CODES GREATER THAN 93600.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED        WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
--------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term         52      $437,515,585        47.5%       5.707%      1.29x        73.0%             30
Balloons without IO Term              85       420,348,351        45.7%       5.760%      1.35         71.6%            N/A
Interest Only Balloon Loans            1        49,000,000         5.3%       5.635%      1.26         68.8%            118
ARD Loans with IO Periods              1         7,000,000         0.8%       5.330%      1.44         62.8%              9
ARD Loans without IO Periods           2         6,851,336         0.7%       5.520%      1.39         61.8%            N/A
                                 -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              141      $920,715,272       100.0%       5.723%      1.32X        72.0%            N/A
                                 ===============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                               WEIGHTED
                                  NUMBER OF                    PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED    CUT-OFF DATE       INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL         PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES     BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------
Retail                                88       $558,644,818         60.7%       5.686%      1.28x        72.9%
Office                                20        156,734,954         17.0%       5.676%      1.32         74.6%
Hotel                                 14         71,720,607          7.8%       6.078%      1.59         65.4%
Industrial                             9         61,200,145          6.6%       5.763%      1.32         67.6%
Mixed Use                              7         50,423,831          5.5%       5.678%      1.30         69.2%
Self Storage                           6         11,084,890          1.2%       5.947%      1.45         70.4%
Multifamily                            4         10,906,027          1.2%       5.715%      1.32         70.3%
                                 ---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              148       $920,715,272        100.0%       5.723%      1.32X        72.0%
                                 =================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                           WEIGHTED
                                               NUMBER OF                   PERCENTAGE OF    AVERAGE                 WEIGHTED
                                               MORTGAGED    CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                  PROPERTY       REAL        PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                     SUB-TYPE    PROPERTIES    BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
------------------------------------------------------------------------------------------------------------------------------
Retail
                                 Anchored         24        $316,239,133       34.3%        5.688%      1.27x        74.6%
                                 Unanchored       64         242,405,685       26.3%        5.683%      1.30         70.7%
                                 ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                           88        $558,644,818       60.7%        5.686%      1.28X        72.9%
                                 =============================================================================================

                                                                                            WEIGHTED
                                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                                 MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                   PROPERTY        REAL       PRINCIPAL      LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      SUB-TYPE     PROPERTIES   BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
Multifamily
                                 Manufactured
                                 Housing             4        $10,906,027        1.2%        5.715%      1.32x        70.3%
                                 ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                              4        $10,906,027        1.2%        5.715%      1.32X        70.3%
                                 ==============================================================================================

                                                                                            WEIGHTED
                                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                                 MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                   PROPERTY        REAL        PRINCIPAL     LOAN GROUP 1   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      SUB-TYPE     PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
HOTEL
                                 Limited
                                 Service            11        $50,273,275        5.5%        5.961%      1.59x        66.6%
                                 Full Service        3         21,447,332        2.3%        6.350%      1.58         62.7%
                                 ----------------------------------------------------------------------------------------------
Total/Weighted Average:                             14        $71,720,607        7.8%        6.078%      1.59X        65.4%
                                 ==============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                                     WEIGHTED
                                                                                         WEIGHTED     AVERAGE
                                                                             WEIGHTED    AVERAGE     REMAINING
                                                                             AVERAGE    REMAINING     LOCKOUT      WEIGHTED
                                                            PERCENTAGE OF   REMAINING    LOCKOUT       PLUS         AVERAGE
                                 NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT     PLUS YM    PREPAYMENT     REMAINING
 RANGE OF REMAINING TERMS TO      MORTGAGE     PRINCIPAL     LOAN GROUP 1     PERIOD      PERIOD      PERIOD       MATURITY
 STATED MATURITY (MONTHS) (1)      LOANS      BALANCE (2)      BALANCE       (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS) (1)
-----------------------------------------------------------------------------------------------------------------------------
 57 - 116                            40      $310,684,229        33.7%         105         108          105           113
117 - 121                           101       610,031,043        66.3%         110         114          110           118
                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             141      $920,715,272       100.0%         108         112          108           116
                                 ============================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                                PREPAYMENT OPTION

                                                                                                     WEIGHTED
                                                                                         WEIGHTED     AVERAGE
                                                                             WEIGHTED    AVERAGE     REMAINING
                                                                             AVERAGE    REMAINING     LOCKOUT      WEIGHTED
                                                            PERCENTAGE OF   REMAINING    LOCKOUT       PLUS        AVERAGE
                                 NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT     PLUS YM    PREPAYMENT     REMAINING
                                  MORTGAGE     PRINCIPAL     LOAN GROUP 1     PERIOD      PERIOD      PERIOD       MATURITY
       PREPAYMENT OPTION           LOANS      BALANCE (1)      BALANCE       (MONTHS)    (MONTHS)    (MONTHS)    (MONTHS) (2)
-----------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                131      $872,938,678        94.8%         112         112         112            117
Lockout / Yield Maintenance
   (3)                               10        47,776,594         5.2%         (31)       (104)        (31)          (108)
                                 --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             141      $920,715,272       100.0%         108         112         108            116
                                 ============================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(3) INCLUDES THE INTERNATIONAL TRADE CENTER MORTGAGE LOAN; HOWEVER, THE BORROWER MAY ALSO DEFEASE THE LOAN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL     LOAN GROUP 1    INTEREST    AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                    PROPERTIES    BALANCE (1)      BALANCE        RATES    U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                  142      $801,538,523        87.1%       5.727%      1.33x        71.8%
Fee/Leasehold                          4        91,223,676         9.9%       5.675%      1.27         71.3%
Leasehold                              2        27,953,073         3.0%       5.751%      1.25         78.4%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              148      $920,715,272       100.0%       5.723%      1.32X        72.0%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                             MORTGAGE INTEREST RATES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
          RANGE OF                MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
  MORTGAGE INTEREST RATES           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
5.315% - 5.500%                        4      $ 28,539,302         5.5%       5.388%      1.35x        73.4%
5.501% - 5.750%                       29       417,000,823        80.4%       5.584%      1.36         75.4%
5.751% - 6.000%                       17        47,461,827         9.1%       5.848%      1.30         72.5%
6.001% - 6.190%                        2        25,739,129         5.0%       6.083%      1.24         72.5%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               52      $518,741,081       100.0%       5.622%      1.35x        74.9%
                                 ===============================================================================

MAXIMUM MORTGAGE INTEREST RATE:     6.190%
MINIMUM MORTGAGE INTEREST RATE:     5.315%
WTD. AVG. MORTGAGE INTEREST RATE:   5.622%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
    PRINCIPAL BALANCES (1)          LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
  $730,342 -    1,000,000             5       $  4,165,852         0.8%       5.961%      1.28x        74.7%
 1,000,001 -    1,500,000             3          3,944,386         0.8%       5.713%      1.57         70.4%
 1,500,001 -    2,000,000             3          5,780,272         1.1%       5.845%      1.30         68.7%
 2,000,001 -    3,000,000             5         13,198,951         2.5%       5.675%      1.28         77.1%
 3,000,001 -    4,000,000             6         21,650,374         4.2%       5.692%      1.31         74.7%
 4,000,001 -    5,000,000            10         45,483,501         8.8%       5.734%      1.32         72.8%
 5,000,001 -    6,000,000             2         11,968,043         2.3%       5.670%      1.28         76.0%
 6,000,001 -    7,000,000             1          6,400,000         1.2%       5.500%      1.45         78.0%
 7,000,001 -    8,000,000             3         22,550,000         4.3%       5.642%      1.23         75.6%
 8,000,001 -   10,000,000             2         16,900,000         3.3%       5.696%      1.25         76.5%
10,000,001 -   12,000,000             2         23,950,000         4.6%       5.560%      1.22         74.4%
12,000,001 -   15,000,000             1         13,484,702         2.6%       5.315%      1.22         73.0%
15,000,001 -   20,000,000             3         50,400,000         9.7%       5.601%      1.26         73.6%
20,000,001 -   40,000,000             5        121,425,000        23.4%       5.675%      1.43         69.5%
40,000,001 - $157,440,000             1        157,440,000        30.4%       5.548%      1.38         80.0%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%       5.622%      1.35x        74.9%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $157,440,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE (1):   $    730,342
AVERAGE CUT-OFF DATE PRINCIPAL BALANCE (1):   $  9,975,790

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                           ORIGINAL AMORTIZATION TERMS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
         RANGE OF                UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    ORIGINAL AMORTIZATION         MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
        TERMS (MONTHS)              LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Interest Only                         1       $ 25,000,000         4.8%       5.582%      2.21x        43.3%
300 - 300                             1            730,342         0.1%       5.850%      1.33         76.1%
301 - 364                            50        493,010,739        95.0%       5.624%      1.30         76.5%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%       5.622%      1.35x        74.9%
                                 ===============================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     364
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS) (2):     300
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS) (2):   361

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2)  DOES NOT INCLUDE LOANS WITH INTEREST ONLY PAYMENTS UNTIL THE MATURITY DATE.

                      ORIGINAL TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
          RANGE OF               UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     ORIGINAL TERMS TO            MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE   CUT-OFF DATE
 STATED MATURITY (MONTHS) (1)       LOANS      BALANCE (2)       BALANCE       RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
 59 -  84                             3       $ 33,725,000         6.5%       5.646%      1.97x        52.6%
 85 - 120                            37        401,294,889        77.4%       5.625%      1.32         76.9%
121 - 122                            12         83,721,191        16.1%       5.597%      1.23         74.3%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%       5.622%      1.35x        74.9%
                                 ===============================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):     122
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):      59
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS) (1):   116

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                          REMAINING AMORTIZATION TERMS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
           RANGE OF              UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
    REMAINING AMORTIZATION        MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
       TERMS (MONTHS) (1)           LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Interest Only                         1       $ 25,000,000        4.8%        5.582%      2.21x        43.3%
291 - 299                             1            730,342        0.1%        5.850%      1.33         76.1%
300 - 364                            50        493,010,739       95.0%        5.624%      1.30         76.5%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081      100.0%        5.622%      1.35X        74.9%
                                 ===============================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     364
MINIMUM REMAINING AMORTIZATION TERM (MONTHS) (1)(2):     291
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS) (1)(2):   361

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) DOES NOT INCLUDE MORTGAGE LOANS WITH INTEREST ONLY PAYMENTS UNTIL ARD/MATURITY DATE.

                     REMAINING TERMS TO STATED MATURITY (1)

                                                                             WEIGHTED
          RANGE OF                NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
       REMAINING TERMS           UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     TO STATED MATURITY           MORTGAGE      PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
       (MONTHS) (1)(2)              LOANS      BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
 56 - 116                            19       $308,146,332        59.4%       5.629%      1.40x        75.1%
117 - 121                            33        210,594,749        40.6%       5.612%      1.26         74.6%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%       5.622%      1.35X        74.9%
                                 ===============================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):     121
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):      56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS) (1)(2):   113

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSE OF THE FOREGOING TABLE.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                           YEARS BUILT/YEARS RENOVATED

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
         RANGE OF YEARS             REAL        PRINCIPAL    LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
      BUILT/RENOVATED (1)        PROPERTIES    BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
1980 - 1994                           1       $  7,900,000         1.5%       5.630%      1.21x        78.2%
1995 - 1998                           7         60,637,906        11.7%       5.594%      1.22         75.6%
1999 - 2000                          13         51,055,545         9.8%       5.700%      1.30         76.0%
2001 - 2002                           3         28,316,307         5.5%       5.605%      1.24         77.9%
2003 - 2006                          41        370,831,323        71.5%       5.617%      1.38         74.3%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              65       $518,741,081       100.0%       5.622%      1.35X        74.9%
                                 ===============================================================================

MOST RECENT YEAR BUILT/RENOVATED (1):   2006
OLDEST YEAR BUILT/RENOVATED (1):        1980
WTD. AVG. YEAR BUILT/RENOVATED (1):     2002

(1)  YEARS BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT AND YEAR
     RENOVATED.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                       OCCUPANCY RATES AT UNDERWRITING (1)

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF   AVERAGE                  WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF                 REAL        PRINCIPAL    LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE
  OCCUPANCY RATES AT U/W (1)     PROPERTIES    BALANCE (2)      BALANCE        RATE     U/W DSCR   LTV RATIO (2)
----------------------------------------------------------------------------------------------------------------
72% -  85%                            3       $ 33,731,974         6.5%       5.974%      1.30x        72.0%
86% -  90%                            6         48,252,963         9.3%       5.548%      1.40         77.0%
91% -  93%                           10        101,661,318        19.6%       5.597%      1.32         77.1%
94% -  95%                           14        133,689,115        25.8%       5.573%      1.29         76.9%
96% -  97%                           12         79,323,106        15.3%       5.653%      1.29         76.8%
98% - 100%                           20        122,082,604        23.5%       5.608%      1.45         69.5%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              65       $518,741,081       100.0%       5.622%      1.35X        74.9%
                                 ===============================================================================

MAXIMUM OCCUPANCY RATE AT U/W (1):     100%
MINIMUM OCCUPANCY RATE AT U/W (1):      72%
WTD. AVG. OCCUPANCY RATE AT U/W (1):    93%

(1)  HOTEL PROPERTIES ARE NOT INCLUDED.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
           RANGE OF               MORTGAGE      PRINCIPAL    LOAN GROUP 2    INTEREST   AVERAGE    CUT-OFF DATE
          U/W DSCRS                 LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
1.19x - 1.22                         14       $123,918,415        23.9%       5.588%      1.20x        77.4%
1.23 - 1.26                          11        102,456,667        19.8%       5.741%      1.24         74.6%
1.27 - 1.30                           8         58,187,838        11.2%       5.643%      1.28         72.3%
1.31 - 1.35                           8         21,060,355         4.1%       5.735%      1.32         72.8%
1.36 - 1.40                           3        165,580,463        31.9%       5.560%      1.38         79.9%
1.41 - 1.45                           2          7,694,449         1.5%       5.529%      1.44         78.0%
1.46 - 1.50                           1          1,354,225         0.3%       5.700%      1.48         79.7%
1.51 - 1.80                           3         12,192,957         2.4%       5.622%      1.60         63.3%
1.81 - 2.21x                          2         26,295,712         5.1%       5.591%      2.19         43.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%       5.622%      1.35X        74.9%
                                 ===============================================================================

MAXIMUM U/W DSCR:     2.21X
MINIMUM U/W DSCR:     1.19X
WTD. AVG. U/W DSCR:   1.35X

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
     RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL    LOAN GROUP 2    INTEREST    AVERAGE   CUT-OFF DATE
   LOAN-TO-VALUE RATIOS (1)         LOANS      BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
43.3% - 60.0%                         4       $ 33,595,712         6.5%       5.639%      2.03x        47.2%
60.1% - 65.0%                         2          6,400,992         1.2%       5.513%      1.60         62.8%
65.1% - 70.0%                         6         42,667,633         8.2%       5.595%      1.29         68.1%
70.1% - 73.0%                         6         51,327,131         9.9%       5.795%      1.24         72.4%
73.1% - 75.0%                         3         26,767,273         5.2%       5.691%      1.28         74.1%
75.1% - 78.0%                        15        120,421,902        23.2%       5.626%      1.24         77.2%
78.1% - 80.0%                        16        237,560,438        45.8%       5.580%      1.33         79.8%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%       5.622%      1.35X        74.9%
                                 ===============================================================================

MAXIMUM CUT-OFF DATE LTV RATIO (1):     80.0%
MINIMUM CUT-OFF DATE LTV RATIO (1):     43.3%
WTD. AVG. CUT-OFF DATE LTV RATIO (1):   74.9%

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                       MORTGAGED REAL PROPERTIES BY STATE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
STATE                            PROPERTIES   BALANCE (1)       BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Texas                                17       $192,388,930        37.1%        5.599%     1.34x        79.0%
North Carolina                        6         85,991,441        16.6%        5.537%     1.24         77.6%
Georgia                               3         46,725,000         9.0%        5.864%     1.27         71.3%
District of Columbia                  1         25,000,000         4.8%        5.582%     2.21         43.3%
South Carolina                        4         21,377,186         4.1%        5.548%     1.38         80.0%
Louisiana                             2         19,900,000         3.8%        5.720%     1.26         75.2%
Ohio                                  8         17,520,664         3.4%        5.633%     1.33         76.8%
Oregon                                2         15,784,713         3.0%        5.555%     1.24         71.0%
Virginia                              2         14,738,276         2.8%        5.706%     1.23         76.4%
Washington                            1         13,484,702         2.6%        5.315%     1.22         73.0%
Arizona                               2         12,000,000         2.3%        5.648%     1.25         70.3%
Iowa                                  2          9,050,000         1.7%        5.789%     1.37         67.9%
Tennessee                             1          8,150,000         1.6%        5.680%     1.31         75.5%
Mississippi                           1          6,400,000         1.2%        5.500%     1.45         78.0%
Connecticut                           2          5,752,803         1.1%        5.737%     1.27         71.6%
Alabama                               1          5,037,770         1.0%        5.548%     1.38         80.0%
Indiana                               1          4,878,997         0.9%        5.650%     1.29         73.4%
California                            2          4,628,957         0.9%        5.816%     1.30         69.2%
Illinois                              1          3,488,357         0.7%        5.720%     1.51         69.8%
Idaho                                 1          1,896,392         0.4%        5.830%     1.34         64.3%
Florida                               2          1,663,129         0.3%        6.040%     1.26         69.6%
Michigan                              1          1,354,225         0.3%        5.700%     1.48         79.7%
Pennsylvania                          1            799,196         0.2%        5.950%     1.23         79.9%
Maine                                 1            730,342         0.1%        5.850%     1.33         76.1%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              65       $518,741,081       100.0%        5.622%     1.35X        74.9%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                     UNDERLYING MORTGAGE LOANS BY LOAN TYPE

                                                                              WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED         WEIGHTED
                                 UNDERLYING   CUT-OFF DATE      INITIAL       MORTGAGE   WEIGHTED      AVERAGE         AVERAGE
                                  MORTGAGE      PRINCIPAL     LOAN GROUP 2    INTEREST    AVERAGE    CUT-OFF DATE     REMAINING
LOAN TYPE                           LOANS      BALANCE (1)      BALANCE          RATE    U/W DSCR   LTV RATIO (1)   IO PERIOD (1)
---------------------------------------------------------------------------------------------------------------------------------
Balloons with Partial IO Term        27       $413,994,000        79.8%          5.621%    1.30x        77.1%            52
Balloons without IO Term             24         79,747,081        15.4%          5.640%    1.32         73.5%            N/A
Interest Only Balloon Loans           1         25,000,000         4.8%          5.582%    2.21         43.3%            57
                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52       $518,741,081       100.0%          5.622%    1.35X        74.9%            N/A
                                 ================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                    PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Multifamily                          65       $518,741,081       100.0%        5.622%     1.35x        74.9%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              65       $518,741,081       100.0%        5.622%     1.35X        74.9%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                 MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                            WEIGHTED
                                                 NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                                 MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                   PROPERTY        REAL        PRINCIPAL     LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
PROPERTY TYPE                      SUB-TYPE     PROPERTIES    BALANCE (1)      BALANCE        RATE     U/W DSCR   LTV RATIO (1)
-------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
                                 Conventional       59       $503,748,994        97.1%       5.616%      1.35x        75.1%
                                 Manufactured
                                    Housing          6         14,992,086         2.9%       5.820%      1.34         67.4%
                                                -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                             65       $518,741,081       100.0%       5.622%      1.35X        74.9%
                                                ===============================================================================

                     PREPAYMENT PROVISION AS OF CUT-OFF DATE

                                                                                                  WEIGHTED
                                                                                      WEIGHTED     AVERAGE
                                                                          WEIGHTED    AVERAGE     REMAINING    WEIGHTED
                                                                          AVERAGE    REMAINING     LOCKOUT     AVERAGE
                                                            PERCENTAGE   REMAINING    LOCKOUT       PLUS      REMAINING
          RANGE OF               NUMBER OF   CUT-OFF DATE   OF INITIAL    LOCKOUT     PLUS YM    PREPAYMENT    MATURITY
     REMAINING TERMS TO           MORTGAGE     PRINCIPAL    LOAN GROUP     PERIOD      PERIOD      PERIOD      (MONTHS)
STATED MATURITY (MONTHS) (1)       LOANS      BALANCE (2)    2 BALANCE    (MONTHS)    (MONTHS)    (MONTHS)        (1)
-----------------------------------------------------------------------------------------------------------------------
 56 - 116                            19      $308,146,332      59.4%        100         104          100         109
117 - 121                            33       210,594,749      40.6%        109         113          109         118
                                 --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52      $518,741,081     100.0%        104         108          104         113
                                 ======================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

(2)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                                PREPAYMENT OPTION

                                                                                                          WEIGHTED
                                                                                                           AVERAGE
                                                                             WEIGHTED      WEIGHTED       REMAINING
                                                                             AVERAGE        AVERAGE        LOCKOUT      WEIGHTED
                                                            PERCENTAGE OF   REMAINING      REMAINING        PLUS         AVERAGE
                                 NUMBER OF   CUT-OFF DATE      INITIAL       LOCKOUT        LOCKOUT      PREPAYMENT     REMAINING
                                  MORTGAGE     PRINCIPAL     LOAN GROUP 2     PERIOD    PLUS YM PERIOD     PERIOD       MATURITY
       PREPAYMENT OPTION           LOANS      BALANCE (1)      BALANCE       (MONTHS)      (MONTHS)       (MONTHS)    (MONTHS) (2)
----------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 47      $481,662,506        92.9%         110            110            110           116
Lockout / Yield Maintenance           5        37,078,575         7.1%          16             73             16            77
                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              52      $518,741,081       100.0%         104            108            104           113
                                 =================================================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

(2) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

           UNDERLYING MORTGAGED REAL PROPERTIES BY OWNERSHIP INTEREST

                                                                             WEIGHTED
                                  NUMBER OF                  PERCENTAGE OF    AVERAGE                 WEIGHTED
                                  MORTGAGED   CUT-OFF DATE      INITIAL      MORTGAGE   WEIGHTED      AVERAGE
                                    REAL       PRINCIPAL      LOAN GROUP 2   INTEREST    AVERAGE    CUT-OFF DATE
FEE/LEASEHOLD                    PROPERTIES   BALANCE (1)       BALANCE        RATES    U/W DSCR   LTV RATIO (1)
----------------------------------------------------------------------------------------------------------------
Fee                                  64       $493,741,081       95.2%        5.624%      1.30x        76.5%
Leasehold                             1         25,000,000        4.8%        5.582%      2.21         43.3%
                                 -------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              65       $518,741,081      100.0%        5.622%      1.35X        74.9%
                                 ===============================================================================

(1)  ASSUMES A CUT-OFF DATE IN MAY 2006.

                                   EXIHIBIT B

                             FORM OF TRUSTEE REPORT

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

                                  STATEMENT SECTIONS                                             PAGE(S)
                                  ------------------                                             -------
                                  Certificate Distribution Detail                                  2
                                  Certificate Factor Detail                                        3
                                  Reconciliation Detail                                            4
                                  Other Required Information                                       5
                                  Cash Reconciliation Detail                                       6
                                  Ratings Detail                                                   7
                                  Current Mortgage Loan and Property Stratification Tables       8 - 16
                                  Mortgage Loan Detail                                             17
                                  NOI Detail                                                       18
                                  Principal Prepayment Detail                                      19
                                  Historical Detail                                                20
                                  Delinquency Loan Detail                                          21
                                  Specially Serviced Loan Detail                                 22-23
                                  Modified Loan Detail                                             24
                                  Liquidated Loan Detail                                           25
                                  Bond / Collateral Realized Loss Reconciliation                   26
                                  Supplemental Reporting                                           27

                                    DEPOSITOR

Credit Suisse First Boston Mortgage
Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:      General Information Number
Phone Number: (212) 325-2000

                                 MASTER SERVICER

Wachovia Bank, National Association
8739 Research Drive
URP 4, NC1075
Charlotte, NC 28262

Contact:      Timothy S. Ryan
Phone Number: (704) 593-7878

                                SPECIAL SERVICER

ARCap Servicing, Inc.
5221 N. O'Connor Blvd., Ste. 600
Irving, TX 75039

Contact:      Chris Crouch
Phone Number: (972) 868-5300

     This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                         CERTIFICATE DISTRIBUTION DETAIL

                                                                                              Realized Loss/
                 Pass-Through  Original   Beginning    Principal     Interest    Prepayment  Additional Trust
 Class   CUSIP       Rate      Balance     Balance   Distribution  Distribution   Premium      Fund Expenses
-------------------------------------------------------------------------------------------------------------
  A-1                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-2                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-3                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
 A-1-A               0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-M                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  A-J                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   B                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   C                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   D                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   E                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   F                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   G                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   H                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   J                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   K                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   L                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   M                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   N                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   O                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   P                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
   R                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  LR                 0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  V-1                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
  V-2                0.000000%     0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------
Totals                             0.00        0.00          0.00          0.00        0.00              0.00
-------------------------------------------------------------------------------------------------------------

                                  Current
           Total       Ending   Subordination
 Class  Distribution   Balance    Level (1)
---------------------------------------------
  A-1           0.00      0.00           0.00
  A-2           0.00      0.00           0.00
  A-3           0.00      0.00           0.00
 A-1-A          0.00      0.00           0.00
  A-M           0.00      0.00           0.00
  A-J           0.00      0.00           0.00
   B            0.00      0.00           0.00
   C            0.00      0.00           0.00
   D            0.00      0.00           0.00
   E            0.00      0.00           0.00
   F            0.00      0.00           0.00
   G            0.00      0.00           0.00
   H            0.00      0.00           0.00
   J            0.00      0.00           0.00
   K            0.00      0.00           0.00
   L            0.00      0.00           0.00
   M            0.00      0.00           0.00
   N            0.00      0.00           0.00
   O            0.00      0.00           0.00
   P            0.00      0.00           0.00
   R            0.00      0.00           0.00
  LR            0.00      0.00           0.00
 V-1            0.00      0.00           0.00
 V-2            0.00      0.00           0.00
---------------------------------------------
Totals          0.00      0.00           0.00
---------------------------------------------

                               Original   Beginning                                             Ending
                 Pass-Through  Notional    Notional    Interest     Prepayment     Total       Notional
 Class   CUSIP       Rate       Amount      Amount   Distribution  Distribution  Distribution   Amount
-------------------------------------------------------------------------------------------------------
  A-X                0.000000      0.00        0.00          0.00          0.00          0.00      0.00
  A-SP               0.000000      0.00        0.00          0.00          0.00          0.00      0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                            CERTIFICATE FACTOR DETAIL

                                                                        Realized Loss/
                  Beginning    Principal      Interest     Prepayment   Additional Trust    Ending
 Class   CUSIP     Balance   Distribution   Distribution    Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------
  A-1             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-2             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-3             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 A-1-A            0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-M             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  A-J             0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   B              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   C              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   D              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   E              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   F              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   G              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   H              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   J              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   K              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   L              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   M              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   N              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   O              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
   P              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
  LR              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 V-1              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000
 V-2              0.00000000   0.00000000     0.00000000   0.00000000         0.00000000   0.00000000

                  Beginning                                 Ending
                  Notional      Interest     Prepayment    Notional
 Class   CUSIP     Amount     Distribution    Premium       Amount
--------------------------------------------------------------------
  A-X             0.00000000    0.00000000  0.00000000    0.00000000
  A-SP            0.00000000    0.00000000  0.00000000    0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                              RECONCILIATION DETAIL

                   ADVANCE SUMMARY
        P & I Advances Outstanding                                    0.00
        Servicing Advances Outstanding                                0.00
        Reimbursement for Interest on P & I                           0.00
        Advances paid from general collections
        Reimbursement for Interest on Servicing                       0.00
        Advances paid from general collections

                    SERVICING FEE SUMMARY
        Current Period Accrued Servicing Fees                         0.00
        Less Servicing Fees on Delinquent Payments                    0.00
        Less Reductions to Servicing Fees                             0.00
        Plus Servicing Fees on Delinquent Payments Received           0.00
        Plus Adjustments for Prior Servicing Calculation              0.00
        Total Servicing Fees Collected                                0.00

       CERTIFICATE INTEREST RECONCILIATION

                          Accrued     Net Aggregate     Distributable     Distributable                 Additional
               Accrual  Certificate     Prepayment       Certificate   Certificate Interest   WAC CAP   Trust Fund
        Class    Days    Interest   Interest Shortfall    Interest          Adjustment       Shortfall   Expenses
       -----------------------------------------------------------------------------------------------------------
         A-1       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-2       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-3       0           0.00               0.00           0.00                  0.00       0.00        0.00
        A-1-A      0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-M       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-J       0           0.00               0.00           0.00                  0.00       0.00        0.00
         A-X       0           0.00               0.00           0.00                  0.00       0.00        0.00
        A-SP       0           0.00               0.00           0.00                  0.00       0.00        0.00
          B        0           0.00               0.00           0.00                  0.00       0.00        0.00
          C        0           0.00               0.00           0.00                  0.00       0.00        0.00
          D        0           0.00               0.00           0.00                  0.00       0.00        0.00
          E        0           0.00               0.00           0.00                  0.00       0.00        0.00
          F        0           0.00               0.00           0.00                  0.00       0.00        0.00
          G        0           0.00               0.00           0.00                  0.00       0.00        0.00
          H        0           0.00               0.00           0.00                  0.00       0.00        0.00
          J        0           0.00               0.00           0.00                  0.00       0.00        0.00
          K        0           0.00               0.00           0.00                  0.00       0.00        0.00
          L        0           0.00               0.00           0.00                  0.00       0.00        0.00
          M        0           0.00               0.00           0.00                  0.00       0.00        0.00
          N        0           0.00               0.00           0.00                  0.00       0.00        0.00
          O        0           0.00               0.00           0.00                  0.00       0.00        0.00
          P        0           0.00               0.00           0.00                  0.00       0.00        0.00
       -----------------------------------------------------------------------------------------------------------
        Totals                 0.00               0.00           0.00                  0.00       0.00        0.00
       -----------------------------------------------------------------------------------------------------------

                               Remaining Unpaid
                 Interest        Distributable
        Class  Distribution  Certificate Interest
       ------------------------------------------
         A-1           0.00                  0.00
         A-2           0.00                  0.00
         A-3           0.00                  0.00
        A-1-A          0.00                  0.00
         A-M           0.00                  0.00
         A-J           0.00                  0.00
         A-X           0.00                  0.00
        A-SP           0.00                  0.00
          B            0.00                  0.00
          C            0.00                  0.00
          D            0.00                  0.00
          E            0.00                  0.00
          F            0.00                  0.00
          G            0.00                  0.00
          H            0.00                  0.00
          J            0.00                  0.00
          K            0.00                  0.00
          L            0.00                  0.00
          M            0.00                  0.00
          N            0.00                  0.00
          O            0.00                  0.00
          P            0.00                  0.00
       -------------------------------------------
        Totals         0.00                  0.00
       -------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                           OTHER REQUIRED INFORMATION

     Available Distribution Amount                       0.00

     Aggregate Number of Outstanding Loans                  0
     Aggregate Unpaid Principal Balance of Loans         0.00
     Aggregate Stated Principal Balance of Loans         0.00

     Aggregate Amount of Servicing Fee                   0.00
     Aggregate Amount of Special Servicing Fee           0.00
     Aggregate Amount of Trustee Fee                     0.00
     Aggregate Stand-by Fee                              0.00
     Aggregate Paying Agent Fee                          0.00
     Aggregate Trust Fund Expenses                       0.00

     Additional Trust Fund Expenses/(Gains)              0.00

         Fees Paid to Special Servicer                   0.00
         Interest on Advances                            0.00
         Other Expenses of Trust                         0.00

     Appraisal Reduction Amount

                      Appraisal      Cumulative     Most Recent
         Loan         Reduction         ASER          App. Red.
        Number         Effected        Amount          Date
     ------------------------------------------------------------



     ------------------------------------------------------------
        Total
     ------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED

    INTEREST:
         Interest paid or advanced                                            0.00
         Interest reductions due to Non-Recoverability Determinations         0.00
         Interest Adjustments                                                 0.00
         Deferred Interest                                                    0.00
         Net Prepayment Interest Shortfall                                    0.00
         Net Prepayment Interest Excess                                       0.00
         Extension Interest                                                   0.00
         Interest Reserve Withdrawal                                          0.00
                                                                                  ------------
             TOTAL INTEREST COLLECTED                                                     0.00

    PRINCIPAL:
         Scheduled Principal                                                  0.00
         Unscheduled Principal                                                0.00
             Principal Prepayments                                            0.00
             Collection of Principal after Maturity Date                      0.00
             Recoveries from Liquidation and Insurance Proceeds               0.00
             Excess of Prior Principal Amounts paid                           0.00
             Curtailments                                                     0.00
         Negative Amortization                                                0.00
         Principal Adjustments                                                0.00
                                                                                  ------------
             TOTAL PRINCIPAL COLLECTED                                                    0.00

    OTHER:
         Prepayment Penalties/Yield Maintenance                               0.00
         Repayment Fees                                                       0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Received                                             0.00
         Net Swap Counterparty Payments Received                              0.00
                                                                                  ------------
             TOTAL OTHER COLLECTED                                                        0.00
                                                                                  ------------
TOTAL FUNDS COLLECTED                                                                     0.00
                                                                                  ============

TOTAL FUNDS DISTRIBUTED

    FEES:
         Master Servicing Fee                                                 0.00
         Trustee Fee                                                          0.00
         Certificate Administration Fee                                       0.00
         Insurer Fee                                                          0.00
         Miscellaneous Fee                                                    0.00
                                                                                  ------------
             TOTAL FEES                                                                   0.00

    ADDITIONAL TRUST FUND EXPENSES:

         Reimbursement for Interest on Advances                               0.00
         ASER Amount                                                          0.00
         Special Servicing Fee                                                0.00
         Rating Agency Expenses                                               0.00
         Attorney Fees & Expenses                                             0.00
         Bankruptcy Expense                                                   0.00
         Taxes Imposed on Trust Fund                                          0.00
         Non-Recoverable Advances                                             0.00
         Other Expenses                                                       0.00
                                                                                  ------------
             TOTAL ADDITIONAL TRUST FUND EXPENSES                                         0.00

    INTEREST RESERVE DEPOSIT                                                              0.00

    PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

         Interest Distribution                                                0.00
         Principal Distribution                                               0.00
         Prepayment Penalties/Yield Maintenance                               0.00
         Borrower Option Extension Fees                                       0.00
         Equity Payments Paid                                                 0.00
         Net Swap Counterparty Payments Paid                                  0.00
                                                                                  ------------
             TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                                0.00
                                                                                  ------------
TOTAL FUNDS DISTRIBUTED                                                                   0.00
                                                                                  ============

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                                 RATINGS DETAIL

                                                    Original Ratings               Current Ratings (1)
                                            ------------------------------   -----------------------------
             Class             CUSIP         Fitch     Moody's     S & P      Fitch     Moody's     S & P
     -----------------------------------------------------------------------------------------------------
             A-1
             A-2
             A-3
            A-1-A
             A-M
             A-J
             A-X
             A-SP
              B
              C
              D
              E
              F
              G
              H
              J
              K
              L
              M
              N
              O
              P

          NR   -  Designates that the class was not rated by the above agency at the time of original issuance.
          X    -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
          N/A  -  Data not available this period.

     1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

  Fitch, Inc.                       Moody's Investors Service          Standard & Poor's Rating Services
  One State Street Plaza            99 Church Street                   55 Water Street
  New York, New York 10004          New York, New York 10007           New York, New York 10041
  (212) 908-0500                    (212) 553-0300                     (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                                SCHEDULED BALANCE

                                                 % of
      Scheduled           # of     Scheduled      Agg.       WAM                Weighted
       Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
       Totals
-------------------------------------------------------------------------------------------

                                    STATE (3)

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

                           DEBT SERVICE COVERAGE RATIO

                                                  % of
     Debt Service         # of     Scheduled      Agg.       WAM                Weighted
    Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
        Totals
-------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                 % of
                         # of     Scheduled      Agg.       WAM                 Weighted
   Property Type        Props.     Balance       Bal.       (2)       WAC      Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                  % of
       Note               # of     Scheduled      Agg.       WAM                Weighted
       Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    SEASONING

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
        Totals
-------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                 AGGREGATE POOL

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
       Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                  % of
Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
     Term                 loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
         Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
       Totals
------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
      Age of Most        # of      Scheduled      Agg.       WAM                Weighted
      Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
       Totals
-------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                                SCHEDULED BALANCE

                                                  % of
      Scheduled           # of     Scheduled      Agg.       WAM                Weighted
       Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
       Totals
-------------------------------------------------------------------------------------------

                                    STATE (3)

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

                           DEBT SERVICE COVERAGE RATIO

                                                  % of
     Debt Service         # of     Scheduled      Agg.       WAM                Weighted
    Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
        Totals
-------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                 % of
                         # of     Scheduled      Agg.       WAM                 Weighted
   Property Type         Props.    Balance       Bal.       (2)       WAC      Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                  % of
       Note               # of     Scheduled      Agg.       WAM                Weighted
       Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    SEASONING

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
        Totals
-------------------------------------------------------------------------------------------

     See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                     GROUP I

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
       Term (2)          loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                  % of
Remaining Stated          # of      Scheduled     Agg.        WAM                Weighted
     Term                 loans      Balance      Bal.        (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
    Totals
-------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization   # of      Scheduled       Agg.       WAM                Weighted
         Term            loans      Balance        Bal.       (2)       WAC     Avg DSCR(1)
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
       Totals
--------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
      Age of Most        # of      Scheduled      Agg.       WAM                Weighted
      Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
       Totals
-------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                                SCHEDULED BALANCE

                                                  % of
      Scheduled           # of     Scheduled      Agg.       WAM                Weighted
       Balance           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    STATE (3)

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       State             Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

                           DEBT SERVICE COVERAGE RATIO

                                                  % of
     Debt Service         # of     Scheduled      Agg.       WAM                Weighted
    Coverage Ratio       loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

                                                  % of
                         # of      Scheduled      Agg.       WAM                Weighted
   Property Type         Props.     Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    NOTE RATE

                                                  % of
       Note               # of     Scheduled      Agg.       WAM                Weighted
       Rate              loans      Balance       Bal.       (2)       WAC     Avg DSCR (1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                                    SEASONING

                                                  % of
                          # of     Scheduled      Agg.       WAM                Weighted
       Seasoning         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
       Totals
-------------------------------------------------------------------------------------------

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                    GROUP II

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                  % of
Anticipated Remaining    # of      Scheduled      Agg.       WAM                Weighted
       Term(2)           loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                                  % of
Remaining Stated         # of      Scheduled      Agg.       WAM                Weighted
     Term                loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                   % of
Remaining Amortization    # of      Scheduled      Agg.       WAM                Weighted
         Term             loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
--------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
       Totals
--------------------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

                                                  % of
      Age of Most        # of      Scheduled      Agg.       WAM                Weighted
      Recent NOI         loans      Balance       Bal.       (2)       WAC     Avg DSCR(1)
-------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------
       Totals
-------------------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                              MORTGAGE LOAN DETAIL

                                                                                                 Anticipated                 Neg.
  Loan                   Property                            Interest    Principal    Gross       Repayment     Maturity    Amort
 Number       ODCR       Type (1)       City       State     Payment      Payment     Coupon        Date          Date      (Y/N)
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------------

           Beginning      Ending        Paid      Appraisal    Appraisal     Res.      Mod.
  Loan     Scheduled     Scheduled      Thru      Reduction    Reduction    Strat.     Code
 Number     Balance       Balance       Date        Date        Amount       (2)       (3)
---------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------

                          (1) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

                          (2) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                          (3) MODIFICATION CODE

     1  - Maturity Date Extension
     2  - Amortization Change
     3  - Principal Write-Off
     4  - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                                   NOI DETAIL

                                                           Ending            Most          Most        Most Recent      Most Recent
  Loan                 Property                           Scheduled         Recent        Recent        NOI Start         NOI End
 Number       ODCR       Type        City     State        Balance        Fiscal NOI        NOI           Date              Date
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
 Total
-----------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                           PRINCIPAL PREPAYMENT DETAIL

                                            Principal Prepayment Amount                      Prepayment Penalities
                  Offering Document  ----------------------------------------  -------------------------------------------------
   Loan Number    Cross-Reference     Payoff Amount      Curtailment Amount     Percentage Premium    Yield Maintenance Charge
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                                HISTORICAL DETAIL

                                         Delinquencies
----------------------------------------------------------------------------------------------
 Distribution     30-59 Days     60-89 Days     90 Days or More      Foreclosure     REO
     Date        #    Balance   #    Balance    #      Balance      #    Balance  #    Balance
----------------------------------------------------------------------------------------------



          Delinquencies                    Prepayments             Rate and Maturities
--------------------------------   ---------------------------  --------------------------
 Distribution     Modifications    Curtailments      Payoff     Next Weighted Avg.
    Date        #      Balance     #    Balance    #   Balance   Coupon     Remit  WAM
------------------------------------------------------------------------------------------




Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                             DELINQUENCY LOAN DETAIL

                 Offering         # of                     Current    Outstanding    Status of
                 Document        Months     Paid Through    P & I        P & I        Mortgage
 Loan Number  Cross-Reference    Delinq.        Date       Advances    Advances **    Loan (1)
-----------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------

              Resolution                                  Current     Outstanding
               Strategy     Servicing     Foreclosure    Servicing     Servicing      Bankruptcy       REO
 Loan Number   Code (2)   Transfer Date      Date         Advances      Advances         Date          Date
-----------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

                          (1) STATUS OF MORTGAGE LOAN

     A  - Payment Not Received But Still in Grace Period
     B  - Late Payment But Less Than 1 Month Delinquent
     0  - Current
     1  - One Month Delinquent
     2  - Two Months Delinquent
     3  - Three or More Months Delinquent
     4  - Assumed Scheduled Payment (Performing Matured Loan)
     7  - Foreclosure
     9  - REO

                          (2) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed In Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                             Offering      Servicing  Resolution
 Distribution      Loan      Document       Transfer   Strategy    Scheduled    Property             Interest
     Date         Number  Cross-Reference    Date      Code (1)     Balance     Type (2)    State      Rate
--------------------------------------------------------------------------------------------------------------



                                        Net                                            Remaining
 Distribution      Loan     Actual   Operating    NOI             Note    Maturity   Amortization
     Date         Number   Balance     Income     Date    DSCR    Date      Date         Term
-------------------------------------------------------------------------------------------------




                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

                          (2) PROPERTY TYPE CODE

     MF - Multi-Family
     RT - Retail
     HC - Health Care
     IN - Industrial
     WH - Warehouse
     MH - Mobile Home Park
     OF - Office
     MU - Mixed Use
     LO - Lodging
     SS - Self Storage
     OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering       Resolution       Site
Distribution    Loan      Document        Strategy     Inspection                Appraisal  Appraisal    Other REO
    Date       Number  Cross-Reference    Code (1)        Date    Phase 1 Date     Date       Value   Property Revenue    Comment
------------------------------------------------------------------------------------------------------------------------------------




                          (1) RESOLUTION STRATEGY CODE

     1  - Modification
     2  - Foreclosure
     3  - Bankruptcy
     4  - Extension
     5  - Note Sale
     6  - DPO
     7  - REO
     8  - Resolved
     9  - Pending Return to Master Servicer
     10 - Deed in Lieu Of Foreclosure
     11 - Full Payoff
     12 - Reps and Warranties
     13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                              MODIFIED LOAN DETAIL

                     Offering
        Loan         Document      Pre-Modification   Post-Modification   Pre-Modification   Post-Modification
       Number     Cross-Reference       Balance            Balance          Interest Rate      Interest Rate
--------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
      Totals
-------------------------------------------------------------------------------------------------------------

        Loan      Modification
       Number         Date         Modification Description
-----------------------------------------------------------



-----------------------------------------------------------
      Totals
-----------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                             LIQUIDATED LOAN DETAIL

                Final Recovery      Offering
      Loan      Determination       Document       Appraisal    Appraisal    Actual         Gross
     Number          Date        Cross-Reference     Date         Value      Balance      Proceeds
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

                Gross Proceeds    Aggregate       Net       Net Proceeds              Repurchased
      Loan         as a % of     Liquidation  Liquidation     as a % of    Realized    by Seller
     Number     Actual Balance    Expenses *   Proceeds    Actual Balance    Loss        (Y/N)
---------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------
 Current Total
---------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 25 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                          Beginning                                      Amounts                                 Modification
                          Balance of   Aggregate   Prior Realized    Covered by Over-    Interest (Shortage)/    Adjustments /
 Distribution Prospectus the Loan at Realized Loss  Loss Applied   collateralization and  Excesses applied to  Appraisal Reduction
     Date        Id      Liquidation   on Loans    to Certificates  other Credit Support other Credit Support     Adjustment
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
 Current Total
----------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
----------------------------------------------------------------------------------------------------------------------------------

                            Additional
                           (Recoveries)/     Current Realized  Recoveries of  (Recoveries)/Realized
 Distribution Prospectus Expenses applied to  Loss Applied to Realized Losses    Loss Applied to
    Date         Id        Realized Losses     Certificates    Paid as Cash    Certificate Interest
------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------
Cumulative Total
------------------------------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 26 of 27

[WELLS FARGO LOGO]               CREDIT SUISSE COMMERCIAL MORTGAGE TRUST SERIES 2006-C2    For Additional Information please contact
                                                                                                  CTSLink Customer Service
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     (301) 815-6600
CORPORATE TRUST SERVICES                                                                   Reports Available on the World Wide Web
9062 OLD ANNAPOLIS ROAD                               SERIES 2006-C2                               @ www.ctslink.com/cmbs
COLUMBIA, MD 21045-1951
                                                                                           PAYMENT DATE:   06/16/2006
                         DETERMINATION DATE: 06/12/2006                                    RECORD DATE:    05/31/2006

                             SUPPLEMENTAL REPORTING



Copyright, Wells Fargo Bank, N.A.                                  Page 27 of 27

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                             CLASS A-1 CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
------------------------------------------------   --------    ---------    ---------    ---------    ----------
Issue Date.................................           100%        100%         100%         100%         100%
May 2007...................................            89          89           89           89           89
May 2008...................................            76          76           76           76           76
May 2009...................................            59          59           59           59           59
May 2010...................................            40          40           40           40           40
May 2011 and thereafter....................             0           0            0            0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                      3.2         3.2          3.2          3.2          3.1

                             CLASS A-2 CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
------------------------------------------------   --------    ---------    ---------    ---------    ----------
Issue Date.................................           100%        100%         100%         100%         100%
May 2007...................................           100         100          100          100          100
May 2008...................................           100         100          100          100          100
May 2009...................................           100         100          100          100          100
May 2010...................................           100         100          100          100          100
May 2011...................................            95          95           95           95           95
May 2012...................................            74          74           74           74           74
May 2013...................................            52          52           52           52           52
May 2014...................................            28          28           28           28           28
May 2015...................................             3           3            2            1            0
May 2016 and thereafter....................             0           0            0            0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                      7.0         7.0          7.0          7.0          7.0

                             CLASS A-3 CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
------------------------------------------------   --------    ---------    ---------    ---------    ----------
Issue Date.................................           100%        100%         100%         100%         100%
May 2007...................................           100         100          100          100          100
May 2008...................................           100         100          100          100          100
May 2009...................................           100         100          100          100          100
May 2010...................................           100         100          100          100          100
May 2011...................................           100         100          100          100          100
May 2012...................................           100         100          100          100          100
May 2013...................................           100         100          100          100          100
May 2014...................................           100         100          100          100          100
May 2015...................................           100         100          100          100           98
May 2016 and thereafter....................             0           0            0            0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.6         9.6          9.6          9.5          9.3

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                            CLASS A-1-A CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
------------------------------------------------   --------    ---------    ---------    ---------    ----------
Issue Date.................................           100%        100%         100%         100%         100%
May 2007...................................           100         100          100          100          100
May 2008...................................            99          99           99           99           99
May 2009...................................            99          99           99           99           99
May 2010...................................            98          98           98           98           98
May 2011...................................            91          91           91           91           91
May 2012...................................            90          90           90           90           90
May 2013...................................            89          89           89           89           89
May 2014...................................            88          88           88           88           88
May 2015...................................            86          86           86           86           86
May 2016 and thereafter....................             0           0            0            0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.1         9.0          9.0          9.0          8.7

                             CLASS A-M CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
------------------------------------------------   --------    ---------    ---------    ---------    ----------
Issue Date.................................           100%        100%         100%         100%         100%
May 2007...................................           100         100          100          100          100
May 2008...................................           100         100          100          100          100
May 2009...................................           100         100          100          100          100
May 2010...................................           100         100          100          100          100
May 2011...................................           100         100          100          100          100
May 2012...................................           100         100          100          100          100
May 2013...................................           100         100          100          100          100
May 2014...................................           100         100          100          100          100
May 2015...................................           100         100          100          100          100
May 2016 and thereafter....................             0           0            0            0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.8         9.8          9.7          9.7          9.5

                             CLASS A-J CERTIFICATES

                                   PREPAYMENTS

      FOLLOWING THE DISTRIBUTION DATE IN--          0% CPR      25% CPR      50% CPR      75% CPR      100% CPR
------------------------------------------------   --------    ---------    ---------    ---------    ----------
Issue Date.................................           100%        100%         100%         100%         100%
May 2007...................................           100         100          100          100          100
May 2008...................................           100         100          100          100          100
May 2009...................................           100         100          100          100          100
May 2010...................................           100         100          100          100          100
May 2011...................................           100         100          100          100          100
May 2012...................................           100         100          100          100          100
May 2013...................................           100         100          100          100          100
May 2014...................................           100         100          100          100          100
May 2015...................................           100         100          100          100          100
May 2016 and thereafter....................             0           0            0            0            0
WEIGHTED AVERAGE LIFE (IN YEARS)                      9.8         9.8          9.8          9.8          9.6

                                    EXHIBIT D

                           SCHEDULE OF REFERENCE RATES

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-C2, Class A-1, Class A-2, Class A-3, Class A-1-A, Class A-M and Class A-J will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream, Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including May 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including May 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     - borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (I.E., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                      Section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                      Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder--

     - provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     - provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     - can be treated as an "exempt recipient" within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (E.G., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE
                                    DEPOSITOR
           COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES,
                 ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES

     We are Credit Suisse First Boston Mortgage Securities Corp, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates issued by one or more issuing entities. These offers may be made through one or more different methods, including offerings through underwriters. The offered certificates will represent interests in only the trust related to the subject series of offered certificates and do not represent obligations of or interests in us, any of our affiliates, the sponsor or any of the sponsor's affiliates. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

             THE OFFERED CERTIFICATES:                              THE TRUST ASSETS:
The offered certificates will be issuable in        The assets of each of our trusts will include
series. Each series of offered certificates will-   mortgage loans secured by first and/or junior
                                                    liens on, or security interests in, various
     -    have its own series designation;          interests in commercial and multifamily real
                                                    properties.
     -    consist of one or more classes with
          various payment characteristics;

     -    evidence beneficial ownership interests
          in a trust established by us; and
                                                    Trust assets may also include letters of credit,
     -    be payable solely out of the related      surety bonds, insurance policies, guarantees,
          trust assets.                             reserve funds, guaranteed investment contracts,
                                                    interest rate exchange agreements, interest rate
No governmental agency or instrumentality will      cap or floor agreements, currency exchange
insure or guarantee payment on the offered          agreements, or other similar instruments and
certificates. Neither we nor any of our affiliates  agreements.
are responsible for making payments on the offered
certificates if collections on the related trust
assets are insufficient.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is March 7, 2006.

                                TABLE OF CONTENTS

                                                                              PAGE
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS .......      4
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE .........................      4
SUMMARY OF PROSPECTUS .....................................................      5
RISK FACTORS ..............................................................     13
CAPITALIZED TERMS USED IN THIS PROSPECTUS .................................     32
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP .......................     32
THE SPONSOR ...............................................................     33
USE OF PROCEEDS ...........................................................     33
DESCRIPTION OF THE TRUST FUND .............................................     34
YIELD AND MATURITY CONSIDERATIONS .........................................     55
DESCRIPTION OF THE CERTIFICATES ...........................................     60
DESCRIPTION OF THE GOVERNING DOCUMENTS ....................................     71
DESCRIPTION OF CREDIT SUPPORT .............................................     80
LEGAL ASPECTS OF MORTGAGE LOANS ...........................................     82
FEDERAL INCOME TAX CONSEQUENCES ...........................................     92
STATE AND OTHER TAX CONSEQUENCES ..........................................    125
ERISA CONSIDERATIONS ......................................................    125
LEGAL INVESTMENT ..........................................................    127
PLAN OF DISTRIBUTION ......................................................    129
LEGAL MATTERS .............................................................    130
FINANCIAL INFORMATION .....................................................    130
RATING ....................................................................    130
GLOSSARY ..................................................................    132

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K) and make copies of these documents at prescribed rates, at the public reference facility maintained by the SEC at its public reference room, 450 Fifth Street, NW., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the world wide web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

THE DEPOSITOR.....................................  We are Credit Suisse First Boston Mortgage Securities Corp.,
                                                    the depositor with respect to each series of certificates
                                                    offered by this prospectus. Our principal offices are
                                                    located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. We are a wholly-owned
                                                    subsidiary of Credit Suisse Management LLC, which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA),
                                                    Inc. See "Credit Suisse First Boston Mortgage Securities
                                                    Corp." herein.

                                                    All references to "we," "us" and "our" in this prospectus
                                                    are intended to mean Credit Suisse First Boston Mortgage
                                                    Securities Corp.

THE SPONSOR.......................................  Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with
                                                    respect to the trust fund. Column Financial, Inc. is a
                                                    wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA)
                                                    Inc. The principal offices of Column Financial, Inc. are
                                                    located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000. See "The Sponsor" herein.

                                                    In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

THE SECURITIES BEING OFFERED......................  The securities that will be offered by this prospectus and the related prospectus supplements consist of
                                                    commercial/multifamily mortgage pass-through certificates.
                                                    These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be
                                                    assigned an investment grade rating by at least one
                                                    nationally recognized statistical rating organization.
                                                    Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate
                                                    relative standing, signify investment grade. See "Rating."

                                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and
                                                    containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES....................  We may not publicly offer all the commercial/multifamily mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those
                                                    certificates, to place some privately with institutional
                                                    investors or to deliver some to the applicable seller as
                                                    partial consideration for the related mortgage assets. In
                                                    addition, some of those certificates may not satisfy the
                                                    rating requirement for offered certificates described under
                                                    "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...........................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                                    -    the issuance of each series of offered certificates;

                                                    -    the creation of and transfer of assets to the related
                                                         trust; and

                                                    -    the servicing and administration of those assets.

                                                    The parties to the governing document(s) for a series of
                                                    offered certificates will always include us and a trustee.
                                                    We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust
                                                    assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating
                                                    various reports to the holders of those offered
                                                    certificates.

                                                    If the trust assets for a series of offered certificates
                                                    include mortgage loans, the parties to the governing
                                                    document(s) will also include--

                                                    -    one or more master servicers that will generally be
                                                         responsible for performing customary servicing duties
                                                         with respect to those mortgage loans that are not
                                                         defaulted or otherwise problematic in any material
                                                         respect; and

                                                    -    one or more special servicers that will generally be
                                                         responsible for servicing and administering those
                                                         mortgage loans that are defaulted or otherwise
                                                         problematic in any material respect and real estate
                                                         assets acquired as part of the related trust with
                                                         respect to defaulted mortgage loans.

                                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                                    One or more primary servicers or sub-servicers may also be a party to the governing documents.

                                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer, primary servicer, sub-servicer (to the extent known) or manager for each series of offered certificates and their respective
                                                    duties. See "Description of the Governing Documents."

CHARACTERISTICS OF THE MORTGAGE ASSETS............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of
                                                    one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other
                                                    interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                                    -    rental or cooperatively-owned buildings with multiple
                                                         dwelling units or residential properties containing
                                                         condominium units;

                                                    -    retail properties related to the sale of consumer goods
                                                         and other products, or related to providing
                                                         entertainment, recreational or personal services, to
                                                         the general public;

                                                    -    office buildings;

                                                    -    hospitality properties;

                                                    -    casino properties;

                                                    -    health care-related facilities;

                                                    -    industrial facilities;

                                                    -    warehouse facilities, mini-warehouse facilities and
                                                         self-storage facilities;

                                                    -    restaurants, taverns and other establishments involved
                                                         in the food and beverage industry;

                                                    -    manufactured housing communities, mobile home parks and
                                                         recreational vehicle parks;

                                                    -    recreational and resort properties;

                                                    -    arenas and stadiums;

                                                    -    churches and other religious facilities;

                                                    -    parking lots and garages;

                                                    -    mixed use properties;

                                                    -    other income-producing properties; and/or

                                                    -    unimproved land.

                                                    The mortgage loans underlying a series of offered
                                                    certificates may have a variety of payment terms. For
                                                    example, any of those mortgage loans--

                                                    -    may provide for the accrual of interest at a mortgage
                                                         interest rate that is fixed over its term, that resets
                                                         on one or more specified dates or that otherwise
                                                         adjusts from time to time;

                                                    -    may provide for the accrual of interest at a mortgage
                                                         interest rate that may be converted at the borrower's
                                                         election from an adjustable to a fixed interest rate or
                                                         from a fixed to an adjustable interest rate;

                                                    -    may provide for no accrual of interest;

                                                    -    may provide for level payments to stated maturity, for
                                                         payments that reset in amount on one or more specified
                                                         dates or for payments that otherwise adjust from time
                                                         to time to accommodate changes in the mortgage interest
                                                         rate or to reflect the occurrence of specified events;

                                                    -    may be fully amortizing or, alternatively, may be
                                                         partially amortizing or nonamortizing, with a
                                                         substantial payment of principal due on its stated
                                                         maturity date;

                                                    -    may permit the negative amortization or deferral of
                                                         accrued interest;

                                                    -    may prohibit some or all voluntary prepayments or
                                                         require payment of a premium, fee or charge in
                                                         connection with those prepayments;

                                                    -    may permit defeasance and the release of real property
                                                         collateral in connection with that defeasance;

                                                    -    may provide for payments of principal, interest or
                                                         both, on due dates that occur monthly, bi-monthly,
                                                         quarterly, semi-annually, annually or at some other
                                                         interval; and/or

                                                    -    may have two or more component parts, each having
                                                         characteristics that are otherwise described in this
                                                         prospectus as being attributable to separate and
                                                         distinct mortgage loans.

                                                    Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real
                                                    properties located in the United States, its territories and possessions. However, some of those mortgage loans may be
                                                    secured by liens on real properties located outside the
                                                    United States, its territories and possessions, provided
                                                    that foreign mortgage loans do not represent more than 10%
                                                    of the related mortgage asset pool, by balance.

                                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be
                                                    originated by our affiliates. See "The Sponsor" herein.

                                                    Neither we nor any of our affiliates will guarantee or
                                                    insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state
                                                    otherwise in the related prospectus supplement, no
                                                    governmental agency or instrumentality will guarantee or
                                                    insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the
                                                    Trust Assets--Mortgage Loans."

                                                    In addition to the asset classes described above in this
                                                    "Characterization of the Mortgage Assets" section, we may
                                                    include other asset classes in the trust with respect to any series of offered certificates. We will describe the
                                                    specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus
                                                    supplement.

                                                    If 10% or more of pool assets are or will be located in any one state or other geographic region, we will describe in
                                                    the related prospectus supplement any economic or other
                                                    factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

                                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust
                                                    will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related
                                                    trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or
                                                    arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the
                                                    shortfall. For 90 days following the date of initial
                                                    issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of
                                                    the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down

                                                    the total principal balance of the related series of
                                                    certificates, as described in the related prospectus
                                                    supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS........................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in
                                                    that prospectus supplement, to acquire from the related
                                                    trust particular mortgage assets underlying a series of
                                                    certificates in exchange for--

                                                    -    cash that would be applied to pay down the principal
                                                         balances of certificates of that series; and/or

                                                    -    other mortgage loans that--

                                                         1.   conform to the description of mortgage assets in
                                                              this prospectus; and

                                                         2.   satisfy the criteria set forth in the related
                                                              prospectus supplement.

                                                    In addition, if so specified in the related prospectus
                                                    supplement, the related trustee may be authorized or
                                                    required, to apply collections on the mortgage assets
                                                    underlying a series of offered certificates to acquire new mortgage loans that--

                                                    -    conform to the description of mortgage assets in this
                                                         prospectus; and

                                                    -    satisfy the criteria set forth in the related
                                                         prospectus supplement.

                                                    No replacement of mortgage assets or acquisition of new
                                                    mortgage assets will be permitted if it would result in a
                                                    qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of
                                                    affected offered certificates.

                                                    If any mortgage loan in the specified trust fund becomes
                                                    delinquent as to any balloon payment or becomes a certain
                                                    number of days delinquent as specified in the related
                                                    prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any
                                                    applicable grace period) or becomes a specially serviced
                                                    mortgage loan as a result of any non monetary event of
                                                    default, then the related directing certificateholder, the special servicer or any other person specified in the
                                                    related prospectus supplement may, at its option, purchase that underlying mortgage loan from the trust fund at the
                                                    price and on the terms described in the related prospectus supplement.

                                                    In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the
                                                    underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

                                                    Further, if so specified in the related prospectus
                                                    supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage

                                                    loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with
                                                    respect to certain specified related mortgage loan
                                                    documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other
                                                    standard as is described in the related prospectus
                                                    supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage
                                                    loan from the related trust or substitute the affected
                                                    mortgage loan with another mortgage loan.

CHARACTERISTICS OF THE OFFERED CERTIFICATES.......  An offered certificate may entitle the holder to receive--

                                                    -    a stated principal amount;

                                                    -    interest on a principal balance or notional amount, at
                                                         a fixed, variable or adjustable pass-through rate;

                                                    -    specified, fixed or variable portions of the interest,
                                                         principal or other amounts received on the related
                                                         mortgage assets;

                                                    -    payments of principal, with disproportionate, nominal
                                                         or no payments of interest;

                                                    -    payments of interest, with disproportionate, nominal or
                                                         no payments of principal;

                                                    -    payments of interest or principal that commence only as
                                                         of a specified date or only after the occurrence of
                                                         specified events, such as the payment in full of the
                                                         interest and principal outstanding on one or more other
                                                         classes of certificates of the same series;

                                                    -    payments of principal to be made, from time to time or
                                                         for designated periods, at a rate that is--

                                                         1.   faster and, in some cases, substantially faster,
                                                              or

                                                         2.   slower and, in some cases, substantially slower,

                                                         than the rate at which payments or other
                                                         collections of principal are received on the
                                                         related mortgage assets;

                                                    -    payments of principal to be made, subject to available
                                                         funds, based on a specified principal payment schedule
                                                         or other methodology; or

                                                    -    payments of all or part of the prepayment or repayment
                                                         premiums, fees and charges, equity participations
                                                         payments or other similar items received on the related
                                                         mortgage assets.

                                                    Any class of offered certificates may be senior or
                                                    subordinate to one or more other classes of certificates of the same series, including a non-offered class of
                                                    certificates of that series, for purposes of some or all
                                                    payments and/or allocations of losses.

                                                    A class of offered certificates may have two or more
                                                    component parts, each having characteristics that are
                                                    otherwise described in this prospectus as being attributable to separate and distinct classes.

                                                    We will describe the specific characteristics of each class of offered certificates in the related prospectus
                                                    supplement. See "Description of the Certificates."


CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY RELATED
PROTECTION FOR THE OFFERED CERTIFICATES...........  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets
                                                    through the subordination of one or more other classes of
                                                    certificates of the same series or by other types of credit support. The other types of credit support may include a
                                                    letter of credit, a surety bond, an insurance policy, a
                                                    guarantee or a reserve fund. We will describe the credit
                                                    support, if any, for each class of offered certificates in the related prospectus supplement.

                                                    The trust assets with respect to any series of offered
                                                    certificates may also include any of the following
                                                    agreements--

                                                    -    guaranteed investment contracts in accordance with
                                                         which moneys held in the funds and accounts established
                                                         with respect to those offered certificates will be
                                                         invested at a specified rate;

                                                    -    interest rate exchange agreements, interest rate cap or
                                                         floor agreements, or other agreements and arrangements
                                                         designed to reduce the effects of interest rate
                                                         fluctuations on the related mortgage assets or on one
                                                         or more classes of those offered certificates; or

                                                    -    currency exchange agreements or other agreements and
                                                         arrangements designed to reduce the effects of currency
                                                         exchange rate fluctuations with respect to the related
                                                         mortgage assets and one or more classes of those
                                                         offered certificates.

                                                    We will describe the types of reinvestment, interest rate
                                                    and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                                    See "Risk Factors," "Description of the Trust Assets" and
                                                    "Description of Credit Support."

ADVANCES WITH RESPECT TO THE MORTGAGE ASSETS......  As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of
                                                    credit support and/or any other specified person may be
                                                    obligated to make, or may have the option of making,
                                                    advances with respect to the mortgage loans to cover--

                                                    -    delinquent scheduled payments of principal and/or
                                                         interest, other than balloon payments;

                                                    -    property protection expenses;

                                                    -    other servicing expenses; or

                                                    -    any other items specified in the related prospectus
                                                         supplement.

                                                    Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related
                                                    prospectus supplement. That

                                                    party may also be entitled to receive interest on its
                                                    advances for a specified period. See "Description of the
                                                    Certificates--Advances."

OPTIONAL TERMINATION..............................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or
                                                    obligated to purchase or sell any of the mortgage assets
                                                    underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated
                                                    party may be permitted or obligated to purchase or sell--

                                                    -    all the mortgage assets in any particular trust,
                                                         thereby resulting in a termination of the trust; or

                                                    -    that portion of the mortgage assets in any particular
                                                         trust as is necessary or sufficient to retire one or
                                                         more classes of offered certificates of the related
                                                         series.

                                                    See "Description of the Certificates--Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........  Any class of offered certificates will constitute or evidence ownership of--

                                                    -    regular interests or residual interests in a real
                                                         estate mortgage investment conduit under Sections 860A
                                                         through 860G of the Internal Revenue Code of 1986; or

                                                    -    interests in a grantor trust under subpart E of Part I
                                                         of subchapter J of the Internal Revenue Code of 1986.

                                                    See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS......................  If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement, you should review with your legal advisor whether the purchase or holding of
                                                    offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under
                                                    applicable law. See "ERISA Considerations."

LEGAL INVESTMENT..................................  If your investment activities are subject to legal investment laws and regulations, regulatory capital
                                                    requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and
                                                    consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" herein.

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     - the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     - investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

CERTAIN CLASSES OF THE OFFERED CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER THAN, ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

     If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

     When making an investment decision, you should consider, among other things--

     - the payment priorities of the respective classes of the certificates of the same series,

     - the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

     - the characteristics and quality of the mortgage loans in the related trust.

LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates" above and "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR OFFERED CERTIFICATES.

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might effect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS WILL AFFECT PAYMENTS ON YOUR OFFERED CERTIFICATES. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     THE TERMS OF THE UNDERLYING MORTGAGE LOANS DO NOT PROVIDE ABSOLUTE CERTAINTY AS REGARDS THE RATE, TIMING AND AMOUNT OF PAYMENTS ON YOUR OFFERED CERTIFICATES. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

     PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR OFFERED CERTIFICATES; AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     -    that principal prepayments on the related mortgage loans will be made;

     - of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     - of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     MANY OF THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES WILL BE NONRECOURSE. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     - the sufficiency of the net operating income of the applicable real property;

     - the market value of the applicable real property at or prior to maturity; and

     - the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     MANY RISK FACTORS ARE COMMON TO MOST OR ALL MULTIFAMILY AND COMMERCIAL PROPERTIES. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     -    the age, design and construction quality of the property;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    the characteristics of the neighborhood where the property is located;

     -    the proximity and attractiveness of competing properties;

     -    the existence and construction of competing properties;

     -    the adequacy of the property's management and maintenance;

     - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     -    demographic factors;

     -    customer tastes and preferences;

     -    retroactive changes in building codes; and

     - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     - an increase in interest rates, real estate taxes and other operating expenses;

     - an increase in the capital expenditures needed to maintain the property or make improvements;

     - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     -    an increase in vacancy rates;

     -    a decline in rental rates as leases are renewed or replaced; and

     - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     -    the length of tenant leases;

     -    the creditworthiness of tenants;

     -    the rental rates at which leases are renewed or replaced;

     -    the percentage of total property expenses in relation to revenue;

     - the ratio of fixed operating expenses to those that vary with revenues; and

     - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     THE SUCCESSFUL OPERATION OF A MULTIFAMILY OR COMMERCIAL PROPERTY DEPENDS ON TENANTS. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     - to pay for maintenance and other operating expenses associated with the property;

     - to fund repairs, replacements and capital improvements at the property; and

     - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     -    an increase in tenant payment defaults;

     - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     - an increase in the capital expenditures needed to maintain the property or to make improvements; and

     -    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     -    the business operated by the tenants;

     -    the creditworthiness of the tenants; and

     -    the number of tenants.

     DEPENDENCE ON A SINGLE TENANT OR A SMALL NUMBER OF TENANTS MAKES A PROPERTY RISKIER COLLATERAL. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     TENANT BANKRUPTCY ADVERSELY AFFECTS PROPERTY PERFORMANCE. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     THE SUCCESS OF AN INCOME-PRODUCING PROPERTY DEPENDS ON RELETTING VACANT SPACES. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS NOT. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including---

     -    changes in interest rates;

     -    the availability of refinancing sources;

     -    changes in governmental regulations, licensing or fiscal policy;

     -    changes in zoning or tax laws; and

     -    potential environmental or other legal liabilities.

     PROPERTY MANAGEMENT MAY AFFECT PROPERTY OPERATIONS AND VALUE. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     -    responding to changes in the local market;

     - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     -    operating the property and providing building services;

     -    managing operating expenses; and

     - ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     -    maintain or improve occupancy rates, business and cash flow;

     -    reduce operating and repair costs; and

     -    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     MAINTAINING A PROPERTY IN GOOD CONDITION MAY BE COSTLY. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     COMPETITION WILL ADVERSELY AFFECT THE PROFITABILITY AND VALUE OF AN INCOME-PRODUCING PROPERTY. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     -    rental rates;

     -    location;

     -    type of business or services and amenities offered; and

     -    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     -    offers lower rents;

     -    has lower operating costs;

     -    offers a more favorable location; or

     -    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY PRESENT SPECIAL RISKS. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. For example, a mortgaged real property may not be readily convertible due to restrictive covenants related to the property. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     -    the fair market value and condition of the underlying real property;

     -    the level of interest rates;

     -    the borrower's equity in the underlying real property;

     -    the borrower's financial condition;

     -    the operating history of the underlying real property;

     -    changes in zoning and tax laws;

     -    changes in competition in the relevant area;

     -    changes in rental rates in the relevant area;

     -    changes in governmental regulation and fiscal policy;

     -    prevailing general and regional economic conditions;

     -    the state of the fixed income and mortgage markets; and

     - the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     - any adverse economic developments that occur in the locale, state or region where the properties are located;

     -    changes in the real estate market where the properties are located;

     - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     - acts of nature, including hurricanes, floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either-

     - prohibit the related borrower from encumbering the related real property with additional secured debt, or

     - require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

     However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED

     CROSS-COLLATERALIZATION ARRANGEMENTS. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     -    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     PREPAYMENT PREMIUMS, FEES AND CHARGES. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     DUE-ON-SALE AND DEBT ACCELERATION CLAUSES. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     -    the related real property; or

     -    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     -    the default is deemed to be immaterial;

     -    the exercise of those remedies would be inequitable or unjust; or

     -    the circumstances would render the acceleration unconscionable.

     ASSIGNMENTS OF LEASES. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     DEFEASANCE. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all existing facilities considered to be "public accommodations" are required to meet certain federal requirements related to access and use by disabled persons such that the related borrower is required to take steps to remove architectural and communication barriers that are deemed "readily achievable" under the Americans with Disabilities Act of 1990. Factors to be considered in determining whether or not an action is "readily achievable" include the nature and cost of the action, the number of persons employed at the related mortgaged real property and the financial resources of the related borrower. To the extent a mortgaged real property securing an underlying mortgage loan does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. There can be no assurance that the related borrower will have the resources to comply with the requirements imposed by the Americans with Disabilities Act of 1990, which could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     -    breach of contract involving a tenant, a supplier or other party;

     -    negligence resulting in a personal injury; or

     -    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer) will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgage to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the availability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objection. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES.

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     -    war;

     -    riot, strike and civil commotion;

     -    terrorism;

     -    nuclear, biological or chemical materials;

     -    revolution;

     -    governmental actions;

     -    floods and other water-related causes;

     -    earth movement, including earthquakes, landslides and mudflows;

     -    wet or dry rot;

     -    vermin; and

     -    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or to reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CONDOMINIUMS CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON COMMERCIAL PROPERTIES THAT ARE NOT CONDOMINIUMS

     In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, due to the possible existence of multiple loss payees on any insurance policy covering such real property, there could be a delay in the restoration of the real property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     - that the results of the environmental testing were accurately evaluated in all cases;

     - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     -    tenants at the property, such as gasoline stations or dry cleaners; or

     - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     - agents or employees of the lender are deemed to have participated in the management of the borrower; or

     - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     - any condition on the property that causes exposure to lead-based paint; and

     - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in any of our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     INCLUSION OF TAXABLE INCOME IN EXCESS OF CASH RECEIVED. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     SOME TAXABLE INCOME OF A RESIDUAL INTEREST CAN NOT BE OFFSET UNDER THE INTERNAL REVENUE CODE OF 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     -    generally will not be reduced by losses from other activities;

     - for a tax-exempt holder, will be treated as unrelated business taxable income; and

     - for a foreign holder, will not qualify for any exemption from withholding tax.

     INDIVIDUALS AND CERTAIN ENTITIES SHOULD NOT INVEST IN REMIC RESIDUAL CERTIFICATES. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     -    individuals;

     -    estates;

     -    trusts beneficially owned by any individual or estate; and

     - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     TRANSFER LIMITATIONS. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     -    reduce monthly payments due under a mortgage loan;

     -    change the rate of interest due on a mortgage loan; or

     -    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     - you may have only limited access to information regarding your offered certificates;

     - you may suffer delays in the receipt of payments on your offered certificates; and

     - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN MANAGING MULTIPLE PROPERTIES.

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     - the real properties may be managed by property managers that are affiliated with the related borrowers;

     - the property managers also may manage additional properties, including properties that may compete with those real properties; or

affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     Credit Suisse First Boston Mortgage Securities Corp., the depositor, is a wholly-owned subsidiary of Credit Suisse Management LLC, which is a wholly-owned subsidiary of Credit Suisse (USA), Inc., which in turn is a wholly-owned subsidiary of Credit Suisse Holdings (USA), Inc., the ultimate parent. The depositor was incorporated in the State of Delaware on December 31, 1985. The depositor will create the trust fund and transfer the underlying mortgage loans to it. The principal executive offices of the depositor are located at Eleven Madison Avenue, New York, New York, 10010. Its telephone number is (212) 325-2000.

     The depositor's primary business is the securitization of commercial and residential mortgage loans. The depositor, with its commercial and residential mortgage lending affiliates, has been involved in the securitization of commercial and residential mortgage loans since 1987. As of October 2005, the total amount of commercial and residential mortgage securitization transactions involving the depositor since 2001 was approximately $119 billion. The depositor does not deal in any other business other than the securitization of mortgage loans. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

                                   THE SPONSOR

     Column Financial, Inc., a Delaware corporation, and an affiliate of the depositor, will act as a sponsor with respect to the trust fund. Column Financial, Inc. is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Credit Suisse (USA), Inc. The principal offices of Column Financial, Inc. are located at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

     Column's primary business is the underwriting, origination, acquisition and sale of mortgage loans secured by commercial or multifamily properties. Column sells the majority of the loans it originates through CMBS securitizations. Column, with its commercial mortgage lending affiliates, has been involved in the securitization of commercial mortgage loans since 1993. As of October, 2005, the total amount of commercial mortgage loans originated by Column since the inception of its commercial mortgage securitization program in 1993 was approximately $73 billion, which was originated for the purpose of securitizing such commercial mortgage loans in a securitization in which an affiliate of Column was the depositor. In its fiscal year ended 2004, Column originated $11 billion commercial mortgage loans, of which an amount in excess of $8 billion have been included in securitizations in which an affiliate of Column was the depositor.

     The commercial mortgage loans originated by Column include both fixed rate loans and floating rate loans and both conduit loans and large loans. Column primarily originates commercial, multifamily and residential mortgage loans.

     As a sponsor, Column originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of such mortgage loans by transferring such mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing trust fund for the related securitization. In coordination with Credit Suisse Securities (USA) LLC and other underwriters, Column works with rating agencies, loan sellers and servicers in structuring the securitization transaction. Column acts as sponsor, originator or mortgage loan seller in transactions in which it is sole sponsor and mortgage loan seller.

     Neither Column nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, Column and/or the related depositor contracts with other entities to service the loans on its behalf.

     In the related prospectus supplement, we will identify any additional sponsors for each series of offered certificates.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by

Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                          DESCRIPTION OF THE TRUST FUND

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund, and the certificates of each series will be backed by the assets of the related trust fund. The trust fund for each series will be held by the related trustee for the benefit of the related certificateholders. Each trust fund will generally be a common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a pooling and servicing agreement generally between the depositor, the trustee of the trust fund and the related master servicer and special servicer.

DESCRIPTION OF THE TRUST ASSETS

     The assets of each trust fund will primarily consist of various types of multifamily and/or commercial mortgage loans.

     Mortgaged real property that is security for an underlying mortgage loan included in the trust fund may also secure another mortgage loan that is either PARI PASSU with or subordinate to the underlying mortgage loan included in the trust fund. Such other PARI PASSU or subordinate mortgage loan may back another series of certificates. If so, we will provide information regarding the additional securities that is material to an understanding of their effect on the subject offered certificates, including:

     - the relative priority of the additional securities to the subject offered certificates and rights to the common mortgaged real property and their cash flows;

     - allocation of cash flow from the common mortgaged real property and any expenses or losses among the various series or classes; and

     - any cross-default and cross-collateralization provisions in the additional securities.

In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include other asset classes in a trust. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

ORIGINATOR[S]

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     We will identify in the related prospectus supplement any originator or group of affiliated originators (other than a sponsor or affiliate of a sponsor) that will be or is expected to be an originator of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MORTGAGE LOANS

     GENERAL. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     -    rental or cooperatively-owned buildings with multiple dwelling units;

     - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     -    office properties;

     - hospitality properties, such as hotels, motels and other lodging facilities;

     -    casino properties;

     - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     -    industrial properties;

     - warehouse facilities, mini-warehouse facilities and self-storage facilities;

     - restaurants, taverns and other establishments involved in the food and beverage industry;

     - manufactured housing communities, mobile home parks and recreational vehicle parks;

     - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     -    arenas and stadiums;

     -    churches and other religious facilities;

     -    parking lots and garages;

     -    mixed use properties;

     -    other income-producing properties; and

     -    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     - a fee interest or estate, which consists of ownership of the property for an indefinite period;

     - an estate for years, which consists of ownership of the property for a specified period of years;

     - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     -    shares in a cooperative corporation which owns the property; or

     -    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to the payment of real estate taxes; and

     - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     -    the period of the delinquency;

     -    any forbearance arrangement then in effect;

     -    the condition of the related real property; and

     - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     VARIOUS TYPES OF MULTIFAMILY AND COMMERCIAL PROPERTIES MAY SECURE MORTGAGE LOANS UNDERLYING A SERIES OF OFFERED CERTIFICATES. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     MULTIFAMILY RENTAL PROPERTIES. Factors affecting the value and operation of a multifamily rental property include--

     - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     -    the types of services offered at the property;

     -    the location of the property;

     - the characteristics of the surrounding neighborhood, which may change over time;

     - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     - the ability of management to provide adequate maintenance and insurance;

     -    the property's reputation;

     - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     -    the ability of management to respond to competition;

     - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     - the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     -    require written leases;

     -    require good cause for eviction;

     -    require disclosure of fees;

     -    prohibit unreasonable rules;

     -    prohibit retaliatory evictions;

     -    prohibit restrictions on a resident's choice of unit vendors;

     -    limit the bases on which a landlord may increase rent; or

     - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     - the related borrower's interest in multiple units in a residential condominium project; and

     -    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     COOPERATIVELY-OWNED APARTMENT BUILDINGS. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     -    mortgage loan payments;

     -    real property taxes;

     -    maintenance expenses; and

     -    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     -    maintenance payments from the tenant/shareholders; and

     - any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     RETAIL PROPERTIES. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     -    shopping centers;

     -    factory outlet centers;

     -    malls;

     -    automotive sales and service centers;

     -    consumer oriented businesses;

     -    department stores;

     -    grocery stores;

     -    convenience stores;

     -    specialty shops;

     -    gas stations;

     -    movie theaters;

     -    fitness centers;

     -    bowling alleys;

     -    salons; and

     -    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     -    to lower rents;

     -    to grant a potential tenant a free rent or reduced rent period;

     -    to improve the condition of the property generally; or

     - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     -    competition from other retail properties;

     - perceptions regarding the safety, convenience and attractiveness of the property;

     -    perceptions regarding the safety of the surrounding area;

     -    demographics of the surrounding area;

     - the strength and stability of the local, regional and national economies;

     -    traffic patterns and access to major thoroughfares;

     -    the visibility of the property;

     -    availability of parking;

     - the particular mixture of the goods and services offered at the property;

     -    customer tastes, preferences and spending patterns; and

     -    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     -    an anchor tenant's failure to renew its lease;

     -    termination of an anchor tenant's lease;

     - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     -    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     -    factory outlet centers;

     -    discount shopping centers and clubs;

     -    catalogue retailers;

     -    television shopping networks and programs;

     -    internet websites; and

     -    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     OFFICE PROPERTIES. Factors affecting the value and operation of an office property include--

     - the number and quality of the tenants, particularly significant tenants, at the property;

     - the physical attributes of the building in relation to competing buildings;

     - the location of the property with respect to the central business district or population centers;

     - demographic trends within the metropolitan area to move away from or towards the central business district;

     - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     -    the quality and philosophy of building management;

     -    access to mass transportation; and

     -    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     -    rental rates;

     - the building's age, condition and design, including floor sizes and layout;

     -    access to public transportation and availability of parking; and

     - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other basic building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     -    the cost and quality of labor;

     -    tax incentives; and

     -    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     HOSPITALITY PROPERTIES. Hospitality properties may involve different types of hotels and motels, including--

     -    full service hotels;

     -    resort hotels with many amenities;

     -    limited service hotels;

     - hotels and motels associated with national or regional franchise chains;

     - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     -    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     - the location of the property and its proximity to major population centers or attractions;

     -    the seasonal nature of business at the property;

     -    the level of room rates relative to those charged by competitors;

     -    quality and perception of the franchise affiliation;

     - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     -    the existence or construction of competing hospitality properties;

     -    nature and quality of the services and facilities;

     -    financial strength and capabilities of the owner and operator;

     - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     - increases in operating costs, which may not be offset by increased room rates;

     - the property's dependence on business and commercial travelers and tourism; and

     - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     -    the continued existence and financial strength of the franchisor;

     -    the public perception of the franchise service mark; and

     -    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     CASINO PROPERTIES. Factors affecting the economic performance of a casino property include--

     - location, including proximity to or easy access from major population centers;

     -    appearance;

     - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     -    the existence or construction of competing casinos;

     -    dependence on tourism; and

     -    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     - providing alternate forms of entertainment, such as performers and sporting events; and

     -    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     HEALTH CARE-RELATED PROPERTIES. Health-care related properties include--

     -    hospitals;

     -    skilled nursing facilities;

     -    nursing homes;

     -    congregate care facilities; and

     -    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     -    statutory and regulatory changes;

     -    retroactive rate adjustments;

     -    administrative rulings;

     -    policy interpretations;

     -    delays by fiscal intermediaries; and

     -    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     -    federal and state licensing requirements;

     -    facility inspections;

     -    rate setting;

     -    reimbursement policies; and

     - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     INDUSTRIAL PROPERTIES. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     - location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     - building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     WAREHOUSE, MINI-WAREHOUSE AND SELF-STORAGE FACILITIES. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     -    building design;

     -    location and visibility;

     -    tenant privacy;

     -    efficient access to the property;

     - proximity to potential users, including apartment complexes or commercial users;

     -    services provided at the property, such as security;

     -    age and appearance of the improvements; and

     -    quality of management.

     RESTAURANTS AND TAVERNS. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     - competition from facilities having businesses similar to a particular restaurant or tavern;

     - perceptions by prospective customers of safety, convenience, services and attractiveness;

     -    the cost, quality and availability of food and beverage products;

     - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     -    changes in demographics, consumer habits and traffic patterns;

     -    the ability to provide or contract for capable management; and

     - retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     -    segment;

     -    product;

     -    price;

     -    value;

     -    quality;

     -    service;

     -    convenience;

     -    location; and

     -    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     -    lower operating costs;

     -    more favorable locations;

     -    more effective marketing;

     -    more efficient operations; or

     -    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     - actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE PARKS. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     -    the number of comparable competing properties in the local market;

     -    the age, appearance and reputation of the property;

     -    the quality of management; and

     -    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     -    multifamily rental properties;

     -    cooperatively-owned apartment buildings;

     -    condominium complexes; and

     -    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     -    fixed percentages;

     -    percentages of increases in the consumer price index;

     -    increases set or approved by a governmental agency; or

     -    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     RECREATIONAL AND RESORT PROPERTIES. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     -    the location and appearance of the property;

     -    the appeal of the recreational activities offered;

     - the existence or construction of competing properties, whether or not they offer the same activities;

     - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     -    geographic location and dependence on tourism;

     - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     -    sensitivity to weather and climate changes; and

     -    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     ARENAS AND STADIUMS. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     -    the appeal of the particular event;

     -    the cost of admission;

     - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     - perceptions by prospective patrons of the safety of the surrounding area; and

     - the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     CHURCHES AND OTHER RELIGIOUS FACILITIES. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     PARKING LOTS AND GARAGES. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     -    the number of rentable parking spaces and rates charged;

     - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     -    the amount of alternative parking spaces in the area;

     -    the availability of mass transit; and

     - the perceptions of the safety, convenience and services of the lot or garage.

     UNIMPROVED LAND. The value of unimproved land is largely a function of its potential use. This may depend on--

     -    its location;

     -    its size;

     -    the surrounding neighborhood; and

     -    local zoning laws.

     DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     -    the successful operation of the related real property;

     - the related borrower's ability to refinance the mortgage loan or sell the related real property; and

     - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

     The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     -    make the loan payments on the related mortgage loan;

     -    cover operating expenses; and

     -    fund capital improvements at any given time.

     Operating revenues of a nonowner-occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     -    some health care-related facilities;

     -    hotels and motels;

     -    recreational vehicle parks; and

     - mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     -    warehouses;

     -    retail stores;

     -    office buildings; and

     -    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     -    increases in energy costs and labor costs;

     -    increases in interest rates and real estate tax rates; and

     -    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     - the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     - the income capitalization method, which takes into account the property's projected net cash flow; or

     -    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     - it is often difficult to find truly comparable properties that have recently been sold;

     - the replacement cost of a property may have little to do with its current market value; and

     - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Each of the mortgage loans included in one of our trusts will have the following features--

     -    an original term to maturity of not more than approximately 40 years;
          and

     - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     -    provide for no accrual of interest;

     - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     -    permit the negative amortization or deferral of accrued interest;

     - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     - prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

  - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     -    more general information in the related prospectus supplement; and

     - specific information in a report which will be filed with the Commission as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If 10% or more of the pool assets are or will be located in any one state or other geographic region, we will describe in the related prospectus supplement any economic or other factors specific to such state or region that may materially impact those pool assets or the cash flows from those pool assets.

     In addition, if any mortgage loan, or group of related mortgage loans, included in our trust relates to a single obligor (or group of affiliated obligors) and represents a material concentration of the asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     -    other mortgage loans that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans that--

     -    conform to the description of mortgage assets in this prospectus; and

     -    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     In addition, if so specified under circumstances described in the related prospectus supplement, any single holder or group of holders of a specified class of certificates or a servicer may have the option to purchase all of the underlying mortgage loans and all other property remaining in the related trust fund on any distribution date on which the total principal balance of the underlying mortgage loans is less than a specified percentage of the initial mortgage pool balance.

     Further, if so specified in the related prospectus supplement, we and/or another seller of mortgage loans may make or assign to the subject trust certain representations and warranties with respect to those mortgage loans and, upon notification or discovery of a breach of any such representation or warranty or a material defect with respect to certain specified related mortgage loan documents, which breach or defect materially and adversely affects the value of any mortgage loan (or such other standard as is described in the related prospectus supplement), then we or such other seller may be required to either cure such breach, repurchase the affected mortgage loan from the related trust or substitute the affected mortgage loan with another mortgage loan.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     - the subordination or one or more other classes of certificates of the same series;

     -    a letter of credit;

     -    a surety bond;

     -    an insurance policy;

     -    a guarantee; and/or

     -    a reserve fund.

     The amount and types of any credit support benefiting the holders of a class of offered certificates, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the related prospectus supplement for a series of certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     -    interest rate exchange agreements;

     -    interest rate cap agreements;

     -    interest rate floor agreements;

     -    currency exchange agreements; or

     - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     -    the price you paid for your offered certificates;

     -    the pass-through rate on your offered certificates; and

     -    the amount and timing of payments on your offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     -    the dates on which any balloon payments are due; and

     - the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     - be based on the principal balances of some or all of the mortgage assets in the related trust; or

     - equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     -    the availability of mortgage credit;

     - the relative economic vitality of the area in which the related real properties are located;

     -    the quality of management of the related real properties;

     -    the servicing of the mortgage loans;

     -    possible changes in tax laws; and

     -    other opportunities for investment.

     In general, those factors that increase--

     - the attractiveness of selling or refinancing a commercial or multifamily property; or

     - the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     -    prepayment lock-out periods; and

     - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     -    to convert to a fixed rate loan and thereby lock in that rate; or

     - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     -    realize its equity in the property;

     -    meet cash flow needs; or

     -    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     -    the relative importance of those factors;

     - the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     -    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     -    scheduled amortization; or

     -    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     - the projected weighted average life of each class of those offered certificates with principal balances; and

     - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     -    to refinance the loan; or

     -    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     -    the bankruptcy of the borrower; or

     - adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     NEGATIVE AMORTIZATION. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     FORECLOSURES AND PAYMENT PLANS. The weighted average life of and yield on your offered certificates will be affected by--

     - the number of foreclosures with respect to the underlying mortgage loans; and

     - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     - the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     ADDITIONAL CERTIFICATE AMORTIZATION. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     -    have the same series designation;

     -    were issued under the same Governing Document; and

     -    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     -    have the same class designation; and

     -    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     - a stated principal amount, which will be represented by its principal balance;

     - interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

     - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     - payments of principal, with disproportionate, nominal or no payments of interest;

     - payments of interest, with disproportionate, nominal or no payments of principal;

     - payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

     - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     - payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

     - payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     - payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     - payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     - payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage asset.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

INVESTOR REQUIREMENTS AND TRANSFER RESTRICTIONS

     A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so.

PAYMENTS ON THE CERTIFICATES

     GENERAL. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments or other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify--

     - the frequency of distribution on, and the periodic payment date for, that series;

     - the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular payment date; and

     - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     - the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     - any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

     - any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     - how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     - an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets (such as to reserve accounts, cash collateral accounts or expenses) and the purpose and operation of those requirements.

     PAYMENTS OF INTEREST. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     -    a specified fixed rate;

     - a rate based on the interest rate for a particular related mortgage asset;

     - a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     - a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     - a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     - a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     - a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     - a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     - the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     - a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of--

     -    a 360-day year consisting of twelve 30-day months;

     - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     - the actual number of days elapsed during each relevant period in a normal calendar year; or

     -    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     - based on the principal balances of some or all of the related mortgage assets; or

     - equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     PAYMENTS OF PRINCIPAL. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     -    payments of principal actually made to the holders of that class; and

     - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances or principal received or made with respect to the related mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     -    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to, various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     -    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     - delinquent payments of principal and/or interest, other than balloon payments;

     -    property protection expenses;

     -    other servicing expenses; or

     -    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     - any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     - at any other times and from any other sources as we may describe in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

     - Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, and (2) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

     - Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     - Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

     - Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

     Neither the depositor nor the master servicer intends to file with the Commission any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the Commission, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the Commission after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     - the payments made on that payment date with respect to the applicable class of offered certificates; and

     -    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     -    that calendar year; or

     - the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     - with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     - as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following--

     - the final payment or other liquidation of the last mortgage asset in that trust; and

     - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the purchase price.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all or most of the certificates, including all of the offered certificates of that particular series, for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     GENERAL. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. DTC is--

     -    a limited-purpose trust company organized under the New York Banking
          Law;

     -    a "banking corporation" within the meaning of the New York Banking
          Law;

     -    a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in over 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     HOLDING AND TRANSFERRING BOOK-ENTRY CERTIFICATES. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     ISSUANCE OF DEFINITIVE CERTIFICATES. Unless we specify otherwise in the related prospectus supplement, beneficial owners of offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     - we notify DTC of our intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicer. One or more primary servicers or sub-servicers may also be party to the Governing Documents. We will identify in the related prospectus supplement the parties to the Governing Document for the related series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     As further described in the related prospectus supplement, at the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     - Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balloon loan, and

          5.   the outstanding principal balance.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things--

     - with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     -    that the unaffiliated seller had good title to each mortgage loan;

     - with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     - that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     - that each mortgage loan was current as to all required debt service payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will--

     - have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     - have a per annum interest rate not less than, and not more than 1% greater than, the per annum interest rate of the removed mortgage loan;

     - have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     - comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that--

     - those procedures are consistent with the terms of the related Governing Document; and

     - they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including--

     - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     -    ensuring that the related properties are properly insured;

     -    attempting to collect delinquent payments;

     -    supervising foreclosures;

     -    negotiating modifications;

     - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     - protecting the interests of certificateholders with respect to senior lienholders;

     - conducting inspections of the related real properties on a periodic or other basis;

     - collecting and evaluating financial statements for the related real properties;

     - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     -    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of--

     - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     -    mortgage loans as to which there is a material non-monetary default;

     -    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force, undischarged or unstayed for a specified number of days; and

     - real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer or other specified party, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     -    make the initial determination of appropriate action;

     -    evaluate the success of corrective action;

     -    develop additional initiatives;

     -    institute foreclosure proceedings and actually foreclose; or

     - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     -    performing property inspections; and

     -    collecting and evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     -    continuing to receive payments on the mortgage loan;

     -    making calculations with respect to the mortgage loan; and

     - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers or sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or subservicer with respect to a particular Mortgage Loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by such primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any primary servicer or sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each primary servicer or sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that will be or is expected to be a servicer of mortgage loans representing more than 10% of the related mortgage asset pool, by balance.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document. The Governing Document requires the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     - willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     -    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

     - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     -    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     - into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     - succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document will provide that any costs or expenses incurred by a party thereto in connection with an action to be taken by such party resulting from an event of default must be borne by the defaulting party, and if not paid by the defaulting party within a certain amount of time after the presentation of reasonable documentation of such costs and expenses, such expenses will be reimbursed by the trust fund, although the defaulting party will not thereby be relieved of its liability for such expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

     3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to maintain a rating or ratings assigned to a series of certificates;
          or

     5. to otherwise modify or delete existing provisions of the Governing Document.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     - reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     - modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     - alter the servicing standard set forth in the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning minimum capital and surplus.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     - the subordination of one or more other classes of certificates of the same series;

     - the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     -    the establishment of one or more reserve funds; or

     -    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     -    the nature and amount of coverage under that credit support;

     -    any conditions to payment not otherwise described in this prospectus;

     - any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     -    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     -    the terms of the mortgage;

     - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     -    the knowledge of the parties to the mortgage; and

     - in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     - a mortgagor, who is the owner of the encumbered interest in the real property; and

     -    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     -    the trustor, who is the equivalent of a mortgagor;

     -    the trustee to whom the real property is conveyed; and

     - the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     -    the express provisions of the related instrument;

     -    the law of the state in which the real property is located;

     -    various federal laws; and

     -    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     -    without a hearing or the lender's consent; or

     - unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     FORECLOSURE PROCEDURES VARY FROM STATE TO STATE. The two primary methods of foreclosing a mortgage are--

     -    judicial foreclosure, involving court proceedings; and

     - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     - all parties having a subordinate interest of record in the real property; and

     - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF PARTICULAR PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     - limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     -    upheld the reasonableness of the notice provisions; or

     - found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     NONJUDICIAL FORECLOSURE/POWER OF SALE. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     -    record a notice of default and notice of sale; and

     - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     RIGHTS OF REDEMPTION. The purposes of a foreclosure action are--

     -    to enable the lender to realize upon its security; and

     - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     ANTI-DEFICIENCY LEGISLATION. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     LEASEHOLD CONSIDERATIONS. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     - requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     COOPERATIVE SHARES. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     - reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     -    extend or shorten the term to maturity of the loan;

     - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     -    past due rent;

     -    accelerated rent;

     -    damages; or

     - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     -    assume the lease and either retain it or assign it to a third party;
          or

     -    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     - the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     - assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     - impose liability for releases of or exposure to asbestos-containing materials; and

     - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     - first, to the payment of court costs and fees in connection with the foreclosure;

     -    second, to real estate taxes;

     - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior liens.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     - the borrower may have difficulty servicing and repaying multiple loans;

     - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act of 1940 (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by the borrower, will not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of purchasing, owning and transferring the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft LLP (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     -    banks;

     -    insurance companies; and

     -    foreign investors.

     Further, this discussion does not address investors who treat items of income, expense gain or loss with respect to the offered certificates differently for book and tax purposes. This discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     - given with respect to events that have occurred at the time the advice is rendered; and

     -    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     - "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     - "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     GENERAL. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     - those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     - certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     - certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     QUALIFICATION AS A REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Day" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     -    whole mortgage loans, such as the mortgage loans;

     - certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain mortgage backed securities;

     - regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     - loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     - in exchange for any qualified mortgage within a three-month period thereafter; or

     - in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes--

     - a mortgage in default or as to which default is reasonably foreseeable;

     - a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     -    a mortgage that was fraudulently procured by the mortgagor; and

     - a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     -    one or more classes of regular interests; or

     - a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     -    a fixed number of basis points;

     -    a fixed percentage of the total interest; or

     - a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

     GENERAL. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     ORIGINAL ISSUE DISCOUNT. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued final regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     -    a single fixed rate;

     -    a qualified floating rate;

     -    an objective rate;

     - a combination of a single fixed rate and one or more qualified floating rates;

     - a combination of a single fixed rate and one qualified inverse floating rate; or

     - a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     -    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     -    the total amount of the DE MINIMIS original issue discount, and

     -    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day immediately preceding the following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     -    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is--

     -    the issue price of the certificate; increased by

     - the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     - the amount of all prior payments of amounts included in its stated redemption price.

     The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     MARKET DISCOUNT. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a DE MINIMIS amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include market discount in income currently with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     -    on the basis of a constant yield method;

     - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     PREMIUM. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "-- REMICs --Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     -    the purchase price paid for your certificate; and

     - the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     REALIZED LOSSES. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     - you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless; and

     -    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES.

     GENERAL. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     -    unrelated deductions against which income may be offset.

     See, however, the rules discussed below relating to--

     -    "excess inclusions";

     -    residual interests without "significant value"; and

     -    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     TAXABLE INCOME OF THE REMIC. The taxable income of a REMIC will equal--

     -    the income from the mortgage loans and other assets of the REMIC; plus

     - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     -    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the DE MINIMIS rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC residual certificate will be equal to--

     -    the amount paid for that REMIC residual certificate; increased by

     - amounts included in the income of the holder of that REMIC residual certificate; and decreased, but not below zero, by

     - distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these distributions, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     -    through distributions;

     -    through the deduction of any net losses of the REMIC; or

     - upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder, see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis if the certificate would have been in the hands of an original holder.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     - the daily portions of REMIC taxable income allocable to that certificate; over

     - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     -    the issue price of the certificate; increased by

     - the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     - any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     - will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     - will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     -    regulated investment companies;

     -    common trust funds; and

     -    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     - from the prospective transferee, providing certain representations as to its financial condition and providing a representation that it understands that, as the holder of the noneconomic interest, the transferee may incur tax liabilities in excess of cash flows generated by the residual interest and the transferee intends to pay the taxes associated with the residual interest as they become due; and

     - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future; and

     - from the prospective transferee, stating that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the REMIC residual certificate, is, in fact, not transferred to such permanent establishment or fixed base.

     In addition, the Treasury has issued final regulations, which require that one of the following two tests be satisfied in order to obtain safe harbor protection from possible disregard of a transfer of a REMIC residual certificate:

     - the present value of the anticipated tax liabilities associated with holding the REMIC residual interest were less than or equal to the sum of--

          1. the present value of any consideration given to the transferee to acquire the interest;

          2. the present value of the expected future distributions on the interest; and

          3. the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Present values would be computed using a discount rate equal to a short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     1. the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     2. the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer; and

     3. the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC residual interest will not be paid by the transferee.

Unless otherwise stated in the related prospectus supplement, the Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of the safe harbor, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--REMICs --Taxation of Owners of REMIC Residual
Certificates--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that have any non-United States persons as partners.

     MARK-TO-MARKET RULES. Regulations under Section 475 of the Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

     FOREIGNERS MAY NOT HOLD REMIC RESIDUAL CERTIFICATES. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     - 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

     - 80% of the amount of itemized deductions otherwise allowable for such year.

Such limitations will be phased out beginning in 2006 and eliminated in 2010.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     -    an individual,

     -    an estate or trust, or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     -    an individual;

     -    an estate or trust; or

     - a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     SALES OF REMIC CERTIFICATES. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     -    the cost of the certificate to that certificateholder; increased by

     - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     -    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     The Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     - the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale, the seller of that certificate--

     -    reacquires that same REMIC residual certificate;

     -    acquires any other residual interest in a REMIC; or

     - acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     -    the disposition of a non-defaulted mortgage loan,

     - the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     -    the receipt of compensation for services, or

     - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     -    the person has sufficient assets to do so; and

     - the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

     - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     - the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     -    events that have occurred up to the time of the transfer;

     -    the prepayment assumption; and

     - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     - the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     - the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     -    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     - a statement under penalties of perjury that the record holder is not a disqualified organization.

     If an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     -    the United States;

     -    any State or political subdivision thereof;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     -    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     - the residual interests in the entity are not held by disqualified organizations; and

     - the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     TERMINATION. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     -    income;

     -    deductions;

     -    gains;

     -    losses; and

     -    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     -    corporations;

     -    trusts;

     -    securities dealers; and

     -    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     - 30 days after the end of the quarter for which the information was requested; or

     -    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     -    income;

     -    excess inclusions;

     -    investment expenses; and

     -    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of these payments--

     - fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     -    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES. A holder of an offered certificate that is--

     -    a foreign person; and

     - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     -    owns 10% or more of one or more underlying mortgagors; or

     - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     -    foreign persons, or

     - United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     CLASSIFICATION OF GRANTOR TRUSTS. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     - A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     - A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               -    normal administration fees, and

               - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

          will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

   CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

     - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and

     - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     GRANTOR TRUST STRIP CERTIFICATES. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

   TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

     GENERAL. Holders of a particular series of grantor trust fractional interest certificates generally--

     - will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     - a class of grantor trust strip certificates is issued as part of the same series; or

     - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     -    a master servicer;

     -    a special servicer;

     -    any sub-servicer; or

     -    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     -    the treatment of certain stripped bonds as market discount bonds; and

     -    DE MINIMIS market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     -    the sum of all payments to be made on that certificate;

     -    other than qualified stated interest, if any; and

     - the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     - the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     - there is no original issue discount or only a DE MINIMIS amount of original issue discount; or

     - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     -    0.25% of the stated redemption price; and

     -    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     -    the stated redemption price of the mortgage loans; and

     -    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     - the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     -    the issue price of the mortgage loan; increased by

     - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     MARKET DISCOUNT. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a DE MINIMIS amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be DE MINIMIS and, if so, will be includible in income under DE MINIMIS rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     - be allocated among the payments of stated redemption price on the mortgage loan; and

     - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     -    the price paid for that grantor trust strip certificate by you; and

     - the projected payments remaining to be made thereon at the time of the purchase; plus

     - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     - the prepayment assumption we will disclose in the related prospectus supplement; and

     - a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     -    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     - the amount realized on the sale or exchange of a grantor trust certificate; and

     -    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     -    its cost; increased by

     - any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     -    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     -    entitle the holder to a specified principal amount;

     -    pay interest at a fixed or variable rate; and

     - are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     GRANTOR TRUST REPORTING. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     - the amount of servicing compensation received by a master servicer or special servicer; and

     - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 30, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a United States person and is classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     -    a custodian of a person's account;

     -    a nominee; and

     -    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     BACKUP WITHHOLDING. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     FOREIGN INVESTORS. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose various requirements on--

     -    Plans; and

     -    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans, are not subject to ERISA requirements. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     -    investment prudence and diversification; and

     -    compliance with the investing Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists.

     The types of transactions between Plans and Parties in Interest that are prohibited include--

     -    sales, exchanges or leases of property;

     -    loans or other extensions of credit; and

     -    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception occurs when the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons--

     - those with discretionary authority or control over the assets of the entity;

     - those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     - those who are affiliates of the persons described in the preceding two bullets.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     - has discretionary authority or control over the management or disposition of the assets of that Plan; or

     - provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgages and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     -    deemed to be a fiduciary with respect to the investing Plan; and

     -    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse Securities (USA) LLC will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse Securities (USA) LLC. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34, PTE 2000-58 and PTE 2002-41, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse Securities (USA) LLC or any person affiliated with Credit Suisse Securities (USA) LLC, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse Securities (USA) LLC or other underwriters.

INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This relief is in addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of certain classes of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and PTCE 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should--

     -    consider your general fiduciary obligations under ERISA; and

     -    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Code to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA offered certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA offered certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage related securities." As so defined, "commercial mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass through securities and mortgage derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage of assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book entry form, provisions which may restrict or prohibit investments in securities which are issued in book entry form.

     Except as to the status of certain classes of the offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows--

     - by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse Securities (USA) LLC, as specified in the related prospectus supplement;

     -    by placements by us with institutional investors through dealers; and

     -    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     - the obligations of the underwriters will be subject to various conditions precedent;

     - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     -    whether the price paid for those certificates is fair;

     - whether those certificates are a suitable investment for any particular investor;

     -    the tax attributes of those certificates or of the related trust;

     - the yield to maturity or, if they have principal balances, the average life of those certificates;

     - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-scheduled principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means--

     -    the United States;

     -    any State or political subdivision of the United States;

     -    any foreign government;

     -    any international organization;

     - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     - any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     -    any organization described in Section 1381(a)(2)(C) of the Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, Brussels, Belgium office, as operator of the Euroclear System.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "PASS-THROUGH ENTITY" means any--

     -    regulated investment company;

     -    real estate investment trust;

     -    trust;

     -    partnership; or

     - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means any retirement plan or other employee benefit plan, arrangement or account that is subject to the fiduciary responsibility provisions of the ERISA or Section 4975 of the Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA relating to what constitutes assets of a Plan.

     "PTCE" means a prohibited transaction class exemption issued by the U.S. Department of Labor.

     "PTE" means a prohibited transaction exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means--

     -    a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     -    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

[GRAPHIC OMITTED]

3.   LINCOLN ROAD RETAIL
     MIAMI BEACH, FL

[GRAPHIC OMITTED]

1B.  STERLING POINT
     HOUSTON, TX

[GRAPHIC OMITTED]

13.  CHINO SPECTRUM BUSINESS PARK
     CHINO, CA

[GRAPHIC OMITTED]

10.  LINCOLN GREEN APARTMENTS
     SAN ANTONIO, TX

[GRAPHIC OMITTED]

1D.  SOMERSET I & II
     HOUSTON, TX

[GRAPHIC OMITTED]

9.   STEVENSON RANCH PLAZA-PHASE I
     STEVENSON RANCH, CA

[GRAPHIC OMITTED]

178. COURTLAND RETAIL
     ARROYO GRANDE, CA

[GRAPHIC OMITTED]

5.   75 MAIDEN LANE
     NEW YORK, NY

[GRAPHIC OMITTED]

30.  BROOKFIELD I
     FARMINGTON HILLS, MI

[GRAPHIC OMITTED]

99.  ARBOR PLACE SHOPPING CENTER
     BIRMINGHAM, AL

[GRAPHIC OMITTED]

11.  BRECKENRIDGE SHOPPING CENTER
     CHESTER, VA

[GRAPHIC OMITTED]

65.  BRICK PROFESSIONAL BUILDING
     BRICK, NJ

[GRAPHIC OMITTED]

6.   SUMMIT HILL
     CHAPEL HILL, NC

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSMC 2006-C2.xls." The spreadsheet file "CSMC 2006-C2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that is used to present the information presented in and on Exhibits A-1 and A-2 to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

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                                TABLE OF CONTENTS


                              PROSPECTUS SUPPLEMENT

Important Notice about Information
   Presented in this Prospectus
   Supplement and the Accompanying
   Prospectus..............................................     S-4
Notice to Residents of the United
   Kingdom.................................................     S-4
Summary of Prospectus Supplement...........................     S-6
Risk Factors...............................................    S-32
Capitalized Terms Used in This
   Prospectus Supplement...................................    S-53
Forward-Looking Statements.................................    S-53
Affiliations...............................................    S-53
Description of the Issuing Entity..........................    S-53
Description of the Depositor...............................    S-55
Description of the Sponsor.................................    S-55
Description of the Underlying Mortgage
   Loans...................................................    S-56
Description of the Offered Certificates....................   S-111
Yield and Maturity Considerations..........................   S-137
The Series 2006-C2 Pooling and
   Servicing Agreement.....................................   S-142
Certain Legal Aspects of Mortgage
   Loans for Mortgaged Properties
   Located in Texas, California and North
   Carolina................................................   S-172
Federal Income Tax Consequences............................   S-173
ERISA Considerations.......................................   S-176
Legal Investment...........................................   S-179
Legal Matters..............................................   S-179
Rating.....................................................   S-179
Glossary...................................................   S-181


                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until 90 days after the commencement of the offering, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealer's obligation to deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.


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                                 $1,252,327,000
                                  (APPROXIMATE)


                            CREDIT SUISSE COMMERCIAL
                                 MORTGAGE TRUST
                                 SERIES 2006-C2


                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-C2


                        CLASS A-1, CLASS A-2, CLASS A-3,
                           CLASS A-1-A, CLASS A-M AND
                                    CLASS A-J


                           ---------------------------
                             FREE WRITING PROSPECTUS
                           ---------------------------


                                  CREDIT SUISSE


                              RBS GREENWICH CAPITAL


                               WACHOVIA SECURITIES


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